As filed with the Securities and Exchange Commission on July 11, 2007

Registration No. 333-143526

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LAPORTE BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Federal	6036	To be applied for
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

710 Indiana Avenue

LaPorte, Indiana 45350

(219) 362-7511

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Lee A. Brady

710 Indiana Avenue

LaPorte, Indiana 46350

(219) 362-7511

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Agent for Service)

Copies to:

Kip A. Weissman, Esq.

Marc P. Levy, Esq.

Luse Gorman Pomerenk & Schick, P.C.

5335 Wisconsin Avenue, N.W., Suite 400

Washington, D.C. 20015

(202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	2,985,392 shares	$10.00	$29,853,920(1)	$930(2)
Participation Interests	261,205 interests			(3)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Previously paid on June 5, 2007.

(3)	The securities of LaPorte Bancorp, Inc. to be purchased by The LaPorte Savings Bank 401(k) Plan are included in the amount shown for common stock. However, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

Interests in

SAVINGS PLAN FOR EMPLOYEES

OF THE LAPORTE SAVINGS BANK

Offering of Participation Interests in up to 261,205 Shares of

LAPORTE BANCORP, INC.

Common Stock

In connection with the adoption of a plan of reorganization from a mutual savings bank to a mutual holding company and stock issuance plan (the “Plan of Reorganization”) by The LaPorte Savings Bank, participants in the Savings Plan for Employees of The LaPorte Savings Bank (the “401(k) Plan”) are being permitted to invest all or a portion of their accounts in participation interests in the shares of common stock of LaPorte Bancorp, Inc. LaPorte Bancorp, Inc. has registered a number of participation interests through the 401(k) Plan in order to enable the trustee of the 401(k) Plan to purchase up to 261,205 shares of the common stock, assuming a purchase price of $10.00 per share. This prospectus supplement relates to the initial election of 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest all or a portion of their 401(k) Plan accounts in the LaPorte Bancorp, Inc. Stock Fund at the time of the stock offering.

LaPorte Bancorp, Inc.’s prospectus, dated                      , 2007, accompanies this prospectus supplement. It contains detailed information regarding the stock offering and the Plan of Reorganization, LaPorte Bancorp, Inc. common stock and the financial condition, results of operations and business of LaPorte Bancorp, Inc. and The LaPorte Savings Bank. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see “Risk Factors” beginning on page      of the attached prospectus.

The interests in the 401(k) Plan and the offering of the shares of common stock have not been approved or disapproved by the Office of Thrift Supervision, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by LaPorte Bancorp, Inc. of participation interests in shares of common stock pursuant to the 401(k) Plan. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. LaPorte Bancorp, Inc., The LaPorte Savings Bank and the 401(k) Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of shares of common stock shall under any circumstances imply that there has been no change in the affairs of LaPorte Bancorp, Inc., The LaPorte Savings Bank or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is                      , 2007.

THE STOCK OFFERING

Securities Offered

LaPorte Bancorp, Inc. is offering participation interests in shares of common stock of LaPorte Bancorp, Inc. acquired by the 401(k) Plan. The participation interests represent your indirect ownership of shares of LaPorte Bancorp, Inc.’s common stock through the 401(k) Plan. At the purchase price of $10.00 per share, the 401(k) Plan may acquire up to 261,205 shares of LaPorte Bancorp, Inc. common stock in the stock offering. Only employees of The LaPorte Savings Bank may become participants in the 401(k) Plan. Your investment in the shares of common stock of LaPorte Bancorp, Inc. in the stock offering through the LaPorte Bancorp, Inc. Stock Offering Option available under the 401(k) Plan is subject to the purchase priorities contained in the Plan of Reorganization of LaPorte Bancorp, Inc.

Information with regard to the 401(k) Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of LaPorte Bancorp, Inc. and The LaPorte Savings Bank is contained in the prospectus. The address of the principal executive office of The LaPorte Savings Bank is 710 Indiana Avenue, LaPorte, Indiana 46350-3461.

Election to Purchase Common Stock in the Stock Offering — Priorities	In connection with the stock offering, you may elect to transfer all or part of your account balances in the 401(k) Plan to the LaPorte Bancorp, Inc. Stock Offering Option, to be used to purchase shares of common stock issued in the stock offering. All 401(k) Plan participants are eligible to direct a transfer of funds to the LaPorte Bancorp, Inc. Stock Offering Option. However, such directions are subject to the purchase priorities in the Plan of Reorganization as follows: (1) eligible account holders (depositors whose deposit account(s) totaled $50.00 or more on December 31, 2005), (2) tax-qualified employee benefit plans of The LaPorte Savings Bank, including this 401(k) Plan and the employee stock ownership plan, (3) supplemental eligible account holders (depositors whose deposit account(s) totaled $50.00 or more on [March 31, 2007]), and (4) other members (depositors whose deposit account(s) totaled $50.00 or more on [April 30, 2007], who are not eligible account holders or supplemental eligible account holders. If you fall into subscription offering categories (1), (3) or (4), you have subscription rights to purchase shares of LaPorte Bancorp, Inc. common stock in the subscription offering and you may use funds in your account in the 401(k) Plan account to purchase the shares of LaPorte Bancorp, Inc. common stock. You are also permitted to purchase shares of LaPorte Bancorp, Inc. common stock in the subscription offering even though you are unable to purchase through subscription offering categories (1), (3) or (4) because LaPorte Bancorp, Inc. has determined to allow the 401(k) Plan to purchase shares through subscription offering category (2), reserved for its tax-qualified employee plans. The trustee of the 401(k) Plan will purchase shares of common stock in accordance with your directions. Prior to the conclusion of the subscription offering period, the amount or percentage that you elect to transfer from your existing

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account balances for the purchase of shares of common stock in the stock offering will be removed from your existing accounts and transferred to the LaPorte Bancorp, Inc. Stock Offering Option and will be invested in an interest-bearing money market account in the 401(k) Plan, pending the closing of the stock offering. While that amount is held in the LaPorte Bancorp, Inc. Stock Offering Option and invested in the money market account, it will not be available for any other purpose under the 401(k) Plan, meaning that no liquidation for a hardship withdrawal, plan loan, or distribution will be possible from the LaPorte Bancorp, Inc. Stock Offering Option during the subscription offering period. At the close of the stock offering, and subject to a determination as to whether all or any portion of your order may be filled (based on your purchase priority and whether the stock offering is oversubscribed), all or a portion of the amount or percentage that you have transferred to purchase stock in the stock offering will be applied to the purchase of shares of common stock. The amount applied to the purchase of common stock will become part of the new LaPorte Bancorp, Inc. Stock Fund.

In the event the stock offering is oversubscribed, i.e. there are more orders for shares of common stock than shares available for sale in the stock offering, and the trustee is unable to use the full amount allocated by you to purchase shares of common stock in the stock offering, the amount that cannot be invested in shares of common stock, and any interest earned, will be reinvested in the investment funds of the 401(k) Plan. The amount that cannot be applied to the purchase of shares of common stock in the stock offering and any interest your account earned, pending investment in shares of common stock, will be reinvested in accordance with your then existing investment election (in proportion to your investment direction for future contributions). If you fail to direct the investment of your account balances towards the purchase of any shares in connection with the stock offering, your account balances will remain in the investment funds of the 401(k) Plan as previously directed by you.

Value of Plan Assets	As of April 30, 2007, the market value of the assets of the 401(k) Plan was approximately $2,725,369, of which approximately $2,612,045 is eligible to purchase shares of common stock. A participant in the 401(k) Plan can determine the current value of his or her account balance under the 401(k) Plan by contacting The Principal Retirement Service Center at www.principal.com or by calling 1-800-547-7754.

Minimum Investment	In connection with the stock offering, the 401(k) Plan will permit you to direct the trustee to transfer all or part of the funds that represent your current beneficial interest in the assets of the 401(k) Plan to the LaPorte Bancorp, Inc. Stock Offering Option, subject to the minimum and maximum purchase limitations. The trustee of the 401(k) Plan will subscribe for shares of LaPorte Bancorp, Inc. common stock offered for sale in connection with the stock offering, in accordance with each participant’s direction. In order to purchase shares in the stock offering through the 401(k) Plan, the minimum investment is $250, which will purchase 25 shares. The maximum investment any individual can make, in the aggregate, through the 401(k) Plan and outside of the 401(k) Plan is $100,000, which will purchase 10,000 shares. These purchases, when aggregated with purchases made by you, your “Associates” or other persons “Acting in Concert” with you (as these terms are defined in the Prospectus) cannot exceed $300,000 in the aggregate, or 30,000 shares. The trustee will pay $10.00 per share, which will be the same price paid by all other persons who purchase shares in the stock offering.

How to Order

Enclosed is a Special Election Form on which you can elect to transfer all or a portion of your account balance in the 401(k) Plan to the LaPorte Bancorp, Inc. Stock Fund for the purchase of LaPorte Bancorp, Inc. common stock in connection with the stock offering, provided that your purchase at least 25 shares. If you wish to use all or part of your account balance in the 401(k) Plan to purchase common stock issued in the stock offering, you should indicate that decision on the Special Election Form. In order to direct the Trustee to purchase common stock in the stock offering, you may complete a Special Election Form indicating the dollar amount or whole percentage that you wish to have transferred from the various 401(k) investment funds into the LaPorte Bancorp, Inc. Stock Fund. Please note that you need not invest all the amounts that you have invested in the 401(k) Plan in the LaPorte Bancorp, Inc. Stock Fund.

You will file the Special Election Form with Debra S. Varnak, Vice President, Human Resources, at LaPorte Bancorp, Inc., 710 Indiana Avenue, LaPorte, Indiana 45350-3461. You must file the Special Election Form no later than 5:00 p.m., local time, on _____________ __, 2007. If you do not wish to make an election, you should check Box E on the Special Election Form and return the form to Debra S. Varnak, Vice President, Human Resources, as indicated above.

Order Deadline	If you wish to purchase common stock with your 401(k) Plan account balances, you must return your Special Election Form to Debra S. Varnak, Vice President, Human Resources, at LaPorte Bancorp, Inc., 710 Indiana Avenue, LaPorte, Indiana 45350-3461, to be received no later than 5:00 p.m., local time, on ___________________, 2007. You may return your Special Election Form by hand delivery, mail or by faxing it to (219) 326-6048, so long as it is returned by the time specified. This return date is earlier than the deadline for purchases made outside of the 401(k) Plan. In order to purchase shares outside the 401(k) Plan, you must complete and return a Stock Order Form along with payment by check or by authorizing withdrawal from your LaPorte Savings Bank deposit account(s) to the Stock Information Center no later than 12:00 p.m., local time, on _________________, 2007.

Irrevocability of Transfer Direction	Once you have made your election as described above, you may not change your election to transfer amounts to (or remove amounts from) the LaPorte Bancorp, Inc. Stock Offering Option for the purchase of stock in the stock offering. Your election is irrevocable.

Direction to Purchase or Sell Common Stock in the Future	You will be able to purchase participation interests after the stock offering through your investment in the LaPorte Bancorp, Inc. Stock Fund. You may direct that your future contributions or your account balance in the 401(k) Plan be transferred to the LaPorte Bancorp, Inc. Stock Fund. After the stock offering, the trustee of the 401(k) Plan will acquire shares of common stock in open market transactions at the prevailing price which may be less or more than $10.00 per share. After the stock offering, you will also have the ability to sell all or a portion of your interest in the LaPorte Bancorp, Inc. Stock Fund.

Special restrictions may apply to transfers directed to and from the LaPorte Bancorp, Inc. Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of LaPorte Bancorp, Inc. See “Securities and Exchange Commission Reporting and Short-Swing Profit Liability” on page 14 of this document for additional information.

Voting Rights With Respect to Shares of Common Stock	You will, on a confidential basis, be able to instruct the Trustee concerning the exercise of voting rights with respect to shares of common stock of LaPorte Bancorp, Inc. represented by your account.

DESCRIPTION OF THE 401(k) PLAN

Introduction

The LaPorte Savings Bank originally adopted the 401(k) Savings Plan effective as of July 1, 1994, and amended it most recently effective as of January 1, 2007. The 401(k) Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

The LaPorte Savings Bank intends that the 401(k) Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The LaPorte Savings Bank will adopt any amendments to the 401(k) Plan that may be necessary to ensure the continuing qualified status of the 401(k) Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act of 1974 (“ERISA”). The 401(k) Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the 401(k) Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The 401(k) Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the 401(k) Plan.

Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the 401(k) Plan. They are not complete and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees by filing a request with the 401(k) Plan Administrator c/o The LaPorte Savings Bank, 710 Indiana Avenue, LaPorte, Indiana 45350-3461.

Eligibility and Participation

Each employee of The LaPorte Savings Bank is eligible to participate in the 401(k) Plan upon reaching age 21. Participation in the 401(k) Plan begins on the next entry date, which is the first day of any calendar quarter.

As of April 30, 2007, there were 100 employees, former employees and beneficiaries eligible to participate in the Plan and 91 employees participating by making elective deferral contributions.

Contributions Under the 401(k) Plan

The 401(k) Plan provides for several kinds of contributions, including Elective Deferral Contributions, Matching Contributions made on behalf of employees who make Elective Deferral Contributions, Additional Matching Contributions, and Discretionary Contributions. Each type is summarized below. In determining contribution amounts under the 401(k) Plan, an employee’s annual compensation in excess of $225,000 is disregarded, as are certain other amounts of executive compensation.

Elective Deferral Contributions

As an eligible employee, you may elect to make an Elective Deferral Contribution by authorizing a reduction in the compensation you would otherwise receive by a specified amount. This amount is then deposited in your 401(k) Plan account. You make elect to contribute up to 75% of your eligible compensation. If you will be at least age 50 by the end of any calendar year, you may elect to contribute up to an additional $5,000 annually in this manner. You may change the amount of your Elective Deferral Contributions, including discontinuing or resuming them, by filing a form or by telephone or other electronic medium.

Matching Contributions.

Matching Contributions are provided at the rate of 50% to match your Elective Deferral Contributions under the 401(k), up to the first six percent of your compensation contributed as an Elective Deferral Contribution for each pay period. Additional Matching Contributions may be made to persons who are participants on the last day of the plan year.

Discretionary Contributions.

Discretionary Contributions may be made for each plan year in an amount determined by The LaPorte Savings Bank. Discretionary Contributions and forfeitures, if any, will be allocated as of the last day of the plan year, based on the participant’s annual pay for the plan year.

Rollover Contributions.

You may elect to roll over qualified distributions form another plan or a rollover IRA into the 401(k) Plan. IRS rules govern whether a distribution from another plan or an IRA qualifies for rollover into the 401(k) Plan, and you may be required to provide information to show that the distribution you wish to roll over qualifies under IRS rules. A participant may withdraw any part of his vested account resulting from Rollover Contributions at any time.

Limitations on Contributions

Limitations on Employee Salary Deferrals. For the plan year beginning January 1, 2007, the amount of your Elective Deferral Contributions may not exceed $15,500 per calendar year. This amount may be adjusted periodically by law, based on changes in the cost of living. Contributions in excess of this limit are known as excess deferrals. If you defer amounts in excess of this limitation, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

Catch-up Contributions. If you have made the maximum amount of regular Elective Deferral Contributions allowed by the 401(k) Plan or other legal limits and you have attained at least age 50 (or will reach age 50 prior to the end of the plan year), you are also eligible to make an additional catch-up contribution. You may authorize your employer to withhold a specified dollar amount of your compensation for this purposes. For 2007, the maximum catch-up contribution is $5,000.

Loans under the 401(k) Plan

You may apply for a loan under the 401(k) Plan, subject to the rules and limitations imposed by the Internal Revenue Code and the 401(k) Plan document. You may be granted 2 loans during any 12-month period. Only 2 loans may be outstanding at any time. The loan and any outstanding loan balance may not exceed the lesser of $50,000 or 50 percent of the employee’s vested account balance (reduced by the highest outstanding loan balance, if any, during the one-year period ending on the day before your new loan. Loans cannot be for a term greater than five years. The minimum amount of any loan is $1,000.

Vesting

Your vested interest in your Elective Deferral Contributions is always 100%. Your vested interest in any Matching Contributions, Additional Contributions and Discretionary Contributions becomes vested according to the following schedule:

Years of Vesting Service	Vested Interest
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5	100%

If you are employed by an employer under the 401(k) Plan when your reach normal retirement age, become disabled or die, your vested interest in all accounts will be 100%.

You are credited with a year of vesting service for each calendar year in which you complete 1,000 hours of service.

Withdrawals and Distributions from the 401(k) Plan

Applicable federal law requires the 401(k) Plan to impose substantial restrictions on the right of a Plan participant to withdraw amounts held for his or her benefit under the 401(k) Plan prior to the participant’s termination of employment with The LaPorte Savings Bank. A substantial federal tax penalty may also be imposed on withdrawals made prior to the participant’s attainment of age 59 1/2, regardless of whether such a withdrawal occurs during his or her employment with The LaPorte Savings Bank or after termination of employment. Upon attainment of age 59 1/2 you may withdraw any part of your vested account resulting from Elective Deferral Contributions, Matching Contributions, Additional Contributions, and Discretionary Contributions.

Withdrawals from your Plan Account Prior to Termination of Employment

Hardship Distributions. In certain circumstances, you may make a cash withdrawal from your Elective Deferral Contribution account (not including earnings credited after December 31, 1988) while you are still employed by an employer under the 401(k) Plan. In particular, if you incur an immediate and heavy financial need, you may apply for a hardship withdrawal. You may only make a hardship withdrawal if it is determined that the withdrawal is necessary to meet your financial need. Your hardship withdrawal may include amounts necessary to pay any federal, state or local income taxes or penalties expected to result from the withdrawal. The financial needs for which you can receive a hardship withdrawal are:

•	Medical expenses for you, your spouse, or your dependents for the diagnosis, cure, mitigation, treatment, or prevention of disease;

•	Purchase of your principal residence (not including mortgage payments)

•	Tuition payments, related educational fees, and room and board expenses of post-secondary education for you, your spouse, or your dependents;

•	Prevention of eviction from your principal residence or foreclosure on the mortgage of your principal residence;

•	Payment of funeral expenses for your parent, spouse, child, or dependent;

•	Expenses for the repair of damage to your principal residence that would qualify for a casualty loss deduction under the Internal Revenue Code.

You must show that the amount does not exceed the amount you need to meet your financial need, you must have obtained all other distributions and non-taxable loans available to you under any employer plan, and you must suspend your Elective Deferral Contributions for at least 6 months.

Retirement and the Start of Benefits

You may choose to have retirement benefits begin on or after your normal retirement date and before you cease to be an employee. Your normal retirement age is the later of age 60 or your age on the date five years after the first day of the plan year in which your earliest entry date occurred. Early retirement is not permitted under the 401(k) Plan.

Forms of Distribution for Retirement Benefits

The only forms of distribution available under the 401(k) Plan are a single sum payment and distribution in kind.

Investment of Contributions and Account Balances

All amounts credited to your accounts under the 401(k) Plan are held in the 401(k) Plan trust (the “Trust”), which is administered by the trustee appointed by The LaPorte Savings Bank’s Board of Trustees.

Prior to the effective date of the stock offering, you were provided the opportunity to direct the investment of your account into one of the following funds:

•	Stable Value Fund

•	Bond and Mortgage Separate Account

•	Russell LifePoints Conservative Strategy Separate Account

•	Russell LifePoints Moderate Strategy Separate Account

•	Russell LifePoints Balanced Strategy Separate Account

•	Russell LifePoints Growth Strategy Separate Account

•	Russell LifePoints Equity Growth Strategy Separate Account

•	LargeCap Value Separate Account

•	LargeCap Stock Index Separate Account

•	American Funds Growth Fund of America R3 Fund

•	MidCap Value Separate Account

•	MidCap Stock Index Separate Account

•	American Century Vista Advanced Fund

•	Small-Cap Value I Separate Account

•	Small-Cap Stock Index Separate Account

•	Fidelity Advisor Small Cap T Fund

•	American Funds EuroPacific Growth R3 Fund

You may change your investment directions once each business day. This may be done either by filing a form or by telephone or other electronic medium. You may also redirect the investment of your investment accounts such that a percentage or dollar amount of any one or more investment accounts may be transferred to any one or more other investment accounts either by filing a form or by telephone or other electronic medium.

In connection with the stock offering, the 401(k) Plan has been amended to provide that in addition to the funds specified above, you may direct the trustee, or its representative, to invest all or a portion of your account in the La Porte Bancorp, Inc. Common Stock Fund. The stock will trade on the NASDAQ Capital Market under the symbol “LPSB” upon conclusion of the stock offering. The annual return on equity for The LaPorte Savings Bank for the years 2006, 2005 and 2004 was 4.44%, 3.62% and (1.00%) respectively. The annual return on assets for The LaPorte Savings Bank for the years 2006, 2005 and 2004 was 0.43%, 0.34% and (0.09%), respectively.

Pending investment in shares of common stock, amounts allocated towards the purchase of shares in the stock offering will be held in the Money Market Separate Account-Standard. The long-term returns of the Money Market Separate Account-Standard as of [                 , 200__] were as follows: year-to-date:             %; 1-year:             %; 3-year:             %; 5-year:             %; 10-year:             %. In the event of an oversubscription that prevents you from purchasing all of the shares of common stock that you ordered in the stock offering, the amounts that you elected to invest but were unable to invest, plus any earnings on those amounts, will be reinvested among the other funds of the 401(k) Plan in accordance with your then existing investment election (in proportion to your investment direction for future contributions).

Following the stock offering, you may elect to have both past contributions and earnings, as well as future contributions to your account invested among the funds listed above and the LaPorte Bancorp, Inc. Stock Fund.

Performance History

The following table provides performance data with respect to the investment funds available under the 401(k) Plan through March 31, 2007:

AVERAGE ANNUALIZED RETURNS AS OF MARCH 31, 2007

Investment Option	Year to Date	1-Year	3-Year	5-Year	10-Year
Stable Value Fund [1]	0.99%	3.97%	3.63%	3.77%
Bond and Mortgage Separate Account	1.51%	6.45%	3.25%	5.32%	6.24%
Russell LifePoints Conservative Strategy Separate Account [2,3,4,5]	1.13%	5.85%	3.75%	4.21%	—
Russell LifePoints Moderate Strategy Separate Account [6,3,4,5]	1.41%	7.54%	6.23%	6.03%	—
Russell LifePoints Balanced Strategy Separate Account [7,3,4,5]	1.58%	9.53%	9.04%	8.10%	—
Russell LifePoints Growth Strategy Separate Account [8,3,4,5]	1.70%	10.61%	11.05%	8.82%	—
Russell LifePoints Equity Growth Strategy Separate Account [9,3,4,5]	1.72%	11.93%	13.16%	9.65%	—
LargeCap Value Separate Account [10,11]	0.34%	15.77%	11.84%	8.73%	—
LargeCap Stock Index Separate Account [12,13]	0.49%	11.16%	9.39%	5.59%	7.49%
American Funds Growth Fund of America R3 Fund [14]	1.29%	7.44%	11.27%	8.22%	12.70%
MidCap Value Separate Account [10,15]	3.72%	12.04%	14.45%	12.93%	—
MidCap Stock Index Separate Account [12,16]	5.65%	7.79%	12.65%	9.94%	—
American Century Vista Advanced Fund	6.56%	5.45%	10.23%	10.25%	9.40%
Small-Cap Value I Separate Account [17,10,18]	1.94%	6.29%	13.35%	—	—
Small-Cap Stock Index Separate Account [17,12,19]	3.06%	4.69%	13.18%	10.97%	—
Fidelity Advisor Small Cap T Fund [17]	5.87%	8.41%	12.90%	11.00%	—
American Funds EuroPacific Growth R3 Fund [20,14]	2.83%	16.20%	18.99%	15.07%	10.92%

1	Managed by Morley Financial Services, Inc. Effective December 1, 2006, any reference to Gartmore Morley Capital Management as investment advisor was replaced with Morley Financial Services, Inc. This is a name change only and does not affect the management, objective, or strategy of this investment option.

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2	Formerly Russell LifePoints Conservative Strategy (D) Separate Account.

3	Equity investment options involve greater risk, including heightened volatility, than fixed-income investment options. Fixed-income investment options are subject to interest rate risk, and their value will decline as interest rates rise.

4	Asset allocation does not guarantee a profit or protect against a loss. Investing in real estate, small-cap, international, and high-yield investment options involves additional risks.

5	The Separate Account invests in a mutual fund only. Performance results and investment expenses shown prior to July 31, 2001, are of the mutual fund only because the Separate Account was not available. Any present or past investment expenses charged by The Principal would have reduced the illustrated performance results. The mutual fund operating expenses for each Russell LifePoints Fund are reflected in the Total Investment Expense of the Separate Account as well as the operating expenses of the underlying mutual funds in which each LifePoints Fund invests. Based on the asset allocation of the LifePoints Funds outlined in the prospectus dated March 1, 2007, the weighted average operating expenses of the underlying funds are: Conservative Strategy Fund, 0.85%; Moderate Strategy Fund, 0.95%; Balanced Strategy Fund, 1.01%; Growth Strategy Fund, 1.06%; Equity Growth Strategy Fund, 1.13%. The operating expenses of the underlying mutual funds are included in Total Investment Expense and performance results shown for the Separate Account reflect the application of these expenses. For further information on all mutual fund expenses, see the prospectus of the underlying LifePoints fund. All voting rights associated with ownership of shares in the mutual fund are the rights of the Separate Account, not of contract holders investing in the Separate Account.

6	Formerly Russell LifePoints Moderate Strategy (D) Separate Account.

7	Formerly Russell LifePoints Balanced Strategy (D) Separate Account.

8	Formerly Russell LifePoints Aggressive Strategy (D) Separate Account.

9	Formerly Russell LifePoints Equity Aggressive Strategy (D) Separate Account.

10	This Separate Account invests solely in the institutional class shares of the Principal Investors Fund. All voting rights associated with ownership of shares in the mutual fund are the rights of the Separate Account, not of contract holders investing in the Separate Account. For further information on the underlying mutual fund, see the prospectus of the fund.

11	Effective March 1, 2006, Bank of New York is listed as a sub-advisor for managing the cash portion of this investment option.

12	Each index-based investment option is invested in the stocks of the index it tracks. Performance of indexes reflects the unmanaged result for the market segment the selected stocks represent. There is no assurance an index based investment option will match the performance of the index tracked.

13	S&P 500 is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by Principal Life Insurance Company and Principal Management Corporation. The product is not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the product.

14	These calculated returns reflect the historical performance if the oldest share class of the fund, adjusted to reflect a portion of the fees and expenses of this share class. Please see the fund’s prospectus for more information on specific expenses, and the fund’s most recent shareholder report for actual date of first sale. Expenses are deducted from income earned by the fund. As a result, dividends and investment results will differ for each share class.

15	Effective June 30, 2006, Jacobs Levy was added as an additional sub-advisor. Performance results displayed reflect all sub-advisors managing this portfolio during the time periods displayed.

16	S&P MidCap 400 is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by Principal Life Insurance Company and Principal Management Corporation. The product is not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the product.

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17	This investment option is subject to more fluctuation in value than other investment options with stock of larger, more stable companies.

18	Effective August 8, 2005, Mellon Equity was added as an additional sub-advisor. Performance results displayed reflect all sub-advisors managing this portfolio during the time periods displayed.

19	S&P SmallCap 600 is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by Principal Life Insurance Company and Principal Management Corporation. The product is not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the product.

20	This investment option is subject to additional risk due to fluctuating exchange rates, foreign accounting and financial policies, and other economic and political environments.

The following is a brief description of each of the 401(k) Plan’s investment funds. For more complete information with respect to a particular fund, you should request a prospectus for that fund. You may request a prospectus for a particular fund by contacting The Principal Retirement Service Center at www.principal.com or by calling 1-800-547-7754 for assistance from a retirement specialist.

Stable Value Fund. The Stable Value Fund seeks current income by investing primarily in insurance contracts issued by insurance companies, and investments from other financial institutions which offer stability of principal. It holds multiple duration securities with an average quality rating of AAA.

Bond and Mortgage Separate Account. The Bond and Mortgage Separate Account invests primarily in intermediate-term, fixed-income investments such as public and private corporate bonds, commercial and residential mortgages, assets-backed securities, and U.S. government and agency-backed securities. Value is added primarily through sector allocation and security selection. The fund may enter into reverse repurchase agreements to attempt to enhance portfolio return and income.

Russell LifePoints Conservative Strategy Separate Account. The Russell LifePoints Conservative Strategy Separate Account seeks high levels of current income and low long-term capital appreciation. The fund is a fund of funds, and diversifies assets by investing in class S shares of several other Frank Russell Investment Company funds. The fund’s management may modify the asset allocation and the selection of underlying funds from time to time. While the investment is nondiversified, it invests in diversified underlying holdings.

Russell LifePoints Moderate Strategy Separate Account. The Russell LifePoints Moderate Strategy Separate Account seeks high current income and moderate long-term capital appreciation. The fund is a fund of funds, and diversifies assets by investing in class S shares of several other Frank Russell Investment Company funds. The management may modify the asset allocation and the selection of underlying funds from time to time. While the investment is nondiversified, it invests in diversified underlying holdings.

Russell LifePoints Balanced Strategy Separate Account. The Russell LifePoints Balanced Strategy Separate Account seeks to provide above average capital appreciation and a moderate level of current income. The fund is a fund of funds, and diversifies assets by investing in class S shares of several other Frank Russell Investment Company funds. The management may modify the assets allocation and the selection of underlying funds from time to time. While the investment is nondiversified, it invests in diversified underlying holdings.

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Russell LifePoints Growth Strategy Separate Account. The Russell LifePoints Growth Strategy Separate Account seeks high long-term capital appreciation and low of current income. The fund is a fund of funds, and diversifies assets by investing in class S shares of several other Frank Russell Investment Company funds. The fund’s management may modify the assets allocation and the selection of underlying funds from time to time. While the investment is nondiversified, it invests in diversified underlying holdings.

Russell LifePoints Equity Growth Strategy Separate Account. The Russell LifePoints Equity Growth Strategy Separate Account seeks to provide above average capital appreciation and a moderate level of current income. The fund is a fund of funds, and diversifies assets by investing in class S shares of several other Frank Russell Investment Company funds. The fund’s management may modify the assets allocation and the selection of underlying funds from time to time. While the investment is nondiversified, it invests in diversified underlying holdings.

LargeCap Value Separate Account. The LargeCap Value Separate Account seeks long-term growth of capital. The fund normally invests at least 80% of assets in companies with large market capitalizations (with market capitalizations similar to companies in the Russell 1000 Value index (as of December 31, 2006, this range was between approximately $1.3 billion and $446.9 billion) at the time of purchase. It may invest up to 25% of its assets in securities of foreign companies.

LargeCap Stock Index Separate Account. The LargeCap Stock Index Separate Account normally invests the majority of assets in common stocks of companies that compose the S&P 500 index. The fund’s management attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as the S&P 500 index. Over the long term, the fund’s management seeks a very close correlation between the performance of the fund before expenses and that of the S&P 500 index.

American Funds Growth Fund of America R3 Fund. The American Funds Growth Fund of America R3 Fund seeks capital growth by investing in common stocks. It primarily invests in high potential growth companies. The fund may also invest up to 15% of assets in securities of issuers domiciled outside the United States and Canada and not included in Standard & Poor’s 500 Composite index. It may invest up to 10% of assets in lower quality nonconvertible debt securities.

MidCap Value Separate Account. The MidCap Value Separate Account seeks long-term growth of capital. The fund normally invests at least 80% of assets in common stocks of companies with a medium market capitalization (with market capitalizations similar to companies in the Russell MidCap Value index (as of December 31, 2006, this range was between approximately $1.3 billion and $19.3 billion) at the time of purchase. It may invest up to 25% of assets in securities of foreign companies.

MidCap Stock Index Separate Account. The MidCap Stock Index Separate Account normally invests the majority of assets in common stocks of companies that compose the S&P MidCap 400 index. The fund’s management attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as the S&P index. Over the long-term, management seeks a very close correlation between the performance of the Separate Account before expenses and that of the S&P 400 index.

American Century Vista Advanced Fund. The American Century Vista Advanced Fund seeks long-term capital growth. The fund primarily invests in companies the fund’s management believes will increase in value over time. It normally invests in companies that are medium-sized and

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smaller at the time of purchase, although it may purchase companies of any size. The fund may also purchase domestic and foreign preferred stocks, convertible debt securities, and equity-equivalent securities, nonleveraged stock index futures contracts and options, notes, bonds and other debt securities. It may invest in securities of foreign companies, including companies located in emerging markets.

Small-Cap Value I Separate Account. The Small-Cap Value I Separate Account seeks long-term capital appreciation. The fund normally invests at least 80% of assets in a diversified group of equity securities of U.S. companies with small market capitalizations (those with market capitalizations similar to companies in the Russell 2000 Value index or $2 billion) at the time of purchase. It may also invest up to 25% of assets in foreign securities.

Small-Cap Stock Index Separate Account. The Small-Cap Stock Index Separate Account seeks long-term growth of capital and normally invests the majority of assets in common stocks of companies that compose the S&P SmallCap 600 index. Management attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as the S&P 600 index. Over the long-term, management seeks a very close correlation between the performance of the fund before expenses and that of the S&P 600 index.

Fidelity Advisor Small Cap T Fund. The Fidelity Advisor Small Cap T Fund seeks long-term growth of capital. The fund normally invests at least 80% of assets in equity securities issued by companies with small market capitalizations. These companies generally have market capitalizations that fall within the range of the Russell 2000 index or the Standard & Poor’s SmallCap 600 index. It may invest in domestic and foreign issuers, as well as growth stocks, value stocks, or both.

American Funds EuroPacific Growth R3 Fund. The American Funds EuroPacific Growth R3 Fund seeks long-term growth of capital. The fund normally invests at least 80% of assets in securities of issuers located in Europe and the Pacific Basin. It considers a country to be part of the Pacific Basin if any of the country’s borders touch the Pacific Ocean. The fund may also hold cash, money market instruments and fixed-income securities.

An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

Investment in Common Stock of LaPorte Bancorp, Inc.

In connection with the stock offering, the 401(k) Plan now offers the LaPorte Bancorp, Inc. Stock Fund as an additional choice to the investment options described above. The LaPorte Bancorp, Inc. Stock Fund invests primarily in the shares of common stock of LaPorte Bancorp, Inc. In connection with the stock offering, you may, in the manner described earlier, direct the trustee to invest up to 100% of your plan account in the LaPorte Bancorp, Inc. Stock Fund as a one-time special election, subject to the maximum purchase limitations. Subsequent to the stock offering, you may elect to invest all or a portion of your payroll deduction contributions or matching contributions in the LaPorte Bancorp, Inc. Stock Fund; you may also elect to transfer into the LaPorte Bancorp, Inc. Stock Fund all or a portion of your accounts currently invested in other funds under the 401(k) Plan.

The LaPorte Bancorp, Inc. Stock Fund consists primarily of investments in the shares of common stock of LaPorte Bancorp, Inc. After the stock offering, the trustee of the 401(k) Plan will use all amounts held by it in the LaPorte Bancorp, Inc. Stock Fund to purchase additional shares of common stock of LaPorte Bancorp, Inc.

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As of the date of this prospectus supplement, none of the shares of LaPorte Bancorp, Inc. common stock have been issued or are outstanding. There is no established market for LaPorte Bancorp, Inc. common stock. Accordingly, there is no record of the historical performance of the LaPorte Bancorp, Inc. Stock Fund. Performance of the LaPorte Bancorp, Inc. Stock Fund depends on a number of factors, including the financial condition and profitability of LaPorte Bancorp, Inc. and The LaPorte Savings Bank and market conditions for shares of LaPorte Bancorp, Inc. common stock generally.

Investments in the LaPorte Bancorp, Inc. Stock Fund involve special risks common to investments in the shares of common stock of LaPorte Bancorp, Inc.

For a discussion of material risks you should consider, see “Risk Factors” beginning on page      of the attached prospectus.

Administration of the 401(k) Plan

The Trustee and Custodian. The Plan Trustees are Lori Potter, Executive Assistant, The LaPorte Savings Bank and Debra S. Varnak, Vice President & Human Resources Office, The LaPorte Savings Bank. Principal Trust Company, a subsidiary of Principal Financial Group, serves as custodian for all of the investment funds under the 401(k) Plan.

Plan Administrator. Pursuant to the terms of the 401(k) Plan, the 401(k) Plan is administered by the 401(k) Plan Administrator. The address of the 401(k) Plan Administrator is The LaPorte Savings Bank, Attention: Debra S. Varnak, Vice President & Human Resources Officer, 710 Indiana Avenue, LaPorte, Indiana 45350-3461, telephone (219) 362-7511. The 401(k) Plan Administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the 401(k) Plan, preparation and filing of all returns and reports relating to the 401(k) Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants. The 401(k) Plan Administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, any withdrawal or distribution activity and any adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

It is the intention of The LaPorte Savings Bank to continue the 401(k) Plan indefinitely. Nevertheless, The LaPorte Savings Bank may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then regardless of other provisions in the 401(k) Plan, you will have a fully vested interest in your accounts. The LaPorte Savings Bank reserves the right to make any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that The LaPorte Savings Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

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Merger, Consolidation or Transfer

In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the 401(k) Plan requires that you would, if either the 401(k) Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the 401(k) Plan had then terminated.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.

As a “tax-qualified retirement plan,” the Code affords the 401(k) Plan special tax treatment, including:

(1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

(2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3) earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

The LaPorte Savings Bank will administer the 401(k) Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59  1/2, and consists of the balance credited to participants under the 401(k) Plan and all other profit sharing plans (and in some cases all other stock bonus plans), if any, maintained by The LaPorte Savings Bank. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this Plan and any other profit sharing plans maintained by The LaPorte Savings Bank, which is included in the distribution.

LaPorte Bancorp, Inc. Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes LaPorte Bancorp, Inc. common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to LaPorte Bancorp, Inc. common stock, that is, the excess of the value of LaPorte Bancorp, Inc. common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of LaPorte Bancorp, Inc. common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of LaPorte Bancorp, Inc. common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or

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other taxable disposition of LaPorte Bancorp, Inc. common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of LaPorte Bancorp, Inc. common stock. Any gain on a subsequent sale or other taxable disposition of LaPorte Bancorp, Inc. common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities. There has been an important change in Federal law that provides specific rights concerning investments in employer securities, such as LaPorte Bancorp, Inc. common stock. Because you may in the future have investments in LaPorte Bancorp, Inc. Stock Fund under the 401(k) Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. Beginning in 2007, the 401(k) Plan must allow you to elect to move any portion of your account that is invested in the LaPorte Bancorp, Inc. Stock Fund from that investment into other investment alternatives under the 401(k) Plan. You may contact the Plan Administrator shown above for specific information regarding this new right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the 401(k) Plan are available to you if you decide to diversify out of the LaPorte Bancorp, Inc. Stock Fund.

The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the 401(k) Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in LaPorte Bancorp, Inc. common stock through the 401(k) Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the 401(k) Plan to help ensure that your retirement savings will meet your retirement goals.

Additional ERISA Considerations

As noted above, the 401(k) Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401(k) Plan’s assets by participants and beneficiaries. The 401(k)

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Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as The LaPorte Savings Bank, the 401(k) Plan Administrator, or the 401(k) Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your 401(k) Plan account.

Because you will be entitled to invest all or a portion of your account balance in the 401(k) Plan in LaPorte Bancorp, Inc. common stock, the regulations under Section 404(c) of ERISA require that the 401(k) Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as LaPorte Bancorp, Inc. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of LaPorte Bancorp, Inc., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of LaPorte Bancorp, Inc.’s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the LaPorte Bancorp, Inc. Stock Fund of the 401(k) Plan by officers, directors and persons beneficially owning more than 10% of the common stock of LaPorte Bancorp, Inc. generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by LaPorte Bancorp, Inc. of profits realized by an officer, director or any person beneficially owning more than 10% of LaPorte Bancorp, Inc.’s common stock resulting from non-exempt purchases and sales of LaPorte Bancorp, Inc. common stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the 401(k) Plan for six months following such distribution and are prohibited from directing additional purchases within the LaPorte Bancorp, Inc. Stock Fund for six months after receiving such a distribution.

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Financial Information Regarding Plan Assets

Financial information representing the assets available for plan benefits at December 31, 2005 and December 31, 2006, and changes in net assets available for benefits for the years ended December 31, 2005 and December 31, 2006, are available upon written request to the Plan Administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of the common stock has been passed upon by Luse Gorman Pomerenk & Schick, A Professional Corporation, Washington, D.C., which firm acted as special counsel to LaPorte Bancorp, Inc. in connection with LaPorte Bancorp, Inc.’s stock offering.

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PROSPECTUS	[LOGO]
LaPorte Bancorp, Inc.
(Holding Company for The LaPorte Savings Bank)
Up to 1,759,500 Shares of Common Stock

This is the initial public offering of shares of common stock of LaPorte Bancorp, Inc., a federally chartered corporation, which is being formed in connection with the reorganization of The LaPorte Savings Bank into the mutual holding company form of ownership. After the completion of the reorganization, stock offering and the merger of City Savings Financial Corporation with and into LaPorte Bancorp, Inc., approximately 55% of the outstanding common stock of LaPorte Bancorp, Inc. will be owned by LaPorte Savings Bank, MHC, our newly formed federally chartered mutual holding company parent company.

In addition to the shares we are offering to the public in our initial public offering, LaPorte Bancorp, Inc. will also issue 961,967 shares of its common stock to shareholders of City Savings Financial Corporation in connection with the merger of City Savings Financial Corporation with and into LaPorte Bancorp, Inc. City Savings Financial Corporation shareholders may elect to exchange each of their City Savings Financial Corporation common shares for either $34.00 in cash, 3.4 shares of LaPorte Bancorp, Inc. common stock, or a combination thereof, subject to the election and proration procedures set forth in the merger agreement provided that no more than 961,967 shares are issued in connection with the merger. The merger is contingent upon completion of the stock offering. If the merger is not completed, the stock offering can only be completed following approval by regulators and the depositors of The LaPorte Savings Bank of a revised stock offering, as well as a resolicitation of subscribers. We intend to have our common stock quoted on the NASDAQ Capital Market under the symbol “LPSB” upon conclusion of the stock offering.

If you are or were a depositor of The LaPorte Savings Bank:

•	You may have priority rights to purchase shares of LaPorte Bancorp, Inc. common stock.

If you are a participant in The LaPorte Savings Bank 401(k) Plan:

•	You may direct that up to 100% of your account balances in this plan be invested in shares of LaPorte Bancorp, Inc. common stock.

•	You will receive a separate supplement to this prospectus that describes your rights under the 401(k) Plan.

If you are a shareholder of City Savings Financial Corporation:

•

You may elect to receive shares of LaPorte Bancorp, Inc. common stock in exchange for your City Savings Financial Corporation common stock in connection with the merger, subject to election and proration procedures set forth in the merger agreement.

•	You will receive a separate proxy statement explaining the merger in more detail.

If you fit none of the categories above, but are interested in purchasing shares of our common stock:

•	You may have an opportunity to purchase shares of LaPorte Bancorp, Inc. common stock but only if shares remain available after priority orders are filled.

We are offering up to 1,759,500 shares of common stock for sale on a best efforts basis, subject to certain conditions. We must issue a minimum of 1,300,500 shares to complete the offering. The amount of capital being raised is based on an appraisal of The LaPorte Savings Bank. Many of the terms of this offering are required by regulations of the Indiana Department of Financial Institutions, Federal Deposit Insurance Corporation and Office of Thrift Supervision. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, the independent appraiser determines our market value has increased, we may sell up to 2,023,425 shares without giving you further notice or the opportunity to change or cancel your order.

The offering is scheduled to terminate at 12:00 Noon, Central time, on [DATE1], 2007. We may extend this termination date without notice to you until [DATE2], 2007, unless the Indiana Department of Financial Institutions, Federal Deposit Insurance Corporation and Office of Thrift Supervision approve a later date. Funds received before completion of the offering will be maintained at The LaPorte Savings Bank or, at our discretion, in an escrow account at another insured depository institution. All subscriptions received will earn interest at our passbook savings rate, which is currently 0.50% per annum.

The minimum purchase is 25 shares. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond [DATE2], 2007. If we extend the offering beyond [DATE2], 2007, all subscribers will have the opportunity to modify or rescind their subscriptions. If we intend to sell fewer than 1,300,500 shares or more than 2,023,425 shares (in each case after taking into account shares to be exchanged in the merger), we will set a new offering range and all subscribers will be notified and given the opportunity to confirm, change or cancel their orders.

In connection with the offering, we will acquire City Savings Financial in a merger and City Savings Financial’s wholly owned subsidiary, City Savings Bank, will be merged with and into our subsidiary, The LaPorte Savings Bank. In connection with the merger, City Savings Financial’s shareholders will be given the opportunity to exchange each of their shares of City Savings Financial common stock for $34.00 in cash or 3.4 shares of LaPorte Bancorp common stock, or a combination thereof, subject to the election and proration procedures set forth in the merger agreement. The aggregate deal cost of the merger is approximately $19.8 million, assuming that our shares have a value of $10.00 per share. To fund the merger, approximately $10.0 million of the stock offering proceeds will be used to fund the cash portion of the merger consideration and approximately $1.3 million will be used to terminate City Savings Financial’s existing non-stock benefit plans, pay out its employment agreements and cash out its stock options. City Savings Financial’s employee stock ownership plan will be terminated and the shares held therein converted into the merger consideration on the same basis as City Savings Financial’s outstanding common stock.

Keefe Bruyette & Woods, Inc. will use its best efforts to assist us in our selling efforts, but is not required to purchase any of the common stock that is offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering. All shares offered for sale are offered at a price of $10.00 per share.

We expect our current directors and executive officers, together with their associates, to subscribe for 88,500 shares, which equals an aggregate 5.0% of the shares offered for sale at the maximum of the offering range and 1.4% of the total shares outstanding, including 961,967 shares issued in the merger with City Savings Financial Corporation and 3,415,500 shares issued to LaPorte Savings Bank, MHC.

The Indiana Department of Financial Institutions, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision have [conditionally approved] our plan of reorganization and stock issuance plan. However, such approval does not constitute a recommendation or endorsement of this offering.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 21.

OFFERING SUMMARY

Price Per Share $10.00

	Minimum	Maximum	Maximum As Adjusted
Number of shares offered for sale	1,300,500	1,759,500	2,023,425
Number of shares issued to City Savings shareholders	961,967	961,967	961,967
Gross cash offering proceeds	$13,005,000	$17,595,000	$20,234,250
Estimated offering expenses, excluding underwriting fees (1)	$807,000	$807,000	$807,000
Estimated underwriting fees	$128,875	$181,663	$212,016
Estimated net cash proceeds	$12,069,125	$16,606,337	$19,215,234
Estimated net cash proceeds per share	$9.28	$9.44	$9.50

(1)

Keefe Bruyette & Woods, Inc. will receive a fee equal to 1.25% of the aggregated dollar amount of the shares of common stock sold in the subscription and community offerings, excluding shares sold to the employee stock ownership plan, the 401(k) plan, to our officers, employees and directors and members of their immediate families and in connection with the merger. For a description of the calculation of Keefe Bruyette & Woods, Inc.’s compensation for the stock offering, please see “The Stock Offering—Marketing Arrangements.”

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the Securities and Exchange Commission, the Office of Thrift Supervision, the Indiana Department of Financial Institutions, the Federal Deposit Insurance Corporation, nor any state securities regulator, has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Keefe Bruyette & Woods, Inc.

The date of this prospectus is             , 2007

[Map of applicable Indiana counties showing office locations of The LaPorte Savings Bank and separately identifying the branch offices of City Savings Bank appears here]

Summary

This summary highlights material information from this document and may not contain all the information that is important to you. To understand the stock offering and merger fully, you should read this entire document carefully. For assistance, please call our Stock Information Center at             .

The Companies

LaPorte Savings Bank, MHC

LaPorte Bancorp, Inc.

The LaPorte Savings Bank

710 Indiana Avenue

LaPorte, Indiana 46350

(219) 362-7511

LaPorte Savings Bank, MHC will be, upon the completion of our reorganization and stock offering, our federally chartered mutual holding company parent. As a mutual holding company, LaPorte Savings Bank, MHC will be a non-stock company. Upon completion of the offering and merger, LaPorte Savings Bank, MHC will own approximately 55% of LaPorte Bancorp’s common stock. As long as LaPorte Savings Bank, MHC exists, it will own a majority of the voting stock of LaPorte Bancorp and, through its board of directors, will be able to exercise voting control over most matters put to a vote of shareholders. Following the offering and merger, LaPorte Savings Bank, MHC is not expected to engage in any business activity other than owning a majority of the common stock of LaPorte Bancorp.

LaPorte Bancorp, Inc. will be the federally chartered mid-tier stock holding company formed by The LaPorte Savings Bank to be its holding company as part of the reorganization. This stock offering is being made by LaPorte Bancorp. LaPorte Bancorp will own all of The LaPorte Savings Bank’s capital stock and will direct, plan and coordinate The LaPorte Savings Bank’s business activities.

In March 2007, we entered into an Agreement and Plan of Merger pursuant to which LaPorte Bancorp, Inc. will acquire City Savings Financial Corporation, an Indiana corporation and sole shareholder of City Savings Bank, an Indiana savings bank headquartered in Michigan City, Indiana. In the future, LaPorte Bancorp might acquire or organize other operating subsidiaries, including other financial institutions or financial services companies, although it currently has no specific plans or agreements to do so.

The LaPorte Savings Bank is an Indiana chartered savings bank that operates from four full-service locations in LaPorte County, Indiana. We offer a variety of deposit and loan products as well as trust and investment services to individuals and small businesses, most of which are located in our primary market of LaPorte County, Indiana. The acquisition of City Savings Financial and its wholly owned subsidiary, City Savings Bank, will expand our market presence in LaPorte and Porter Counties, Indiana. At March 31, 2007, The LaPorte Savings Bank had total assets of $251.7 million, deposits of $184.2 million and total equity of $26.9 million on a consolidated basis.

Our website address is www.laportesavingsbank.com. Information on our website should not be considered a part of this prospectus.

Our Reorganization into a Mutual Holding Company and the Stock Offering

We do not have shareholders in our current mutual form of ownership. The reorganization is a series of transactions by which we will convert our corporate structure from our current status as a mutual savings bank to the mutual holding company form of ownership as follows: The LaPorte Savings Bank will become an Indiana-chartered stock savings bank subsidiary of LaPorte Bancorp and LaPorte Bancorp will be a majority-owned subsidiary of LaPorte Savings Bank, MHC. Our normal business operations will continue without interruption during the reorganization process and there will be no impact on our loans, deposits or other business services.

After the reorganization, LaPorte Savings Bank, MHC will be a mutual organization with governance similar to The LaPorte Savings Bank prior to the reorganization. As an Indiana stock savings bank, The LaPorte Savings Bank will continue to be subject to the regulation and supervision of the Indiana Department of Financial Institutions and the Federal Deposit Insurance Corporation. Also, upon consummation of the reorganization and offering, LaPorte Savings Bank, MHC and LaPorte Bancorp, Inc. will be registered with the Office of Thrift Supervision as savings and loan holding companies, and will be subject to Office of Thrift Supervision regulations, supervision and reporting requirements.

As part of the stock offering, we are offering between 1,300,500 and 1,795,500 shares of LaPorte Bancorp, Inc. common stock. The purchase price will be $10.00 per share. All investors will pay the same price per share in the offering. We may increase the amount of stock to be sold to 2,023,425 shares without any further notice to you.

Unlike a standard conversion transaction in which all of the common stock issued by the converting savings bank is sold to the public, only a minority of the stock is issued to the public in a mutual holding company reorganization. A majority of the outstanding common stock must be held by the mutual holding company. Consequently, the shares that we are permitted to issue in the offering represent a minority of our outstanding shares. Based on these restrictions and an evaluation of our capital needs, our board has decided to issue a total of approximately 45% of our outstanding shares of common stock in the offering and pursuant to the merger with City Savings Financial Corporation, and approximately 55% of our shares will be retained by LaPorte Savings Bank, MHC. Our board has determined that issuing a total of approximately 45% of our outstanding shares of common stock in the offering and merger would enable management to more effectively invest the capital raised. However, see “—Possible Conversion of LaPorte Savings Bank, MHC to Stock Form.”

The following chart shows our corporate structure following the reorganization and offering:

The reorganization is subject to the approval of The LaPorte Savings Bank’s depositors as well as the Indiana Department of Financial Institutions, Federal Deposit Insurance Corporation and Office of Thrift Supervision.

Acquisition of City Savings Financial

In connection with the offering, we will acquire City Savings Financial in a merger and City Savings Financial’s wholly owned subsidiary, City Savings Bank, will be merged with and into The LaPorte Savings Bank. In connection with the merger, City Savings Financial’s shareholders will be given the opportunity to exchange each of their shares of City Savings Financial common stock for $34.00 in cash or 3.4 shares of LaPorte Bancorp common stock, or a combination thereof, subject to the election and proration procedures set forth in the merger agreement. The aggregate deal cost of the merger is approximately $19.8 million, assuming that our shares have a value of $10.00 per share. To fund the merger, approximately $10.0 million of the stock offering proceeds will be used to fund the cash portion of the merger consideration and approximately $1.3 million will be used to terminate City Savings Financial’s existing non-stock benefit plans, pay out its employment agreements and cash out its stock options. City Saving Financial’s employee stock ownership plan will be terminated and the shares held therein converted into the merger consideration on the same basis as City Savings Financial’s outstanding common stock. Assuming 961,967 shares of LaPorte Bancorp, Inc. common stock are issued to City Savings Financial shareholders, such shareholders will own approximately 13.9% of the total shares of LaPorte Bancorp, Inc. common stock outstanding (including shares issued to LaPorte Savings Bank, MHC), at the maximum, as adjusted. In connection with the merger, two current directors of City Savings Financial will join the boards of directors of each of LaPorte Savings Bank, MHC, LaPorte Bancorp and The LaPorte Savings Bank.

City Savings Financial is the holding company for City Savings Bank, an Indiana chartered savings association. City Savings Bank’s primary business is gathering retail deposits and originating one- to four-family, residential real estate, commercial real estate, commercial business, construction, consumer and other loans. At March 31, 2007, City Savings Financial had total assets of $130.9 million, deposits of $95.0 million and total equity of $12.8 million on a consolidated basis.

The merger will increase The LaPorte Savings Bank’s deposit base and its loan portfolio, and provide The LaPorte Savings Bank with greater access to customers in LaPorte and Porter Counties, Indiana. In addition, the merger will permit The LaPorte Savings Bank to utilize a significant portion of the capital raised in the offering, while continuing to be a well capitalized institution for regulatory purposes.

The merger agreement sets forth many conditions to the completion of the merger that must be met. In the event those conditions cannot be met or are not waived, or other termination events occur that result in the merger agreement being terminated and the merger is not completed, the offering will be terminated and subscribers will have the opportunity to modify or rescind their subscriptions.

Our Business Strategy (page             )

Our business strategy is designed to enhance our status as a profitable, community-oriented financial institution. Highlights of this strategy include:

•	subject to market conditions, managing the average term to loan repricing and enhancing the yield of our loan portfolio,

•	using our knowledge of our local community and outstanding customer service to enhance our status as an independent community oriented institution;

•

expanding our franchise through our merger with City Savings Financial, and by opening additional branch offices in the future in order to help cover the increasing technological, regulatory and marketing costs required to compete in today’s marketplace;

•	pursuing opportunities to increase commercial real estate lending in our primary market area;

•	continuing to use conservative underwriting practices to maintain the high quality of our loan portfolio; and

•	managing interest rate risk.

Regulation and Supervision (page     )

LaPorte Savings Bank, MHC and LaPorte Bancorp will be subject to regulation, supervision and examination by the Office of Thrift Supervision. The LaPorte Savings Bank is subject to regulation by the Indiana Department of Financial Institutions and the Federal Deposit Insurance Corporation.

The Offering

Purchase Price

The purchase price is $10.00 per share. You will not pay a commission to buy any shares in the offering.

Number of Shares to be Sold

We are offering for sale between 1,300,500 and 1,759,500 shares of LaPorte Bancorp common stock in this offering. The amount of capital being raised is based on an appraisal of LaPorte Bancorp. Most of the terms of this offering are required by applicable regulations. With regulatory approval, we may increase the number of shares to be issued to 2,203,425 shares without giving you further notice or the opportunity to change or cancel your order. In considering whether to increase the offering size, the Office of Thrift Supervision, Indiana Department of Financial Institutions and Federal Deposit Insurance Corporation will consider the level of subscriptions, the views of our independent appraiser, our financial condition and results of operations and changes in market conditions.

In addition to the shares to be issued in this offering, we are also issuing up to 961,967 shares in connection with our acquisition of City Savings Financial Corporation.

How We Determined the Offering Range (page         )

We are offering between 1,300,500 and 1,759,500 shares, which we refer to as our offering range, based on an independent appraisal of our pro forma market value prepared by Keller & Co., Inc., an appraisal firm experienced in appraisals of financial institutions. Keller & Co. will receive fees totaling $32,000 for the preparation and delivery of the original appraisal report, plus reimbursement of out-of-pocket expenses and $1,000 for the preparation and delivery of each required updated appraisal report. Keller & Co. estimates that as of May 11, 2007, our pro forma market value on a fully converted basis, including shares issued to City Savings Financial, was between $47,869,670 and $61,369,670, with a midpoint of $54,619,670. The term “fully converted” means that Keller & Co. assumed that 100% of our common stock had been sold to the public, rather than the approximately 45% that will be issued in this offering and issued to City Savings Financial shareholders in connection with the merger.

In preparing its appraisal, Keller & Co. considered the information in this prospectus, including our consolidated financial statements, as well as the impact of the merger with City Savings Financial. Keller & Co. also considered the following factors, among others:

•	our historical, present and projected operating results and financial condition and the economic and demographic characteristics of our market area;

•

a comparative evaluation of the operating and financial statistics of The LaPorte Savings Bank with those of other similarly-situated, publicly-traded savings associations and savings association holding companies;

•	the effect of the capital raised in this offering on our net worth and earnings potential; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

Our Board of Directors determined that the common stock should be sold at $10.00 per share and that a total of approximately 45% of the shares of our common stock should be issued through the exchange of LaPorte Bancorp shares for shares of City Savings Financial in the merger and to the public through the offering.

Two measures that some investors use to analyze whether a stock might be a good investment are the ratio of the offering price to the issuer’s “tangible book value” and the ratio of the offering price to the issuer’s annual core earnings. Keller & Co. considered these ratios in preparing its appraisal, among other factors. Tangible book value is the same as total equity, less intangibles, and represents the difference between the issuer’s tangible assets and liabilities. Core earnings, for purposes of the appraisal, were defined as net earnings after taxes, excluding the after-tax portion of income from nonrecurring items. Keller & Co.’s appraisal also incorporates an analysis of a peer group of publicly traded fully converted savings associations and fully converted savings association holding companies that Keller & Co. considered to be comparable to us.

The following table presents a summary of selected pricing ratios for the peer group companies (all of which are mutual holding companies) and for us utilized by Keller & Co. in its appraisal. These ratios are based on earnings for the 12 months ended March 31, 2007, price to book value and price to tangible book value as of March 31, 2007 and are shown on a fully-converted equivalent basis.

	Price To Core Earnings Multiple		Price To Book Value Ratio	Price to Tangible to Book Value Ratio
LaPorte Bancorp (pro forma):
Minimum	40.63	x	70.72%	83.73%
Maximum	45.89	x	77.28%	89.07%
Maximum, as adjusted	48.39	x	80.24%	91.40%
Peer group companies as of May 11, 2007:
Average	28.56	x	89.90%	94.64%
Median	24.55	x	93.09%	94.26%

Compared to the average pricing ratios of the peer group at the maximum of the offering range, our stock would be priced at a premium of 60.68% to the peer group on a price-to-core earnings basis, a discount of 14.04% to the peer group on a price-to-book basis and a discount of 5.89% to the peer group on a price-to-tangible book basis. This means that, at the maximum of the offering range, a share of our common stock would be more expensive than the peer group based on an earnings per share basis and less expensive than the peer group based on a book value per share basis and a tangible book value per share basis.

The independent appraisal does not indicate market value. You should not assume or expect that the valuation described above means that our common stock will trade at or above the $10.00 purchase price after the public offering.

Mutual Holding Company Data

The following table presents a summary of selected pricing ratios for publicly traded mutual holding companies and the pricing ratios for us, without the ratios being adjusted to the hypothetical case of being fully converted.

	Non-Fully Converted Price To Core Earnings Multiple		Non-Fully Converted Price To Book Value Ratio	Non-Fully Converted Price to Tangible Book Value
LaPorte Bancorp (pro forma):
Minimum	54.78	x	104.53%	135.69%
Maximum	68.63	x	123.79%	157.13%
Maximum, as adjusted	76.32	x	133.59%	167.67%
Peer group companies as of May 11, 2007:(1)
Average	45.57	x	166.04%	182.35%
Median	38.70	x	161.79%	174.54%

(1)

The information for publicly traded mutual holding companies may not be meaningful for investors because it presents average and median information for mutual holding companies that issued a different percentage of their stock in their offerings than the up to 45% that we are issuing in the merger and offering to the public. In addition, the effect of stock repurchases also affects the ratios to a greater or lesser degree depending upon repurchase activity.

Possible Change in Offering Range (page         )

Keller & Co. will update its appraisal before we complete the offering provided that at our option, we may utilize up to 15% of the shares to be issued in the merger, in order to attain the required minimum number of shares needed to complete the offering. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, Keller & Co. determines that our pro forma market value has increased, we may sell up to 2,023,425 shares without further notice to you. If our pro forma market value including shares issued to City Savings Financial at that time is either below $47.9 million or above $69.1 million, then, after consulting with the Office of Thrift Supervision, Indiana Department of Financial Institutions and Federal Deposit Insurance Corporation we may: terminate the stock offering and promptly return all funds, set a new offering range and give all subscribers the opportunity to modify or rescind their purchase orders for shares of LaPorte Bancorp’s common stock; or take such other actions as may be permitted by the Office of Thrift Supervision, Indiana Department of Financial Institutions, Federal Deposit Insurance Corporation and the Securities and Exchange Commission.

Possible Termination of the Offering

We must sell a minimum of 1,300,500 shares to complete the offering. If we terminate the offering because the merger is terminated or because we fail to sell the minimum number of shares or for any other reason, we will promptly return your funds with interest at our passbook savings rate.

After-Market Performance of “First-Step” Mutual Holding Company Offerings

The following table provides information regarding the after-market performance of the “first-step” mutual holding company offerings completed from March 31, 2006 through May 11, 2007. “First-step” mutual holding company offerings are initial public offerings by companies in the mutual holding company form of organization.

				Appreciation From Initial Offering Price
Issuer (Market/Symbol)			Date of IPO	After 1 Day	After 1 Week	After 4 Weeks	Through May 11, 2007
UCBA	United Community Bancorp (MHC)	IN	03/31/06	8.00	8.40	5.50	25.00
LSBK	Lake Shore Bancorp Inc. (MHC)	NY	04/04/06	7.00	5.50	2.90	24.00
MFDB	Mutual Federal Bncp Inc. (MHC)	IL	04/06/06	11.30	10.00	14.00	33.00
NECB	Northeast Community Bncp (MHC)	NY	07/06/06	10.00	12.00	12.00	20.20
SCAY	Seneca-Cayuga Bncp Inc. (MHC)	NY	07/11/06	0.00	(1.50)	(7.00)	(4.00)
ROMA	Roma Financial Corp. (MHC)	NJ	07/12/06	41.00	24.00	46.60	62.70
FXCB	Fox Chase Bancorp Inc. (MHC)	PA	10/02/06	29.50	27.90	30.10	38.90
VPFG	ViewPoint Financial Grp (MHC)	TX	10/03/06	49.90	52.50	53.90	82.00
BFFI	Ben Franklin Financial Inc. (MHC)	IL	10/19/06	7.00	6.50	6.50	4.00
MSFN	Main Street Financial Corp (MHC)	MI	12/27/06	10.00	10.00	(2.50)	(4.00)
MSBF	MSB Financial Corp. (MHC)	NJ	01/05/07	23.00	21.50	19.30	15.20
PBCP	Polonia Bancorp (MHC)	PA	01/11/07	0.50	1.50	1.00	(1.00)
ORIT	Oritani Financial Corp. (MHC)	NJ	01/24/07	59.70	54.30	55.00	52.60
DLNO	Delanco Bancorp Ind.	NJ	04/02/07	0.00	0.00	(5.00)	(12.50)
SUGR	Sugar Creek Financial (MHC)	IL	04/04/07	0.00	0.00	6.00	5.00
TFSL	TFS Financial Corp (MHC)	OH	04/23/07	17.90	18.00	NA	23.30
			AVERAGE	17.18	16.98	15.89	22.78
			MEDIAN	10.00	10.00	6.50	21.75

This table is not intended to be indicative of how our stock may perform. Furthermore, this table presents only short-term price performance with respect to several companies that only recently completed their initial public offerings and may not be indicative of the longer-term stock price performance of these companies. Stock price appreciation is affected by many factors, including, but not limited to: general market and economic conditions; the interest rate environment; the amount of proceeds a company raises in its offering; and numerous factors relating to the specific company, including the experience and ability of management, historical and anticipated operating results, the nature and quality of the company’s assets, and the company’s market area. The companies listed in the table above may not be similar to LaPorte Bancorp, the pricing ratios for their stock offerings were in some cases different from the pricing ratios for LaPorte Bancorp’s common stock and the market conditions in which these offerings were completed were, in some cases, different from current market conditions. Also, none of the transactions set forth above involved a simultaneous acquisition. As a result, they were not subject to merger integration risk. Any or all of these differences may cause our stock to perform differently from these other offerings. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the “Risk Factors” section beginning on page         .

You should be aware that, in certain market conditions, stock prices of thrift initial public offerings have decreased. For example, as the above table illustrates, the stock of several companies traded at or below their initial offering price at various times through May 11, 2007. We can give you no assurance that our stock will not trade below the $10.00 purchase price or that our stock will perform similarly to other recent mutual to stock conversions.

Conditions to Completing the Offering

We are conducting the offering under the terms of our plan of reorganization and stock issuance plan. We cannot complete the offering unless we sell at least the minimum number of shares offered (of which 15% can be comprised of shares issued to City Savings Financial shareholders) and we receive the final approval of the Office of Thrift Supervision, the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions to complete the reorganization and offering, as well as the approval of our depositors. We also must consummate the merger.

Reasons for the Offering (page         )

Our primary reasons for this offering are to:

•	issue stock and raise capital to provide the stock and funds necessary to acquire City Savings Financial;

•

support future expansion through branching and possibly additional acquisitions, although there are no current plans, arrangements or understandings to acquire any other entities or acquire or build an branches, except that The LaPorte Savings Bank has purchased lots for potential new branches in Westville and Valparaiso, Indiana, and currently plans to open the Westville branch in 2008 and the Valparaiso branch in 2009;

•	enhance earnings through investing and leveraging the proceeds, through the acquisition of City Savings Financial, as well as traditional funding and lending activities; and

•	implement equity compensation plans to retain and attract qualified directors, officers and staff and to enhance our current compensation programs.

As part of our business planning process, our board concluded that additional capital was needed in order to acquire City Savings Financial and to increase our financial strength and support asset growth and that the best way to accomplish this would be through a stock offering. The board determined that a minority offering by LaPorte Bancorp was appropriate because engaging in a full mutual-to-stock conversion would raise more capital than we had current plans to deploy. Further, the minority stock issuance permits us to control the amount of capital being raised by selecting the percentage of shares to be sold in the offering. Additionally, the board of directors preferred to implement the offer in the mutual holding company structure because it provides for the control of LaPorte Bancorp by LaPorte Savings Bank, MHC through its majority ownership position. We chose to sell to the public and in exchange in the merger approximately 45% of our shares, rather than a smaller portion, because we believe that we are raising the amount of capital we can effectively deploy and because the sale of a smaller number of shares would make it less likely that an active trading market for the shares would develop. We chose not to issue more than approximately 45% of our shares to the public and in exchange in the merger so that we would have the flexibility to issue authorized but unissued shares to fund future stock benefit plans without exceeding the regulatory limit on the percentage of shares that can be owned by persons other than LaPorte Savings Bank, MHC.

Benefits of the Offering to Management (page         )

We intend to adopt the benefit plans and employment agreements described below. LaPorte Bancorp will recognize compensation expense related to the employee stock ownership plan and the Stock-Based Incentive Plan. The actual expense will depend on the market value of LaPorte Bancorp’s common stock and, with respect to the employee stock ownership plan, will fluctuate in response to changes in the trading price of LaPorte Bancorp’s common stock, increasing if the trading price increases. As indicated under “Pro Forma Data,” based upon assumptions set forth therein, the annual expense related to the employee stock ownership plan and the Stock-Based Incentive Plan would be $109,000 and $241,000, respectively, assuming shares are sold in the offering at the maximum of the offering range and shares have a value of $10.00 per share. See “Pro Forma Data” for a detailed analysis of the effects of each of these plans.

Employee Stock Ownership Plan. We intend to establish an employee stock ownership plan that will purchase an amount of shares equal to 8.0% of the total shares of common stock issued in the stock offering and pursuant to the merger. The plan will use the proceeds from a 20-year loan from LaPorte Bancorp to purchase these shares. As the loan is repaid and shares are released from collateral, the shares will be allocated to the accounts of employee participants. Allocations will be based on a participant’s individual compensation as a percentage of total plan compensation. Non-employee directors are not eligible to participate in the employee stock ownership plan. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan.

Stock-Based Incentive Plan. We intend to implement a stock-based incentive plan no earlier than six months after completion of the offering, subject to the approval by our stockholders if a majority of our stockholders, voting in the matter both as calculated including shares held by LaPorte Savings Bank, MHC and excluding such shares. Under this plan, we may grant stock options in an amount up to 4.90% of our outstanding shares (including shares held by LaPorte Savings Bank, MHC and shares to be issued in the merger and restricted stock awards in an amount equal to 1.96% of our outstanding shares (including shares held by LaPorte Savings Bank, MHC and shares to be issued in the merger); provided that if The LaPorte Savings Bank’s tangible capital at the time of the adoption of a stock-based incentive plan is less than 10% of its assets, then the amount of restricted stock awarded (exclusive of stock options) under such plan may be limited to 0.98% of our outstanding shares. The amount of stock options and stock awards available for grant under stock-based benefit plans may be greater than these amounts, provided that the stock-based benefit plans are adopted more than one year following the completion of the stock offering, and provided shares used to fund the stock-based benefit plans in excess of these amounts are obtained through stock repurchases. Shares of restricted stock will be awarded at no cost to the recipient. Stock options will be granted at an exercise price equal to 100% of the fair market value of our common stock on the option grant date. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan. The stock-based incentive plan will comply with all applicable regulations.

The following table presents the total value of all shares to be available for restricted stock awards under the stock-based incentive plan, based on the above assumptions and a range of market prices from $8.00 per share to $14.00 per share. Ultimately, the value of the grants will depend on the actual trading price of our common stock, which depends on numerous factors.

	Value of
Share Price	93,825 Shares Awarded at Minimum of Range	107,055 Shares Awarded at Midpoint of Range	120,285 Shares Awarded at Maximum of Range	135,499 Shares Awarded at 15% Above Maximum of Range
	(In thousands)
$8.00	$751	$856	$962	$1,084
10.00	938	1,071	1,203	1,355
12.00	1,126	1,285	1,443	1,626
14.00	1,314	1,499	1,684	1,897

The following table presents the total value of all stock options available for grant under the Stock-Based Incentive Plan, based on a range of market prices from $8.00 per share to $14.00 per share. For purposes of this table, the value of the stock options was determined using the Black-Scholes option-pricing formula. See “Pro Forma Data.” Ultimately, financial gains can be realized on a stock option only if the market price of the common stock increases above the price at which the option is granted.

	Value of
Exercise Price	Option Value	234,561 Options Granted at Minimum of Range	267,636 Options Granted at Midpoint of Range	300,711 Options Granted at Maximum of Range	338,748 Options Granted at 15% Above Maximum of Range
		(In thousands, except option values)
$8.00	$3.04	$713	$814	$914	$1,030
10.00	3.80	891	1,017	1,143	1,287
12.00	4.56	1,070	1,220	1,371	1,545
14.00	5.32	1,248	1,424	1,600	1,802

The following table summarizes, at the maximum of the offering range, the total number and value of the shares of common stock that the employee stock ownership plan expects to acquire and the total value of all restricted stock awards and stock options that are expected to be available under the Stock-Based Incentive Plan. At the maximum of the offering range, we will sell 1,759,500 shares, issue 3,415,500 shares to LaPorte Savings Bank, MHC and issue 961,967 shares in the merger and have 6,136,967 shares outstanding. The number of shares reflected for the benefit plans in the table below assumes that The LaPorte Savings Bank’s tangible capital will be 10% or more following the completion of the offering and the application of the net proceeds as described under “Use of Proceeds.”

	Number of Shares to be Granted or Purchased			Total Estimated Value of Awards and Grants
	At Maximum of Offering Range	As a % of Common Stock Issued at Maximum of Offering Range (1)	As a % of Common Stock Outstanding (2)
	(In thousands)
Employee stock ownership plan (3)	217,717	12.37%	3.55%	$2,177
Restricted stock awards (3)	120,285	6.84	1.96	1,203
Stock options (4)	300,711	17.09	4.90	1,143

Total	638,713	36.30%	10.41%	$4,523

(1)	Reflects the amount of shares in the respective plans as a percentage of total shares sold in the offering.

(2)	Reflects the amount of shares in the respective plans as a percentage of total issued and outstanding shares immediately subsequent to the offering and merger, including shares sold in the offering and issued in the merger, and issued to LaPorte Savings Bank, MHC.

(3)	Assumes the value of LaPorte Bancorp common stock is $10.00 per share for purposes of determining the total estimated value of the grants.

(4)	Assumes the value of a stock option is $3.80, which was determined using the Black-Scholes option-pricing formula assuming a share price of $10.00 as the date of grant. See “Pro Forma Data.”

Employment Agreements. We intend to enter into employment agreements with Lee A. Brady and Michele M. Thompson. These agreements will provide for severance benefits if the executives are terminated following a change in control of LaPorte Bancorp or The LaPorte Savings Bank. Based solely on current cash compensation and excluding any benefits that would be payable under any employee benefit plan, if a change in control of LaPorte Bancorp occurred and we terminated all officers with employment agreements, the total cash payments due under the employment agreements as of June 30, 2007 would be approximately $1.0 million.

Benefits of Merger for Certain of City Savings Financial’s Officers and Directors. Certain members of the management and the Board of Directors of City Savings Financial have financial interests in the merger that are in addition to any interests they may have as shareholders of City Savings Financial generally. These interests include, among others, provisions in the merger agreement relating to indemnification of the directors and officers of City Savings Financial, board seats, advisory board, certain employee benefits and payments. Specifically, City Savings Financial will make lump sum payments to Mr. Swirski and Mr. Koehm in connection with the merger of approximately $385,000 and $215,000, respectively, in cancellation of their employment agreements. Additionally, City Savings Financial will make lump sum payments to Mr. Swirski and Mr. Koehm of approximately $243,000 and $238,000, respectively, in cancellation of their deferred compensation arrangements. Certain directors will receive lump sum payments pursuant to their deferred directors supplemental retirement plan. Moreover, Dale A. Parkison and L. Charles Lukmann III, directors of City Savings Financial, will become directors of LaPorte Bancorp, LaPorte Savings Bank, MHC and The LaPorte Savings Bank at the effective date of the merger. We considered these interests in approving the merger agreement and the merger.

The Offering Will Not Be Taxable to Persons Receiving Subscription Rights (page         )

As a general matter, the offering will not be a taxable transaction for purposes of federal or state income taxes to persons who receive or exercise subscription rights. We have received opinions from Crowe Chizek and Company LLC that, for federal and Indiana income tax purposes:

•	it is more likely than not that the depositors of The LaPorte Savings Bank will not realize any taxable income upon the issuance or exercise of the subscription rights; and

•

it is more likely than not that the tax basis to the purchasers in the offering will be the amount paid for our common stock, and that the holding period for shares of common stock will begin on the date of completion of the offering.

Persons Who Can Order Stock in the Offering (page         )

We have granted rights to subscribe for shares of LaPorte Bancorp common stock in a “subscription offering” to the following persons in the following order of priority:

1.	Persons with $50 or more on deposit at The LaPorte Savings Bank as of December 31, 2005.

2.	Our employee stock ownership plan and our 401(k) Plan.

3.	Persons with $50 or more on deposit at The LaPorte Savings Bank as of [ , 2007].

4.	The LaPorte Savings Bank’s depositors as of [ , 2007], who were not able to subscribe for shares under categories 1 and 3.

If we receive subscriptions for more shares than are to be sold in this offering, we may be unable to fill or may only partially fill your order. Shares will be allocated in order of the priorities described above under a formula outlined in our plan of reorganization and stock issuance plan. Generally, shares first will be allocated so as to permit each eligible subscriber, if possible, to purchase a number of shares sufficient to make the subscriber’s total allocation equal to 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining eligible subscribers whose subscriptions remain unfilled in proportion to the amounts their respective qualifying deposits bear to the total qualifying deposits of all remaining eligible subscribers whose subscriptions remain unfilled. Any shares remaining will be allocated in the order of priorities described above. See “The Reorganization and Stock Offering—Subscription Offering and Subscription Rights” for a description of the allocation procedure.

We may offer shares not sold in the subscription offering to the general public in a “direct community offering” that can begin concurrently with, during or immediately following the subscription offering. Orders received in the direct community offering will be subordinate to subscription offering orders. Natural persons who are residents of LaPorte County, Indiana will have first preference to purchase shares in the direct community offering. Shares of common stock not purchased in the subscription offering or the direct community offering may be offered for sale through a “syndicated community offering” managed by Keefe Bruyette & Woods, Inc. We have the right to accept or reject, in our sole discretion, orders we receive in the direct community offering and syndicated community offering.

Subscription Rights are Not Transferable

You are not allowed to transfer your subscription rights and we will act to ensure that you do not do so. You will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding with another person to sell or transfer subscription rights or the shares that you purchase. We will not accept any stock orders that we believe involve the transfer of subscription rights. Eligible depositors who enter into agreements to allow ineligible investors to participate in the subscription offering may be violating federal and state law and may be subject to civil enforcement actions or criminal prosecution.

How to Purchase Common Stock (page         )

In the subscription offering and the community offering, you may pay for your shares by:

1.	personal check, bank check or money order made payable directly to LaPorte Bancorp, Inc. (third-party checks of any type will not be accepted); or

2.	authorizing us to withdraw money from your The LaPorte Savings Bank deposit account(s) other than checking accounts or individual retirement accounts (“IRAs”). To use funds from accounts with check writing privileges, please submit a check. To use IRA funds, please see the next section.

The LaPorte Savings Bank is not permitted to lend funds (including funds drawn on a The LaPorte Savings Bank line of credit) to anyone for the purpose of purchasing shares of common stock in the offering. Also, payment may not be made by wire transfer.

Checks and money orders will be immediately cashed, so the funds must be available within the account when we receive your stock order form. Do not overdraw your account. The funds will be deposited by us into a The LaPorte Savings Bank segregated escrow account or at another federally insured depository institution. We will pay interest at The LaPorte Savings Bank’s passbook savings rate from the date those funds are received until completion or termination of the offering. Withdrawals from certificates of deposit at The LaPorte Savings Bank for the purpose of purchasing common stock in the offering may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with The LaPorte Savings Bank must be available within the deposit accounts at the time the stock order form is received. A hold will be placed on the amount of funds designated on your stock order form. Those funds will be unavailable to you during the offering; however, the funds will not be withdrawn from the accounts until the offering is completed and will continue to earn interest at the applicable contractual deposit account rate until the completion of the offering.

You may submit your order form in one of three ways: by mail, using the reply envelope provided; by overnight courier to the address indicated on the order form; or by taking the stock order form and payment to our Stock Information Center, located at 710 Indiana Avenue, LaPorte, Indiana 46350. Stock order forms may be hand-delivered to our branch offices. Our branch offices will have stock offering materials on hand. Once submitted, your order is irrevocable. We are not required to accept copies or facsimiles of order forms.

Using IRA Funds to Purchase Shares in the Offering (page         )

You may be able to subscribe for shares of common stock using funds in your individual retirement account(s), or IRA, provided that such IRAs are not maintained at The LaPorte Savings Bank. If you wish to use some or all of the funds in your The LaPorte Savings Bank IRA, the applicable funds must first be transferred to a self-directed account maintained by an unaffiliated institutional trustee or custodian, such as a brokerage firm. If you do not have such an account, you will need to establish one and transfer your funds before placing your stock order. Our Stock Information Center can give you guidance in this regard. Because processing this type of order takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the [DATE1], 2007 offering deadline. Whether you may use retirement funds for the purchase of shares in the stock offering will depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

Purchase Limitations (page         )

Our plan of reorganization and stock issuance plan establishes limitations on the purchase of stock in the public offering. These limitations include the following:

•	The minimum purchase is 25 shares.

•

No person, through one or more individual and/or joint deposit accounts, may purchase more than $100,000 of common stock (which equals 10,000 shares) in the subscription offering, subject to increase as described below, nor may any group of such persons purchase more than $100,000 of common stock (which equals 10,000 shares) in the subscription offering through a single deposit account, subject to increase as described below.

•

No individual, together with any associates, and no group of persons acting in concert may purchase more than $300,000 of common stock (which equals 30,000 shares) in the public offering. For purposes of applying this limitation, your associates include:

•	your spouse, or any relative of your spouse, who either lives in your home or who is a director or officer of The LaPorte Savings Bank;

•	companies or other entities in which you are a director, officer or partner or have a 10% or greater beneficial ownership interest; and

•	trusts or other estates in which you have a substantial beneficial interest or as to which you serve as a trustee or in another fiduciary capacity.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be subject to this overall purchase limitation. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert.

Subject to the regulatory approval, we may increase or decrease the purchase limitations at any time. Our tax-qualified employee benefit plans, including our employee stock ownership plan, are authorized to purchase up to 10.0% of the shares sold in the offering as well as shares issued in the merger without regard to these purchase limitations.

Deadline for Ordering Stock (page         )

The subscription offering will end at 12:00 Noon, Central time, on [DATE1], 2007. If you wish to purchase shares, a properly completed and signed original stock order form, together with full payment for the shares of common stock, must be received by us (not postmarked) no later than this time. We expect that the direct community offering will terminate at the same time, although it may continue for up to 45 days after the end of the subscription offering, or longer if regulators approve a later date. No single extension may be for more than 90 days. If we extend the offering beyond [DATE2], 2007, all subscribers will have the opportunity to modify or rescind their subscriptions. If you do not respond to this notice, we will promptly return your funds with interest at our passbook rate or cancel your deposit account withdrawal authorization. If we intend to sell fewer than 1,300,500 shares (including up to 195,075 merger shares which we may count to meet the minimum of the offering range) or more than 2,023,425 shares (in each case after taking into account shares to be exchanged in the merger), we will set a new offering range and all subscribers will be notified and given the opportunity to confirm, change or cancel their orders.

How We Will Use the Proceeds of this Offering (page         )

The following table summarizes how we will use the proceeds of this offering, assuming that 50% of the shares of City Savings Financial are exchanged for LaPorte Bancorp common stock;

(Dollars in thousands)	1,300,500 Shares at $10.00 Per Share	Percent of Net Proceeds	1,530,000 Shares at $10.00 Per Share	Percent of Net Proceeds	1,759,500 Shares at $10.00 Per Share	Percent of Net Proceeds	2,023,425 Shares at $10.00 Per Share	Percent of Net Proceeds
Gross offering proceeds	$13,005		$15,300		$17,595		$20,234
Less: offering expenses	(936)		(962)		(989)		(1,019)

Net offering proceeds	12,069	100.00%	14,338	100.00%	16,606	100.00%	19,215	100.00%

Less:
Proceeds used for loan to employee stock ownership plan	(1,810)	(15.00)	(1,994)	(13.91)	(2,177)	(13.11)	(2,388)	(12.43)
Proceeds contributed to The LaPorte Savings Bank	(140)	(1.16)	(1,182)	(8.24)	(2,225)	(13.40)	(3,424)	(17.82)
Cash portion of merger consideration	(9,980)	(82.69)	(9,980)	(69.61)	(9,980)	(60.10)	(9,980)	(51.94)

Proceeds remaining for LaPorte Bancorp	$139	1.15%	$1,182	8.24%	$2,224	13.39%	$3,423	17.81%

Initially, LaPorte Bancorp intends to invest the proceeds not used to acquire City Savings Financial in short-term liquid investments. In the future, LaPorte Bancorp may use the portion of the proceeds that it retains to, among other things, invest in securities, pay cash dividends or repurchase shares of common stock, subject to regulatory restrictions. The LaPorte Savings Bank intends to use the proceeds it receives for investment in short-term liquid investments. In the future, The LaPorte Savings Bank may use the portion of the proceeds that it receives to fund new loans, open new branches, invest in securities and expand its business activities. LaPorte Bancorp and The LaPorte Savings Bank may also use the proceeds of the offering to diversify their businesses and acquire other companies, although we have no specific plans to do so at this time. We may also, subject to future market conditions, use a portion of the net proceeds to redeem or refinance trust preferred securities we will assume in the acquisition of City Savings Financial Corporation when they become redeemable in 2008 although we have made no firm decision in this regard.

Purchases and Stock Elections by Directors and Executive Officers (page         )

We expect that our directors and executive officers, together with their associates, will subscribe for 88,500 shares, which equals 1.4% of the shares that would be outstanding, assuming shares are sold at the maximum of the offering range and 961,967 shares are issued in the merger. Our directors and executive officers will pay the same $10.00 per share price as everyone else who purchases shares in the offering. Directors of City Savings Financial who will become directors of LaPorte Bancorp own [                ] shares of City Savings Financial and are expected to elect to receive LaPorte Bancorp common stock in the merger, which would result in their receiving              shares, which equals         % of the shares that would be outstanding following the offering and merger at the maximum of the offering range. Like all of our depositors, our directors and executive officers have subscription rights based on their deposits and, in the event of an oversubscription, their orders will be subject to the allocation provisions set forth in our plan of reorganization and stock issuance plan. Purchases by our directors and executive officers will count towards the minimum number of shares we must sell to close the offering.

Market for LaPorte Bancorp’s Common Stock (page         )

We intend to have the common stock of LaPorte Bancorp quoted on the NASDAQ Capital Market under the symbol “LPSB” upon conclusion of the stock offering. Keefe Bruyette & Woods, Inc. currently intends to become a market maker in the common stock, but it is under no obligation to do so. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for our common stock will develop or, if developed, will be maintained. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares. There can be no assurance that persons purchasing the common stock in the offering will be able to sell their shares at or above the $10.00 offering price, and brokerage firms typically charge commissions related to the purchase or sale of securities.

LaPorte Bancorp’s Dividend Policy (page         )

We have not determined whether we will pay dividends on the common stock. After the offering, we will consider a policy of paying regular cash dividends. Our ability to pay dividends will depend on a number of factors, including capital requirements, regulatory limitations and our operating results and financial condition. Initially, our ability to pay dividends will be limited to the net proceeds of the offering retained by LaPorte Bancorp and earnings from the investment of such proceeds. At the maximum of the offering range, LaPorte Bancorp will retain approximately $2.2 million of the net proceeds. Additionally, funds could be contributed from The LaPorte Savings Bank through dividends; however, the ability of The LaPorte Savings Bank to pay dividends to LaPorte Bancorp is subject to regulatory limitations described in more detail in “Our Dividend Policy.” We anticipate that LaPorte Savings Bank, MHC will waive receipt of any dividends that we pay.

Possible Conversion of LaPorte Savings Bank, MHC to Stock Form (page         )

In the future, we may undertake a transaction commonly known as a “second-step conversion” in which we would sell to the public the shares held by LaPorte Savings Bank, MHC. In a second-step conversion, members of LaPorte Savings Bank, MHC would have subscription rights to purchase common stock of LaPorte Bancorp or its successor, and the public shareholders of LaPorte Bancorp would be entitled to exchange their shares of common stock for an equal percentage of shares of the new holding company. This percentage may be adjusted to reflect any assets owned by LaPorte Savings Bank, MHC. LaPorte Bancorp’s public shareholders, therefore, would own approximately the same percentage of the resulting entity as they owned before the second-step conversion.

Each Share of City Savings Financial Common Stock Will Be Exchanged for $34.00 in Cash, 3.4 Shares of Common Stock of LaPorte Bancorp, or a Combination of Cash and Stock

Upon the completion of the merger, each share of City Savings Financial common stock will automatically be converted into the right to receive $34.00 in cash, 3.4 shares of LaPorte Bancorp stock, or a combination of cash and stock, subject to the election and proration procedures set forth in the merger agreement. In accordance with the merger agreement, 50% of City Savings Financial common stock must be exchanged for LaPorte Bancorp stock; however, in the aggregate City Savings Financial shareholders will receive less LaPorte Bancorp shares than the LaPorte Bancorp shares issued to persons other than LaPorte Savings Bank, MHC. It is expected that up to 961,967 shares of LaPorte Bancorp common stock will be exchanged for City Savings Financial shares in connection with the merger. Therefore, City Savings Financial shareholders will own approximately 13.9% of the total shares of LaPorte Bancorp, Inc. common stock outstanding (including shares issued to LaPorte Savings Bank, MHC), at the maximum, as adjusted.

Neither we nor City Savings Financial make any recommendation about whether City Savings Financial shareholders should elect to receive cash or stock in the merger. City Savings Financial shareholders must make their own decision with respect to their elections, including the potential tax consequences of electing cash in lieu of LaPorte Bancorp stock.

Options to purchase City Savings Financial common stock will be cancelled in the merger and option holders will receive a cash payment equal to the difference between $34.00 and the exercise price of each stock option multiplied by the number of options held.

Conditions to Completing the Merger (page         )

We cannot complete the merger unless various conditions set forth in the merger agreement are satisfied at or prior to the closing of the merger, including receipt of the approval of the Office of Thrift Supervision, Federal Deposit Insurance Corporation and Indiana Department of Financial Institutions. We have made the necessary filings with the Office of Thrift Supervision, Federal Deposit Insurance Corporation and Indiana Department of Financial Institutions and [received the requisite approvals.]

In addition, we cannot complete the merger unless City Savings Financial’s shareholders approve the merger agreement. City Savings Financial’s shareholders will vote on the merger at a special meeting of shareholders to be held on              , 2007. Each director and executive officer of City Savings Financial has signed an agreement to vote his or her shares of City Savings Financial common stock in favor of the merger. In the aggregate, City Savings Financial’s directors and executive officers own 24.8% of the outstanding City Savings Financial common stock.

Delivery of Prospectus

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the offering deadline in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we will not mail a prospectus any later than five days prior to such date or hand-deliver a prospectus later than two days prior to that date. Stock order forms may only be delivered if accompanied or preceded by a prospectus. We are not obligated to deliver a prospectus or order form by means other than United States mail.

We will make reasonable attempts to provide a prospectus and offering materials to holders of subscription rights. The subscription offering and all subscription rights will expire at 12:00 Noon, Central time, on [DATE1], 2007 whether or not we have been able to locate each person entitled to subscription rights.

Delivery of Stock Certificates (page         )

Certificates representing shares of common stock issued in the offering will be mailed to purchasers at the address provided on the order form as soon as practicable following completion of the offering and receipt of all necessary regulatory approvals.

Stock Information Center

If you have any questions regarding the offering, please call the Stock Information Center at                 , LaPorte, Indiana to speak to a registered representative of Keefe Bruyette & Woods, Inc. The stock information center is open Monday through Friday, except bank holidays, from 9:00 a.m. to 4:30 p.m., Central time.

Risk Factors

You should consider carefully the following risk factors before purchasing LaPorte Bancorp common stock.

Risks Related to Our Business

Changing interest rates may hurt our profits and asset values.

During recent years, interest rates were at historically low levels. However, between June 30, 2004 and June 30, 2006, the United States Federal Reserve increased its target for the federal funds rate 17 times in 25 basis point increments from 1.00% to 5.25%. The increase in the federal funds rate has had the effect of increasing short-term market interest rates. While short-term market interest rates (which we use as a guide to price our deposits) have increased, longer-term market interest rates (which we use as a guide to price our longer-term loans) have not, which has recently resulted in short-term rates being higher than long-term rates. This “inversion” of the market yield curve has had a negative impact on our interest rate spread and net interest margin, which has reduced our profitability. If short-term interest rates continue to rise, and if rates on our deposits continue to reprice upwards faster than the rates on our long-term loans and investments, we would continue to experience compression of our interest rate spread and net interest margin, which would have a negative effect on our profitability. In addition, both decreases and especially increases in general interest rates may have an adverse impact on the value of our net assets. For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of The LaPorte Savings Bank—Management of Interest Rate Risk.”

We are increasing our commercial real estate loan originations, which increases the risk in our loan portfolio.

In order to enhance the yield and shorten the term-to-maturity of our loan portfolio, we have expanded our commercial real estate lending during recent years. Commercial real estate lending has increased as a percentage of our total loan portfolio from 18.5% at December 31, 2002 to 27.8% at March 31, 2007. Given their larger balances and the complexity of the underlying collateral, commercial real estate loans generally expose a lender to greater credit risk than loans secured by owner occupied one- to four-family real estate. In addition, our multi-family commercial real estate loan portfolio is not as seasoned as the loan portfolios of some of our competitors. Should the local real estate market or economy weaken, we may begin to experience higher levels of nonperforming loans. For additional information, see “Business of LaPorte Bancorp and The LaPorte Savings Bank—Lending Activities.”

Slow growth in our market area has adversely affected and may continue to adversely affect our performance.

Economic and population growth within our market area has for several decades been below the national average. Management believes that these factors have adversely affected our profitability and our ability to increase our loans and deposits. Although our acquisition of City Savings Financial Corporation will facilitate our entrance into the Michigan City and Chesterton, Indiana markets, which are growing more rapidly than our current market, most of our operations are anticipated to remain in our current market area. For additional information, see “Business of LaPorte Bancorp and The LaPorte Savings Bank—Market Area” on page             .

A downturn in the local economy or a decline in real estate values could hurt our profits.

A majority of our loans are secured by real estate or made to businesses in areas where our offices are located. As a result of this concentration, a downturn in the local economy could cause significant increases in nonperforming loans, which would hurt our profits. In recent years, there has been a modest increase in real estate values in our market area. A decline in real estate values could cause some of our mortgage loans to become inadequately collateralized, which would expose us to a greater risk of loss. Additionally, a decline in real estate values could adversely impact our portfolio of commercial and other real estate loans and could result in a decline in the origination of such loans. For a discussion of our market area, see “Business of LaPorte Bancorp and The LaPorte Savings Bank—Market Area.”

Strong competition within our market area could hurt our profits and slow growth.

We face intense competition in making loans, attracting deposits and hiring and retaining experienced employees. This competition has made it more difficult for us to make new loans and attract deposits. Price competition for loans and deposits sometimes results in us charging lower interest rates on our loans and paying higher interest rates on our deposits, which reduces our net interest income. Competition also makes it more difficult and costly to attract and retain qualified employees. At June 30, 2006, which is the most recent date for which data is available from the Federal Deposit Insurance Corporation, we held 14.21% of the deposits in LaPorte County. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to compete successfully in our market area. For more information about our market area and the competition we face, see “Business of LaPorte Bancorp and The LaPorte Savings Bank—Market Area” and “Business of LaPorte Bancorp and The LaPorte Savings Bank—Competition.”

We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision and examination by the Federal Deposit Insurance Corporation, as insurer of our deposits, and by the Indiana Department of Financial Institutions as our primary regulator. LaPorte Savings Bank, MHC and LaPorte Bancorp will be subject to regulation and supervision by the Office of Thrift Supervision. Such regulation and supervision governs the activities in which an institution and its holding company may engage and are intended primarily for the protection of the insurance fund and the depositors and borrowers of The LaPorte Savings Bank rather than for holders of LaPorte Bancorp common stock. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations.

Risks Related to the Merger

The LaPorte Savings Bank may be unable to effectively integrate City Savings Bank with and into its operations.

The future growth of The LaPorte Savings Bank and LaPorte Bancorp will depend, in part, on the success of the merger of City Savings Financial with LaPorte Bancorp. The success of the merger will, in turn, depend on a number of factors, including: The LaPorte Savings Bank’s ability to integrate the City Savings Bank’s branches into the current operations of The LaPorte Savings Bank; The LaPorte Savings Bank’s ability to limit the outflow of deposits held by customers of the City Savings Bank branches; The LaPorte Savings Bank’s ability to control the incremental noninterest expense from the merger in a manner that enables The LaPorte Savings Bank to improve its overall operating efficiencies; and The LaPorte Savings Bank’s ability to retain and integrate the appropriate personnel of City Savings Bank into the operations of The LaPorte Savings Bank.

We could potentially recognize goodwill impairment charges post-reorganization.

The acquisition of City Savings Financial will be accounted for using the purchase method of accounting. In accordance with applicable accounting literature, LaPorte Bancorp estimates that goodwill totaling $8.2 million will be recorded under SFAS No. 142. As a result, at the maximum of the offering range, goodwill will equal approximately 2.1% of $392.4 million of pro forma consolidated total assets at March 31, 2007. Pursuant to the provisions of SFAS No. 142, LaPorte Bancorp will annually measure the fair value of its investment in The LaPorte Savings Bank to determine that such fair value equals or exceeds the carrying value of its investment, including goodwill. If the fair value of our investment in The LaPorte Savings Bank does not equal or exceed its carrying value, we will be required to record goodwill impairment charges which may adversely affect future earnings. The fair value of a banking franchise can fluctuate downward based on a number of factors that are beyond management’s control, e.g. adverse trends in interest rates and increased loan losses. There can be no assurance that our banking franchise value won’t decline post-reorganization, thereby necessitating goodwill impairment charges to operations.

City Savings Financial has experienced a high level of non-performing assets that may adversely affect its earnings.

City Savings Financial has experienced an increase in its total nonperforming and classified assets over the last few fiscal years, although there has been an improvement in these areas as of March 31, 2007. During 2005 and 2006 City Savings Bank adopted Board resolutions in consultation with the Office of Thrift Supervision and the Indiana Department of Financial Institutions designed to reduce its problem assets, improve its loan underwriting and enhance its risk management. To the extent City Savings Financial is unable to favorably resolve nonperforming and classified assets, it may have an adverse affect on its earnings and our earnings following completion of the merger.

Subscribers who purchase shares in the offering will have their voting interests diluted by the issuance of shares in the merger.

Upon completion of the merger, each issued and outstanding share of City Savings Financial common stock will be converted into the right to receive $34.00 in cash, 3.4 shares of LaPorte Bancorp common stock or a combination thereof, subject to election and proration procedures set forth in the merger agreement. At the maximum of the offering range, assuming 961,967 of the shares are issued to former City Savings Financial shareholders in the merger, then the issuance of the shares in the merger would dilute the interests of purchasers in the offering by approximately 15.7%.

Risks Related to this Offering

Additional expenses following the offering from new equity benefit plans will adversely affect our profitability.

Following the offering, we will recognize additional annual employee compensation expenses stemming from options and shares granted or awarded to employees, directors and executives under new benefit plans. These additional expenses will adversely affect our profitability. We cannot determine the actual amount of these new stock-related compensation expenses at this time because applicable accounting practices generally require that they be based on the fair market value of the options or shares of common stock at the date of the grant or award; however, we expect them to be material. We will recognize expenses for our employee stock ownership plan based on the fair value of the shares when shares are committed to be released to participants’ accounts and will recognize expenses for restricted stock awards and stock options over the vesting period of awards made to recipients. These benefit expenses in the first year following the offering have been estimated to be approximately $579,000 on a pre-tax basis at the maximum of the offering range, as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the fair value of our common stock and the fair value of options granted, the number of shares granted or awarded under the plans and the timing of the implementation of the plans. For further discussion of these plans, see “LaPorte Bancorp’s Management—Benefit Plans.”

We will need to devote additional resources to our finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements, which will increase our operating expenses.

As a result of the completion of this offering, we will become a public reporting company. The federal securities laws and the regulations of the Securities and Exchange Commission require that we file annual, quarterly and current reports and that we develop effective disclosure controls and procedures and internal controls over financial reporting. We expect that the obligations of being a public company, including substantial public reporting obligations, may require significant expenditures and place additional demands on our management team. Compliance with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and

Exchange Commission will require us to certify the adequacy of our internal controls and procedures, which may require us to upgrade our accounting systems. These reporting and compliance obligations will increase our operating expenses.

Our return on equity will initially be low compared to other publicly traded financial institutions. A low return on equity may negatively impact the trading price of our common stock.

Net income divided by average equity, known as “return on equity,” is a ratio used by many investors to compare the performance of a financial institution with its peers. For the twelve months ended March 31, 2007, our return on equity was 3.92%. Even if our net income increases following the offering, we expect that our core return on equity will be reduced as a result of the additional capital that we will raise in the offering and merger. For example, our pro forma core return on equity for the year ending December 31, 2007 is 2.30%, assuming the sale of shares at the maximum of the offering range and giving effect to the merger. In comparison, the peer group used by Keller & Co. in its appraisal had an average return on equity of 3.85% for the twelve months ended March 31, 2007. Over time, we intend to use the net proceeds from this offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity that is competitive with other publicly held companies. This goal could take a number of years to achieve, and we cannot assure you that it will be attained. Consequently, you should not expect a competitive return on equity in the near future. Failure to achieve a competitive return on equity might make an investment in our common stock unattractive to some investors and might cause our common stock to trade at lower prices than comparable companies with higher returns on equity. See “Pro Forma Data” for an illustration of the financial impact of this offering.

Issuance of shares for benefit programs may dilute your ownership interest.

We intend to adopt an Stock-Based Incentive Plan following the offering and issue shares to our officers, employees and directors through this plan. We may fund the Stock-Based Incentive Plan through the purchase of common stock in the open market, subject to regulatory restrictions, by a trust established in connection with the plan, or from authorized but unissued shares of LaPorte Bancorp common stock. If the restricted stock awards under the Stock-Based Incentive Plan are funded from authorized but unissued stock, your ownership interest in the shares could be diluted by up to approximately 1.9%, assuming awards of common stock equal to 1.96% of our outstanding shares (including shares held by LaPorte Savings Bank, MHC) awarded under the plan. If the shares issued upon the exercise of stock options under the Stock-Based Incentive Plan are issued from authorized but unissued stock, your ownership interest in the shares could be diluted by up to approximately 4.7%, assuming stock option grants equal to 4.9% of our outstanding shares (including shares held by LaPorte Savings Bank, MHC) are granted under the plan. We may grant options and awards in excess of these amounts provided that the stock-based benefit plans are adopted more than one year following the completion of the stock offering, and provided shares used to fund the stock-based benefit plans in excess of these amounts are obtained through stock repurchases. See “Pro Forma Data” and “LaPorte Bancorp’s Management—Benefit Plans.”

LaPorte Savings Bank, MHC’s majority control of our common stock will enable it to exercise voting control over most matters put to a vote of shareholders and will prevent shareholders from forcing a sale or a second-step conversion transaction you may find advantageous.

LaPorte Savings Bank, MHC will own a majority of LaPorte Bancorp’s common stock after the offering and, through its board of directors, will be able to exercise voting control over most matters put to a vote of shareholders. The members of the boards of LaPorte Bancorp, LaPorte Savings Bank, MHC and The LaPorte Savings Bank are the same. However, the board of directors of LaPorte Savings Bank, MHC will ensure that the interests of LaPorte Savings Bank, MHC are represented and considered in matters put to a vote of shareholders of LaPorte Bancorp. Therefore, the votes cast by LaPorte Savings Bank, MHC may not be in your personal best interests as a shareholder. For example, LaPorte Savings Bank, MHC may exercise its voting control to defeat a shareholder nominee for election to the board of directors of LaPorte Bancorp. LaPorte Savings Bank, MHC’s ability to control the outcome of the election of the board of directors of LaPorte Bancorp restricts the ability of minority shareholders to effect a change of management. In addition, shareholders will not be able to force a merger or second-step conversion transaction without the consent of LaPorte Savings Bank, MHC, as such transactions require the approval of at least two-thirds of all outstanding voting stock, which can only be achieved if LaPorte Savings Bank, MHC voted to approve such transactions. Some shareholders may desire a sale or merger transaction, since shareholders typically receive a premium for their shares, or a second-step conversion transaction, since fully converted institutions tend to trade at higher multiples than mutual holding companies.

Office of Thrift Supervision regulations, proposed regulations and anti-takeover provisions in our charter restrict the accumulation of our common stock, which may adversely affect our stock price.

Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the stock offering, no person, acting alone, together with associates or in a group of persons acting in concert, will directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of our common stock without the prior written approval of the Office of Thrift Supervision. In addition, LaPorte Bancorp’s charter provides that, for a period of five years from the date of the stock offering, no person, other than LaPorte Savings Bank, MHC may acquire directly or indirectly the beneficial ownership of more than 10% of any class of any equity security of LaPorte Bancorp. In the event a person acquires shares in violation of this charter provision, all shares beneficially owned by such person in excess of 10% will be considered “excess shares” and will not be counted as shares entitled to vote or counted as voting shares in connection with any matters submitted to the shareholders for a vote. These restrictions make it more difficult and less attractive for shareholders to acquire a significant amount of our common stock, which may adversely affect our stock price.

The Office of Thrift Supervision has recently proposed amendments to its regulations that would further restrict the ability of a person, acting alone, together with associates or in a group of persons acting in concert, from accumulating large amounts of LaPorte Bancorp’s common stock. The proposed regulation would permit a mutual holding company subsidiary, such as LaPorte Bancorp, to adopt a charter provision that would prohibit any person or group of persons acting together directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a mutual holding company subsidiary’s minority stock (i.e., stock held by persons other than the mutual holding company). If the Office of Thrift Supervision adopts the proposed amendment substantively as proposed, LaPorte Bancorp would likely amend its charter to include such a provision.

Our stock price may decline when trading commences.

We cannot guarantee that, if you purchase shares in the offering, you will be able to sell them at or above the $10.00 purchase price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, often experience substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

There may be a limited market for our common stock, which may adversely affect our stock price.

We have applied to have our shares of common stock listed for trading on the NASDAQ Capital Market under the symbol “LPSB” upon conclusion of the stock offering. There is no guarantee that the shares will be actively traded. Keefe Bruyette & Woods, Inc. currently intends to become a market maker in the common stock, but is under no obligation to do so. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for the shares of common stock will develop or if developed, will be maintained. After shares of the common stock begin trading, you may contact a stockbroker to buy or sell shares.

A Warning About Forward-Looking Statements

This prospectus contains forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Forward-looking statements include:

•	statements of goals, intentions and expectations;

•	statements regarding business plans, prospects, growth and operating strategies;

•	statements regarding the quality of loan and investment portfolios; and

•	estimates of risks and future costs and benefits.

These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	general economic conditions, either nationally or locally, that are worse than expected;

•	changes in the interest rate environment that reduce interest margins or reduce the fair value of financial instruments;

•	changes in prevailing real estate values both nationally and within our current and future market area;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	legislative or regulatory changes that adversely affect business;

•	The LaPorte Savings Bank’s ability to integrate successfully the operations of City Savings Bank following the merger;

•	adverse changes in the securities markets; and

•

changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the U.S. Securities and Exchange Commission, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board.

Any of the forward-looking statements made in this prospectus and in other public statements may later prove incorrect because of inaccurate assumptions, the factors illustrated above or other factors that cannot be foreseen. Consequently, no forward-looking statement can be guaranteed.

Selected Consolidated Financial and Other Data of The LaPorte Savings Bank

The summary financial information presented below is derived in part from our consolidated financial statements. The following is only a summary and you should read it in conjunction with our consolidated financial statements and notes beginning on page F-1. The information at December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 is derived in part from our audited consolidated financial statements that appear in this prospectus. The information at December 31, 2004, 2003 and 2002 and for the years ended December 31, 2003 and 2002 is derived in part from our audited consolidated financial statements that do not appear in this prospectus. The information at and for the three months ended March 31, 2007 and 2006 is unaudited. However, in the opinion of management of The LaPorte Savings Bank, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the unaudited periods have been made. The selected operating data presented below for the three months ended March 31, 2007, are not necessarily indicative of the results that may be expected for future periods. The following information is only a summary, and should be read in conjunction with our consolidated financial statements and notes beginning on page F-_ of this prospectus. Financial ratios for interim periods have been annualized, if applicable, for comparison purposes.

	At March 31, 2007	At December 31,
		2006	2005	2004	2003	2002
	(In thousands)
Selected Financial Condition Data:
Total assets	$251,722	$266,472	$256,861	$261,535	$259,095	$256,075
Cash and cash equivalents	7,521	21,047	8,664	8,472	9,325	12,524
Investment securities	85,768	88,538	85,996	83,429	64,226	62,740
Federal Home Loan Bank stock	2,661	2,661	2,773	2,716	2,596	2,250
Loans held for sale	496	—	707	602	3,513	—
Loans, net	137,318	136,077	140,577	149,410	163,969	162,878
Deposits	184,215	201,859	182,348	186,793	185,685	189,458
Federal Home Loan Bank of Indianapolis advances and other borrowings	38,500	36,500	48,500	49,500	48,197	41,353
Equity	26,878	26,387	24,542	24,108	24,273	24,334

	Three Months Ended March 31,		For the Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(In thousands)
Interest and dividend income	$3,412	$3,248	$13,585	$12,412	$11,839	$12,505	$14,145
Interest expense	1,821	1,549	6,945	6,021	6,049	7,112	7,755

Net interest income	1,591	1,699	6,640	6,391	5,790	5,393	6,390
Provision for loan losses	3	56	143	215	8	225	200

Net interest income after provision for loan losses	1,588	1,643	6,497	6,176	5,782	5,168	6,190
Noninterest income	1,396	424	1,956	1,890	110	1,792	1,951
Noninterest expense	1,904	1,790	7,093	7,102	6,782	6,036	5,715

Income (loss) before income taxes	1,080	277	1,360	964	(890)	924	2,426
Income tax expense (benefit)	347	36	243	73	(650)	75	565

Net income (loss)	$733	$241	$1,117	$891	$(240)	$849	$1,861

	At or For the Three Months Ended March 31,		At or For the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
Selected Financial Ratios and Other Data:
Performance Ratios:
Return on assets (ratio of net income to average total assets) (annualized)	1.16%	0.38%	0.43%	0.34%	(.09)%	0.32%	0.75%
Return on equity (ratio of net income to average equity) (annualized)	11.00%	3.88%	4.44%	3.62%	(1.00)%	3.50%	8.10%
Interest rate spread (annualized)(1)	2.32%	2.57%	2.44%	2.35%	2.14%	1.86%	2.36%
Net interest margin (annualized)(2)	2.78%	2.93%	2.85%	2.68%	2.47%	2.20%	2.78%
Efficiency ratio(3)	63.74%	84.31%	82.52%	85.76%	114.95%	84.01%	68.52%
Noninterest expense to average total assets (annualized)	3.02%	2.81%	2.76%	2.72%	2.65%	2.26%	2.30%
Average interest-earning assets to average interest-bearing liabilities	114.67%	113.59%	113.56%	113.11%	112.86%	111.46%	112.39%
Loans to deposits	75.00%	76.64%	67.83%	77.55%	80.39%	88.89%	86.54%
Asset Quality Ratios:
Nonperforming assets to total assets	0.61%	0.51%	0.48%	0.60%	0.56%	0.48%	0.22%
Nonperforming loans to total loans	0.79%	0.60%	0.61%	0.69%	.89%	0.72%	0.27%
Allowance for loan losses to nonperforming loans	94.29%	118.28%	124.37%	109.35%	72.28%	109.00%	267.20%
Allowance for loan losses to total loans	0.74%	0.71%	0.76%	0.75%	0.64%	0.79%	0.72%
Capital Ratios:
Average equity to average assets	10.58%	9.73%	9.78%	9.43%	9.36%	9.06%	9.22%
Equity to total assets at end of period	10.68%	9.69%	9.90%	9.55%	9.22%	9.37%	9.50%
Total capital to risk-weighted assets	18.6%	17.3%	17.7%	17.0%	16.3%	15.6%	15.3%
Tier 1 capital to risk-weighted assets	17.9%	16.4%	17.0%	16.2%	15.7%	14.8%	14.5%
Tier 1 capital to average assets	10.9%	10.1%	10.2%	9.8%	9.5%	9.1%	9.2%
Other Data:
Number of full service offices	4	4	4	4	4	4	4

(1)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(2)	Represents net interest income as a percent of average interest-earning assets for the period.

(3)	Represents noninterest expense divided by the sum of net interest income and noninterest income.

Selected Consolidated Financial and Other Data of City Savings Financial Corporation

The following tables set forth certain financial and other data of City Savings Financial at and for the periods indicated. The summary financial information presented below is derived in part from City Savings Financial’s consolidated financial statements. The following is only a summary and you should read it in conjunction with the City Savings Financial consolidated financial statements and notes beginning on page             . The information at June 30, 2006, 2005 and 2004 and for each of the three years ended June 30, 2006 is derived in part from the audited consolidated financial statements of City Savings Financial that appear in this prospectus. The information at and for the years ended June 30, 2004, 2003 and 2002 is derived in part from audited consolidated financial statements of City Savings Financial that do not appear in this prospectus. The information at and for the nine months ended March 31, 2007 and 2006 is unaudited. However, in the opinion of management of The City Savings Financial, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the unaudited periods have been made. The selected operating data presented below for the nine months ended March 31, 2007, are not necessarily indicative of the results that may be expected for future periods. The following information is only a summary, and should be read in conjunction with our financial statements and notes beginning on page F-1 of this prospectus. Financial ratios for interim periods have been annualized.

	At March 31, 2007	At June 30,
		2006	2005	2004	2003	2002
	(In thousands)
Selected Financial Condition Data:
Total assets	$130,928	$141,279	$158,395	$146,122	$139,840	$81,394
Cash and cash equivalents	3,187	2,258	6,305	2,541	4,952	3,215
Loans receivable, net	100,616	109,812	125,086	118,943	104,771	68,072
Loans held-for-sale	390	325	1,020	1,784	13,426	—
Investment securities	16,446	17,274	15,327	13,788	12,436	7,181
Deposits	94,977	93,742	125,384	104,474	103,579	63,211
Borrowings	20,941	33,494	17,849	27,657	22,170	6,488
Equity	12,806	12,259	12,564	11,870	11,075	10,197

	Nine Months Ended March 31		For the Year Ended June 30,
	2007	2006	2006	2005	2004	2003	2002
	(In thousands)
Interest and dividend income	$6,543	$7,024	$9,278	$8,448	$8,056	$7,096	$5,052
Interest expense	3,951	3,810	5,070	3,715	3,120	2,888	2,553

Net interest income	2,592	3,214	4,208	4,733	4,936	4,208	2,499
Provision for loan losses	75	787	812	1,340	460	592	258

Net interest income after provision for loan losses	2,517	2,427	3,396	3,393	4,476	3,616	2,241
Noninterest income	479	667	855	918	818	1,229	490
Noninterest expense	2,794	3,646	4,752	3,884	3,477	2,665	1,993

Income before income tax expense (credit)	202	(552)	(501)	427	1,817	2,180	738
Income tax expense (credit)	(25)	(330)	(344)	(48)	672	854	268

Net income (loss)	$227	$(222)	$(157)	$475	$1,145	$1,326	$470

	At or For the Nine Months Ended March 31,		At or For the Years Ended June 30,
	2007	2006	2006	2005	2004	2003	2002
Selected Financial Ratios and Other Data:
Performance Ratios:
Return on assets (ratio of net income to average total assets)(1)	0.22%	(0.19%)	(0.10%)	0.31%	0.77%	1.11%	0.63%
Return on equity (ratio of net income to average equity)(1)	2.40%	(2.40%)	(1.27%)	3.83%	9.84%	12.43%	6.16%
Interest rate spread(1) (2)	2.52%	2.79%	2.81%	3.14%	3.32%	3.33%	3.04%
Net interest margin(1)(3)	2.74%	2.95%	2.97%	3.31%	3.50%	3.63%	3.48%
Efficiency ratio(4)	93.70%	99.18%	99.10%	72.33%	64.31%	56.01%	70.31%
Noninterest expense to average total assets	2.70%	3.10%	3.09%	2.55%	2.34%	2.24%	2.68%
Average interest-earning assets to average interest-bearing liabilities	105.21%	104.50%	104.56%	106.64%	107.53%	112.16%	112.46%
Loans to deposits	106.35%	104.48%	117.49%	100.58%	114.16%	113.05%	107.69%
Asset Quality Ratios:
Nonperforming assets to total assets	2.18%	2.86%	2.91%	3.61%	3.11%	1.83%	2.19%
Nonperforming loans to total loans	2.56%	3.32%	3.29%	4.01%	3.65%	2.27%	2.20%
Allowance for loan losses to nonperforming loans	81.87%	74.04%	70.83%	46.21%	33.44%	43.58%	38.63%
Allowance for loan losses to total loans	2.09%	2.46%	2.34%	1.85%	1.22%	0.94%	0.85%
Capital Ratios:
Average equity to average assets	9.15%	7.88%	8.04%	8.16%	7.84%	8.95%	10.26%
Equity to total assets at end of period	9.78%	8.35%	8.68%	7.93%	8.12%	7.92%	12.53%
Tangible capital to adjusted total assets	12.70%	10.95%	11.40%	10.04%	10.28%	9.76%	11.78%
Core capital to adjusted total assets	12.70%	10.95%	11.40%	10.04%	10.28%	9.76%	11.78%
Total risk-based capital to risk weighted assets	16.95%	14.62%	15.20%	13.36%	13.24%	13.28%	18.70%
Other Data:
Number of full service offices	3	3	3	3	3	2	2

(1)	Figures annualized.

(2)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(3)	Represents net interest income as a percent of average interest-earning assets for the period.

(4)	Represents noninterest expense divided by the sum of net interest income and noninterest income excluding net gains (losses) on the sale of loans and securities.

Summary Selected Pro Forma Condensed Consolidated Financial Data

The following table shows selected unaudited financial information on a pro forma condensed consolidated basis giving effect to the merger and the stock offering, assuming the offering is completed at the maximum of the offering range based on the assumptions set forth below. The pro forma unaudited condensed consolidated financial data gives effect to the merger, using the purchase method of accounting as required by accounting principles generally accepted in the United States of America. The pro forma unaudited condensed consolidated financial data gives effect to the merger as if the merger had become effective at the end of the period presented, in the case of balance sheet information, and at the beginning of the period presented, in the case of income statement information.

We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect these benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined as of the dates and during the periods presented.

You should read this summary pro forma information in conjunction with the information under “Pro Forma Data” beginning on page 38 of the prospectus.

(In thousands)	At or For the Three Months Ended March 31, 2007	At or For the Year Ended December 31, 2006
Pro Forma Combined Financial Condition Data:
Total assets	$392,424	$413,372
Cash and cash equivalents	11,858	24,918
Investment securities available-for-sale	102,088	105,044
Investment securities held-to-maturity	126	130
Loans receivable, net	236,076	239,982
Intangible assets	9,923	9,866
Deposits	279,198	289,711
Federal Home Loan Bank advances	54,357	65,103
Other borrowed funds	5,000	5,000
Shareholders’ equity	49,536	49,044
Pro Forma Combined Operating Data:
Interest income	$5,585	$22,825
Interest expense	3,122	12,172

Net interest income	2,463	10,653
Provision for loan losses	28	243

Net interest income after provision for loan losses	2,435	10,410
Noninterest income	1,543	2,719
Noninterest expense	2,881	11,557

Income before income taxes	1,097	1,572
Income tax expense (benefit)	320	182

Net income	$777	$1,390

Use of Proceeds

The following table shows how we intend to use the net proceeds of the offering. The actual net proceeds will depend on the number of shares of common stock sold in the offering and the expenses incurred in connection with the offering and merger and the number of shares of City Savings Financial that are exchanged for shares of LaPorte Bancorp common stock. Payments for shares made through withdrawals from deposit accounts at The LaPorte Savings Bank will reduce The LaPorte Savings Bank’s deposits and will not result in the receipt of new funds for investment. See “Pro Forma Data” for the assumptions used to arrive at these amounts.

(Dollars in thousands)	1,300,500 Shares at $10.00 Per Share	Percent of Net Proceeds	1,530,000 Shares at $10.00 Per Share	Percent of Net Proceeds	1,759,500 Shares at $10.00 Per Share	Percent of Net Proceeds	2,023,425 Shares at $10.00 Per Share	Percent of Net Proceeds
	(In thousands)
Gross offering proceeds	$13,005		$15,300		$17,595		$20,234
Less: offering expenses	(936)		(962)		(989)		(1,019)

Net offering proceeds	12,069	100.00%	14,338	100.00%	16,606	100.00%	19,215	100.00%
Less:
Proceeds used for loan to employee stock ownership plan	(1,810)	(15.00)	(1,994)	(13.91)	(2,177)	(13.11)	(2,388)	(12.43)
Proceeds contributed to The LaPorte Savings Bank	(140)	(1.16)	(1,182)	(8.24)	(2,225)	(13.40)	(3,424)	(17.82)
Cash portion of merger consideration	(9,980)	(82.69)	(9,980)	(69.61)	(9,980)	(60.10)	(9,980)	(51.94)

Proceeds remaining for LaPorte Bancorp	$139	1.15%	$1,182	8.24%	$2,224	13.39%	$3,423	17.81%

The net offering proceeds will be used primarily to pay the cash portion of the merger consideration to City Savings Financial shareholders. To the extent offering proceeds remain available after consummation of the merger, LaPorte Bancorp intends to contribute 50% of such proceeds to The LaPorte Savings Bank. The LaPorte Savings Bank will receive at least 50% of the net proceeds of the offering following the merger, provided that we may provide more than 50% of such net proceeds to The LaPorte Savings Bank to the extent necessary so that upon completion of the reorganization and offering, The LaPorte Savings Bank’s ratio of tangible capital to total assets is at least 10%. The LaPorte Savings Bank intends to invest its portion of the proceeds in loan originations and mortgage-backed securities or other qualified investment securities. Initially, LaPorte Bancorp intends to invest the cash proceeds it receives, following the payment of the cash portion of the merger consideration and the funding of the employee stock ownership plan loan, into short-term, liquid investments, such as United States treasury and government agency securities and cash and cash equivalents, in order to supplement the interest income of The LaPorte Savings Bank and increase consolidated interest income. The actual amounts to be invested in different instruments will depend on the interest rate environment and LaPorte Bancorp’s and The LaPorte Savings Bank’s liquidity requirements. In the future, LaPorte Bancorp may liquidate its investments and use those funds:

•	to pay dividends to shareholders;

•	to repurchase shares of its common stock, subject to regulatory restrictions;

•

to redeem some or all of the trust preferred securities we will assume in our acquisition of City Savings Financial Corporation when they become eligible for redemption in 2008, although we have made no firm decision in this regard;

•	to finance the possible acquisition of financial institutions or other businesses that are related to banking, although no specific transactions are being considered at this time; and

•	for general corporate purposes.

Under current regulations, LaPorte Bancorp may not repurchase shares of its common stock during the first year following the offering, except to fund equity benefit plans or, with prior regulatory approval, when extraordinary circumstances exist.

Our Dividend Policy

We have not yet determined whether we will pay a dividend on the common stock. After the offering, our board of directors will consider a policy of paying regular cash dividends. The board of directors may declare and pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. In determining whether to declare or pay any dividends, whether regular or special, the board of directors will take into account our financial condition and results of operations, tax considerations, capital requirements, industry standards and economic conditions. The regulatory restrictions that affect the payment of dividends by The LaPorte Savings Bank to us discussed below will also be considered. We cannot assure you that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future. In addition, since we intend to infuse a sufficient amount of net proceeds so that The LaPorte Savings Bank’s ratio of tangible capital to total assets is at least 10%, the amount of net proceeds retained by LaPorte Bancorp which would be available to pay dividends may be limited.

If LaPorte Bancorp pays dividends to its shareholders, it also will be required to pay dividends to LaPorte Savings Bank, MHC, unless LaPorte Savings Bank, MHC elects to waive the receipt of dividends. We anticipate that LaPorte Savings Bank, MHC will waive any dividends that LaPorte Bancorp may pay. Any decision to waive dividends will be subject to regulatory approval.

We will not be subject to regulatory restrictions on the payment of dividends. However, our ability to pay dividends may depend, in part, upon dividends we receive from The LaPorte Savings Bank, which will be subject to regulatory restrictions on dividends, because we initially will have no source of income other than dividends from The LaPorte Savings Bank and earnings from the investment of the net proceeds from the offering that we retain. Applicable regulations limit dividends and other distributions from The LaPorte Savings Bank to us. In addition, The LaPorte Savings Bank may not make a distribution that would constitute a return of capital during the three-year term of the business plan submitted in connection with the offering. No insured depository institution may make a capital distribution if, after making the distribution, the institution would be undercapitalized. See “Regulation and Supervision—Savings Bank Regulation—Dividend Limitations.”

Any payment of dividends by The LaPorte Savings Bank to us that would be deemed to be drawn out of The LaPorte Savings Bank’s bad debt reserves would require The LaPorte Savings Bank to pay federal income taxes at the then current income tax rate on the amount deemed distributed. See “Federal and State Taxation—Federal Taxation” and note 9 of the notes to the consolidated financial statements included in this prospectus. We do not contemplate any distribution by The LaPorte Savings Bank that would result in this type of tax liability.

Market for Common Stock of LaPorte Bancorp

We have not previously issued common stock and there is currently no established market for the common stock. Upon completion of the offering, we expect that our shares of common stock will be approved for trading on the NASDAQ Capital Market under the symbol “LPSB” upon conclusion of the stock offering. In order for our stock to be quoted on the NASDAQ Capital Market upon conclusion of the stock offering, we must have at least one broker-dealer who will make a market in our stock. Keefe Bruyette & Woods, Inc. intends to become a market maker in our common stock following the offering, but it is under no obligation to do so. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for the common stock will develop or, if developed, will be maintained.

The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should have a long-term investment intent and should recognize that there may be a limited trading market in the common stock.

Capitalization

The following table presents the historical capitalization of LaPorte Bancorp and City Savings Financial at March 31, 2007 and the capitalization of LaPorte Bancorp after giving effect to the offering proceeds and the merger (referred to as “pro forma” information). The table depicts adjustments to capitalization resulting first from the offering and then from the merger only at the minimum of the offering range and then depicts LaPorte Bancorp’s capitalization following the offering and merger at the minimum, midpoint, maximum and maximum, as adjusted, of the offering range. The pro forma capitalization gives effect to the assumptions listed under “Pro Forma Data,” based on the sale of the number of shares of common stock indicated in the table. This table does not reflect the issuance of additional shares as a result of the exercise of options granted under the proposed Stock-Based Incentive Plan. A change in the number of shares to be issued in the offering may materially affect pro forma capitalization. We are offering our common stock on a best efforts basis. We must sell a minimum of 1,300,500 shares to complete the offering.

						Pro Forma Capitalization Based Upon the Sale of (1)
(Dollars in thousands)	LaPorte Bancorp	Offering Adjustments: 1,300,500 Shares at Minimum of Offering Range	LaPorte Bancorp Post- offering	City Savings Financial	Merger Adjustments	Minimum 1,300,500 Shares at $10.00 per share(2)	Midpoint 1,530,000 Shares at $10.00 per share(2)	Maximum 1,759,500 Shares at $10.00 per share(2)	Maximum, as adjusted, 2,023,425 Shares at $10.00 per share(2)
Deposits(3)	$184,215	$—	$184,215	$94,977	$6	$279,198	$279,198	$279,198	$279,198
Borrowings	38,500	—	38,500	15,941	(84)	54,357	54,357	54,357	54,357
Subordinated debt	—	—	—	5,000	—	5,000	5,000	5,000	5,000

Total deposits and borrowed funds	$222,715	$—	$222,715	$115,918	$(78)	$338,555	$338,555	$338,555	$338,555

Shareholders’ equity:
Preferred stock	$—	$—	$—	$—	$—	$—	$—	$—	$—
Common stock(4)	—	38	38	5,454	(5,444)	48	55	62	69
Surplus and additional paid-in capital	770	12,031	12,801	—	9,610	22,411	24,673	26,934	29,536
Retained earnings (5)	26,579	(100)	26,479	7,796	(7,884)	26,391	26,391	26,391	26,391
Accumulated other comprehensive income (loss), net of tax	(471)	—	(471)	(123)	123	(471)	(471)	(471)	(471)
Treasury shares	—	—	—	—	—	—	—	—	—
Less: Common stock acquired by employee stock ownership plan(6)	—	(1,810)	(1,810)	(211)	211	(1,810)	(1,994)	(2,177)	(2,388)
Common stock acquired by equity incentive plan(7)	—	(938)	(938)	(110)	110	(938)	(1,071)	(1,203)	(1,355)

Total shareholders’ equity	$26,878	$9,221	$36,099	$12,806	$(3,274)	$45,631	$47,583	$49,536	$51,782

(1)

For a discussion of the assumptions used in calculating the expenses of the offering, see “Pro Forma Data.” Shares issued and outstanding total 4,786,967, 5,461,967, 6,136,967 and 6,913,217, respectively, at the minimum, midpoint, maximum and maximum, as adjusted, of the offering range including shares sold in the offering, issued to LaPorte Savings Bank, MHC and issued to City Savings Financial shareholders.

(2)	Reflects the issuance of 961,967 shares to City Savings Financial Corporation shareholders in the merger.

(3)

Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.

(4)	Reflects total shares issued, including shares sold in the offering, as well as all shares to be issued in the merger and issued to LaPorte Savings Bank, MHC.

(5)	Reflects initial capitalization of the mutual holding company of $100,000.

(6)

Assumes that 8.0% of the shares of common stock issued in the stock offering and issued in the merger will be acquired by the employee stock ownership plan in the offering with funds borrowed from LaPorte Bancorp. Under United States generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to plan participants’ accounts, a compensation expense will be charged, along with a related tax benefit, and a reduction in the charge against capital will occur in the amount of the compensation expense recognized. Since the funds are borrowed from LaPorte Bancorp, the borrowing will be eliminated in consolidation and no liability, interest income or interest expense will be reflected in the consolidated financial statements of LaPorte Bancorp. See “LaPorte Bancorp’s Management—Stock Benefit Plans—Employee Stock Ownership Plan and Trust.”

(7)

Assumes the purchase in the open market at $10.00 per share, for restricted stock awards under the proposed Stock-Based Incentive Plan, of a number of shares equal to 1.96% of the outstanding shares of common stock (including shares held by LaPorte Savings Bank, MHC and shares to be issued in the merger). The shares are reflected as a reduction of shareholders’ equity. We may award shares of common stock under one or more stock-based benefit plans in excess of 1.96% of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering, and the shares used to fund the plan in excess of this amount are obtained through stock repurchases. Accordingly, we may increase the awards beyond the amounts reflected in this table. See “Risk Related to This Offering,” “Pro Forma Data” and “LaPorte Bancorp’s Management—Stock Benefit Plans—Stock-Based Incentive Plan.”

Regulatory Capital Compliance

At March 31, 2007, The LaPorte Savings Bank exceeded all regulatory capital requirements. The following table presents The LaPorte Savings Bank’s capital position as reported under Generally Accepted Accounting Principles, applicable regulatory capital requirements under prompt corrective action regulations as of March 31, 2007, on a historical and a pro forma basis, assuming completion of the merger with City Savings Financial and completion of the public offering. The table reflects receipt by The LaPorte Savings Bank of 50% of the net proceeds of the offering after funding the expenses and cash costs of the merger with City Savings Financial. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan (8.0% of the shares of common stock issued, including shares issued to City Savings Financial shareholders in the merger, deducted from pro forma regulatory capital). For a discussion of the assumptions underlying the pro forma capital calculations presented below, see “Use of Proceeds,” “Capitalization” and “Pro Forma Data.” For a discussion of the capital standards applicable to The LaPorte Savings Bank and City Savings Bank, see “Regulation and Supervision—Savings Bank Regulation—Capital Requirements” and “Regulation and Supervision—Savings and Loan Holding Company Regulation—Savings Association Regulatory Capital Requirements,” respectively.

			Pro Forma (giving effect to the offering and merger) at March 31, 2007
	The LaPorte Savings Bank Historical at March 31, 2007		Minimum of Offering Range 1,300,500 Shares at $10.00 Per Share		Midpoint of Offering Range 1,530,000 Shares At $10.00 Per Share		Maximum of Offering Range 1,759,500 Shares at $10.00 Per Share		15% Above Maximum of Offering Range 2,023,425 Shares at $10.00 Per Share
(Dollars in thousands)	Amount	Percent of Assets(1)	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)
Capital under generally accepted accounting principles	$26,878	10.68%	$48,201	12.41%	$49,059	12.59%	$49,918	12.78%	$50,906	12.99%
Tier I Leverage Capital:
Actual	27,307	10.85%	38,627	10.12%	39,485	10.32%	40,344	10.51%	41,332	10.74%
Requirement	12,584	5.00%	19,080	5.00%	19,132	5.00%	19,184	5.00%	19,244	5.00%

Excess	14,723	5.85%	19,547	5.12%	20,353	5.32%	21,160	5.51%	22,088	5.74%

Tier I Risk-Based Capital:
Actual	27,307	17.86%	38,627	15.98%	39,485	16.32%	40,344	16.66%	41,332	17.05%
Requirement	9,174	6.00%	14,504	6.00%	14,516	6.00%	14,529	6.00%	14,543	6.00%

Excess	18,133	11.86%	24,123	9.98%	24,969	10.32%	25,815	10.66%	26,789	11.05%

Total Risk-Based Capital:
Actual	28,331	18.53%	40,691	16.83%	41,549	17.17%	42,408	17.51%	43,396	17.90%
Requirement(3)	15,291	10.00%	24,173	10.00%	24,194	10.00%	24,214	10.00%	24,238	10.00%

Excess	13,040	8.53%	16,518	6.83%	17,356	7.17%	18,194	7.51%	19,158	7.90%

(1)	Shown as percent of total assets under generally accepted accounting principles, adjusted total, or adjusted risk-weighted assets as appropriate.

(2)	Reflects the issuance of 961,967 shares in the merger with City Savings.

(3)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk-weighting.

Pro Forma Data

The following pro forma unaudited condensed consolidated statements of financial condition and the pro forma unaudited condensed consolidated statements of income give effect to the proposed offering and the merger with City Savings Financial, based on the assumptions set forth below. As a result, the pro forma data assumes the completion of the offering and the merger with City Savings Financial. The pro forma unaudited condensed consolidated financial statements are based, in part, on the audited consolidated financial statements of The LaPorte Savings Bank for the year ended December 31, 2006, the unaudited consolidated financial statements of City Savings Financial for the year ended December 31, 2006 and the unaudited consolidated financial statements of The LaPorte Savings Bank and City Savings Financial for the three months ended March 31, 2007. The pro forma unaudited condensed consolidated financial statements give effect to the offering at historical cost and to the merger using the purchase method of accounting as required by accounting principles generally accepted in the United States of America.

The pro forma adjustments in the tables assume the issuance of 1,300,500 shares, which is the minimum of the offering range, and 2,023,425 shares, which is the maximum of the offering range, as adjusted, in the offering and the merger. City Savings Financial shareholders will receive in the merger $34.00 in cash, or 3.4 shares of LaPorte Bancorp common stock, or a combination thereof for each City Savings Financial share held with the amount of common stock equal to 50% of the merger consideration based on the terms of the merger agreement. The remainder of the merger consideration is assumed to consist of cash. The purchase price for purposes of the pro forma presentation for City Savings Financial was calculated as follows:

	March 31, 2007	December 31, 2006
	(In thousands)	(In thousands)
Net assets acquired (not adjusted for purchase accounting)	$12,806	$12,703
Elimination of acquired stock based benefit plans, net of tax	254	254
Purchase accounting adjustments:
Estimated non-tax deductible merger costs	(896)	(896)
Estimated tax deductible merger costs	(1,209)	(1,209)
Loans receivable, net(1)	(1,858)	(1,858)
Deposits(1)	(6)	(6)
Borrowings(1)	84	84
Core deposit intangible asset(2)	1,414	1,414
Customer relationship intangible(3)	288	288
Tax impact of taxable purchase accounting adjustments at 39%	502	502
Goodwill	8,221	8,164

Purchase price, net (4)	$19,600	$19,440

(1)

Adjustment to loans receivable, net includes a reduction under AICPA Statement of Position (SOP) 03-3 for consideration of the nonaccretable difference for loans to be acquired from City Savings Financial based on the application of The LaPorte Savings Bank’s methodology for calculating its allowance for loan losses to the information available to it regarding City Savings Financial’s loans. The estimate of the management of The LaPorte Savings Bank is based on its preliminary evaluation of the collectability of the City Savings Financial loans. This estimate will be reevaluated by the management of The LaPorte Savings Bank as of the merger closing date, and this estimate could change based on performing a more thorough review of the collectability of the City Savings Financial loan portfolio at that time. In addition, loans, certificates of deposit and borrowings adjustments reflect the market value adjustment assigned to each class of these items. Fair value adjustments are calculated using discounted cash flow analysis using a comparison of portfolio rates to market rates as of March 31, 2007, with such adjustments applied to the December 31, 2006 balances. Fair value adjustments are amortized using the estimated lives of the respective assets and liabilities.

(2)

Core deposits intangibles reflect the present value benefit to LaPorte Bancorp of utilizing the acquired core deposits as a funding source relative to wholesale funding costs based on the rates of Federal Home Loan Bank advances. The core deposit intangible is calculated using deposit balances and interest rates as of March 31, 2007. Costs of the acquired core deposits include interest costs, plus estimated operating expenses, less estimated noninterest income to be derived from the core deposits. Acquired core deposits are projected to decay based on assumptions promulgated by the Office of Thrift Supervision. The yield benefit for each period is discounted to present value using a weighted average cost of capital. The core deposit intangibles are amortized over the estimated lives of the core deposits using an accelerated amortization method.

(3)	Customer relationship intangible reflects the estimated customer acquisition costs saved by The LaPorte Savings Bank by acquiring the existing customers of City Savings Financial.

(4)	The composition of the purchase price, net, is as follows (in thousands)

Stock portion of merger consideration	$9,620
Cash portion of merger consideration	9,620
Cash cost of purchasing options	591
Less: tax effect of purchasing options at 39% tax rate	(231)
Purchase price, net	19,600

The cash required to complete the merger totals $12.0 million, including $9.6 million of cash merger consideration, $360,000 of net cash required to purchase stock options, $896,000 of non-tax deductible merger expenses, $1.2 million of tax deductible merger expenses and $145,000 of one-time restructuring expenses net of $254,000 saved by terminating City Saving Financial’s existing ESOP and stock benefit plan.

The net proceeds of the offering are based upon the following assumptions:

•	LaPorte Bancorp will sell all shares of common stock offered in the subscription offering;

•

LaPorte Bancorp’s employee stock ownership plan will purchase a number of shares equal to 8.0% of the total number of shares of LaPorte Bancorp issued in the offering and the merger, with a loan from LaPorte Bancorp;

•	expenses of the offering, other than the fees to be paid to Keefe Bruyette & Woods, Inc., are estimated to be $807,000;

•	88,500 shares of common stock will be purchased by LaPorte Bancorp’s executive officers and directors, and their immediate families; and

•

Keefe Bruyette & Woods, Inc. will receive fees equal to 1.25% of the aggregate purchase price of the shares of stock sold in the offering, excluding any shares purchased by any employee benefit plans and any of LaPorte Bancorp’s directors, officers or employees or members of their immediate families.

The purchase price, net, of the merger may be affected by the exercise of options by City Savings Financial option holders prior to completion of the merger, although a significant majority of such holders have agreed not to exercise their options prior to the completion of the merger. The purchase price, net, will not however be affected by the results of the offering or the possibility that merger expenses may vary from those shown in the previous tables. Should merger expenses vary, the variance would result in a corresponding and offsetting adjustment to goodwill.

In addition, the expenses of the offering and the merger may vary from those estimated, and the fees paid to Keefe Bruyette & Woods, Inc. will vary from the amounts estimated if the amount of shares of LaPorte Bancorp common stock sold varies from the amounts assumed above or if a syndicated community offering becomes necessary. These items, net of income tax effects, are shown as a reduction in shareholders’ equity in the following tables, but are not shown as a reduction in net income for the periods shown in the following tables.

The pro forma unaudited condensed consolidated financial statements are provided for informational purposes only. The pro forma financial information presented is not necessarily indicative of the actual results that would have been achieved had the offering and merger been consummated as of the dates shown, and is not indicative of future results. The pro forma unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto of The LaPorte Savings Bank and City Savings Financial contained elsewhere in this document.

Pro forma net earnings has been calculated for the most recent fiscal year of The LaPorte Savings Bank, including audited results for The LaPorte Savings Bank for the twelve months ended December 31, 2006 and unaudited results for City Savings Financial for the twelve months ended December 31, 2006, and for the three months ended March 31, 2007 as if the shares of LaPorte Bancorp common stock to be issued in the offering had been sold and the merger exchange shares had been issued as of the beginning of each period. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of LaPorte Bancorp common stock.

The December 31, 2006 figures include the audited balance sheet of The LaPorte Savings Bank as of December 31, 2006, the unaudited balance sheet of City Savings Financial as of December 31, 2006, and the pro forma effects of the merger and the offering. The March 31, 2007 figures include unaudited balance sheets for The LaPorte Savings Bank and City Savings Financial as of March 31, 2007 and the pro forma effects of the merger and the offering.

The pro forma unaudited condensed consolidated statements of financial condition as of December 31, 2006 and as of March 31, 2007 assume the offering and merger were consummated as of December 31, 2006 and March 31, 2007, respectively.

Shareholders’ equity represents the resulting book value of the common shareholders’ ownership of LaPorte Bancorp, The LaPorte Savings Bank and City Savings Financial computed in accordance with accounting principles generally accepted in the United States of America. Pro forma shareholders’ equity and book value are not intended to represent the fair market value of the common stock and, due to the existence of the tax bad debt reserve and the liquidation account, may be different than amounts that would be available for distribution to shareholders in the event of liquidation.

The unaudited pro forma net income and common shareholders’ equity derived from the above assumptions are qualified by the statements set forth under this caption and should not be considered indicative of the market value of LaPorte Bancorp common stock or the actual results of operations of LaPorte Bancorp and City Savings Financial for any period. Such pro forma data may be materially affected by the actual gross proceeds from the sale of shares of LaPorte Bancorp in the offering and the actual expenses incurred in connection with the offering and the merger. Pro Forma merger adjustments to net income include entries to reflect the estimated fair value adjustments on financial assets and liabilities and the amortization of identifiable intangible assets created in the acquisition. Excluded from the calculation of pro forma net income are any adjustments to reflect the estimated interest income to be earned on the net proceeds of the offering, the estimated interest income to be foregone on the cash required to fund the merger with City Savings Financial and related expenses, and other estimated expense reductions from consolidating the operations of City Savings Financial with those of LaPorte Bancorp. Such entries will be recorded as incurred, are generally non-recurring and are thus not reflected in the calculations of pro forma net income. See “Use of Proceeds.”

The following table presents pro forma balance sheet information at March 31, 2007 at the minimum of the offering range, assuming the issuance of 1,300,500 shares in the offering, the issuance of 2,524,500 shares to LaPorte Savings Bank, MHC and the issuance of 961,967 shares to shareholders of City Savings Financial in the merger.

Pro Forma Unaudited Condensed Consolidated Statement of Financial Condition

March 31, 2007

	LaPorte Bancorp Historical	Offering Adjustments(1)		LaPorte Bancorp Pro Forma As Converted	City Savings Financial Historical	Merger Adjustments (2)		LaPorte Bancorp Pro Forma Consolidated
	(In thousands)
Assets
Cash and cash equivalents	$7,521	$9,221	(3)	$16,742	$3,187	$(11,976	)(10)	$7,953
Interest bearing time deposit					100			100
Securities available for sale	85,768	—		85,768	16,320	—		102,088
Securities held to maturity	—	—		—	126	—		126
Federal Home Loan Bank stock, at cost	2,661	—		2,661	1,526	—		4,187
Loans held for sale	496	—		496	390	—		886
Loans receivable, net	137,318	—		137,318	100,616	(1,858	)(11)	236,076
Premises and equipment, net	8,134	—		8,134	3,799	—		11,933
Cash surrender value of life insurance	6,107	—		6,107	2,713	—		8,820
Goodwill	—	—		—	—	8,221	(12)	8,221
Core deposit intangible	—	—		—	—	1,414	(13)	1,414
Customer relationship intangible	—	—		—	—	288	(14)	288
Other amortizing intangible assets – mortgage servicing rights	419	—		419	—	—		419
Other	3,298	—		3,298	2,151	559	(15)	6,008

Total assets	$251,722	$9,221		$260,943	$130,928	$(3,352)		$388,519

Liabilities
Deposits	$184,215	$—		$184,215	$94,977	$6	(16)	$279,198
Federal Home Loan Bank advances and other borrowings	38,500	—		38,500	15,941	(84	)(17)	54,357
Other liabilities	2,129	—	(4)	2,129	2,204	—		4,333
Subordinated debentures	—	—		—	5,000	—		5,000

Total liabilities	$224,844	$—		$224,844	$118,122	$(78)		$342,888

Shareholders’ equity
Common stock	$—	$38	(5)	$38	$5,344	$(5,334	)(18)	$48
Surplus and paid-in-capital	770	12,031	(6)	12,801	—	9,610	(19)	22,411
Retained earnings	26,579	(100	)(7)	26,479	7,796	(7,884	)(20)	26,391
Accumulated other comprehensive (loss) income, net of tax	(471)	—		(471)	(123)	123	(21)	(471)
Treasury stock	—	—		—	—	—		—
Employee stock ownership plan	—	(1,810	)(8)	(1,810)	(211)	211	(21)	(1,810)
Restricted stock	—	(938	)(9)	(938)	—	—		(938)

Total equity	$26,878	$9,221		$36,099	$12,806	$(3,274)		$45,631

Total liabilities and equity	$251,722	$9,221		$260,943	$130,928	$(3,352)		$388,519

(footnotes on following pages)

(1)

Shows the effect of the minority stock offering of LaPorte Bancorp, assuming gross proceeds of $13.0 million, the minimum of the valuation range, offering expenses of $0.9 million, and establishment of an ESOP that will acquire 8.00% of the shares issued in the offering plus merger shares and establishment of an equity incentive plan that will acquire up to 1.96% of the total pro forma shares outstanding. We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 4.90% and 1.96%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering and shares used to fund the plans in excess of the foregoing are obtained through stock repurchases. The ESOP will purchase its shares in the offering and possibly open market purchases. The equity incentive plan will purchase shares in the open market. Open market purchases by the ESOP and equity incentive plan are assumed to occur at $10 per share.

(2)	Reflects the purchase accounting and acquisition adjustments related to the acquisition of City Savings Financial for a price of $34.00 per share in cash and newly issued conversion stock.

(3)	Calculated as follows:

(In thousands)
Gross proceeds of offering	$13,005
Estimated expenses	(936)
Initial capitalization of mutual holding company	(100)
Common stock acquired by ESOP	(1,810)
Common stock acquired by equity incentive plan	(938)

Pro forma adjustment	$9,221

(4)	The ESOP loan is assumed to be funded internally with a loan from LaPorte Bancorp, thus no borrowing liability will be recorded on the consolidated balance sheet of LaPorte Bancorp.

(5)	Par value $0.01 per share and the issuance of 1,300,500 shares in the offering and 2,524,500 shares issued to LaPorte Savings Bank, MHC.

(6)	Calculated as follows:

(In thousands)
Net proceeds of offering	$12,069
Less: par value (Footnote 5)	(38)

Pro forma adjustment	$12,031

(7)	Initial capitalization of the mutual holding company.

(8)	Contra-equity account established to reflect the obligation to repay the loan to the ESOP.

(9)	Contra-equity account established to reflect the equity incentive plan.

(10)

Includes the cash portion of the merger consideration paid to shareholders of City Savings Financial, non-tax deductible transaction expenses, tax deductible transaction expenses and one time restructuring expenses.

(In thousands)
Cash portion of merger consideration	$9,980
Non-tax deductible transaction expenses	896
Tax deductible transaction expenses	1,209
One time restructuring expenses	145
Less: cash provided by termination of City Savings Financial existing ESOP and MRP	(254)

Total cash adjustment	$11,976

(11)

Adjustment to loans receivable, net includes a reduction under AICPA Statement of Position (SOP) 03-3 for consideration of the nonaccretable difference for loans to be acquired from City Savings Financial based on the application of The LaPorte Savings Bank’s methodology for calculating its allowance for loan losses to the information available to it regarding City Savings Financial’s loans. The estimate of the management of The LaPorte Savings Bank is based on its preliminary evaluation of the collectability of the City Savings Financial loans. This estimate will be reevaluated by the management of The LaPorte Savings Bank as of the merger closing date, and this estimate could change based on performing a more thorough review of the collectability of the City Savings Financial loan portfolio at that time. The pro forma adjustment to loans receivable, net also reflects a reduction for a yield adjustment of $432,000. The yield adjustment reflects the present value difference between portfolio yields and market rates as of March 31, 2007 for loans acquired in the merger. For variable rate loans that reprice frequently and with no significant change in credit risk, fair value is the carrying value. For other categories of loans such as fixed rate residential mortgages, commercial and consumer loans, fair value is estimated based on discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar collateral and credit ratings and for similar remaining maturities. Yield adjustments are accreted into income over the lives of the related loans.

(12)	Goodwill is an intangible asset that is not subject to amortization. The goodwill balance will be tested annually for impairment. Goodwill is calculated as follows:

City Savings Financial Goodwill
(In thousands, except per share data)
Purchase price per share ($)	$34.00
Number of City Savings shares acquired	565,863
Number of City Savings options acquired	39,016
Average exercise price of options ($)	$18.84
Cost of purchasing shares	$19,239
Cost of purchasing options at the difference between $34.00 and the exercise price of the options	591
Tax effect of purchasing options at 39%	(230)

Purchase price, net	$19,600
Less: acquired shareholders’ equity	(12,806)
Less: repayment of ESOP loan	(211)
Less: tax benefit from accelerated MRP vesting at 39%	(43)
Plus: non-tax deductible transaction costs	896
Plus: taxable purchase accounting adjustments:
Tax deductible transaction expenses	1,209
Yield adjustment for acquired CDs	6
Yield adjustment for acquired borrowings	(84)
Yield adjustment for acquired loans	432
Additional allowance for loan losses	1,426
Core deposit intangible	(1,414)
Customer relationship intangible	(288)
Tax effect at the marginal tax rate at 39%	(502)

Goodwill	$8,221

(13)

Core deposit intangible is an identifiable intangible asset representing the economic value of the acquired City Savings Financial core deposit base, calculated as the present value benefit of funding operations with the acquired core deposit base versus using an alternative wholesale funding source. The core deposit intangible asset is amortized into expense on an accelerated basis.

(14)

Customer relationship intangible reflects the estimated customer acquisition costs saved by The LaPorte Savings Bank in acquiring the existing customers of City Savings Financial. The customer relationship intangible is amortized to expense on a straight-line basis over 4 years.

(15)	Deferred tax asset created as a result of purchase accounting - $502,000 (see footnote 12) and as a result of one time restructuring expenses - $57,000 (see footnote 20).

(16)

Yield adjustment to reflect the present value difference between portfolio yields and market rates as of March 31, 2007 for time deposits acquired in the merger. Yield adjustment is estimated using present value analysis and the yield adjustment is accreted into income over the lives of the related time deposits.

(17)

Yield adjustment to reflect the present value difference between portfolio costs and market rates as of March 31, 2007 for borrowings with comparable maturities. The yield adjustment is accreted into income over the lives of the related borrowings.

(18)	Par value of 961,967 shares of common stock issued in acquisition at $0.01 per share, less adjustment to eliminate common stock of City Savings Financial pursuant to purchase accounting.

(19)	Adjustment to paid in capital calculated as follows:

(In thousands)
Stock issued to City Savings Financial shareholders in the merger (961,967 shares at $10 per share)	$9,620
Less par value of common stock issued in merger (see footnote 18)	(10)

Adjustment to paid-in capital	$9,610

(20)	Adjustment of retained earnings calculated as follows:

(In thousands)
Eliminate existing City Savings Financial retained earnings	$(7,796)
One time restructuring expenses	(145)
Less tax effect of one time restructuring expenses at 39%	57

Adjustment to retained earnings	$(7,884)

(21)	Adjustment to treasury stock, employee stock ownership plan and restricted stock to eliminate these capital accounts of City Savings Financial pursuant to purchase accounting.

The following table presents pro forma balance sheet information at December 31, 2006 at the minimum of the offering range, assuming the issuance of 1,300,500 shares in the offering, the issuance of 2,524,500 shares to LaPorte Savings Bank, MHC and the issuance of 961,967 shares to shareholders of City Savings Financial in the merger.

Pro Forma Unaudited Condensed Consolidated Statement of Financial Conditions

December 31, 2006

	LaPorte Bancorp Historical	Offering Adjustments (1)		LaPorte Bancorp Pro Forma As Converted	City Savings Financial Historical	Merger Adjustments (2)		LaPorte Bancorp Pro Forma Consolidated
	(In thousands)
Assets
Cash and cash equivalents	$21,047	$9,221	(3)	$30,268	$2,561	$(11,816	)(10)	$21,013
Interest-bearing time deposit					100
Securities available for sale	88,538	—		88,538	16,506	—		105,044
Securities held to maturity	—	—		—	130	—		130
Federal Home Loan Bank stock, at cost	2,661	—		2,661	1,526	—		4,187
Loans held for sale	—	—		—	781	—		781
Loans receivable, net	136,077	—		136,077	105,763	(1,858	)(11)	239,982
Premises and equipment, net	8,200	—		8,200	3,845	—		12,045
Cash surrender value of life insurance	6,048	—		6,048	2,693	—		8,741
Goodwill	—	—		—	—	8,164	(12)	8,164
Core deposit intangible	—	—		—	—	1,414	(13)	1,414
Customer relationship intangible	—	—		—	—	288	(14)	288
Other amortizing intangible assets-mortgage securities rights	418	—		418	—	—		418
Other	3,483	—		3,483	3,218	559	(15)	7,260

Total assets	$266,472	$9,221		$275,693	$137,023	$(3,249)		$409,467

Liabilities
Deposits	$201,859	$—		$201,859	$87,846	$6	(16)	$289,711
Federal Home Loan Bank advances and other borrowings	36,500	—		36,500	28,687	(84	)(17)	65,103
Other liabilities	1,727	—	(4)	1,727	2,787	—		4,514
Subordinated debentures	—	—		—	5,000	—		5,000

Total liabilities	$240,086	$—		$240,086	$124,320	$(78)		$364,328

Shareholders’ equity
Common stock	$—	$38	(5)	$38	$5,349	$(5,339	)(18)	$48
Surplus and paid in capital	770	12,031	(6)	12,801	—	9,610	(19)	22,411
Retained earnings	25,846	(100	)(7)	25,746	7,707	(7,795	)(20)	25,658
Accumulated other comprehensive (loss) income, net of tax	(230)	—		(230)	(142)	142	(21)	(230)
Treasury stock	—	—		—	—	—		—
Employee stock ownership plan	—	(1,810	)(8)	(1,810)	(211)	211	(21)	(1,810)
Restricted stock	—	(938	)(9)	(938)	—	—		(938)

Total equity	$26,386	$9,221		$35,607	$12,703	$(3,171)		$45,139

Total liabilities and equity	$266,472	$9,221		$275,693	$137,023	$(3,249)		$409,467

(footnotes on following pages)

(1)

Shows the effect of the minority stock offering of LaPorte Bancorp, assuming gross proceeds of $13.0 million, the minimum of the valuation range, offering expenses of $0.9 million, and establishment of an ESOP that will acquire 8.00% of the shares issued in the offering and merger and establishment of an equity incentive plan that will acquire up to 1.96% of the total pro forma shares outstanding. The ESOP will purchase its shares in the offering and possibly open market purchases. The equity incentive plan will purchase shares in the open market after receiving shareholder approval to adopt the plan. We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 4.90% and 1.96%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering and shares used to fund the plans in excess of the foregoing are obtained through stock repurchases. Open market share purchases by the ESOP and equity incentive plan are assumed to occur at $10 per share.

(2)	Reflects the purchase accounting and acquisition adjustments related to the acquisition of City Savings Financial for a price of $34.00 per share in cash and newly issued conversion stock.

(3)	Calculated as follows:

(In thousands)
Gross proceeds of offering	$13,005
Estimated expenses	(936)
Initial capitalization of the mutual holding company	(100)
Common stock acquired by ESOP	(1,810)
Common stock acquired by equity incentive plan	(938)

Pro forma adjustment	$9,221

(4)	The ESOP loan is assumed to be funded internally with a loan from LaPorte Bancorp, thus no borrowing liability will be recorded on the consolidation balance sheet of LaPorte Bancorp.

(5)	Par value $0.01 per share and the issuance of 1,300,500 shares in the offering and 2,524,500 shares issued to LaPorte Savings Bank, MHC.

(6)	Calculated as follows:

(In thousands)
Net proceeds of offering	$12,069
Less: par value (footnote 5)	(38)

Pro forma adjustment	$12,031

(7)	Initial capitalization of the mutual holding company.

(8)	Contra-equity account established to reflect the obligation to repay the loan to the ESOP.

(9)	Contra-equity account established to reflect the equity incentive plan.

(10)

Includes the cash portion of the merger consideration paid to shareholders of City Savings Financial, non-tax deductible transaction expenses, tax deductible transaction expenses and one time restructuring expenses

(In thousands)
Cash portion of merger consideration	$9,820
Non-tax deductible transaction expenses	896
Tax deductible transaction expenses	1,209
One time restructuring expenses	145
Less: cash provided by termination of City Savings Financial existing ESOP and MRP	(254)

Total cash adjustment	$11,816

(11)

Adjustment to loans receivable, net includes a reduction under AICPA Statement of Position (SOP) 03-3 for consideration of the nonaccretable difference for loans to be acquired from City Savings Financial based on the application of The LaPorte Savings Bank’s methodology for calculating its allowance for loan losses to the information available to it regarding City Savings Financial’s loans. The estimate of the management of The LaPorte Savings Bank is based on its preliminary evaluation of the collectability of the City Savings Financial loans. This estimate will be reevaluated by the management of The LaPorte Savings Bank as of the merger closing date, and this estimate could change based on performing a more thorough review of the collectability of the City Savings Financial loan portfolio at that time. The pro forma adjustment to loans receivable, net also reflects a reduction for a yield adjustment of $432,000. The yield adjustment reflects the present value difference between portfolio yields and market rates as of March 31, 2007, with such adjustments applied to the December 31, 2006 balances for loans acquired in the merger. For variable rate loans that reprice frequently and with no significant change in credit risk, fair value is the carrying value. For other categories of loans such as fixed rate residential mortgages, commercial and consumer loans, fair value is estimated based on discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar collateral and credit ratings and for similar remaining maturities. Yield adjustments are accreted into income over the lives of the related loans.

(12)	Goodwill is an intangible asset that is not subject to amortization. The goodwill balance will be tested annually for impairment. Goodwill is calculated as follows:

City Savings Financial Goodwill
(In thousands, except per share data)
Purchase price per share ($)	$34.00
Number of City Savings shares acquired	565,863
Number of City Savings options acquired	21,779
Average exercise price of options ($)	$18.84
Cost of purchasing shares	19,239
Cost of purchasing options at the difference between $34.00 and the exercise price of the options	330
Tax effect of purchasing options at 39%	(129)

Purchase price, net	$19,440
Less: acquired shareholders’ equity	(12,703)
Less: repayment of ESOP loan	(211)
Less: tax benefit from accelerated MRP vesting at 39%	(43)
Plus: non-tax deductible transaction costs	896
Plus: taxable purchase accounting adjustments:
Tax deductible transaction expenses	1,209
Yield adjustment for acquired CDs	6
Yield adjustment for acquired borrowings	(84)
Yield adjustment for acquired loans	432
Additional allowance for loan losses	1,426
Core deposit intangible	(1,414)
Customer relationship intangible	(288)
Tax effect at the marginal tax rate of 39%	(502)

Goodwill	$8,164

(13)

Core deposit intangible is an identifiable intangible asset representing the economic value of the acquired City Savings Financial core deposit base, calculated as the present value benefit of funding operations with the acquired core deposit base versus using an alternative wholesale funding source. The core deposit intangible asset is amortized into expense on an accelerated basis.

(14)

Customer relationship intangible reflects the estimated customer acquisition costs saved by The LaPorte Savings Bank in acquiring the existing customers of City Savings Financial. The customer relationship intangible is amortized to expense on a straight line basis over 4 years.

(15)	Deferred tax asset created as a result of purchase accounting - $502,000. (see footnote 12.) and as a result of one time restructuring expenses - $57,000 (see footnote 20).

(16)

Yield adjustment to reflect the present value difference between portfolio yields and market rates as of March 31, 2007, with such adjustments applied to the December 31, 2006 balances for time deposits acquired in the merger. Yield adjustment is estimated using present value analysis and the yield adjustment is accreted into income over the lives of the related time deposits.

(17)

Yield adjustment to reflect the present value difference between portfolio costs and market rates as of March 31, 2007, with such adjustments applied to the December 31, 2006 balances for borrowings with comparable maturities. The yield adjustment is accreted into income over the lives of the related borrowings.

(18)	Par value of 961,967 shares of common stock issued in acquisition at $0.01 per share, less adjustment to eliminate common stock of City Savings Financial pursuant to purchase accounting.

(19)	Adjustment to paid in capital calculated as follows:

(In thousands)
Stock issued to City Savings Financial shareholders in the merger (961,967 shares at $10 per share)	$9,620
Less par value of common stock issued in merger (see footnote 18)	(10)

Adjustment to paid-in capital	$9,610

(20)	Adjustment to retained earnings calculated as follows:

(In thousands)
Eliminate existing City Savings Financial retained earnings	$(7,707)
One time restructuring expenses	(145)
Less tax effect of one time restructuring expenses at 39%	57

Adjustment to retained earnings	$(7,795)

(21)	Adjustment to treasury stock, employee stock ownership plan and restricted stock to eliminate these capital accounts of City Savings Financial pursuant to purchase accounting.

The following table presents pro forma balance sheet information at March 31, 2007 at the adjusted maximum of the offering range assuming the issuance of 2,023,425 shares in the offering, the issuance of 3,927,825 shares to LaPorte Savings Bank, MHC and the issuance of 961,967 shares to shareholders of City Savings Financial in the merger.

Pro Forma Unaudited Condensed Consolidated Statement of Financial Condition

March 31, 2007

	LaPorte Bancorp Historical	Offering Adjustments(1)		LaPorte Bancorp Pro Forma As Converted	City Savings Financial Historical	Merger Adjustments(2)		LaPorte Bancorp Pro Forma Consolidated
	(In thousands)
Assets
Cash and cash equivalents	$7,521	$15,372	(3)	$22,893	$3,187	$(11,976	)(10)	$14,104
Interest bearing time deposit					100			100
Securities available for sale	85,768	—		85,768	16,320	—		102,088
Securities held to maturity	—	—		—	126	—		126
Federal Home Loan Bank stock, at cost	2,661	—		2,661	1,526	—		4,187
Loans held for sale	496	—		496	390	—		886
Loans receivable, net	137,318	—		137,318	100,616	(1,858	)(11)	236,076
Premises and equipment, net	8,134	—		8,134	3,799	—		11,933
Cash surrender value of life insurance	6,107	—		6,107	2,713	—		8,820
Goodwill	—	—		—	—	8,221	(12)	8,221
Core deposit intangible	—	—		—	—	1,414	(13)	1,414
Customer relationship intangible	—	—		—	—	288	(14)	288
Other amortizing intangible assets – mortgage servicing rights	419	—		419	—	—		419
Other	3,298	—		3,298	2,151	559	(15)	6,008

Total assets	$251,722	$15,372		$267,094	$130,928	$(3,352)		$394,670

Liabilities
Deposits	$184,215	$—		$184,215	$94,977	$6	(16)	$279,198
Federal Home Loan Bank advances and other borrowings	38,500	—		38,500	15,941	(84	)(17)	54,357
Other liabilities	2,129	—	(4)	2,129	2,204	—		4,333
Subordinated debentures	—	—		—	5,000	—		5,000

Total liabilities	$224,844	$—		$224,844	$118,122	$(78)		$342,888

Shareholders’ equity
Common stock	$—	$60	(5)	$60	$5,344	$(5,334	)(18)	$70
Surplus and paid in capital	770	19,155	(6)	19,925	—	9,610	(19)	29,535
Retained earnings	26,579	(100	)(7)	26,479	7,796	(7,884	)(20)	26,391
Accumulated other comprehensive (loss) income, net of tax	(471)	—		(471)	(123)	123	(21)	(471)
Treasury stock	—	—		—	—	—		—
Employee stock ownership plan	—	(2,388	)(8)	(2,388)	(211)	211	(21)	(2,388)
Restricted stock	—	(1,355	)(9)	(1,355)	—	—		(1,355)

Total equity	$26,878	$15,372		$42,250	$12,806	$(3,274)		$51,782

Total liabilities and equity	$251,722	$15,372		$267,094	$130,928	$(3,352)		$394,670

(footnotes on following pages)

(1)

Shows the effect of the minority stock offering of LaPorte Bancorp, assuming gross proceeds of $20.2 million, the adjusted maximum of the valuation range, offering expenses of $1.0 million, and establishment of an ESOP that will acquire 8.00% of the shares issued in the offering plus merger shares and establishment of an equity incentive plan that will acquire up to 1.96% of the total pro forma shares outstanding. We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 4.90% and 1.96%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering and shares used to fund the plans in excess of the foregoing are obtained through stock repurchases. The ESOP will purchase its shares in the offering and possibly open market purchases. The equity incentive plan will purchase shares in the open market after receiving shareholder approval to adopt the plan. Open market share purchases by the ESOP and equity incentive plan are assumed to occur at $10 per share.

(2)	Reflects the purchase accounting and acquisition adjustments related to the acquisition of City Savings Financial for a price of $34.00 per share in cash and newly issued conversion stock.

(3)	Calculated as follows:

(In thousands)
Gross proceeds of offering	$20,234
Estimated expenses	(1,019)
Initial capitalization of mutual holding company	(100)
Common stock acquired by ESOP	(2,388)
Common stock acquired by equity incentive plan	(1,355)

Pro forma adjustment	$15,372

(4)	The ESOP loan is assumed to be funded internally with a loan from LaPorte Bancorp, thus no borrowing liability will be recorded on the consolidated balance sheet of LaPorte Bancorp.

(5)	Par value $0.01 per share and the issuance of 2,023,425 shares in the offering and 3,927,825 shares issued to LaPorte Savings Bank, MHC.

(6)	Calculated as follows:

(In thousands)
Net proceeds of offering	$19,215
Less: par value (footnote 5)	(60)

Pro forma adjustment	$19,155

(7)	Initial capitalization of the mutual holding company.

(8)	Contra-equity account established to reflect the obligation to repay the loan to the ESOP.

(9)	Contra-equity account established to reflect the equity incentive plan.

(10)

Includes the cash portion of the merger consideration paid to shareholders of City Savings Financial, non-tax deductible transaction expenses, tax deductible transaction expenses and one time restructuring expenses.

(In thousands)
Cash portion of merger consideration	$9,980
Non-tax deductible transaction expenses	896
Tax deductible transaction expenses	1,209
One time restructuring expenses	145
Less: cash provided by termination of City Savings Financial existing ESOP and MRP	(254)

Total cash adjustment	$11,976

(11)

Adjustment to loans receivable, net includes a reduction under AICPA Statement of Position (SOP) 03-3 for consideration of the nonaccretable difference for loans to be acquired from City Savings Financial based on the application of The LaPorte Savings Bank’s methodology for calculating its allowance for loan losses to the information available to it regarding City Savings Financial’s loans. The estimate of the management of The LaPorte Savings Bank is based on its preliminary evaluation of the collectability of City Savings Financial loans. This estimate will be reevaluated by the management of The LaPorte Savings Bank as of the merger closing date, and this estimate could change based on performing a more thorough review of the collectability of the City Savings Financial loan portfolio at that time. The pro forma adjustment to loans receivable, net also reflects a reduction for a yield adjustment of $432,000. The yield adjustment reflects the present value difference between portfolio yields and market rates as of March 31, 2007 for loans acquired in the merger. For variable rate loans that reprice frequently and with no significant change in credit risk, fair value is the carrying value. For other categories of loans such as fixed rate residential mortgages, commercial and consumer loans, fair value is estimated based on discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar collateral and credit ratings and for similar remaining maturities. Yield adjustments are accreted into income over the lives of the related loans.

(12)	Goodwill is an intangible asset that is not subject to amortization. The goodwill balance will be tested annually for impairment. Goodwill is calculated as follows:

City Savings Financial Goodwill
(In thousands, except per share data)
Purchase price per share ($)	$34.00
Number of City Savings shares acquired	565,863
Number of City Savings options acquired	39,016
Average exercise price of options ($)	$18.84
Cost of purchasing shares	$19,239
Cost of purchasing options at the difference between $34.00 and the exercise price of the options	591
Tax effect of purchasing options at 39%	(230)

Purchase price, net	$19,600
Less: acquired shareholders’ equity	(12,806)
Less: repayment of ESOP loan	(211)
Less: tax benefit from accelerated MRP vesting at 39%	(43)
Plus: non-tax deductible transaction costs	896
Plus: taxable purchase accounting adjustments:
Tax deductible transaction expenses	1,209
Yield adjustment for acquired CDs	6
Yield adjustment for acquired borrowings	(84)
Yield adjustment for acquired loans	432
Additional allowance for loan losses	1,426
Core deposit intangible	(1,414)
Customer relationship intangible	(288)
Tax effect at the marginal tax rate of 39%	(502)

Goodwill	$8,221

(13)

Core deposit intangible is an identifiable intangible asset representing the economic value of the acquired City Savings core deposit base, calculated as the present value benefit of funding operations with the acquired core deposit base versus using an alternative wholesale funding source. The core deposit intangible asset is amortized into expense on an accelerated basis.

(14)

Customer relationship intangible reflects the estimated customer acquisition costs saved by The LaPorte Savings Bank in acquiring the existing customers of City Savings Financial. The customer relationship intangible is amortized to expense on a straight line basis over 4 years.

(15)	Deferred tax asset created as a result of purchase accounting - $502,000 (see footnote 12) and as a result of one time restructuring expenses - $57,000 (see footnote 20).

(16)

Yield adjustment to reflect the present value difference between portfolio yields and market rates as of March 31, 2007 for time deposits acquired in the merger. Yield adjustment is estimated using present value analysis and the yield adjustment is accreted into income over the lives of the related time deposits.

(17)

Yield adjustment to reflect the present value difference between portfolio costs and market rates as of March 31, 2007 for borrowings with comparable maturities. The yield adjustment is accreted into income over the lives of the related borrowings.

(18)	Par value of 961,967 shares of common stock issued in acquisition at $0.01 per share, less adjustment to eliminate common stock of City Savings Financial pursuant to purchase accounting.

(19)	Adjustment to paid in capital calculated as follows:

(In thousands)
Stock issued to City Savings Financial shareholders in the merger (961,967 shares at $10 per share)	$9,620
Less par value of common stock issued in merger (see footnote 18)	(10)

Adjustment to paid-in capital	$9,610

(20)	Adjustment to retained earnings is calculated as follows:

(In thousands)
Eliminate existing City Savings Financial retained earnings	$(7,796)
One time restructuring expenses	(145)
Less tax effect of one time restructuring expenses at 39%	57

Adjustment to retained earnings	$(7,884)

(21)	Adjustment to treasury stock, employee stock ownership plan and restricted stock to eliminate these capital accounts of City Savings Financial pursuant to purchase accounting.

The following table presents pro forma balance sheet information at December 31, 2006 at the adjusted maximum of the offering range assuming the issuance of 2,023,425 shares in the offering, the issuance of 3,927,825 shares to LaPorte Savings Bank, MHC and the issuance of 961,967 shares to shareholders of City Savings Financial in the merger.

Pro Forma Unaudited Condensed Consolidated

Statement of Financial Condition

December 31, 2006

	LaPorte Bancorp Historical	Offering Adjustments(1)		LaPorte Bancorp Pro Forma As Converted	City Savings Financial Historical	Merger Adjustments(2)		LaPorte Bancorp Pro Forma Consolidated
	(In thousands)
Assets
Cash and cash equivalents	$21,047	$15,372	(3)	$36,419	$2,561	$(11,816	)(10)	$27,164
Securities available for sale	88,538	—		88,538	16,506	—		105,044
Securities held to maturity	—	—		—	130	—		130
Federal Home Loan Bank stock, at cost	2,661	—		2,661	1,526	—		4,187
Loans held for sale	—	—		—	781	—		781
Loans receivable, net	136,077	—		136,077	105,763	(1,858	)(11)	239,982
Premises and equipment, net	8,200	—		8,200	3,845	—		12,045
Cash surrender value of life insurance	6,048	—		6,048	2,693	—		8,741
Goodwill	—	—		—	—	8,164	(12)	8,164
Core deposit intangible	—	—		—	—	1,414	(13)	1,414
Customer relationship intangible	—	—		—	—	288	(14)	288
Other amortizing intangible assets – mortgage servicing rights	418	—		418	—	—		418
Other	3,483	—		3,483	3,218	559	(15)	7,260

Total assets	$266,472	$15,372		$281,844	$137,023	$(3,249)		$415,618

Liabilities
Deposits	$201,859	$—		$201,859	$87,846	$6	(16)	$289,711
Federal Home Loan Bank advances and other borrowings	36,500	—		36,500	28,687	(84	)(17)	65,103
Other liabilities	1,727	—	(4)	1,727	2,787	—		4,514
Subordinated debentures	—	—		—	5,000	—		5,000

Total liabilities	$240,086	$—		$240,086	$124,320	$(78)		$364,328

Shareholders’ equity
Common stock	$—	$60	(5)	$60	$5,349	$(5,339	)(18)	$70
Surplus and paid-in capital	770	19,155	(6)	19,925	—	9,610	(19)	29,535
Retained earnings	25,846	(100	)(7)	25,746	7,707	(7,795	)(20)	25,658
Accumulated other comprehensive (loss) income, net of tax	(230)	—		(230)	(142)	142	(21)	(230)
Treasury stock	—	—		—	—	—		—
Employee stock ownership plan	—	(2,388	)(8)	(2,388)	(211)	211	(21)	(2,388)
Restricted stock	—	(1,355	)(9)	(1,355)	—	—		(1,355)

Total equity	$26,386	$15,372		$41,758	$12,703	$(3,171)		$52,290

Total liabilities and equity	$266,472	$15,372		$281,844	$137,023	$(3,249)		$415,618

(footnotes on following pages)

(1)

Shows the effect of the minority stock offering of LaPorte Bancorp, assuming gross proceeds of $20.2 million, the adjusted maximum of the valuation range, offering expenses of $1.0 million, and establishment of an ESOP that will acquire 8.00% of the shares issued in the offering plus merger shares and establishment of an equity incentive plan that will acquire up to 1.96% of the total pro forma shares outstanding. We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 4.90% and 1.96%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering and shares used to fund the plans in excess of the foregoing are obtained through stock repurchases. The ESOP will purchase its shares in the offering and possibly open market purchases. The equity incentive plan will purchase shares in the open market after receiving shareholder approval to adopt the plan. Open market share purchases by the ESOP and equity incentive plan are assumed to occur at $10 per share.

(2)	Reflects the purchase accounting and acquisition adjustments related to the acquisition of City Savings Financial for a price of $34.00 per share in cash and newly issued conversion stock.

(3)	Calculated as follows:

(In thousands)
Gross proceeds of offering	$20,234
Estimated expenses	(1,019)
Initial capitalization of the mutual holding company	(100)
Common stock acquired by ESOP	(2,388)
Common stock acquired by equity incentive plan	(1,355)

Pro forma adjustment	$15,372

(4)	The ESOP loan is assumed to be funded internally with a loan from LaPorte Bancorp, thus no borrowing liability will be recorded on the consolidation balance sheet of LaPorte Bancorp.

(5)	Par value $0.01 per share and the issuance of 2,023,425 shares in the offering and 3,927,825 shares to LaPorte Savings Bank, MHC.

(6)	Calculated as follows:

(In thousands)
Net proceeds of offering	$19,215
Less: par value (footnote 5)	(60)

Pro forma adjustment	$19,155

(7)	Initial capitalization of the mutual holding company.

(8)	Contra-equity account established to reflect the obligation to repay the loan to the ESOP.

(9)	Contra-equity account established to reflect the equity incentive plan.

(10)

Includes the cash portion of the merger consideration paid to shareholders of City Savings Financial, non-tax deductible transaction expenses, tax deductible transaction expenses and one-time restructuring expenses.

(In thousands)
Cash portion of merger consideration	$9,820
Non-tax deductible transaction expenses	896
Tax deductible transaction expenses	1,209
One time restructuring expenses	145
Less: cash provided by termination of City Savings Financial existing ESOP and MRP	(254)

Total cash adjustment	$11,816

(11)

Adjustment to loans receivable, net includes a reduction under AICPA Statement of Position (SOP) 03-3 for consideration of the nonaccretable difference for loans to be acquired from City Savings Financial based on the application of The LaPorte Savings Bank’s methodology for calculating its allowance for loan losses to the information available to it regarding City Savings Financial’s loans. The estimate of the management of The LaPorte Savings Bank is based on its preliminary evaluation of the collectability of the City Savings Financial loans. This estimate will be reevaluated by the management of The LaPorte Savings Bank as of the merger closing date, and this estimate could change based on performing a more thorough review of the collectability of the City Savings Financial loan portfolio at that time. The pro forma adjustment to loans receivable, net also reflects a reduction for a yield adjustment of $432,000. The yield adjustment reflects the present value difference between portfolio yields and market rates as of March 31, 2007, with such adjustments applied to the December 31, 2006 balances for loans acquired in the merger. For variable rate loans that reprice frequently and with no significant change in credit risk, fair value is the carrying value. For other categories of loans such as fixed rate residential mortgages, commercial and consumer loans, fair value is estimated based on discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar collateral and credit ratings and for similar remaining maturities. Yield adjustments are accreted into income over the lives of the related loans.

(12)	Goodwill is an intangible asset that is not subject to amortization. The goodwill balance will be tested annually for impairment. Goodwill is calculated as follows:

City Savings Financial Goodwill
(In thousands, except per share data)
Purchase price per share ($)	$34.00
Number of City Savings shares acquired	565,863
Number of City Savings options acquired	21,779

Average exercise price of options ($)	$18.84
Cost of purchasing shares	$19,239
Cost of purchasing options at the difference between $34.00 and the exercise price of the options	330
Tax effect of purchasing options at 39%	(129)

Purchase price, net	$19,440
Less: acquired shareholders’ equity	(12,703)
Less: repayment of ESOP loan	(211)
Less: tax benefit from accelerated MRP vesting at 39%	(43)
Plus: non-tax deductible transaction costs	896
Plus: taxable purchase accounting adjustments:
Tax deductible transaction expenses	1,209
Yield adjustment for acquired CDs	6
Yield adjustment for acquired borrowings	(84)
Yield adjustment for acquired loans	432
Additional allowance for loan losses	1,426
Core deposit intangible	(1,414)
Customer relationship intangible	(288)
Tax effect at the marginal tax rate of 39%	(502)

Goodwill	$8,164

(13)

Core deposit intangible is an identifiable intangible asset representing the economic value of the acquired City Savings Financial core deposit base, calculated as the present value benefit of funding operations with the acquired core deposit base versus using an alternative wholesale funding source. The core deposit intangible asset is amortized into expense on an accelerated basis.

(14)

Customer relationship intangible reflects the estimated customer acquisition costs saved by The LaPorte Savings Bank in acquiring the existing customers of City Savings Financial. The customer relationship intangible is amortized to expense on a straight line basis over 4 years.

(15)	Deferred tax asset created as a result of purchase accounting – $502,000 (see footnote 12.) and one time restructuring expenses – $57,000 (see footnote 20).

(16)

Yield adjustment to reflect the present value difference between portfolio yields and market rates as of March 31, 2007, with such adjustments applied to the December 31, 2006 balances for time deposits acquired in the merger. Yield adjustment is estimated using present value analysis and the yield adjustment is accreted into income over the lives of the related time deposits.

(17)

Yield adjustment to reflect the present value difference between portfolio costs and market rates as of March 31, 2007, with such adjustments applied to the December 31, 2006 balances for borrowings with comparable maturities. The yield adjustment is accreted into income over the lives of the related borrowings.

(18)	Par value of 961,967 shares of common stock issued in acquisition at $0.01 per share, less adjustment to eliminate common stock of City Savings Financial pursuant to purchase accounting.

(19)	Adjustment to paid-in capital calculated as follows:

(In thousands)
Stock issued to City Savings Financial shareholders in the merger (961,967 shares at $10 per share)	$9,620
Less par value of common stock issued in merger (see footnote 18)	(10)

Adjustment to paid-in capital	$9,610

(20)	Adjustment to retained earnings calculated as follows:

(In thousands)
Eliminate existing City Savings Financial retained earnings	$(7,707)
One time restructuring expenses	(145)
Less tax effect of one time restructuring expenses at 39%	57

Adjustment to retained earnings	$(7,795)

(21)	Adjustment to treasury stock, employee stock ownership plan and restricted stock to eliminate these capital accounts of City Savings Financial pursuant to purchase accounting.

The following table presents pro forma income statement information for the three months ended March 31, 2007, at the minimum of the offering range, including 1,300,500 shares issued in the offering, 2,524,500 shares issued to LaPorte Savings Bank, MHC, and 961,967 shares issued to shareholders of City Savings Financial in the merger.

Pro Forma Unaudited Condensed Consolidated Statement of Income

For the Three Months Ended March 31, 2007

	LaPorte Bancorp Historical	Offering Adjustments(1)		LaPorte Bancorp Pro Forma As Converted	City Savings Financial Historical	Merger Adjustments(3)		LaPorte Bancorp Pro Forma Consolidated
	(In thousands, except per share data)
Interest and dividend income	$3,412	$—		$3,412	$2,122	$51	(4)	$5,585
Interest expense	1,821	—		1,821	1,280	21	(5)	3,122

Net interest income	1,591	—		1,591	842	30		2,463
Provision for loan losses	3	—		3	25	—		28

Net interest income after provision for loan losses	1,588	—		1,588	817	30		2,435
Noninterest income	1,396	—		1,396	147	—		1,543
Noninterest expense	1,904	23	(2)	1,927	873	77	(6)	2,877

Income (loss) before income taxes	1,080	(23)		1,057	91	(47)		1,101
Income tax expense (benefit)	347	(9	)(7)	338	2	(18	)(7)	322

Net income (loss)	$733	$(14)		$719	$89	$(29)		$779

Basic EPS(8)	$—	$—		$0.19	$0.16	$—		$0.17
Diluted EPS(8)	$—	$—		0.19	$0.17	$—		$0.17

(1)

Shows the effect of the minority stock offering of LaPorte Bancorp, assuming gross proceeds of $13.0 million, the minimum of the offering range, offering expenses of $936,000, and establishment of an ESOP that will acquire 8.0% of the pro forma shares issued in the offering and the merger. The ESOP will purchase shares in the offering and in open market purchases. The loan taken down by the ESOP will be amortized over 20 years on a straight line basis. ESOP shares are assumed to be released at $10 per share. LaPorte Bancorp also intends to adopt an equity incentive plan that will purchase up to 1.96% of the pro forma shares outstanding. We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 4.90% and 1.96%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering and shares used to fund the plans in excess of the foregoing are obtained through stock repurchases. The equity incentive plan will purchase shares in the open market. Open market purchases are assumed to occur at $10 per share. Equity incentive plan shares are assumed to vest over five years on a straight-line basis. The estimated expense for the equity incentive plan, assuming gross proceeds are $13.0 million, is $47,000 pre-tax for the three months ended March 31, 2007. LaPorte Bancorp also intends to adopt a stock option plan that will include 4.90% of the pro forma shares outstanding. Pursuant to an application of the Black-Scholes option pricing model, the stock options may be assumed to have a value of $3.80 per option. The option value will be expensed over the five year vesting period for the options and 25% of the option expense is assumed to be deductible for income tax purposes. The estimated interest income assuming net investable cash proceeds of $9.2 million from the offering are invested at an average pretax yield of 4.90% for the three months ended March 31, 2007 would be approximately $113,000 pretax. The yield utilized approximates the yield on a one year U.S. Treasury security as of March 31, 2007. The estimated expense for the stock option plan assuming gross proceeds of $13.0 million and the granting of 234,561 options with a fair value of $3.80 per option and a five-year vesting period is $45,000 pretax for the three months ended March 31, 2007. Adjustments to record equity incentive plan expense, stock option plan expense, and interest income to be earned on net investable proceeds of the offering will be recorded as incurred. Since these estimates are speculative, they are not reflected in the calculations of pro forma income. Income taxes are calculated on an assumed marginal income tax rate of 39.0%. No expenses are included for merger-related charges, all of which are one time expenses.

(2)

The ESOP loan is assumed to be funded internally, so no interest income or expense is recorded on the consolidated income statement for LaPorte Bancorp. ESOP expense for the three months ended March 31, 2007 is estimated to be $23,000 based on an assumed fair value of $10 per share for shares expected to be released as the loan is repaid and the shares are no longer required to be held as collateral for the ESOP loan.

(3)	Reflects the purchase accounting and acquisition adjustments related to the acquisition of City Savings Financial for a price of $34.00 per share in cash and newly issued conversion stock.

(4)

Adjustment to interest income is the accretion of the loan discount on the City Savings Financial loans resulting from purchase accounting and the accretion of the discount on investment securities available for sale. Adjustments to record estimated interest income to be foregone as a result of funding the cash portion of the merger consideration paid to shareholders of City Savings Financial and the expenses of the acquisition will be recorded as incurred. Because they are non-recurring, these expenses are not reflected in the pro forma income statements. The estimated reduction in interest income assuming funding requirements of $12.0 million for the merger and related expenses, assuming such cash costs were funded with investments yielding 4.90 percent for the three months ended March 31, 2007, would have been approximately $147,000. The yield utilized approximates the yield on a one year U.S. Treasury security as of March 31, 2007. The adjustment shown is calculated as follows:

(In thousands)
Accretion of loan discount from purchase accounting	$49
Accretion of investment securities discount from purchase accounting	2

Adjustment to interest income	$51

(5)	Adjustment to interest expense is calculated as follows:

(In thousands)
Amortization of time deposit premium from purchase accounting	$10
Amortization of borrowings discount from purchase accounting	11

Adjustment to interest expense	$21

(6)	Adjustment to noninterest expense is calculated as follows:

(In thousands)
Amortization of core deposit intangible	$92
Amortization of customer relationship intangible	18
Elimination of City Savings Financial historical ESOP and MRP expenses	(33)

Adjustment to noninterest expense	$77

(7)	Marginal income tax rate of 39.0%.

(8)	Calculated based on shares outstanding for EPS purposes as follows:

	LaPorte Bancorp Historical	Offering Adjustments(1)	LaPorte Bancorp Pro Forma As Converted	City Savings Financial Historical	Merger Adjustments(3)	LaPorte Bancorp Pro Forma Consolidated
	(In thousands, except per share data)
Basic EPS	N/A	3,646,265	3,646,265	538,107	423,860	4,608,232
Diluted EPS	N/A	3,646,265	3,646,265	546,954	415,013	4,608,232

The following table presents pro forma income statement information for the year ended December 31, 2006, at the minimum of the offering range, including 1,300,500 shares issued in the offering, 2,524,500 shares issued to LaPorte Savings Bank, MHC, and 961,967 shares issued to shareholders of City Savings Financial in the merger.

Pro Forma Unaudited Condensed Consolidated

Statement of Income

For the Year Ended December 31, 2006

	LaPorte Bancorp Historical	Offering Adjustments (1)		LaPorte Bancorp Pro Forma As Converted	City Savings Financial Historical	Merger Adjustments (3)		LaPorte Bancorp Pro Forma Consolidated
	(In thousands, except per share data)
Interest and dividend income	$13,585	$—		$13,585	$9,004	$236	(4)	$22,825
Interest expense	6,945	—		6,945	5,195	32	(5)	12,172

Net interest income	6,640	—		6,640	3,809	204		10,653
Provision for loan losses	143	—		143	100	—		243

Net interest income after provision for loan losses	6,497	—		6,497	3,709	204		10,410
Noninterest income	1,956	—		1,956	763	—		2,719
Noninterest expense	7,093	90	(2)	7,183	4,109	246	(6)	11,538

Income (loss) before income taxes	1,360	(90)		1,270	363	(42)		1,591
Income tax expense (benefit)	243	(35	)(7)	208	(2)	(16	)(7)	190

Net income (loss)	$1,117	$(55)		$1,062	$365	$(26)		$1,401

Basic EPS (8)	$—	$—		$0.29	$0.69	$—		$0.30
Diluted EPS (8)	$—	$—		$0.29	$0.69	$—		$0.30

(1)

Shows the effect of the minority stock offering of LaPorte Bancorp, assuming gross proceeds of $13.0 million, the minimum of the offering range, offering expenses of $936,000, and establishment of an ESOP that will acquire 8.0% of the pro forma shares issued in the offering and the merger. The ESOP will purchase shares in the offering and in open market purchases. The loan taken down by the ESOP will be amortized over 20 years on a straight line basis. ESOP shares are assumed to be released at $10 per share. LaPorte Bancorp also intends to adopt an equity incentive plan that will purchase up to 1.96% of the pro forma shares outstanding. We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 4.90% and 1.96%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering and shares used to fund the plans in excess of the foregoing are obtained through stock repurchases. The equity incentive plan will purchase shares in the open market. Open market purchases are assumed to occur at $10 per share. The estimated expense for the equity incentive plan, assuming gross proceeds of $13.0 million, is $188,000 pretax for the year ended December 31, 2006. Equity incentive plan shares are assumed to vest over five years on a straight-line basis. LaPorte Bancorp also intends to adopt a stock option plan that will include 4.90% of the pro forma shares outstanding. Pursuant to an application of the Black-Scholes option pricing model, the stock options may be assumed to have a value of $3.80 per option. The option value will be expensed over the five year vesting period for the options and 25% of the option expense is assumed to be deductible for income tax purposes. The estimated interest income assuming net investable cash proceeds of $9.2 million from the offering are invested at an average pretax yield of 4.99 percent for the year ended December 31, 2006 would be approximately $460,000 pretax. The yield utilized approximates the yield on a one year U.S. Treasury security as of December 31, 2006. The estimated expense for the stock option plan assuming gross proceeds of $13.0 million and the granting of 234,561 options with a fair value of $3.80 per option and a five year vesting period is $178,000 pretax for the year ended December 31, 2006. Adjustments to record equity incentive plan expense, stock option plan expense, and interest income to be earned on net investable proceeds of the offering will be recorded as incurred. Since these estimates are speculative, they are not reflected in the calculations of pro forma income. Income taxes are calculated on an assumed marginal income tax rate of 39.0%. No expenses are included for merger-related charges, all of which are one time expenses.

(2)

The ESOP loan is assumed to be funded internally, so no interest income or expense is recorded on the consolidated income statement for LaPorte Bancorp. ESOP expense for the year ended December 31, 2006 is estimated to be $90,000, based on the assumed fair value of $10 per share for shares expected to be released as the loan is repaid and the shares are no longer required to be held as collateral for the ESOP loan.

(3)	Reflects the purchase accounting and acquisition adjustments related to the acquisition of City Savings Financial for a price of $34.00 per share in cash and newly issued conversion stock.

(4)

Adjustment to interest income is the accretion of the loan discount on the City Savings Financial loans resulting from purchase accounting and the accretion of the discount on investment securities available for sale. Adjustments to record estimated interest income to be foregone as a result of funding the cash portion of the merger consideration paid to shareholders of City Savings Financial and the expenses of the acquisition will be recorded as incurred. Because they are non-recurring, these expenses are not reflected in the pro forma income statements. The estimated reduction in interest income assuming funding requirements of $11.8 million for the merger and related expenses, assuming such cash costs were funded with investments yielding 4.99 percent for the year ended December 31, 2006, would have been approximately $590,000. The yield utilized approximates the yield on a one year U.S. Treasury security as of December 31, 2006. The adjustment shown is calculated as follows:

(In thousands)
Accretion of loan discount from purchase accounting	$231
Accretion of investment securities discount from purchase accounting	5

Adjustment to interest income	$236

(5)	Adjustment to interest expense is calculated as follows:

(In thousands)
Accretion of time deposit premium from purchase accounting	$(3)
Amortization of borrowings discount from purchase accounting	35
Adjustment to interest expense	$32

(6)	Adjustment to noninterest expense is calculated as follows:

(In thousands)
Amortization of core deposit intangible	$367
Amortization of customer relationship intangible	72
Elimination of City Savings Financial historical ESOP and MRP expenses	(193)

Adjustment to noninterest expense	$246

(7)	Marginal income tax rate of 39.0%.

(8)	Calculated based on shares outstanding for EPS purposes as follows:

	LaPorte Bancorp Historical	Offering Adjustments (1)	LaPorte Bancorp Pro Forma As Converted	City Savings Financial Historical	Merger Adjustments (3)	LaPorte Bancorp Pro Forma Consolidated
	(In thousands, except per share data)
Basic EPS	N/A	3,653,053	3,653,053	525,115	436,852	4,615,020
Diluted EPS	N/A	3,653,053	3,653,053	533,157	428,810	4,615,020

The following table presents pro forma income statement information for the three months ended March 31, 2007, at the adjusted maximum of the offering range, including 2,023,425 shares issued in the offering, 3,927,825 shares issued to LaPorte Savings Bank, MHC, and 961,967 shares issued to shareholders of City Savings Financial in the merger.

Pro Forma Unaudited Condensed Consolidated

Statement of Income

For the Three Months Ended March 31, 2007

	LaPorte Bancorp Historical	Offering Adjustments (1)		LaPorte Bancorp Pro Forma As Converted	City Savings Financial Historical	Merger Adjustments (3)		LaPorte Bancorp Pro Forma Consolidated
	(In thousands, except per share data)
Interest and dividend income	$3,412	$—		$3,412	$2,122	$51	(4)	$5,585
Interest expense	1,821	—		1,821	1,280	21	(5)	3,122

Net interest income	1,591	—		1,591	842	30		2,463
Provision for loan losses	3	—		3	25	—		28

Net interest income after provision for loan losses	1,588	—		1,588	817	30		2,435
Noninterest income	1,396	—		1,396	147	—		1,543
Noninterest expense	1,904	30	(2)	1,934	873	77	(6)	2,884

Income (loss) before income taxes	1,080	(30)		1,050	91	(47)		1,094
Income tax expense (benefit)	347	(12	)(7)	335	2	(18	)(7)	319

Net income (loss)	$733	$(18)		$715	$89	$(29)		$775

Basic EPS(8)	$—	$—		$0.12	$0.16	$—		$0.12
Diluted EPS(8)	$—	$—		$0.12	$0.17	$—		$0.12

(1)

Shows the effect of the minority stock offering of LaPorte Bancorp, assuming gross proceeds of $20.2 million, the adjusted maximum of the offering range, offering expenses of $1.0 million, and establishment of an ESOP that will acquire 8.0% of the pro forma shares issued in the offering and the merger. The ESOP will purchase shares in the offering and in open market purchases. The loan taken down by the ESOP will be amortized over 20 years on a straight line basis. ESOP shares are assumed to be released at $10 per share. LaPorte Bancorp also intends to adopt an equity incentive plan that will purchase up to 1.96% of the pro forma shares outstanding. We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 4.90% and 1.96%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering and shares used to fund the plans in excess of the foregoing are obtained through stock repurchases. The equity incentive plan will purchase shares in the open market. Open market purchases are assumed to occur at $10 per share. Equity incentive plan shares are assumed to vest over five years on a straight-line basis. The estimated expense for the equity incentive plan, assuming gross proceeds of $20.2 million, is $68,000 pretax for the three months ended March 31, 2007. LaPorte Bancorp also intends to adopt a stock option plan that will include 4.90% of the pro forma shares outstanding. Pursuant to an application of the Black-Scholes option pricing model, the stock options may be assumed to have a value of $3.80 per option. The option value will be expensed over the five year vesting period for the options and 25% of the option expense is assumed to be deductible for income tax purposes. The estimated interest income assuming net investable cash proceeds of $15.4 million from the offering are invested at an average pretax yield of 4.90 percent for the three months ended March 31, 2007 would be approximately $188,000 pretax. The yield utilized approximates the yield on a one year U.S. Treasury security as of March 31, 2007. The estimated expense for the stock option plan assuming gross proceeds of $20.2 million and the granting of 338,748 options with a fair value of $3.80 per option and a five year vesting period is $64,000 pretax for the three months ended March 31, 2007. Adjustments to record equity incentive plan expense, stock option plan expense, and interest income to be earned on net investable proceeds of the offering will be recorded as incurred. Since these estimates are speculative, they are not reflected in the calculations of pro forma income. Income taxes are calculated on an assumed marginal income tax rate of 39.0%. No expenses are included for merger-related charges, all of which are one time expenses.

(2)

The ESOP loan is assumed to be funded internally, so no interest income or expense is recorded on the consolidated income statement for LaPorte Bancorp. ESOP expense for the three months ended March 31, 2007 is estimated to be $30,000 based on an assumed fair value of $10 per share for shares expected to be released as the loan is repaid and the shares are no longer required to be held as collateral for the ESOP loan.

(3)	Reflects the purchase accounting and acquisition adjustments related to the acquisition of City Savings Financial for a price of $34.00 per share in cash and newly issued conversion stock.

(4)

Adjustment to interest income is the accretion of the loan discount on the City Savings Financial loans resulting from purchase accounting and the accretion of the discount on investment securities available for sale. Adjustments to record estimated interest income to be foregone as a result of funding the cash portion of the merger consideration paid to shareholders of City Savings Financial and the expenses of the acquisition will be recorded as incurred. Because they are non-recurring, these expenses are not reflected in the pro forma income statements. The estimated reduction in interest income assuming funding requirements of $12.0 million for the merger and related expenses, assuming such cash costs were funded with investments yielding 4.90 percent for the three months ended March 31, 2007, would have been approximately $147,000. The yield utilized approximates the yield on a one year U.S. Treasury security as of March 31, 2007. The adjustment shown is calculated as follows:

(In thousands)
Accretion of loan discount from purchase accounting	$49
Accretion of investment securities discount from purchase accounting	2

Adjustment to interest income	$51

(5)	Adjustment to interest expense is calculated as follows:

(In thousands)
Amortization of time deposit premium from purchase accounting	$10
Amortization of borrowings discount from purchase accounting	11

Adjustment to interest expense	$21

(6)	Adjustment to noninterest expense is calculated as follows:

(In thousands)
Amortization of core deposit intangible	$92
Amortization of customer relationship intangible	18
Elimination of City Savings Financial historical ESOP and MRP expenses	(33)

Adjustment to noninterest expense	$77

(7)	Marginal income tax rate of 39.0%.

(8)	Calculated based on shares outstanding for EPS purposes as follows:

	LaPorte Bancorp Historical	Offering Adjustments (1)	LaPorte Bancorp Pro Forma As Converted	City Savings Financial Historical	Merger Adjustments (3)	LaPorte Bancorp Pro Forma Consolidated
	(In thousands, except per share data)
Basic EPS	N/A	5,715,404	5,715,404	538,107	423,860	6,677,371
Diluted EPS	N/A	5,715,404	5,715,404	546,954	415,013	6,677,371

The following table presents pro forma income statement information for the year ended December 31, 2006, at the adjusted maximum of the offering range, including 2,023,425 shares issued in the offering, 3,927,825 shares issued to LaPorte Savings Bank, MHC, and 961,967 shares issued to shareholders of City Savings Financial in the merger.

Pro Forma Unaudited Condensed Consolidated

Statement of Income

For the Year Ended December 31, 2006

	LaPorte Bancorp Historical	Offering Adjustments (1)		LaPorte Bancorp Pro Forma As Converted	City Savings Financial Historical	Merger Adjustments (3)		LaPorte Bancorp Pro Forma Consolidated
	(In Thousands, except per share data)
Interest and dividend income	$13,585	$—		$13,585	$9,004	$236	(4)	$22,825
Interest expense	6,945	—		6,945	5,195	32	(5)	12,172

Net interest income	6,640	—		6,640	3,809	204		10,653
Provision for loan losses	143	—		143	100	—		243

Net interest income after provision for loan losses	6,497	—		6,497	3,709	204		10,410
Noninterest income	1,956	—		1,956	763	—		2,719
Noninterest expense	7,093	119	(2)	7,212	4,109	246	(6)	11,567

Income (loss) before income taxes	1,360	(119)		1,241	363	(42)		1,562
Income tax expense (benefit)	243	(46	)(7)	197	(2)	(16	)(7)	179

Net income (loss)	$1,117	$(73)		$1,044	$365	$(26)		$1,383

Basic EPS(8)	$—	$—		$0.18	$0.69	$—		$0.21
Diluted EPS(8)	$—	$—		$0.18	$0.69	$—		$0.21

(1)

Shows the effect of the minority stock offering of LaPorte Bancorp, assuming gross proceeds of $20.2 million, the adjusted maximum of the offering range, offering expenses of $1.0 million, and establishment of an ESOP that will acquire 8.0% of the pro forma shares issued in the offering and the merger. The ESOP will purchase shares in the offering and in open market purchases. The loan taken down by the ESOP will be amortized over 20 years on a straight line basis. ESOP shares are assumed to be released at $10 per share. LaPorte Bancorp also intends to adopt an equity incentive plan that will purchase up to 1.96% of the pro forma shares outstanding. We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 4.90% and 1.96%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering and shares used to fund the plans in excess of the foregoing are obtained through stock repurchases. The equity incentive plan will purchase shares in the open market. Open market purchases are assumed to occur at $10 per share. Equity incentive plan shares are assumed to vest over five years on a straight-line basis. The estimated expense for the equity incentive plan, assuming gross proceeds at $20.2 million, is $271,000 pretax for the year ended December 31, 2006. LaPorte Bancorp also intends to adopt a stock option plan that will include 4.90% of the pro forma shares outstanding. Pursuant to an application of the Black-Scholes option pricing model, the stock options may be assumed to have a value of $3.80 per option. The option value will be expensed over the five year vesting period for the options and 25% of the option expense is assumed to be deductible for income tax purposes. The estimated interest income assuming net investable cash proceeds of $15.4 million from the offering are invested at an average pretax yield of 4.99 percent for the year ended December 31, 2006 would be approximately $767,000 pretax. The yield utilized approximates the yield on a one year U.S. Treasury security as of December 31, 2006. The estimated expense for the stock option plan assuming gross proceeds of $20.2 million is and the granting of 338,748 options with a fair value of $3.80 per option and a five year vesting period is $257,000 pretax for the year ended December 31, 2006. Adjustments to record equity incentive plan expense, stock option plan expense, and interest income to be earned on net investable proceeds of the offering will be recorded as incurred. Since these estimates are speculative, they are not reflected in the calculations of pro forma income. Income taxes are calculated on an assumed marginal income tax rate of 39.0%. No expenses are included for merger-related charges, all of which are one time expenses.

(2)

The ESOP loan is assumed to be funded internally, so no interest income or expense is recorded on the consolidated income statement for LaPorte Bancorp. ESOP expense for the year ended December 31, 2006 is estimated to be $119,000, based on the assumed fair value of $10 per share for shares expected to be released as the loan is repaid and the shares are no longer required to be held as collateral for the ESOP loan.

(3)	Reflects the purchase accounting and acquisition adjustments related to the acquisition of City Savings Financial for a price of $34.00 per share in cash and newly issued conversion stock.

(4)

Adjustment to interest income is the accretion of the loan discount on the City Savings Financial loans resulting from purchase accounting and the accretion of the discount on investment securities available for sale. Adjustments to record estimated interest income to be foregone as a result of funding the cash portion of the merger consideration paid to shareholders of City Savings Financial and the expenses of the acquisition will be recorded as incurred. Because they are non-recurring, these expenses are not reflected in the pro forma income statements. The estimated reduction in interest income assuming funding requirements of $11.8 million for the merger and related expenses, assuming such cash costs were funded with investments yielding 4.99 percent for the year ended December 31, 2006, would have been approximately $590,000. The yield utilized approximates the yield on a one year U.S. Treasury security as of December 31, 2006. The adjustment shown is calculated as follows:

(In thousands)
Accretion of loan discount from purchase accounting	$231
Accretion of investment securities discount from purchase accounting	5

Adjustment to interest income	$236

(5)	Adjustment to interest expense is calculated as follows:

(In thousands)
Accretion of time deposit premium from purchase accounting	$(3)
Accretion of borrowings discount from purchase accounting	35

Adjustment to interest income	$32

(6)	Adjustment to noninterest expense is calculated as follows:

(In thousands)
Amortization of core deposit intangible	$367
Amortization of customer relationship intangible	72
Elimination of City Savings Financial historical ESOP and MRP expenses	(193)

Adjustment to noninterest expense	$246

(7)	Marginal income tax rate of 39.0%.

(8)	Calculated based on shares outstanding for EPS purposes as follows:

	LaPorte Bancorp Historical	Offering Adjustments(1)	LaPorte Bancorp Pro Forma As Converted	City Savings Financial Historical	Merger Adjustments(3)	LaPorte Bancorp Pro Forma Consolidated
	(In thousands, except per share data)
Basic EPS	N/A	5,724,361	5,724,361	525,115	436,852	6,686,328
Diluted EPS	N/A	5,724,361	5,724,361	533,157	428,810	6,686,328

Additional Pro Forma Data

The following tables show information about LaPorte Bancorp’s and City Saving Financial’s historical combined consolidated net income and shareholders’ equity prior to the offering and merger and LaPorte Bancorp’s pro forma consolidated net income and shareholders’ equity following the offering and merger. The information provided illustrates our consolidated pro forma net income and shareholders’ equity based on the sale of common stock at the minimum, midpoint, maximum and 15% above the maximum of the offering range, respectively. The actual net proceeds from the sale of the common stock cannot be determined until the offering is completed. Net proceeds indicated in the following tables are based upon the following assumptions:

•	all shares of stock will be sold in the subscription and direct community offerings;

•

our employee stock ownership plan will purchase a number of shares equal to 8.0% of the shares issued in the offering and the merger, with a loan from LaPorte Bancorp that will be repaid in equal installments over 20 years;

•	our equity incentive plan will purchase a number of shares equal to 1.96% of total shares outstanding including merger shares and shares held by LaPorte Savings Bank, MHC;

•	our stock option plan will grant options to purchase 4.9% of total shares outstanding including merger shares and shares held by LaPorte Savings Bank, MHC;

•	88,500 shares of common stock will be purchased by LaPorte Bancorp executive officers and directors and their immediate families; and

•

total expenses of the offering, including fees paid to Keefe, Bruyette & Woods, Inc., will range from $936,000 at the minimum of the offering range to $1.0 million at the maximum, as adjusted, of the offering range.

Actual expenses may vary from this estimate, and the amount of fees paid will depend upon whether a syndicate of broker-dealers or other means is necessary to sell the shares (which would increase offering expenses), and other factors. We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 4.90% and 1.96%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering and shares used to fund the plans in excess of the foregoing are obtained through stock repurchases.

Pro forma consolidated net income for the year ended December 31, 2006 and for the three months ended March 31, 2007 has been calculated as if the offering were completed at the beginning of the period, and the net proceeds had been invested at 4.99% for the year ended December 31, 2006 and at 4.90% for the three months ended March 31, 2007, respectively, which represents the one-year treasury rate at those dates. We believe that the one-year treasury rate represents a more realistic yield on the investment of the offering proceeds rather than the arithmetic average of the weighted average yield earned on our average interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate required by Office of Thrift Supervision regulations.

Pro forma after-tax returns of 3.04% and 2.99% were used for the year ended December 31, 2006 and for the three months ended March 31, 2007, respectively, after giving effect to a combined federal and state income tax rate of 39.0%. The actual rate experienced by LaPorte Bancorp may vary. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the tables.

When reviewing the following tables, you should consider the following:

•

The final column (maximum as adjusted) gives effect to a 15% increase above the maximum of the offering range, which may occur without any further notice if Keller & Company increases its appraisal to reflect the results of this offering, changes in our financial condition or results of operations, or changes in market conditions after the offering begins. See “The Stock Offering—How We Determined the Offering Range and the $10.00 Purchase Price.”

•

Since funds on deposit at The LaPorte Savings Bank may be withdrawn to purchase shares of our common stock, the amount of funds available for investment will be reduced by the amount of such withdrawals for stock purchases. The pro forma tables do not reflect any withdrawals from deposit accounts as they cannot be accurately estimated.

•

Historical combined per share amounts have been computed as if the shares of common stock expected to be issued in the offering had been outstanding at the beginning of the period covered by the table. However, neither historical combined nor pro forma consolidated shareholders’ equity has been adjusted to reflect potential income from the investment of the estimated net proceeds from the sale of the shares in the offering, the potential foregone income which would have been earned but from the investment in the cash portion of the City Savings Financial merger consideration, the additional employee stock ownership plan expense or the proposed equity incentive plan expense.

•

Pro forma consolidated shareholders’ equity (“book value”) represents the difference between the pro forma amounts of our assets and liabilities. Book value amounts do not represent fair market values of intangible assets, or amounts available for distribution to shareholders, in the unlikely event of liquidation. The amounts shown do not reflect the federal income tax consequences of the restoration to taxable income of The LaPorte Savings Bank’s special bad debt reserves for income tax purposes, which would be required in the unlikely event of liquidation. See “Federal and State Taxation.”

•	The amounts shown as pro forma consolidated shareholders’ equity per share do not represent possible future price appreciation of our common stock.

•	The pro forma tables do not reflect the impact of the new expenses that we expect to incur as a result of operating as a public company.

The following pro forma consolidated data may not represent the actual financial effects of the offering or our operating results after the offering. The pro forma consolidated shareholders’ equity at March 31, 2007 is based on The LaPorte Savings Bank’s and City Savings Financial’s historical unaudited financial statements with consideration of purchase accounting adjustments at March 31, 2007. The pro forma consolidated net income for the three months ended March 31, 2007 is based on The LaPorte Savings Bank’s and City Savings Financial’s historical unaudited financial statements, with consideration of purchase accounting adjustments for the three months ended March 31, 2007. The pro forma consolidated shareholders’ equity and net income at and for the year ended December 31, 2006 are based on historical audited financial statements for The LaPorte Savings Bank and historical unaudited financial statements for City Savings Financial with consideration of purchase accounting adjustments as of and for the year ended December 31, 2006. The pro forma consolidated data relies exclusively on the assumptions outlined above and in the notes to the pro forma tables. The pro forma consolidated data does not represent the fair market value of our common stock, the current fair market value of our assets or liabilities, or the amount of money that would be available for distribution to shareholders if we were to be liquidated after the offering.

We are offering our common stock on a best efforts basis. We must issue a minimum of 1,300,500 shares in the offering and in connection with the merger to complete the offering; provided however that, under the terms of our stock issuance plan, we may count up to 195,075 of the shares we issue in the merger toward this minimum offering amount.

At or For Three Months Ended March 31, 2007
(Dollars in thousands, except per share amounts)	Minimum 1,300,500 at $10.00 per share	Midpoint 1,530,000 at $10.00 per share	Maximum 1,759,500 at $10.00 per share	Maximum, as adjusted, 2,023,425 at $10.00 per share
Gross proceeds of offering	$13,005	$15,300	$17,595	$20,234
Fair value of shares issued in merger (1)	9,620	9,620	9,620	9,620

Pro forma value	$22,625	$24,920	$27,215	$29,854

Gross proceeds of offering	$13,005	$15,300	$17,595	$20,234
Less: estimated expenses	(936)	(962)	(989)	(1,019)

Estimated net proceeds	12,069	14,338	16,606	19,215
Less: initial capitalization of the MHC	(100)	(100)	(100)	(100)
Less: common stock acquired by ESOP(4)	(1,810)	(1,994)	(2,177)	(2,388)
Less: common stock to be acquired by equity incentive plan(5)	(938)	(1,071)	(1,203)	(1,355)

Net investable proceeds from offering	$9,221	$11,173	$13,126	$15,372

Funds required to effect the merger with City Savings Financial(2)	$(11,976)	$(11,976)	$(11,976)	$(11,976)

Pro forma consolidated net income:
Pro forma net income:
Historical combined, net of effect of purchase accounting(9)	$793	$793	$793	$793
Pro forma income on net investable proceeds, net of tax	69	83	98	115
Pro forma impact of funding the merger with City Savings Financial, net of tax(2)	(89)	(89)	(89)	(89)
Pro forma ESOP expense, net of tax(4)	(14)	(15)	(17)	(18)
Pro forma restricted stock award expense, net of tax(5)	(29)	(33)	(37)	(41)
Pro forma stock option expense, net of tax(6)	(40)	(46)	(52)	(58)

Pro forma net income	$690	$693	$696	$702

Pro forma net income per share(3):
Historical combined, net of effect of purchase accounting	$0.18	$0.15	$0.14	$0.12
Pro forma income on net investable proceeds, net of tax	0.01	0.02	0.02	0.02
Pro forma impact of funding the merger with City Savings Financial, net of tax	(0.02)	(0.02)	(0.02)	(0.01)
Pro forma ESOP expense, net of tax(4)	—	—	—	—
Pro forma restricted stock award expense, net of tax(5)	(0.01)	(0.01)	(0.01)	(0.01)
Pro forma stock option expense, net of tax(6)	(0.01)	(0.01)	(0.01)	(0.01)

Pro forma net income per share	$0.15	$0.13	$0.12	$0.11

Offering price as a multiple of pro forma net income per share (annualized)	16.67	x	19.23	x	20.83	x	22.73	x

Number of shares used to calculate pro forma net income per share(3)	4,608,232	5,265,102	5,921,971	6,677,371

Pro forma consolidated shareholders’ equity:
Pro forma shareholders’ equity (book value):
Historical combined including merger adjustments	$36,410	$36,410	$36,410	$36,410
Estimated net proceeds	12,069	14,338	16,606	19,215
Less: initial capitalization of the MHC	(100)	(100)	(100)	(100)
Less: common stock acquired by ESOP(4)	(1,810)	(1,994)	(2,177)	(2,388)
Less: common stock to be acquired by equity incentive plan(5)	(938)	(1,071)	(1,203)	(1,355)

Pro forma shareholders’ equity	$45,631	$47,583	$49,536	$51,782
Intangible assets(7)	(9,923)	(9,923)	(9,923)	(9,923)

Pro forma tangible shareholders’ equity	$35,708	$37,660	$39,613	$41,859

Pro forma shareholders’ equity per share:
Historical combined including merger adjustments	$7.61	$6.67	$5.93	$5.27
Estimated net proceeds	2.52	2.63	2.71	2.78
Less: initial capitalization of the MHC	(0.02)	(0.02)	(0.02)	(0.01)
Less: common stock acquired by ESOP(4)	(0.38)	(0.37)	(0.35)	(0.35)
Less: common stock to be acquired by equity incentive plan(5)	(0.20)	(0.20)	(0.20)	(0.20)

Pro forma shareholders’ equity per share	$9.53	$8.71	$8.07	$7.49
Intangible assets (7)	(2.07)	(1.82)	(1.62)	(1.44)

Pro forma tangible shareholders’ equity per share	$7.46	$6.89	$6.45	$6.05

Offering price as a percentage of pro forma equity per share	104.93%	114.81%	123.92%	133.51%

Offering price as a percentage of pro forma tangible equity per share	134.05%	145.14%	155.04%	165.29%

Shares used for pro forma shareholders’ equity per share(8)	4,786,967	5,461,967	6,136,967	6,913,217

(footnotes on following page)

(1)	Reflects the issuance of 961,967 shares to City Savings Financial shareholders at a value of $10 per share:

(2)

For the purposes of this presentation, the funds required to effect the merger with City Savings Financial, pre-tax, which are expected to be paid upon consummation of the offering and merger (which are to occur simultaneously) or shortly thereafter, are reflected as an adjustment for purposes of the pro forma net income and pro forma net income per share information. Funds required to effect the merger include the cash portion of the merger consideration of $9,980,000 and one-time transaction and restructuring costs and net expenses of $1,996,000 on a pre-tax basis. Pro forma impact on net income assumes the financing costs of the funds needed to complete the merger are the same as after-tax reinvestment rate assumption for net investable proceeds, equal to a pro forma after-tax cost of 2.99% for the three months ended March 31, 2007.

(3)

Basic and diluted earnings per share (EPS) data is based on the weighted average shares outstanding, which represents shares to be sold in the offering, shares to be issued to LaPorte Savings Bank, MHC, shares to be issued in the merger, less shares remaining to be allocated or distributed under LaPorte Bancorp’s employee stock ownership plan (ESOP). No dilution is shown for diluted EPS, as no stock options or equity incentive shares have been granted or awarded. For the three months ended March 31, 2007, the weighted average shares outstanding for purposes of computing basic and diluted EPS have been calculated as follows:

	1,300,500 Shares at Minimum of Offering Range	1,530,000 Shares at Midpoint of Offering Range	1,759,500 Shares at Maximum of Offering Range	2,023,425 Shares at Maximum, as Adjusted of Offering Range
Shares sold in the offering	1,300,500	1,530,000	1,759,500	2,023,425
Shares issued to LaPorte Savings Bank, MHC	2,524,500	2,970,000	3,415,500	3,927,825
Shares issued in merger with City Savings Financial	961,967	961,967	961,967	961,967

Total shares issued	4,786,967	5,461,967	6,136,967	6,913,217
Less: shares to be acquired by the ESOP (8% of shares sold in the offering and issued in the merger)	(180,997)	(199,357)	(217,717)	(238,831)
Plus: ESOP shares allocated or committed to be released during the period (based on allocations over 20 years)	2,262	2,492	2,721	2,985

Weighted-average shares outstanding	4,608,232	5,265,102	5,921,971	6,677,371

(4)

Assumes that the employee stock ownership plan will acquire a number of shares of stock equal to 8.0% of the shares sold in the offering and issued in the merger (180,997, 199,357, 217,717 and 238,831 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively). The employee stock ownership plan will borrow the funds to acquire these shares from the net offering proceeds retained by LaPorte Bancorp. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. This borrowing will have an interest rate equal to the prime rate as published in The Wall Street Journal, which is currently 8.25%, and a term of 20 years. The LaPorte Savings Bank intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest payment requirements of the debt. Interest income that LaPorte Bancorp will earn on the loan will offset a portion of the compensation expense recorded by The LaPorte Savings Bank as it contributes to the ESOP. As the debt is paid down, shares will be released for allocation to participants’ accounts and shareholders’ equity will be increased.

The adjustment to pro forma net income for the employee stock ownership plan reflects the after-tax compensation expense associated with the plan at a 39.0% marginal income tax rate. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. An equal number of shares (5.0% of the total, based on a 20-year loan amortization will be released each year over the term of the loan. The valuation of shares committed to be released will be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. If the average market value per share is greater than $10.00 per share, total employee stock ownership plan expense would be greater. See “Our Management—Benefit Plans—Employee Stock Ownership Plan.”

(5)

Assumes that LaPorte Bancorp will purchase in the open market a number of shares of stock equal to 1.96% of the shares outstanding, including shares issued to City Savings Financial shareholders in the merger and to LaPorte Savings Bank, MHC (93,825, 107,055, 120,285 and 135,499 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively), that will be reissued as restricted stock awards under an equity incentive plan to be adopted following the offering. Purchases will be funded with cash on hand at LaPorte Bancorp or with dividends paid to LaPorte Bancorp by The LaPorte Savings Bank. We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 4.90% and 1.96%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering and shares used to fund the plans in excess of the foregoing are obtained through stock repurchases. The cost of these shares has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. In calculating the pro forma effect of the restricted stock awards, it is assumed that the required shareholder approval has been received, that the shares used to fund the awards were acquired at the beginning of the respective period and that the shares were acquired at the $10.00 per share purchase price. The issuance of authorized but unissued shares of common stock instead of shares repurchased in the open market would dilute the ownership interests of existing shareholders by approximately 1.9%.

The adjustment to pro forma net income for the restricted stock awards reflects the after-tax compensation expense associated with the awards. It is assumed that the fair market value of a share of LaPorte Bancorp common stock was $10.00 at the time the awards were made, that shares of restricted stock issued under the equity incentive plan vest 20% per year over five years, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the shares awarded was an amortized expense during each year, and that the combined federal and state income tax rate was 39%. If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the equity incentive plan, total equity incentive plan expense would be greater.

(6)

The adjustment to pro forma net income for stock options reflects the after-tax compensation expense associated with the stock options that may be granted under the equity incentive plan to be adopted following the offering. If the equity incentive plan is approved by shareholders, a number of shares equal to 4.9% of the number of shares outstanding, including shares issued to LaPorte Savings Bank, MHC and shares issued in connection with the merger (234,561, 267,636, 300,711 and 338,748 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively), will be reserved for future issuance upon the exercise of stock options that may be granted under the plan. We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 4.90% and 1.96%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering and shares used to fund the plans in excess of the foregoing are obtained through stock repurchases. We will follow Financial Accounting Standards Board Statement No. 123 (revised 2004), Share-Based Payment, to account for stock options issued. This standard requires compensation cost relating to share-based payment transactions be recognized in the consolidated financial statements over the period the employee is required to provide services for the right to exercise the options. The cost will be measured based on the fair value of the equity instruments issued determined as of the grant date of the options. Applicable accounting standards do not prescribe a specific valuation technique to be used to estimate the fair value of employee stock options. Using the Black-Scholes option-pricing formula, the options are assumed to have a value of $3.80 for each option, based on the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, 0%; expected life, 10 years; expected volatility, 10.19%; and risk-free interest rate, 4.65%. Because there currently is no market for LaPorte Bancorp common stock, the assumed expected volatility is based on the SNL Index for all publicly-traded mutual holding company thrifts. The dividend yield is assumed to be 0% because there is no history of dividend payments and the board of directors has not expressed an intention to commence dividend payments upon completion of the offering. It is assumed that stock options granted under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the options granted is an amortized expense during each year, that 25% of the options granted are tax deductible non-qualified options and that the combined federal and state income tax rate is 39%. We plan to use the Black-Scholes option-pricing formula to determine the fair value of options as of the date of grant. If the fair market value per share is different than $10.00 per share on the date options are granted under the stock option plan, or if the assumptions used in the option-pricing formula are different from those used in preparing this pro forma data, the value of the stock options and the related expense would be different. The issuance of authorized but unissued shares of common stock to satisfy option exercises instead of shares repurchased in the open market would dilute the ownership interests of existing shareholders, other than LaPorte Savings Bank, MHC, by approximately 4.7%.

(7)	Includes $8,221,000 of goodwill, $1,414,000 of core deposit intangibles, and $288,000 of customer relationship intangibles resulting from the acquisition of City Savings Financial.

(8)	Includes the following:

	4,786,967 Shares at Minimum of Offering Range	5,461,967 Shares at Midpoint of Offering Range	6,136,967 Shares at Maximum of Offering Range	6,913,217 Shares at Maximum, as Adjusted of Offering Range
Shares issued to the MHC	2,524,500	2,970,000	3,415,500	3,927,825
Shares sold in the offering	1,300,500	1,530,000	1,759,500	2,023,425
Shares issued to City Savings Financial shareholders	961,967	961,967	961,967	961,967

Shares used for pro forma shareholders’ equity per share	4,786,967	5,461,967	6,136,967	6,913,217

(9)

Includes historical net income for the three months ended March 31, 2007 for LaPorte Bancorp and City Savings Financial and three months of purchase accounting adjustments on an after-tax basis as follows (in thousands):

Three Months Ended March 31, 2007
LaPorte Bancorp	$733
City Savings Financial	89
Purchase Accounting Adjustments, net of tax	(29)

Historical combined, net of effect of purchase accounting	$793

At or For the Year Ended December 31, 2006
(Dollars in thousands, except per share amounts)	Minimum 1,300,500 at $10.00 per share	Midpoint 1,530,000 at $10.00 per share	Maximum 1,759,500 at $10.00 per share	Maximum, as adjusted, 2,023,425 at $10.00 per share
Gross proceeds of offering	$13,005	$15,300	$17,595	$20,234
Fair value of shares issued in merger(1)	9,620	9,620	9,620	9,620

Pro forma value	$22,625	$24,920	$27,215	$29,854

Gross proceeds of offering	$13,005	$15,300	$17,595	$20,234
Less: estimated expenses	(936)	(962)	(989)	(1,019)

Estimated net proceeds	12,069	14,338	16,606	19,215
Less: initial capitalization of the MHC	(100)	(100)	(100)	(100)
Less: common stock acquired by ESOP(4)	(1,810)	(1,994)	(2,177)	(2,388)
Less: common stock to be acquired by equity incentive plan(5)	(938)	(1,071)	(1,203)	(1,355)

Net investable proceeds from offering	$9,221	$11,173	$13,126	$15,372

Funds required to effect the merger with City Savings Financial(2)	$(11,816)	$(11,816)	$(11,816)	$(11,816)

Pro forma consolidated net income:
Pro forma net income:
Historical combined, net of effect of purchase accounting(9)	$1,456	$1,456	$1,456	$1,456
Pro forma income on net investable proceeds, net of tax	281	340	400	468
Pro forma impact of funding the merger with City Savings Financial, net of tax(2)	(360)	(360)	(360)	(360)
Pro forma ESOP expense, net of tax(4)	(55)	(61)	(66)	(73)
Pro forma restricted stock award expense, net of tax(5)	(114)	(131)	(147)	(165)
Pro forma stock option expense, net of tax(6)	(161)	(184)	(206)	(232)

Pro forma net income	$1,047	$1,060	$1,077	$1,094

Pro forma net income per share(3):
Historical combined, net of effect of purchase accounting	$0.31	$0.27	$0.23	$0.20
Pro forma income on net investable proceeds, net of tax	0.06	0.06	0.07	0.07
Pro forma impact of funding the merger with City Savings Financial, net of tax	(0.08)	(0.07)	(0.06)	(0.05)
Pro forma ESOP expense, net of tax(4)	(0.01)	(0.01)	(0.01)	(0.01)
Pro forma restricted stock award expense, net of tax(5)	(0.02)	(0.02)	(0.02)	(0.02)
Pro forma stock option expense, net of tax(6)	(0.03)	(0.03)	(0.03)	(0.03)

Pro forma net income per share(7)	$0.23	$0.20	$0.18	$0.16

Offering price as a multiple of pro forma net income per share	43.48	x	50.00	x	55.56	x	62.50	x

Number of shares used to calculate pro forma net income per share(3)	4,615,020	5,272,578	5,930,136	6,686,328

Pro forma consolidated shareholders’ equity:
Pro forma shareholders’ equity (book value):
Historical combined including merger adjustments	$35,918	$35,918	$35,918	$35,918
Estimated net proceeds	12,069	14,338	16,606	19,215
Less: initial capitalization of the MHC	(100)	(100)	(100)	(100)
Less: common stock acquired by ESOP(4)	(1,810)	(1,994)	(2,177)	(2,388)
Less: common stock to be acquired by equity incentive plan(5)	(938)	(1,071)	(1,203)	(1,355)

Pro forma shareholders’ equity	$45,139	$47,091	$49,044	$51,290
Intangible assets(7)	(9,866)	(9,866)	(9,866)	(9,866)

Pro forma tangible shareholders’ equity	$35,273	$37,225	$39,178	$41,424

Pro forma shareholders’ equity per share:
Historical combined including merger adjustments	$7.50	$6.58	$5.85	$5.20
Estimated net proceeds	2.53	2.63	2.71	2.78
Less: initial capitalization of the MHC	(0.02)	(0.02)	(0.02)	(0.01)
Less: common stock acquired by ESOP(4)	(0.38)	(0.37)	(0.35)	(0.35)
Less: common stock to be acquired by equity incentive plan(5)	(0.20)	(0.20)	(0.20)	(0.20)

Pro forma shareholders’ equity per share	$9.43	$8.62	$7.99	$7.42
Intangible assets(7)	(2.06)	(1.80)	(1.61)	(1.43)

Pro forma tangible shareholders’ equity per share	$7.37	$6.82	$6.38	$5.99

Offering price as a percentage of pro forma equity per share	106.04%	116.01%	125.16%	134.77%

Offering price as a percentage of pro forma tangible equity per share	135.69%	146.63%	156.74%	166.94%

Shares used for pro forma shareholders’ equity per share(8)	4,786,967	5,461,967	6,136,967	6,913,217

(footnotes on following page)

(1)	Reflects the issuance of 961,967 shares to City Savings Financial shareholders at a value of $10 per share:

(2)

For the purposes of this presentation, the funds required to effect the merger with City Savings Financial, pre-tax, which are expected to be paid upon consummation of the offering and merger (which are to occur simultaneously) or shortly thereafter, are reflected as an adjustment for purposes of the pro forma net income and pro forma net income per share information. Funds required to effect the merger include the cash portion of the merger consideration of $9,820,000 and one-time transaction and restructuring costs and net expenses of $1,996,000 on a pre-tax basis. Pro forma impact on net income assumes the financing costs of the funds needed to complete the merger are the same as after-tax reinvestment rate assumption for net investable proceeds, equal to a pro forma after-tax cost of 3.04% for the year ended December 31, 2006.

(3)

Basic and diluted earnings per share (EPS) data is based on the weighted average shares outstanding, which represents shares to be sold in the offering, shares to be issued to LaPorte Savings Bank, MHC, shares to be issued in the merger, less shares remaining to be allocated or distributed under LaPorte Bancorp’s employee stock ownership plan (ESOP). No dilution is shown for diluted EPS, as no stock options or equity incentive shares have been granted or awarded. For the year ended December 31, 2006, the weighted average shares outstanding for purposes of computing basic and diluted EPS have been calculated as follows:

	1,300,500 Shares at Minimum of Offering Range	1,530,000 Shares at Midpoint of Offering Range	1,759,500 Shares at Maximum of Offering Range	2,023,425 Shares at Maximum, as Adjusted of Offering Range
Shares sold in the offering	1,300,500	1,530,000	1,759,500	2,023,425
Shares issued to LaPorte Savings Bank, MHC	2,524,500	2,970,000	3,415,500	3,927,825
Shares issued in merger with City Savings Financial	961,967	961,967	961,967	961,967

Total shares issued	4,786,967	5,461,967	6,136,967	6,913,217
Less: shares to be acquired by the ESOP (8% of shares sold in the offering and issued in the merger)	(180,997)	(199,357)	(217,717)	(238,831)
Plus: ESOP shares allocated or committed to be released during the period (based on allocations over 20 years)	9,050	9,968	10,886	11,942

Weighted-average shares outstanding	4,615,020	5,272,578	5,930,136	6,686,328

(4)

Assumes that the employee stock ownership plan will acquire a number of shares of stock equal to 8.0% of the shares sold in the offering and issued in the merger (180,997, 199,357, 217,717 and 238,831 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively). The employee stock ownership plan will borrow the funds to acquire these shares from the net offering proceeds retained by LaPorte Bancorp. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. This borrowing will have an interest rate equal to the prime rate as published in The Wall Street Journal, which is currently 8.25%, and a term of 20 years. The LaPorte Savings Bank intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest payment requirements of the debt. Interest income that LaPorte Bancorp will earn on the loan will offset a portion of the compensation expense recorded by The LaPorte Savings Bank as it contributes to the ESOP. As the debt is paid down, shares will be released for allocation to participants’ accounts and shareholders’ equity will be increased.

The adjustment to pro forma net income for the employee stock ownership plan reflects the after-tax compensation expense associated with the plan at a 39.0% marginal income tax rate. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. An equal number of shares (5.0% of the total, based on a 20-year loan amortization will be released each year over the term of the loan. The valuation of shares committed to be released will be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. If the average market value per share is greater than $10.00 per share, total employee stock ownership plan expense would be greater. See “Our Management—Benefit Plans—Employee Stock Ownership Plan.”

(5)

Assumes that LaPorte Bancorp will purchase in the open market a number of shares of stock equal to 1.96% of the shares outstanding, including shares issued to City Savings Financial shareholders in the merger and to LaPorte Savings Bank, MHC (93,825, 107,055, 120,285 and 135,499 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively), that will be reissued as restricted stock awards under an equity incentive plan to be adopted following the offering. We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 4.90% and 1.96%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering and shares used to fund the plans in excess of the foregoing are obtained through stock repurchases. Purchases will be funded with cash on hand at LaPorte Bancorp or with dividends paid to LaPorte Bancorp by The LaPorte Savings Bank. The cost of these shares has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. In calculating the pro forma effect of the restricted stock awards, it is assumed that the required shareholder approval has been received, that the shares used to fund the awards were acquired at the beginning of the respective period and that the shares were acquired at the $10.00 per share purchase price. The issuance of authorized but unissued shares of common stock instead of shares repurchased in the open market would dilute the ownership interests of existing shareholders by approximately 1.9%.

The adjustment to pro forma net income for the restricted stock awards reflects the after-tax compensation expense associated with the awards. It is assumed that the fair market value of a share of LaPorte Bancorp common stock was $10.00 at the time the awards were made, that shares of restricted stock issued under the equity incentive plan vest 20% per year over five years, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the shares awarded was an amortized expense during each year, and that the combined federal and state income tax rate was 39%. If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the equity incentive plan, total equity incentive plan expense would be greater.

(6)

The adjustment to pro forma net income for stock options reflects the after-tax compensation expense associated with the stock options that may be granted under the equity incentive plan to be adopted following the offering. If the equity incentive plan is approved by shareholders, a number of shares equal to 4.9% of the number of shares outstanding, including shares issued to LaPorte Savings Bank, MHC and shares issued in connection with the merger (234,561, 267,636, 300,711 and 338,748 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively), will be reserved for future issuance upon the exercise of stock options that may be granted under the plan. We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 4.90% and 1.96%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering and shares used to fund the plans in excess of the foregoing are obtained through stock repurchases. We will follow Financial Accounting Standards Board Statement No. 123 (revised 2004), Share-Based Payment, to account for stock options issued. This standard requires compensation cost relating to share-based payment transactions be recognized in the consolidated financial statements over the period the employee is required to provide services for the right to exercise the options. The cost will be measured based on the fair value of the equity instruments issued determined as of the grant date of the options. Applicable accounting standards do not prescribe a specific valuation technique to be used to estimate the fair value of employee stock options. Using the Black-Scholes option-pricing formula, the options are assumed to have a value of $3.80 for each option, based on the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, 0%; expected life, 10 years; expected volatility, 10.19%; and risk-free interest rate, 4.65%. Because there currently is no market for LaPorte Bancorp common stock, the assumed expected volatility is based on the SNL Index for all publicly-traded mutual holding company thrifts. The dividend yield is assumed to be 0% because there is no history of dividend payments and the board of directors has not expressed an intention to commence dividend payments upon completion of the offering. It is assumed that stock options granted under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the options granted is an amortized expense during each year, that 25% of the options granted are tax deductible non-qualified options and that the combined federal and state income tax rate is 39%. We plan to use the Black-Scholes option-pricing formula to determine the fair value of options as of the date of grant. If the fair market value per share is different than $10.00 per share on the date options are granted under the stock option plan, or if the assumptions used in the option-pricing formula are different from those used in preparing this pro forma data, the value of the stock options and the related expense would be different. The issuance of authorized but unissued shares of common stock to satisfy option exercises instead of shares repurchased in the open market would dilute the ownership interests of existing shareholders, other than LaPorte Savings Bank, MHC, by approximately 4.7%.

(7)	Includes $8,164,000 of goodwill, $1,414,000 of core deposit intangibles, and $288,000 of customer relationship intangibles resulting from the acquisition of City Savings Financial.

(8)	Includes the following:

	4,786,967 Shares at Minimum of Offering Range	5,461,967 Shares at Midpoint of Offering Range	6,136,967 Shares at Maximum of Offering Range	6,913,217 Shares at Maximum, as Adjusted of Offering Range
Shares issued to the MHC	2,524,500	2,970,000	3,415,500	3,927,825
Shares sold in the offering	1,300,500	1,530,000	1,759,500	2,023,425
Shares issued to City Savings Financial shareholders	961,967	961,967	961,967	961,967

Shares used for pro forma shareholders’ equity per share	4,786,967	5,461,967	6,136,967	6,913,217

(9)

Includes historical net income for the year ended December 31, 2006 for LaPorte Bancorp and City Savings Financial and twelve months of amortization and accretion entries for purchase accounting adjustments on an after-tax basis as follows (in thousands):

Year Ended December 31, 2006
LaPorte Bancorp	$1,117
City Savings Financial	365
Purchase Accounting Adjustments, net of tax	(26)

Historical combined, net of effect of purchase accounting	$1,456

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF THE LAPORTE SAVINGS BANK

This section is intended to help potential investors understand the financial performance of The LaPorte Savings Bank through a discussion of the factors affecting our financial condition at March 31, 2007, December 31, 2006 and December 31, 2005 and our consolidated results of operations for the three month period ended March 31, 2007 and 2006 and for the years ended December 31, 2006, 2005 and 2004. This section should be read in conjunction with the consolidated financial statements and notes to the consolidated financial statements that appear elsewhere in this prospectus. LaPorte Bancorp did not exist at March 31, 2007, therefore the information reflected in this section reflects the financial performance of The LaPorte Savings Bank and its subsidiary.

Following the completion of the reorganization and offering, we anticipate that our noninterest expense will increase as a result of the increased costs associated with managing a public company, increased compensation expenses associated with the purchases of shares of common stock by our employee stock ownership plan, and the adoption at least six months following the offering of one or more stock-based incentive plans.

Assuming that the adjusted maximum number of shares are sold in the offering:

•

our employee stock ownership plan will acquire 238,831 shares of common stock with a $2.4 million loan from LaPorte Bancorp that is expected to be repaid over 20 years, resulting in an annual pre-tax expense of approximately $119,000 (assuming that the common stock maintains a value of $10.00 per share);

•

our stock-based incentive plan would grant options to purchase shares up to 4.9% of our total outstanding shares (including shares held by LaPorte Savings Bank, MHC) or 338,748 shares, to eligible participants, which would result in compensation expense over the vesting period of the options. Assuming the market price of the common stock is $10.00 per share; all options are granted with an exercise price of $10.00 per share and have a term of 10 years; the dividend yield on the stock is zero; the risk free interest rate is 4.65%; and the volatility rate on the common stock is 10.19%, the estimated grant-date fair value of the options utilizing a Black-Scholes option pricing analysis is $3.80 per option granted. Assuming this value is amortized over the five year vesting period, the corresponding annual pre-tax expense associated with the stock option plan would be approximately $257,000; and

•

our stock-based incentive plan would award a number of shares equal to up to 1.96% of our total outstanding shares issued in the offering (including shares held by LaPorte Savings Bank, MHC) or 135,499 shares, to eligible participants, which would be expensed as the awards vest. Assuming that all shares are awarded at a price of $10.00 per share, and that the awards vest over a five year period, the corresponding annual pre-tax expense would be approximately $271,000.

The actual expense that will be recorded for the employee stock ownership plan will be determined by the market value of the shares of common stock as they are released to employees over the term of the loan, and whether the loan is repaid faster than its contractual term allowing for an acceleration in the release of shares held as collateral for the loan. Accordingly, increases in the stock price above $10.00 per share will increase the total employee stock ownership plan expense, and any accelerated repayment of the loan along with an accelerated release of shares will increase the annual employee stock ownership plan expense. Additionally, the actual expense of the restricted shares will be determined by the fair market value of the stock on the grant date, which might be greater than $10.00 per share. Further, the actual expense of the stock options will be determined by the grant-date fair value of the options which will depend on a number of factors, including the valuation assumptions used in the Black-Scholes option pricing model.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 4.90% and 1.96%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering, provided shares of common stock used to fund the plans in excess of these amounts are obtained through stock repurchases. This would further increase our expenses associated with stock based benefit plans.

Overview

Our results of operations depend mainly on our net interest income, which is the difference between the interest income earned on our loan and investment portfolios and interest expense paid on our deposits and borrowed funds. Results of operations are also affected by fee income from banking operations, provisions for loan losses, gains (losses) on sales of loans and securities and other miscellaneous income. Our noninterest expenses consist primarily of salaries and employee benefits, occupancy and equipment, data processing, advertising, general administrative expenses and income tax expense.

Our results of operations are also significantly affected by general economic and competitive conditions, particularly with respect to changes in interest rates, government policies and actions of regulatory authorities. Future changes in applicable laws, regulations or government policies may materially affect our financial condition and results of operations. See “Risk Factors” beginning on page 21.

Critical Accounting Policies

We consider accounting policies that require management to exercise significant judgment or discretion or make significant assumptions that have, or could have, a material impact on the carrying value of certain assets or on income, to be critical accounting policies. We consider the following to be our critical accounting policies:

Securities. Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income (loss), net of tax, and as a separate component of equity. Other securities, such as Federal Home Loan Bank of Indianapolis stock, are carried at cost.

Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Declines in the fair value of securities below their cost that are other than temporary are reflected as realized losses. In estimating other-than-temporary losses, management considers: (1) the length of time and extent that fair value has been less than cost, (2) the financial condition and near term prospects of the issuer, and (3) The LaPorte Savings Bank’s ability and intent to hold the security for a period sufficient to allow for any anticipated recovery in fair value.

Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

A loan is impaired with specific allowance amounts allocated, if applicable, in accordance with SFAS. No. 114 when full payment under the loan terms is not expected. Loans included for analysis for potential impairment under SFAS No. 114 are all loans identified by the Bank as Substandard, Doubtful or Loss. Such loans are analyzed to determine if specific allowance allocations are required under either the fair value of collateral method, for all collateral dependent loans, or using the present value of estimated future cash flows method, using the loan’s existing interest rate as the discount factor. Other factors considered in the potential specific allowance allocation measurement are the timing and reliability of collateral appraisals or other collateral valuation sources, the confidence in the Bank’s lien on the collateral, historical losses on similar loans, and any other factors known to management at the time of the measurement that may affect the valuation. Based on management’s consideration of these factors for each individual loan that is reviewed for potential impairment, a specific allowance allocation is assigned to the loan, if applicable, and such allocations are periodically monitored and adjusted as appropriate

Non-specific general allowance amounts are allocated in accordance with SFAS No. 5. Loans included for analysis under SFAS No. 5 are all other loans not considered in the specific allowance allocation analysis under SFAS No. 114 described above. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly they are not separately identified for impairment disclosures. A minimum and maximum allowance allocation estimate is determined for each general loan category or loan pool based on the current three year historical average annual loss ratios as well as consideration of significant recent changes in annual historical loss ratios, classified loan trends by category, delinquency ratios and inherent risk factors attributable to current local and national economic conditions.

All of the allowance for loan losses is allocated under the specific and general allowance allocation methodologies described above. Management reviews its allowance allocation estimates and loan collateral values on at least a quarterly basis and adjusts the allowance for loan losses for changes in specific and general allowance allocations, as appropriate. Any differences between the estimated and actual observed loan losses are adjusted through increases or decreases to the allowance for loan losses on at least a quarterly basis and such losses are then factored into the revised historical average annual loss ratios for future quarterly allowance allocations.

Income Taxes. Income tax expense (benefit) is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

Business Strategy

Our business strategy is to enhance operations by:

•

Increasing Commercial Real Estate Lending. In order to increase the yield of and reduce the term to repricing of our loan portfolio, we are increasing our originations and, to a lesser extent, purchases of commercial real estate loans.

•

Maintaining Our Status As An Independent Community Oriented Institute. We intend to use our customers’ connections and our knowledge of our local community to enhance our status as an independent community financial institution.

•

Expanding our franchise through acquisition opportunities, including our merger with City Savings Financial. We believe that it is important to increase our loans and deposits, if possible, in order to help cover the costs of operating in a highly competitive and regulated marketplace. Our acquisition of City Savings Financial is part of this effort. In the future, we will continue to explore ways to grow our franchise both through internal growth and external acquisitions. Over the last year, we have acquired lots for potential new branches in Westville and Valparaiso, Indiana.

•

Maintaining the Quality of our Loan Portfolio. Maintaining the quality of our loan portfolio is a key factor in managing our growth. We will continue to use customary risk management techniques, such as independent internal and external loan reviews, portfolio credit analysis and field inspections of collateral in overseeing the performance of our loan portfolio.

•

Managing Interest Rate Risk. We believe that it is difficult to achieve satisfactory levels of profitability in the financial services industry without assuming some level of interest rate risk. However, we believe that such risk must be carefully managed to avoid undue exposure to changes in interest rates. Accordingly, we seek to manage to the extent practical our interest rate risk.

We believe that these strategies will guide our investment of the net proceeds of the offering. We intend to continue to pursue our business strategy after the reorganization and the offering, subject to changes necessitated by future market conditions and other factors.

Comparison of Financial Condition At March 31, 2007 and December 31, 2006

Total Assets. Total assets decreased by $14.8 million, or 5.5%, to $251.7 million at March 31, 2007 from $266.5 million at December 31, 2006. This decrease reflects a $13.5 million decrease in cash and cash equivalents as well as a $2.8 million decrease in securities available for sale. The decrease in cash and cash equivalents is primarily due to the maturity of a temporary large public fund noninterest bearing demand deposit of $21.0 million that was withdrawn in January 2007. Loans held for sale increased $496,000 at March 31, 2007 from no loans held for sale at December 31, 2006. Loans net of allowance for loan losses increased $1.2 million or 0.9% to $137.3 million at March 31, 2007 from $136.1 million at December 31, 2006.

Investment Securities. Securities available for sale decreased by $2.8 million or 3.1% to $85.8 million at March 31, 2007 from $88.5 million at December 31, 2006. This decrease was primarily due to the sale of $2.8 million of Fannie Mae and Freddie Mac preferred stock. All of the Fannie Mae and Freddie Mac stock issues were written down at the end of 2004 due to an other than temporary impairment classification. We realized a $1.5 million security loss before taxes in 2004 due to this other than temporary impairment. The market value on these securities substantially recovered since that time and due to concern with the effect of sub-prime market issues on Fannie Mae and Freddie Mac, management made the decision to sell a majority of these securities in the first quarter of 2007 and realized a gain of $896,000. These were also floating rate issues and the potential for decreasing interest rates and its affect on the market value of these securities also had an impact on the decision to sell. The sale will also have a positive impact on our interest rate sensitivity position in a potential declining interest rate environment. The sale of these securities will have a negative impact on future net income due to foregoing the higher yield on these securities.

At March 31, 2007, The LaPorte Savings Bank continues to hold $1.9 million of Fannie Mae and Freddie Mac Preferred Stock with unrealized gains of $430,000 that continued to be classified as other than temporarily impaired. The impairment charge to earnings was recorded during 2004 and no further decline has occurred.

Net Loans. Net loans increased $1.2 million or 0.9% to $137.3 million at March 31, 2007 from $136.1 million at December 31, 2006. Commercial real estate loans increased $2.8 million or 7.8% to $38.3 million. This increase was offset by a decrease in our one- to four-family residential loans of $1.1 million or 1.7% to $62.9 million at March 31, 2007. Other consumer loans, including indirect automobile loans, decreased $904,000 or 5.1% to $16.7 million at March 31, 2007 from $17.7 million at December 31, 2006. Commercial loans remained relatively flat with an increase of $186,000 or 1.9% to $9.8 million at March 31, 2007 from $9.6 million at December 31, 2006. Loans held for sale increased $496,000 to $496,000 at March 31, 2007 from no loans held for sale at December 31, 2006.

Deposits. Total deposits decreased $17.6 million or 8.7% to $184.2 million at March 31, 2007 from $201.9 million at December 31, 2006. This decrease was due to a $21.0 million public fund noninterest bearing demand deposit that was withdrawn in January 2007. Offsetting this decrease was an increase in time certificates of deposit and IRAs of $5.6 million or 5.9% to $99.9 million at March 31, 2007 from $94.3 million at December 31, 2006. This increase in time certificates of deposit and IRAs was primarily due to competitive rates offered on short-term certificates of deposits greater than $100,000, which, at the time, were lower interest rates than the cost of Federal Home Loan Bank of Indianapolis borrowings.

Borrowed Funds. Federal Home Loan Bank of Indianapolis borrowings increased $2.0 million or 5.5% to $38.5 million at March 31, 2007 from $36.5 million at December 31, 2006. This was due to the purchase of a monthly Libor adjustable advance in January of 2007, which is beneficial to The LaPorte Savings Bank from an interest sensitivity perspective, as opposed to fixed rate certificates of deposit at rates equivalent to or higher than the advance rate.

Total Equity. Total equity increased $491,000 or 1.9% to $26.9 million at March 31, 2007 from $26.4 million at December 31, 2006. This increase reflected net income of $733,000 offset by to an increase in accumulated other comprehensive loss, net of tax, of $241,000 or 104.8% to $(471,000) at March 31, 2007 from $(230,000) at December 31, 2006. This increase is due to the sale of the Fannie Mae and Freddie Mac preferred stock during the first quarter of 2007, which had a large unrealized gain at December 31, 2006, which previously offset the unrealized losses in the portfolio at that time. This was partially offset by the continued decrease in unrealized losses on investments due to changes in the composition of the investment securities portfolio combined with changes in interest rates.

Comparison of Financial Condition At December 31, 2006 and December 31, 2005

Total Assets. Total assets increased by $9.6 million, or 3.7%, to $266.5 million at December 31, 2006 from $256.9 million at December 31, 2005. This increase was primarily due to increases in securities available for sale and cash and cash equivalents, partially offset by a decrease in net loans and borrowings. Cash and cash equivalents increased $12.4 million or 142.9% to $21.0 million at December 31, 2006 from $8.7 million at December 31, 2005. This increase is attributable to a large public fund deposit included in noninterest earning demand deposit accounts at year-end 2006. These increases were partially offset by a decrease in net loans of $4.5 million or 3.2% to $136.1 million at December 31, 2006 from $140.6 million at December 31, 2005. Loans held for sale also decreased by $707,000 or 100% to no loans held for sale at December 31, 2006 from $707,000 at December 31, 2005. Securities available for sale increased $2.5 million or 3.0% to $88.5 million at December 31, 2006 from $86.0 million at December 31, 2005.

Investment Securities. Securities available for sale increased $2.5 million, or 3.0%, to $88.5 million at December 31, 2006, from $86.0 million at December 31, 2005, primarily funded through the decrease in one- to four-family residential loans. The LaPorte Savings Bank increased U.S. Treasury and Agency obligations by $8.4 million or 25.2% to $41.6 million at December 31, 2006 from $33.2 million at December 31, 2005. The LaPorte Savings Bank decreased balances in both mortgage-backed securities and CMOs in 2006 and increased U.S. Treasury and Agency obligations to reduce its exposure to decreasing interest rates and the potential effect thereof on the fair value of these securities. The LaPorte Savings Bank has utilized this strategy since 2004.

Net Loans. Net loans decreased $4.5 million, or 3.2%, to $136.1 million at December 31, 2006 from $140.6 million at December 31, 2005. This decrease was primarily attributable to a decrease in one- to four-family residential loans and other consumer loans, offset in part by an increase in commercial real estate and commercial loans. One- to four-family residential mortgages decreased by $5.6 million to $64.0 million at December 31, 2006 from $69.6 million at December 31, 2005. For the same time period, commercial real estate loans increased by $2.5 million to $35.6 million from $33.1 million and commercial loans increased $3.8 million or 66.3% to $9.6 million at December 31, 2006 from $5.8 million at December 31, 2005. Other loans, which primarily are indirect automobile loans, decreased $5.1 million to $17.7 million at December 31, 2006 from $22.7 million at December 31, 2005. The LaPorte Savings Bank increased its pricing on indirect automobile loans due to the low profit margin on these loans, resulting in a decrease in the aggregate balance of such loans. The LaPorte Savings Bank was able to fund higher yielding commercial loans with the decrease in the indirect automobile loans, which had the effect of improving our net interest margin.

Deposits. Deposits increased by $19.5 million, or 10.7%, to $201.9 million at December 31, 2006, from $182.3 million at December 31, 2005. This increase was attributable to an increase in noninterest bearing demand deposits of $23.2 million or 94.3%, due to a temporary public fund deposit of $21.0 million in November 2006, which was withdrawn in January 2007. Money market and NOW accounts increased $2.3 million or 12.9% to $20.4 million at December 31, 2006 from $18.1 million at December 31, 2005. These increases were partially offset by a decrease in regular savings of $6.4 million or 14.0% to $39.4 million at December 31, 2006 from $45.8 million at December 31, 2005. These balances moved into higher yielding deposits. The LaPorte Savings Bank increased interest rates on its Money Market and NOW accounts in 2006 due to competitive pressures, which stabilized its deposits, but increased its cost of funds in 2006.

Borrowed Funds. Funds borrowed from the Federal Home Loan Bank of Indianapolis decreased by $12.0 million, or 24.7%, to $36.5 million at December 31, 2006, from $48.5 million at December 31, 2005. This decrease is attributed to the increase in noninterest bearing demand deposits in 2006 as well as the decrease in loan originations.

Total Equity. Total equity increased by $1.8 million, or 7.5%, to $26.4 million at December 31, 2006 from $24.5 million at December 31, 2005. The increase reflected net income of $1.1 million in addition to a $727,000 decrease in accumulated other comprehensive loss, net of tax due to a decline in the amount of net unrealized losses on securities available for sale at December 31, 2006 due to changes in the composition of the investment securities portfolio combined with changes in interest rates.

Comparison of Operating Results For The Three-Month Periods Ended March 31, 2007 and March 31, 2006

Net Income. Net income increased $492,000 or 204.1% to $733,000 for the three months ended March 31, 2007 compared to $241,000 for the three months ended March 31, 2006. The primary reason for the increase was an increase in noninterest income of $972,000 or 229.2% to $1.4 million for the three months ended March 31, 2007 from $424,000 for the three months ended March 31, 2006, offset by a decrease in net interest income and an increase in noninterest expense. The sale of Fannie Mae and Freddie Mac preferred stock resulted in a gain of $896,000, which contributed to the increase in noninterest income. The continued competitive pressure on deposit rates contributed to a decrease in the net interest rate margin of 15 basis points for the three months ended March 31, 2007 compared to the three months ended March 31, 2006.

Net Interest Income. Net interest income decreased $108,000 or 6.4% to $1.6 million for the three months ended March 31, 2007 compared to $1.7 million of the three months ended March 31, 2006. The yield on total interest-earnings assets increased 37 basis points offset by a 62 basis point increase in the cost on interest-bearing liabilities.

The tables on pages 84 and 85 set forth the components of our net interest income, yields on average interest-earning assets and costs of average interest-bearing liabilities, and the effect on net interest income arising from changes in volumes and rates.

Interest Income. Interest income increased $164,000 or 5.0% to $3.4 million for the three months ended March 31, 2007 compared to $3.2 million for the three months ended March 31, 2006. Interest income from loans increased $97,000 or 4.3% to $2.4 million for the three months ended March 31, 2007 from $2.3 million for the three months ended March 31, 2006.

The average yield on loans for the three months ended March 31, 2007 increased to 6.89% compared to 6.42% for the three months ended March 31, 2006, due primarily to an increase in market rates from the same period last year. The average balances on net loans for the three months ended March 31, 2007 decreased $4.0 million or 2.8% to $136.8 million from $140.7 million for the three months ended March 31, 2006.

Interest income from taxable securities increased $86,000 or 10.7% to $888,000 for the three months ended March 31, 2007 from $802,000 for the three months ended March 31, 2006. The average yield on taxable securities increased to 4.59% for the three months ended March 31, 2007 from 4.37% for the three months ended March 31, 2006. The average balance of our taxable investment securities increased $3.9 million or 5.4% to $77.3 million for the three months ended March 31, 2007 compared to $73.4 million for the three months ended March 31, 2006. This increase was funded through the decrease in our average loan balances for the same period.

Interest income from federal funds sold and other interest-bearing deposits remained relatively constant for the three months ended March 31, 2007 and three months ended March 31, 2006.

Interest Expense. Interest expense increased $272,000 or 17.6% to $1.8 million for the three months ended March 31, 2007 from $1.5 million for the three months ended March 31, 2006. The increase resulted from a 62 basis point increase in the overall average cost of interest-bearing liabilities to 3.65% for the three months ended March 31, 2007 from 3.03% for the three months ended March 31, 2006. This is primarily due to the increase in the general interest rates at which certificates of deposits and the IRAs renewed during the first three months of 2007 as compared to the first three months of 2006, as well as the increase in interest rates paid on NOW and money market accounts.

The average cost on the certificate of deposits and IRAs increased 79 basis points to 4.60% for the three months ended March 31, 2007 from 3.81% for the three months ended March 31, 2006. In the second half of 2006, The LaPorte Savings Bank elected to tier and increase the rates it paid on NOW and money market accounts in order to compete with other banks in its marketplace. This resulted in an increase in the average cost on NOW and money market accounts of 147 basis points to 1.90% for the three months ended March 31, 2007 from 0.43% for the three months ended March 31, 2006.

Provision for Loan Losses. The LaPorte Savings Bank establishes provisions for loan losses, which are charged to earnings, at a level necessary to absorb known and inherent losses that are both probable and reasonably estimable at the date of the financial statements. In evaluating the level of the allowance for loan losses, management considers historical loss experience, the types of loans and the amount of loans in the loan portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, peer group information and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or as future events occur. After an evaluation of these factors, management made a provision of $3,000 for the three-month period ended March 31, 2007 compared to a $56,000 provision for the three-month period ended March 31, 2006. Net charge-offs for the same periods were $20,000 for 2007 as compared to $111,000 for 2006. We had previously reserved for the majority of these charge-offs in the allowance for loan losses at the end of the prior year. The allowance for loan losses was $1.0 million, or 0.74% of loans outstanding at March 31, 2007, compared to $1.0 million, or 0.71% of loans outstanding at December 31, 2006.

Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Management reviews the level of the allowance on a quarterly basis, and establishes the provision for loan losses based on the factors set forth in the preceding paragraph. Historically, our loan portfolio has consisted primarily of one- to four-family residential mortgage and commercial real estate loans. Our current business plan calls for increases in commercial real estate loan originations. As management evaluates the allowance for loan losses, the increased risk associated with larger non-homogenous commercial real estate loans may result in larger additions to the allowance for loan losses in future periods. Loans secured by commercial real estate generally expose a lender to greater risk of non-payment and loss than loans secured by one- to four-family residential mortgages because repayment of the loans often depends on the successful operation of the property and the income stream of the underlying property. Additionally, such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgage loans. Accordingly, an adverse development with respect to one loan or one credit relationship can expose us to greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan.

Although we believe that we use the best information available to establish the allowance for loan losses, future additions to the allowance may be necessary, based on estimates that are susceptible to change as a result of changes in economic conditions and other factors. In addition, the Indiana Department of Financial Institutions and Federal Deposit Insurance Corporation, as an integral part of their examination process, will periodically review our allowance for loan losses. These agencies may require us to recognize adjustments to the allowance, based on their judgments about information available to them at the time of their examinations.

Noninterest Income. Noninterest income increased by $972,000 or 229.2% to $1.4 million for the three months ended March 31, 2007 from $424,000 for the three months ended March 31, 2006. The increase was primarily due to an increase in net gains on securities of $893,000 during the three months ended March 31, 2007, including $896,000 of gains from the sale of Fannie Mae and Freddie Mac preferred stock referred to above. Trust and brokerage fees also increased in the first three months ended March 31, 2007 compared to the first three months ended March 31, 2006 by $46,000 or 85.6%.

Noninterest Expense. Noninterest expenses increased $113,000 or 6.3% to $1.9 million for the three months ended March 31, 2007 compared to $1.8 million for the three months ended March 31, 2006. Salaries and employee benefits increased $81,000 or 7.6% for the three months ended March 31, 2007 as compared to the three months ended March 31, 2006. Increases in health insurance costs, normal salary increases, as well as increases in the Supplemental Employee Retirement Plan and Group Term Carve Out Plan expense contributed to the increase in salaries and employee benefits expense. Data processing costs increased $26,000 or 39.0%, due to the addition of The LaPorte Savings Bank’s online mortgage application website, as well as normal increases in the data processing maintenance contracts. These increases were partially offset by a decrease in occupancy and equipment expenses of $45,000 or 12.1%, including a $35,000 real estate tax adjustment in the first three months of 2007.

Income Taxes. Income tax expense was $347,000 for the three months ended March 31, 2007, an increase of $311,000 from the three months ended March 31, 2006, primarily due to an increase in income before income taxes. The effective tax rate was 32.10% for the three months ended March 31, 2007 compared to 12.86% for the three months ended March 31, 2006. The effective tax rate was lower in the prior year period due to a higher ratio of the total income before tax representing tax exempt securities and life insurance income in the prior year period as a result of the overall lower level of income before income taxes in the prior year period.

Comparison of Operating Results For The Years Ended December 31, 2006 and December 31, 2005

Net Income. Net income increased $226,000, or 25.3%, to $1.1 million for the year ended December 31, 2006 from $891,000 for the year ended December 31, 2005. The increase was primarily the result of an increase in net interest income and an increase in total noninterest income. The increase in interest rates from the beginning of 2005 through 2006 contributed to the increase in net interest income. Interest on adjustable rate commercial real estate and commercial loans, as well as home equity loans, all increased as a result of the increase in interest rates, and our securities yield increased as they matured and we reinvested the proceeds in higher yielding securities. This was partially offset by increases in deposit and borrowing rates. These factors contributed to an increase in yield of 61 basis points on average interest-earning assets offset by a 52 basis point increase in cost on average interest-bearing liabilities.

Net Interest Income. Net interest income increased $249,000 or 3.9% to $6.6 million for the year ended December 31, 2006 from $6.4 million for the year ended December 31, 2005. The increase was primarily attributable to a 17 basis point increase in our net interest margin to 2.85% for the year ended December 31, 2006 from 2.68% for the year ended December 31, 2005. The increase in net interest margin was primarily due to average yields on average interest-earning assets increasing at a faster pace than the average cost of average interest-bearing liabilities.

The tables on pages 84 and 85 set forth the components of our net interest income, yields on average interest-earning assets and costs of average interest-bearing liabilities, and the effect on net interest income arising from changes in volumes and rates.

Interest Income. Interest income increased $1.2 million or 9.5% to $13.6 million for the year ended December 31, 2006 from $12.4 million for the year ended December 31, 2005. Interest income from loans increased $565,000 or 6.5% to $9.3 million for the year ended December 31, 2006 from $8.7 million for the year ended December 31, 2005, primarily due to an increase in the average yield.

The average yield on loans for the year ended December 31, 2006 increased to 6.66% compared to 5.95% for fiscal year 2005, due primarily to an increase in market rates and a modest increase in the percentage of our loan portfolio consisting of non-residential loans. This was partially offset by a decrease in average loan balances of $7.2 million to $139.7 million for the year ended December 31, 2006 from $146.8 million for the year ended December 31, 2005.

Interest income from taxable securities increased $516,000 or 17.7% to $3.4 million for the year ended December 31, 2006 from $2.9 million for the year ended December 31, 2005. The average yield on taxable securities increased to 4.59% for the year ended December 31, 2006 from 4.13% for the year ended December 31, 2005. The average balances of our taxable investment securities increased $4.2 million or 6.0% to $74.7 million for the year ended December 31, 2006 from $70.5 million for the year ended December 31, 2005. This increase was funded by the decrease in our average loan balances.

The interest income from tax-exempt securities decreased $31,000 or 6.3% for the year ended December 31, 2006 to $468,000 from $499,000 for the year ended December 31, 2005. This was due to a decrease in the average balance of tax-exempt securities for 2006 of $2.6 million to $11.1 million for the year ended December 31, 2006 from $13.7 million for the year ended December 31, 2005.

Interest income from federal funds sold and other interest-bearing deposits increased $110,000 or 76.9% to $253,000 for the year ended December 31, 2006 from $143,000 for the year ended December 31, 2005. The average balance for the year ended December 31, 2006 was $5.1 million with an average yield of 4.96%. For the year ended December 31, 2005, the average balance was $4.5 million with an average yield of 3.20%. The increase in the average balance was funded by the large temporary increase in public fund deposits in November 2006.

Interest Expense. Interest expense increased $924,000, or 15.4%, to $6.9 million for the year ended December 31, 2006 from $6.0 million for the year ended December 31, 2005. The increase resulted from a 52 basis point increase in the overall cost of average interest-bearing liabilities to 3.38% for the year ended December 31, 2006 from 2.86% for the year ended December 31, 2005, which increased interest expense by $924,000. This was due to an increase in general interest rates, a highly competitive market for certificates of deposit combined with the increase in rates paid on our NOW and money market accounts. In 2006, The LaPorte Savings Bank elected to tier and increase its rates on NOW and money market accounts to compete with banks in its marketplace.

Average balances on savings deposits decreased $6.6 million or 13.5% to $42.5 million for the year ended December 31, 2006 from $49.1 million for the year ended December 31, 2005, while money market and NOW account average balances increased $1.6 million or 8.9% to $19.6 million for the year ended December 31, 2006 from $18.0 million for the year ended December 31, 2005. Average balances on certificate of deposits and IRAs increased $3.4 million or 3.6% to $97.7 million for the year ended December 31, 2006 from $94.3 million for the year ended December 31, 2005. The increase in the average deposit balances along with the increase in interest rates paid contributed to the increase in interest expense.

Provision for Loan Losses. Our allowance for loan losses is the estimated amount considered necessary to reflect probable incurred losses in the loan portfolio at the balance sheet date. Our analysis of the appropriate allowance includes a review of identified problem loans for which a specific allowance is required as well as general allowance allocations for the remainder of the loan portfolio.

A provision of $143,000 for loan losses was recorded for the year ended December 31, 2006 compared to a provision of $215,000 for the year ended December 31, 2005. Net loan charge-offs for 2006 were $166,000 compared to the provision for loan losses of $143,000. Total nonperforming loans decreased $136,000 or 14.0% to $837,000 at December 31, 2006 from $973,000 at December 31, 2005. Total nonperforming loans to total loans decreased from 0.69% at December 31, 2005 to 0.61% at December 31, 2006. The allowance for loan losses to nonperforming loans increased to 124.4% at December 31, 2006 from 109.4% at December 31, 2005. The allowance for loan losses to total loans remained relatively constant at 0.76% at December 31, 2006 compared to 0.75% at December 31, 2005.

Noninterest Income. Noninterest income increased by $66,000, or 3.5%, to $2.0 million for the year ended December 31, 2006, from $1.9 million for the year ended December 31, 2005. The increase was primarily due to increased brokerage fees of $48,000, which is attributed to the hiring of a new and more experienced broker in 2005. Total other income increased $32,000, primarily due to an increase in debit card income of $22,000. These increases in noninterest income were partially offset by decreases in trust fees of $13,000, attributable to higher estate fees earned in 2004. Additionally, we had $24,000 of net losses on securities, primarily as a result of selling certain municipal securities, during the year ended December 31, 2006.

Noninterest Expense. Noninterest expense decreased by $9,000, or 0.1%, to $7.1 million for the year ended December 31, 2006, from $7.1 million for the year ended December 31, 2005. Increases in salaries and employee benefits of $297,000, were offset by decreases in other expenses (primarily general supplies and other miscellaneous services) of $269,000. In 2005, The LaPorte Savings Bank converted its core processing system, resulting in an additional non-recurring expense of approximately $60,000. Occupancy and equipment, advertising and bank examination fees were all essentially unchanged from the year ended December 31, 2005 to the year ended December 31, 2006.

Income Taxes. Income tax expense was $243,000 for the year ended December 31, 2006, an increase of $170,000, or 232.3%, compared to $73,000 for the year ended December 31, 2005, principally due to an increase in income before income taxes and increases in a valuation allowance for deferred tax assets for the portion of the net state deferred tax asset that management feels is not realizable. The resulting effective tax rate was 17.86% for the year ended December 31, 2006 compared to 7.58% for the year ended December 31, 2005. The effective tax rate is considerably below the expected federal income tax rate of 34% due to tax-exempt securities and life insurance income.

Comparison of Operating Results For The Years Ended December 31, 2005 and December 31, 2004

Net Income. Net income increased $1.1 million to $891,000 for the year ended December 31, 2005 from a net loss of $(240,000) for the year ended December 31, 2004. The increase was primarily the result of an increase in noninterest income and an increase in net interest income. During 2004, certain Fannie Mae and Freddie Mac preferred stock securities were determined to have declines in market values that were considered to be “other than temporary” and accordingly an impairment charge to earnings of $1.5 million was recorded. In making these determinations, management considered: (1) the length of time and extent that fair value had been less than cost, (2) the financial condition and near term prospects of the issuer, and (3) The LaPorte Savings Bank’s ability and intent to hold the securities for a period sufficient to allow for any anticipated recover in fair value.

The increase in interest rates from the beginning of 2004 through 2005 also contributed to the increase in net income. Interest on adjustable rate commercial real estate and commercial loans, as well as home equity loans, all increased as a result of the increase in interest rates, and our securities yield increased as certain securities matured and we reinvested the proceeds in higher yielding securities. These factors contributed to an increase in yield of 15 basis points on average interest-earning assets, while we had a decrease of 6 basis points in the cost of average interest-bearing liabilities due to a decrease in the average cost of certificates of deposit and IRAs. This decrease was primarily due to the Bank terminating its 8% minimum rate IRA program as of September 30, 2003. The termination affected nearly 600 account holders with balances totaling approximately $20.0 million. As these certificates matured during 2004 and 2005, the Bank’s cost on IRAs continued to decrease, thus decreasing interest expense in 2005 as compared to 2004.

Net Interest Income. Net interest income increased $601,000 or 10.4% to $6.4 million for the year ended December 31, 2005 from $5.8 million for the year ended December 31, 2004. The increase was primarily attributable to a 21 basis point increase in our net interest margin to 2.68% for the year ended December 31, 2005 from 2.47% for the year ended December 31, 2004. The increase in net interest margin was due to average yields on interest-earning assets increasing at a faster pace than the cost of interest-bearing liabilities. The increase on deposit rates for certificates of deposit was offset by the savings on the cost of IRA certificates, as discussed above.

The tables on pages 84 and 85 set forth the components of our net interest income, yields on average interest-earning assets and costs of average interest-bearing liabilities, and the effect on net interest income arising from changes in volumes and rates.

Interest Income. Interest income increased $573,000 or 4.8% to $12.4 million for the year ended December 31, 2005 from $11.8 million for the year ended December 31, 2004. Interest income from loans increased $19,000 or 0.2% to $8.7 million for the year ended December 31, 2005 from $8.7 million for the year ended December 31, 2004, due to an increase in the average yield. The average yield on loans for the year ended December 31, 2005 increased to 5.95% compared to 5.64% for the year ended December 31, 2004, due primarily to an increase in market rates and a modest increase in the percentage of our loan portfolio consisting of non-residential loans. This was partially offset by a decrease in average loan balances of $7.9 million to $146.8 million for the year ended December 31, 2005 from $154.7 million for the year ended December 31, 2004.

Interest income from taxable securities increased $170,000 or 6.2% to $2.9 million for the year ended December 31, 2005 from $2.7 million for the year ended December 31, 2004. The average yield on taxable securities increased to 4.13% for the year ended December 31, 2005 from 4.06% for the year ended December 31, 2004. The average balances of our taxable investment securities increased $2.9 million or 4.3% to $70.5 million for the year ended December 31, 2005 from $67.6 million for the year ended December 31, 2004. This increase was funded by the decrease of our average loan balances. The interest income from tax-exempt securities increased $286,000 or 134.1% for the year ended December 31, 2005 to $499,000 from $213,000 for the year ended December 31, 2004. This was due to an increase in the average balance of tax-exempt securities in 2005 of $8.2 million to $13.7 million for the year ended December 31, 2005 from $5.5 million for the year ended December 31, 2004.

Interest income from federal funds sold and other interest-bearing deposits increased $100,000 or 234.9% to $143,000 for the year ended December 31, 2005 from $43,000 for the year ended December 31, 2004. The average balance for the year ended December 31, 2005 was $4.5 million with an average yield of 3.20%. For the year ended December 31, 2004, the average balance was $3.6 million with an average yield of 1.20%. The increase in the average balance was funded by the decrease in average loan balances. The increase in the average yield was due to increases in the federal funds rate as the Federal Reserve Board raised interest rates several times during 2005.

Interest Expense. Interest expense decreased $28,000, or 0.5%, to $6.0 million for the year ended December 31, 2005 from $6.0 million for the year ended December 31, 2004.

Average balances on savings deposits decreased $2.7 million or 5.2% to $49.1 million for the year ended December 31, 2005 from $51.8 million for the year ended December 31, 2004, while money market and NOW account average balances increased $92,000 or 0.5% to $18.0 million for the year ended December 31, 2005 from $17.9 million for the year ended December 31, 2004. Average balances on certificate of deposits and IRAs increased $3.6 million or 4.0% to $94.3 million for the year ended December 31, 2005 from $90.7 million for the year ended December 31, 2004. The interest expense on certificate and IRA deposits decreased $115,000 or 27 basis points in 2005, due to the termination of the 8% minimum rate IRA program in September 2003, as described previously.

Provision for Loan Losses. Our allowance for loan losses is the estimated amount considered necessary to reflect probable incurred losses in the loan portfolio at the balance sheet date. Our analysis of the appropriate allowance includes a review of identified problem loans for which a specific allowance is required as well as general allowance allocations for the remainder of the loan portfolio.

A provision of $215,000 for loan losses was recorded for the year ended December 31, 2005 compared to a provision of $8,000 for the year ended December 31, 2004. Net loan charge-offs for 2005 were $116,000 compared to the provision for loan losses of $215,000. Total nonperforming loans decreased $362,000 or 27.1% to $973,000 at December 31, 2005 from $1.3 million at December 31, 2004. Total nonperforming loans to total loans decreased from 0.89% at December 31, 2004 to 0.69% at December 31, 2005. The allowance for loan losses to non performing loans increased to 109.35% at December 31, 2005 from 72.28% at December 31, 2004. The allowance for loan losses to total loans increased to 0.75% at December 31, 2005 compared to 0.64% at December 31, 2004. The allowance for loan losses was increased by $99,000 during 2005 as the Bank increased allocations for commercial real estate and commercial loans due to the increased balances in this higher risk category of the loan portfolio. The Bank also increased allocations for the indirect automobile and other consumer loans due to the increased level of net charge-offs experienced in this loan category in 2005 as compared to 2004.

Noninterest Income. Noninterest income increased by $1.8 million to $1.9 million for the year ended December 31, 2005, from $110,000 for the year ended December 31, 2004. The increase was primarily due to the other than temporary impairment of $1.5 million recording during 2004, as discussed previously. Service charges on deposits increased $286,000 or 64.2% to $733,000 for the year ended December 31, 2005 from $446,000 for the year ended December 31, 2004. Overdraft and insufficient fund charges increased $292,000 due to the introduction of a new overdraft protection product at the end of 2004. Net gains on sales of loans decreased by $91,000 to $252,000 for the year ended December 31, 2005 from $343,000 for the year ended December 31, 2004. The decrease in net gains on sales of loans was a result of a significant decrease in mortgage loans originated and sold in 2005 as compared to 2004. Increases in brokerage fees of $70,000 were offset by decreases in net gains on securities of $68,000.

Noninterest Expense. Noninterest expense increased by $319,000, or 4.7%, to $7.1 million for the year ended December 31, 2005, from $6.8 million for the year ended December 31, 2004. Increases in salaries and employee benefits of $39,000 were offset by decreases in data processing of $39,000. The 1.0% increase in salaries and employee benefits was a result of normal salary increases . Data processing costs decreased in 2005 due to consulting fees paid to a third party consultant of approximately $55,000 to assist the Information Technology Department during 2004 until additional staff was hired in 2005. Occupancy and equipment increased by $164,000 to $1.4 million for the year ended December 31, 2005 from $1.2 million for the year ended December 31, 2004. Real estate taxes increased $53,000 in 2005 due to an increase in property tax rates. Depreciation expense increased $37,000 in 2005 due to computer software purchased with the data processing conversion in 2005. Maintenance costs on equipment increased $39,000 in 2005 due to the new equipment purchases for the data processing conversion. Other expenses (primarily general supplies and other miscellaneous service) increased to $1.0 million for the year ended December 31, 2005 from $854,000 for the year ended December 31, 2004. Supplies increased approximately $60,000 as a result of the software conversion and miscellaneous services increased $84,000 due to the fees paid to a third party provider of the overdraft protection program we introduced at the end of 2004. Advertising expense was $105,000 for the year ended December 31, 2005, a decrease of $40,000, or 27.6%, compared to $146,000 for the year ended December 31, 2004.

Income Taxes. Income tax expense was $73,000 for the year ended December 31, 2005, an increase of $723,000, compared to a benefit of $(650,000) for the year ended December 31, 2004, principally due to the tax benefit recognized in 2004 as a result of the $1.5 million loss recognized in 2004 on the other than temporary impairment on investment securities. The effective tax rate was 7.58% for the year ended December 31, 2005 compared to a benefit tax rate of (73.04) % for the year ended December 31, 2004. The effective tax rate is considerably below the statutory federal income tax rates due to tax exempt securities and life insurance income and for 2004 due to the tax benefit recognized for the $1.5 million impairment loss.

The following tables set forth average balance sheets, average yields and costs, and certain other information at the date and for the periods indicated. No tax-equivalent yield adjustments were made. All average balances are daily average balances. Nonaccrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	At March 31, 2007		For the Three Months Ended March 31,
			2007			2006
	Outstanding Balance	Yield/Rate	Average Outstanding Balance	Interest	Yield/Cost	Average Outstanding Balance	Interest	Yield/Cost
	(Dollars in thousands)
Assets:
Loans	$138,169	7.06%	$136,758	$2,356	6.89%	$140,729	$2,259	6.42%
Taxable securities	76,219	4.69	77,302	888	4.59	73,360	802	4.37
Tax exempt securities	9,549	4.31	9,709	105	4.33	12,290	123	4.00
Federal Home Loan Bank of Indianapolis stock	2,661	5.00	2,661	34	5.11	2,733	33	4.83
Fed funds sold and other interest-bearing deposits	1,747	5.25	2,311	29	5.02	2,952	31	4.20

Total interest-earning assets	228,345	6.12%	228,741	3,412	5.97%	232,064	3,248	5.60%
Noninterest-earning assets	23,377		23,131			23,122

Total assets	$251,722		$251,872			$255,186

Liabilities and equity:
Savings deposits	$38,972.50%		$38,810	$48.49%		$44,808	$55.49%
Money market/NOW accounts	21,263	1.82	22,918	109	1.90	17,614	19.43
CD’s and IRAs	99,867	4.78	99,249	1,142	4.60	95,096	905	3.81

Total interest-bearing deposits	160,102	3.35	160,977	1,299	3.23	157,518	979	2.49
Borrowings	38,500	5.42	38,509	522	5.42	46,775	570	4.87

Total interest-bearing liabilities	198,602	3.75%	199,486	1,821	3.65%	204,293	1,549	3.03%

Noninterest-bearing demand deposits	24,113		23,859			24,427
Other liabilities	2,129		1,880			1,639

Total liabilities	224,844		225,225			230,359
Equity	26,878		26,647			24,827

Total liabilities and equity	$251,722		$251,872			$255,186

Net interest income				$1,591			$1,699

Net interest rate spread		2.37%			2.32%			2.57%
Net interest-earning assets	$29,743		$29,255			$27,771

Net interest margin					2.78%			2.93%

Average of interest-earning assets to interest-bearing liabilities		114.98%			114.67%			113.59%

	Years Ended December 31,
	2006			2005			2004
	Average Outstanding Balance	Interest	Yield/Cost	Average Outstanding Balance	Interest	Yield/Cost	Average Outstanding Balance	Interest	Yield/Cost
	(Dollars in thousands)
Assets:
Loans	$139,668	$9,305	6.66%	$146,831	$8,740	5.95%	$154,700	$8,721	5.64%
Taxable securities	74,741	3,428	4.59	70,495	2,912	4.13	67,594	2,742	4.06
Tax exempt securities	11,130	468	4.20	13,693	499	3.64	5,538	213	3.85
Federal Home Loan Bank of Indianapolis stock	2,732	131	4.80	2,765	118	4.27	2,665	120	4.50
Fed funds sold and other interest-bearing deposits	5,098	253	4.96	4,471	143	3.20	3,583	43	1.20

Total interest-earning assets	233,369	13,585	5.82%	238,255	12,412	5.21%	234,080	11,839	5.06%
Noninterest-earning assets	23,995			22,784			22,035

Total assets	$257,364			$261,039			$256,115

Liabilities and equity:
Savings deposits	$42,478	212.50%		$49,127	246.50%		$51,822	260.50%
Money market/NOW accounts	19,625	247	1.26	18,027	75.42		17,935	73.41
CD’s and IRAs	97,661	4,168	4.27	94,277	3,336	3.54	90,660	3,451	3.81

Total interest bearing deposits	159,764	4,627	2.90	161,431	3,657	2.27	160,417	3,784	2.36
Borrowings	45,733	2,318	5.07	49,214	2,364	4.80	46,982	2,265	4.82

Total interest-bearing liabilities	205,497	6,945	3.38%	210,645	6,021	2.86%	207,399	6,049	2.92%
Noninterest-bearing demand deposits	24,948			24,363			23,384
Other liabilities	1,748			1,418			1,365

Total liabilities	232,193			236,426			232,148
Equity	25,171			24,613			23,967

Total liabilities and equity	$257,364			$261,039			$256,115

Net interest income		$6,640			$6,391			$5,790

Net interest rate spread			2.44%			2.35%			2.14%
Net interest-earning assets	$27,872			$27,610			$26,681

Net interest margin			2.85%			2.68%			2.47%

Average of interest-earning assets to interest-bearing liabilities			113.56%			113.11%			112.86%

Rate/Volume Analysis

The following table presents the dollar amount of changes in interest income and interest expense for the major categories of our interest-earning assets and interest-bearing liabilities. Information is provided for each category of interest-earning assets and interest-bearing liabilities with respect to (i) changes attributable to changes in volume (i.e., changes in average balances multiplied by the prior-period average rate) and (ii) changes attributable to rate (i.e., changes in average rate multiplied by prior-period average balances). For purposes of this table, changes attributable to both rate and volume which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

	Three Months Ended March 31, 2007 vs. 2006			Years Ended December 31, 2006 vs. 2005			Years Ended December 31, 2005 vs. 2004
	Increase (Decrease) Due to		Total Increase (Decrease)	Increase (Decrease) Due to		Total Increase (Decrease)	Increase (Decrease) Due to		Total Increase (Decrease)
	Volume	Rate		Volume	Rate		Volume	Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$(260)	$357	$97	$(441)	$1,006	$565	$(455)	$474	$19
Taxable securities	179	(93)	86	182	334	516	119	51	170
Tax exempt securities	(109)	91	(18)	(101)	70	(31)	298	(12)	286
Federal Home Loan Bank of Indianapolis stock	—	1	1	(1)	14	13	4	(6)	(2)
Fed funds sold and other interest-bearing deposits	(30)	28	(2)	22	88	110	13	87	100

Total interest-earning assets	(220)	384	164	(339)	1,512	1,173	(21)	594	573

Interest-bearing liabilities:
Savings deposits	(30)	23	(7)	(33)	(1)	(34)	(13)	(1)	(14)
Money market/NOW accounts	29	61	90	7	165	172	—	2	2
CD’s and IRAs	164	73	237	123	709	832	134	(249)	(115)

Total interest-bearing deposits	163	157	320	97	873	970	121	(248)	(127)
Borrowings	(431)	383	(48)	(172)	126	(46)	107	(8)	99

Total interest-bearing liabilities	(268)	540	272	(75)	999	924	228	(256)	(28)

Change in net interest income	$48	$(156)	$(108)	$(264)	$513	$249	$(249)	$850	$601

Management of Interest Rate Risk

Our asset/liability management strategy attempts to manage the impact of changes in interest rates on net interest income, our primary source of earnings.

Historically, we have relied on funding longer term higher interest-earning assets with shorter term lower interest-bearing deposits to earn a favorable net interest rate spread. As a result, we have been vulnerable to adverse changes in interest rates. Over the past several years, management has implemented an asset/liability strategy to manage, subject to our profitability goals, our interest rate risk. Among the techniques we are currently using to manage interest rate risk are: (i) selling on the secondary market our originations of long-term fixed-rate one- to four-family residential mortgage loans; (ii) expanding our commercial real estate loans as they generally reprice more quickly than residential mortgage loans; (iii) reducing the amount of long term, fixed rate mortgage-backed and CMO securities, which are vulnerable to a decreasing interest rate environment and will extend in duration; and (iv) offering fixed rate commercial real estate loans with a prepayment penalty, to protect against prepayment risk in a decreasing rate environment. We have also used structured rates with redemption features to improve yield and may consider swaps in other hedging instruments although we have not done so to date.

While this strategy has helped manage our interest rate exposure, it does pose risks. For instance, the prepayment options embedded in adjustable rate one- to four-family residential loans and the mortgage-backed securities and CMOs, which allows for early repayment at the borrower’s discretion may result in prepayment before the loan reaches the fully indexed rate. Conversely, in a falling interest rate environment, borrowers may refinance their loans and redeemable securities may be called. In addition, multi-family and commercial real estate lending generally present higher credit risks than residential one- to four-family lending.

Our board of directors is responsible for the review and oversight of management’s asset/liability strategies. Our Asset/Liability Committee is charged with developing and implementing an asset/liability management plan. This committee meets monthly to review pricing and liquidity needs and assess our interest rate risk. We currently utilize a third party modeling program, prepared on a quarterly basis, to evaluate our sensitivity to changing interest rates. In addition, on a monthly basis, the committee reviews our current liquidity position, investment activity, deposit and loan repricing and terms, and Federal Home Loan Bank borrowing strategies.

Depending on market conditions, we often place more emphasis on enhancing net interest margin rather than matching the interest rate sensitivity of our assets and liabilities. In particular, we believe that the increased net interest income resulting from a mismatch in the maturity of our asset and liabilities portfolios can, during periods of stable interest rates, provide high enough returns to justify increased exposure to sudden and unexpected increases in interest rates. As a result of this philosophy, our results of operations and the economic value of our equity will remain vulnerable to increases in interest rates and to declines in the difference between long- and short-term interest rates.

Quantitative Analysis. The table below sets forth, as of March 31, 2007, the estimated changes in our net portfolio value that would result from the designated instantaneous changes in the United States Treasury yield curve. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

Change in Interest Rates (basis points) (1)	Estimated NPV (2)	Estimated Increase (Decrease) in NPV		NPV as a Percentage of Present Value of Assets (3)
				NPV Ratio (4)	Change in Basis Points
		Amount	Percent
	(Dollars in thousands)
+300	$40,453	$(4,251)	(9.5)%	19.28%	138
+200	41,777	(2,927)	(6.5)	18.86	96
+100	43,085	(1,619)	(3.6)	18.40	50
0	44,704	—	—	17.90	—
-100	42,239	(2,465)	(5.5)	17.66	(24)
-200	38,064	(6,640)	(14.9)	17.53	(37)

(1)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.

(2)	Assumes an instantaneous uniform change in interest rates at all maturities.

(3)	NPV is the discounted present value of expected cash flows from assets, liabilities and off-balance-sheet contracts.

(4)	NPV Ratio represents NPV divided by the present value of assets.

The table above indicates that at March 31, 2007, in the event of an immediate 100 basis point decrease in interest rates, we would experience a 5.5% decrease in net portfolio value due primarily to the adverse impact on fixed rate assets. This is a result of borrower refinances and paydowns in the mortgage-backed securities and CMO portfolio. In the event of an immediate 100 basis point increase in interest rates, we would experience a 3.6% decrease in net portfolio value, due primarily to the increase in the certificate of deposit rates and that 76.7% of our certificates and IRA deposits as of March 31, 2007 are due to mature in less than one year.

Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. Modeling changes in net portfolio value require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the net portfolio value table presented assumes that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the net portfolio value table provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

Liquidity and Capital Resources

We maintain liquid assets at levels we consider adequate to meet both our short-term and long-term liquidity needs. We adjust our liquidity levels to fund deposit outflows, repay our borrowings and to fund loan commitments. We also adjust liquidity as appropriate to meet asset and liability management objectives.

Our primary sources of liquidity are deposits, amortization and prepayment of loans and mortgage-backed securities, maturities of investment securities and other short-term investments, and earnings and funds provided from operations, as well as access to Federal Home Loan Bank advances. While scheduled principal repayments on loans and mortgage-backed securities are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by market interest rates, economic conditions, and rates offered by our competition. We set the interest rates on our deposits to maintain a desired level of total deposits.

A portion of our liquidity consists of cash and cash equivalents and borrowings, which are a product of our operating, investing and financing activities. At March 31, 2007, $7.5 million of our assets were invested in cash and cash equivalents. Our primary sources of cash are principal repayments on loans, proceeds from the maturities of securities, principal repayments of mortgage-backed securities and increases in deposit accounts. Short-term investment securities (maturing in one year or less) totaled $2.0 million at March 31, 2007. As of March 31, 2007, we had $38.5 million in borrowings outstanding from the Federal Home Loan Bank of Indianapolis and we have access to additional Federal Home Loan Bank advances of up to approximately $9.4 million.

At March 31, 2007, we had $16.9 million in loan commitments outstanding, of which $9.7 million was committed to originate unused home equity lines of credit, $5.0 million was committed to originate commercial lines of credit, $237,000 was committed to originate unused commercial standby letters of credit, $1.0 million was committed to unused overdraft lines of credit and $947,000 was committed to originate commercial real estate and one- to four-family residential loans. Certificates of deposit and IRAs due within one year of March 31, 2007 totaled $76.6 million, or 76.7% of certificates of deposit and IRAs. If these maturing deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit, IRAs and borrowings. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before March 31, 2008. We believe, however, based on past experience, that a significant portion of our certificates of deposit will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

As reported in the Consolidated Statements of Cash Flows, our cash flows are classified for financial reporting purposes as operating, investing or financing cash flows. Net cash provided by operating activities was $174,000 and $678,000 for the three months ended March 31, 2007 and March 31, 2006, respectively. Net cash provided by investing activities was $1.9 million and $1.5 million during the three-month periods ended March 31, 2007 and March 31, 2006, respectively, principally reflecting our loan and security activities in the respective periods. Investment security cash flows had the most significant effect, as net cash from sales and maturities amounted to $8.5 million and $2.3 million and net cash utilized in purchases amounted to $5.2 million and $1.0 million during the three month periods ended March 31, 2007 and March 31, 2006, respectively. Deposit and borrowing cash flows have comprised most of our financing activities which resulted in net cash used of $15.6 million and $652,000 during the three month periods ended March 31, 2007 and March 31, 2006. The net effect of our operating, investing and financing activities was to reduce our cash and cash equivalents from $9.3 million at the beginning of fiscal year 2004 to $7.5 million at March 31, 2007.

We also have obligations under our post retirement plans as described in Note 7 to the Consolidated Financial Statements. The post retirement benefit plans will require future payments to eligible plan participants. We expect to contribute $95,000 to our 401(k) plan in 2007. In addition, as part of the reorganization and offering, the employee stock ownership plan trust intends to borrow funds from LaPorte Bancorp and use those funds to purchase a number of shares equal to 8% of the common stock issued in the offering and issued pursuant to the merger.

The following table summarizes our significant fixed and determinable contractual obligations and other funding needs by payment date at December 31, 2006. The payment amounts represent those amounts due to the recipient and do not include any unamortized premiums or discounts or other similar carrying amount adjustments.

	Payments Due by Period
Contractual Obligations	Less than One Year	One to Three Years	Three to Five Years	More than Five Years	Total
	(In thousands)
Federal Home Loan Bank advances	$4,000	$6,000	$26,500	$—	$36,500
Operating leases	8	12	—	—	20
Time certificates and IRA deposits	65,035	26,546	2,260	431	94,272
Commitments to make loans	145	—	—	—	145
Unused lines of credit	17,594	—	—	—	17,594
Standby letters of credit	200	—	—	—	200
Supplemental employee retirement plan obligation(1)	—	—	—	820	820
Split-dollar life insurance plan obligation(1)	—	—	—	129	129

Total	$86,982	$32,558	$28,760	$1,380	$149,680

(1)	Obligation is included in more than five year category, however, actual dates of obligations depend on retirement dates and other factors which cannot be determined at this time.

Off-Balance-Sheet Arrangements. In the normal course of operations, we engage in a variety of financial transactions that, in accordance with generally accepted accounting principles are not recorded in our financial statements. These transaction involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments, unused lines of credit and standby letters of credit. For information about our loan commitments, letters of credit and unused lines of credit, see Note 12 of the Notes to Consolidated Financial Statements.

For the year ended December 31, 2006, we did not engage in any off-balance-sheet transactions other than loan origination commitments, unused lines of credit and standby letters of credit in the normal course of our lending activities.

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued FAS No. 155, Accounting for Certain Hybrid Financial Instruments (“FAS No. 155”), an amendment of FASB Statements No. 133 and 140. FAS No. 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. FASB Statement No. 155 was adopted January 1, 2007 and did not have a material effect on our consolidated financial statements.

In March 2006, the FASB issued FAS No. 156, Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140 (“FAS No. 156”). This Statement simplifies the accounting for servicing assets and liabilities, such as those common with mortgage securitization activities. Specifically, FAS No. 156 addresses the recognition and measurement of separately recognized servicing assets and liabilities and provides an approach to simplify efforts to obtain hedge-like (offset) accounting. FAS No. 156 also clarifies when an obligation to service financial assets should be separately recognized as a servicing asset or a servicing liability, requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable, and permits an entity with a separately recognized servicing asset or servicing liability to choose either of the amortization or fair value methods for subsequent measurement. The provisions of FAS No. 156 became effective as of the beginning of the first fiscal year that begins after September 15, 2006. Management implemented FASB Statement No. 156 as of January 1, 2007 and the adoption of FASB Statement No. 156 did not have a material effect on our consolidated financial statements.

In September 2006, the FASB issued FAS No. 157, Fair Value Measurements (“FAS No. 157”), which provides enhanced guidance for using fair value to measure assets and liabilities. The standard applies whenever other standards require or permit assets or liabilities to be measured at fair value. The Standard does not expand the use of fair value in any new circumstances but it does expand disclosures about fair value measurements. FAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Early adoption is permitted. Management has not completed an evaluation of the impact of the adoption of this standard.

In September 2006, the FASB issued FAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans (“FAS No. 158”), an amendment of FASB Statements No. 87, 88, 106 and 132(R). FAS No. 158 requires that a company recognize the overfunded or underfunded status of its defined benefit post retirement plans (other than multiemployer plans) as an asset or liability in its statement of financial position and that it recognize changes in the funded status in the year in which the changes occur through other comprehensive income. FAS No. 158 also requires the measurement of defined benefit plan assets and obligations as of the fiscal year end, in addition to footnote disclosures. The adoption of FASB Statement No. 158 as of December 31, 2006 did not have a material effect on our consolidated financial statements as we do not have any defined benefit pension plans.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS No. 159), which provides companies with an option to report selected financial assets and liabilities at fair value. The objective of SFAS No. 159 is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. SFAS No. 159 establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities and to more easily understand the effect of the company’s choice to use fair value on its earnings. SFAS No. 159 also requires entities to display the fair value of the selected assets and liabilities on the face of the balance sheet. SFAS No. 159 does not eliminate disclosure requirements of other accounting standards, including fair value measurement disclosures in SFAS No. 157. This Statement is effective for fiscal years beginning after November 15, 2007. Management has not completed an evaluation of the impact of the adoption of this Statement.

In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109, Accounting for Income Taxes, and it seeks to reduce the diversity in practice associated with certain aspects of measurement and recognition in accounting for income taxes. In addition, FIN No. 48 requires expanded disclosure with respect to the uncertainty in income taxes and became effective for fiscal years beginning after December 15, 2006. Management implemented FASB Statement

No. 48 as of January 1, 2007 and the adoption did not have a material effect on our consolidated financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (“SAB 108”), considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements, providing guidance on quantifying financial statement misstatements and implementation when first applying this guidance. Under SAB 108, companies should evaluate a misstatement based on its impact on the current year income statement, as well as the cumulative effect of correcting such misstatements that existed in prior years existing in the current year’s ending balance sheet. SAB 108 became effective for fiscal years ending after November 15, 2006. Management implemented SAB 108 as of December 31, 2006 and the adoption did not have a material effect on our consolidated financial statements.

In September 2006, the FASB reached consensus on the guidance provided by Emerging Issues Task Force Issue 06-4 (“EITF 06-4”), Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements. The guidance is applicable to endorsement split-dollar life insurance arrangements, whereby the employer owns and controls the insurance policy, that are associated with a postretirement benefit. EITF 06-4 requires that for a split-dollar life insurance arrangement within the scope of the Issue, an employer should recognize a liability for future benefits in accordance with FAS No. 106 (if, in substance, a postretirement benefit plan exists) or Accounting Principles Board Opinion No. 12 (if the arrangement is, in substance, an individual deferred compensation contract) based on the substantive agreement with the employee. EITF 06-4 is effective for fiscal years beginning after December 15, 2007. Management has determined that the adoption of EITF 06-04 will not have a material effect on our consolidated financial statements.

In September 2006, the FASB reached consensus on the guidance provided by Emerging Issues Task force Issue 06-5 (“EITF 06-5”), Accounting for Purchases of Life Insurance-Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4, Accounting for Purchases of Life Insurance. EITF 06-5 states that a policyholder should consider any additional amounts included in the contractual terms of the insurance policy other than the cash surrender value in determining the amount that could be realized under the insurance contract. EITF 06-5 is effective for fiscal years beginning after December 15, 2006. Management implemented EITF 06-5 as of January 1, 2007 and the adoption did not have a material effect on our consolidated financial statements.

Impact of Inflation and Changing Prices

The financial statements and related notes of The LaPorte Savings Bank have been prepared in accordance with United States generally accepted accounting principles (“GAAP”). GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

BUSINESS OF LAPORTE BANCORP AND THE LAPORTE SAVINGS BANK

General

Upon completion of the reorganization and stock offering, LaPorte Bancorp will own all of the issued and outstanding stock of The LaPorte Savings Bank. LaPorte Bancorp will retain up to 50% of the net proceeds from the offering after payment of the cash portion of the merger consideration and invest 50% of the remaining net proceeds in The LaPorte Savings Bank as additional capital in exchange for 100% of the outstanding common stock of The LaPorte Savings Bank. LaPorte Bancorp will use a portion of the net proceeds to make a loan to the employee stock ownership plan. In connection with the offering, LaPorte Bancorp is acquiring City Savings Financial Corporation, an Indiana corporation and sole shareholder of City Savings Bank, an Indiana chartered savings association headquartered in Michigan City, Indiana. After completion of the reorganization and stock offering, approximately 55% of the outstanding common stock of LaPorte Bancorp will be owned by LaPorte Savings Bank, MHC, our newly formed federally chartered mutual holding company. At a later date, we may use the net proceeds to pay dividends to shareholders and may repurchase shares of common stock, subject to regulatory limitations. We will invest our initial capital as discussed in “Use of Proceeds.”

In the future, LaPorte Bancorp, as the holding company of The LaPorte Savings Bank, will be authorized to pursue other business activities permitted by applicable laws and regulations, which may include the acquisition of banking and financial services companies. See “Regulation and Supervision—Holding Company Regulation” for a discussion of the activities that are permitted for savings and loan holding companies. We currently have no specific arrangements or understandings regarding any specific acquisition transaction. We may also, subject to future market conditions, use a portion of the net proceeds to redeem or refinance trust preferred securities we will assume in the acquisition of City Savings Financial Corporation when they become redeemable in 2008 although we have made no firm decision in this regard. Finally, we may borrow funds for reinvestment in The LaPorte Savings Bank.

Following the offering, LaPorte Bancorp’s cash flow will depend on earnings from the investment of the retained net proceeds from the offering, and any dividends received from The LaPorte Savings Bank. Initially, LaPorte Bancorp will neither own nor lease any property, but will instead pay a fee to The LaPorte Savings Bank for the use of its premises, equipment and furniture of The LaPorte Savings Bank. At the present time, we intend to employ only persons who are officers of The LaPorte Savings Bank to serve as officers of LaPorte Bancorp We will, however, use the support staff of The LaPorte Savings Bank from time to time. We will pay a fee to The LaPorte Savings Bank for the time devoted to LaPorte Bancorp by employees of The LaPorte Savings Bank. However, these persons will not be separately compensated by LaPorte Bancorp. LaPorte Bancorp may hire additional employees, as appropriate, to the extent it expands its business in the future.

The LaPorte Savings Bank was chartered in 1871. The LaPorte Savings Bank is a full-service, community-oriented savings bank with total assets of $251.7 million, net loans of $137.8 million, total deposits of $184.2 million and total equity of $26.9 million at March 31, 2007. We provide financial services to individuals, families and businesses through our four full-service banking offices, located in LaPorte County, Indiana.

The LaPorte Savings Bank’s business consists primarily of accepting deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in residential loans, commercial real estate loans, construction loans, home equity loans and lines of credit, commercial loans, indirect automobile and other consumer loans as well as agency securities and mortgage-backed securities. In addition, we offer trust and brokerage services.

Market Area

Our primary market for deposits is currently concentrated around the areas where our full-service banking offices are located in LaPorte County, Indiana. Our primary lending area consists of the county where our branch offices are located and, to a lesser extent, Porter County in the State of Indiana.

LaPorte County is located near the southern tip of Lake Michigan. LaPorte County is the second largest county in Indiana. Major industries include light industry and agriculture. As of June 30, 2006, we had a deposit market share of approximately 14.2% in LaPorte County, which represented the second largest deposit market share in LaPorte County. Economics and population growth in the Eastern LaPorte County including the City of LaPorte are below the national average. However, economic conditions are significantly better in parts of western LaPorte County which are beginning to include a significant number of commuters to the expanding greater Chicago area and locations nearer Lake Michigan which are tourist destinations. Porter County generally has more robust growth than LaPorte County due to its closer proximity to the greater Chicago area. We have recently acquired land for a possible new branch office in the City of Valparaiso in Porter County.

Lending Activities

Historically, our principal lending activity has been the origination of first mortgage loans for the purchase or refinancing of one- to four-family residential real property. During the past several years, we have increased our originations of commercial real estate loans in an effort to increase interest income and reduce our one- to four-family residential loan portfolio as a percentage of our total loans. These loans have increased from 23.4% of our total loan portfolio at December 31, 2005 to 27.8% of our total loan portfolio at March 31, 2007. One- to four-family residential real estate mortgage loans represented $62.9 million, or 45.5%, of our loan portfolio at March 31, 2007. Construction first mortgage loans totaled $2.8 million, or 2.0% of the total loan portfolio at March 31, 2007. Home equity loans and lines of credit totaled $7.4 million, or 5.3% of the total loan portfolio at March 31, 2007. We originate other consumer loans, including indirect and direct automobile loans, which accounted for 12.1% of our loan portfolio at March 31, 2007. In the future, we intend to maintain our focus to originate and sell the majority of our fixed rate one-to-four family residential loans and continue to offer new and competitive mortgage products. In addition we intend to continue to increase our commercial real estate lending as a percentage of our total loan portfolio. This will allow us to enhance our net interest margin, reduce the average term to repricing of our loan portfolio as well as increase our business deposits and cross-sell our more profitable services. We anticipate that the decrease in our other loans, specifically the indirect automobile loans, will continue due to profitability and pricing factors. It is anticipated that commercial construction loans will increase as a percentage of total loans due to the new markets we will be entering following the acquisition of City Savings Financial, which are more economically vibrant than LaPorte County.

Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio, by type of loan at the dates indicated.

	March 31, 2007		December 31,
			2006		2005		2004		2003		2002
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate:
One-to-four family	$62,897	45.52%	$63,973	46.72%	$69,596	49.21%	$77,562	51.65%	$94,027	56.97%	$88,705	54.10%
Five or more family	203	0.15	204	0.15	—	—	60	0.04	129	0.08	196	0.12
Commercial	38,345	27.75	35,578	25.98	33,076	23.39	26,363	17.55	27,803	16.85	30,261	18.46
Construction	2,790	2.02	2,578	1.88	2,132	1.51	6,991	4.66	6,165	3.73	8,473	5.17
Land	51	0.04	74	0.06	299	0.21	70	0.05	119	0.07	146	0.09

Total real estate	104,286	75.48	102,407	74.79	105,103	74.32	111,046	73.95	128,243	77.70	127,781	77.94
Consumer and other loans:
Home equity	7,382	5.34	7,303	5.33	7,844	5.55	9,228	6.14	7,133	4.32	7,649	4.66
Commercial	9,755	7.06	9,569	6.99	5,753	4.07	5,489	3.66	4,263	2.58	2,934	1.79
Indirect automobile and other(1)	16,746	12.12	17,650	12.89	22,713	16.06	24,405	16.25	25,412	15.40	25,602	15.61

Total consumer and other loans	33,883	24.52	34,522	25.21	36,310	25.68	39,122	26.05	36,808	22.30	36,185	22.06

Total loans	$138,169	100.00%	$136,929	100.00%	$141,413	100.00%	$150,168	100.00%	$165,051	100.00%	$163,966	100.00%

Net deferred loan (fees) costs	173		189		228		207		214		85
Allowance for loan losses	(1,024)		(1,041)		(1,064)		(965)		(1,296)		(1,173)

Total loans, net	$137,318		$136,077		$140,577		$149,410		$163,969		$162,878

(1)

Includes $13,425 of indirect automobile and other and $3,321 of direct automobile at March 31, 2007, $14,221 and $3,429 at December 31, 2006, $19,101 and $3,612 at December 31, 2005, $19,964 and $4,441 at December 31, 2004, $19,874 and $5,538 at December 31, 2003 and $20,197 and $5,405 at December 31, 2002.

Loan Portfolio Maturities and Yields. The following table summarizes the scheduled repayments of our loan portfolio at December 31, 2006. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less.

	One- to Four- Family		Five or More Family		Commercial Real Estate		Commercial Non-Real Estate		Construction and Land		Consumer and Other		Total
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Due During the Years Ending December 31,
2007	$1,047	8.40%	$—	—%	$9,316	8.80%	$3,595	6.89%	$2,578	8.22%	$959	6.70%	$17,495	8.18%
2008	238	6.95	—	—	1,558	9.43	327	8.56	—	—	2,641	5.84	4,764	7.26
2009	237	6.66	204	9.25	1,184	8.85	1,823	7.59	4	8.00	4,236	5.67	7,688	6.74
2010 to 2011	937	6.91	—	—	9,339	7.81	1,696	6.94	17	8.00	10,372	6.68	22,361	7.18
2012 to 2016	11,000	6.00	—	—	5,375	8.96	1,596	7.35	33	8.13	6,368	8.00	24,372	7.27
2017 to 2021	15,741	5.64	—	—	7,616	8.87	532	9.50	9	8.00	95	7.65	23,993	6.76
2022 and beyond	34,773	6.29	—	—	1,190	5.43	—	—	11	7.00	282	10.22	36,256	6.29

Total	$63,973	6.13%	$204	9.25%	$35,578	8.50%	$9,569	7.31%	$2,652	8.21%	$24,953	6.80%	$136,929	6.99%

The following table shows our loan origination, sale and principal repayment activities during the periods indicated.

	Three Months Ended March 31,		Years Ended December 31,
	2007	2006	2006	2005
	(In thousands)
Total loans at beginning of period	$136,929	$141,413	$141,413	$150,168
Loans originated:
Real estate:
One-to-four family	5,648	4,124	19,502	17,562
Five or more family	—	—	210	—
Commercial	7,755	6,101	27,750	31,973
Construction	347	999	7,038	6,428
Land	—	36	96	60
Consumer and other loans:
Home equity	1,046	473	2,413	3,622
Commercial	600	1,263	8,370	6,168
Indirect automobile and other	1,190	1,680	6,476	11,135

Total loans originated	16,586	14,676	71,851	76,948
Loans sold:
Real estate:
One-to-four family	(2,755)	(1,792)	(14,086)	(11,054)
Five or more family	—	—	—	—
Commercial	—	—	—	—
Construction	—	—	—	—
Land	—	—	—	—
Consumer and other loans:
Home equity	—	—	—	—
Commercial	—	—	—	—
Indirect automobile and other	—	—	—	—

Total loans sold	(2,755)	(1,792)	(14,086)	(11,054)
Deduct:
Principal repayments	(12,591)	(13,132)	(62,253)	(74,649)

Net loan activity	1,240	(248)	(4,484)	(8,755)

Total loans at end of period (excluding net deferred loan fees and costs)	$138,169	$141,165	$136,929	$141,413

The following table sets forth the scheduled repayments of fixed- and adjustable rate loans at December 31, 2006 that are contractually due after December 31, 2007.

	Due After December 31, 2007
	Fixed	Adjustable	Total
	(In thousands)
Real Estate:
One-to-four family	$58,863	$4,063	$62,926
Five or more family	—	204	204
Commercial	8,051	18,211	26,262
Construction	—	—	—
Land	—	74	74

Total real estate loans	66,914	22,552	89,466
Consumer and other loans:
Home equity	1,563	5,580	7,143
Commercial	2,918	3,056	5,974
Indirect automobile and other	16,851	—	16,851

Total consumer and other loans	21,332	8,636	29,968

Total loans	$88,246	$31,188	$119,434

Loan Originations and Repayments. Historically, we have originated residential mortgage loans pursuant to underwriting standards that generally conform to Freddie Mac guidelines. Loan origination activities are primarily concentrated in LaPorte County, Indiana. New loans are generated primarily from local realtors, walk-in customers, customer referrals, and other parties with whom we do business, and from the efforts of employees and advertising. Loan applications are underwritten and processed at our main office.

One- to Four-Family Residential Loans. Historically, our primary lending activity has consisted of the origination of one- to four-family residential mortgage loans secured primarily by properties located in LaPorte County, Indiana. At March 31, 2007, approximately $62.9 million, or 45.5% of our loan portfolio, consisted of one- to four-family residential loans. Generally, one- to four-family residential mortgage loans are originated in amounts up to 80% of the lesser of the appraised value or purchase price of the property, although loans may be made with higher loan-to-value ratios at a higher interest rate to compensate for the increased credit risk. Private mortgage insurance is generally required on loans with a loan-to-value ratio in excess of 80%. Fixed-rate loans are originated for terms of 15, 20, 30 and 40 years. At March 31, 2007, our largest loan secured by one- to four-family real estate had a principal balance of approximately $698,000 and was secured by a single-family residence. This loan was performing in accordance with its repayment terms at March 31, 2007.

We also offer, to a lesser extent, adjustable rate mortgage loans with a fixed terms of one-year before converting to an annual adjustment schedule based on changes in a designated United States Treasury index. We originated $158,000 of adjustable rate one- to four-family residential loans during the year ended December 31, 2006 and $977,000 during the year ended December 31, 2005. Our adjustable rate mortgage loans provide for maximum rate adjustments of 200 basis points per adjustment, with a lifetime maximum adjustment of 600 basis points. Our adjustable rate mortgage loans amortize over terms of up to 30 years.

Adjustable rate mortgage loans decrease the risk associated with changes in market interest rates by periodically repricing, but involve other risks because, as interest rates increase, the interest payments on the loan increase, thus increasing the potential for default by the borrower. At the same time, the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustment of the contractual interest rate is also limited by the maximum periodic and lifetime interest rate adjustments permitted by our loan documents, and therefore, is potentially limited in effectiveness during periods of rapidly rising interest rates. At March 31, 2007, $4.1 million, or 6.5%, of our one- to four-family residential loans had adjustable rates of interest.

All one- to four-family residential mortgage loans that we originate include “due-on-sale” clauses, which give us the right to declare a loan immediately due and payable in the event that, among other things, the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid.

Regulations limit the amount that a savings bank may lend relative to the appraised value of the real estate securing the loan, as determined by an appraisal of the property at the time the loan is originated. For all loans, we utilize outside independent appraisers approved by the Board of Directors. All borrowers are required to obtain title insurance. We also require fire and casualty insurance and, where circumstances warrant, flood insurance.

Commercial Real Estate Loans. At March 31, 2007, $38.3 million, or 27.8% of our total loan portfolio consisted of commercial real estate loans. Commercial real estate loans are secured by retail, industrial, service, medical and other commercial properties. Because, on average, our commercial real estate loans have a shorter term to repricing and a higher yield than our residential loans, such loans can be a helpful asset/liability management tool.

We originate both fixed rate and adjustable rate commercial real estate loans. Fixed rate commercial real estate loans generally have initial terms of up to five years, with a balloon payment at the end of the term. Adjustable rate commercial real estate loans generally have an initial term of three- to five-years and a repricing option. Commercial real estate loans generally amortize over 15 years. The maximum loan-to-value ratio of our commercial real estate loans is 80%. At March 31, 2007, our largest commercial real estate loan balance was $1.7 million. At March 31, 2007, this loan was performing in accordance with its repayment terms.

We consider a number of factors in originating commercial real estate loans. We evaluate the qualifications and financial condition of the borrower, including credit history, profitability and expertise, as well as the value and condition of the mortgaged property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service) to ensure that it is at least 120% of the monthly debt service. Personal guarantees are obtained from commercial real estate borrowers although we will consider waiving this requirement based upon the loan-to-value ratio of the proposed loan. All purchase money and asset refinance borrowers are required to obtain title insurance. We also require fire and casualty insurance and, where circumstances warrant, flood insurance.

Loans secured by commercial real estate generally are considered to present greater risk than one- to four-family residential loans. Commercial real estate loans often involve large loan balances to single borrowers or groups of related borrowers. Repayment of these loans depends to a large degree on the results of operations and management of the properties securing the loans or the businesses conducted on such property, and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general. Accordingly, the nature of these loans makes them more difficult for management to monitor and evaluate.

Set forth below is information regarding the Bank’s commercial real estate loans at March 31, 2007.

Industry Type	Number of Loans	Balance
		(Dollars in thousands)
Real Estate Development and Rental	85	$11,225
Health Care and Social	8	4,456
Retail Trade	22	4,058
Accommodation and Food	11	3,285
Other Services	17	2,315
Manufacturing	7	1,604
Construction	28	6,286
Other Miscellaneous	36	5,116

	214	$38,345

Set forth below is information regarding the Bank’s commercial business (non-real estate) loans at March 31, 2007.

Industry Type	Number of Loans	Balance
		(Dollars in thousands)
Real Estate Development and Rental	10	$2,968
Health Care and Social	6	1,023
Retail Trade	33	343
Accommodation and Food	3	683
Other Services	5	104
Manufacturing	12	1,669
Construction	14	263
Other Miscellaneous	34	2,702

	117	$9,755

During recent years, we have increased our emphasis on commercial lending. We expect to continue this increased emphasis in the future.

First Mortgage Construction and Land Loans. At March 31, 2007, $2.8 million, or 2.0%, of our total loan portfolio consisted of first mortgage construction and land loans. Most of our first mortgage construction loans are for the first mortgage construction of residential properties. We currently offer fixed-rate residential first mortgage construction loans. First mortgage construction loans are generally structured for permanent mortgage financing once the construction is completed. At March 31, 2007, our largest first mortgage construction loan balance was $278,000. At March 31, 2007 the loan was performing in accordance with its terms. First mortgage construction loans, once converted to permanent financing, generally repay over a thirty-year period. First mortgage construction loans require only the payment of interest during the construction period. First mortgage construction loans will generally be made in amounts of up to 80% of the lesser of the appraised value of the completed property or contract price plus value of the land improvements. Funds are disbursed based on our inspections in accordance with a schedule reflecting the completion of portions of the project.

First mortgage construction loans generally involve a greater degree of credit risk than one- to four-family residential mortgage loans. The risk of loss on a construction loan depends upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost of construction. For all loans, we utilize outside independent appraisers approved by the Board of Directors (Trustees). All borrowers are required to obtain title insurance. We also require fire and casualty insurance and, where circumstances warrant, flood insurance on properties.

Commercial Loans. At March 31, 2007, $9.8 million, or 7.1% of our total loan portfolio consisted of commercial loans. Commercial credit is offered primarily to small business customers, usually for asset acquisition, asset expansion or working capital purposes. Term loans generally have a three- to five-year term with a balloon payment. Term loans will not exceed 15 years without approval from the Board of Directors. The maximum loan-to-value ratio of our commercial loans is 80%. The extension of a commercial credit is based on the ability and stability of management, whether cash flows support the proposed debt repayment, earnings projections and the assumptions for such projections and the volume and marketability of any underlying collateral. At March 31, 2007, our largest commercial loan balance was $2.8 million, secured by a trust security portfolio. At March 31, 2007, this loan was performing in accordance with its terms.

Other Loans. We offer a variety of loans that are either unsecured or secured by property other than real estate. These loans include loans secured by deposits, personal loans and indirect and direct automobile loans. At March 31, 2007, these other loans totaled $16.7 million, or 12.1% of the total loan portfolio. At March 31, 2007, $13.0 million or 9.4% or our total loan portfolio consisted of indirect automobile loans. We also offer home equity loans and lines of credit. At March 31, 2007, $7.4 million or 5.3% of our total loan portfolio consisted of home equity loans and lines of credit. At March 31, 2007, our largest home equity loan balance was $223,000. This loan was secured by a residential property and was performing in accordance with its terms.

Loan Approval Procedures and Authority. The loan approval process is intended to assess the borrower’s ability to repay the loan, the viability of the loan, and the adequacy of the value of the property that will secure the loan. To assess the borrower’s ability to repay, we review each borrower’s employment and credit history and information on the historical and projected income and expenses of mortgagors. All residential mortgage loans in excess of the individual officer’s loan authority but less than an amount requiring board approval must be approved by the Management Loan Committee. The Management Loan Committee consists of the President, the Executive Vice President (commercial lending), the Senior Vice President (residential lending) and other lending officers. Board of Director approval is required for all real estate loans above Freddie Mac guidelines or for loans for which the customer has aggregate balance of $750,000 or more.

Nonperforming Loans. At March 31, 2007, $1.1 million, or 0.79% of our total loans, were nonperforming loans. As of March 31, 2007, we had $927,000 outstanding nonperforming commercial real estate loans.

Nonperforming Assets. The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

	At March 31, 2007	At December 31,
		2006	2005	2004	2003	2002
	(Dollars in thousands)
Nonaccrual loans:
Real estate:
One-to-four family	$159	$241	$215	$—	$—	$—
Five or more family	—	—	—	—	—	—
Commercial	422	74	157	670	278	96
Construction	—	—	—	—	213	99
Land	—	—	—	—	—	—

Total real estate	$581	$315	$372	$670	$491	$195
Consumer and other loans:
Home equity	—	—	10	7	7	—
Commercial	—	—	—	—	149	—
Indirect automobile and other	—	5	45	1	4	5

Total consumer and other loans	—	5	55	8	160	5

Total nonaccrual loans	$581	$320	$427	$678	$651	$200

Troubled debt restructured commercial real estate	$505	$517	$546	$—	$—	$—

Total troubled debt restructured	$505	$517	$546	$—	$—	$—

Loans greater than 90 days delinquent and still accruing:
Real estate:
One-to-four family	$—	$—	$—	$657	$538	$239
Five or more family	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Construction	—	—	—	—	—	—
Land	—	—	—	—	—	—

Total real estate	$—	$—	$—	$657	$538	$239

Consumer and other loans:
Home equity	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Indirect automobile and other	—	—	—	—	—	—

Total consumer and other loans	$—	$—	$—	$—	$—	$—

Total nonperforming loans	$1,086	$837	$973	$1,335	$1,189	$439

Foreclosed assets:
One-to-four family	$—	$—	$111	$71	$48	$125
Five or more family	—	—	—	50	—	—
Commercial	453	453	465	—	—	—
Construction	—	—	—	—	—	—
Land	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
Business assets	—	—	—	—	—	—

Total foreclosed assets	$453	$453	$576	$121	$48	$125

Total nonperforming assets	$1,539	$1,290	$1,549	$1,456	$1,237	$564

Ratios:
Nonperforming loans to total loans	.79%	.61%	.69%	.89%	.72%	.27%
Nonperforming assets to total assets	.61%	.48%	.60%	.56%	.48%	.22%

For the years ended December 31, 2006, 2005 and 2004, gross interest income that would have been recorded had our non-accruing loans been current in accordance with their original terms was insignificant.

Troubled Debt Restructurings: Our troubled debt restructurings at March 31, 2007, December 31, 2006 and December 31, 2005 consisted of one commercial real estate loan relationship. In 2005 the loan was classified as doubtful when the borrower sold the company and the loan was renegotiated at a significantly reduced interest rate with a new borrower. As a result, of the interest rate restructure the loan was discounted and reported as a troubled debt restructuring in accordance with SFAS No. 114 guidance as of December 31, 2005. The loan has performed as agreed since the restructuring with the new borrower and is individually reviewed on a quarterly basis under SFAS No. 114 for allowance for loan loss allocation purposes.

Delinquencies. The following table sets forth certain information with respect to our loan portfolio delinquencies by type and amount at March 31, 2007.

	Loans Delinquent For						Total
	30-59 Days		60-89 Days		90 Days and Over
	Number	Amount	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
Real estate:
One- to four-family	8	$404	—	$—	2	$159	10	$563
Five or more family	—	—	—	—	—	—	—	—
Commercial	3	258	—	—	4	422	7	680
Construction	—	—	—	—	—	—	—	—
Land	—	—	—	—	—	—	—	—

Total real estate	11	662	—	—	6	581	17	1,243
Consumer and other loans:
Home equity	2	25	—	—	—	—	2	25
Commercial	2	593	—	—	—	—	2	593
Indirect automobile and other	5	36	—	—	—	—	5	36

Total consumer and other loans	9	654	—	—	—	—	9	654

Total	20	$1,316	—	$—	6	$581	26	$1,897

The following table sets forth certain information with respect to our loan portfolio delinquencies by type and amount at December 31, 2006.

	Loans Delinquent For						Total
	30-59 Days		60-89 Days		90 Days and Over
	Number	Amount	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
Real estate:
One- to four-family	1	$43	—	$—	4	$241	5	$284
Five or more family	—	—	—	—	—	—	—	—
Commercial	2	1,039	3	349	1	74	6	1,462
Construction	—	—	—	—	—	—	—	—
Land	—	—	—	—	—	—	—	—

Total real estate	3	1,082	3	349	5	315	11	1,746
Consumer and other loans:
Home equity	1	3	—	—	—	—	1	3
Commercial	4	648	—	—	—	—	4	648
Indirect automobile and other	20	81	2	8	2	5	24	94

Total consumer and other loans	25	732	2	8	2	5	29	745

Total	28	$1,814	5	$357	7	$320	40	$2,491

After a real estate secured loan becomes 15 days late (10 days for consumer and commercial loans), we deliver a computer generated late charge notice to the borrower and will attempt to contact the borrower by telephone. When a loan becomes 25 days delinquent, we contact the borrower to make arrangements for payment. We attempt to make satisfactory arrangements to bring the account current, including interviewing the borrower, until the mortgage is brought current or a determination is made to recommend foreclosure, deed-in-lieu of foreclosure or other appropriate action. After 90 days, we will generally refer the matter to the Management Collections Committee, which may authorize legal counsel to commence foreclosure proceedings.

Mortgage loans are reviewed on a regular basis and such loans are placed on nonaccrual status when they become more than 90 days delinquent. When loans are placed on nonaccrual status, unpaid accrued interest is fully charged off against interest income, and further income is recognized only to the extent received, if there is no risk of loss of principal, in which case all payments are applied to principal.

Classified Assets. Banking regulations and our Asset Classification Policy provide that loans and other assets considered to be of lesser quality should be classified as “substandard,” “doubtful” or “loss” assets. An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. We classify an asset as “special mention” if the asset has a potential weakness that warrants management’s close attention. While such assets are not impaired, management has concluded that if the potential weakness in the asset is not addressed, the value of the asset may deteriorate, thereby adversely affecting the repayment of the asset.

An institution is required to establish general allowances for loan losses in an amount deemed prudent by management for loans classified substandard or doubtful, as well as for other problem loans. General allowances represent loss allowances which have been established to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of the amount of the asset so classified or to charge off such amount. Our determination as to the classification of our assets and the amount of our valuation allowances are subject to review by the Indiana Department of Financial Institutions and the Federal Deposit Insurance Corporation which can order the establishment of additional general or specific loss allowances.

On the basis of management’s review of its assets, at March 31, 2007, we classified approximately $4.7 million of our assets as special mention, $5.6 million as substandard and $163,000 as doubtful. At March 31, 2007, none of our assets were classified as loss.

The loan portfolio is reviewed on a regular basis to determine whether any loans require classification in accordance with applicable regulations. Not all classified assets constitute nonperforming assets.

On the basis of this review of our assets, we had classified or held as special mention the following assets as of the date indicated:

	At March 31, 2007	At December 31,
		2006	2005
		(In thousands)
Substandard	$5,643	$5,921	$5,915
Doubtful	163	83	—
Loss	—	—	—
Special Mention	4,713	4,912	1,489

Total classified and special mention assets	$10,519	$10,916	$7,404

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

A loan is impaired when full payment under the loan terms is not expected. All individually classified commercial loans are evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

While management uses available information to recognize probable and reasonably estimable loan losses, future loss provisions may be necessary based on changing economic conditions. Payments received on impaired loans that are in nonaccrual states are applied first to principal until there is no risk of loss of the principal. The allowance for loan losses is maintained at a level that represents management’s best estimate of losses inherent in the loan portfolio, and such losses were both probable and reasonably estimable.

In addition, the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions, as an integral part of their examination process, periodically review our allowance for loan losses. The banking regulators may require that we recognize additions to the allowance based on their analysis and review of information available to them at the time of their examinations.

The following table sets forth activity in our allowance for loan losses for the periods indicated.

	At or For the Three Months Ended March 31,		At or For the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Dollars in thousands)
Balance at beginning of period	$1,041	$1,064	$1,064	$965	$1,296	$1,173	$1,268

Charge-offs:
Real estate:
One-to-four family	—	(10)	(11)	—	(31)	(31)	(7)
Five or more family	—	—	—	—	—	—	—
Commercial	(8)	—	—	(12)	(131)	(14)	—
Construction	—	—	—	—	(10)	—	—
Land	—	—	—	—	—	—	—

Total real estate	(8)	(10)	(11)	(12)	(172)	(45)	(7)
Consumer and other loans:
Home equity	—	—	—	—	—	(20)	(12)
Commercial	—	(97)	(97)	(13)	(120)	—	(34)
Indirect automobile and other	(30)	(43)	(134)	(184)	(132)	(142)	(281)

Total consumer and other loans	(30)	(140)	(231)	(197)	(252)	(162)	(327)

Total charge-offs	(38)	(150)	(242)	(209)	(424)	(207)	(334)
Recoveries:
Real estate:
One-to-four family	—	—	—	—	—	15	—
Five or more family	—	—	—	—	—	—	—
Commercial	2	—	—	—	—	—	—
Construction	—	—	—	—	6	—	—
Land	—	—	—	—	—	—	—

Total real estate	2	—	—	—	6	15	—
Consumer and other loans:
Home equity	—	—	—	—	—	20	—
Commercial	—	—	—	1	12	—	12
Indirect automobile and other	16	39	76	92	67	70	27

Total consumer and other loans	16	39	76	93	79	90	39

Total recoveries	18	39	76	93	85	105	39
Net (charge-offs) recoveries	(20)	(111)	(166)	(116)	(339)	(102)	(295)
Provision for loan losses	3	56	143	215	8	225	200

Balance at end of year	$1,024	$1,009	$1,041	$1,064	$965	$1,296	$1,173

Ratios:
Net charge-offs to average loans outstanding (annualized)	0.06%	0.32%	0.12%	0.08%	0.22%	0.06%	0.18%
Allowance for loan losses to nonperforming loans at end of period	94.29%	118.28%	124.37%	109.35%	72.28%	109.00%	267.20%
Allowance for loan losses to total loans at end of period	0.74%	0.71%	0.76%	0.75%	0.64%	0.79%	0.72%

Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category, the total loan balances by category, and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At March 31, 2007			At December 31,
				2006			2005
	Allowance for Loan Losses	Loan Balances by Category	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Loan Balances by Category	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Loan Balances by Category	Percent of Loans in Each Category to Total Loans
	(Dollars in thousand)
Real estate:
One-to-four family	$137	$62,897	45.52%	$141	$63,973	46.72%	$129	$69,596	49.21%
Five or more family	—	203.15		—	204.15		—	—	—
Commercial	399	38,345	27.75	373	35,578	25.98	366	33,076	23.39
Construction	10	2,790	2.02	9	2,578	1.88	8	2,132	1.51
Land	—	51.04		—	74.06		—	299.21

Total real estate	546	104,286	75.48	523	102,407	74.79	503	105,103	74.32
Consumer and other:
Home equity	18	7,382	5.34	9	7,303	5.33	25	7,844	5.55
Commercial	183	9,755	7.06	283	9,569	6.99	125	5,753	4.07
Indirect automobile and other	277	16,746	12.12	226	17,650	12.89	411	22,713	16.06

Total consumer and other	478	33,883	24.52	518	34,522	25.21	561	36,310	25.68

Total loans (excluding net deferred loan fees and costs)	$1,024	$138,169	100.00%	$1,041	$136,929	100.00%	$1,064	$141,413	100.00%

	At December 31,
	2004			2003			2002
	Allowance for Loan Losses	Loan Balances by Category	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Loan Balances by Category	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Loan Balances by Category	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)
Real estate:
One-to-four family	$142	$77,562	51.65%	$225	$94,027	56.97%	$108	$88,705	54.10%
Five or more family	—	60.04		—	129.08		—	196.12
Commercial	348	26,363	17.55	572	27,803	16.85	384	30,261	18.46
Construction	5	6,991	4.66	5	6,165	3.73	43	8,473	5.17
Land	—	70.05		—	119.07		—	146.09

Total real estate	495	111,046	73.95	802	128,243	77.70	535	127,781	77.94
Consumer and other:
Home equity	26	9,228	6.14	26	7,133	4.32	33	7,649	4.66
Commercial	103	5,489	3.66	74	4,263	2.58	8	2,934	1.79
Indirect automobile and other	341	24,405	16.25	394	25,412	15.40	597	25,602	15.61

Total consumer and other	470	39,122	26.05	494	36,808	22.30	638	36,185	22.06

Total loans	$965	$150,168	100.00%	$1,296	$165,051	100.00%	$1,173	$163,966	100.00%

We use the accrual method of accounting for all performing loans. The accrual of interest income is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. When a loan is placed on nonaccrual status, unpaid interest previously credited to income is reversed. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought in accordance with the contractual terms for a reasonable period of time and ultimate collectibility of total contractual principal and interest is no longer in doubt.

In our collection efforts, we will first attempt to cure any delinquent loan. If a real estate secured loan is placed on nonaccrual status, it will be subject to transfer to the other real estate owned (“OREO”) portfolio (properties acquired by or in lieu of foreclosure), upon which our loan servicing department will pursue the sale of the real estate. Prior to this transfer, the loan balance will be reduced, with a charge-off against the allowance for loan losses if necessary, to reflect its current market value less estimated costs to sell. Write downs of OREO that occur after the initial transfer from the loan portfolio and costs of holding the property are recorded as other operating expenses, except for significant improvements which are capitalized to the extent that the carrying value does not exceed estimated net realizable value.

Fair values for determining the value of collateral are estimated from various sources, such as real estate appraisals, financial statements and from any other reliable sources of available information. For those loans deemed to be impaired, collateral value is reduced for the estimated costs to sell. Reductions of collateral value are based on historical loss experience, current market data, and any other source of reliable information specific to the collateral.

This analysis process is inherently subjective, as it requires us to make estimates that are susceptible to revisions as more information becomes available. Although we believe that we have established the allowance for loan losses at levels to absorb probable and estimable losses, future additions may be necessary if economic or other conditions in the future differ from the current environment.

Securities Activities

Our securities investment policy is established by our Board of Directors. This policy dictates that investment decisions be made based on the safety of the investment, liquidity requirements, potential returns, cash flow targets, and consistency with our interest rate risk management strategy.

Our investment policy is reviewed annually by our Board. All policy changes recommended by management must be approved by the Board of Directors. Authority to make investments under the approved guidelines are delegated to appropriate officers. While general investment strategies are developed and authorized by the Board of Directors, the execution of specific actions with respect to securities held by The LaPorte Savings Bank rests with the Chief Executive Officer and Chief Financial Officer. The Chief Executive Officer and Chief Financial Officer are authorized to execute investment transactions with respect to securities held by The LaPorte Savings Bank within the scope of the established investment policy.

We have retained an independent financial institution to provide us with our portfolio accounting services, which includes a monthly analysis of our securities portfolio. These reports, together with another third party review provided quarterly, are reviewed on a continuous basis by management in making investment decisions. The Asset/Liability Management Committee and the Board of Directors review a summary of these reports on a monthly basis. It should be noted that we use this portfolio manager along with other third party brokers to effect securities purchases and sales.

Our current investment policy generally permits securities investments in debt securities issued by the U.S. government and U.S. agencies, municipal bonds, and corporate debt obligations, as well as investments in preferred and common stock of government agencies and government sponsored enterprises such as Fannie Mae, Freddie Mac and the Federal Home Loan Bank of Indianapolis (federal agency securities) and, to a much lesser extent, other equity securities. Securities in these categories are classified as “securities available for sale” for financial reporting purposes. The policy also permits investments in mortgage-backed securities, including pass-through securities issued and guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae. The aggregate of all mortgage-backed securities may not exceed 75% of the overall investment portfolio, and the aggregate total of any one mortgage-backed issuer is limited to 75% of the aggregate mortgage-backed securities portfolio. We may also invest in Collateral Mortgage Obligations (“CMOs”), Real Estate Mortgage Investment Conduits (“REMICs”) and other mortgage-related products, although such products are limited to 75% of the overall investment portfolio. In addition, we may invest in commercial paper, corporate debt, asset-backed securities and municipal securities. As of March 31,2007, we held no asset-backed securities, and other equity securities consisted almost exclusively of securities issued by Freddie Mac, Fannie Mae and the Federal Home Loan Bank of Indianapolis. Our current investment strategy uses a risk management approach of diversified investing in fixed-rate securities with short- to intermediate-term maturities, as well as adjustable rate securities, which may have a longer term to maturity. The emphasis of this approach is to increase overall investment securities yields while managing interest rate risk.

SFAS No. 115 requires that, at the time of purchase, we designate a security as held to maturity, available-for-sale, or trading, depending on our ability and intent. Securities available-for-sale are reported at fair value, while securities held to maturity are reported at amortized cost. Some of our securities are callable by the issuer or contain other features of financial engineering. Although these securities may have a yield somewhat higher than the yield of similar securities without such features, these securities are subject to the risk that they may be redeemed by the issuer prior to maturing in the event general interest rates decline. At March 31, 2007, we had $37.3 million of securities which were subject to redemption by the issuer prior to their stated maturity.

We purchase mortgage-backed securities in order to generate positive interest rate spreads with limited administrative expense, limited credit risk and significant liquidity. We also use mortgage-backed securities to supplement our lending activities. We invest primarily in mortgage-backed securities issued or sponsored by Fannie Mae, Freddie Mac and Ginnie Mae. We also invest in securities backed by U.S. government agencies. At March 31, 2007 our mortgage-backed securities portfolio had a fair value of $13.3 million, consisting of Freddie Mac, Fannie Mae and Ginnie Mae mortgage-backed securities. U.S. Treasury and federal agency securities had a fair value of $41.0 million. To a lesser extent, we invest in state and municipal securities.

Mortgage-backed securities are created by pooling mortgages and issuing a security collateralized by the pool of mortgages with an interest rate that is less than the interest rate on the underlying mortgages. Mortgage-backed securities typically represent a participation interest in a pool of single-family or multi-family mortgages, although most of our mortgage-backed securities are collateralized by single-family mortgages. The issuers of such securities (generally U.S. government agencies and U.S. government sponsored enterprises, including Fannie Mae, Freddie Mac and Ginnie Mae) pool and resell the participation interests in the form of securities to investors, such as The LaPorte Savings Bank, and guarantee the payment of principal and interest to these investors. Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees and credit enhancements. However, mortgage-backed securities are usually more liquid than individual mortgage loans and may be used to collateralize borrowings and other liabilities.

Investments in mortgage-backed securities involve a risk that actual prepayments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments, thereby affecting the net yield on such securities. We review prepayment estimates for our mortgage-backed securities at the time of purchase to ensure that prepayment assumptions are reasonable considering the underlying collateral for the securities at issue and current interest rates, and to determine the yield and estimated maturity of the mortgage-backed securities portfolio. Periodic reviews of current prepayment speeds are performed in order to ascertain whether prepayment estimates require modification that would cause amortization or accretion adjustments.

Collateral Mortgage Obligations (“CMOs”) are also backed by mortgages; however, they differ from mortgage-backed securities because the principal and interest payments of the underlying mortgages are financially engineered to be paid to the security holders of pre-determined classes or tranches of these securities at a faster or slower pace. The receipt of these principal and interest payments which depends on the proposed average life for each class is contingent on a prepayment speed assumption assigned to the underlying mortgages. Variances between the assumed payment speed and actual payments can significantly alter the average lives of such securities. To quantify and mitigate this risk, we undertake a high level of payment analysis before purchasing these securities. We invest in CMO classes or tranches in which the payments on the underlying mortgages are passed along at a pace fast enough to provide an average life of two to four years with no change in market interest rates. At March 31, 2007, our CMO portfolio had a fair value of $20.0 million.

At March 31, 2007, our equity securities consisted almost entirely of securities issued by Freddie Mac and Fannie Mae, which are classified as available-for-sale.

In addition, we hold Federal Home Loan Bank of Indianapolis common stock to qualify for membership in the Federal Home Loan Bank System and to be eligible to borrow funds under the Federal Home Loan Bank of Indianapolis advance program. There is no trading market for the Federal Home Loan Bank of Indianapolis stock.

The aggregate fair value of our Federal Home Loan Bank of Indianapolis stock as of March 31, 2007 was $2.7 million based on its par value. No unrealized gains or losses have been recorded because we have determined that the par value of the Federal Home Loan Bank of Indianapolis stock represents its fair value. We owned shares of Federal Home Loan Bank of Indianapolis stock at March 31, 2007 with a par value that was $736,000 more than we were required to own to maintain our membership in the Federal Home Loan Bank System and to be eligible to obtain advances. We are required to purchase additional stock if our outstanding advances increase. Any excess stock we own is generally redeemed monthly by the Federal Home Loan Bank of Indianapolis.

We review equity and debt securities with significant declines in fair value on a periodic basis to determine whether they should be considered temporarily or other than temporarily impaired. In making these determinations, management considered: (1) the length of time and extent that fair value has been less than cost, (2) the financial condition and near term prospects of the issuer, and (3) the Bank’s ability and intent to hold the security for a period sufficient to allow for any anticipated recovery in fair value. For fixed maturity investments with unrealized losses due to interest rates where we have the positive intent and ability to hold the investment for a period of time sufficient to allow a market recovery, declines in value below cost are not assumed to be other than temporary. If a decline in the fair value of a security is determined to be other than temporary, we are required to reduce the carrying value of the security to its fair value and record a non-cash impairment charge for the amount of the decline, net of tax effect, against our current income. During 2004, certain shares of our Fannie Mae and Freddie Mac preferred stock were determined to have declines in market values that were considered to be “other than temporary” and accordingly an impairment charge to earnings of $1.5 million was recorded. In March 2007, management sold $2.3 million of these securities, which resulted in a gross gain of $896,000. As of March 31, 2007 we continue to hold $1.9 million in Fannie Mae and Freddie Mac preferred stock, at fair value.

Our investment securities portfolio contains unrealized losses of securities, including mortgage-related instruments issued or backed by the full faith and credit of the United States government, or generally viewed as having the implied guarantee of the United States government, and debt obligations of a state or political subdivision.

A significant portion of our investment securities are held by our subsidiary LPSB Investments Ltd., Cayman. LPSB Investments Ltd. Cayman, a wholly owned subsidiary of The LaPorte Savings Bank, began operations in 2002 when The LaPorte Savings Bank received approval from the Federal Deposit Insurance Corporation to form the subsidiary in the Cayman Islands. Because LPSB Investments Ltd., Cayman is located in the Grand Cayman Islands, the earnings attributable on such securities are not taxable to us for Indiana state income tax purposes. Investment decisions with respect to LPSB Investments Ltd., Cayman are made by its Board of Directors which consists of Paul Fenker, Jerry Mayes and Lee A. Brady, all of whom are members of our Board, as well as Andrew Johnson, who is a dual-employee of LPSB Investment Ltd., Cayman and Wilmington Trust. In general, the directors of LPSB Investments Ltd., Cayman utilize investment guidelines similar to ours. At March 31, 2007, LPSB Investments Ltd., Cayman held total assets of $39.1 million, consisting primarily of securities available for sale.

Investment Securities Portfolio. The following table sets forth the composition of our investment securities portfolio at the dates indicated.

	March 31, 2007		December 31,
			2006		2005		2004
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)
Securities available for sale:
U.S. Treasury and federal agency	$41,311	$41,033	$41,896	$41,551	$33,751	$33,182	$17,919	$17,771
State and municipal	9,658	9,549	10,574	10,484	12,670	12,468	8,718	8,473
Mortgage-backed securities	13,484	13,280	11,751	11,528	13,710	13,379	11,775	11,810
Collateralized mortgage obligations	20,558	20,006	20,865	20,250	23,514	22,598	38,190	37,766
Fannie Mae and Freddie Mac preferred stock	1,470	1,900	3,800	4,725	3,800	4,369	4,795	4,799

Total securities available for sale	$86,481	$85,768	$88,886	$88,538	$87,445	$85,996	$81,397	$80,619

Securities held to maturity:
State and municipal	$—	$—	$—	$—	$—	$—	$2,810	$2,842

Total securities held to maturity	$—	$—	$—	$—	$—	$—	$2,810	$2,842

Investment Portfolio Maturities and Yields. The composition and contractual maturities of the investment securities portfolio at March 31, 2007 are summarized in the following table. Mortgage-backed securities are anticipated to be repaid in advance of their contractual maturities as a result of projected mortgage loan prepayments. In addition, under the structure of some of The LaPorte Savings Bank’s CMOs, The LaPorte Savings Bank’s short- and intermediate-tranche interests have repayment priority over the longer term tranches of the same underlying mortgage pool. Finally, some of our U.S. Treasury and other securities are callable at the option of the issuer.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
March 31, 2007
Securities available for sale:
U.S. Treasury and federal agency	$2,000	3.56%	$30,393	4.79%	$7,921	4.80%	$997	5.40%	$41,311	$41,033	4.75%
State and municipal	—	—	801	3.46	1,280	4.22	7,577	4.41	9,658	9,549	4.30
Mortgage-backed securities	—	—	3,795	4.34	2,257	4.27	7,432	4.96	13,484	13,280	4.67
Collateralized mortgage obligations	—	—	199	5.41	—	—	20,359	4.50	20,558	20,006	4.51
Fannie Mae and Freddie Mac preferred stock	—	—	—	—	—	—	1,470	7.57	1,470	1,900	7.57

Total securities available for sale	$2,000	3.56%	$35,188	4.71%	$11,458	4.63%	$37,835	4.72%	$86,481	$85,768	4.68%

December 31, 2006
Securities available for sale:
U.S. Treasury and federal agency	$2,000	3.56%	$32,904	4.78%	$6,992	4.70%	$—	—%	$41,896	$41,551	4.71%
State and municipal	205	2.30	290	3.45	1,734	3.89	8,345	4.43	10,574	10,484	4.27
Mortgage-backed securities	—	—	3,950	4.34	2,083	4.13	5,718	4.90	11,751	11,528	4.58
Collateralized mortgage obligations	—	—	211	5.41	—	—	20,654	4.47	20,865	20,250	4.48
Fannie Mae and Freddie Mac preferred stock	—	—	—	—	—	—	3,800	9.27	3,800	4,725	9.27

Total securities available for sale	$2,205	3.44%	$37,355	4.73%	$10,809	4.46%	$38,517	5.00%	$88,886	$88,538	4.78%

The following table shows our mortgage-backed securities and collateralized mortgage obligations purchase, sale and repayment activity during the periods indicated:

	For the three months ended March 31,		For the years ended December 31,
	2007	2006	2006	2005
	(In thousands)
Total at beginning of period	$32,616	$37,224	$37,224	$49,965
Purchases of:
Mortgage-backed securities	2,246	—	475	5,963
Collateralized mortgage obligations	499	—	1,757	—
Deduct:
Principal repayments	(1,319)	(1,775)	(6,840)	(13,589)
Sales of:
Mortgage-backed securities	—	—	—	(151)
Collateralized mortgage obligations	—	—	—	(4,964)

Net activity	1,426	(1,775)	(4,608)	(12,741)

Total at end of period	$34,042	$35,449	$32,616	$37,224

Sources of Funds

General. Deposits, borrowings, repayments and prepayments of loans and securities, proceeds from maturing securities and cash flows from operations are the primary sources of our funds for use in lending, investing and for other general purposes.

Deposits. We offer a variety of deposit accounts with a range of interest rates and terms. Our deposit accounts consist of savings accounts, health savings accounts, NOW accounts, checking accounts, money market accounts, certificates of deposit and IRAs. We also provide commercial checking accounts for businesses.

At March 31, 2007, our deposits totaled $184.2 million. Interest-bearing NOW, regular and other savings and money market deposits totaled $60.2 million at March 31, 2007. At March 31, 2007, we had a total of $99.9 million in certificates of deposit and individual retirement accounts. Noninterest-bearing demand deposits totaled $24.1 million. Although we have a significant portion of our deposits in shorter-term certificates of deposit, we monitor activity on these accounts and, based on historical experience and our current pricing strategy, we believe we will retain a large portion of these accounts upon maturity.

Our deposits are obtained predominantly from the areas in which our branch offices are located. We rely on our favorable locations, customer service and competitive pricing to attract and retain these deposits. While we accept certificates of deposit in excess of $100,000 for which we may provide preferential rates, we generally do not solicit such deposits as they are more difficult to retain than core deposits. At March 31, 2007, we held no brokered certificates of deposits. Brokered certificates of deposits are purchased only through pre-approved brokers.

The following table sets forth the distribution of total deposit accounts, by account type, at the dates indicated.

	At March 31, 2007			At December 31,
				2006			2005			2004
	Balance	Percent	Weighted Average Rate	Balance	Percent	Weighted Average Rate	Balance	Percent	Weighted Average Rate	Balance	Percent	Weighted Average Rate
	(Dollars in thousands)
Noninterest-bearing demand	$24,113	13.09%	—%	$47,810	23.69%	—%	$24,604	13.49%	—%	$22,487	12.04%	—%
Money market/NOW accounts	21,263	11.54	1.82	20,427	10.12	1.75	18,086	9.92	0.43	21,182	11.34	0.41
Regular savings	38,972	21.16	0.50	39,350	19.49	0.50	45,776	25.10	0.50	50,112	26.83	0.50

Total transaction accounts	84,348	45.79	0.69	107,587	53.30	0.52	88,466	48.51	0.35	93,781	50.21	0.36

CD’s and IRAs	99,867	54.21	4.78	94,272	46.70	4.65	93,882	51.49	3.78	93,012	49.79	3.57

Total deposits	$184,215	100.00%	2.91%	$201,859	100.00%	2.45%	$182,348	100.00%	2.11%	$186,793	100.00%	1.96%

The following table sets forth the amount and maturities of time certificates and IRA deposits at March 31, 2007.

	Less Than One Year	Over One Year to Two Years	Over Two Years to Three Years	Over Three Years	Total	Percentage of Total Certificate Accounts
	(Dollars in thousands)
Interest Rate:
Less than 2.00%	$—	$—	$—	$—	$—	—%
2.00% - 2.99%	1,014	—	234	—	1,248	1.25
3.00% - 3.99%	7,575	1,369	1,093	571	10,608	10.62
4.00% - 4.99%	10,376	7,969	3,294	1,483	23,122	23.15
5.00% - 5.99%	57,528	5,321	1,054	812	64,715	64.81
6.00% - 6.99%	78	68	8	—	154.15
7.00% - 7.99%	—	—	—	3	3	—
8.00% and over	—	—	—	17	17	0.02

Total	$76,571	$14,727	$5,683	$2,886	$99,867	100.00%

As of March 31, 2007, the aggregate amount of our outstanding time certificates and IRA deposits in amounts greater than or equal to $100,000 was approximately $23.8 million. The following table sets forth the maturity of these certificates as of March 31, 2007.

At March 31, 2007
(In thousands)
Three months or less	$4,421
Over three months through six months	11,440
Over six months through one year	2,614
Over one year	5,286

Total	$23,761

As of December 31, 2006, the aggregate amount of our outstanding time certificates and IRA deposits in amounts greater than or equal to $100,000 was approximately $19.4 million. The following table sets forth the maturity of these certificates as of December 31, 2006.

At December 31, 2006
(In thousands)
Three months or less	$3,704
Over three months through six months	1,667
Over six months through one year	8,325
Over one year	5,728

Total	$19,424

The following table sets forth our deposit activities for the periods indicated.

	Three Months Ended March 31,		Years Ended December 31,
	2007	2006	2006	2005
	(In thousands)
Beginning balance	$201,859	$182,348	$182,348	$186,793
Net deposits (withdrawals) before interest credited	(18,596)	1,170	16,085	(6,957)
Interest credited	952	679	3,426	2,512

Net increase (decrease) in deposits	(17,644)	1,849	19,511	(4,445)

Ending balance	$184,215	$184,197	$201,859	$182,348

The following table sets forth the time certificates and IRA deposits in the Bank classified by interest rate as of the dates indicated.

	At March 31,	At December 31,
	2007	2006	2005
	(In thousands)
Interest Rate
Less than 2.00%	$—	$—	$943
2.00% -2.99%	1,248	2,514	15,358
3.00% -3.99%	10,608	14,819	35,157
4.00% -4.99%	23,122	21,804	30,100
5.00% -5.99%	64,715	54,688	11,422
6.00% -6.99%	154	427	877
7.00% -7.99%	3	3	3
8.00% and over	17	17	22

Total	$99,867	$94,272	$93,882

Borrowings. We may obtain advances from the Federal Home Loan Bank of Indianapolis collateralized by our capital stock in the Federal Home Loan Bank of Indianapolis and certain of our mortgage loans and mortgage-backed securities. Such advances may be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. To the extent such borrowings have different terms to repricing than our deposits, they can change our interest rate risk profile.

From time to time during recent years, we have utilized short-term borrowings to fund loan demand. We have also used borrowings where market conditions permit us to purchase securities of a similar duration in order to increase our net interest income by the amount of the spread between the asset yield and the borrowing cost. Finally, from time to time, was have obtained advances with terms of three years or more to extend the term of our liabilities.

Our borrowings consist of advances and overnight borrowings from the Federal Home Loan Bank of Indianapolis. At March 31, 2007, we had access to additional Federal Home Loan Bank advances of up to $9.4 million. The following table sets forth information concerning balances and interest rates on our Federal Home Loan Bank advances at the dates and for the periods indicated.

	At or For the Three Months Ended March 31,		At or For the Years Ended December 31,
	2007	2006	2006	2005	2004
	(Dollars in thousands)
Balance at end of period	$38,500	$46,000	$36,500	$48,500	$49,500
Average balance during period	$38,509	$46,775	$45,733	$49,214	$46,982
Maximum outstanding at any month end	$38,500	$46,000	$50,000	$49,500	$53,050
Weighted average interest rate at end of period	5.42%	4.91%	5.42%	4.76%	4.73%
Average interest rate during period	5.42%	4.87%	5.07%	4.80%	4.82%

Competition

We face significant competition in both originating loans and attracting deposits. LaPorte County, Indiana has a significant concentration of financial institutions, many of which are significantly larger institutions and have greater financial resources than we, and many of which are our competitors to varying degrees. Our competition for loans comes principally from commercial banks, savings banks, mortgage banking companies, credit unions, leasing companies, insurance companies and other financial service companies. Our most direct competition for deposits has historically come from commercial banks, savings banks and credit unions. We face additional competition for deposits from nondepository competitors such as the mutual fund industry, securities and brokerage firms and insurance companies.

We seek to meet this competition by the convenience of our branch locations, emphasizing personalized banking and the advantage of local decision-making in our banking business. Specifically, we promote and maintain relationships and build customer loyalty within local communities by focusing our marketing and community involvement on the specific needs of individual neighborhoods. As of June 30, 2006, The LaPorte Savings Bank had the second largest deposit market share in LaPorte County, Indiana. We do not rely on any individual, group, or entity for a material portion of our deposits.

Employees

As of March 31, 2007, we had 84 full-time employees and three part-time employees. The employees are not represented by a collective bargaining unit and we consider our relationship with our employees to be good.

Properties

As of March 31, 2007, the net book value of our properties was $6.3 million. The following is a list of our offices:

Location	Leased or Owned	Year Acquired or Leased	Square Footage		Net book Value of Real Property
					(In thousands)
Main Office (including land): 710 Indiana Avenue La Porte, Indiana 46350	Owned	1916	57,000		$3,569
Full Service Branches: (including land) 6959 W. Johnson Road La Porte, Indiana 46350	Owned	1987	3,500		368
301 Boyd Blvd. La Porte, Indiana 46350	Owned	1997	4,000		1,242
1222 W. State Road #2 La Porte, Indiana 46350	Owned	1999	2,200		436
Lots Owned:
1 Parkman Drive Westville, Indiana 46390	Owned	2006	N/A	(1)	300
1201 E. Lincolnway Valparaiso, Indiana 46383	Owned	2006	N/A	(1)	375

(1)	Purchased for possible branch office. We currently plan to open the Westville branch in 2008 and the Valparaiso branch in 2009

The net book value of our furniture, fixtures and equipment (including computer software) at March 31, 2007 was $1.8 million.

Subsidiary Activities

The LaPorte Savings Bank has one wholly owned subsidiary, LPSB Investments, LTD., Cayman, which began operations in 2002 when it received approval from the Federal Deposit Insurance Corporation to form this subsidiary in the Cayman Islands. LPSB Investments, LTD, Cayman manages a portion of our investment portfolio, subject to approval by its board of directors, which consist of Messrs. Brady, Fenker, Mayes and Johnson, who is a dual-employee of Wilmington Trust and LPSB Investments, LTD, Cayman. At March 31, 2007, it had $39.1 million in assets, consisting primarily of securities available for sale.

Legal Proceedings

We are not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business, which, in the aggregate, involve amounts which we believe are immaterial to our consolidated financial condition and results of operations.

LAPORTE BANCORP’S MANAGEMENT

Boards of Directors and Trustees

Currently, the board of trustees of The LaPorte Savings Bank is composed of eight (8) persons. The trustees of The LaPorte Savings Bank are appointed in accordance with the provisions of Indiana law and serve on the board until such time as the trustee dies, resigns, is unable to perform his or her duties due to disability, moves from LaPorte County, becomes insolvent or fails to attend board meetings for nine successive months. Following the merger and offering, the trustees of The LaPorte Savings Bank will become directors of The LaPorte Savings Bank in stock form and will be elected for three-year terms in the same manner as directors of LaPorte Bancorp and LaPorte Savings Bank, MHC.

The same individuals will comprise the boards of LaPorte Savings Bank, MHC, LaPorte Bancorp and The LaPorte Savings Bank. Upon consummation of our merger with City Savings Financial, Messrs. Dale Parkison and L. Charles Lukmann III, current directors of City Savings Financial, will be appointed to the boards of LaPorte Savings Bank, MHC, LaPorte Bancorp and The LaPorte Savings Bank. All of our directors are independent under current listing standards, except for Mr. Lee A. Brady, whom we employ as President and Chief Executive Officer, and Ms. Michele M. Thompson, whom we employ as Vice President and Chief Financial Officer. Information regarding the directors is provided below. Unless otherwise stated, each person has held his or her current occupation for the last five years. Ages presented are as of March 31, 2007.

Executive Officers

The executive officers of LaPorte Savings Bank, MHC and LaPorte Bancorp are elected annually by their respective boards of directors and serve at the boards’ discretion. There will be no change in the management structure of LaPorte Savings Bank, MHC and LaPorte Bancorp in connection with the offering and merger. Currently, the executive officers of LaPorte Savings Bank, MHC, LaPorte Bancorp and The LaPorte Savings Bank are:

Name	Age	Position
Lee A. Brady	61	President and Chief Executive Officer
Michele M. Thompson	47	Vice President and Chief Financial Officer
Russell L. Klosinski	57	Executive Vice President/Cashier
Bruce R. Fisher	59	Senior Vice President, Mortgage

The business experience of our executive officers for the past five years is set forth below. Unless otherwise indicated, executive officers have held their positions for the past five years.

Lee A. Brady has served as President and Chief Executive Officer of The LaPorte Savings Bank since 1989. Mr. Brady began his career at The LaPorte Savings Bank in 1974. Mr. Brady is a graduate of Indiana University and the Graduate School of Banking at the University of Wisconsin-Madison.

Michele M. Thompson has served as Chief Financial Officer of The LaPorte Savings Bank since 2003 and Vice President since 2004. Ms. Thompson has more than 20 years of banking experience. Ms. Thompson is a graduate of Ball State University and holds a Master’s of Business Administration from Indiana University South Bend.

Russell L. Klosinski has been with The LaPorte Savings Bank since 1985. Mr. Klosinski was hired as an Assistant Vice President/Consumer Lending and continued to take on additional duties throughout his tenure and is currently Executive Vice President/Cashier. Mr. Klosinski had more than 12 years of lending experience prior to joining The LaPorte Savings Bank. Mr. Klosinski is a graduate of Purdue University and the Graduate School of Banking at the University of Wisconsin -Madison as well as the Commercial Lending School in Norman, Oklahoma.

Bruce R. Fisher has served as Senior Vice President of The LaPorte Savings Bank since 1983. Mr. Fisher had more than 12 years of lending experience prior to joining The LaPorte Savings Bank. Mr. Fisher attended Indiana State University and is a graduate of the Graduate School of Banking at the University of Wisconsin-Madison.

Board of Trustees of The LaPorte Savings Bank

The LaPorte Savings Bank Board of Trustees consists of eight trustees. Currently, the trustees of The LaPorte Savings Bank are:

Name	Age	Position
Joan M. Ulrich	83	Chairman of the Board
Paul G. Fenker	62	Vice Chairman of the Board
Mark A. Krentz	54	Secretary of the Board
Lee A. Brady	61	President and Chief Executive Officer
Ralph F. Howes	58	Trustee
Jerry L. Mayes	66	Trustee
Thomas D. Sallwasser	82	Trustee
Michele M. Thompson	47	Vice President and Chief Financial Officer

The business experience of our non-employee trustees for the past five years is set forth below. Unless otherwise indicated, trustees have held their positions for the past five years.

Joan M. Ulrich, began working for The LaPorte Savings Bank in 1963. At her retirement she held the position of Executive Vice President. After retirement, she continued to work part-time assisting with marketing as well as holding her role on the Board since 1976. Ms. Ulrich is a graduate of The London School of Economics.

Paul G. Fenker joined the Board in 1979. Mr. Fenker is the owner of Fenker’s Finer Furniture in LaPorte City. Mr. Fenker attended Ball State University.

Mark A. Krentz joined the Board in 2001. Mr. Krentz is the Chief Executive Officer of Thanhardt Burger, a local manufacturing company that works nationally with framing and fine art clients. Mr. Krentz is a graduate of Purdue University and received a certificate in Business Administration from Notre Dame.

Ralph F. Howes joined the Board in 2003. He is a senior partner in the law firm of Howes & Howes, LLP. Mr. Howes is a graduate of Indiana University and received his Juris Doctorate degree from Valparaiso University.

Jerry L. Mayes joined the Board in 1991. Mr. Mayes is retired from Mayes Management, which manages rental properties. Mr. Mayes is a graduate of Indiana University.

Thomas D. Sallwasser joined the Board in 1976. He is retired from the law firm of Sallwasser & McCain. Mr. Sallwasser is a graduate of Indiana University and received his Juris Doctorate degree from Indiana University.

The following directors of City Savings Financial are expected to be appointed to the boards of The LaPorte Savings Bank, LaPorte Bancorp and LaPorte Savings Bank, MHC after the merger:

Dale A. Parkison, C.P.A. is expected to be appointed to the boards of LaPorte Savings Bank, MHC, LaPorte Bancorp, and The LaPorte Savings Bank. Mr. Parkison has served as a director of City Savings Financial since 2004. Mr. Parkison has served as President of Parkison & Hinton, Inc. P.C. since 1992.

L. Charles Lukmann III is expected to be appointed to the boards of LaPorte Savings Bank, MHC, LaPorte Bancorp, and The LaPorte Savings Bank. Mr. Lukmann has served as a director of City Savings Financial since 2004. Mr. Lukmann has served as partner of Harris, Welsh & Lukmann, a law firm based in Chesterton, Indiana, since 1979. He is also a member of Woodlake Springs LLC and of Ennis Builders LLC.

Meetings and Committees of the Boards of Directors and Trustees

We conduct business through meetings of our boards of directors and trustees and their committees. During the year ended December 31, 2006, the board of directors of LaPorte Bancorp did not meet and the board of trustees of The LaPorte Savings Bank met 33 times.

Committees of The LaPorte Savings Bank

The board of trustees of The LaPorte Savings Bank has standing Audit, Compensation and Investment Committees, among others.

The Audit Committee, consisting of Messrs. Fenker, Mayes and Howes, is responsible for assisting the board in fulfilling its responsibilities concerning The LaPorte Savings Bank’s accounting and reporting practices, and facilitating open communication among the committee, board, internal auditor, independent auditors and management. Mr. Fenker is the Audit Committee Chairman. This committee met five times during the year ended December 31, 2006 and five times during the first quarter of the year ending December 31, 2007.

The Compensation Committee, consisting of Messrs. Sallwasser, Fenker, Mayes, Krentz, Howes and Ms. Ulrich, is responsible for both (i) determining annual grade and salary levels for employees and establishing personnel policies, and (ii) selecting management’s nominees for election as trustees. Ms. Ulrich is the Compensation Committee Chairman. This committee met one time during the year ended December 31, 2006 and did not meet during the first quarter of the year ending December 31, 2007.

In addition, the board of trustees has other committees, including Loan, Trust, Compliance and Computer/Off-Premise Banking Committees.

Committees of LaPorte Bancorp

In connection with our reorganization and stock offering, we are forming the following committees:

The Audit Committee will consist of Messrs. Fenker, Mayes, Parkison, and Howes. The Audit Committee will be responsible for providing oversight relating to our consolidated financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit function, annual independent audit and the compliance and ethics programs established by management and the board. Each member of the Audit Committee is independent in accordance with the listing standards of the NASDAQ Stock Market. The board of directors of LaPorte Bancorp has designated Mr. Fenker as Chairman of the Audit Committee and Mr. Parkison as an audit committee financial expert under the rules of the Securities and Exchange Commission.

The Governance/Nominating Committee will consist of Messrs. Fenker, Howes, Lukmann, Krentz and Sallwasser. The Governance/Nominating Committee will be responsible for the annual selection of management’s nominees for election as directors and developing and implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to our corporate governance policy. Mr. Howes will be the Governance/Nominating Committee Chairman. Each member of the Governance/Nominating Committee is independent in accordance with the listing standards of the NASDAQ Stock Market.

The Compensation Committee will consist of Messrs. Mayes, Krentz, Howes, Parkison and Ulrich. The Compensation Committee will be responsible for determining annual grade and salary levels for our employees and establishing our personnel policies. Mr. Mayes will be the Compensation Committee Chairman. Each member of the Compensation Committee is independent in accordance with the listing standards of the NASDAQ Stock Market.

Each of the committees listed above will operate under a written charter, which will govern their composition, responsibilities and operations.

Corporate Governance Policies and Procedures

In addition to establishing committees of the board of directors, LaPorte Bancorp will also adopt several policies to govern our activities, including a corporate governance policy and a code of business conduct and ethics. The corporate governance policy will set forth:

•	the duties and responsibilities of each director;

•	the composition, responsibilities and operation of the board of directors;

•	the establishment and operation of board committees;

•	succession planning;

•	convening executive sessions of independent directors;

•	the board of directors’ interaction with management and third parties; and

•	the evaluation of the performance of the board of directors and of the chief executive officer.

The code of business conduct and ethics, which will apply to all employees, officers and board members, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Executive Compensation

Compensation Discussion And Analysis

Our Compensation Philosophy. Our compensation philosophy starts from the premise that the success of The LaPorte Savings Bank depends, in large part, on the dedication and commitment of the people we place in key operating positions to drive our business strategy. We strive to provide our management team with incentives tied to the successful implementation of our corporate objectives. We recognize that the company operates in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to be competitive with our peers as we seek to attract and retain key personnel.

We intend to base our compensation decisions as a public company on several basic principles:

•

Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels among our peers who provide similar financial services in the markets we serve. We seek to attract and retain talent needed to succeed in a competitive market environment.

•

Aligning with Shareholders – We intend to use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interest with the interests of our shareholders.

•	Driving Performance – We structure compensation around the attainment of company-wide and individual targets that return positive results to our bottom line.

•

Reflecting a Balanced Approach – We seek to balance the sometimes competing needs of external competitiveness, internal consistency, organizational economics, management flexibility and simplicity of administration.

Prior to our initial public offering, our compensation program relied on the following primary elements: (i) base compensation or salary, (ii) annual cash incentive compensation, and (iii) a 401(k) profit sharing program and (iv) our supplemental executive retirement plan. We also provide additional benefits including participation in Company-wide health and welfare programs.

Following our initial public offering, we expect that equity-based, long-term incentive compensation will also become an important element of our executive compensation program. Our ability to introduce equity awards to our compensation mix will depend on shareholder approval of an equity compensation program and compliance with applicable regulatory guidelines relating to such programs. In addition, we intend to implement an employee stock ownership plan in connection with the stock offering. As a public company, we believe that we can meet the objectives of our compensation philosophy by achieving a balance among these compensation programs that is competitive with our industry peers and creates appropriate incentives for our management team.

Base Compensation. Base salary provides compensation to our key executives based upon the individual’s respective experience, duties, and scope of responsibility. Generally, we believe that base salaries should be targeted at no less than the peer group median of salaries for executives in similar positions with similar responsibilities. The salaries of our executive and other officers are reviewed at least annually to assess our competitive position and make any necessary adjustments. Our goal is to maintain salary levels for our officers at a level consistent with base pay received by those in comparable positions at our peers. To further that goal, we obtain peer group information from industry resources. We also evaluate salary levels at the time of promotion or other change in responsibilities or as a result of specific commitments we made when a specific officer was hired. Individual performance and retention risk are also considered as part of our annual assessment.

Cash-Based Incentive Compensation. We provide performance-based cash incentive awards to our executive officers, under the cash incentive plan. Cash incentives are used to motivate and reward achievement of corporate and individual performance objectives, with a greater emphasis on individual performance. Funding for the cash incentive plan is based on an assessment of our actual financial performance relative to the financial performance goals based on a combination of financial factors. For the year ended December 31, 2006, these factors included the achievement of our strategic plan objectives. In the event that the threshold performance is not achieved, the Compensation Committee has discretion to reward incremental progress and to ensure the retention of our key executives. Determination of individual awards is based primarily on an assessment of individual performance, as well as the financial performance. The Compensation Committee believes that this funding and payment strategy provides a direct link between the our financial performance and incentive compensation. Awards in 2006 for our named executive officers ranged from 0% to 10.0% of base salary.

401(k) Plan. The LaPorte Savings Bank adopted a 401(k) Savings Plan, a tax-qualified defined contribution plan, effective as of July 1, 1994 and amended on January 1, 2007, for all employees of The LaPorte Savings Bank who have satisfied the plan’s eligibility requirements. Employees become eligible to participate in the 401(k) Savings Plan upon the reaching of the age of 21 and participation in the 401(k) Savings Plan begins on the first day of the next calendar quarter following reaching the age of 21. Eligible employees may contribute up to 75% of their compensation to the plan on a pre-tax basis, subject to limitations imposed by the Internal Revenue Code of 1986, as amended. For 2007, the salary deferral contribution limit is $15,500; provided, however, that participants over age 50 may contribute an additional $5,000 to the plan. The LaPorte Savings Bank matches 50% of the first 6% of a participant’s deferral contribution. In addition to salary deferral contributions, the 401(k) Savings Plan provides that The LaPorte Savings Bank can make matching contributions to participants accounts. Participants are vested in their employer matching contributions on a 20% per year vesting schedule whereby each employee is 100% vested following the completion of five years of service. An employee is credited with one year of service for each calendar year where he or she completes 1,000 hours of service to The LaPorte Savings Bank.

Participants have individual accounts under the plan and may direct the investment of their accounts among a variety of investment funds. In connection with the offering, the plan will add another investment alternative, the LaPorte Bancorp Stock Fund. The LaPorte Bancorp Stock Fund will permit participants to invest their 401(k) Savings Plan funds in LaPorte Bancorp common stock. A participant who elects to purchase common stock in the offering through the 401(k) Savings Plan will receive the same subscription priority, and be subject to the same individual purchase limitations, as if the participant had elected to purchase the common stock using funds outside the 401(k) Savings Plan. See “The Reorganization and Stock Offering—Subscription Offering and Subscription

Rights” and “—Limitations on Purchases of Shares.” An independent trustee will purchase common stock in the offering on behalf of 401(k) Savings Plan participants, to the extent that shares are available. Participants will direct the trustee regarding the voting of shares purchased for their accounts.

Supplemental Executive Retirement Plan. The LaPorte Savings Bank entered into Supplemental Executive Retirement Agreements (“Supplemental Retirement Plan”) with Messrs. Brady, Fisher and Klosinski effective August 1, 2002. If the executive’s employment is terminated on or after the executive’s normal retirement age (65) for reasons other than death, for cause or change in control the executive will be entitled to an annual benefit under the Supplemental Retirement Plan equal to 2% of his base salary multiplied by the number of years of service (not to exceed 20) of the executive. The Supplemental Retirement Plan benefit will be paid to the executive in 12 equal monthly installments commencing with the month following the executive’s normal retirement date for a period of 15 years. If the executive terminates employment after reaching his early retirement age (62), but prior to the normal retirement age, the executive will receive his accrued balance in the Supplemental Retirement Plan, computed as of the last completed fiscal year end of The LaPorte Savings Bank. In the event of the executive’s involuntary early termination of employment, such amount shall be paid in the form of a fixed annuity in 180 equal monthly installments commencing on the first day of the month following the executive’s termination of employment, or the first day of the month following the executive’s normal retirement age upon his voluntary early termination, or early termination due to disability.

If the executive voluntarily terminates employment before normal retirement age for reasons other than termination for cause, death, disability or a change in control, or is involuntarily terminated other than for an approved leave of absence, for cause, death, disability or a change in control, or if the executive’s employment is terminated due to disability, The LaPorte Savings Bank shall pay the executive the accrued balance in the Supplemental Retirement Plan, computed as of the last completed fiscal year end of The LaPorte Savings Bank. In the event of the executive’s involuntary early termination of employment, such amount shall be paid in the form of a fixed annuity in 180 equal monthly installments payable on the first day of each month commencing with the month following termination, or the first day of the month following the executive’s normal retirement age, upon his early voluntary termination or early termination due to disability.

If a termination due to change in control occurs, then an amount equal to the accrued balance projected to normal retirement age will be paid to the executive in a single lump sum within 60 days following termination of the executive’s employment, or at the option of the executive, the payment may be paid over 60 months with interest on the unpaid balance.

The LaPorte Savings Bank has entered into an endorsement split dollar agreement with each of the executives in order to informally fund the pre-retirement death benefits under the Supplemental Retirement Plan. If the executive dies while actively employed by The LaPorte Savings Bank, the executive will not receive any benefit under the Supplemental Retirement Plan, and instead the executive’s beneficiary shall receive a benefit payable under the split dollar agreement. If the executive dies after the commencement of payment of benefits under the Supplemental Retirement Plan, but before receiving all such payments, the remaining payments will be made to the executive’s beneficiary at the same time and in the same amounts as they would have been paid to the executive, provided, however, that The LaPorte Savings Bank may accelerate or prepay, in full or in part, such remaining payments.

The LaPorte Savings Bank recorded an expense of $204,000 for the Supplemental Retirement Plan during the year ended December 31, 2006. Based on current compensation levels, The LaPorte Savings Bank anticipates the estimated aggregate expense of the Supplemental Retirement Plan to be approximately $1.1 million through December 31, 2011 and approximately $1.9 million through December 31, 2016. These estimated expenses may increase if compensation levels of the participants increase beyond our estimates.

Deferred Compensation Agreement. The LaPorte Savings Bank entered into a deferred compensation agreement with Mr. Brady initially effective as of February 27, 1979. In accordance with the terms of the deferred compensation agreement, if Mr. Brady is continuously employed by The LaPorte Savings Bank through his 65th birthday, upon his retirement, Mr. Brady will be entitled to receive compensation of $200 per month for a continuous period of 120 months. If Mr. Brady dies after the payments have begun, but before receiving 120 monthly payments, the remaining payments shall be paid to Mr. Brady’s widow for the shorter of his widow’s lifetime, or until the date of the 120th monthly payment. If Mr. Brady retires after reaching the age of 60, but before reaching the age of 65, he will receive pro-rated compensation for a continuous period of 120 months. If Mr. Brady dies while employed by The LaPorte Savings Bank and before his retirement, and is married at the time of his death, his widow will receive payments of $200 per month for a period of 120 months or until her death, whichever occurs first.

Group Term Carve Out Plan. The LaPorte Savings Bank sponsors a Group Term Carve Out Plan (“Group Plan”) by which individuals designated by the Compensation Committee elect to participate by executing a split dollar endorsement with The LaPorte Savings Bank and by waiving any group term life insurance coverage offered by The LaPorte Savings Bank in excess of $50,000 of coverage. Currently, Messrs. Brady, Fisher, Klosinski, Kazmierczak, and Porter, and each of Ms. Clark, Gee, Ostrowski, and Sallwasser are participants in the Group Plan. A participant vests in the Group Plan if he or she has completed ten years of continuous service and has attained the age of 55, or if the participant’s employment is terminated due to disability. If a participant is employed by The LaPorte Savings Bank at the time of the participant’s death, the participant’s beneficiary shall receive a death benefit of two times the participant’s base salary at the time of the participant’s death, less $50,000, capped at a maximum of $470,000. If a vested participant dies following retirement, the participant’s beneficiary shall receive a death benefit of one time the participant’s base salary that was in effect at the participant’s retirement, capped at a maximum of $470,000. If the participant’s employment is terminated due to disability prior to age 65, the death benefit shall be two times the participant’s base salary at the time of the participant’s termination, less $50,000, capped at a maximum of $470,000. If the participant’s employment is terminated due to disability after age 65, the death benefit shall be one time the participant’s base salary at the time of the participant’s termination, capped at a maximum of $470,000.

Role of the Compensation Committee. Prior to our initial public offering, the Compensation Committee of the Board of Directors of The LaPorte Savings Bank developed and administered the executive compensation program. The LaPorte Savings Bank Compensation Committee does not operate under a formal charter. As a public company, we will establish a Compensation Committee of the Board of Directors of LaPorte Bancorp, Inc. to monitor the success of the overall compensation program in achieving the objectives of our compensation philosophy. The LaPorte Savings Bank Compensation Committee will consist of at least two independent directors. The Compensation Committees will be responsible for the administration of our compensation programs and policies, including the administration of our cash-based and future equity-based incentive programs. Our Compensation Committee will review and approve all compensation decisions relating to our named executive officers. Our Compensation Committee will operate under the mandate of a formal charter that establishes a framework for the fulfillment of its responsibilities.

Role of Management. Our Chief Executive Officer and other named executive officers will, from time to time, make recommendations to the Compensation Committee regarding the appropriate mix and level of compensation for their subordinates. Those recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. Our senior management team will not participate in Committee discussions or the review of Committee documents relating to the determination of their own compensation.

Peer Group Analysis. We firmly believe that the cornerstone of our compensation program is the maintenance of a competitive compensation program relative to the companies with whom we compete for talent. The Compensation Committee and management annually review surveys of the compensation levels of other financial institutions of similar size and markets. While peer group surveys may not be appropriate for a stand-alone tool for setting compensation, we generally believe that gathering this information is an important part of our decision-making process.

Allocation Among Compensation Components. We recognize that in order to attract, retain and motivate key individuals, the Compensation Committee may determine that it is in our best interest to consider total compensation practices. Under our present structure, base salary has represented the largest component of compensation for our executive officers. Annual cash incentive bonuses have also been a substantial component of management compensation. As a public company, we expect that the mix of base salary, bonus and equity compensation will vary depending upon the role of the individual officer in the organization. In allocating compensation among these elements, we believe that the compensation of our senior-most levels of management should be predominately performance-based, while lower levels of management should receive a greater portion of their compensation in base salary.

Tax and Accounting Considerations. In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner.

Employee Welfare Benefits and Perquisites. We provide our employees with coverage under medical, dental, life insurance and disability plans on terms consistent with industry practice.

Summary Compensation Table

The following information is furnished for Lee A. Brady, the principal executive officer, and Michele M. Thompson, the principal financial officer, of The LaPorte Savings Bank or its subsidiaries for the 2006 fiscal year and the two most highly compensated executive officers of The LaPorte Savings Bank or its subsidiaries whose total compensation for the 2006 fiscal year exceeded $100,000.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Non-equity incentive plan compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5) ($)	All Other Compensation ($)		Total ($)
Lee A. Brady, President and Chief Executive Officer	2006	177,257	(1)	12,408	—	94,592	21,325	(6)	305,562
Michele M. Thompson, Vice President and Chief Financial Officer	2006	95,247	(2)	9,525	—	—	3,396	(7)	108,168
Russell L. Klosinski, Executive Vice President/Cashier	2006	122,080	(3)	9,766	—	47,356	6,439	(8)	185,641
Bruce R. Fisher, Senior Vice President, Mortgage	2006	112,495	(4)	9,000	—	51,399	6,028	(9)	178,922

(1)	Includes $18,160 Mr. Brady contributed to his 401(k) Savings Plan.

(2)	Includes $7,122 Ms. Thompson contributed to her 401(k) Savings Plan.

(3)	Includes $11,611 Mr. Klosinski contributed to his 401(k) Savings Plan.

(4)	Includes $7,290 Mr. Fisher contributed to his 401(k) Savings Plan.

(5)	Represents the change in actuarial present value of the accumulated benefit under the individuals’ supplemental executive retirement plan.

(6)

Includes $5,318 in contributions by The LaPorte Savings Bank to Mr. Brady’s 401(k) Savings Plan, $11,250 for personal use of The LaPorte Savings Bank owned automobile and $3,464 and $1,293 in imputed income from The LaPorte Savings Bank life insurance plans.

(7)	Includes $3,143 in contributions by The LaPorte Savings Bank to Ms. Thompson’s 401(k) Savings Plan and $253 in imputed income under The LaPorte Savings Bank life insurance plan.

(8)	Includes $3,662 in contributions by The LaPorte Savings Bank to Mr. Klosinski’s 401(k) Savings Plan and $2,162 and $615 in imputed income under The LaPorte Savings Bank life insurance plans.

(9)	Includes $3,375 in contributions by The LaPorte Savings Bank to Mr. Fisher’s 401(k) Savings Plan and $2,054 and $599 in imputed income under The LaPorte Savings Bank life insurance plans.

Employment Agreements. The LaPorte Savings Bank plans to enter into similar employment agreements with each of Mr. Brady and Ms. Thompson. Each of these agreements will have an initial term of three years.

Commencing on the first anniversary of the agreements and on each subsequent anniversary thereafter, the agreements will be renewed for an additional year so that the remaining term will be three years, subject to termination on notice as provided in the agreements. Under the agreements, the initial base salaries for Mr. Brady and Ms. Thompson are expected to be $184,000 and $101,000, respectively. In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event the executive’s employment is terminated for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (i) failure to elect or reelect or to appoint or reappoint the executive to his executive position, (ii) a material change in the nature or scope of the executive’s authority resulting in a reduction of the responsibility, scope, or importance of executive’s position, (iii) relocation of executive’s office by more than 20 miles, (iv) a material reduction in the benefits or perquisites paid to the executive unless such reduction is employer-wide, (vi) the liquidation or dissolution of The LaPorte Savings Bank, or (vi) a material breach of the employment agreement by The LaPorte Savings Bank, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonus the executive would be entitled to receive for the remaining unexpired term of the employment agreement. For this purpose, the bonuses payable will be deemed to be equal to the highest bonus paid at any time during the prior three years, plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on executive’s behalf under The LaPorte Savings Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for the remaining unexpired term of the employment agreement earning the salary that would have been achieved during such period. Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment, if the executive is a “key employee” under IRS rules. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life, medical, and dental coverage for the remaining unexpired term of the employment agreement.

In the event of a change in control of The LaPorte Savings Bank or LaPorte Bancorp, followed by executive’s involuntary termination or resignation for one of the reasons set forth above, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) three (3) times the sum of (i) the highest rate of base salary paid to the executive at any time, and (ii) the highest bonus paid to the executive with respect to the three (3) completed fiscal years prior to termination of employment, plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on the executive’s behalf under The LaPorte Savings Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for an additional thirty-six (36) months after termination of employment, earning the salary that would have been achieved during such period. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life, medical, and dental coverage for thirty-six (36) months following the termination of employment.

Notwithstanding the above, in the event payments to the executive on a change in control include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, payments under the employment agreements with The LaPorte Savings Bank would be reduced in order to avoid this result. Assuming these agreements were in effect and the executives were terminated in connection with a change in control as of June 30, 2007, Mr. Brady and Ms. Thompson would have received aggregate severance payments of approximately $652,696 and $372,021, respectively, based upon their current levels of compensation.

Under each employment agreement, if an executive becomes disabled within the meaning of such term under Section 409A of the Internal Revenue Code, the executive shall receive benefits under any short-term or long-term disability plans maintained by The LaPorte Savings Bank, plus, if amount paid under such disability programs are less than the executive’s base salary, The LaPorte Savings Bank shall pay the executive an additional amount equal to the difference between such disability plan benefits and the amount of the executive’s full base salary for five years following the termination of employment due to disability. The LaPorte Savings Bank will also provide the executive with continued life, medical and dental coverage until the earlier of (i) the date the executive returns to employment with The LaPorte Savings Bank, (ii) the executive’s full-time employment with another employer, (iii) the executive attaining the age of 65, or (iv) death. In the event of executive’s death, his estate or beneficiaries will be paid the executive’s base salary for two years from executive’s death, and continued medical, dental and other insurance for thirty-six months following the executive’s death. Upon retirement at age 65 or such later date determined by the board, the executive will receive only those benefits to which he is entitled under any retirement plan of The LaPorte Savings Bank to which he is a party.

Upon termination of the executive’s employment, the executive shall be subject to certain restrictions on his ability to compete, or to solicit business or employees of The LaPorte Savings Bank for a period of one year following termination of employment.

Pension Benefits

The following table sets forth the actuarial present value of each executive’s accumulated benefit under our benefit plans, along with the number of years of credited service. No payments were made under the plans in 2006.

Name and Principal Position	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Lee A. Brady, President and Chief Executive Officer	The LaPorte Savings Bank Supplemental Executive Retirement Plan	32	(2)	373,762	—
	Deferred Compensation Agreement		(1)	18,113	—
Michele M. Thompson, Vice President and Chief Financial Officer	n/a	n/a		n/a	n/a
Russell L. Klosinski, Executive Vice President/Cashier	The LaPorte Savings Bank Supplemental Executive Retirement Plan	21	(2)	180,094	—
Bruce R. Fisher, Senior Vice President, Mortgage	The LaPorte Savings Bank Supplemental Executive Retirement Plan	23	(2)	198,493	—

(1)	The deferred compensation agreement states that Mr. Brady must have continuous service through age 65 for full benefit and through age 60 for pro-rated benefit.

(2)	Maximum years of credited service for the plan’s formula is 20 years to receive full benefits at retirement.

Stock Benefit Plans

Employee Stock Ownership Plan and Trust. The Board of Directors of The LaPorte Savings Bank has adopted the employee stock ownership plan, and the Board of Directors of LaPorte Bancorp will, at the completion of the stock offering, ratify the loan to the employee stock ownership plan. Employees who are at the next normal entry date at least 21 years old with at least one year of employment with The LaPorte Savings Bank are eligible to participate. As part of the stock offering, the employee stock ownership plan trust intends to borrow funds from LaPorte Bancorp and use those funds to purchase a number of shares equal to 8.0% of the shares of common stock issued in the stock offering and pursuant to the merger. Collateral for the loan will be the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from The LaPorte Savings Bank discretionary contributions to the employee stock ownership plan over a period of not more than 20 years. The loan documents will provide that the loan may be repaid over a shorter period, without penalty for prepayments. It is anticipated that the interest rate for the loan will be a floating rate equal to the prime rate. Shares purchased by the employee stock ownership plan will be held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan will become vested at the rate of 20% per year, starting upon completion of one year of credited service, and will be fully vested upon completion of five years of credited service, with credit given to participants for years of service with The LaPorte Savings Bank prior to the adoption of the plan. A participant’s interest in his account under the plan will also fully vest in the event of termination of service due to a participant’s normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable generally in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash. The LaPorte Savings Bank’s contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be accurately estimated. Pursuant to SOP 93-6, we will be required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control, the employee stock ownership plan will terminate.

Stock-Based Incentive Plan. Following the stock offering, we intend to adopt a stock-based incentive plan that will provide for grants of stock options and awards of shares of common stock. The number of options granted or shares awarded under such plans generally may not exceed 4.90% and 1.96%, respectively, of our outstanding shares (including shares held by LaPorte Savings Bank, MHC). The amount of stock options and stock awards available for grant under stock-based benefit plans may be greater than these amounts, provided the stock-based benefit plans are adopted more than one year following the completion of the stock offering, and provided shares used to fund the stock-based benefit plans in excess of these amounts are obtained through stock repurchases. The number of options granted or shares awarded under the plan, when aggregated with any subsequently adopted stock-based benefit plans (exclusive of any shares held by any employee stock ownership plan), may not exceed 25% of the number of shares of common stock held by persons other than LaPorte Savings Bank, MHC.

The stock-based incentive plan cannot be established sooner than six months after the stock offering and would require the approval of our shareholders by a majority of the total votes of LaPorte Bancorp eligible to be cast (including votes eligible to be cast by LaPorte Savings Bank, MHC) and by a majority of votes cast (excluding shares voted by LaPorte Savings Bank, MHC).

Unless a waiver is obtained from the Office of Thrift Supervision, the following additional Office of Thrift Supervision restrictions apply to our stock-based incentive plans adopted within one year of the completion of the stock offering:

•	no individual may receive more than 25% of the options or stock awards authorized under any plan;

•	non-officer directors may not receive more than 30% of the options and stock awards authorized under any plan in the aggregate;

•	non-officer directors may not receive more than 5% of the options and stock awards authorized under any plan individually;

•	the options and stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of shareholder approval of the plan; and

•	accelerated vesting is not permitted except for death, disability or upon a change in control of The LaPorte Savings Bank or LaPorte Bancorp.

These restrictions do not apply to plans adopted after one year following the completion of the stock offering. Accordingly, if we implement stock-based benefit plans more than one year following the completion of the stock offering, such plans may exceed the above limits applicable to the overall size of such plans and individual awards thereunder, and we may otherwise grant awards with terms that are different than those described above.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

LaPorte Bancorp may obtain the shares needed for this plan by issuing additional shares of common stock or through stock repurchases.

Trustee Compensation

The following table provides the compensation received by individuals who served as non-employee trustees of The LaPorte Savings Bank during the 2006 fiscal year.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($) (1)	Total ($)
Joan M. Ulrich	23,650	3,103	26,753
Paul G. Fenker	23,650	7,179	30,829
Mark A. Krentz	23,650	—	23,650
Ralph F. Howes	23,650	2,978	26,628
Jerry L. Mayes	23,650	7,179	30,829
Thomas D. Sallwasser	23,650	6,618	30,268

(1)	These amounts represent health insurance premiums paid by The LaPorte Savings Bank.

In 2006, each non-employee trustee of The LaPorte Savings Bank was paid an annual retainer fee of $21,150 that is paid in 12 equal monthly installments. In 2007, each non-employee trustee of The LaPorte Savings Bank will be paid an annual retainer fee of $21,750. Each non-employee trustee also received a $2,500 bonus at the end of the 2006 fiscal year.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of The LaPorte Savings Bank for the fiscal year ended December 31, 2006 included the entire board of trustees except Mr. Brady. No committee member serves or has served as an officer and/or employee of The LaPorte Savings Bank, except Joan Ulrich who retired as Executive Vice President. No executive officer of LaPorte Bancorp or The LaPorte Savings Bank serves or has served as a member of the compensation committee of another entity, one of whose executive officers serves on the compensation committee or as a director of LaPorte Bancorp. No executive officer of LaPorte Bancorp or The LaPorte Savings Bank serves or has served as a director of another entity one of whose executive officers serves on the Governance/Nominating Committee or Compensation Committee of LaPorte Bancorp.

Transactions with Management

Loans and Extensions of Credit. The aggregate amount of loans by The LaPorte Savings Bank to its executive officers and trustees and members of their immediate families, was $905,000 at March 31, 2007. As of that date, these loans were performing according to their original terms. The outstanding loans made to our trustees and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to The LaPorte Savings Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features. For information about restrictions on our ability to make loans to insiders, see “Regulation and Supervision—Savings Bank Regulation—Transactions with Affiliates.”

Other Transactions. Trustee Sallwasser is retired from the law firm of Sallwasser & McCain. In 2006, The LaPorte Savings Bank paid approximately $36,000 to Sallwasser & McCain for legal services rendered. Mr. Sallwasser did not perform the legal services rendered by Sallwasser & McCain and does not receive any payments from Sallwasser & McCain.

SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS

The following table presents certain information as to the approximate purchases of common stock by executive officers of The LaPorte Savings Bank, including their associates, if any, as defined by applicable regulations, as well as shares to be received by such persons in the merger. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Trustees and executive officers and their associates may not purchase more than 30% of the shares sold in the offering. Like all of our depositors, our trustees and officers have subscription rights based on their deposits. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories. All trustees and officers as a group would own 1.8% of our outstanding shares at the minimum of the offering range and 1.4% of our outstanding shares at the maximum of the offering range. In addition, it is expected that Dale Parkison and L. Charles Lukmann III, both directors of City Savings Financial who will become directors of LaPorte Bancorp following consummation of the merger, are expected to elect to receive shares of LaPorte Bancorp in exchange for their City Savings Financial common stock in the merger. None of the persons set forth below own any shares of City Savings Financial Corporation. There can be no guarantee that their elections will be fully satisfied.

	Proposed Purchases of Stock in the Offering
Name	Number of Shares	Dollar Amount
Directors:
Lee A. Brady	15,000	$150,000
Joan M. Ulrich	5,000	50,000
Paul G. Fenker	12,500	125,000
Mark A. Krentz	2,500	25,000
Ralph F. Howes	15,000	150,000
Jerry L. Mayes	10,000	100,000
Thomas D. Sallwasser	6,000	60,000
Michele M. Thompson	10,000	100,000
Executive Officers Who Are Not Trustees:
Bruce R. Fisher	2,500	25,000
Russell L. Klosinski	10,000	100,000

All directors and executive officers as a group (10 persons)	88,500	$885,000

REGULATION AND SUPERVISION

General

The LaPorte Savings Bank is examined and supervised by the Indiana Department of Financial Institutions and the Federal Deposit Insurance Corporation. This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation’s deposit insurance funds and depositors. Under this system of state and federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates. The LaPorte Savings Bank also is a member of and owns stock in the Federal Home Loan Bank of Indianapolis, which is one of the twelve regional banks in the Federal Home Loan Bank System. The LaPorte Savings Bank’s relationship with its depositors and borrowers also is regulated to a great extent by both federal and state laws, especially in matters concerning the ownership of deposit accounts and the form and content of The LaPorte Savings Bank’s mortgage documents.

Any change in these laws or regulations, whether by the Federal Deposit Insurance Corporation, the Indiana Department of Financial Institutions or Congress, could have a material adverse impact on LaPorte Bancorp and The LaPorte Savings Bank, and their operations.

Savings Bank Regulation

As an Indiana savings bank, The LaPorte Savings Bank is subject to federal regulation and supervision by the Federal Deposit Insurance Corporation and to state regulation and supervision by the Indiana Department of Financial Institutions. The LaPorte Savings Bank’s deposit accounts are insured by Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. The LaPorte Savings Bank is not a member of the Federal Reserve System.

Both federal and Indiana law extensively regulate various aspects of the banking business such as reserve requirements, truth-in-lending and truth-in-savings disclosures, equal credit opportunity, fair credit reporting, trading in securities and other aspects of banking operations. Current federal law also requires savings banks, among other things, to make deposited funds available within specified time periods.

Under Federal Deposit Insurance Corporation regulations, an insured state chartered bank, such as The LaPorte Savings Bank, is prohibited from engaging as principal in activities that are not permitted for national banks, unless: (i) the Federal Deposit Insurance Corporation determines that the activity would pose no significant risk to the appropriate deposit insurance fund and (ii) the bank is, and continues to be, in compliance with all applicable capital standards.

Branches and Affiliates. The establishment of branches by The LaPorte Savings Bank is subject to approval of the Indiana Department of Financial Institutions and Federal Deposit Insurance Corporation and geographic limits established by state laws. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the “Riegle-Neal Act”) facilitates the interstate expansion and consolidation of banking organizations by permitting, among other things, (i) bank holding companies that are adequately capitalized and managed to acquire banks located in states outside their home state regardless of whether such acquisitions are authorized under the law of the host state, (ii) the interstate merger of banks, subject to the right of individual states to “opt out” of this authority, and (iii) banks to establish new branches on an interstate basis provided that such action is specifically authorized by the law of the host state.

Transactions with Affiliates. Under federal law, The LaPorte Savings Bank is subject to Sections 22(h), 23A and 23B of the Federal Reserve Act, which restrict transactions between banks and insiders and affiliated companies, such as LaPorte Bancorp. The statute limits credit transactions between a bank and its executive officers and its affiliates, prescribes terms and conditions for bank affiliate transactions deemed to be consistent with safe and sound banking practices, and restricts the types of collateral security permitted in connection with a bank’s extension of credit to an affiliate.

Capital Requirements. Under Federal Deposit Insurance Corporation regulations, state chartered banks that are not members of the Federal Reserve System, such as The LaPorte Savings Bank, are required to maintain a minimum leverage capital requirement consisting of a ratio of Tier 1 capital to total assets of 3% if the Federal Deposit Insurance Corporation determines that the institution is not anticipating or experiencing significant growth and has well-diversified risk, including no undue interest rate risk exposure, excellent asset quality, high liquidity, good earnings, and in general, a strong banking organization, rated composite 1 under the Uniform Financial Institutions Rating System (the CAMELS rating system) established by the Federal Financial Institutions Examination Council. For all but the most highly rated institutions meeting the conditions set forth above, the minimum leverage capital ratio is 4%. Tier 1 capital is the sum of common shareholders’ equity, noncumulative perpetual preferred stock (including any related surplus) and minority interests in consolidated subsidiaries, minus all intangible assets (other than certain mortgage servicing assets, purchased credit card relationships, credit-enhancing interest-only strips and certain deferred tax assets), identified losses, investments in certain financial subsidiaries and non-financial equity investments.

In addition to the leverage capital ratio (the ratio of Tier I capital to total assets), state chartered nonmember banks must maintain a minimum ratio of qualifying total capital to risk-weighted assets of at least 8%, of which at least half must be Tier 1 capital. Qualifying total capital consists of Tier 1 capital plus Tier 2 capital (also referred to as supplementary capital) items. Tier 2 capital items include allowances for loan losses in an amount of up to 1.25% of risk-weighted assets, cumulative preferred stock and preferred stock with a maturity of over 20 years, certain other capital instruments and up to 45% of pre-tax net unrealized holding gains on equity securities. The includable amount of Tier 2 capital cannot exceed the institution’s Tier 1 capital. Qualifying total capital is further reduced by the amount of the bank’s investments in banking and finance subsidiaries that are not consolidated for regulatory capital purposes, reciprocal cross-holdings of capital securities issued by other banks, most intangible assets and certain other deductions. Under the Federal Deposit Insurance Corporation risk-weighted system, all of a bank’s balance sheet assets and the credit equivalent amounts of certain off-balance sheet items are assigned to one of four broad risk-weight categories from 0% to 100%, based on the risks inherent in the type of assets or item. The aggregate dollar amount of each category is multiplied by the risk weight assigned to that category. The sum of these weighted values equals the bank’s risk-weighted assets.

Dividend Limitations. LaPorte Bancorp is a legal entity separate and distinct from The LaPorte Savings Bank. The primary source of LaPorte Bancorp’s cash flow, including cash flow to pay dividends on LaPorte Bancorp’s Common Stock, is the payment of dividends to LaPorte Bancorp by The LaPorte Savings Bank. Under Indiana law, The LaPorte Savings Bank may pay dividends of so much of its undivided profits (generally, earnings less losses, bad debts, taxes and other operating expenses) as is considered expedient by The LaPorte Savings Bank’s Board of Directors. However, The LaPorte Savings Bank must obtain the approval of the Indiana Department of Financial Institutions for the payment of a dividend if the total of all dividends declared by The LaPorte Savings Bank during the current year, including the proposed dividend, would exceed the sum of retained net income for the year to date plus its retained net income for the previous two years. For this purpose, “retained net income” means net income as calculated for call report purposes, less all dividends declared for the applicable period. Also, the Federal Deposit Insurance Corporation has the authority to prohibit The LaPorte Savings Bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice in light of the financial condition of The LaPorte Savings Bank. In addition, since The LaPorte Savings Bank will be a subsidiary of a savings and loan holding company, The LaPorte Savings Bank must file a notice with the Office of Thrift Supervision at least 30 days before the board declares a dividend or approves a capital distribution.

Federal Deposit Insurance. The LaPorte Savings Bank is a member of the Deposit Insurance Fund and its deposit accounts are insured by the Federal Deposit Insurance Corporation up to prescribed limits. The Federal Deposit Insurance Corporation administers the Deposit Insurance Fund, which generally insures commercial bank, savings association and state savings bank deposits. The Deposit Insurance Fund was created as a result of the merger of the Bank Insurance Fund and the Savings Association Insurance Fund as of March 31, 2006, pursuant to the Federal Deposit Insurance Reform Act of 2005 (the “Reform Act”). This statute also reforms the deposit insurance system by:

•	keeping the insurance coverage limit for individual accounts and municipal accounts at $100,000 but providing an inflation adjustment process which permits an adjustment effective January 1,

2011 and every five years thereafter based on the Personal Consumption Expenditures Index (with 2005 as the base year of comparison), unless the Federal Deposit Insurance Corporation concludes such adjustment would be inappropriate for reasons relating to risks to the Deposit Insurance Fund;

•	increasing insurance coverage limits for self-directed retirement accounts to $250,000, subject to the same inflation adjustment process described above;

•	prohibiting undercapitalized members from accepting employee benefit plan deposits;

•

providing for the payment of credits based on a member’s share of the assessment base as of December 31, 1996 and equal to an aggregate of $4.7 billion for all members, which credits can offset Federal Deposit Insurance Corporation assessments subject to certain limits;

•

providing for the declaration of dividends to members (based on a member’s share of the assessment base on December 31, 1996, and premiums paid after that date) equal to 50% of the amount in the Deposit Insurance Fund in excess of a reserve ratio of 1.35% and 100% of such amount in excess of a reserve ratio of 1.50%, subject to the Federal Deposit Insurance Corporation’s right to suspend or limit dividends based on risks to the Deposit Insurance Fund; and

•

eliminating the mandatory assessment (up to 23 basis points) if the Deposit Insurance Fund falls below 1.25% of insured deposits and retaining assessments based on risk, needs of the Deposit Insurance Fund, and the effect on the members’ capital and earnings.

The Federal Deposit Insurance Corporation is authorized to set a reserve ratio of between 1.15% and 1.5% and will have five years to restore the Deposit Insurance Fund if the ratio falls below 1.15%. On November 2, 2006, the Federal Deposit Insurance Corporation adopted final regulations that set the designated reserve ratio for the Deposit Insurance Fund at 1.25% beginning January 1, 2007.

Also on November 2, 2006, the Federal Deposit Insurance Corporation adopted final regulations that establish a new risk-based premium system. Under the new system, the Federal Deposit Insurance Corporation will evaluate each institution’s risk based on three primary sources of information: supervisory ratings for all insured institutions, financial ratios for most institutions and long-term debt issuer ratings for large institutions that have such ratings. An institution’s assessments will be based on the insured institution’s ranking in one of four risk categories. Effective January 1, 2007, well-capitalized institutions with the CAMELS ratings of 1 or 2 are grouped in Risk Category I and will be assessed for deposit insurance at an annual rate of between five and seven cents for every $100 of domestic deposits. Institutions in Risk Categories II, III and IV will be assessed at annual rates of 10, 28 and 43 cents, respectively. An increase in assessments could have an adverse affect on LaPorte Bancorp’s earnings.

Federal Home Loan Bank System. The LaPorte Savings Bank is a member of the Federal Home Loan Bank of Indianapolis, which is one of 12 regional Federal Home Loan Banks. Each Federal Home Loan Bank serves as a reserve or central bank for its members within its assigned region. It is funded primarily from funds deposited by member institutions and proceeds from the sale of consolidated obligations of the Federal Home Loan Bank system. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the board of trustees of the Federal Home Loan Bank. As a member, The LaPorte Savings Bank is required to purchase and maintain stock in the Federal Home Loan Bank of Indianapolis in an amount equal to the greater of 1% of its aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year or 5% of our outstanding advance from the Federal Home Loan Bank. At March 31, 2007 and December 31, 2006, The LaPorte Savings Bank was in compliance with this requirement.

Community Reinvestment Act. Under the Community Reinvestment Act (“CRA”), The LaPorte Savings Bank has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the Federal Deposit Insurance Corporation in connection with its examination of The LaPorte Savings Bank, to assess its record of meeting the credit needs of its community and to take that record into account in its evaluation of certain applications by The LaPorte Savings Bank. For example, the regulations specify that a bank’s CRA performance will be considered in its expansion (e.g., branching) proposals and may be the basis for approving, denying or conditioning the approval of an application. As of the date of its most recent regulatory examination, The LaPorte Savings Bank was rated “satisfactory” with respect to its CRA compliance.

Prompt Corrective Regulatory Action. The Federal Deposit Insurance Corporation Improvement Act requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to institutions that do not meet minimum capital requirements. For these purposes, the statute establishes five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized.

The Federal Deposit Insurance Corporation may order savings banks which have insufficient capital to take corrective actions. For example, a savings bank which is categorized as “undercapitalized” would be subject to growth limitations and would be required to submit a capital restoration plan, and a holding company that controls such a savings bank would be required to guarantee that the savings bank complies with the restoration plan. “Significantly undercapitalized” savings bank would be subject to additional restrictions. Savings banks deemed by the Federal Deposit Insurance Corporation to be “critically undercapitalized” would be subject to the appointment of a receiver or conservator.

The USA PATRIOT Act. The USA PATRIOT Act of 2001 gave the federal government new powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. The USA PATRIOT Act also required the federal banking agencies to take into consideration the effectiveness of controls designed to combat money laundering activities in determining whether to approve a merger or other acquisition application of a member institution. Accordingly, if we engage in a merger or other acquisition, our controls designed to combat money laundering would be considered as part of the application process. We have established policies, procedures and systems designed to comply with these regulations.

Holding Company Regulation

General. Upon completion of the reorganization, LaPorte Savings Bank, MHC and LaPorte Bancorp will be nondiversified savings and loan holding companies within the meaning of the Home Owners’ Loan Act. As such, LaPorte Savings Bank, MHC and LaPorte Bancorp will be registered with the Office of Thrift Supervision and will be subject to Office of Thrift Supervision regulations, examinations, supervision and reporting requirements. In addition, the Office of Thrift Supervision will have enforcement authority over LaPorte Bancorp and LaPorte Savings Bank, MHC, and their subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution. As federal corporations, LaPorte Bancorp and LaPorte Savings Bank, MHC will generally not be subject to state business organization laws.

Permitted Activities. Pursuant to Section 10(o) of the Home Owners’ Loan Act and Office of Thrift Supervision regulations and policy, a mutual holding company, such as LaPorte Savings Bank, MHC and a federally chartered mid-tier holding company, such as LaPorte Bancorp may engage in the following activities: (i) investing in the stock of a savings bank, (ii) acquiring a mutual savings bank through the merger of such savings bank into a savings bank subsidiary of such holding company or an interim savings bank subsidiary of such holding company, (iii) merging with or acquiring another holding company, one of whose subsidiaries is a savings bank, (iv) investing in a corporation, the capital stock of which is available for purchase by a savings bank under federal law or under the law of any state where the subsidiary savings bank or savings banks share their home offices, (v) furnishing or performing management services for a savings bank subsidiary of such company, (vi) holding, managing or liquidating assets owned or acquired from a savings subsidiary of such company, (vii) holding or managing properties used or occupied by a savings bank subsidiary of such company, (viii) acting as trustee under deeds of trust, (ix) any other activity (A) that the Federal Reserve Board, by regulation, has determined to be permissible for bank holding companies under Section 4(c) of the Bank Holding Company Act of 1956, unless the Director, by regulation, prohibits or limits any such activity for savings and loan holding companies; or (B) in which multiple savings and loan holding companies were authorized (by regulation) to directly engage on March 5, 1987, (x) any activity permissible for financial holding companies under Section 4(k) of the Bank Holding Company Act, including securities and insurance underwriting, and (xi) purchasing, holding, or disposing of stock acquired in connection with a qualified stock issuance if the purchase of such stock by such savings and loan holding company is approved by the Director of the Office of Thrift Supervision. If a mutual holding company acquires or merges with another holding company, the holding company acquired or the holding company resulting from such merger or acquisition may only invest in assets and engage in activities listed in (i) through (xi) above, and has a period of two years to cease any nonconforming activities and divest of any nonconforming investments.

The Home Owners’ Loan Act prohibits a savings and loan holding company, including LaPorte Bancorp and LaPorte Savings Bank, MHC, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or holding company thereof, without prior written approval of the Office of Thrift Supervision. It also prohibits the acquisition or retention of, with certain exceptions, more than 5% of a nonsubsidiary company engaged in activities other than those permitted by the Home Owners’ Loan Act; or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources, future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance fund, the convenience and needs of the community and competitive factors.

The Office of Thrift Supervision is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions: (i) the approval of interstate supervisory acquisitions by savings and loan holding companies, and (ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions.

Waivers of Dividends by LaPorte Savings Bank, MHC. Office of Thrift Supervision regulations require LaPorte Savings Bank, MHC to notify the Office of Thrift Supervision of any proposed waiver of its receipt of dividends from LaPorte Bancorp. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: the waiver would not be detrimental to the safe and sound operation of the subsidiary savings bank; and the mutual holding company’s board of directors determines that such waiver is consistent with such directors’ fiduciary duties to the mutual holding company’s members. We anticipate that LaPorte Savings Bank, MHC will waive any dividends paid by LaPorte Bancorp. Under Office of Thrift Supervision regulations, our public shareholders would not be diluted because of any dividends waived by LaPorte Savings Bank, MHC (and waived dividends would not be considered in determining an appropriate exchange ratio) in the event LaPorte Savings Bank, MHC converts to stock form.

Conversion of LaPorte Savings Bank, MHC to Stock Form. Office of Thrift Supervision regulations permit LaPorte Savings Bank, MHC to convert from the mutual form of organization to the capital stock form of organization (a “Conversion Transaction”). There can be no assurance when, if ever, a Conversion Transaction will occur, and the board of directors has no current intention or plan to undertake a Conversion Transaction. In a Conversion Transaction a new holding company would be formed as the successor to LaPorte Bancorp (the “New Holding Company”), LaPorte Savings Bank, MHC ’s corporate existence would end, and certain depositors of The LaPorte Savings Bank would receive the right to subscribe for shares of the New Holding Company. In a Conversion Transaction, each share of common stock held by shareholders other than LaPorte Savings Bank, MHC (“Minority Shareholders”) would be automatically converted into a number of shares of common stock of the New Holding Company determined pursuant to an exchange ratio that ensures that Minority Shareholders own the same percentage of common stock in the New Holding Company as they owned in LaPorte Bancorp immediately prior to the Conversion Transaction. The total number of shares of common stock held by Minority Shareholders after a Conversion Transaction also would be increased by any purchases by Minority Shareholders in the stock offering conducted as part of the Conversion Transaction.

Any Conversion Transaction would require the approval of a majority of the outstanding shares of common stock of LaPorte Bancorp held by Minority Shareholders and by two thirds of the total outstanding shares of common stock of LaPorte Bancorp. Any Conversion Transaction also would require the approval of a majority of the eligible votes of members of LaPorte Savings Bank, MHC.

Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with certain accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the Securities and Exchange Commission, under the Securities Exchange Act of 1934.

The Sarbanes-Oxley Act includes specific additional disclosure requirements, requires the Securities and Exchange Commission and national securities exchanges to adopt extensive additional disclosure, corporate governance and other related rules, and mandates further studies of certain issues by the Securities and Exchange Commission. The Sarbanes-Oxley Act represents significant federal involvement in matters traditionally left to state regulatory systems, such as the regulation of the accounting profession, and to corporate law, such as the relationship between a board of directors and management and between a board of directors and its committees.

We will incur additional material expense in complying with the provisions of the Sarbanes-Oxley Act and the resulting regulations.

Federal and State Taxation

Federal Taxation. Historically, savings institutions, such as The LaPorte Savings Bank, had been permitted to compute bad debt deductions using either the bank experience method or the percentage of taxable income method. However, In August, 1996, legislation was enacted that repealed the reserve method of accounting for federal income tax purposes.

Depending on the composition of its items of income and expense, a savings bank may be subject to the alternative minimum tax. A savings bank must pay an alternative minimum tax equal to the amount (if any) by which 20% of alternative minimum taxable income (“AMTI”), as reduced by an exemption varying with AMTI, exceeds the regular tax due. AMTI equals regular taxable income increased or decreased by certain tax preferences and adjustments, including depreciation deductions in excess of that allowable for alternative minimum tax purposes, tax-exempt interest on most private activity bonds issued after August 7, 1986 (reduced by any related interest expense disallowed for regular tax purposes), the amount of the bad debt reserve deduction claimed in excess of the deduction based on the experience method and 75% of the excess of adjusted current earnings over AMTI (before any alternative tax net operating loss). AMTI may be reduced only up to 90% by net operating loss carryovers, but alternative minimum tax paid can be credited against regular tax due in later years. For federal income tax purposes, The LaPorte Savings Bank reports its income and expenses on the accrual method of accounting. LaPorte Bancorp and The LaPorte Savings Bank file a consolidated federal income tax return for each fiscal year ending December 31. The federal income tax returns filed by The LaPorte Savings Bank have not been subject to an IRS examination in the last five years.

State Taxation. The LaPorte Savings Bank is subject to Indiana’s Financial Institutions Tax (“FIT”), which is imposed at a flat rate of 8.5% on “adjusted gross income.” “Adjusted gross income,” for purposes of FIT, begins with taxable income as defined by Section 63 of the Code and, thus, incorporates federal tax law to the extent that it affects the computation of taxable income. Federal taxable income is then adjusted by several Indiana modifications. Other applicable state taxes include generally applicable sales and use taxes plus real and personal property taxes. In the last five years, The LaPorte Savings Bank’s state income returns have not been subject to any other examination by a taxing authority.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF

CITY SAVINGS FINANCIAL

General

The following discussion and analysis of City Savings Financial’s financial condition and results of operations should be read in conjunction with and with reference to the consolidated financial statements and the notes thereto included herein.

In addition to the historical information contained herein, the following discussion contains forward-looking statements that involve risks and uncertainties. City Savings Financial’s operations and City Savings Financial’s actual results could differ significantly from those discussed in the forward-looking statements. Some of the factors that could cause or contribute to such differences are discussed herein and also include, but are not limited to, changes in the economy and interest rates in the nation and City Savings Financial’s general market area. The forward-looking statements contained herein include, but are not limited to, those with respect to the following matters:

1)	Management’s determination of the amount of loan loss allowance; and

2)	The effect of changes in interest rates.

Average Balances and Interest Rates and Yields

The following tables set forth average balance sheets, average yields and costs, and certain other information at the date and for the periods indicated. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	At March 31, 2007		For the Nine Months Ended March 31,
			2007			2006
	Outstanding Balance(1)	Yield/Rate	Average Outstanding Balance(1)	Interest	Yield/ Cost	Average Outstanding Balance	Interest	Yield/Cost
				(Dollars in thousands)
Assets:
Interest-earning deposits	$1,357	5.20%	$692	$22	4.24%	$3,071	$76	3.30%
Securities available for sale	16,320	4.31%	16,597	540	4.34%	17,187	540	4.19%
Securities to be held to maturity	126	4.91%	134	5	4.98%	153	5	4.36%
Loans Receivable (2)	101,006	7.10%	107,076	5,921	7.37%	122,974	6,345	6.88%
Stock in Federal Home Loan Bank of Indianapolis	1,526	5.00%	1,570	55	4.67%	1,725	59	4.56%

Total interest-earning assets	120,335	6.74%	126,069	6,543	6.92%	145,110	7,025	6.45%
Noninterest-earning assets	10,593		11,712			11,939

Total assets	$130,928		$137,781			$157,049

Liabilities and retained earnings:
Savings deposits	$8,653	1.12%	$9,188	75	1.09%	$10,234	73	0.95%
Interest-bearing demand deposits	21,232	3.02%	20,584	460	2.98%	25,563	460	2.40%
Certificates of deposit	62,344	4.88%	62,811	2,252	4.78%	77,009	2,369	4.10%
Other borrowings	5,874	8.09%	5,852	349	7.95%	6,265	290	6.17%

Federal Home Loan Bank of Indianapolis advances	15,067	4.94%	21,393	815	5.08%	19,783	618	4.17%

Total interest-bearing liabilities	113,170	4.42%	119,828	3,951	4.40%	138,854	3,810	3.66%
Noninterest-bearing demand deposits	2,748		3,099			3,599

Other noninterest bearing liabilities	2,204		2,241			2,224
Total liabilities	118,122		125,168			144,677
Shareholders’ equity	12,806		12,613			12,372

Total liabilities and shareholders’ equity	$130,928		$137,781			$157,049

Net interest income				$2,592			$3,215

Net interest rate spread		2.32%			2.52%			2.80%
Net interest-earning assets	$7,165		$6,241			$6,256

Net interest margin					2.74%			2.95%

Average of interest-earning assets to interest-bearing liabilities	106.33%		105.21%			104.51%

(1)	Net of allowance for loan losses, loans in process, loan costs and discounts and premiums.

(2)	Includes loans held for sale.

	Years Ended June 30,
	2006			2005
	Average Outstanding Balance(1)	Interest	Yield/Cost	Average Outstanding Balance	Interest	Yield/Cost
	(Dollars in thousands)
Assets:
Interest-earning deposits	$2,482	$82	3.30%	$1,395	$31	2.22%
Securities available for sale	17,224	720	4.19%	14,212	583	4.11%
Securities to be held to maturity	151	6	3.97%	174	8	4.60%
Loans Receivable (2)	120,069	8,386	6.98%	125,326	7,753	6.19%
Stock in Federal Home Loan Bank of Indianapolis	1,725	83	4.81%	1,698	72	4.24%

Total interest-earning assets	141,651	9,278	6.55%	142,805	8,448	5.92%
Noninterest-earning assets	11,872			9,282

Total assets	$153,523			$152,087

Liabilities and retained earnings:
Savings deposits	$10,113	99	0.98%	$10,798	102	0.94%
Interest-bearing demand deposits	25,142	630	2.51%	23,156	395	1.71%
Certificates of deposit	74,102	3,087	4.17%	69,766	2,207	3.16%
Other borrowed money	6,095	403	6.61%	6,688	300	4.49%

Federal Home Loan Bank of Indianapolis advances	20,024	851	4.25%	23,507	722	3.07%

Total interest-bearing liabilities	135,476	5,070	3.74%	133,915	3,715	2.77%
Noninterest-bearing demand deposits	3,542			3,272

Other noninterest bearing liabilities	2,168			2,483
Total liabilities	141,186			139,670
Shareholders’ equity	12,337			12,417

Total liabilities and shareholders’ equity	$153,523			$152,087

Net interest income		$4,208			$4,733

Net interest rate spread			2.81%			3.14%
Net interest-earning assets	$6,175			$8,890

Net interest margin			2.97%			3.31%

Average of interest-earning assets to interest-bearing liabilities	104.56%			106.64%

(1)	Net of allowance for loan losses, loans in process, loan costs and discounts and premiums.

(2)	Includes loans held for sale.

The following table describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected City Savings Financial’s interest income and expense during the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to (1) changes in rate (changes in rate multiplied by old volume) and (2) changes in volume (changes in volume multiplied by old rate). Changes attributable to both rate and volume which cannot be segregated have been allocated proportionally to the change due to volume and the change due to rate.

	Increase (Decrease) in Net Interest Income
	Due to Rate	Due to Volume	Total Net Change
	(In thousands)
Nine months ended March 31, 2007, compared to nine months ended March 31, 2006
Interest-earning assets:
Interest-earning deposits	$22	$(76)	$(54)
Securities available for sale	19	(19)	—
Securities held to maturity	1	(1)	—
Loans receivable	455	(879)	(424)
Federal Home Loan Bank stock	1	(5)	(4)

Total interest-earning assets	498	(980)	(482)

Interest-bearing liabilities:
Savings deposits	11	(9)	2
Interest-bearing demand deposits	111	(111)	—
Certificates of deposit	392	(509)	(117)
Other borrowings	84	(25)	59
Federal Home Loan Bank advances	136	61	197

Total interest-bearing liabilities	734	(593)	141
Change in net interest income	$(236)	$(387)	$(623)

Year ended June 30, 2006, compared to year ended June 30, 2005
Interest-earning assets:
Interest-earning deposits	$15	$36	$51
Securities available for sale	11	126	137
Securities held to maturity	(1)	(1)	(2)
Loans receivable	1,000	(367)	633
Federal Home Loan Bank stock	10	1	11

Total interest-earning assets	1,035	(205)	830

Interest-bearing liabilities:
Savings deposits	4	(7)	(3)
Interest-bearing demand deposits	196	50	246
Certificates of deposit	699	181	880
Other borrowings	142	(39)	103
Federal Home Loan Bank advances	277	(148)	129

Total interest-bearing liabilities	1,318	37	1,355
Change in net interest income	$(283)	$(242)	$(525)

Financial Condition at June 30, 2006 Compared to June 30, 2005

Total assets at June 30, 2006 were $141.3 million compared to $158.4 million at June 30, 2005, a decrease of $17.1 million, or 10.8%. The decrease in assets was primarily attributable to a decrease in net loans of $15.3 million or 12.2% and a decrease in interest bearing deposits of $4.1 million or 96.4% which were partially offset by a $1.9 million or 12.7% increase in investment securities, a $495,000 or 26.8% increase in other assets and a $404,000 or 11.4% increase in premises and equipment.

Net Loans. The decrease in net loans was largely due to a $13.2 million or 48.0% decrease in construction loan balances, a $4.9 million or 32.3% decrease in commercial non mortgage loan balances and a $3.9 million or 25.7% decrease in home equity loan balances. The decrease in construction lending was primarily attributable to a slow down in the local real estate market as well as City Savings Financial’s decision to reduce it’s exposure in loans extended to builders for the purpose of financing single family spec homes. The decrease in commercial non mortgage loans was largely due to City Savings Financial’s decision to place a greater emphasis on originating commercial loans secured by real estate. City Savings Financial’s home equity and second mortgage loan balances decreased in 2006 due to the early payoff of a pool of purchased home equity loans with an outstanding principal balance of $3.2 million.

Investment Securities. The increase in investment securities was primarily attributable to the redeployment of interest earning deposits into higher yielding investment securities. At June 30, 2006, the securities portfolio consisted of bank qualified municipal securities totaling $8.2 million, federal agency securities totaling $7.5 million, corporate bonds totaling $1.2 million and mortgage-backed securities totaling $459,000.

Premises and Equipment. The increase in premises and equipment was due to the purchase of land in Michigan City, Indiana during the first quarter of fiscal year 2006 for future expansion purposes at a total cost of $490,000.

Other Assets. The increase in other assets from $1.8 million at June 30, 2005 to $2.3 million at June 30, 2006 was primarily attributable to an increase in income taxes receivable.

Allowance for Loan Losses. The allowance for loan losses increased $239,000 or 10.2% to $2.6 million at June 30, 2006, from $2.3 million at June 30, 2005. Over this same time period nonperforming loans decreased $1.4 million or 28.2% from $5.1 million at June 30, 2005 to $3.6 million at June 30, 2006. The year over year increase in reserves is primarily related to several commercial loan relationships that became impaired during the year. Non performing loans at June 30, 2006 included 3 loans totaling $1.3 million secured by commercial nonresidential property, 17 loans outstanding to a local real estate investor totaling $1.0 million which are secured by single family rental properties and 4 loans totaling $638,000 secured by business assets such as equipment, inventory and accounts receivable. Although management believes that its allowance for loan losses at June 30, 2006 was adequate based upon the available facts and circumstances, there can be no assurance that additions to such allowance will not be necessary in future periods, which could negatively affect City Savings Financial’s results of operations.

Deposits. Total deposits decreased $31.6 million or 25.2%, to $93.7 million at June 30, 2006 from $125.4 million at June 30, 2005. The decrease in deposits was primarily attributable to a $29.1 million or 33.5% decrease in certificate of deposit balances, a $1.5 million or 5.3% decrease in demand and money market accounts and $ 1.1 million or 10.2% decrease in savings accounts. The decrease in certificate balances was primarily attributable to a year over year outflow of approximately $29.4 million in certificates of deposits held by local political subdivisions. The decrease in money market and savings account balances is attributable to depositors seeking higher yielding investments such as certificates of deposit.

Federal Home Loan Bank Advances. Advances from the Federal Home Loan Bank increased $16.9 million to $27.8 million at June 30, 2006 from $10.9 million at June 30, 2005. City Savings Financial utilized advances to fund deposit outflows. The weighted average cost of Federal Home Loan Bank advances at June 30, 2006 was 5.07% with a weighted average remaining maturity of 1.0 year.

Other Borrowings. Other borrowings decreased $1.2 million or 17.8% from $6.9 million at June 30, 2005 to $5.7 million at June 30, 2006. The decrease in other borrowings was attributable to a decrease in federal funds purchased from a correspondent bank which City Savings Financial utilizes to manage its daily cash position. At June 30, 2006, federal funds purchased totaled $533,000 compared to $1.8 million at June 30, 2005.

Other Liabilities. Other liabilities decreased $816,000 or 31.4%, to $1.8 million at June 30, 2006 from $2.6 million at June 30, 2005. The decrease in other liabilities is primarily attributable to a decrease in City Savings Financial’s internal operating account.

Shareholders’ Equity. Shareholders’ equity totaled $12.3 million at June 30, 2006, a decrease of $305,000 or 2.4% from $12.6 million at June 30, 2005. The decrease resulted from a net loss for the year ended June 30, 2006 of $(157,000), an after-tax increase in the unrealized loss on the available-for-sale investment portfolio of $290,000 and by the payment of common stock dividends of $168,000 partially offset by $147,000 in capital received from the issuance of common stock related to the exercising of stock options, $90,000 of shares committed to be released under City Savings Financial’s Employee Stock Ownership Plan and $73,000 of shares held in the RRP Trust becoming vested and issued to plan participants.

Comparison of Operating Results for the Years Ended June 30, 2006 and 2005

General. City Savings Financial reported a net loss of $ (157,000) for the twelve months ended June 30, 2006 compared to net income of $475,000 for the year ended June 30, 2005. The return on average assets was (0.10) % and 0.31% for the years ended June 30, 2006 and 2005, respectively. The return on average equity was (1.27) % and 3.83% for the years ended June 30, 2006 and 2005, respectively.

Interest Income. Interest income was $9.3 million for the fiscal year 2006 compared to $8.4 million for the prior fiscal year. The increase in interest income was primarily due to an increase in the average yield on earning assets of 63 basis points to 6.55% for the year ended June 30, 2006 from 5.92% for the prior twelve month period. Partially offsetting the increase in yield was a year over year decrease of $1.2 million in average earning assets.

Interest Expense. Interest expense increased $1.4 million, or 36.5%, for the year ended June 30, 2006 compared to the year ended June 30, 2005. The increase in interest expense was primarily due to an increase of 97 basis points in the average yield on the cost of interest bearing liabilities to 3.74% for the twelve months ended June 30, 2006, from 2.77% for the same period last year. As a result of increasing market rates of interest during the fiscal year 2006, City Savings Financial increased the rates of interest paid on money market accounts and certificates of deposit. In addition, the rates City Savings Financial paid on short term variable rate Federal Home Loan Bank advances and the other borrowings also increased.

Net Interest Income. Net interest income decreased $525,000 or 11.1%, to $4.2 million for the twelve months ended June 30, 2006, from $4.7 million for the twelve months ended June 30, 2005. The decrease in net interest income was primarily due to a decrease in City Savings Financial’s interest rate spread of 33 basis points from 3.14% for the year ended June 30, 2005 to 2.81% for the year ended June 30, 2006 as well as a decline in volume.

Provision for Loan Losses. The allowance for loan losses is the estimated amount considered necessary to reflect probable incurred losses in the loan portfolio at the balance sheet date. A provision for loan losses is charged to income to bring the total allowance for loan losses to a level considered appropriate by management based upon historical experience, the volume and type of lending conducted by City Savings Financial, the status of past due principal and interest payments, general economic conditions, particularly as such conditions relate to City Savings Financial’s market area, and other factors related to the collectibility of the loan portfolio. Total nonperforming loans decreased $1.4 million or 28.2% to $3.6 million at June 30, 2006, from $5.1 million at June 30, 2005. Total nonperforming loans to total loans decreased from 4.0% at June 30, 2005, to 3.3% at June 30, 2006. The allowance for loan losses to nonperforming loans increased to 70.8% at June 30, 2006, from 46.2% at June 30, 2005. Management recorded an $812,000 provision for losses on loans for the twelve months ended June 30, 2006, as compared to $1.3 million recorded in the same period last year. While management believes that the allowance for loan losses is adequate at March 31, 2007, based upon available facts and circumstances, there can be no assurance that the loan loss allowance will be adequate to cover probable incurred losses on loans in the future. See “Allowance for Loan Losses” above for additional information on nonperforming loans and the decrease in the provision for loan losses.

Noninterest Income. Noninterest income for the twelve months ended June 30, 2006 was $855,000 compared to $917,000 for the twelve months ended June 30, 2005, a decrease of $62,000 or 6.8%. The decrease was primarily due to a $62,000 decrease in other income resulting from a decrease in loan related income due to a decrease in lending activity and letter of credit fees and a $28,000 decrease in gains realized on the sale of investment securities. The decrease in noninterest income was partially offset by an increase of $19,000 in service charge income and an increase of $16,000 in gains on the sale of loans.

Noninterest Expense. Noninterest expense for the twelve months ended June 30, 2006 was $4.8 million compared to $3.9 million for the twelve months ended June 30, 2005, an increase of $867,000 or 22.4%. The increase was due to a $425,000 or 21.8% increase in compensation expense, a $439,000 or 51.8% increase in other expenses and a $58,000 or 27.6% increase in occupancy expenses. Higher compensation expense was related to the staffing of key positions including a full time collection manager, a compliance officer, a loan officer and several loan support personnel. Additionally, City Savings Financial incurred a one time charge to compensation expense of approximately $70,000 in June of 2006 related to the implementation of a reduction in force. The Bank also incurred higher year over year expenses related to the holding and write down of foreclosed assets and experienced higher occupancy expenses attributable to an increase in real estate tax expense and an increase in repairs and maintenance expense.

Income Taxes. City Savings Financial recorded an income tax benefit of $(344,000) for the twelve months ended June 30, 2006, as compared to a tax benefit of $(48,000) in 2005. The tax benefit recorded in the year ended June 30, 2006 is primarily attributable to a $927,000 decrease in City Savings Financial’s income before taxes as compared to the same period last year.

Comparison of Operating Results for the Years Ended June 30, 2005 and 2004

General. Net income for the twelve months ended June 30, 2005 was $475,000, a decrease of $670,000 or 58.5% from the $1.1 million reported for the year ended June 30, 2004. The decrease in income in 2005 was primarily attributable to an increase in the provision for loan losses of $880,000, an increase in other expenses of $406,000 and a decrease in net interest income of $203,000.

Interest Income. City Savings Financial recorded an increase in interest income for the twelve months ended June 30, 2005 of $392,000 or 4.9% over last year. The increase in interest income was attributable to an increase in the yield on average interest-earning assets of 22 basis points to 5.92% for the twelve months ended June 30, 2005 from 5.70% for the twelve months ended June 30, 2004 and to a year-over-year increase in average interest-earning assets.

Interest Expense. Interest expense on deposits for the twelve months ended June 30, 2005 was $2.7 million, an increase of $384,000 or 16.6% over last year. The increase in interest expense was primarily the result of a 29 basis point increase in the average cost of deposits to 2.60% for the year ended June 30, 2005 from 2.31% for the year ended June 30, 2004. Interest expense on borrowed funds totaled $1.0 million for the year ended June 30, 2005, an increase of $210,000 or 25.8% from 2004. The increase resulted primarily from a 79 basis point increase in the average cost of borrowed funds to 3.38% for the year ended June 30, 2005 from 2.59% for the year ended June 30, 2004. The average cost of total interest-bearing liabilities for the year ended June 30, 2005 was 2.77% compared to 2.38% for the year ended June 30, 2004.

Net Interest Income. Net interest income of $4.7 million for the year ended June 30, 2005 reflects a decrease of $203,000 or 4.1% from 2004. The decrease in net interest income was primarily the result of a year-over-year decrease in City Savings Financial’s spread between the yield on average interest-earning assets and the cost of average interest-bearing liabilities from 3.32% for the year ended June 30, 2004 to 3.14% for year ended June 30, 2005.

Provision for Loan Losses. A provision for loan losses is charged to income to bring the total allowance for loan losses to a level considered appropriate by management based upon historical experience, the volume and type of lending conducted by City Savings Financial, the status of past due principal and interest payments, general economic conditions, particularly as such conditions relate to City Savings Financial’s market area, and other factors related to the collectibility of the loan portfolio. As a result of such analysis, management recorded a $1.3 million provision for losses on loans for the twelve months ended June 30, 2005, which was $880,000 greater than the level of provisions recorded last year. While management believes that the allowance for loan losses is adequate at June 30, 2005, based upon available facts and circumstances, there can be no assurance that the loan loss allowance will be adequate to cover probable incurred losses on loans in the future. See “Allowance for Loan Losses” above for additional information on nonperforming loans and increase in the provision for loan losses.

Noninterest Income. Noninterest income for the year ended June 30, 2005 was $917,000 compared to $818,000 for the year ended June 30, 2004, an increase of $99,000 or 12.1%. The increase in noninterest income was primarily the result of a $161,000 increase in other income which was primarily attributable to an increase in fees related to lending activities. Partially offsetting the increase in noninterest income was a $67,000 decrease in gains on the sale of securities.

Noninterest Expense. Noninterest expense for the year ended June 30, 2005 was $3.9 million compared to $3.5 million for the year ended June 30, 2004, an increase of $407,000 or 11.7%. In February of 2004, City Savings Financial opened up a full service branch office in Chesterton, Indiana and a loan origination office in Crown Point, Indiana and has experienced an increase in expenses related to the staffing and operation of these offices. City Savings Bank has also experienced higher year over-year compensation and benefit expenses related to staffing increases in commercial lending, loan support, operations and accounting. Additionally, other expenses for the year ended June 30, 2005 include approximately $60,000 in costs related to a real estate development project that City Savings Financial was required to not pursue further after City Savings Financial failed to obtain regulatory approval to take on the additional borrowings to fund the purchase of the land.

Income Taxes. City Savings Financial recorded a tax benefit of ($48,000) for the year ended June 30, 2005 as compared to a $672,000 tax provision recorded in fiscal 2004. The effective tax rates amounted to (11.3%) and 37.0% for the years ended June 30, 2005 and 2004, respectively. The tax benefit recorded in the year ended June 30, 2005 is primarily attributable to a $1.4 million decrease in City Savings Financial’s income before taxes as compared to the same period last year.

Financial Condition at March 31, 2007 Compared to June 30, 2006

Total assets at March 31, 2007 were $130.9 million compared to $141.3 million at June 30, 2006, a decrease of $10.4 million, or 7.4%. The decrease in assets was primarily attributable to a decrease in net loans of $9.1 million or 8.3%, a decrease in investment securities of $828,000 or 4.8% and a decrease in other assets of $1.0 million or 43.5% which were partially offset by an increase in interest bearing deposits of $1.2 million or 778.2%.

Net Loans. The decrease in net loans was largely due to a $4.6 million or 32.0% decrease in construction loan balances, a $2.6 million or 10.0% decrease in commercial nonresidential mortgage loan balances and a $2.8 million or 6.7% decrease in single family mortgage loan balances. The decrease in construction loan balances was primarily attributable to a slow down in the local real estate market as well as City Savings Financial’s decision to reduce its exposure in loans extended to builders for the purpose of financing the construction of single family spec homes. The decrease in commercial nonresidential mortgage loans was largely due to the pay down of $1.3 million in impaired loans through foreclosure and the sale of one impaired loan with an outstanding balance of $271,000. Additionally, aggressive pricing from both in market and out of market financial institutions for higher quality commercial real estate credits and regulatory restrictions have limited City Savings Financial’s ability to grow the commercial real estate loan portfolio. The decrease in single family mortgage loan balances is largely due to a decrease in the demand for adjustable rate mortgage loans. City Savings Financial typically only portfolios single family mortgage loan production that has an adjustable rate.

Investment Securities. The decrease in investment securities was primarily attributable to City Savings Financial’s decision to pay down short term borrowings with the proceeds from the sale and maturity of investments rather than reinvest them back into investment securities. At March 31, 2007, the securities portfolio consisted of bank qualified municipal securities totaling $8.1 million, federal agency securities totaling $6.8 million, corporate bonds totaling $1.2 million and mortgage-backed securities totaling $377,000.

Interest Bearing Deposits. The increase in interest bearing deposits was largely due to the receipt of a large deposit on the last business day of the current reporting period.

Other Assets. The decrease in other assets from $2.3 million at June 30, 2006 to $1.3 million at March 31, 2007 was primarily attributable to a decrease in income taxes receivable and a decrease in foreclosed assets. Foreclosed assets at March 31, 2007, totaled $273,000 and included a commercial property located in Crown Point, Indiana that was formerly a beauty salon and has a carrying balance of $268,000.

Allowance for Loan Losses. The allowance for loan losses decreased $462,000 or 17.9% to $2.1 million at March 31, 2007, from $2.6 million at June 30, 2006. The decrease in reserves is primarily related to the write down of three impaired commercial real estate loans that were in foreclosure and City Savings Financial received title to during the nine months ended March 31, 2007. The charge to the allowance for loan losses related to these loans was $491,000. Nonperforming loans at March 31, 2007 totaled $2.6 million or 2.6% of total loans compared to $3.6 million or 3.3% of total loans at June 30, 2006. Although management believes that its allowance for loan losses at March 31, 2007 was adequate based upon the available facts and circumstances, there can be no assurance that additions to such allowance will not be necessary in future periods, which could negatively affect City Savings Financial’s results of operations.

Deposits. Total deposits increased $1.3 million or 1.4%, to $95.0 million at March 31, 2007 from $93.7 million at June 30, 2006. The increase in deposits was primarily attributable to a $4.7 million or 8.2% increase in certificate of deposit balances which was partially offset by a $2.4 million or 9.2% decrease in money market and now account balances and a $1.0 million decrease in savings account balances. The increase in certificate balances was primarily attributable to an increase in certificates of deposits held by local political subdivisions and the decrease in money market and now account balances and savings account balances is attributable to depositors seeking higher yielding investments such as certificates of deposit.

Federal Home Loan Bank Advances. Advances from the Federal Home Loan Bank decreased $12.7 million to $15.1 million at March 31, 2007 from $27.8 million at June 30, 2006. City Savings Financial paid down advances with proceeds from loan principal repayments deposit growth and funds received from sale and maturity of investment securities. The weighted average cost of Federal Home Loan Bank advances at March 31, 2007 was 4.94% with a weighted average remaining maturity of 1.2 years.

Other Liabilities. Other liabilities increased $421,000 or 23.6% to $2.2 million at March 31, 2007 from $1.8 million at June 30, 2006. The increase in other liabilities is primarily attributable to an increase in City Savings Financial’s internal operating account.

Shareholders’ Equity. Shareholders’ equity totaled $12.8 million at March 31, 2007, an increase of $546,000 or 4.5% from $12.3 million at June 30, 2006. The increase resulted from a net income for the nine months ended March 31, 2007 of $ 227,000, by the after-tax decrease in the unrealized loss on the available-for-sale investment portfolio of $251,000 by $37,000 of shares held in the RRP Trust becoming vested and issued to plan participants and by $109,000 of shares committed to be released under City Savings Financial’s Employee Stock Ownership Plan and $8,000 in expense related to City Savings Financial’s stock option plan which was partially offset by the payment of common stock dividends of $85,000.

Comparison of Operating Results for the Nine Months Ended March 31, 2007 and 2006

General. City Savings Financial reported a net income of $ 227,000 for the nine months ended March 31, 2007 compared to a net loss of $ (222,000) for the nine months ended March 31, 2006. The return on average assets was 0.22% and (0.19) % for the nine months ended March 31, 2007 and 2006, respectively. The return on average equity was 2.40% and (2.40) % for the nine months ended March 31, 2007 and 2006, respectively.

Interest Income. Interest income was $6.5 million for the nine months ended March 31, 2007 compared to $7.0 million for the same period last year. The decrease in interest income was primarily due to a year over year decrease of $19.0 million in average earning assets largely due to a decrease in net loans receivable. Partially offsetting the decrease in average interest earning assets was an increase in the average yield on earning assets of 47 basis points to 6.92% for the nine months ended March 31, 2007 from 6.45% for the prior period.

Interest Expense. Interest expense increased $141,000, or 3.7%, for the nine months ended March 31, 2007 compared to the same period last year. The increase in interest expense was primarily due to an increase of 74 basis points in the average yield on the cost of interest bearing liabilities to 4.40% for the nine months ended March 31, 2007, from 3.66% for the same period last year offset by a decline in volume. As a result of increasing market rates of interest during the fiscal year 2006, City Savings Financial increased the rates of interest paid on money market accounts and certificates of deposit. In addition, the rates City Savings Financial paid on short term variable rate Federal Home Loan Bank advances and the other borrowings also increased.

Net Interest Income. Net interest income decreased $622,000 or 19.4%, to $2.6 million for the ninth months ended March 31, 2007, from $3.2 million for the nine months ended March 31, 2006. The decrease in net interest income was primarily due to a decrease in City Savings Financial’s interest rate spread of 28 basis points from 2.80% for the nine months ended March 31, 2007 to 2.52% for the current fiscal year as well as a decline in assets.

Provision for Loan Losses. A provision for loan losses is charged to income to bring the total allowance for loan losses to a level considered appropriate by management based upon historical experience, the volume and type of lending conducted by City Savings Financial, the status of past due principal and interest payments, general economic conditions, particularly as such conditions relate to City Savings Financial’s market area, and other factors related to the collectibility of the loan portfolio. As a result of such analysis, management recorded a $75,000 provision for losses on loans for the nine months ended March 31, 2007, as compared to $787,000 recorded in the same period last year. While management believes that the allowance for loan losses is adequate at March, 31 2007, based upon available facts and circumstances, there can be no assurance that the loan loss allowance will be adequate to cover losses on loans in the future.

Noninterest Income. Noninterest income for the nine months ended March 31, 2007 was $479,000 compared to $667,000 for the nine months ended March 31, 2006, a decrease of $187,000 or 28.0%. The decrease was primarily due to a $92,000 decrease in other income resulting from a decrease in loan related income, an $88,000 decrease in net gains on the sale of mortgages and a $29,000 decrease in gains realized on the sale of investment securities. The decrease in noninterest income was partially offset by an increase of $28,000 in service charge income.

Noninterest Expense. Noninterest expense for the nine months ended March 31, 2007 was $2.8 million compared to $3.6 million for the nine months ended March 31, 2006, a decrease of $852,000 or 23.4%. The decrease was largely due to a $408,000 or 40.6% decrease in other expenses, a $259,000 or 14.5% decrease in compensation expense and a $73,000 or 51.9% decrease in advertising expenses. The decrease in compensation and advertising expenses were the result of cost cutting measures implemented in June of 2006 and the decrease in other expenses was primarily attributable to substantially fewer losses incurred on the write down and sale of foreclosed assets during the nine months ended March 31, 2007 as compared to the same period last year.

Income Taxes. City Savings Financial recorded an income tax benefit of $(25,000) for the nine months ended March 31, 2007, as compared to a tax benefit of $(330,000) for the nine months ended March 31, 2006.

Liquidity and Capital Resources

The following is a summary of City Savings Financial’s cash flows, which are of three major types. Cash flows from operating activities consist primarily of net income generated by cash. Investing activities generate cash flows through the origination and principal collection on loans as well as purchases and sales of securities. Investing activities will generally result in negative cash flows when City Savings Financial experiences loan growth. Cash flows from financing activities include savings deposits, withdrawals and maturities and changes in borrowings.

The following table summarizes cash flows for the nine months ended March 31, 2007 and the years ended June 30, 2006, 2005 and 2004.

	Nine Months March 31, 2007	Year Ended June 30,			June 30, 2005
		2006	2005	2004
	(In thousands)
Operating activities	$1,836	$78	$2,982	$11,992	$2,982
Investing activities:
Net change in interest-bearing time deposits	—	—	199	—	199
Purchase of securities available for sale	—	(4,353)	(6,515)	(15,771)	(6,515)
Proceeds from sales of securities available for sale	851	714	3,925	11,038	3,925
Proceeds from maturities of securities available for sale	310	1,138	1,323	2,791	1,322
Proceeds from maturities of securities held to maturity	18	15	33	57	33
Net change in loans	9,120	15,012	(8,941)	(14,272)	(8,941)
Purchases of premises and equipment	(10)	(633)	(104)	(2,437)	(104)
Purchase of Federal Home Loan Bank stock	199	—	(72)	(581)	(72)
Purchase of Life Insurance	—	—	—	(1,399)

Net cash used by investing activities	10,488	11,893	(10,153)	(20,574)	(10,153)

Financing activities:
Net change in deposits	1,235	(31,641)	20,910	895	20,910
Proceeds from Federal Home Loan Bank advances	53,239	84,250	45,500	48,140	45,500
Payments on Federal Home Loan Bank advances	(65,979)	(67,371)	(54,401)	(44,472)	(54,401)
Net change from other borrowings	186	(1,234)	(907)	1,819	(907)
Proceeds from stock options exercised	—	147	—	—	—
Stock option expense	8	—	—	—	—
Cash dividends	(85)	(168)	(167)	(211)	(167)
Net cash provided by financing activities	(11,395)	(16,017)	10,935	6,171	10,935

Net increase (decrease) in cash and cash equivalents	$929	$4,047	$3,764	($2,411)	$3,764

Pursuant to Office of Thrift Supervision capital regulations, savings associations must currently meet a 1.5% tangible capital requirement, a leverage ratio (or core capital) requirement of 4% and a total risk-based capital to risk-weighted assets ratio of 8%. At March 31, 2007, City Savings Bank’s capital levels exceeded all applicable regulatory capital requirements currently in effect. The following table provides the minimum regulatory capital requirements and City Savings Bank’s capital ratios as of March 31, 2007:

	March 31, 2007
	Office of Thrift Supervision Requirement		City Savings Bank’s Capital Level
Capital Standard	% of Assets	Amount	% of Assets(1)	Amount	Amount of Excess
	(Dollars in thousands)
Tangible Capital	1.5%	$1,959	12.7%	$16,585	$14,626
Core Capital (2)	4.0%	$5,224	12.7%	$16,585	$11,361
Risk-based Capital	8.0%	$8,317	17.0%	$17,625	$9,308

(1)	Tangible and core capital levels are shown as a percentage of total assets; risk-based capital levels are shown as a percentage of risk-weighted assets.

(2)

The Office of Thrift Supervision core capital requirement for savings associations is comparable to the Office of the Comptroller of the Currency requirement for national banks. The Office of Thrift Supervision regulation requires at least 3% of total adjusted assets for savings associations that receive the highest supervisory rating for safety and soundness, and 4% to 5% for all other savings associations. City Savings Bank is in compliance with this regulation.

As of March 31, 2007, management is not aware of any current recommendations by regulatory authorities which, if they were to be implemented, would have, or are reasonably likely to have, a material adverse effect on City Savings Bank’s liquidity, capital resources or results of operations.

Critical Accounting Policies

Allowance for Loan Losses. The allowance for loan losses (“ALL”) is a significant estimate that can and does change based on Management’s assumptions about specific borrowers and applicable economic and environmental conditions, among other factors. Management reviews the adequacy of the ALL on at least a quarterly basis. This review is based on four components: specific identified risks or anticipated losses in individual loans, a percentage factor based on the type of loan and the classification assigned to the credit, growth or shrinkage in the overall portfolio and Management’s analysis of overall economic conditions such as employment, bankruptcy trends, property value changes and change in delinquency levels.

Credits are evaluated individually based on degree of delinquency and/or identified risk ratings of special mention or worse. Credits with delinquency levels of less than 90 days and not subject to classification are reviewed in the aggregate. Percentage factors applied to individual credits are based on risk rating, the type of credit and estimated potential losses in the event liquidation becomes necessary. Percentage factors applied to loans reviewed in the aggregate are based solely on the type of credit. Anticipated losses on other real estate owned are recognized immediately upon recording the asset.

The ALL may also include a component based on management’s assumptions of changes in risk in non-qualified areas such as market conditions, property values, employment conditions and perceived changes in overall portfolio quality due to changes in concentration, underwriting changes and both national and regional trends.

External factors such as increases in unemployment, regional softness in property values, increasing national numbers in bankruptcy, unsecured delinquency and charge-offs and internal factors such as the continuing increase in the commercial loan portfolios may result in larger losses in current economic conditions.

Changes in concentration, delinquency and portfolio are addressed through the variation in percentages used in calculating the reserve for various types of credit as well as individual review of “high risk” credits and large loans.

Foreclosed asset and real estate acquired for development. Foreclosed assets and real estate acquired for development are carried at the lower of cost or fair value less estimated selling costs. Management estimates the fair value of the properties based on current appraisal information. Fair value estimates are particularly susceptible to significant changes in the economic environment, market conditions, and real estate market. A worsening or protracted economic decline would increase the likelihood of a decline in property values and could create the need to write down the properties through current operations.

Impact of Inflation

The consolidated financial statements presented herein have been prepared in accordance with generally accepted accounting principles. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

City Savings Financial’s primary assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on City Savings Financial’s performance than the effects of general levels of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services, since such prices are affected by inflation. In a period of rapidly rising interest rates, the liquidity and maturities structures of City Savings Financial’s assets and liabilities are critical to the maintenance of acceptable performance levels.

The principal effect of inflation, as distinct from levels of interest rates, on earnings is in the area of noninterest expense. Such expense items as employee compensation, employee benefits and occupancy and equipment costs may be subject to increases as a result of inflation. An additional effect of inflation is the possible increase in the dollar value of the collateral securing loans that City Savings Financial has made. City Savings Financial is unable to determine the extent, if any, to which properties securing its loans have appreciated in dollar value due to inflation.

Off-Balance Sheet Arrangements

City Savings Financial does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on City Savings Financial’s financial condition, change in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement, or other contractual arrangement to which an entity unconsolidated with City Savings Financial is a party under which City Savings Financial has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Contractual Obligations

The following table sets forth City Savings Financial’s contractual obligations and loan commitments as of June 30, 2006.

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	(in thousands)
Time Deposits	$57,642	$35,342	$16,920	$4,162	$1,218
Federal Home Loan Bank advances	27,806	21,000	3,250	1,360	2,196
Loan from correspondent bank	533	533	—	—	—
Subordinated Debenture	5,000	—	—	—	5,000
Unused commitments to extend credits	18,252	15,148	486	242	2,376

Total	$109,233	$72,023	$20,656	$5,764	$10,790

Asset/Liability Management – Qualitative and Quantitative Information About Market Risk

Qualitative Information About Market Risk. An important component of our asset/liability management policy includes examining the interest rate sensitivity of our assets and liabilities and monitoring the expected effects of interest rate changes on our net portfolio value. An asset or liability is interest rate sensitive within a specific time period if it will mature or re-price within that time period. If our assets mature or re-price more quickly or to a greater extent than our liabilities, our net portfolio value and net interest income would tend to increase during periods of rising interest rates but decrease during periods of falling interest rates. Conversely, if our assets mature or re-price more slowly or to a lesser extent than our liabilities, our net portfolio value and net interest income would tend to decrease during periods of rising interest rates but increase during periods of falling interest rates. Our policy has been to mitigate the interest rate risk inherent in the historical business of savings associations, the origination of long-term loans funded by short-term deposits, by pursuing certain strategies designed to decrease the vulnerability of our earnings to material and prolonged changes in interest rates. These strategies include originating for portfolio loans with shorter maturities, such as consumer and commercial installment loans and loans with adjustable rates, including home equity and commercial lines of credit and commercial and single family real estate mortgages.

Asset/Liability Management Committee. Our board of directors has delegated responsibility for the day-to-day management of interest rate risk to the Asset/Liability Management Committee and senior management of the Bank. The Asset/Liability Management Committee meets quarterly to manage and review City Savings’ interest rate risk and liquidity management policies and senior management, including the President and Treasurer, meet weekly to review and set pricing for City Savings’ loan and deposit products.

Net Portfolio Value. We believe it is critical to measure and manage the effect of changing interest rates on our net portfolio value. The approach calculates the difference between the present value of expected cash flows from assets and the present value of expected cash flows from liabilities, as well as cash flows from off-balance sheet contracts. We manage assets and liabilities within the context of the marketplace, regulatory limitations and within limits established by our board of directors on the amount of change in net portfolio value which is acceptable given certain interest rate changes.

Quantitative Information About Market Risk

Presented below, as of March 31, 2007, is an analysis performed by the Office of Thrift Supervision of City Savings’ interest rate risk as measured by changes in net portfolio value for instantaneous and sustained parallel shifts in the yield curve, in 100 basis point increments, up 300 points and down 200 points.

Change in Interest Rates (basis points) (1)	Estimated NPV (2)	Estimated Increase (Decrease) in NPV		NPV as a Percentage of Present Value of Assets (3)
				NPV Ratio (4)	Change in Basis Points
		Amount	Percent
	(Dollars in thousands)
+300	$16,578	$(2,941)	(15)%	12.92%	(171)
+200	17,589	(1,930)	(10)	13.53	(110)
+100	18,535	(984)	(5)	14.07	(56)
0	19,519	—	—	14.63	—
-100	19,974	455	2	14.83	21
-200	20,235	717	4	14.91	28

(1)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.

(2)	Assumes an instantaneous uniform change in interest rates at all maturities.

(3)	NPV is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.

(4)	NPV Ratio represents NPV divided by the present value of assets.

The table above indicates that at March 31, 2007, in the event of an immediate 100 basis point decrease in interest rates, we would experience a 2% increase in net portfolio value. In the event of an immediate 100 basis point increase in interest rates, we would experience a 5% decrease in net portfolio value.

As with any method of measuring interest rate risk, certain shortcomings are inherent in the methods of analysis presented above. For example, although certain assets and liabilities may have similar maturities or periods to re-pricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates of prepayments on loans and early withdrawals from certificates could likely deviate significantly from those assumed in calculating the table.

BUSINESS OF CITY SAVINGS FINANCIAL

AND CITY SAVINGS BANK

General

City Savings Financial Corporation, an Indiana corporation, was organized in September 2001. On December 27, 2001, it acquired the common stock of Michigan City Savings and Loan Association upon the conversion of Michigan City Savings and Loan Association from a state mutual savings association to a state stock savings association.

City Savings Bank was organized as a state-chartered savings association in 1885, and it currently conducts its business from three full-service offices located in Chesterton, Rolling Prairie and Michigan City, Indiana, with its main office located in Michigan City. City Savings Bank also has a loan origination office in Crown Point, Indiana, and provides online banking services. Effective December 1, 2002, the name was changed to City Savings Bank from Michigan City Savings and Loan Association. City Savings Bank’s principal business consists of attracting deposits from the general public and originating loans secured by one- to four-family residential real estate, commercial non residential real estate and construction and land loans. City Savings Bank also offers lines of credit and equipment and inventory loans to small businesses. City Savings Bank’s deposit accounts are insured up to applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation.

On August 3, 2005, City Savings Financial filed a Form 15 with the Securities and Exchange Commission to deregister its common stock, which became effective November 1, 2005. Accordingly, City Savings Financial no longer files periodic reports with the Securities and Exchange Commission.

City Savings Bank offers a number of financial services, including: (i) one- to four-family residential real estate loans; (ii) consumer loans, including home equity, second mortgages and automobile loans; (iii) commercial real estate loans; (iv) real estate construction loans; (v) commercial loans; (vi) land loans; (vii) multi-family residential loans; (viii) certificates of deposit; (ix) savings accounts, including passbook accounts; (x) money market demand accounts; and (xi) negotiable order of withdrawal accounts. City Savings Bank owns one subsidiary, City Savings Financial Services, Inc. which was originally formed for the purpose of offering property and casualty and health insurance lines of business to the general public but has been inactive since 2003 with the sale of this business.

During 2005 and 2006 City Savings Bank adopted Board resolutions in consultation with the Office of Thrift Supervision and the Indiana Department of Financial Institutions designed to reduce its problem assets, improve its loan underwriting and enhance its risk management.

Competition

City Savings Bank originates most of its loans to and accepts most of its deposits from residents of La Porte County, Indiana. City Savings Bank is subject to competition from various financial institutions, including state and national banks, state and federal savings associations, credit unions, and certain nonbanking consumer lenders that provide similar services in La Porte County with significantly larger resources than are available to City Savings Bank. In total, there are 20 other financial institutions located in La Porte County, including ten banks, nine credit unions and one other savings association. City Savings Bank also competes with money market funds with respect to deposit accounts and with insurance companies with respect to individual retirement accounts.

The primary factors influencing competition for deposits are interest rates, service and convenience of office locations. City Savings Bank competes for loan originations primarily through the efficiency and quality of the services that it provides borrowers and through interest rates and loan fees charged. Competition is affected by, among other things, the general availability of lendable funds, general and local economic conditions, current interest rate levels, and other factors that management cannot readily predict.

Lending Activities

City Savings Bank has historically concentrated its lending activities on the origination of loans secured by first mortgage liens for the purchase, construction or refinancing of one- to four-family residential and non-residential real property. One- to four-family residential mortgage loans continue to be the major focus of its loan origination activities, representing 36.1% of its total loan portfolio at March 31, 2007.

City Savings Bank also offers commercial real estate loans, real estate construction loans, consumer loans, loans and commercial nonmortgage loans. Mortgage loans secured by commercial real estate totaled approximately 22.4% of its total loan portfolio at March 31, 2007, while real estate construction loans totaled approximately 9.1%, consumer loans totaled 17.9% and commercial nonmortgage loans totaled 9.6% of its total loans at March 31, 2007.

Loan Portfolio Data. The following table sets forth the composition of City Savings Bank’s loan portfolio (including loans held for sale) by loan type as of the dates indicated, including a reconciliation of gross loans receivable after consideration of the allowance for loan losses and loans in process.

			At June 30,
	March 31, 2007		2006		2005
	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total
	(Dollars in thousands)
Type of Loan:
Real estate mortgage loans:
One- to four-family	$38,392	36.1%	$41,160	34.6%	$43,617	31.5%
Commercial	23,001	21.7	25,564	21.5	22,574	16.3
Land	5,167	4.9	6,161	5.2	2,768	2.0
Multi-family	800	0.7	1,234	1.1	2,326	1.6

Total real estate mortgage loans	67,360	63.4	74,119	62.4	71,285	51.4
Real estate construction loans	9,694	9.1	14,254	12.0	27,414	19.8
Consumer loans:
Home equity and second mortgage	11,154	10.5	11,200	9.4	15,074	10.9
Automobile	1,873	1.8	1,952	1.6	2,041	1.5
Other	5,946	5.6	7,009	5.9	7,609	5.5

Total consumer loans	18,973	17.9	20,161	17.0	24,724	17.8
Commercial loans	10,176	9.6	10,292	8.7	15,200	11.0

Gross loans receivable	$106,203	100.0%	$118,826	100.0%	$138,623	100.0%

Deduct:
Loans in process	$3,003		$6,017		$10,068
Allowance for loan losses	2,114		2,576		2,337
Deferred loan fees	79		96		111

Net loans receivable	$101,007		$110,137		$126,107

Mortgage Loans:
Fixed-rate	$19,060	24.7%	$20,422	23.1%	$25,711	26.0%
Adjustable rate	57,994	75.3	67,951	76.9	72,988	74.0

Total	$77,054	100.0%	$88,373	100.0%	$98,699	100.0%

The decrease in net loans between June 30, 2005 and March 31, 2007 was largely due to a decrease in construction loan balances which was primarily attributable to a slow down in the local real estate market as well as City Savings Financial’s decision to reduce its exposure in loans extended to builders for the purpose of financing the construction of single family spec homes. The decrease in commercial non mortgage loans was largely due to City Savings Financial’s decision to place a greater emphasis on originating commercial loans secured by real estate. Additionally, City Savings Financial’s ability to grow the commercial real estate and non real estate loans portfolios have been limited due to regulatory growth limitations under which City Savings Financial is currently operating as well as from aggressive pricing for such loans from other financial institutions. City Savings Financial’s home equity and second mortgage loan balances also decreased in 2006 due to the early payoff of a pool of purchased home equity loans with an outstanding principal balance of $3.2 million.

The following table sets forth certain information at June 30, 2006, regarding the dollar amount of commercial, financial, agricultural and real estate construction loans maturing in City Savings Bank’s loan portfolio based on the contractual terms to maturity. Demand loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year or less. This schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses. Management expects prepayments will cause actual maturities to be shorter.

		Due During Years Ended June 30,
	Balance Outstanding at June 30, 2006	Loan Maturity 2007	Loan Maturity 2008 to 2011	2012 and following
	(Dollars in thousands)
Commercial real estate loans	$25,564	$1,319	$3,449	$20,796
Land	6,161	3,710	1,982	469
Multi-family loans	1,234	—	—	1,234
Construction loans	14,254	13,539	—	715
Commercial loans	10,292	4,641	3,016	2,635

The following table sets forth, as of June 30, 2006, the dollar amount of the above loans due after one year that have fixed interest rates and floating or adjustable interest rates.

	Due After June 30, 2007
	Fixed Rates	Variable Rates	Total
	(Dollars in thousands)
Commercial real estate loans	$—	$24,245	$24,245
Land	—	2,451	2,451
Multi-family loans	—	1,234	1,234
Construction loans	—	715	715
Commercial loans	5,510	141	5,651

Total	$5,510	$28,786	$34,296

One- to Four-Family Residential Loans. One of City Savings Bank’s primary lending activities consists of the origination of one- to four-family residential mortgage loans secured by property located in its primary market area. City Savings Bank generally does not originate one- to four-family residential mortgage loans if the ratio of the loan amount to the lesser of the current cost or appraised value of the property exceeds 95%. City Savings Bank requires private mortgage insurance on loans with a loan-to-value ratio in excess of 80%. The cost of such insurance is factored into the annual percentage rate on such loans.

City Savings Bank’s current underwriting criteria for one- to four-family residential loans focuses on the collateral securing the loan, income, debt-to-income ratio, stability of earnings and credit history of a potential borrower, in making credit decisions. City Savings Bank also has incorporated uniform underwriting criteria based on the Freddie Mac lending criteria, recognizing that the sale of mortgage loans has become an important tool in liquidity and interest rate risk management.

City Savings Bank originates fixed-rate loans which provide for the payment of principal and interest over a period of 10, 15 or 30 years. City Savings Bank also offers adjustable rate mortgage loans that are fixed for an initial term of one, three or five years and then adjust on an annual basis thereafter pegged to the one-year U.S. Treasury securities yield adjusted to a constant maturity. The adjustable rate mortgage loans that City Savings Bank originates provide for a maximum interest rate adjustment of 2% over a one-year period and a maximum adjustment of 6% over the life of the loan. City Savings Bank’s residential adjustable rate mortgages are amortized for terms up to 30 years. City Savings Bank generally originates adjustable rate mortgage loans for portfolio and fixed rate mortgage loans for sale into the secondary market.

City Savings Bank sells all 30-year fixed-rate loans that it originates in the secondary market. All of the fixed-rate loans that City Savings Bank originates with terms of 30 years are written to Federal Home Loan Mortgage Corporation standards. During the nine-months ended March 31, 2007, City Savings Bank sold 28 of these fixed-rate loans with an aggregate amount of $5.1 million and during the twelve months ended June 30, 2006,

61 fixed-rate loans were sold totaling $9.8 million. City Savings Bank generally retains in its loan portfolio the other loans that it originates. City Savings Bank does not retain the servicing rights on the loans that it sells.

Adjustable rate mortgage loans decrease the risk associated with changes in interest rates by periodically repricing, but involve other risks because, as interest rates increase, the underlying payments by the borrower also increase, thus increasing the potential for default by the borrower. At the same time, the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustment of the contractual interest rate is also limited by the maximum periodic and lifetime interest rate adjustment permitted by the loan documents, and, therefore, is potentially limited in effectiveness during periods of rapidly rising interest rates. City Savings Bank retains all adjustable rate mortgage loans that it originates and, at March 31, 2007, approximately $23.7 million or 61.6% of its one- to four-family residential loans had adjustable rates of interest.

All of the one- to four-family residential mortgage loans that City Savings Bank originates include “due-on-sale” clauses, which give it the right to declare a loan immediately due and payable in the event that, among other things, the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid. However, City Savings Bank occasionally permits assumptions of existing residential mortgage loans on a case-by-case basis.

City Savings Bank also purchases one- to four-family loans from mortgage brokers subject to repurchase within 90 days. At March 31, 2007, City Savings Bank had $281,000 of one- to four-family residential loans subject to repurchase.

At March 31, 2007, approximately $38.4 million, or 36.1% of its portfolio of loans, consisted of one- to four-family residential loans. Approximately $$946,000, or 36.6% of total nonperforming loans consisted of one- to four-family residential loans, and were included in nonperforming assets as of that date. See “Nonperforming and Problem Assets.”

Commercial Real Estate and Multi-Family Loans. City Savings Bank’s commercial real estate loans are secured by retail shops, professional office buildings, warehouses, and other commercial properties. City Savings Bank originates commercial real estate loans with terms no greater than 20 years. At March 31, 2007, City Savings Bank had $23.8 million in commercial and multi-family real estate loans. City Savings Bank generally requires a loan-to-value ratio of no more than 75% on commercial real estate loans. Most commercial real estate loans that City Savings Bank originates have adjustable interest rates that are based on the three or five year U.S. Treasury Securities yield.

At March 31, 2007, its largest commercial real estate loan had an outstanding balance of $816,000 which was secured by a restaurant in Plymouth, Indiana. At March 31, 2007, approximately $23.0 million, or 21.7% of its total loan portfolio, consisted of commercial real estate loans. On the same date, no commercial real estate loans were included in the nonperforming assets. City Savings Bank generally intends to increase the amount of commercial real estate loans in its portfolio by increasing the amount of loans it makes to small businesses by 3 to 5% annually over the next three years, provided that City Savings Bank can make these loans consistent with prudent underwriting standards.

Commercial real estate loans generally are larger than one- to four-family residential loans and involve a greater degree of risk. Commercial real estate loans often involve large loan balances to single borrowers or groups of related borrowers. Payments on these loans depend to a large degree on results of operations and management of the properties and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general. Accordingly, the nature of the loans makes them more difficult for management to monitor and evaluate. In addition, balloon loans with terms generally of five years, may involve a greater degree of risk to the extent the borrower is unable to obtain financing or cannot repay the loan when the loan matures or a balloon payment is due.

At March 31, 2007, approximately $800,000, or 0.7% of its total loan portfolio, consisted of mortgage loans secured by multi-family dwellings (those consisting of more than four units). City Savings Bank writes multi-family loans on terms and conditions similar to its commercial real estate loans. The largest multi-family loan as of March 31, 2007, was $204,000 and was secured by an apartment building in Michigan City, Indiana. On the same date, there were no multi-family loans included in nonperforming assets.

Multi-family loans, like commercial real estate loans, involve greater risk than do residential loans. Also, the loans-to-one-borrower limitation limits its ability to make loans to developers of apartment complexes and other multi-family units.

Construction Loans. City Savings Bank offers construction loans to individuals for the purpose of constructing one- to four-family residences, but only where the borrower qualifies for permanent financing on the finished project. Single family construction loans are generally written with terms not exceeding one year with an adjustable rate of interest and requires monthly interest payments by the borrower on the amount drawn on the loan.

City Savings Bank also offers, in certain cases, construction loans to builders or developers for the construction of residential properties on a speculative basis (i.e., before the builder/developer obtains a commitment from a buyer), or for the construction of commercial or multi-family properties. In such cases, City Savings Bank typically structures the loan as a two-year balloon loan with either a fixed or adjustable interest rate, with interest payable monthly. Construction loans to builders or developers typically have a higher interest rate than residential construction loans to individuals. At March 31, 2007, approximately $9.7 million, or 9.1 % of its total loan portfolio consisted of construction loans. Of these loans, approximately $3.5 million were to individuals for the construction of one- to four-family residences, $1.6 million were speculative loans to developers, $3.8 million were for the construction of commercial real estate and multi-family properties, and $715,000 to contractors for the construction of pre-sold singe-family homes.

In view of the risks inherent in construction lending, City Savings Bank’s losses therein, and management’s concern regarding a possible slow down in the local real estate market, during the year ended June 30, 2006, City Savings Bank determined to reduce its exposure to construction lending.

The maximum loan-to-value ratio for a construction loan is based upon the nature of the construction project. For example, a construction loan to an individual for the construction of a one- to four-family residence may be written with a maximum loan-to-value ratio of 90%, while a construction loan for a commercial project may be written with a maximum loan-to-value ratio of 75%. Inspections are made prior to any disbursement under a construction loan, and disbursements are done through a title company.

While providing us with a comparable, and in some cases higher yield than conventional mortgage loans, construction loans sometimes involve a higher level of risk. For example, if a project is not completed and the borrower defaults, City Savings Bank may have to hire another contractor to complete the project at a higher cost. Also, a project may be completed, but may not be salable, resulting in the borrower defaulting and City Savings Bank taking title to the project. At March 31, 2007, its largest construction loan was $2.0 million for the construction of a chemical plant in Valparaiso, Indiana. Approximately $142,000, or 5.5% of total nonperforming loans consisted of one- to four-family construction loans, and were included in nonperforming assets as of that date.

Land Loans. At March 31, 2007, approximately $5.2 million, or 4.9% of its total loan portfolio, consisted of mortgage loans secured by undeveloped real estate. City Savings Bank imposes a maximum loan-to-value ratio of 75% of the appraised value of the land or sales price, whichever is less, and generally requires that the term of the loan does not exceed eight years. City Savings Bank originates land loans with either fixed or variable interest rates. At March 31, 2007, its largest land loan totaled $1.2 million and was secured by vacant land located in Michigan City, Indiana.

Land loans present greater risk than conventional loans since land development borrowers who are over budget may divert the loan funds to cover cost-overruns rather than direct them toward the purpose for which such loans were made. In addition, land loans are more difficult to monitor than conventional mortgage loans. As such, a defaulting borrower could cause us to take title to partially improved land that is unmarketable without further capital investment.

Consumer Loans. City Savings Bank’s consumer loans consist of variable- and fixed-rate home equity loans and lines of credit, automobile, recreational vehicle, boat and motorcycle loans and loans secured by deposits. Consumer loans tend to have shorter terms and higher yields than permanent residential mortgage loans. At March 31, 2007, its consumer loans aggregated approximately $19.0 million, or 17.9 % of its total loan portfolio. Included in consumer loans at March 31, 2007, were $13.3 million of variable-rate home equity lines of credit with an outstanding balance of $8.3 million. These variable-rate loans improve its exposure to interest rate risk.

Second mortgages are generally written for up to 80% of the available equity (the appraised value of the property less any first mortgage amount). City Savings Bank’s total outstanding balance of home equity and second mortgage loans at March 31, 2007, were approximately $11.2 million, or 10.5% of its total loan portfolio. City Savings Bank generally will write automobile loans for up to 80% of the acquisition price for a new automobile and up to 100% of the wholesale value for a used automobile. The repayment schedule of loans covering both new and used vehicles is consistent with the expected life and normal depreciation of the vehicle. Loans for recreational vehicles, motorcycles and boats are written for no more than 80% of the realistic sales price of the collateral, for a term that is consistent with its expected life and normal depreciation. All of its consumer loans have a fixed rate of interest except for home equity lines of credit, which are offered at a variable rate. At March 31, 2007, other consumer loans and home equity loans in the amount of $370,000 were included in nonperforming assets.

Consumer loans may entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or are secured by rapidly depreciable assets, such as automobiles. Further, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance. In addition, consumer loan collections depend on the borrower’s continuing financial stability, and thus are more likely to be affected by adverse personal circumstances. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. See “Nonperforming and Problem Assets.” There can be no assurances that additional delinquencies will not occur in the future.

Commercial Loans. City Savings Bank offers commercial loans, which consist primarily of loans to businesses that are secured by assets other than real estate. Commercial loans tend to carry somewhat greater risk than residential mortgage loans, depending on the ability of the underlying enterprise to repay the loan. Over the past several years City Savings Financial has placed more emphasis on originating commercial loans secured by real estate and as a result the commercial nonmortgage portfolio decreased from $15.2 million, or 11.0% of its total loan portfolio at June 30, 2005 to $10.2 million, or 9.6% of its total loan portfolio as of March 31, 2007. As of March 31, 2007, commercial loans in the aggregate amount of $1.1 million were included in nonperforming assets of which $695,000 were on non-accrual and $429,000 were reported as trouble debt restructured. Included in non-accrual loans are $309,000 in credits that have been fully reserved, of which $125,000 has been subsequently charged off, and a $390,000 participation loan which was restructured on October 31, 2005, and has been paying as agreed under the terms of the restructuring agreement since this time. Included in the trouble debt restructured total are 6 loans secured by business assets, of which 2 of these loans totaling $175,000 are over 30 days past due. The Company believes that it’s allowance for loan losses at March 31, 2007, are sufficient to cover probable loan losses that may be incurred from these loans.

Origination, Purchase and Sale of Loans. Historically, City Savings Bank has confined its loan origination activities primarily to La Porte and Porter Counties. At March 31, 2007, substantially all of City Savings Loan mortgage loans were secured by property located within Indiana. City Savings Bank loan originations are generated from referrals from existing customers, real estate brokers, and newspaper and periodical advertising. Loan applications are currently underwritten and processed at its main office in Michigan City.

City Savings Bank’s loan approval process is intended to assess the borrower’s ability to repay the loan, the viability of the loan and the adequacy of the value of the property that will secure the loan. To assess the borrower’s ability to repay, City Savings Bank studies the employment and credit history and information on the historical and projected income and expenses of its mortgagors.

City Savings Bank generally requires appraisals on all real property securing its first-mortgage loans. Appraisals for all real property securing first-mortgage loans are performed by independent appraisers who are state-licensed. City Savings Bank requires fire and extended coverage insurance in amounts at least equal to the principal amount of the loan and also require flood insurance to protect the property, securing its interest if the property is in a flood plain. City Savings Bank also generally requires private mortgage insurance for all residential mortgage loans with loan-to-value ratios of greater than 80%. City Savings Bank generally requires escrow accounts for insurance premiums and taxes for residential mortgage loans that it originates with loan-to-value ratios greater than 80%. City

Savings Bank underwriting standards are intended to protect against some of the risks inherent in conducting its business. Borrower character, paying habits and financial strengths are important considerations.

City Savings Bank’s total loan originations, excluding warehouse loans, during the nine months ended March 31, 2007, totaled $16.2 million, a decrease of approximately $19.8 million compared to the same period last year. The Company attributes the decrease in construction loan originations to a slow down in the local real estate market as well as the Company’s decision to reduce it’s exposure in loans extended to builders for the purpose of financing the construction of single family spec homes. Additionally, aggressive pricing from both in market and out of market financial institutions for higher quality commercial real estate credits has limited the Company’s ability to originate commercial real estate and commercial non-mortgage loans. Year over year home equity loan production is down form what the Company believes is a slow down in consumer demand.

The following table shows City Savings Bank loan origination (including loans held for sale), sale and principal repayment activities during the periods indicated.

	Nine Months Ended March 31,			Years Ended June 30,
	2007		2006	2006	2005
	(In thousands)
Total loans at beginning of period	$110,137		$126,623	$126,623	$117,486
Loans originated:
Real estate:
One- to four-family	6,757		8,257	9,759	17,037
Five or more family	—		575	575	1,473
Commercial	1,479		5,668	6,524	3,240
Construction	5,618		14,044	16,417	24,645
Land	267		1,277	1,277	1,366
Consumer and other loans:
Home equity	381		2,283	2,939	4,034
Commercial	979		3,351	3,874	4,070
Other	707		558	919	7,704

Total loans originated	16,188		36,013	42,284	63,569
Loans purchased:
Real estate:
One- to four-family (1)	17,305		23,400	25,095	50,868
Loans sold:
Real estate:
One- to four-family	18,987	(1)	28,452	30,096	55,166
Deduct:
Principal repayments	22,272		43,425	52,406	48,268
Other repayments	1,364		1,024	1,363	1,886

Net loan activity	(9,130)		(13,488)	(16,486)	9,137

Total loans at end of period	$101,007		$113,135	$110,137	$126,623

(1)	Loan purchases are related to City Savings Bank’s warehouse lending activities.

Origination and Other Fees. City Savings Bank realizes income from loan application fees, late charges, checking account service charges, loan servicing fees and fees for other miscellaneous services. Late charges are generally assessed if a loan payment is not received within a specified number of days after it is due. The grace period depends on the individual loan documents.

Nonperforming and Problem Assets

City Savings Bank’s collection policy is managed by its collection officer who develops a list of delinquent commercial, consumer and mortgage accounts from computer-generated reports. Monthly reports are forwarded to the board of directors for all accounts over 60 days delinquent, and the Delinquent Loan Committee of the board meets as necessary to discuss all delinquent accounts, especially any over 60 days delinquent. The collection officer attempts to make personal contact with the borrower within the first 20 days of delinquency. When an account becomes over 60 days delinquent, a visit is made to the property or location of the collateral for inspection. Should the borrower fail to comply with the terms of City Savings Bank, the Delinquent Loan Committee may recommend that City Savings Bank commence foreclosure proceedings.

City Savings Bank places loans on non-accrual status no later than 90 days after the loan becomes delinquent, and all unpaid accrued interest is written off.

Nonperforming Assets. At March 31, 2007, $2.9 million, or 2.2% of its total assets, were nonperforming (nonperforming loans, foreclosed real estate and troubled debt restructurings) compared to $4.1 million, or 2.9% of its total assets, at June 30, 2006 and $5.7 million or 3.6% of total assets at June 30, 2005. City Savings Bank deems any delinquent loan that is 90 days or more past due to be a nonperforming asset.

The following table sets forth the amounts and categories of City Savings Bank’s nonperforming assets (nonperforming loans, foreclosed real estate and troubled debt restructurings) for the last two years. It is City Savings Bank’s policy that all earned but uncollected interest on all loans be reviewed monthly to determine if any portion thereof should be classified as uncollectible for any loan past due in excess of 90 days.

	At March 31,	At June 30,
	2007	2006	2005
	(Dollars in thousands)
Non-accrual loans:
Real estate:
One- to-four family	$946	$1,169	$809
Five or more family	—	—	—
Commercial nonresidential	—	1,344	1,315
Construction	142	51	323
Land	—	—	—
Total real estate	1,088	2,564	2,447
Consumer and other loans:
Home equity	186	84	179
Commercial	695	638	589
Other	176	2	195
Total consumer and other loans	1,057	724	963
Total non-accrual loans	2,145	3,288	3,410
Loans greater than 90 days delinquent and still accruing:
One-to four-family	—	—	—
Five or more family	—	—	—
Commercial nonresidential	—	—	—
Construction	—	—	—
Land	—	—	—
Total real estate	—	—	—
Consumer and other loans:
Home equity	8	—	4
Commercial	—	—	25
Other	—	—	—
Total consumer and other loans	8	—	29
Total loans greater than 90 days delinquent and still accruing	8	—	29
Trouble debt restructurings:
Commercial nonresidential	—	—	1,620
Commercial non-mortgage	429	346	—
Total trouble debt restructuring	429	346	1,620
Total nonperforming loans	2,582	3,634	5,059
Total foreclosed assets	273	480	662
Total Nonperforming Assets	2,855	4,114	5,721
Nonperforming loans to total loans	2.56%	3.29%	4.01%
Nonperforming assets to total assets	2.18%	2.91	3.61%

Interest income of $108,000, $145,000 and $162,000 for the nine months ended March 31, 2007 and years ended June 30, 2006 and 2005, respectively, was recognized on the nonperforming loans summarized above. Interest income of $161,000, $252,000 and $369,000 for the nine months ended March 31, 2007 and the years ended June 30, 2006 and 2005, respectively, would have been recognized under the original terms of such loans. At June 30, 2006, City Savings Bank held loans delinquent from 30 to 89 days totaling $5.8 million. Delinquent loans in this category decreased $6.8 million over last year.

Delinquent Loans. The following table sets forth certain information at June 30, 2006 and 2005, relating to delinquencies in City Savings Bank’s portfolio. Delinquent loans that are 90 days or more past due are considered nonperforming assets. At June 30, 2006, City Savings Bank held loans delinquent from 30 to 89 days totaling $5.8 million. Delinquent loans in this category decreased $6.8 million over last year.

	At June 30, 2006				At June 30, 2005
	30-89 Days		90 Days or More		30-89 Days		90 Days or More
	Number of Loans	Principal Balance of Loans	Number of Loans	Principal Balance of Loans	Number of Loans	Principal Balance of Loans	Number of Loans	Principal Balance of Loans
	(Dollars in thousands)
Real estate mortgage loans
One- to four-family loans	10	$986	4	$163	33	$1,906	7	$809
Multi-family loans	1	105	—	—	1	1,429	—	—
Commercial nonresidential	6	2,075	5	1,344	15	4,272	9	1,315
Land	—	—	—	—	1	223	—	—
Construction loans	2	444	1	51	10	2,043	2	323
Automobile and manufactured home loans	3	35	—	—	4	20	4	19
Home equity and second mortgage loans	5	195	3	36	11	409	3	183
Other consumer loans	1	163	2	5	3	546	2	177
Commercial loans	14	1,829	3	209	13	1,751	9	613

Total	42	$5,832	18	$1,808	91	$12,599	36	$3,439

Delinquent loans to total loans		5.30%		1.64%		9.99%		2.73%

City Savings Financial attributes the decrease in delinquent loans year over year to increased collections efforts, an improvement in City Savings Financial’s commercial loan credit administration and a strengthening in the underwriting guidelines for all types of lending. Key to this success was the hiring of new head of commercial lending who had a strong background in commercial loan underwriting and credit administration in September 2004 and the hiring of a full time collection manager with a strong background in collections in November 2005.

The following table sets forth certain information at March 31, 2007, relating to delinquencies in City Savings Bank’s portfolio:

	At March 31, 2007
	30-89 Days		90 Days or More
	Number of Loans	Principal Balance of Loans	Number of Loans	Principal Balance of Loans
	(Dollars in thousands)
Real estate mortgage loans
One- to four-family loans	15	$1,373	6	$177
Multi-family loans	—	—	—	—
Commercial nonresidential	2	578	5	305
Land	2	160	2	298
Construction loans	—	—	—	—
Automobile and manufactured home loans	3	12	3	15
Home equity and second mortgage loans	12	357	—	—
Other consumer loans	1	18	1	161
Commercial loans	9	1,177	—	—

Total	44	$3,675	17	$956

Delinquent loans to total loans		3.64%		0.95%

As discussed above, City Savings Financial attributes the decrease in delinquent loans to increased collections efforts, an improvement in City Savings Financial’s commercial loan credit administration and a strengthening in the underwriting guidelines for all types of lending. Additionally, during the nine months ended March 31, 2007, City Savings Financial took possession of three commercial nonresidential properties securing three commercial real estate loans totaling $1.3 million and reported 90 days past due at June 30, 2006. At March 31, 2007, only one of the properties remains unsold and has a book value of $268,000.

Classified assets. Federal regulations and its asset classification policy provide for the classification of loans and other assets such as debt and equity securities considered by the Office of Thrift Supervision to be of lesser quality as “substandard,” “doubtful” or “loss” assets. An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted.

An insured institution is required to establish general allowances for loan losses in an amount deemed prudent by management for loans classified substandard or doubtful, as well as for other problem loans. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of the amount of the asset so classified or to charge off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the Office of Thrift Supervision which can order the establishment of additional general or specific loss allowances.

At March 31, 2007, June 30, 2006 and 2005, the aggregate amount of City Savings Bank’s gross classified assets and of City Savings Bank’s general and specific loss allowances were as follows.

	At March 31,	At June 30,
	2007	2006	2005
	(Dollars in thousands)
Substandard assets	$6,528	$8,375	$6,620
Doubtful assets	390	429	550
Loss assets	179	195	—

Total classified assets	$7,097	$8,999	$7,170

General loss allowances	$1,040	$1,112	$2,060
Specific loss allowances	1,074	1,464	277

Total allowances	$2,114	$2,576	$2,337

City Savings Bank regularly reviews its loan portfolio to determine whether any loans require classification in accordance with applicable regulations. Not all of City Savings Bank’s classified assets constitute nonperforming assets. At March 31, 2007, the difference between the Company’s substandard assets of $6.5 million and nonperforming loans of $2.6 million was primarily attributable to three commercial loan relationships totaling $2.7 million. The first relationship totaling $967,000 is secured by real estate and business assets and is classified substandard due to previous past due activity but is current at March 31, 2007 and the business is in the process of being sold. The second relationship totals $1.3 million and is secured by real estate and general business assets and is classified substandard due to cash flow difficulties experienced by the borrowers. Although the loan is past due at March 31, 2007, current financial statements provided by the borrowers show improved operating results. The third relationship totals $404,000 and is secured by commercial real estate. Although the loan is current at March 31, 2007, the loan is classified substandard due to a lack of financial information on the borrower. Also included in substandard assets at March 31, 2007, are $1.1 million in corporate bonds which are required to be classified substandard by the Company’s primary federal regulator, the Office of Thrift Supervision, due to their below investment grade ratings. These bonds are issued by GMAC, Ford Motor Credit and Sears and Roebuck, have remaining maturities of 19 months to 6.5 years and are included in the Company’s available for sale investment portfolio.

Allowance for Loan Losses

City Savings Bank maintains its allowance for loan losses through the provision for loan losses, which is charged to earnings. City Savings Bank determines the allowance for loan losses in conjunction with its ongoing, quarterly assessment of the probable estimated losses inherent in its loan portfolio. In making this assessment, City Savings Bank considers the following factors: its historical loan loss experience, known and inherent losses in the loan portfolio that are both probable and reasonable to estimate at each reporting date, the estimated value of the underlying collateral, loan volumes and concentrations, regulatory examination results, and current economic and market trends that affect both its general market area and particular segments within its loan portfolio.

In City Savings Bank’s opinion, its allowance for loan losses is adequate to absorb probable losses inherent in the loan portfolio at March 31, 2007. However, there can be no assurance that regulators, when reviewing City Savings Bank’s loan portfolio in the future, will not require increases in City Savings Bank’s allowances for loan losses or that changes in economic conditions will not adversely affect its loan portfolio.

Summary of Loan Loss Experience. The following table analyzes changes in the allowance during the nine months ended March 31, 2007, and for the past two fiscal years ended June 30, 2006 and 2005.

	At and for the Nine Months Ended March 31,		Year Ended June 30,
	2007	2006	2006	2005
	(Dollars in thousands)
Balance at beginning of period	$2,576	$2,337	$2,337	$1,457
Charge-offs:
One- to four-family mortgage loans	3	50	50	153
Commercial nonresidential mortgage loans	513	208	436	127
Construction	—	76	76	10
Commercial loans	4	92	92	131
Home equity	6
Auto loans	6	—	1	5
Other consumer	6	—	—	38

Total charge-offs	538	426	655	464
Recoveries	1	82	82	4
Provision for losses on loans	75	787	812	1,340

Balance end of period	$2,114	$2,780	$2,576	$2,337

Allowance for loan losses as a percent of total loans outstanding	2.09%	2.46%	2.34%	1.85%
Ratio of net charge-offs to average loans outstanding	0.50%	0.28%	0.47%	0.37%
Allowance for loan losses as a percent of total nonperforming loans	81.87%	74.04%	70.83%	46.21%

Allocation of Allowance for Loan Losses. The following table presents an analysis of the allocation of City Savings Bank’s allowance for loan losses at the dates indicated.

	At March 31,		At June 30,
	2007		2006		2005
	Amount	Percent of loans in each Category to total loans	Amount	Percent of loans in each Category to total loans	Amount	Percent of loans in each Category to total loans
	(Dollars in thousands)
Balance at end of period applicable to:
Real estate mortgage loans:
One- to four-family	$636	36.1%	$644	34.6%	$648	31.5%
Commercial	361	21.7	903	21.5	518	16.3
Land	51	4.9	58	5.2	41	2.0
Multi-family	7	0.8	12	1.0	33	1.6
Construction loans	95	9.1	133	12.0	408	19.8
Automobiles and manufactured home loans	19	2.0	18	1.9	29	1.4
Home equity and second mortgage loans	109	10.5	104	9.4	225	10.9
Other consumer loans	57	5.3	66	5.6	113	5.5
Commercial loans	779	9.6	638	8.7	322	11.0
Unallocated	—	—	—	—	—	—

Total	$2,114	100.0%	$2,576	100.0%	$2,337	100.0%

Investments

Investments. City Savings Bank’s investment policy authorizes it to invest in U.S. Treasury securities, securities guaranteed by the Government National Mortgage Association, securities issued by agencies of the federal government and municipal governments, mortgage-backed securities issued by the Freddie Mac or the Federal National Mortgage Association and in highly-rated mortgage-backed securities, and investment-grade corporate debt securities. This policy permits its management to react quickly to market conditions. Most of the securities in its portfolio are considered available-for-sale. At March 31, 2007, its investment portfolio consisted of investments in Freddie Mac, Government National Mortgage Association and Federal National Mortgage Association mortgage-backed securities, corporate securities, federal agency securities and local and non-local municipal securities. At March 31, 2007, approximately $16.5 million, or 12.6%, of its total assets consisted of such investments. City

Savings Bank also had $1.5 million in stock of the Federal Home Loan Bank of Indianapolis as of that date. As of that date, City Savings Bank also had pledged to the Federal Home Loan Bank of Indianapolis, as collateral, Federal Agency securities with a carrying value of $6.3 million and had pledged to JPMorgan Chase Bank, as collateral municipal securities with a carrying value of $4.9 million.

Investment Securities. The following table sets forth the amortized cost and the market value of City Savings Bank’s investment portfolio at the dates indicated.

			At June 30,
	March 31, 2007		2006		2005
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
			(Dollars in thousands)
Available for sale:
Federal agencies (1)	$6,867	$6,790	$7,736	$7,491	$5,248	$5,222
State and municipal	8,121	8,059	8,397	8,169	8,262	8,263
Corporate obligations	1,286	1,220	1,292	1,155	1,349	1,246
Mortgage-backed securities	251	251	326	315	448	436
Held to maturity:
Mortgage-backed securities	126	126	144	145	159	158
Federal Home Loan Bank stock (2)	1,526	1,526	1,725	1,725	1,725	1,725

Total	$18,177	$17,972	$19,620	$19,000	$17,191	$17,050

(1)	All federal agency securities held at March 31, 2007, are callable by the issuer prior to maturity.

(2)	Market value is based on the price at which the stock may be resold to the Federal Home Loan Bank of Indianapolis.

The following table sets forth the amount of investment securities excluding mortgage-backed securities which mature during each of the periods indicated and the weighted average yields for each range of maturities at June 30, 2006.

	Amount at June 30, 2006, which matures in
	One Year Or Less		One Year to Five Years		Five Years to Ten Years		Over Ten Years
	Amortized Cost	Average Yield	Amortized Cost	Average Yield	Amortized Cost	Average Yield	Amortized Cost	Average Yield
	(Dollars in thousands)
Agency securities	$322	4.05%	$1,646	4.40%	$4,118	4.61%	$1,650	3.83%
State and municipal			2,087	3.40	4,090	3.81	2,220	4.19
Corporate obligations	—	—	588	4.70	704	6.10

The following table sets forth the amount of investment securities excluding mortgage-backed securities which mature during each of the periods indicated and the weighted average yields for each range of maturities at March 31, 2007.

	Amount at March 31, 2007, which matures in
	One Year Or Less		One Year to Five Years		Five Years to Ten Years		Over Ten Years
	Amortized Cost	Average Yield	Amortized Cost	Average Yield	Amortized Cost	Average Yield	Amortized Cost	Average Yield
	(Dollars in thousands)
Agency securities	$250	4.00%	$1,098	4.71%	$3,869	4.84%	$1,650	4.58%
State and municipal	466	3.06	1,959	3.54	3,837	3.83	1,859	4.21
Corporate obligations	—	—	664	4.91	622	6.15

Sources of Funds

General. Deposits have traditionally been City Saving Bank’s primary source of funds for use in lending and investment activities. In addition to deposits, City Savings Bank derives funds from scheduled loan payments, investment maturities, loan prepayments, retained earnings, income on earning assets and borrowings. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition. Borrowings from the Federal Home Loan Bank of Indianapolis have been used in the short-term to compensate for reductions in deposits or deposit inflows at less than projected levels.

Deposits. City Savings Bank attracts deposits principally from within La Porte and Porter Counties through the offering of a broad selection of deposit instruments, including fixed-rate passbook accounts, negotiable order of withdrawal accounts, variable rate money market accounts, investment checking accounts, fixed-term certificates of deposit, individual retirement accounts and savings accounts. City Savings Bank does not actively solicit or advertise for retail deposits outside of La Porte and Porter Counties, and substantially all of its depositors are residents of La Porte and Porter Counties. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds remain on deposit and the interest rate. City Savings Bank has brokered deposits, which totaled $200,000 on March 31, 2007, or 0.2% of total deposits. City Savings Bank held $14.2 million of public deposits, or 15.0%, of its total deposits, at March 31, 2007. City Savings Bank periodically runs specials on certificates of deposit with specific maturities.

City Savings Bank established the interest rates paid, maturity terms, service fees and withdrawal penalties on a periodic basis. Determination of rates and terms are predicated on funds acquisition and liquidity requirements, rates paid by competitors, growth goals, and applicable regulations. City Savings Bank relies, in part, on customer service and long-standing relationships with customers to attract and retain its deposits. City Savings Bank also closely prices its deposits to the rates offered by its competitors.

Approximately 65.6% of City Savings Bank deposits consist of certificates of deposit, which generally have higher interest rates than other deposit products that it offers. City Savings Bank offers special rates on certificates of deposit with maturities that fit its asset and liability strategies. City Savings Bank also offers money market savings accounts, which represent 11.4% of its deposits.

The flow of deposits is influenced significantly by general economic conditions, changes in money market and other prevailing interest rates and competition. The variety of deposit accounts that City Savings Bank offers has allowed it to compete effectively in obtaining funds and to respond with flexibility to changes in consumer demand. City Savings Bank has become more susceptible to short-term fluctuations in deposit flows as customers have become more interest rate conscious. City Savings Bank manages the pricing of its deposits in keeping with its asset/liability management and profitability objectives. Based on City Savings Bank’s experience, City Savings Bank believes that its savings accounts, negotiable order of withdrawal accounts and MMDAs are relatively stable sources of deposits. However, the ability to attract and maintain certificates of deposit, and the rates City Savings Bank pays on these deposits, have been and will continue to be significantly affected by market conditions.

An analysis of City Savings Bank deposit accounts by type, maturity, and rate at the dates indicated follows:

	Balance at March 31, 2007	% of Deposits	Weighted Average Rate	Balance at June 30, 2006	% of Deposits	Weighted Average Rate
	(Dollars in thousands)
Type of Account
Withdrawable:
Fixed rate, passbook accounts	$8,653	9.1%	1.12%	$9,694	10.3%	1.07%
Variable rate, money market	10,771	11.4%	3.95%	8,110	8.7%	3.08%
Negotiable order of withdrawal accounts	13,209	13.9%	1.64%	18,296	19.5%	2.26%

Total withdrawable	32,633	34.4%	2.26%	36,100	38.5%	2.12%
Certificates (original terms)
3 months or less	6,357	6.7%	5.30%	50	0.1%	4.90%
6 months	9,382	9.9%	5.06%	7,722	8.2%	4.51%
12 months	13,093	13.8%	5.15%	18,217	19.4%	4.50%
18 months	2,370	2.5%	4.72%	2,515	2.7%	4.31%
24 months	10,625	11.2%	4.76%	7,989	8.5%	4.36%
36 months	6,285	6.6%	4.61%	4,512	4.8%	3.72%
60 months	11,799	12.4%	4.47%	14,244	15.2%	4.39%
120 months	2,433	2.6%	5.05%	2,393	2.6%	5.07%

Total certificates	62,344	65.6%	4.88%	57,642	61.5%	4.41%

Total deposits	$94,977	100.0%	3.98%	$93,742	100.0%	3.53%

The following table sets forth by various interest rate categories the composition of City Savings Bank time deposits at the dates indicated:

	At March 31,	At June 30,
	2007	2006	2005
	(Dollars in thousands)
1.00 to 1.99%	$—	$24	$2,328
2.00 to 2.99%	386	1,255	15,654
3.00 to 3.99%	6,915	12,423	52,558
4.00 to 4.99%	16,619	32,148	10,618
5.00 to 5.99%	38,402	11,633	4,433
6.00 to 6.99%	22	159	1,023
7.00 to 7.99%	—	—	120

Total	$62,344	$57,642	$86,734

The following table represents, by various interest rate categories, the amounts of time deposits maturing during each of the three years following June 30, 2006. Matured certificates, which have not been renewed as of June 30, 2006, but are still within their ten-day grace period, have been allocated based upon certain rollover assumptions.

	Amounts at June 30, 2006, Maturing In
	One Year or Less	Two Years	Three Years	Greater Than Three Years
	(Dollars in thousands)
1.00 to 1.99%	$24	$—	$—	$—
2.00 to 2.99%	988	199	68	—
3.00 to 3.99%	6,270	2,434	2,628	1,091
4.00 to 4.99%	19,248	7,690	1,428	3,782
5.00 to 5.99%	8,653	1,487	986	507
6.00 to 6.99%	159	—	—	—
7.00 to 7.99%

Total	$35,342	$11,810	$5,110	$5,380

The following table indicates the amount of City Savings Bank’s other certificates of deposit of $100,000 or more by time remaining until maturity as of June 30, 2006.

At June 30, 2006
(Dollars in thousands)
Maturity Period
Three months or less	$3,367
Greater than three months through six months	2,230
Greater than six months through twelve months	3,035
Over twelve months	5,242

Total	$13,874

The following table represents, by various interest rate categories, the amounts of time deposits maturing during each of the three years following March 31, 2007.

	Amounts at March 31, 2007, Maturing In
	One Year or Less	Two Years	Three Years	Greater Than Three Years
	(Dollars in thousands)
1.00 to 1.99%	$—	$—	$—	$—
2.00 to 2.99%	316	70	—	—
3.00 to 3.99%	2,916	2,737	1,076	186
4.00 to 4.99%	10,955	2,450	1,404	1,810
5.00 to 5.99%	29,870	3,788	3,121	1,623
6.00 to 6.99%	22	—	—	—
7.00 to 7.99%

Total	$44,079	$9,045	$5,601	$3,619

The following table indicates the amount of City Savings Bank’s other certificates of deposit of $100,000 or more by time remaining until maturity as of March 31, 2007.

At March 31, 2007
(Dollars in thousands)
Maturity Period
Three months or less	$13,355
Greater than three months through six months	3,929
Greater than six months through twelve months	3,352
Over twelve months	3,977

Total	$24,613

Deposit Activity. The following table presents the deposit information of City Savings Bank for the periods indicated.

	Nine Months Ended March 31,		Year Ended June 30,
	2007	2006	2006	2005
	(Dollars in thousands)
Beginning balance	$93,742	$125,384	$125,384	$104,474

Net deposits (withdrawals) before interest credited	(1,549)	(19,544)	(35,065)	19,356
Interest credited	2,784	2,444	3,423	1,554

Net increase in deposits	1,235	(17,100)	(31,642)	20,910

Ending balance	94,977	$108,284	$93,742	$125,384

Total deposits at March 31, 2007, were approximately $95.0 million compared to $108.3 million at March 31, 2006. The decrease in deposits was primarily attributable to a $11.7 million decrease in jumbo certificates of deposits held by other financial institutions from $15.6 million at March 31, 2006 to $11.7 million at March 31, 2007. Total deposits at June 30, 2006, were approximately $93.7 million, compared to approximately $125.4 million at June 30, 2005. This decrease in deposits was primarily attributable to the year over year outflow of approximately $29.4 million in certificates of deposits held by local political subdivisions. City Savings Bank deposit base depends somewhat upon the manufacturing sector of La Porte and Porter Counties. Although the manufacturing sector in these counties is relatively diversified and does not significantly depend upon any industry, a loss of a material portion of the manufacturing workforce could adversely affect City Savings Bank’s ability to attract deposits due to the loss of personal income attributable to the lost manufacturing jobs and the attendant loss in service industry jobs.

Borrowings. City Savings Bank focuses on generating high quality loans and then seeking the best source of funding from deposits, investments or borrowings. At March 31, 2007, City Savings Bank had borrowings in the amount of $15.1 million from the Federal Home Loan Bank of Indianapolis, which bear fixed and variable interest rates and which are due at various dates through 2013. City Savings Bank is required to maintain eligible loans and investment securities, including mortgage-backed securities, in its portfolio of at least 145% of outstanding advances as collateral for advances from the Federal Home Loan Bank of Indianapolis. City Savings Bank also has available approximately $12.2 million of borrowing capacity with the Federal Home Loan Bank of Indianapolis. City Savings Bank does not anticipate any difficulty in obtaining advances appropriate to meet its requirements in the future.

In 2003, the Company formed the City Savings Bank Statutory Trust (the “Trust”) and the trust issued 5,000 floating Preferred Trust Securities with a liquidation amount of $1,000 per preferred Security in a private placement to an offshore entity for an aggregate offering price of $5,000,000. The proceeds of $5,000,000 were used by the Trust to purchase $5,155,000 in Floating Rate Subordinated Debentures from the Company. The Debentures and Securities have a term of 30 years, bear interest at an annual rate of 8.44% adjusted quarterly at the rate of the 3 month libor plus 3.10%. The proceeds for the offering were used for general corporate purposes of the Company. The Company also has a $4.0 million federal funds line of credit with JPMorgan Chase Bank, NA. The outstanding balance on the line as of March 31, 2007 was $719,000, and City Savings Bank had pledged to JPMorgan Chase Bank, NA, as collateral municipal securities with a carrying value of $4.9 million.

The following table presents certain information relating to City Savings Bank’s Federal Home Loan Bank borrowings at or for the nine months ended March 31, 2007 and for the years ended June 30, 2006 and 2005.

	At or for the Nine Months Ended March 31,		At or for the Year Ended June 30,
	2007	2006	2006	2005
	(Dollars in thousands)
Federal Home Loan Bank Advances:
Outstanding at end of period	$15,067	$17,922	$27,806	$10,927
Average balance outstanding for period	21,393	19,784	20,024	23,507
Maximum amount outstanding at any month end during the period	27,567	27,672	27,806	29,777
Weighted average interest rate during the period	5.08%	4.17%	4.25%	3.07%
Weighted average interest rate at end of period	4.94%	4.77%	5.07%	4.04%

Service Corporation Subsidiary

City Savings Bank currently owns one subsidiary, City Savings Financial Services, Inc., which was organized in March 2000 to acquire substantially all of the assets of Whybrew Insurance Agency, Inc., a local insurance agency that provided insurance products to the community, including property, casualty, life and health insurance and fixed annuities. City Savings Financial Services, Inc. sold its property and casualty and health insurance lines of business and all rights to the name “Whybrew Insurance Agency” on January 2, 2003 for a net gain of $110,000, and it does not currently conduct any significant operations.

Employees

As of March 31, 2007, City Savings Bank employed 36 persons on a full-time basis and one on a part-time basis. City Savings Bank’s employees are not represented by a collective bargaining group, and City Savings Bank considers its employee relations to be good.

Employee benefits for its full-time employees include, among other things, hospitalization/major medical insurance, vision and dental insurance, long-term disability insurance, life insurance, and participation in the City Savings Bank Employees’ Savings and Profit Sharing Plan, which is administered by Pentegra Group. As part of the conversion to stock form, City Savings Financial established the Employee Stock Ownership Plan and Trust, designed to provide directors and employees with ownership interest in City Savings Financial.

City Savings Bank considers its employee benefits to be competitive with those offered by other financial institutions and major employers in City Savings Bank’s area.

Properties

The following table provides certain information with respect to City Savings Bank’s offices as of March 31, 2007:

Description and Address	Owned or Leased	Year Opened	Total Deposits	Net Book Value of Property, Furniture & Fixtures	Approximate Square Footage
	(Dollars in thousands)
Main Office 2000 Franklin Street Michigan City, IN 46360	Owned	1970	$68,937	$1,730	4,600
Rolling Prairie Branch 101 E. Michigan Street Rolling Prairie, IN 46371	Owned	1995	$12,162	$65	900
Chesterton Branch 851 Indian Boundary Road Chesterton, IN 46304	Owned	2004	$13,878	$2,000	7,600
Crown Point Office (loan originations only) 1103 Broadway, Building No. 3 Crown Point, IN 46307	Leased	2006	—	$4	418

*	City Savings Bank has additional properties in Michigan City and LaPorte, Indiana, that have been acquired for future expansion. The additional property in Michigan City consists of vacant land located at the southwest corner of Meijer Drive and Cleveland Avenue and currently does not have any structures located on the land. The additional property in LaPorte is located at 1115 Lincolnway, LaPorte, Indiana 46350, and currently has a structure on the property that was previously used for another business. Neither of these properties are currently being used to conduct bank business.

City Savings Bank owns computer and data processing equipment which it uses for transaction processing, loan origination, and accounting. The net book value of its electronic data processing equipment was approximately $ 24,000 at March 31, 2007.

City Savings Bank currently operate seven automatic teller machines, with one ATM located at each of its three offices, three located in restaurants in La Porte County and one located at a gas station/convenience store in LaPorte, Indiana. City Savings Bank’s ATMs participate in the Cirrus® and Star® networks.

City Savings Bank has also contracted for the data processing, reporting and item processing services of Fidelity Integrated Services, Inc. in Maitland, Florida. The cost of these data processing services is approximately $16,100 per month.

REGULATION AND SUPERVISION OF CITY SAVINGS BANK

General

As an Indiana-chartered, Deposit Insurance Fund-insured savings association, City Savings Bank is subject to extensive regulation by the Office of Thrift Supervision, the Department of Financial Institutions and the Federal Deposit Insurance Corporation. For example, City Savings Bank must obtain Office of Thrift Supervision and Department of Financial Institutions approval before it may engage in certain activities and must file reports with the Office of Thrift Supervision and the Department of Financial Institutions regarding its activities and financial condition. The Office of Thrift Supervision and the Department of Financial Institutions periodically examine City Savings Bank’s books and records and, in conjunction with the Federal Deposit Insurance Corporation in certain situations, have examination and enforcement powers. This supervision and regulation are intended primarily to protect the safety and soundness of City Savings Bank and to protect depositors and their federally-insured deposits. All savings associations must pay a semi-annual assessment to the Office of Thrift Supervision based upon a marginal assessment rate that decreases as the asset size of the savings association increases, and which includes a fixed-cost component that is assessed on all savings associations. The assessment rate that applies to a savings association depends upon the institution’s size, condition, and the complexity of its operations. City Savings Bank’s semi-annual assessment to the Office of Thrift Supervision is $34,500. City Savings Bank also pays an annual assessment to the Department of Financial Institutions of $22,400.

City Savings Bank is also subject to federal and state regulation as to such matters as loans to officers, directors, or principal shareholders, required reserves, limitations as to the nature and amount of its loans and investments, regulatory approval of any merger or consolidation, issuances or retirements of City Savings Bank’s securities, and limitations upon other aspects of banking operations. In addition, City Savings Bank’s activities and operations are subject to a number of additional detailed, complex and sometimes overlapping federal and state laws and regulations. These include state usury and consumer credit laws, state laws relating to fiduciaries, the Federal Truth-In-Lending Act and Regulation Z, the Federal Equal Credit Opportunity Act and Regulation B, the Fair Credit Reporting Act, the Community Reinvestment Act, anti-redlining legislation, antitrust laws and regulations protecting the confidentiality of consumer financial information. City Savings Bank is also subject to certain reserve requirements under regulations of the Board of Governors of the Federal Reserve System.

Savings and Loan Holding Company Regulation

City Savings Financial Corporation is regulated as a “non-diversified savings and loan holding company” within the meaning of the Home Owners’ Loan Act, and subject to regulatory oversight of the Director of the Office of Thrift Supervision. As such, City Savings Financial Corporation registered with the Office of Thrift Supervision and is subject to Office of Thrift Supervision regulations, examinations, supervision and reporting requirements. As a subsidiary of a savings and loan holding company, City Savings Bank is subject to certain restrictions in its dealings with City Savings Financial Corporation and with other companies affiliated with City Savings Financial Corporation.

In general, the Home Owners’ Loan Act prohibits a savings and loan holding company, without obtaining the prior approval of the Director of the Office of Thrift Supervision, from acquiring control of another savings association or savings and loan holding company or retaining more than 5% of the voting shares of a savings association or of another holding company which is not a subsidiary. The Home Owners’ Loan Act also restricts the ability of a director or officer of City Savings Financial Corporation, or any person who owns more than 25% of City Savings Financial Corporation’s stock, from acquiring control of another savings association or savings and loan holding company without obtaining the prior approval of the Director of the Office of Thrift Supervision.

City Savings Financial Corporation operates as a unitary savings and loan holding company. Prior to the enactment of the Gramm-Leach-Bliley Act in 1999, there were no restrictions on the permissible business activities of a unitary savings and loan holding company. The Gramm-Leach-Bliley Act included a provision that prohibits any new unitary savings and loan holding company, defined as a company that acquires a thrift after May 4, 1999, from engaging in commercial activities. Due to these restrictions, City Savings Financial Corporation is authorized to engage only in those activities that are permissible for a financial holding company or a multiple savings and loan holding company. A financial holding company may engage in activities that are financial in nature, incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of City Savings Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain activities authorized by Office of Thrift Supervision regulations.

The Home Owners’ Loan Act provides that, among other things, a multiple savings and loan holding company may not, either directly or acting through a subsidiary that is not a savings association, conduct any business activity other than (i) furnishing or performing management services for a subsidiary savings association, (ii) conducting an insurance agency or escrow business, (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary savings association, (iv) holding or managing properties used or occupied by a subsidiary savings association, (v) acting as trustee under deeds of trust, (vi) those activities in which multiple savings and loan holding companies were authorized (by regulation) to directly engage on March 5, 1987, or (vii) those activities authorized by the Federal Reserve Board as permissible for bank holding companies, unless the Director of the Office of Thrift Supervision by regulation prohibits or limits such activities for savings and loan holding companies. Those activities described in (vii) above must also be approved by the Director of the Office of Thrift Supervision before a multiple savings and loan holding company may engage in such activities.

Notwithstanding the above rules as to permissible business activities of savings and loan holding companies, if the savings association subsidiary of such a holding company fails to meet the qualified thrift lender test, then such holding company would be deemed to be a bank holding company subject to all of the provisions of City Savings Bank Holding Company Act of 1956 and other statutes applicable to bank holding companies, to the same extent as if City Savings Financial Corporation were a bank holding company and City Savings Bank were a bank. At March 31, 2007, City Savings Bank’s asset composition was in excess of that required to qualify as a qualified thrift lender.

The Director of the Office of Thrift Supervision may also approve acquisitions resulting in the formation of a multiple savings and loan holding company which controls savings associations in more than one state, if the multiple savings and loan holding company involved controls a savings association which operated a home or branch office in the state of the association to be acquired as of March 5, 1987, or if the laws of the state in which the association to be acquired is located specifically permit associations to be acquired by state-chartered associations or savings and loan holding companies located in the state where the acquiring entity is located (or by a holding company that controls such state-chartered savings associations). Also, the Director of the Office of Thrift Supervision may approve an acquisition resulting in a multiple savings and loan holding company controlling savings associations in more than one state in the case of certain emergency thrift acquisitions.

Indiana law permits federal and state savings association holding companies with their home offices located outside of Indiana to acquire savings associations whose home offices are located in Indiana and savings association holding companies with their principal place of business in Indiana upon receipt of approval by the Indiana Department of Financial Institutions. Moreover, savings association holding companies with their principal office in Indiana may acquire savings associations with their home offices located outside of Indiana and savings association holding companies with their principal place of business located outside of Indiana upon receipt of approval by the Department of Financial Institutions.

No subsidiary savings association of a savings and loan holding company may declare or pay a dividend or make a capital distribution on its permanent or nonwithdrawable stock unless it first gives the Director of the Office of Thrift Supervision 30 days advance notice of such declaration and payment. Any dividend declared during such period or without giving notice shall be invalid. The payment of dividends by City Savings Bank is also subject to additional Office of Thrift Supervision and Department of Financial Institutions limitations. See “Dividend Limitations.”

Federal Home Loan Bank System

City Savings Bank is a member of the Federal Home Loan Bank system, which consists of 12 regional banks. The Federal Housing Finance Board, an independent agency, controls the Federal Home Loan Bank System including the Federal Home Loan Bank of Indianapolis. The Federal Home Loan Bank system provides a central credit facility primarily for member financial institutions. At March 31, 2007, City Savings Bank’s investment in stock of the Federal Home Loan Bank of Indianapolis was $1.5 million. For the nine months ended March 31, 2007 and the fiscal year ended June 30, 2006, the Federal Home Loan Bank of Indianapolis paid approximately $55,000 and $83,000, respectively in dividends to City Savings Bank. All 12 Federal Home Loan Banks are required to provide funds to establish affordable housing programs through direct loans or interest subsidies on advances to members to be used for lending at subsidized interest rates for low- and moderate-income, owner-occupied housing projects, affordable rental housing, and certain other community projects. These contributions and obligations could adversely affect the value of Federal Home Loan Bank stock in the future. A reduction in the value of such stock may result in a corresponding reduction in City Savings Bank’s capital.

The Federal Home Loan Bank of Indianapolis serves as a reserve or central bank for member institutions within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes advances to members in accordance with policies and procedures established by the Federal Home Loan Bank and the board of directors of the Federal Home Loan Bank of Indianapolis.

All Federal Home Loan Bank advances must be fully secured by sufficient collateral as determined by the Federal Home Loan Bank. Eligible collateral includes first mortgage loans not more than 90 days delinquent or securities evidencing interests therein, securities (including mortgage-backed securities) issued, insured or guaranteed by the federal government or any agency thereof, cash or Federal Home Loan Bank deposits, certain small business and agricultural loans of smaller institutions and real estate with readily ascertainable value in which a perfected security interest may be obtained. Other forms of collateral may be accepted as additional security or, under certain circumstances, to renew outstanding advances. All long-term advances are required to provide funds for residential home financing and the Federal Home Loan Bank has established standards of community service that members must meet to maintain access to long-term advances.

Interest rates charged for advances vary depending upon maturity, the cost of funds to the Federal Home Loan Bank of Indianapolis and the purpose of the borrowing.

Insurance of Deposits

Deposit Insurance. The Federal Deposit Insurance Corporation is an independent federal agency that insures the deposits, up to prescribed statutory limits, of banks and thrifts and safeguards the safety and soundness of the banking and thrift industries. The Federal Deposit Insurance Corporation administers the Deposit Insurance Fund, which generally insures for commercial bank, savings association, and state savings bank deposits. The Deposit Insurance Fund was created as a result of the merger of the Bank Insurance Fund and the Savings Association Insurance Fund as of March 31, 2006, pursuant to the Federal Deposit Insurance Reform Act of 2005 (the “Reform Act”). The Federal Deposit Insurance Corporation is required to maintain designated levels of reserves in the Deposit Insurance Fund.

Assessments. The Federal Deposit Insurance Corporation is authorized to establish annual assessment rates for deposit insurance for members of the Deposit Insurance Fund. The Federal Deposit Insurance Corporation may increase assessment rates if necessary to restore the fund’s ratio of reserves to insured deposits to the target level within a reasonable time and may decrease these rates if the target level has been met. Pursuant to the final regulations adopted under the Reform Act on November 2, 2006, the FDIC’s deposit insurance premiums are now assessed through a new risk-based system under which all insured depository institutions are placed into one of four categories and assessed insurance premiums based upon their level of capital and risk profile.

In addition to the assessment for deposit insurance, savings institutions are required to pay on bonds issued in the late 1980s by the Financing Corporation, which is a federally-chartered corporation that was organized to provide some of the financing to resolve the thrift crisis in the 1980s. The assessment rate for 2006 was approximately 0.012% of insured deposits. These assessments will continue until the Financing Corporation bonds mature in 2017.

Savings Association Regulatory Capital

Currently, savings associations are subject to three separate minimum capital-to-assets requirements: (i) a leverage limit, (ii) a tangible capital requirement, and (iii) a risk-based capital requirement. The leverage limit requires that savings associations maintain “core capital” of at least 3% of total assets. Core capital is generally defined as common shareholders’ equity (including retained income), noncumulative perpetual preferred stock and related surplus, certain minority equity interests in subsidiaries, qualifying supervisory goodwill, purchased mortgage servicing rights and purchased credit card relationships (subject to certain limits) less nonqualifying intangibles. The Office of Thrift Supervision requires a core capital level of 3% of total adjusted assets for savings associations that receive the highest rating for safety and soundness, and 4% to 5% for all other savings associations. Under the tangible capital requirement, a savings association must maintain tangible capital (core capital less all intangible assets except purchased mortgage servicing rights which may be included after making the above-noted adjustment in an amount up to 100% of tangible capital) of at least 1.5% of total assets. Under the risk-based capital requirements, a minimum amount of capital must be maintained by a savings association to account for the relative risks inherent in the type and amount of assets held by the savings association. The risk-based capital requirement requires a savings association to maintain capital (defined generally for these purposes as core capital plus general valuation allowances and permanent or maturing capital instruments such as preferred stock and subordinated debt, less assets required to be deducted) equal to 8.0% of risk-weighted assets. Assets are ranked as to risk in one of four categories (0-100%). A credit risk-free asset, such as cash, requires no risk-based capital, while an asset with a significant credit risk, such as a non-accrual loan, requires a risk factor of 100%. Moreover, a savings association must deduct from capital, for purposes of meeting the core capital, tangible capital and risk-based capital requirements, its entire investment in and loans to a subsidiary engaged in activities not permissible for a national bank (other than exclusively agency activities for its customers or mortgage banking subsidiaries). At June 30, 2006, City Savings Bank was in compliance with all capital requirements imposed by law.

The Office of Thrift Supervision issued a final rule in 1993 that set forth methodology for calculating an interest rate risk component to be used by savings associations in calculating regulatory capital. The Office of Thrift Supervision delayed implementation of this rule. In May 2002, the Office of Thrift Supervision concluded that a separate interest rate risk component is unnecessary in light of other tools available to monitor and assess an association’s interest rate risk, and it repealed the requirement that a savings association with excess exposure to interest rate risk make a deduction from its capital. The Office of Thrift Supervision has also revised its standards regarding the management of interest rate risk to include summary guidelines to assist savings associations in determining their exposures to interest rate risk. If an association is not in compliance with the capital requirements, the Office of Thrift Supervision is required to prohibit asset growth and to impose a capital directive that may restrict, among other things, the payment of dividends and officers’ compensation. In addition, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation generally are authorized to take enforcement actions against a savings association that fails to meet its capital requirements. These actions may include restricting the operating activities of the association, imposing a capital directive, cease and desist order, or civil money penalties, or imposing harsher measures such as appointing a receiver or conservator or forcing the association to merge into another institution.

Prompt Corrective Regulatory Action

The Federal Deposit Insurance Corporation Improvement Act requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to institutions that do not meet minimum capital requirements. For these purposes, the statute establishes five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized.

The Federal Deposit Insurance Corporation may order savings associations which have insufficient capital to take corrective actions. For example, a savings association which is categorized as “undercapitalized” would be subject to growth limitations and would be required to submit a capital restoration plan, and a holding company that controls such a savings association would be required to guarantee that the savings association complies with the restoration plan. “Significantly undercapitalized” savings associations would be subject to additional restrictions. Savings associations deemed by the Federal Deposit Insurance Corporation to be “critically undercapitalized” would be subject to the appointment of a receiver or conservator.

In connection with City Savings Financial’s application to establish a new full service branch in Chesterton, Indiana, the Indiana Department of Financial Institutions asked City Savings Financial to make certain commitments concerning capital at City Savings Bank. In this regard, City Savings Bank’s Board of Directors has adopted resolutions committing City Savings Bank to maintain a Tier 1 Leverage Capital Ratio of at least 8% of total assets and a Risk-based Capital Ratio of at least 11% of risk-weighted assets.

Dividend Limitations

The Office of Thrift Supervision also restricts the amount of “capital distributions” that may be made by savings associations. These regulations define a capital distribution as a distribution of cash or other property to a savings association’s owners, made on account of their ownership. This definition includes a savings association’s payment of cash dividends to shareholders, or any payment by a savings association to repurchase, redeem, retire, or otherwise acquire any of its shares or debt instruments that are included in total capital, and any extension of credit to finance an affiliate’s acquisition of those shares or interests. The amended regulation does not apply to dividends consisting only of a savings association’s shares or rights to purchase such shares.

The regulation permits certain savings associations to make capital distributions under certain circumstances without first filing a notice or an application with the Office of Thrift Supervision and requires a savings association to file an application for approval of a proposed capital distribution with the Office of Thrift Supervision if the association is not eligible for expedited treatment under Office of Thrift Supervision’s application processing rules, or the total amount of all capital distributions, including the proposed capital distribution, for the applicable calendar year would exceed an amount equal to the savings association’s net income for that year to date plus the savings association’s retained net income for the preceding two years (the “retained net income standard”). At March 31, 2007, City Savings Bank’s retained net income standard was approximately $544,000. A savings association must also file an application for approval of a proposed capital distribution if, following the proposed distribution, the association would not be at least adequately capitalized under the Office of Thrift Supervision prompt corrective action regulations, or if the proposed distribution would violate a prohibition contained in any applicable statute, regulation, or agreement between the association and the Office of Thrift Supervision or the Federal Deposit Insurance Corporation.

The capital distribution regulation requires a savings association that is not otherwise required to file an application to file a notice of a proposed capital distribution if the association or the proposed capital distribution do not meet the conditions described above, and: (1) the savings association will not be at least well capitalized (as defined under the Office of Thrift Supervision prompt corrective action regulations) following the capital distribution; (2) the capital distribution would reduce the amount of, or retire any part of the savings association’s common or preferred stock, or retire any part of debt instruments such as notes or debentures included in the association’s capital under the Office of Thrift Supervision capital regulation; or (3) the savings association is a subsidiary of a savings and loan holding company. Because City Savings Bank is a subsidiary of a savings and loan holding company, this latter provision requires, at a minimum, that City Savings Bank file a notice with the Office of Thrift Supervision 30 days before making any capital distributions to City Savings Financial Corporation.

In addition to these regulatory restrictions, City Savings Bank has established and maintains a liquidation account for the benefit of certain depositors and may not make capital distributions to City Savings Financial Corporation if its net worth would be reduced below the amount required for the liquidation account.

Under Indiana law, City Savings Bank may pay dividends without Department of Financial Institutions approval so long as its capital is unimpaired and the dividends in any calendar year do not exceed the net profits of City Savings Bank for that year plus the retained net profits of City Savings Bank for the previous two years. Dividends may not exceed undivided profits on hand (less losses, bad debts and expenses). Additional stringent regulatory requirements affecting dividend payments by City Savings Bank, however, are established by the prompt corrective action provisions of the Federal Deposit Insurance Corporation Improvement Act, which are discussed above. City Savings Bank’s capital levels currently exceed the criteria established to be designated as a “well capitalized” institution. Such institutions are required to have a total risk-based capital ratio of 10% or greater, a Tier I risk-based capital ratio of 6% or greater and a leverage ratio of 5% or greater.

Limitations on Rates Paid for Deposits

Regulations promulgated by the Federal Deposit Insurance Corporation pursuant to the Federal Deposit Insurance Corporation Improvement Act limit the ability of insured depository institutions to accept, renew or roll over deposits by offering rates of interest which are significantly higher than the prevailing rates of interest on deposits offered by other insured depository institutions having the same type of charter in the institution’s normal market area. Under these regulations, “well-capitalized” depository institutions may accept, renew or roll such deposits over without restriction, “adequately capitalized” depository institutions may accept, renew or roll such deposits over with a waiver from the Federal Deposit Insurance Corporation (subject to certain restrictions on payments of rates) and “undercapitalized” depository institutions may not accept, renew or roll such deposits over. The regulations contemplate that the definitions of “well-capitalized,” “adequately-capitalized” and “undercapitalized” will be the same as the definition adopted by the agencies to implement the corrective action provisions of the Federal Deposit Insurance Corporation Improvement Act. Management does not believe that these regulations will have a materially adverse effect on City Savings Bank’s current operations.

Safety and Soundness Standards

The federal banking agencies have adopted safety and soundness standards for all insured depository institutions. The standards, which were issued in the form of guidelines rather than regulations, relate to internal controls, information systems, internal audit systems, loan underwriting and documentation, compensation and interest rate exposure, asset quality and earnings standards. In general, the standards are designed to assist the federal banking agencies in identifying and addressing problems at insured depository institutions before capital becomes impaired. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan. Failure to submit a compliance plan may result in enforcement proceedings.

Real Estate Lending Standards

Office of Thrift Supervision regulations require savings associations to establish and maintain written internal real estate lending policies. Each association’s lending policies must be consistent with safe and sound banking practices and be appropriate to the size of the association and the nature and scope of its operations. The policies must establish loan portfolio diversification standards; establish prudent underwriting standards, including loan-to-value limits, that are clear and measurable; establish loan administration procedures for the association’s real estate portfolio; and establish documentation, approval, and reporting requirements to monitor compliance with the association’s real estate lending policies. The association’s written real estate lending policies must be reviewed and approved by the association’s board of directors at least annually. Further, each association is expected to monitor conditions in its real estate market to ensure that its lending policies continue to be appropriate for current market conditions.

Federal Reserve System

Under regulations of the Federal Reserve Board, City Savings Bank is required to maintain reserves against its transaction accounts (primarily checking and negotiable order of withdrawal accounts) and non-personal money market deposit accounts. The effect of these reserve requirements is to increase City Savings Bank’s cost of funds. City Savings Bank is in compliance with its reserve requirements. A state-chartered savings association, like other depository institutions maintaining reservable accounts, may borrow from the Federal Reserve Board “discount window,” to meet these requirements but the Federal Reserve Board’s regulations require the savings association to exhaust other reasonable alternative sources, including borrowing from its regional Federal Home Loan Bank, before borrowing from the Federal Reserve Board. FDICIA imposes certain limitations on the ability of undercapitalized depository institutions to borrow from Federal Reserve Boards.

Loans to One Borrower

Under Office of Thrift Supervision regulations and the Indiana statute, City Savings Bank may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus.

Additional amounts may be lent, not in excess of 10% of unimpaired capital and surplus, if such loans or extensions of credit are fully secured by readily marketable collateral, including certain debt and equity securities but not including real estate. Office of Thrift Supervision regulations permit a savings association, in some cases, to lend up to 30% of unimpaired capital and surplus to one borrower for purposes of developing domestic residential housing, provided that the association meets its regulatory capital requirements and the Office of Thrift Supervision authorizes the association to use this expanded lending authority. City Savings Bank did not have any loans or extensions of credit to a single or related group of borrowers in excess of its regulatory lending limits at June 30, 2006.

Qualified Thrift Lender

Savings associations must meet a qualified thrift lender test that requires the association to maintain an appropriate level of qualified thrift investments, which primarily consist of residential mortgages and related investments, including certain mortgage-related securities. The required percentage of qualified thrift investments is 65% of portfolio assets, which includes all assets minus intangible assets, property used by the association in conducting its business and liquid assets equal to 10% of total assets. Certain assets are subject to a percentage limitation of 20% of portfolio assets. In addition, savings associations may include shares of stock of the Federal Home Loan Banks, Federal National Mortgage Association, and Freddie Mac as qualified thrift investments. Compliance with the qualified thrift lender test is determined on a monthly basis in nine out of every twelve months. As of March 31, 2007, City Savings Bank was in compliance with its qualified thrift lender requirement, with approximately 90.3% of its assets invested in qualified thrift investments.

A savings association which fails to meet the qualified thrift lender test must either convert to a bank or be subject to the following penalties: (i) it may not enter into any new activity except for those permissible for a national bank and for a savings association; (ii) its branching activities shall be limited to those of a national bank; and (iii) it shall be bound by regulations applicable to national banks respecting payment of dividends. Three years after failing the qualified thrift lender test the association must dispose of any investment or activity not permissible for a national bank and a savings association. If such a savings association is controlled by a savings and loan holding company, then such holding company must, within a prescribed time period, become registered as a bank holding company and become subject to all rules and regulations applicable to bank holding companies (including restrictions as to the scope of permissible business activities).

Acquisitions or Dispositions and Branching

City Savings Bank Holding Company Act specifically authorizes a bank holding company, upon receipt of appropriate regulatory approvals, to acquire control of any savings association or holding company thereof wherever located. Similarly, a savings and loan holding company may acquire control of a bank. Moreover, Office of Thrift Supervision regulations authorize federal savings associations to acquire or be acquired by any insured depository institution and the Indiana statute authorizes an Indiana financial institution to acquire or be acquired by an out-of-state financial institution. Regulations promulgated by the Federal Reserve Board restrict the branching authority of savings associations acquired by bank holding companies. Savings associations acquired by bank holding companies may be converted to banks, but as such they become subject to branching and activity restrictions applicable to banks.

Subject to certain exceptions, commonly-controlled banks and savings associations must reimburse the Federal Deposit Insurance Corporation for any losses suffered in connection with a failed bank or savings association affiliate. Institutions are commonly controlled if one is owned by another or if both are owned by the same holding company. Such claims by the Federal Deposit Insurance Corporation under this provision are subordinate to claims of depositors, secured creditors, and holders of subordinated debt, other than affiliates.

Indiana banks and savings associations are permitted to acquire other Indiana banks and savings associations and to establish branches throughout Indiana. Moreover, revisions to the Indiana statute adopted in 1996 authorize a state savings association, with the prior approval of the Department of Financial Institutions, to establish or acquire a branch in another state. The revised Indiana statute further authorizes an out-of-state financial institution to establish branches in Indiana, provided that the laws of the institution’s home state permit Indiana financial institutions to establish and maintain branches in that state on a reciprocal basis. These revisions to the Indiana statute are consistent with the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994.

Transactions with Affiliates

City Savings Bank is subject to Sections 22(h), 23A and 23B of the Federal Reserve Act, which limits credit transactions between a bank or savings association and its executive officers and its affiliates. These provisions also prescribe terms and conditions for bank affiliate transactions deemed to be consistent with safe and sound banking practices, and restrict the types of collateral security permitted in connection with a bank’s extension of credit to an affiliate.

Community Reinvestment Act Matters

Federal law requires that ratings of depository institutions under the Community Reinvestment Act be disclosed. The disclosure includes both a four-unit descriptive rating—outstanding, satisfactory, needs to improve, and substantial noncompliance—and a written evaluation of an institution’s performance. Each Federal Home Loan Bank is required to establish standards of community investment or service that its members must maintain for continued access to long-term advances from the Federal Home Loan Banks. The standards take into account a member’s performance under the Community Reinvestment Act and its record of lending to first-time homebuyers. The Office of Thrift Supervision has designated City Savings Bank’s record of meeting community credit needs as satisfactory.

Other Indiana Regulations

As noted, City Savings Bank is subject to regulation by the Department of Financial Institutions. The Department of Financial Institutions has the right to promulgate rules and regulations necessary for the supervision and regulation of Indiana-chartered savings associations under its jurisdiction and for the protection of the public investing in such institutions. The regulatory authority of the Department of Financial Institutions includes, but is not limited to, the establishment of reserve requirements; the regulation of the payment of dividends; the regulation of stock repurchases; the regulation of incorporators, shareholders, directors, officers and employees; the establishment of permitted types of withdrawable accounts and types of contracts for savings programs, loans and investments; and the regulation of the conduct and management of savings banks, chartering and branching of institutions, mergers, conversions and conflicts of interest.

The Department of Financial Institutions generally conducts regular annual examinations of Indiana-chartered savings associations such as City Savings Bank. The purpose of such examination is to assure that institutions are being operated in compliance with applicable Indiana law and regulations and in a safe and sound manner. In addition, the Department of Financial Institutions is required to conduct an examination of any institution as often as it deems necessary. The Department of Financial Institutions has the power to issue cease and desist orders if any person or institution is engaging in, or has engaged in, any unsafe or unsound practice in the conduct of its business or has or is violating any other law, rule or regulation and, as to officers and directors of an Indiana savings association, breached his fiduciary duty as an officer or director.

With the approval of the Department of Financial Institutions, an Indiana savings association may merge or consolidate with a state or federal savings association, a state bank or state savings bank or a national bank. In considering whether to approve or disapprove such a merger or consolidation, the Department of Financial Institutions is to consider the following factors: (i) whether the institutions are operated in a safe, sound and prudent manner; (ii) whether the financial conditions of any of the institutions will jeopardize the financial stability of the other institutions; (ii) whether the financial conditions of any of the institutions will jeopardize the financial stability of the other institutions; (iii) whether the proposed merger or consolidation will result in an institution that has inadequate capital, unsatisfactory management or poor earnings prospects; (iv) whether the management or other principals of the resulting institution are qualified by character and financial responsibility to control and operate in a legal and proper manner the resulting institution; (v) whether the interests of the depositors and creditors of the institutions and the public generally will be jeopardized by the transaction; and (vi) whether the institutions furnish all of the information the Department of Financial Institutions requires in reaching the its decision.

Acquisitions of control of an Indiana savings association by a foreign savings association or bank, or a holding company require the prior approval of the Department of Financial Institutions. Control is defined as the power, directly or indirectly, (i) to vote 25.0% or more of the voting stock of an Indiana-chartered savings association or (ii) to excise a controlling influence over the management or policies of a savings association.

Federal Taxation

Historically, savings associations, such as City Savings Bank, have been permitted to compute bad debt deductions using either City Savings Bank experience method or the percentage of taxable income method. However, for years beginning after December 31, 1995, no savings association may use the percentage of taxable income method of computing its allowable bad debt deduction for tax purposes. Instead, all savings associations are required to compute their allowable deduction using the experience method. As a result of the repeal of the percentage of taxable income method, reserves taken after 1987 using the percentage of taxable income method generally must be included in future taxable income over a six-year period, although a two-year delay may be permitted for associations meeting a residential mortgage loan origination test. City Savings Bank does not have any reserves taken after 1987 that must be recaptured. However, City Savings Bank’s pre-1988 reserve, for which no deferred taxes have been recorded, must be recaptured into income if (i) City Savings Bank no longer qualifies as a bank under the Internal Revenue Code, or (ii) City Savings Bank pays out excess dividends or distributions. Although City Savings Bank does have some reserves from before 1988, City Savings Bank is not required to recapture these reserves.

Depending on the composition of its items of income and expense, a savings association may be subject to the alternative minimum tax. A savings association must pay an alternative minimum tax on the amount (if any) by which 20% of alternative minimum taxable income, as reduced by an exemption varying with alternative minimum taxable income, exceeds the regular tax due. Alternative minimum taxable income equals regular taxable income increased or decreased by certain tax preferences and adjustments, including depreciation deductions in excess of that allowable for alternative minimum tax purposes, tax-exempt interest on most private activity bonds issued after August 7, 1986 (reduced by any related interest expense disallowed for regular tax purposes), the amount of the bad debt reserve deduction claimed in excess of the deduction based on the experience method and 75% of the excess of adjusted current earnings over alternative minimum taxable income (before this adjustment and before any alternative tax net operating loss). Alternative minimum taxable income may be reduced only up to 90% by net operating loss carryovers, but alternative minimum tax paid can be credited against regular tax due in later years.

For federal income tax purposes, City Savings Bank has been reporting its income and expenses on the accrual method of accounting. City Savings Bank’s federal income tax returns have not been audited in the past ten years.

State Taxation

City Savings Bank is subject to Indiana’s financial institutions tax, which is imposed at a flat rate of 8.5% on “adjusted gross income.” “Adjusted gross income,” for purposes of the financial institutions tax, begins with taxable income as defined by Section 63 of the Internal Revenue Code and, thus, incorporates federal tax law to the extent that it affects the computation of taxable income. Federal taxable income is then adjusted by several Indiana modifications. Other applicable state taxes include generally applicable sales and use taxes plus real and personal property taxes.

City Savings Bank states income tax returns have not been audited in the past five years.

THE ACQUISITION OF CITY SAVINGS FINANCIAL CORPORATION

General

On March 8, 2007, LaPorte Bancorp entered into an Agreement and Plan of Merger pursuant to which City Savings Financial will merge with and into LaPorte Bancorp with LaPorte Bancorp as the surviving entity. Immediately following the merger of City Savings Financial with LaPorte Bancorp, City Savings Bank will merge with and into The LaPorte Savings Bank, with The LaPorte Savings Bank as the surviving entity.

Reasons for the Merger

Our board of directors believes that the merger will enhance the competitive position of LaPorte Bancorp by enabling us to increase our presence in LaPorte County, Indiana and expand into Porter County, Indiana.

The merger with City Savings Financial will facilitate a key step in the execution of The LaPorte Savings Bank’s management strategy; that is to increase market share in The LaPorte Savings Bank’s primary market area through the acquisition or purchase of deposits and expand its market area beyond LaPorte County. The combination of both The LaPorte Savings Bank and City Savings Bank will provide customers of both with convenient access to their accounts by increasing the number of branches available in the northwest Indiana banking market area.

The merger with City Savings Financial will increase The LaPorte Savings Bank’s deposit base and its loan portfolio. In addition, the merger, combined with the stock offering, will permit The LaPorte Savings Bank to use a significant portion of its capital, while continuing to well exceed each of its regulatory capital requirements. The merger is contingent upon the satisfaction or waiver of each of the conditions to the completion of the stock offering. If the merger is not completed, the stock offering can only be completed following approval by regulators and the depositors of The LaPorte Savings Bank of a revised stock offering, as well as a resolicitation of subscribers.

The terms of the merger agreement were the result of arm’s length negotiations between the representatives of LaPorte Bancorp and City Savings Financial. In its deliberations and in making its determination, LaPorte Bancorp’s board of directors considered many factors including, without limitation, the factors described above, as well as the following:

•

information concerning the financial condition, results of operations, capital levels, asset quality and prospects of LaPorte Bancorp and City Savings Financial, including consideration of both companies’ historical and projected results of operation and financial condition and a review of City Savings Financial’s financial performance by comparison to a peer group;

•	LaPorte Bancorp’s access to capital and managerial resources relative to that of City Savings Financial;

•	the anticipated short-term and long-term impact the offering and merger will have on LaPorte Bancorp’s consolidated results of operations;

•

the general structure of the transaction and the perceived compatibility of the respective management teams and business philosophies of The LaPorte Savings Bank and City Savings Bank, which The LaPorte Savings Bank’s board believed would make it easier to integrate the operations of the two companies;

•

the belief that the merger will enhance The LaPorte Savings Bank’s franchise value by the expansion of its branch network (on a consolidated basis) in the northwest Indiana market and by enhancing its ability to compete in its primary market area; and

•	The LaPorte Savings Bank’s long-term growth strategy.

The discussion of the information and factors considered by our board of directors is not intended to be exhaustive, but includes all material factors considered by our board of directors. In reaching its determination to approve the merger, out board of directors did not assign any specific or relative weights to any of the foregoing factors, and individual directors may have weighed factors differently.

Consideration to be Received in the Merger

When the merger becomes effective, each share of City Savings Financial common stock issued and outstanding immediately prior to the completion of the merger will automatically be converted into the right to receive, subject to the election and proration procedures outlined in the merger agreement, (a) $34.00 in cash without interest, (b) 3.4 shares of LaPorte Bancorp common stock, or (c) a combination of cash and shares of LaPorte Bancorp common stock.

Although shareholders of City Savings Financial are being given the option to elect whether to receive cash, LaPorte Bancorp common stock, or a combination of the two, in exchange for their shares of City Savings Financial common stock, all cash and stock elections will be subject to the allocation and proration procedures, as well as other provisions in the merger agreement. In particular, subject to adjustment, the number of City Savings Financial shares converted into the right to receive cash consideration will be 50% of the total outstanding City Savings Financial stock and the number of City Savings Financial shares converted into the right to receive stock consideration shall be 50% of the total outstanding City Savings Financial shares.

Finally, the number of City Savings Financial shares exchanged for cash and stock may need to be adjusted to ensure that shareholders other than LaPorte Savings Bank, MHC do not receive more than 49.9% of the amount of the stock issued by LaPorte Bancorp in the offering and merger. Neither LaPorte Bancorp nor City Savings Financial is making any recommendation as to whether City Savings Financial shareholders should elect to receive cash or LaPorte Bancorp common stock in the merger. Each holder of City Savings Financial common stock must make his or her own decision with respect to such election.

City Savings Financial’s shareholders will not receive fractional shares of LaPorte Bancorp common stock. Instead, they will receive a cash payment for any fractional shares in an amount equal to the product of such fractional amount multiplied by $10.00.

Treatment of City Savings Financial Stock Options

Immediately prior to the effective time of the merger (after all of the conditions to the consummation of the merger, as described in the merger agreement, have been satisfied) each outstanding option to purchase shares of City Savings Financial common stock will be cancelled in exchange for a cash payment from LaPorte Bancorp. The cash payment for each option will be equal to the excess of the $34.00 merger consideration over the exercise price per share of each option, net of any cash that must be withheld under the federal and state income and employment tax requirements. The executive officers and directors of City Savings Financial hold options to purchase 24,239 shares of City Savings Financial’s common stock, which they have agreed not to exercise prior to the closing of the merger, except under certain circumstances. The options held by City Savings Financial’s executive officers and directors will be cashed out for approximately $334,000 (based on a cash consideration of $34.00 per share of City Savings Financial common stock less an average exercise price per share of $20.20).

Accounting Treatment

LaPorte Bancorp will account for the merger under the “purchase” method of accounting in accordance with United States generally accepted accounting principles. Using the purchase method of accounting, the assets and liabilities of City Savings Financial will be recorded by LaPorte Bancorp at their respective fair values at the time of the completion of the merger. The excess of City Savings Financial’s purchase price over the net fair value of the assets acquired and liabilities assumed will then be allocated to identified intangible assets, with any remaining unallocated cost recorded as goodwill.

Tax Aspects

Crowe Chizek and Company LLC, our independent registered public accounting firm, has delivered to us its opinion, dated as of the date of this prospectus, that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and that, consequently, the merger will be tax-free to LaPorte Savings Bank, MHC, LaPorte Bancorp, City Savings Financial, City Savings Bank, The LaPorte Savings Bank and The LaPorte Savings Bank’s account holders.

Regulatory Approvals Needed to Complete the Merger, the Reorganization and the Offering

General. The merger cannot proceed in the absence of the requisite regulatory approvals. See “The Acquisition of City Savings Financial—Conditions to Completion of the Merger” and “—Terminating the Merger Agreement.” There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any approval. There can also be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy the conditions set forth in the merger agreement and described under “The Acquisition of City Savings Financial—Conditions to Completion of the Merger.”

The approval of an application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the cash consideration or the exchange ratio for converting City Savings Financial common stock to LaPorte Bancorp common stock. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

Merger Approvals. Completion of the merger is subject to prior approval of the Federal Deposit Insurance Corporation, the Office of Thrift Supervision and the Indiana Department of Financial Institutions. In reviewing applications for transactions of this type, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, the convenience and needs of the communities to be served, and competitive factors. Similarly, the Indiana Department of Financial Institutions must consider, among other factors, whether the merger will be consistent with adequate and sound banking practices and in the public interest on the basis of the following: (i) the financial history and condition of the parties; (ii) their prospects; (iii) the character of their management; (iv) the potential effect of the merger on competition; and (v) the convenience and needs of the area primarily to be served by the resulting institution. In addition, the Federal Deposit Insurance Corporation may not approve a transaction if it will result in a monopoly or otherwise be anticompetitive. LaPorte Bancorp filed applications with the Federal Deposit Insurance Corporation, the Office of Thrift Supervision and the Indiana Department of Financial Institutions on June 13, 2007.

Under the Community Reinvestment Act of 1977, the Federal Deposit Insurance Corporation must take into account the record of performance of City Savings Bank and The LaPorte Savings Bank in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each institution. As part of the review process, bank regulatory agencies frequently receive comments and protests from community groups and others. City Savings Bank received a “Satisfactory” rating during its last Community Reinvestment Act examination by the Federal Deposit Insurance Corporation and The LaPorte Savings Bank received a “Satisfactory” rating during its last Community Reinvestment Act examination conducted by the Federal Deposit Insurance Corporation.

In addition, a period of 15 to 30 days must expire following approval by the Federal Deposit Insurance Corporation before completion of the merger of The LaPorte Savings Bank and City Savings Bank is allowed, within which period the United States Department of Justice may file objections to the merger under the federal antitrust laws. While City Savings Financial and LaPorte Bancorp believe that the likelihood of objection by the Department of Justice is remote in this case, there can be no assurance that the Department of Justice will not initiate proceedings to block the merger of the two banks, or that the Attorney General of the State of Indiana will not challenge the merger of the two banks, or if any proceeding is instituted or challenge is made, as to the result of the challenge.

Offering Approvals. We have adopted a plan of reorganization and stock issuance plan pursuant to which we are offering a minority of shares to the public and shareholders of City Savings Financial. Consummation of the merger is subject to certain conditions, including the receipt of LaPorte Bancorp of all approvals necessary to complete its reorganization and stock offering. Specifically, the reorganization and offering must be approved by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions. LaPorte Bancorp’s offering applications were filed with the Office of Thrift Supervision, the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions on June 13, 2007. LaPorte Bancorp also filed a Registration Statement on Form S-1 with the Securities and Exchange Commission on June 5, 2007.

Interests of Certain Persons in the Merger

As described below, certain of City Savings Financial’s officers and directors have interests in the merger that are in addition to, or different from, the interests of City Savings Financial’s shareholders generally. City Savings Financial’s board of directors was aware of these conflicts of interest and took them into account in approving the merger.

Appointment of Directors to the LaPorte Bancorp, LaPorte Savings Bank, MHC, and The LaPorte Savings Bank Boards of Directors. The LaPorte Savings Bank will appoint two members of City Savings Financial’s board of directors to the board of directors of The LaPorte Savings Bank and the boards of directors of LaPorte Bancorp and LaPorte Savings Bank, MHC. Those individuals will be Dale A. Parkison and L. Charles Lukmann III. The LaPorte Savings Bank is not obligated to appoint any person other than Mr. Parkison or Mr. Lukmann to its boards of directors should either or both of these individuals not accept such positions. Both Mr. Parkison and Mr. Lukmann III have indicated their intent to accept these positions.

Payments to Employees with Employment Agreements. City Savings Bank is a party to an Employment Agreement with Thomas F. Swirski dated December 27, 2004, as amended by a First Amendment dated June 14, 2006, and is also a party to Employment Agreement with George L. Koehm dated December 27, 2004, as amended by a First Amendment dated June 14, 2006. Pursuant to the merger with LaPorte Bancorp, and upon the execution of a termination and release agreement by each of Mr. Swirski and Mr. Koehm with LaPorte Bancorp, immediately prior to the closing City Savings Bank shall make lump sum payments to Mr. Swirski and Mr. Koehm equal to approximately $385,000 and $215,000 respectively, in satisfaction of their employment agreements. However, the amount of any payment to Mr. Swirski and Mr. Koehm listed above shall be reduced, if necessary, in order that such payment shall not constitute an “excess parachute payment” as defined in IRS Code Section 280G.

Deferred Compensation Arrangements. City Savings Bank is a party to deferred compensation arrangements with each of Messrs. Swirski and Koehm. Under the Merger Agreement, these deferred compensation arrangements will be terminated as of the closing date, and City Savings Bank immediately prior to the effective time of the merger will make lump sum payments to Messrs. Swirski and Koehm equal to approximately $243,000 and $238,000, respectively, in satisfaction of these agreements. These amounts are estimated and assume a closing date of the merger of June 30, 2007. The payments due under these agreements will be paid to Mr. Swirski and Mr. Koehm by City Savings Bank immediately prior to the closing of the merger, provided that each of them executes a termination and release agreement with LaPorte Bancorp. The payments will be reduced to the extent necessary to ensure that none of the payments made to Mr. Swirski and Mr. Koehm in connection with the Merger will constitute “excess parachute payments,” pursuant to IRS Code Section 280G.

Treatment of Stock Options. The Merger Agreement provides that each holder of an option that is outstanding under the Option Plan immediately prior to the effective time of the merger, whether or not the option is then exercisable, will receive from City Savings Financial in cancellation of such option a cash payment in an amount determined by multiplying the number of shares of City Savings Financial common stock subject to the option by an amount equal to $34.00 minus the per share exercise price of such option, net of any cash which must be withheld under federal and state income tax requirements. The executive officers and directors of City Savings Financial hold options to purchase 24,239 shares of City Savings Financial’s common stock, which they have agreed not to exercise prior to the closing of the merger, except under certain circumstances. The options held by City Savings Financial’s executive officers and directors will be cashed out for approximately $367,000 (based on cash consideration of $34.00 per share of City Savings Financial common stock). There are a total of 39,016 shares of City Savings Financial common stock subject to issuance pursuant to outstanding stock options which will be cashed out for approximately $591,000 (based on the difference between the cash consideration of $34.00 per share and the exercise price of the options).

Treatment of RRPs. The Merger Agreement provides that any unvested awards of restricted stock under City Savings Financial’s Recognition and Retention Plan that are outstanding as of the date of the Merger Agreement will be converted into the right to receive the merger consideration at the effective time of the merger on the same basis as the other issued and outstanding shares of City Savings Financial common stock. The total number of shares under this plan that were outstanding as of the date of the Merger Agreement were 6,226, all of which are held by the executive officers and directors of City Savings Financial (including one retired director).

City Savings Bank Deferred Directors Supplemental Retirement Plan. The Merger Agreement provides that the Restated City Savings Bank Deferred Director Supplemental Retirement Plan (the “DRP”) will be terminated as of the effective time of the merger and lump sum plan termination payments will be made by City Savings Bank immediately prior to the closing date to each of the plan’s participants. The amount of the termination payments will be the present value of the benefits that otherwise would have been provided under the DRP. The total amount of the termination payments that will be made to City Savings Bank’s directors (including one retired director who is a participant in the DRP) is approximately $432,000. This amount is estimated and assumes a closing date of the merger of June 30, 2007. The termination payments will be paid to City Savings Bank’s directors provided that each of them executes a termination and release agreement with LaPorte Bancorp. In addition, the amount of any payment to a director upon the termination of the DRP shall not constitute an “excess parachute payment” as defined under IRS Code Section 280G.

Treatment of the City Savings Employee Stock Ownership Plan. Under the Merger Agreement, City Savings Bank will terminate the City Savings Employee Stock Ownership Plan (“ESOP”) effective on or before the effective time of the merger. All shares of City Savings Financial common stock held in the ESOP will be converted into the merger consideration and, after payment in full of the loan made by City Savings Financial to the ESOP, will be distributed to the employees of City Savings Financial and City Savings Bank who own shares under the ESOP. In this regard, certain executive officers of City Savings Financial who own shares through the ESOP will benefit from the early termination of the ESOP. The total number of shares held by the executive officers of City Savings Financial under the ESOP that were outstanding as of the date of the Merger Agreement were 8,225.

Employee Severance. Except in the circumstances described below, an employee of City Savings Financial or City Savings Bank who continues as an employee of LaPorte Bancorp or any of its subsidiaries but is involuntarily terminated as a direct result of the merger, other than for cause, will receive a severance payment from the LaPorte Savings Bank, with a minimum severance amount equal to four weeks of salary, subject to applicable income and employment tax withholding; provided that such payment shall not be made to any employee who has an employment agreement or change in control agreement with City Savings Financial, City Savings Bank, LaPorte Bancorp or any of its subsidiaries.

Continued Director and Officer Liability Coverage. For a period of six years following the effective time of the merger, LaPorte Bancorp has agreed to indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors or officers of City Savings Financial, City Savings Bank or any of their subsidiaries with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the effective time of the merger to the same extent as City Savings Financial currently provides for indemnification of its officers and directors. LaPorte Bancorp has also agreed to purchase and keep in force for a period of three years following the effective time of the merger directors’ and officers’ liability insurance to provide coverage for acts or omissions of the type and in the amount currently covered by City Savings Financial’s and City Savings Bank’s existing directors’ and officers’ liability insurance for acts or omissions occurring on or prior to the effective time of the merger; provided that in no event shall LaPorte Bancorp be required to expend in the aggregate during such three-year period more than $30,000 to maintain such insurance coverage.

Employee Matters

As cost efficiencies are being identified by management and decisions are made regarding any consolidation of certain departments, decisions will be made regarding certain City Savings Financial and City Savings Bank management and employee positions that may be eliminated. Each person who is an employee of City Savings Bank as of the closing of the merger (whose employment is not specifically terminated upon the closing) will become an employee of The LaPorte Savings Bank, which shall make available its health and other employee welfare benefit plans to each continuing employee on the same basis as other LaPorte Savings Bank employees. Former employees of City Savings Bank who become employees of The LaPorte Savings Bank in connection with the merger will receive credit for their service with City Savings Bank for purposes of eligibility to participate in The LaPorte Savings Bank’s 401(k) Plan and will participate in accordance with the eligibility provisions of the plan. The City Savings Bank 401(k) plan will be frozen as of the completion of the merger and City Savings Bank employees who are retained as employees of The LaPorte Savings Bank will be offered the opportunity to roll over their 401(k) plan account balances into The LaPorte Savings Bank 401(k) plan. Former employees of City Savings Bank who become employees of The LaPorte Savings Bank in connection with the merger will be considered new employees of The LaPorte Savings Bank for purposes of eligibility to participate in the to-be-formed employee stock ownership plan of The LaPorte Savings Bank. LaPorte Bancorp has also agreed to honor all vested benefits or other vested amounts earned or accrued under City Savings Bank employee benefit plans, contracts and arrangements.

Time of Completion

The closing of the merger will take place on a date the parties agree upon that occurs as promptly as practicable following the date on which the conditions to closing as described in the merger agreement have been satisfied. See “—Conditions to Completing the Merger.” On the closing date, City Savings Financial will merge with and into Merger Corp., a federally chartered interim corporation to be formed as a subsidiary of LaPorte Bancorp, with Merger Corp. as the surviving entity. LaPorte Bancorp will file articles of combination with the Office of Thrift Supervision merging Merger Corp. into LaPorte Bancorp and a certificate of merger with the Indiana Secretary of State. The merger will become effective at the time stated in such articles of combination and certificate of merger.

It is currently expected that the merger will be completed during the fourth calendar quarter of 2007. However, because completion of the merger is subject to regulatory approvals and other conditions, the parties cannot be certain of the actual timing. Furthermore, either company may terminate the merger agreement if, among other reasons, the merger has not been completed on or before December 31, 2007 or such later date as the parties agree to in writing, unless failure to complete the merger by that time is due to a failure to fulfill any material obligation under the merger agreement by the party seeking to terminate the agreement. See “—Terminating the Merger Agreement.”

Conditions to Completing the Merger

LaPorte Bancorp’s and City Savings Financial’s obligations to consummate the merger are conditioned on the following:

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no litigation shall be pending or threatened in which the completion of the merger is restrained or prohibited and in the reasonable judgment of any of the parties such litigation is likely to have a material adverse effect on such party’s interests;

•	approval of the merger agreement by City Savings Financial shareholders;

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receipt of all required regulatory approvals, the satisfaction of all conditions required by the terms of such approvals and the expiration of all statutory waiting periods (and further, that no such approval shall contain any condition applicable to LaPorte Bancorp that is, in the reasonable judgment of LaPorte Bancorp, materially burdensome upon its conduct of business or would so adversely impact the economic and business benefits of the merger to LaPorte Bancorp so as to render it inadvisable to proceed with the merger);

•	the occurrence of The LaPorte Savings Bank’s reorganization from mutual to stock form and the minority stock offering;

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the registration statement of which this prospectus is a part of being declared effective by the Securities and Exchange Commission and the absence of any instituted or threatened proceeding by the Securities and Exchange Commission to suspend the effectiveness of the registration statement;

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the parties must have received an opinion from Crowe Chizek and Company LLC, The LaPorte Savings Bank’s independent auditors, that the merger of City Savings Financial with and into LaPorte Bancorp constitutes a “reorganization” for purposes of Section 368 of the Code;

•	each party having performed and complied in all material respect with all of its covenants, agreements and other obligations under the merger agreement;

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each party having ensured that all proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by the merger agreement, and all related documents, shall be reasonably satisfactory in form and substance to the other party, and shall have been made available to the other party for examination the originals or true and correct copies of all documents the other party may reasonably request in connection with the transactions contemplated by the merger agreement;

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each party’s representations and warranties being true and correct (except to the extent any breaches of a representation or warranty, either individually or in the aggregate, do not or would not be reasonably likely to have a material adverse effect on the other party). For purposes of the merger agreement, “material adverse effect” means any change or effect that is or is reasonably likely to be materially adverse to the financial condition or results of operations of the relevant party and it subsidiaries, taken as a whole or that would reasonably be expected to materially and adversely affect the ability of the relevant party to consummate the transactions contemplated in the merger agreement or to perform their material obligations thereunder; provided, however, that “material adverse effect” will not be deemed to include (i) the impact of actions or omissions of a party taken with the prior written consent of the other in contemplation of the transactions contemplated by the merger agreement, (ii) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings institutions industries, (iii) changes in generally accepted accounting principles, (iv) expenses incurred in connection with the merger agreement and the merger including payments to be made pursuant to employment and severance agreements and the termination of other benefit plans in amounts disclosed in the disclosure schedules to this agreement, (v) changes attributable to or resulting from changes in general economic conditions generally affecting financial institutions including changes in interest rates and any impact of such changes in rates on the securities portfolios of the parties, or (vi) the occurrence of any military or terrorist attack within the United States or any of its possessions;

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neither City Savings Financial nor City Savings Bank shall have sustained a material adverse effect or change to its financial condition or results of operations since the execution of the merger agreement;

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each party’s receipt of such certificates and documents of officers of the other party and public officials as shall be reasonably requested to establish the existence of the other party and the due authorization of the merger agreement and the transactions contemplated thereby;

•	the receipt by LaPorte Bancorp of a customary “comfort” letter from City Savings Financial’s independent auditors regarding the financial condition of City Savings Financial;

•	City Savings Financial’s continued listing on the OTC Bulletin Board;

•	LaPorte Bancorp’s approval for listing on the NASDAQ Capital Market;

•	the cancellation of all City Savings Financial’s outstanding stock options immediately prior to the effective time of the merger;

•	City Savings Financial’s cash payment for the outstanding City Savings Financial stock options;

•	each party having received all required third party consents, the absence of which would materially and adversely affect such party;

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receipt by City Savings Financial of an opinion from Keefe, Bruyette & Woods, Inc. dated as of the date of this proxy statement-prospectus to be used in connection with the City Savings Financial shareholders’ meeting that the merger consideration to be paid to City Savings Financial’s shareholders in the merger is fair from a financial point of view; and

•	the exchange agent shall have certified receipt of the aggregate merger consideration for all shares of City Savings Financial common stock to be acquired in connection with the merger.

LaPorte Bancorp and City Savings Financial cannot guarantee whether all of the conditions to the merger will be satisfied or waived by the party permitted to do so.

Conduct of Business Before the Merger

City Savings Financial has agreed that, until completion of the merger and unless permitted by LaPorte Bancorp, it and its subsidiaries will:

General Business

•	conduct its business in the usual, regular and ordinary course consistent with past practice;

•	maintain its books in accordance with GAAP;

•	conduct its business and operations only in accordance with safe and sound banking and business practices;

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preserve intact its business organization, generally keep available the services of its officers and employees and preserve its relationships with customers, suppliers, agents, brokers and others having business dealings with them to the end that its goodwill and going businesses will be unimpaired at the effective time of the merger;

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promptly advise The LaPorte Savings Bank orally and in writing of any event or series of events which has a material adverse effect on the financial condition or results of operations of City Savings Financial;

Compliance with Law

•	use its best efforts to comply promptly with all requirements imposed by state or federal law with respect to the merger;

•	promptly cooperate with and furnish information to LaPorte Bancorp in connection with any such requirements imposed upon any of them in connection with the merger;

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use its best efforts to obtain (and cooperate with LaPorte Bancorp in obtaining) any consent, authorization or approval of, or any exemption by, any governmental authority or agency, or other third party, required to be obtained or made by any of them in connection with the merger or the taking of any action contemplated thereby; and

•	not knowingly or willfully take any action that would adversely affect the ability of such party to perform its obligations under this merger agreement.

In addition to maintaining its business in the usual and ordinary course and complying with applicable laws, City Savings Financial and City Savings Bank have agreed to restrict certain activities including, but not limited to the following:

Cash Dividends

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not declare or pay any cash dividends on or make other distributions with respect to capital stock, except that City Savings Financial will be permitted to declare and pay a regular semi-annual cash dividend not exceeding $0.15 per share;

Assets

•	not sell, lease or otherwise dispose of any assets, except in the ordinary course of business;

Capital Stock

•	not increase the shares of capital stock City Savings Financial has outstanding;

Liabilities

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not create or incur any liabilities, in a single transaction or series of related transaction, in excess of $10,000 other than the taking of deposits and other liabilities incurred in the ordinary course of business or consistent with past practices;

Compensation

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generally not increase the compensation paid to its directors, officers and employees in excess of three percent (3%) of such person’s compensation as of March 8, 2007, except in accordance with past practices for those employees who are not executive or senior management;

Properties

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not take steps to relocate operations from existing locations, nor enter into, renew, extend, amend or modify any lease or license with respect to any property, whether real or personal, with a term of more than one year or payments greater than $20,000 per year;

•	must use its best efforts to maintain its properties and assets in their present states of repair, order and condition;

Governing Documents

•	not amend its articles of incorporation or bylaws;

Loans

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City Savings Bank’s lending activities are restricted and City Savings Bank may not enter into, modify or increase (i) any loan secured by lease receivables other than loans to finance vehicles leased to third parties; (ii) any loan secured by commercial or multi-family real estate involving an amount in excess of $250,000 or any amount that, when aggregated with any and all loans to the same or related borrowers, would be in excess of $500,000 (and in any event only if such loan has an existing debt service coverage ratio of not less than 1.20 and a loan value ratio in accordance with regulatory guidelines); (iii) any business loan involving an amount in excess of $50,000 (and in any event only if such loan has an existing debt service coverage ratio of not less than 1.20); (iv) any loan or credit commitment (including letters of credit) which is secured by property located outside of Indiana other than certain conforming residential real estate loans: and (v) any loan or credit commitment (including letters of credit) to, or make any investment in, any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of an existing loan, credit commitment or investment that (1) involves an amount in excess of $300,000 or in any amount that, when aggregated with any and all loans or credit commitments to such person, would be in excess of $500,000 (and in any event only if such loan has a loan-to-value ratio of not greater than 80% unless private mortgage insurance is purchased); (2) is to any person other than in accordance with its lending policies as in effect at the date of the merger agreement; or (3) involves any of the loans or other extensions of credit to which, or investments in which, are delinquent, nonperforming or on a “watch-list” or similar internal report of City Savings Financial, provided that City Savings Financial and City Savings Bank are not prohibited from honoring any contractual obligations in existence as of the date of the merger agreement;

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there are also restrictions on making residential loans that do not conform to Fannie Mae or Freddie Mac standards, fixed rate loans, purchasing loans and loan participations other than loan purchases subject to existing contractual obligations of City Savings Financial and increasing or renewing any loan commitment to an executive officer, director, or 5% or greater shareholder of City Savings Financial;

Taxation

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not take any action which would, or fail to take any action contemplated by the merger agreement, if such failure would disqualify the merger as a tax-free reorganization under Section 368(a) of the Internal Revenue Code;

Portfolio

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not materially restructure or change its investment securities portfolio through purchases, sales or otherwise, or change the manner in which the portfolio is classified or reported (in accordance with FAS 115 or otherwise);

Policies

•	not implement or adopt any material change in its interest rate and other risk management policies, procedures or practices;

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must follow its existing policies and practices with respect to managing its exposure to interest rate and other risks and may not change in any material respect any basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting or any other material aspects of its business or operations, except for such changes as may be required by the rules of the AICPA or the FASB or by governmental authorities or by law;

Contracts

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enter into any new, or modify, amend or extend the terms of any existing, contracts relating to the purchase or sale of financial or other futures, derivative or synthetic mortgage product or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreement relating to the hedging of interest rate risks, or enter into any contract or agreement to buy, sell, exchange or otherwise deal in any tangible assets in a single transaction or a series of transactions in excess of $20,000 in aggregate value which cannot be terminated without cause with less than 90 days’ notice and without payment of a penalty;

Indebtedness

•	not create or incur any mortgage, lien, pledge or security interest, against or in respect of any property or right of City Savings Financial;

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not discharge or satisfy any mortgage, lien, charge or encumbrance other than as a result of the payment of liabilities in accordance with the terms thereof, or except in the ordinary course of business;

Settling Claims

•	not settle or agree to settle any claim, action or proceeding, whether or not initiated in a court of law, against it for more than $10,000; and

Capital Expenditures

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not make any one capital expenditure or any series of related capital expenditures (other than emergency repairs and replacements), the amount or aggregate amount of which is in excess of $20,000, and provided further that any computer or network equipment acquired by City Savings Financial or its subsidiaries shall satisfy certain standards and specifications acceptable to LaPorte Bancorp.

Covenants of The LaPorte Savings Bank and City Savings Financial in the Merger Agreement

Agreement Not to Solicit Other Proposals. City Savings Financial has agreed not to solicit, initiate or encourage any acquisition proposal by a third party, to participate in discussions or negotiations regarding an acquisition proposal or to enter into any agreement requiring it to abandon or terminate the merger agreement with LaPorte Bancorp. An acquisition proposal includes the making of a proposal by a third party with respect to the following:

•	any merger, consolidation, share exchange, business combination, or other similar transaction involving City Savings Financial or City Savings Bank;

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 24.9% or more of the assets of City Savings Financial or City Savings Bank in a single transaction or a series of related transactions, excluding from this calculation such transactions undertaken in the ordinary course of business and consistent with past practice;

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any sale of 24.9% or more of the outstanding shares of capital stock of City Savings Financial or City Savings Bank (or securities convertible or exchangeable into or otherwise evidencing, or an agreement or instrument evidencing, the right to acquire capital stock);

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the filing of an acquisition application (or the giving of an acquisition notice), whether in draft or final form, under the Home Owners’ Loan Act or under any other applicable law with respect to City Savings Financial or City Savings Bank;

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any person who has acquired beneficial ownership or the right to acquire beneficial ownership of, or any “group” (as such term is defined under Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities Exchange Commission promulgated thereunder) which has been formed which beneficially owns or has the right to acquire beneficial ownership of, 24.9% or more of the then outstanding shares of capital stock of City Savings Financial; or

•	any public announcement of a proposal, plan or intention to do any of the foregoing.

Notwithstanding these provisions, if City Savings Financial receives an unsolicited acquisition proposal that its board of directors believes is superior to the terms of the merger with LaPorte Bancorp, then City Savings Financial may furnish non-public information concerning City Savings Financial to the person making the proposal and may engage in discussions with that person, but only if City Savings Financial’s board of directors determines in good faith, after consultation with legal counsel, that failure to take such action would constitute a breach of its fiduciary duties to City Savings Financial shareholders. If City Savings Financial determines that it desires to accept a superior proposal, it shall notify LaPorte Bancorp in writing of its intent to terminate the merger agreement with LaPorte Bancorp in order to enter into an agreement in connection with the superior proposal. LaPorte Bancorp shall have five business days to evaluate and respond to City Savings Financial’s notice. If LaPorte Bancorp notifies City Savings Financial in writing within the five business days that it will at least match the terms of the superior proposal, then City Savings Financial may not accept the superior proposal.

Certain Other Covenants. The merger agreement also contains other agreements relating to the conduct of The LaPorte Savings Bank and City Savings Financial before consummation of the merger, including the following:

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each party shall afford to the other’s officers, employees, accountants, legal counsel and other representatives access, during normal business hours, to all of its and its subsidiaries, properties, books, contracts, commitments and records; provided that City Savings Financial may redact any information from such materials which relates to assessments, analyses or discussions of a possible acquisition prior to the date of the merger agreement with LaPorte Bancorp, or which relates to matters or issues concerning its evaluation of the merger with LaPorte Bancorp or that would impair the ability of its board of directors to discharge its fiduciary duties;

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each party shall (a) to the extent within its control, use best efforts to cause all of its representations and warranties contained in the merger agreement to be true and correct in all material respects at the effective time of the merger as if such representations and warranties had been made on and as of the effective time of the merger and (b) use best efforts to cause all of the conditions precedent set forth in the merger agreement to be satisfied;

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neither party shall take any action, nor agree or commit to take any action, which would reasonably be expected to (a) adversely affect the ability of either party to obtain necessary regulatory approvals; (b) adversely affect a party’s ability to perform its covenants or agreements under the merger agreement; or (c) result in any of the conditions to the merger set forth in the merger agreement not being satisfied;

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each party shall furnish to the other (a) a copy of each significant report, schedule and other document filed by or received by it or its subsidiaries pursuant to the requirements of federal or state securities laws or banking laws promptly after such documents are available; (b) its consolidated monthly consolidated financial statements (as prepared in accordance with its normal accounting procedures) promptly after such consolidated financial statements are available; (c) a summary of any action taken by its, or its subsidiaries’, boards of directors, or any committees thereof; and (d) all significant information concerning it and its subsidiaries’ business, properties and personnel as the other may reasonably request;

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each party shall (a) confer with one another on a regular and frequent basis to report on operational matters and the general status of their respective ongoing business operations; (b) discuss with one another any matters directly affecting them in which any state or federal regulator of City Savings Financial or LaPorte Bancorp is involved; and (c) provide prompt notice to the other of any litigation, arbitration, proceeding, governmental investigation, citation or action of any kind which may be commenced, threatened or proposed by any person concerning the legality, validity or propriety of the transactions contemplated by the merger agreement and, if any such litigation is commenced against any party to the merger agreement, the parties shall cooperate in all respects in connection with such litigation;

•

each party shall (a) take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the merger (including making all filings and requests in connection with necessary regulatory approvals and furnishing all information in connection therewith); (b) promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon any of them in connection with the merger; and (c) take all reasonable actions necessary to obtain (and will cooperate with the other party in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental entity or other public or private person, required to be obtained by the parties in connection with the merger or the taking of any action contemplated by the merger agreement;

•

each party will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary or advisable to consummate the transactions contemplated by the merger agreement including, but not limited to, the merger;

•

each party, subject to disclosure obligations imposed under applicable law, will cooperate with the other in the development and distribution of all news releases and other public information disclosures with respect to the merger and shall not issue any public announcement or statement with respect to the merger without prior consultation with the other party;

•	City Savings Financial shall use its reasonable best efforts to maintain the listing of City Savings Financial common stock on the OTC Bulleting Board though the effective time of the merger;

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LaPorte Bancorp shall use its best efforts to cause the shares of LaPorte Bancorp to be issued pursuant to the merger agreement to be approved for trading on the NASDAQ Capital Market prior to the effective time of the merger;

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LaPorte Bancorp will file a registration statement, of which this prospectus forms a part, with the Securities and Exchange Commission registering the shares of LaPorte Bancorp common stock to be issued pursuant to the merger agreement;

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City Savings Financial will use its best efforts to cause to be delivered to LaPorte Bancorp a letter from BKD, LLP, City Savings Financial’s independent auditors, dated within three business days before the registration statement is declared effective by the Securities and Exchange Commission, and each addressed to LaPorte Bancorp, in form and substance reasonably satisfactory to LaPorte Bancorp, and each customary in scope and substance for letters delivered by independent public accountants in connection with similar registration statements;

•

City Savings Financial will take all actions necessary to convene a meeting of its shareholders to vote on the merger agreement and the City Savings Financial board of directors will recommend at the shareholder meeting that the shareholders vote to approve the merger and will use its reasonable best efforts to solicit shareholder approval, unless it determines that such actions would not comply with its fiduciary obligations to City Savings Financial shareholders;

•

City Savings Financial will use its reasonable best efforts to cause each person who is an affiliate of it under Rule 145 of the Securities Act to deliver to LaPorte Bancorp a letter to the effect that such person will comply with Rule 145; and

•

The LaPorte Savings Bank may engage, at its own cost and expense, an environmental consultant that is reasonably acceptable to City Savings Financial to conduct a Phase II environmental investigation with respect to the underground storage tank located in City Savings Bank’s real property located at 2000 Franklin Street, Michigan City, Indiana. City Savings Financial must cooperate with the consultant in connection with the Phase II, and upon The LaPorte Savings Bank’s receipt of a final written Phase II report, The LaPorte Savings Bank must promptly furnish to City Savings Financial copies of the report, including any analytical data, correspondences, notices or other materials relating thereto. In the event the Phase II report indicates the presence of an environmental condition with respect to the property, The LaPorte Savings Bank must promptly obtain (but in any case within a reasonable time prior to the closing), at City Savings Financial’s or City Savings Bank’s expense, from the consultant a good faith estimate (reasonably acceptable to the parties) of the cost and expense necessary to remediate the environmental condition. For purposes of the merger agreement, an “environmental condition” generally means (1) a hazardous material present in the soil and/or groundwater at the 2000 Franklin Street property which violates an environmental law; or (2) a release of a hazardous material from the underground storage tank at the 2000 Franklin Street property which violates an environmental law.

For information on additional covenants made by The LaPorte Savings Bank and City Savings Financial in connection with the merger, see “—Conditions to Completing the Merger” and “—Conduct of Business Before the Merger.”

Representations and Warranties Made by The LaPorte Savings Bank and City Savings Financial in the Merger Agreement

The LaPorte Savings Bank and City Savings Financial have made certain customary representations and warranties to each other in the merger agreement relating to their businesses. The representations and warranties must be true in all material respects through the completion of the merger. For more information, see “—Conditions to Completing the Merger.”

The representations and warranties contained in the merger agreement were made only for purposes of such agreement and are made as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed to by the contracting parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purpose of allocating risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors as statements of factual information.

Terminating the Merger Agreement

The merger agreement may be terminated at any time prior to the completion of the merger, either before or after approval of the merger agreement by City Savings Financial shareholders, as follows:

•	by the mutual written consent of the parties;

•	by either party if the shareholders of City Savings Financial fail to approve the merger agreement;

•	by either party if regulatory approval of the merger or the minority offering has been denied;

•

by either party if the merger is not consummated by December 31, 2007 or such later date as agreed to in writing by the parties; provided, however, that this right is not available to any party who failed to comply with a provision of the merger agreement that causes the delay;

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by either party if the other breaches a representation or warranty or breaches a covenant or agreement so that the conditions of closing the merger cannot be satisfied and the breach is not cured within 30 days following written notice to the party committing the breach;

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by either party if any of the conditions precedent to the obligations of such party cannot be satisfied by December 31, 2007, provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement;

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by LaPorte Bancorp if City Savings Financial fails to call a shareholder meeting and/or fails to recommend the merger or, after recommending approval, the board of directors of City Savings Financial withdraws, qualifies or revises such recommendation;

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by LaPorte Bancorp if a tender offer or exchange offer for 25% or more of City Savings Financial common stock is commenced and the City Savings Financial board of directors recommends that City Savings Financial shareholders tender their shares or otherwise fails to recommend rejection of the tender offer;

•	by City Savings Financial in the event that City Savings Financial receives a superior proposal in order to concurrently enter into an acquisition agreement with respect to such superior proposal; or

•

by LaPorte Bancorp, if, on the basis of the Phase II report of an environmental consultant with respect to the underground storage tank located at the City Savings Bank property located at 2000 Franklin Street, Michigan City, Indiana (A) any required remediation estimated pursuant to the terms of the merger agreement exceeds $250,000, or (B) that the costs and expenses necessary to remediate, cleanup, abate, and restore all environmental conditions on this property with respect to the underground storage tank cannot be reasonably estimated by an environmental consultant with any degree of certainty but could reasonably be expected to exceed $250,000 in the aggregate.

Termination Fee

The merger agreement requires City Savings Financial to pay The LaPorte Savings Bank a fee of $750,000 if:

(i)	the merger agreement is terminated by LaPorte Bancorp because City Savings Financial breaches a representation or warranty or covenant that cannot be cured and within 18 months following the termination City Savings Financial enters into an agreement with respect to or consummates an acquisition;

(ii)	the merger agreement is terminated by either LaPorte Bancorp or City Savings Financial because City Savings Financial’s shareholders fail to approve the merger and a third party acquisition proposal shall have been publicly announced; or

(iii)	City Savings Financial terminates the merger agreement upon receipt of a superior proposal.

In the event that the termination fee becomes payable pursuant to (ii) or (iii) above, City Savings Financial shall pay a fee of $375,000 within three business days following termination of the merger agreement and, if within 18 months thereafter City Savings Financial enters into an agreement with respect to or consummates an acquisition, City Savings Financial must pay the balance of the termination fee (i.e., $375,000).

Notwithstanding the foregoing, if the merger agreement is terminated pursuant to (i) above, no portion of the termination fee will become payable unless and until City Savings Financial enters into an agreement with respect to, or consummates, another acquisition with a third party within 18 months after the termination of the merger agreement, in which case the entire $750,000 termination fee will become payable.

Expenses

Except as otherwise provided in the merger agreement, each of The LaPorte Savings Bank and City Savings Financial will pay its own costs and expenses incurred in connection with the merger.

Changing the Terms of the Merger Agreement

The merger agreement may be amended by the parties at any time before or after approval of the merger agreement by the City Savings Financial shareholders, except that after such approval no amendment shall be made without the further approval of the City Savings Financial shareholders if such amendment: (a) alters or changes the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of City Savings Financial common stock; or (b) alters or changes any of the terms and conditions of the merger agreement if such alteration or change would adversely affect the City Savings Financial shareholders. No amendment, supplement, modification, waiver or termination of the merger agreement shall be binding unless executed in writing by the party to be bound thereby.

The Reorganization and Stock Offering

This stock offering is being conducted pursuant to a plan of reorganization and stock issuance plan approved by the board of trustees of The LaPorte Savings Bank. The plan of reorganization and stock issuance plan also must be approved by the depositors of The LaPorte Savings Bank. A special meeting of depositors has been called for this purpose. The Office of Thrift Supervision, the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions also [conditionally approved] the plan of reorganization and stock issuance plan; however, such approval does not constitute a recommendation or endorsement of the plan of reorganization and stock issuance plan by such agencies.

General

On March 8, 2007, the board of trustees of The LaPorte Savings Bank unanimously adopted a plan of reorganization and stock issuance plan pursuant to which LaPorte Bancorp will offer 45% (which can increase to up to 49.9%) of its common stock to qualifying depositors of The LaPorte Savings Bank in a subscription offering and, to shareholders of City Savings Financial in accordance with the merger agreement, and, if necessary, to members of the general public through a direct community offering and/or a syndicate of registered broker-dealers. The plan of reorganization and stock issuance plan was subsequently amended and restated on             , 2007 and             . The amount of capital being raised in the offering is based on an appraisal of The LaPorte Savings Bank by an independent appraiser. Most of the terms of this offering are required by the regulations of the Office of Thrift Supervision, the Indiana Department of Financial Institutions and the Federal Deposit Insurance Corporation.

Immediately after the completion of the reorganization, it is expected that City Savings Financial will merge with LaPorte Bancorp or a to-be-formed wholly owned subsidiary thereof, with City Savings Financial being the survivor of the merger. Pursuant to the merger agreement, City Savings Financial will be liquidated, and City Savings Bank will merge into The LaPorte Savings Bank. The merger is governed by the merger agreement, which was unanimously adopted by the respective board of trustees and boards of directors of The LaPorte Savings Bank, City Savings Financial Corporation and City Savings Bank. In connection with the merger, City Savings Financial shareholders may elect to exchange each share of City Savings Financial common stock for 3.4 shares of LaPorte Bancorp common stock, $34.00 or a combination thereof, subject to the limitation that less than 50% of the common stock issued by LaPorte Bancorp is issued to the eligible depositors in the stock offering and the shareholders of City Savings Financial.

After the reorganization and merger, our ownership structure initially will be as follows:

This ownership structure is subject to the limitation that LaPorte Savings Bank, MHC will own approximately 55% of LaPorte Bancorp common stock at the midpoint, maximum, and maximum, as adjusted, of the offering range.

The following is a brief summary of the pertinent aspects of the reorganization and offering. A copy of the plan of reorganization and stock issuance plan is available from The LaPorte Savings Bank upon request and is available for inspection at the offices of The LaPorte Savings Bank and at the Office of Thrift Supervision. The plan of reorganization and stock issuance plan is also filed as an exhibit to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Reasons for the Reorganization and Offering

Our primary reasons for this offering are to:

•	issue stock and raise capital to provide the stock and funds necessary to acquire City Savings Financial;

•	support future expansion through branching and possibly additional acquisitions;

•	enhance earnings through investing and leveraging the proceeds, through the acquisition of City Savings Financial, as well as traditional funding and lending activities; and

•	implement equity compensation plans to retain and attract qualified directors, officers and staff and to enhance our current compensation programs.

As part of our business planning process, our board of concluded that additional capital was needed in order to increase our profitability and support asset growth and that the best way to accomplish this would be through a stock offering. The board of determined that a minority offering by LaPorte Bancorp was appropriate, because engaging in a full mutual-to-stock conversion would raise more capital than we had current plans to deploy. Further, the minority stock issuance permits us to control the amount of capital being raised by selecting the percentage of shares to be sold in the offering. Additionally, the board of preferred to remain in the mutual holding company structure because it provides for the continued control of LaPorte Bancorp by LaPorte Savings Bank, MHC through its majority ownership position.

The offering will afford our board members, officers and employees the opportunity to become shareholders, which we believe to be an effective performance incentive and an effective means of attracting and retaining qualified personnel. The offering also will provide our customers and local community members with an opportunity to acquire our stock.

The disadvantages of the offering considered by the board of are the additional expense and effort of operating as a public company, the inability of shareholders other than LaPorte Savings Bank, MHC to obtain majority ownership of LaPorte Bancorp and The LaPorte Savings Bank, which may result in the perpetuation of our management and board, and that new forms of corporate ownership and regulatory policies relating to the mutual holding company structure may be adopted from time to time which may have an adverse impact on shareholders other than LaPorte Savings Bank, MHC.

Following the offering, a majority of our voting stock will still be owned by LaPorte Savings Bank, MHC, which will be controlled by its board of directors. While this structure will permit management to focus on our long-term business strategy for growth and capital redeployment without undue pressure from shareholders, it will also serve to perpetuate our existing management and directors. LaPorte Savings Bank, MHC will be able to elect all of the members of LaPorte Bancorp’s board of directors, and will be able to control the outcome of most matters presented to our shareholders for resolution by vote. The matters as to which shareholders other than LaPorte Savings Bank, MHC will be able to exercise voting control are limited and include any proposal to implement a stock-based incentive plan. No assurance can be given that LaPorte Savings Bank, MHC will not take action adverse to the interests of other shareholders. For example, LaPorte Savings Bank, MHC could prevent the sale of control of LaPorte Bancorp or defeat a candidate for the board of directors of LaPorte Bancorp or other proposals put forth by shareholders.

This offering does not preclude the conversion of LaPorte Savings Bank, MHC from the mutual to stock form of organization in the future. No assurance can be given when, if ever, LaPorte Savings Bank, MHC will convert to stock form or what conditions the Office of Thrift Supervision or other regulatory agencies may impose on such a transaction. See “Risk Factors” and “Summary—Possible Conversion of LaPorte Savings Bank, MHC to Stock Form.”

Description of the Plan of Reorganization and Stock Issuance Plan

Following receipt of all required approvals and approval of the plan of reorganization and stock issuance plan by The LaPorte Savings Bank’s depositors, the reorganization will be effected as follows or in any other manner approved by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions that is consistent with the purposes of the plan of reorganization and stock issuance plan and applicable laws and regulations:

•	The LaPorte Savings Bank will organize an interim federal savings bank (“Interim One”) as a wholly owned subsidiary;

•	Interim One will organize an interim federal savings bank (“Interim Two”) as a wholly owned subsidiary;

•	Interim one will then reorganize LaPorte Bancorp as a wholly owned subsidiary;

•

The LaPorte Savings Bank will convert its charter to an Indiana stock savings bank charter and Interim One will exchange its charter for a federal mutual holding company charter to become The LaPorte Savings Bank, MHC;

•

sequentially with the step described in the fourth bullet, Interim Two will merge with and into The LaPorte Savings Bank with The LaPorte Savings Bank in stock form surviving as a subsidiary of LaPorte Savings Bank, MHC;

•	LaPorte Savings Bank, MHC will contribute 100% of the issued common stock of The LaPorte Savings Bank in stock form to LaPorte Bancorp; and

•	LaPorte Bancorp will issue a majority of its common stock to LaPorte Savings Bank, MHC.

Contemporaneously with the reorganization, we will offer shares of common stock in the reorganization offering at a price of $10.00 per share.

Immediately after the completion of the reorganization, LaPorte Bancorp intends to acquire by merger City Savings Financial Corporation, the holding company for City Savings Bank. In addition to the shares we are selling in the reorganization offering, we will issue LaPorte Bancorp common stock to shareholders of City Savings Financial Corporation in the merger. City Savings Financial Corporation shareholders may elect to exchange each share of City Savings Financial Corporation share for $34.00 in cash, 3.4 shares of LaPorte Bancorp common stock, or a combination thereof. LaPorte Savings Bank, MHC, the federally chartered mutual holding company parent to be formed by The LaPorte Savings Bank, will own approximately 55% of the common stock of LaPorte Bancorp outstanding following the reorganization and the merger. The LaPorte Savings Bank intends to capitalize LaPorte Savings Bank, MHC with $100,000.

As a result of the reorganization, The LaPorte Savings Bank will be organized in stock form and will be wholly owned by LaPorte Bancorp. The legal existence of The LaPorte Savings Bank will not terminate as a result of the reorganization. Instead, The LaPorte Savings Bank in stock form will be a continuation of The LaPorte Savings Bank in mutual form. All property of The LaPorte Savings Bank, including its right, title and interest in all property of any kind and nature, interest and asset of every conceivable value or benefit then existing or pertaining to The LaPorte Savings Bank, or which would inure to The LaPorte Savings Bank immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in The LaPorte Savings Bank in stock form. The LaPorte Savings Bank in stock form will have, hold and enjoy the same in its right and fully and to the same extent as the same was possessed, held and enjoyed by The LaPorte Savings Bank in mutual form. The LaPorte Savings Bank in stock form will continue to have, succeed to and be responsible for all rights, liabilities and obligations of The LaPorte Savings Bank in mutual form and will maintain its headquarters and operations at The LaPorte Savings Bank’s present locations.

Effects of the Reorganization and the Merger on Depositors and Borrowers

Continuity. While the reorganization is being accomplished, the normal business of The LaPorte Savings Bank and City Savings Bank will continue without interruption, including being regulated by the Indiana Department of Financial Institutions, and the Federal Deposit Insurance Corporation. After the reorganization and merger, The LaPorte Savings Bank will continue to provide services for depositors and borrowers of both banks under its current policies.

The board members of The LaPorte Savings Bank at the time of reorganization, in addition to two current directors of City Savings Bank, will serve as directors of LaPorte Savings Bank, MHC, LaPorte Bancorp and The LaPorte Savings Bank after the reorganization and merger. All officers of The LaPorte Savings Bank at the time of reorganization and the merger will retain their positions after the reorganization and the merger.

Deposit Accounts and Loans. The reorganization and the merger will not affect any deposit accounts or borrower relationships with The LaPorte Savings Bank or City Savings Bank. All deposit accounts in The LaPorte Savings Bank and City Savings Bank after the reorganization and the merger will continue to be insured up to the legal maximum by the Federal Deposit Insurance Corporation in the same manner as such deposit accounts were insured immediately before the reorganization and the merger. The reorganization and the merger will not change the interest rate or the maturity of deposits at The LaPorte Savings Bank or City Savings Bank, although all such deposits will then be with The LaPorte Savings Bank, as the separate existence of City Savings Bank will have terminated.

After the reorganization and the merger, each depositor of The LaPorte Savings Bank (which will include depositors of City Savings Bank) will retain a deposit account in The LaPorte Savings Bank and depositors of The LaPorte Savings Bank will have a pro rata ownership interest in the equity of LaPorte Savings Bank, MHC based upon the balance in the depositor’s account. This ownership interest is tied to the depositor’s account, has no tangible market value separate from the deposit account and may only be realized in the event of a liquidation of LaPorte Savings Bank, MHC. Any depositor who opens a deposit account in The LaPorte Savings Bank obtains a pro rata ownership interest in the equity of LaPorte Savings Bank, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account in The LaPorte Savings Bank receives the balance in the account but receives nothing for his or her ownership interest in the equity of LaPorte Savings Bank, MHC, which is lost to the extent that the balance in the account is reduced. Consequently, depositors of The LaPorte Savings Bank have no way to realize the value of their ownership interest in LaPorte Savings Bank, MHC, except in the unlikely event that LaPorte Savings Bank, MHC is liquidated.

After the reorganization and the merger, all loans of The LaPorte Savings Bank and City Savings Bank will retain the same status that they had before the reorganization and the merger. The amount, interest rate, maturity and security for each loan will remain as they were contractually fixed before the reorganization and the merger.

Effect on Governance. After the reorganization and the merger, direction of The LaPorte Savings Bank, LaPorte Bancorp and LaPorte Savings Bank, MHC will be under the control of their respective boards of directors. LaPorte Bancorp will own all of the outstanding common stock of The LaPorte Savings Bank and LaPorte Savings Bank, MHC will own a majority of the outstanding common stock of LaPorte Bancorp

As a federally chartered mutual holding company, LaPorte Savings Bank, MHC will have no authorized capital stock and, therefore, no shareholders. Upon completion of the offering and merger, LaPorte Savings Bank, MHC will own approximately 55% of LaPorte Bancorp’s common stock. As long as LaPorte Savings Bank, MHC exists, it will own a majority of the voting stock of LaPorte Bancorp and, through its board of directors, will be able to exercise voting control over most matters put to a vote of shareholders. Following the offering and merger, LaPorte Savings Bank, MHC is not expected to engage in any business activity other than owning a majority of the common stock of LaPorte Bancorp.

Effect on Liquidation Rights. In the unlikely event of a complete liquidation of The LaPorte Savings Bank before the completion of the reorganization, each depositor would receive a pro rata share of any assets of The LaPorte Savings Bank remaining after payment of expenses and satisfaction of claims of all creditors. Each depositor’s pro rata share of such liquidating distribution would be in the same proportion as the value of such depositor’s deposit account was to the total value of all deposit accounts in The LaPorte Savings Bank at the time of liquidation.

Upon a complete liquidation of The LaPorte Savings Bank after the reorganization, each depositor would have a claim as a creditor of the same general priority as the claims of all other general creditors of The LaPorte Savings Bank. However, except as described below, a depositor’s claim would be solely for the amount of the balance in such depositor’s deposit account plus accrued interest. Such depositor would not have an interest in the value or assets of The LaPorte Savings Bank above that amount.

If liquidation of LaPorte Savings Bank, MHC occurs following completion of the reorganization, all depositors of The LaPorte Savings Bank at that time will be entitled, pro rata, to the value of their deposit accounts, to a distribution of any assets of LaPorte Savings Bank, MHC remaining after payment of all debts and claims of creditors.

There are no plans to liquidate The LaPorte Savings Bank, LaPorte Bancorp or LaPorte Savings Bank, MHC.

Subscription Offering and Subscription Rights

Under the plan of reorganization and stock issuance plan, we have granted rights to subscribe for our common stock to the following persons in the following order of priority:

1.	Persons with deposits in The LaPorte Savings Bank with balances aggregating $50 or more (“qualifying deposits”) as of December 31, 2005 (“eligible account holders”). For this purpose, deposit accounts include all savings, time and demand accounts;

2.	Our employee stock ownership plan and 401(k) plan;

3.	Persons with qualifying deposits in The LaPorte Savings Bank as of [ ] (“supplemental eligible account holders”), other than our officers, directors and their associates; and

4.	Depositors of The LaPorte Savings Bank as of [ ], who are not eligible or supplemental eligible account holders (“other depositors”).

The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of: the exchange of shares of City Savings Financial required by the merger agreement; and all subscriptions having prior rights in the subscription offering up to the maximum and minimum purchase limitations set forth in the plan of reorganization and stock issuance plan. See “The Reorganization and Stock Offering—Limitations on Purchases of Shares.” Under the merger agreement, City Savings Financial shareholders may elect to exchange each share of City Savings Financial common stock for $34.00 in cash, 3.4 shares of LaPorte Bancorp common stock, or a combination thereof. No more than 49.9% of the LaPorte Bancorp shares may be issued to eligible account holders as well as City Savings Financial shareholders in the merger, other than to LaPorte Savings Bank, MHC.

All persons on a joint account will be counted as a single depositor for purposes of determining the maximum amount that may be subscribed for by owners of a joint account. Joint account holders will be required to register stock subscribed for in the offering in the names of all of the joint account holders. We will strive to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you have an ownership interest.

Priority 1: Eligible Account Holders. Subject to the purchase limitations as described below under “The Reorganization and Stock Offering—Limitations on Purchases of Shares,” each eligible account holder has the right to subscribe for up to the greater of:

•	$100,000 of common stock (which equals 10,000 shares);

•	one-tenth of 1% of the total offering of common stock in the subscription offering to persons other than LaPorte Savings Bank, MHC; or

•

15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the eligible account holders and the denominator is the total amount of qualifying deposits of all eligible account holders. The balance of qualifying deposits of all eligible account holders was $             million.

If there are insufficient shares to satisfy all subscriptions by eligible account holders, shares first will be allocated so as to permit each subscribing eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled. Subscription rights of eligible account holders who are also executive officers or directors of LaPorte Bancorp or The LaPorte Savings Bank or their associates will be subordinated to the subscription rights of other eligible account holders to the extent attributable to increased deposits in The LaPorte Savings Bank in the one year period preceding December 31, 2005.

To ensure a proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which such eligible account holder had an ownership interest at December 31, 2005. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

Priority 2: Tax-Qualified Employee Benefit Plans. Subject to the purchase limitations as described below under “The Reorganization and Stock Offering—Limitations on Purchases of Shares,” our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, have the right to purchase up to 10% of the shares of common stock issued in the offering and issued in the merger. As a tax-qualified employee benefit plan, our employee stock ownership plan intends to purchase 8.0% of the shares of common stock issued in the stock offering and pursuant to the merger. Subscriptions by the employee stock ownership plan will not be aggregated with shares of common stock purchased by any other participants in the offering, including subscriptions by our officers and directors, for the purpose of applying the purchase limitations in the plan of reorganization and stock issuance plan. If eligible account holders subscribe for all of the shares being sold, no shares will be available for our tax-qualified employee benefit plans. If the plan’s subscription is not filled in its entirety, the employee stock ownership plan may purchase shares in the open market or may purchase shares directly from us with the approval of the Office of Thrift Supervision.

Priority 3: Supplemental Eligible Account Holders. Subject to the purchase limitations as described below under “The Reorganization and Stock Offering—Limitations on Purchases of Shares,” each supplemental eligible account holder has the right to subscribe for up to the greater of:

•	$100,000 of common stock (which equals 10,000 shares);

•	one-tenth of 1% of the total offering of common stock to persons in the subscription offering other than LaPorte Savings Bank, MHC; or

•

15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders. The balance of qualifying deposits of all supplemental eligible account holders was $            million.

If eligible account holders and the tax-qualified employee benefit plans subscribe for all of the shares being sold, no shares will be available for supplemental eligible account holders. If shares are available for supplemental eligible account holders but there are insufficient shares to satisfy all subscriptions by supplemental eligible account holders, shares first will be allocated so as to permit each subscribing supplemental eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining supplemental eligible account holders whose subscriptions remain unfilled.

To ensure a proper allocation of stock, each supplemental eligible account holder must list on his or her stock order form all deposit accounts in which such supplemental eligible account holder had an ownership interest

at [            ]. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

Priority 4: Other Depositors. Subject to the purchase limitations as described below under “The Reorganization and Stock Offering—Limitations on Purchases of Shares,” each depositor as of             , 2007 has the right to purchase up to the greater of $100,000 of common stock (which equals 10,000 shares) or one-tenth of 1% of the total offering of common stock to persons in the subscription offering other than LaPorte Savings Bank, MHC. If eligible account holders, the tax-qualified employee benefit plans and supplemental eligible account holders subscribe for all of the shares being sold, no shares will be available for other depositors. If shares are available for other depositors but there are not sufficient shares to satisfy all subscriptions by other depositors, shares first will be allocated so as to permit each subscribing other depositor, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing other depositors in the proportion that each other depositor’s subscription bears to the total subscriptions of all such subscribing other depositors whose subscriptions remain unfilled.

To ensure a proper allocation of stock, each other depositor must list on his or her stock order form all deposit accounts in which such other depositor had an ownership interest at             , 2007. Failure to list an account or providing incorrect information could result in the loss of all or part of a subscriber’s stock allocation.

Expiration Date for the Subscription Offering. The subscription offering, and all subscription rights under the plan of reorganization and stock issuance plan, will terminate at 12:00 Noon, Central time, on [DATE1], 2007. We will not accept orders for common stock in the subscription offering received after that time. We will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights; however, all subscription rights will expire on the expiration date whether or not we have been able to locate each person entitled to subscription rights.

Office of Thrift Supervision regulations require that we complete the sale of common stock within 45 days after the close of the subscription offering. If the sale of the common stock is not completed within that period, all funds received will be returned promptly with interest at our passbook rate and all withdrawal authorizations will be canceled unless we receive approval of the Office of Thrift Supervision to extend the time for completing the offering. If regulatory approval of an extension of the time period has been granted, we will notify all subscribers of the extension and of the duration of any extension that has been granted, and subscribers will have the right to modify or rescind their purchase orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be returned promptly with interest, or withdrawal authorizations will be canceled. No single extension can exceed 90 days.

Persons in Non-Qualified States. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of reorganization and stock issuance plan reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States in which (1) only a small number of persons otherwise eligible to subscribe for shares of common stock reside; (2) the granting of subscription rights or the offer or sale of shares to such person would require that we or our officers or directors register as a broker, dealer, salesman or selling agent under the securities laws of the state, or register or otherwise qualify the subscription rights or common stock for sale or qualify as a foreign corporation or file a consent to service of process; or (3) we determine that compliance with that state’s securities laws would be impracticable or unduly burdensome for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares. Subscription rights are nontransferable. You may not transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of your subscription rights issued under the plan of reorganization and stock issuance plan or the shares of common stock to be issued upon exercise of your subscription rights. Your subscription rights may be exercised only by you and only for your own account. When registering your stock purchase on the order form, you should not add the name(s) of persons who have no subscription rights or who qualify in a lower purchase priority than you do. Doing so may jeopardize your subscription rights. If you exercise your subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding regarding the sale or transfer of such shares. Federal regulations also prohibit any person from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or shares of common stock before the completion of the offering.

If you sell or otherwise transfer your rights to subscribe for common stock in the subscription offering or subscribe for common stock on behalf of another person, you may forfeit those rights and face possible further sanctions and penalties imposed by the Office of Thrift Supervision or another agency of the United States government. Illegal transfers of subscription rights, including agreements made prior to completion of the offering to transfer shares after the offering, have been subject to enforcement actions by the Securities and Exchange Commission as violations of Rule 10b-5 of the Securities Exchange Act of 1934.

We intend to report to the Office of Thrift Supervision and the Securities and Exchange Commission anyone who we believe sells or gives away their subscription rights. We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Direct Community Offering

To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, we may, in our discretion, offer shares to the general public in a direct community offering. In the direct community offering, preference will be given to natural persons and trusts of natural persons who are residents of LaPorte County, Indiana.

We will consider a person to be resident of LaPorte County, Indiana if he or she occupies a dwelling in the county, has the intent to remain for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence together with an indication that such presence is something other than merely transitory in nature. We may utilize depositor or loan records or other evidence provided to us to make a determination as to a person’s resident status. In all cases, the determination of residence status will be made by us in our sole discretion.

Purchasers in the community offering are eligible to purchase up to $100,000 of common stock (which equals 10,000 shares). If shares are available for preferred subscribers in the community offering but there are insufficient shares to satisfy all orders, the available shares will be allocated first to each preferred subscriber whose order we accept in an amount equal to the lesser of 1,000 shares or the number of shares ordered by each such subscriber, if possible. After that, unallocated shares will be allocated among the remaining preferred subscribers whose orders remain unsatisfied on an equal number of shares per order basis until all available shares have been allocated. If, after filling the orders of preferred subscribers in the community offering, shares are available for other subscribers in the community offering but there are insufficient shares to satisfy all orders, shares will be allocated in the same manner as for preferred subscribers.

The community offering, if held, may commence concurrently with or subsequent to the subscription offering and will terminate no later than 45 days after the close of the subscription offering unless extended by us, with approval of the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. If we receive regulatory approval for an extension, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will have the right to modify or rescind their orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be promptly returned with interest.

The opportunity to subscribe for shares of common stock in the community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Syndicated Community Offering or Underwritten Public Offering

The plan of reorganization and stock issuance plan provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Keefe Bruyette & Woods, Inc., acting as our agent. In such capacity, Keefe Bruyette & Woods, Inc. may form a syndicate of other brokers-dealers who are NASD member firms. Alternatively, we may sell any remaining shares in an underwritten public offering. Neither Keefe Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Keefe Bruyette & Woods, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering. We have not selected any particular broker-dealers to participate in a syndicated community offering and will not do so until prior to the commencement of the syndicated community offering. The syndicated community offering would terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Office of Thrift Supervision. See “The Reorganization and Stock Offering—Direct Community Offering” above for a discussion of rights of subscribers in the event an extension is granted.

The opportunity to subscribe for shares of common stock in the syndicated community offering or underwritten public offering is subject to our right in our sole discretion to accept or reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Common stock sold in the syndicated community offering also will be sold at the $10.00 per share purchase price. Purchasers in the syndicated community offering are eligible to purchase up to $100,000 of common stock (which equals 10,000 shares). We may begin the syndicated community offering or underwritten public offering at any time following the commencement of the subscription offering.

If we are unable to find purchasers from the general public for all unsubscribed shares, we will make other purchase arrangements, if feasible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the plan of reorganization and stock issuance plan and in excess of the proposed director and executive officer purchases discussed earlier, although no such purchases are currently intended. If other purchase arrangements cannot be made, we may either: terminate the stock offering and promptly return all funds; promptly return all funds, set a new offering range and give all subscribers the opportunity to place a new order for shares of LaPorte Bancorp common stock; or take such other actions as may be permitted by the Office of Thrift Supervision and the Securities and Exchange Commission.

Limitations on Purchases of Shares

In addition to the purchase limitations described above under “The Reorganization and Stock Offering—Subscription Offering and Subscription Rights,” “—Direct Community Offering” and “—Syndicated Community Offering or Underwritten Public Offering,” the plan of reorganization and stock issuance plan provides for the following purchase limitations:

•

The aggregate amount of our outstanding common stock owned or controlled by persons other than LaPorte Savings Bank, MHC at the close of the offering must be less than 50% of our total outstanding common stock.

•

No individual, corporation, partnership, association, joint stock company, limited liability company, trust, unincorporated organization, governmental or political subdivision of a government through one or more individual and/or joint deposit accounts may purchase more than $100,000 of common stock (which equals 10,000 shares) in the subscription offering, subject to increase as described below, nor may any group of such individual or entity purchase more than $100,000 of common stock (which equals 10,000 shares) in the subscription offering through a single deposit account, subject to increase as described below.

•

Except for our tax-qualified employee benefit plans, no person together with associates of or persons acting in concert with such person may purchase in the aggregate more than $300,000 of common stock (which equals 30,000 shares), subject to increase as described below.

•	Each subscriber must subscribe for a minimum of 25 shares.

•

The aggregate amount of common stock acquired in the offering by any non-tax-qualified employee plan or any management person and his or her associates may not exceed 4.9% of the (i) outstanding shares of common stock at the conclusion of the offering (including shares held by LaPorte Savings Bank, MHC) or (ii) the shareholders’ equity of LaPorte Bancorp at the conclusion of the offering. In calculating the number of shares held by management persons and their associates, shares held by any tax-qualified or non-tax-qualified employee stock benefit plan that are attributable to such person will not be counted.

•

The aggregate amount of common stock acquired in the offering by any one or more tax-qualified employee plans, exclusive of any shares of common stock acquired by such plans in the secondary market, may not exceed 4.9% of (i) the outstanding shares of common stock at the conclusion of the offering and merger (including shares held by LaPorte Savings Bank, MHC) or (ii) the shareholders’ equity of the LaPorte Bancorp at the conclusion of the offering and merger.

•

The aggregate amount of common stock acquired in the offering by all of our stock benefit plans, other than employee stock ownership plans, may not exceed 25% of the outstanding common stock held by persons other than LaPorte Savings Bank, MHC.

•

The aggregate amount of common stock acquired in the offering by all non-tax-qualified employee plans or management persons and their associates, exclusive of any common stock acquired by such plans or persons in the secondary market, may not exceed 30% of (i) the outstanding shares of common stock held by persons other than LaPorte Savings Bank, MHC at the conclusion of the offering or (ii) the shareholders’ equity of LaPorte Bancorp held by persons other than LaPorte Savings Bank, MHC at the conclusion of the offering. In calculating the number of shares held by management persons and their associates, shares held by any tax-qualified or non-tax-qualified employee stock benefit plan that are attributable to such persons will not be counted.

We may, in our sole discretion, increase the individual or aggregate purchase limitation to up to 5% of the shares of common stock sold in the offering to persons other than LaPorte Savings Bank, MHC. We do not intend to increase the maximum purchase limitation unless market conditions warrant. If we decide to increase the purchase limitations, persons who subscribed for the maximum number of shares of common stock will be given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights. We, in our discretion, also may give other large subscribers the right to increase their subscriptions.

The plan of reorganization and stock issuance plan defines “acting in concert” to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of reorganization and stock issuance plan, our directors are not deemed to be acting in concert solely by reason of their board membership.

The plan of reorganization and stock issuance plan defines “associate,” with respect to a particular person, to mean:

•

a corporation or organization, other than LaPorte Savings Bank, MHC, LaPorte Bancorp or The LaPorte Savings Bank or a majority-owned subsidiary of LaPorte Savings Bank, MHC, LaPorte Bancorp or The LaPorte Savings Bank, of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;

•	a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and

•

any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of LaPorte Savings Bank, MHC, LaPorte Bancorp or The LaPorte Savings Bank or any of their subsidiaries.

For example, a corporation of which a person serves as an officer would be an associate of that person and, therefore, all shares purchased by the corporation would be included with the number of shares that the person could purchase individually under the purchase limitations described above. We have the right in our sole discretion to reject any order submitted by a person whose representations we believe to be false or who we otherwise believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent, the terms and conditions of the plan of reorganization and stock issuance plan. Directors and officers are not treated as associates of each other solely by virtue of holding such positions. We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.”

Marketing Arrangements

Offering materials have been initially distributed through mailings to those eligible to subscribe in the subscription offering. To assist in the marketing of our common stock, we have retained Keefe Bruyette & Woods, Inc., which is a broker-dealer registered with the National Association of Securities Dealers, Inc. Keefe Bruyette & Woods, Inc. will assist us in the offering by:

•

Consulting as to the financial and securities market implications of the plan of stock offering and any related corporate documents, including the percentage of common stock, to be offered in the offering;

•	Reviewing with the board the financial impact of the offering on LaPorte Bancorp, based upon the independent appraiser’s appraisal of the common stock;

•

Reviewing all offering documents, including this prospectus, stock order forms and related offering materials (although the preparation and filing of such documents is the responsibility of LaPorte Bancorp and its counsel);

•	Assisting in the design and implementation of a marketing strategy for the offering;

•	Assisting management in scheduling and preparing for meetings with potential investors and/or other broker-dealers in connection with the offering; and

•	Providing such other general advice and assistance as may be requested to promote the successful completion of the offering.

For these services, Keefe Bruyette & Woods, Inc. will receive a fee of one hundred twenty-five basis points (1.25%) of the aggregate dollar amount of the common stock sold in the subscription and community offerings, excluding shares sold to the tax-benefit plans, issued in connection with the merger with City Savings Financial, and to our officers, employees and directors and their immediate families. In the event that Keefe Bruyette & Woods,

Inc. sells common stock through a group of broker-dealers in a syndicated community offering, it will be paid a fee equal to fifty basis points of the dollar amount of total shares sold in the syndicated community offering, which fee, along with the fee payable to selected dealers (which may include Keefe Bruyette & Woods, Inc. for the shares it sells) for the shares they sell, shall not exceed 5.5% of the aggregate dollar amount of shares sold in the syndicated offering. In the subscription and direct community offerings, Keefe Bruyette & Woods, Inc. will also be reimbursed for its allocable expenses, including legal fees and expenses, advertising, syndication and travel expenses, in an amount not to exceed $60,000, without LaPorte Bancorp’s approval. In the event that there is a resolicitation of subscribers, Keefe Bruyette & Woods, Inc. may be required to provide significant additional services for which they may charge an additional administrative fee.

We will indemnify Keefe Bruyette & Woods, Inc. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.

Description of Sales Activities

LaPorte Bancorp will offer the common stock in the subscription offering and community offering principally by the distribution of this prospectus and through activities conducted at our stock information center. The stock information center is expected to operate during normal business hours throughout the subscription offering and community offering. It is expected that at any particular time one or more Keefe Bruyette & Woods, Inc. employees will be working at the stock information center. Employees of Keefe Bruyette & Woods, Inc. will be responsible for mailing materials relating to the offering, responding to questions regarding the offering and processing stock orders.

Sales of common stock will be made by registered representatives affiliated with Keefe Bruyette & Woods, Inc. or by the selected dealers managed by Keefe Bruyette & Woods, Inc. The LaPorte Savings Bank’s officers and employees may participate in the offering in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the order form. The LaPorte Savings Bank’s officers may answer questions regarding our business when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The LaPorte Savings Bank’s officers and employees have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock.

None of The LaPorte Savings Bank’s officers, directors or employees will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the reorganization.

None of The LaPorte Savings Bank’s personnel participating in the offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. The LaPorte Savings Bank’s personnel will assist in the above-described sales activities under an exemption from registration as a broker or dealer provided by Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. Rule 3a4-1 generally provides that an “associated person of an issuer” of securities will not be deemed a broker solely by reason of participation in the sale of securities of the issuer if the associated person meets certain conditions. These conditions include, but are not limited to, that the associated person participating in the sale of an issuer’s securities not be compensated in connection with the offering at the time of participation, that the person not be associated with a broker or dealer and that the person observe certain limitations on his or her participation in the sale of securities. For purposes of this exemption, “associated person of an issuer” is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Prospectus Delivery. To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to that date. We are not obligated to deliver a prospectus or order form by means other than United States Mail. Execution of an order form will confirm receipt of delivery of a prospectus in accordance with Rule 15c2-8. Order forms will be distributed only if preceded or accompanied by a prospectus.

Termination of Offering; Rejection of Orders. We reserve the right in our sole discretion to terminate the offering at any time and for any reason. In the event we terminate the offering for any reason, we will cancel any deposit account withdrawal holds and promptly return all funds submitted, with interest calculated at The LaPorte Savings Bank’s applicable passbook savings rate from the date of receipt.

We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of reorganization and stock issuance plan.

Use of Order Forms. In order to purchase shares of common stock in the subscription offering and direct community offering, you must submit a properly completed and signed original stock order form. We will not be required to accept orders submitted on photocopied or facsimiled stock order forms. All order forms must be received by our stock information center (not postmarked) prior to 12:00 Noon, Central time on [DATE1], 2007. Your order form must be accompanied by full payment for all of the shares subscribed for or include appropriate authorization in the space provided on the order form for withdrawal of full payment from a deposit account with The LaPorte Savings Bank. You may submit your order form and payment in one of three ways: by mail using the reply envelope provided; by overnight delivery to the indicated address noted on the form; or by hand delivery to the stock information center located at our main office or our branch offices. Order forms may be delivered to The LaPorte Savings Bank’s branch offices. Our interpretation of the terms and conditions of the plan of reorganization and stock issuance plan and of the acceptability of the order forms will be final.

We need not accept order forms that are received after the expiration of the subscription offering or community offering, as the case may be, or that are executed defectively or that are received without full payment or without appropriate withdrawal instructions. We have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that we will do so. Once received, an executed order form may not be modified, amended or rescinded without our consent unless the offering has not been completed within 45 days after the end of the subscription offering, unless extended.

To ensure that your stock purchase eligibility and priority are properly identified, you must list all accounts on the order form, giving all names in each account and the account number. We will strive to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you have an ownership interest. When entering the stock registration on your stock order form, you should not add the name(s) of persons without subscription rights, or who qualify only in a lower purchase priority than you. Joint registration of shares purchased in the subscription offering will be allowed only if the qualifying deposit account is so registered.

The reverse side of the order form contains a regulatory mandated certification form. We will not accept order forms where the certification form is not executed. By executing and returning the certification form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by the federal government. You also will be acknowledging that you received disclosure concerning the risks involved in this offering. The certification form could be used as support to show that you understand the nature of this investment.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made only by:

•

Personal check, bank draft or money order made payable directly to LaPorte Bancorp, Inc. (you may not remit The LaPorte Savings Bank line of credit checks, and we will not accept third party checks, including those payable to you and endorsed over to LaPorte Bancorp); or

•	Authorization of withdrawal from the types of The LaPorte Savings Bank deposit account(s) provided for on the stock order form.

In the case of payments made by check or money order, these funds must be available in the account(s) when the order is received. Please do not overdraft your The LaPorte Savings Bank account(s). No wire transfers or cash will be accepted.

Checks and money orders will be cashed immediately and the subscription funds will be held by The LaPorte Savings Bank or, at our discretion, in an escrow account at an independent insured depository institution.

Interest will be paid on payments made by check, bank draft or money order at our passbook rate from the date payment is received at the stock information center until the completion or termination of the offering. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the offering, unless the certificate matures after the date of receipt of the order form but before closing or termination of the offering, in which case funds will earn interest at the passbook rate from the date of maturity until the offering is completed or terminated, but a hold will be placed on the funds, making them unavailable to the depositor until completion or termination of the offering. When the offering is completed, the funds received in the offering will be used to purchase the shares of common stock ordered. The shares of common stock issued in the offering cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the offering is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

If a subscriber authorizes us to withdraw the amount of the purchase price from his or her deposit account, we will do so as of the completion of the offering, though the account must contain the full amount necessary for payment at the time the subscription order is received. On your stock order form, please do not designate a withdrawal from accounts with check-writing privileges. Please submit a check instead. We will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time funds are actually transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at our passbook rate. You may not authorize direct withdrawal from a The LaPorte Savings Bank IRA. If you wish to use funds in your The LaPorte Savings Bank IRA to purchase shares of our common stock, please refer to the following section.

The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for shares of common stock subscribed for upon the completion of the offering; provided that there is in force from the time of its subscription until the completion of the offering a loan commitment from an unrelated financial institution or from us to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

We may, in our sole discretion, permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for such shares of common stock for which they subscribe in the community offering at any time prior to the 48 hours before the completion of the offering. This payment may be made by wire transfer.

Using IRA Funds To Purchase Shares. Our individual retirement accounts (IRAs) do not permit investment in common stock. A depositor interested in using his or her IRA funds to purchase common stock must do so through a self-directed IRA. Since we do not offer those accounts, we will allow a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self-directed IRA program with the agreement that the funds will be used to purchase our common stock in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for such transfers. The new trustee would hold the common stock in a self-directed account in the same manner as we now hold the depositor’s IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an IRA with us to purchase common stock should contact the stock information center at least two weeks before [DATE1], 2007 because processing such transactions takes additional time.

How We Determined the Offering Range and the $10.00 Purchase Price

Federal regulations require that the aggregate purchase price of the securities sold in connection with the offering be based upon our estimated pro forma value on a fully converted basis, as determined by an independent appraisal. The term “fully converted” means that the appraiser assumed that 100% of our stock had been sold to the public. We have retained Keller & Co., which is experienced in the evaluation and appraisal of business entities, to prepare the independent appraisal. Keller & Co. will receive fees totaling $32,000 for the preparation and delivery of the original appraisal report, plus reimbursement of reasonable out-of-pocket expenses and $1,000 for the preparation and delivery of each required updated appraisal report. We have agreed to indemnify Keller & Co. under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the offering.

Keller & Co. prepared the appraisal taking into account the pro forma impact of the offering, as well as the merger. For its analysis, Keller & Co. undertook substantial investigations to learn about our business and operations. We supplied financial information, including annual consolidated financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, Keller & Co. reviewed our stock issuance applications as filed with the Office of Thrift Supervision, the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions and our registration statement as filed with the Securities and Exchange Commission. Furthermore, Keller & Co. visited our facilities and had discussions with our management. Keller & Co. did not perform a detailed individual analysis of the separate components of our assets and liabilities. We did not impose any limitations on Keller & Co. in connection with its appraisal.

In connection with its appraisal, Keller & Co. reviewed the following factors, among others:

•	the impact of the acquisition of City Savings Financial by LaPorte Bancorp;

•	our historical, present and projected operating results and financial condition and the economic and demographic characteristics of our market area;

•

a comparative evaluation of the operating and financial statistics of The LaPorte Savings Bank with those of other similarly-situated, publicly-traded savings associations and savings association holding companies;

•	the effect of the capital raised in this offering on our net worth and earnings potential;

•	the trading market for securities of comparable institutions and general conditions in the market for such securities;

•	the aggregate size of the offering of common stock; and

•	our proposed dividend policy.

Consistent with applicable appraisal guidelines, the independent appraisal applied three primary methodologies to estimate the pro forma market value of our common stock: the pro forma price-to-book value approach applied to both reported book value and tangible book value after deducting intangible assets; the pro forma price-to-earnings approach applied to reported and estimated core earnings; and the pro forma price-to-assets approach, all of which are described in its report. Keller & Co.’s appraisal report is filed as an exhibit to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.” The market value ratios applied in the three methodologies were based upon the current market valuations of a group of companies considered by Keller & Co. to be comparable to us after completion of the merger and the offering, subject to valuation adjustments applied by Keller & Co. to account for differences between LaPorte Bancorp and the comparable peer group. The group analysis conducted by Keller & Co. included a total of thirteen publicly-traded mutual holding company institutions with assets between $132.5 million and $483.0 million. The comparable group is comprised of thirteen mutual holding companies with assets under $500 million that have been in public ownership at least one year prior to March 31, 2007, selected by Keller & Co. pursuant to the application of certain criteria indicated in the appraisal. In preparing its appraisal, Keller & Co. considered the fully converted pricing ratios of the comparable group and placed the greatest emphasis on the price-to-earnings approach and price-to-tangible book value approach with lesser emphasis on the price-to-book value and price-to-assets approaches in estimating pro forma market value. The peer group included companies with:

•	average assets of $361.4 million;

•	average nonperforming assets of 0.37% of total assets;

•	average loans of 60.6% of total assets;

•	average equity of 13.25% of total assets; and

•	average core income of 0.51% of average assets.

On the basis of the analysis in its report, Keller & Co. has advised us that, in its opinion, as of May 11, 2007, our estimated pro forma market value on a fully converted basis, including shares issued in the merger with City Savings Financial, was within the valuation range of $47,869,750 and $61,369,670 with a midpoint of $54,619,670.

The following table presents a summary of selected pricing ratios for LaPorte Bancorp on a fully-converted basis, for the peer group companies on a fully-converted basis and for all publicly traded thrifts. Compared to the average pricing ratios of the peer group, LaPorte Bancorp’s pro forma pricing ratios at the midpoint of the offering range indicated a premium of 52.21% on a price-to-core earnings basis and a discount of 8.39% on a price-to-tangible book value basis.

	Price to Core Earnings Multiple (1)	Price to Book Value Ratio (2)	Price to Tangible Book Value Ratio (2)
LaPorte Bancorp (pro forma):
Minimum	40.63%	70.72%	83.73%
Midpoint	43.47	74.30	86.70
Maximum	45.89	77.28	89.07
Maximum, as adjusted	48.39	80.24	91.40
Peer Group (on a fully-converted basis):
Average	28.56	89.90	94.64
Median	24.55	93.09	94.26
All fully-converted, publicly-traded thrifts:
Average	25.14	135.75	153.04
Median	17.34%	125.08%	135.27%

(1)	Ratios are based on earnings for the 12 months ended March 31, 2007 and share prices as of May 11, 2007.

(2)	Ratios are based on book value as of March 31, 2007 and share prices as of May 11, 2007.

Our board of directors reviewed Keller & Co.’s appraisal report, including the methodology and the assumptions used by Keller & Co., and determined that the valuation range was reasonable and adequate. Our board of directors determined that up to approximately 45% of the shares of our common stock should be issued in connection with the merger and sold in the offering at a purchase price of $10.00 per share. This percentage may change slightly to conform with certain aspects of the merger agreement. Keller & Co.’s valuation range yielded an offering range of $13,005,000 to $17,595,000, with a midpoint of $15,300,000. Dividing these dollar amounts by the purchase price resulted in an offering range of between 1,300,500 and 1,759,500 shares, with a midpoint of 1,530,000 shares. The purchase price of $10.00 per share was determined by us, taking into account, among other factors, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock and desired liquidity in the common stock after the offering.

Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible for us to determine the exact number of shares that we will issue at this time. The offering range may be amended, with the approval of the Office of Thrift Supervision, if necessitated by developments following the date of the appraisal in, among other things, market conditions, our financial condition or operating results, regulatory guidelines or national or local economic conditions.

If, upon completion of the subscription offering, a number of shares are subscribed for that is, when combined with the shares to be issued in connection with the merger, at least the minimum number of shares, Keller & Co., after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of our pro forma market value as of the close of the subscription offering. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, Keller & Co. determines that our pro forma market value has increased, we may sell up to 2,023,425 shares without any further notice to you.

No shares will be sold unless Keller & Co. confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price of the shares on an aggregate basis was materially incompatible with its appraisal. If, however, the facts do not justify that statement, the offering may be canceled, a new offering range and price per share set and new subscription, community and syndicated community offerings held. Under those circumstances, all funds would be promptly returned and all subscribers would be given the opportunity to place a new order. If the offering is terminated all subscriptions will be cancelled and subscription funds will be returned promptly with interest, and holds on funds authorized for withdrawal from deposit accounts will be released or reduced. If Keller & Co. establishes a new valuation range, it must be approved by the Office of Thrift Supervision and the Indiana Department of Financial Institutions.

In formulating its appraisal, Keller & Co. relied upon the truthfulness, accuracy and completeness of all documents we furnished to it. Keller & Co. also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While Keller & Co. believes this information to be reliable, Keller & Co. does not guarantee the accuracy or completeness of the information and did not independently verify the consolidated financial statements and other data provided by us or independently value our assets or liabilities. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors that change periodically, there is no assurance that purchasers of shares in the offering will be able to sell shares after the offering at prices at or above the purchase price.

Copies of the appraisal report of Keller & Co., including any amendments to the report, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at our main office and the other locations specified under “Where You Can Find More Information.”

Delivery of Certificates

Certificates representing the common stock sold in the offering will be mailed by our transfer agent to the persons whose subscriptions or orders are filled at the addresses of such persons appearing on the stock order form as soon as practicable following completion of the offering. We will hold certificates returned as undeliverable until claimed by the persons legally entitled to the certificates or otherwise disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to subscribers, subscribers may not be able to sell their shares, even though trading of the common stock may have commenced.

Restrictions on Repurchase of Stock

Under Office of Thrift Supervision regulations, for a period of one year from the date of the completion of the offering we may not repurchase any of our common stock from any person, except (1) in an offer made to all shareholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, (2)

the repurchase of qualifying shares of a director, or (3) repurchases to fund restricted stock plans or tax-qualified employee stock benefit plans. Where extraordinary circumstances exist, the Office of Thrift Supervision or the Federal Deposit Insurance Corporation may approve the open market repurchase of up to 5% of our common stock during the first year following the offering. To receive such approval, we must establish compelling and valid business purposes for the repurchase to the satisfaction of the Office of Thrift Supervision. Furthermore, repurchases of any common stock are prohibited if they would cause The LaPorte Savings Bank’s regulatory capital to be reduced below the amount required under the regulatory capital requirements imposed by the Office of Thrift Supervision or the Federal Deposit Insurance Corporation.

Restrictions on Transfer of Shares After the Reorganization Applicable to Officers and Directors

Common stock purchased in the offering will be freely transferable, except for shares purchased by our directors and executive officers.

Shares of common stock purchased by our directors and executive officers and their associates will be for investment purposes only and may not be sold for a period of one year following the offering, except upon the death of the shareholder or unless approved by the Office of Thrift Supervision. Shares purchased by these persons in the open market after the offering will be free of this restriction. Shares of common stock issued to directors and executive officers will bear a legend giving appropriate notice of the restriction and, in addition, we will give appropriate instructions to our transfer agent with respect to the restriction on transfers. Any shares issued to directors and executive officers as a stock dividend, stock split or otherwise with respect to restricted common stock will be similarly restricted.

Persons affiliated with us, including our directors and executive officers, received subscription rights based only on their deposits with The LaPorte Savings Bank as account holders. While this aspect of the offering makes it difficult, if not impossible, for insiders to purchase stock for the explicit purpose of meeting the minimum of the offering, any purchases made by persons affiliated with us for the explicit purpose of meeting the minimum of the offering must be made for investment purposes only, and not with a view towards redistribution. Furthermore, as set forth above, Office of Thrift Supervision regulations restrict sales of common stock purchased in the offering by directors and executive officers for a period of one year following the offering.

Purchases of outstanding shares of our common stock by directors, officers, or any person who becomes an executive officer or director after adoption of the plan of reorganization and stock issuance plan, and their associates, during the three-year period following the offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to the purchase of stock under stock benefit plans.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued in the offering. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of us may be resold without registration. Shares purchased by an affiliate of us will have resale restrictions under Rule 144 of the Securities Act. If we meet the current public information requirements of Rule 144, each affiliate of ours who complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares or the average weekly volume of trading in the shares during the preceding four calendar weeks. We may make future provision to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

Material Income Tax Consequences

In connection with the stock offering we have received an opinion with respect to federal tax laws that no gain or loss will be recognized by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. We believe that the tax opinion summarized below addresses all material federal income tax consequences that are generally applicable to persons receiving subscription rights.

Crowe Chizek and Company LLC has issued an opinion to us that, for federal income tax purposes:

•

it is more likely than not that the fair market value of the non-transferable subscription rights to purchase shares of common stock of LaPorte Bancorp to be issued to eligible account holders, supplemental eligible account holders and other depositors is zero and, accordingly, that no income will be realized by eligible account holders, supplemental eligible account holders and other depositors upon the issuance to them of the subscription rights or upon the exercise of the subscription rights;

•

it is more likely than not that the tax basis to the holders of shares of common stock purchased in the stock offering pursuant to the exercise of the subscription rights will be the amount paid therefor, and that the holding period for such shares of common stock will begin on the date of completion of the stock offering; and

•	the holding period for shares of common stock purchased in the community offering or syndicated community offering will begin on the day after the date of the purchase.

The statements set forth in the first and second bullet points above are based on the position that the subscription rights do not have any market value at the time of distribution or at the time they are exercised. Whether subscription rights have a market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether subscription rights have a market value. Crowe Chizek and Company LLC has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that nontransferable subscription rights have a market value. Crowe Chizek and Company LLC also noted that the subscription rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase our common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock.

Unlike a private letter ruling issued by the Internal Revenue Service, an opinion is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion would be sustained by a court if contested by the Internal Revenue Service.

The merger is structured so that LaPorte Bancorp, City Savings Financial, and their respective shareholders will not recognize any gain or loss for federal income tax purposes on the exchange of City Savings Financial shares for LaPorte Bancorp shares in the merger. Taxable income will result, however, to the extent a City Savings Financial shareholder receives cash instead of LaPorte Bancorp common stock (including cash received in lieu of fractional shares of LaPorte Bancorp common stock) and the cash received exceeds the shareholder’s adjusted basis in the surrendered stock. LaPorte Bancorp has received an opinion from Crowe Chizek and Company LLC confirming these tax consequences.

The opinion of Crowe Chizek and Company LLC is filed as an exhibit to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Interpretation, Amendment and Termination

To the extent permitted by law, all interpretations by us of the plan of reorganization and stock issuance plan will be final; however, such interpretations have no binding effect on the Office of Thrift Supervision. The plan of reorganization and stock issuance plan provides that, if deemed necessary or desirable, we may substantively amend the plan of reorganization and stock issuance plan as a result of comments from regulatory authorities or otherwise.

Completion of the offering requires the sale of all shares of the common stock within 90 days following approval of the plan of reorganization and stock issuance plan by the Office of Thrift Supervision, unless an extension is granted by the Office of Thrift Supervision. If this condition is not satisfied, the plan of reorganization and stock issuance plan will be terminated and we will continue our business as a wholly owned subsidiary of LaPorte Savings Bank, MHC. We may terminate the plan of reorganization and stock issuance plan at any time. See “The Acquisition of City Savings Financial —Terminating the Merger Agreement.”

RESTRICTIONS ON ACQUISITION OF LAPORTE BANCORP,

LAPORTE SAVINGS BANK, MHC

AND THE LAPORTE SAVINGS BANK

General

Certain provisions in the charter and bylaws of LaPorte Bancorp may have antitakeover effects. In addition, regulatory restrictions may make it more difficult for persons or companies to acquire control of us.

Mutual Holding Company Structure

LaPorte Savings Bank, MHC will own a majority of the outstanding common stock of LaPorte Bancorp after the offering and, through its board of directors, will be able to exercise voting control over most matters put to a vote of shareholders. For example, LaPorte Savings Bank, MHC may exercise its voting control to prevent a sale or merger transaction or to defeat a shareholder nominee for election to the board of directors of LaPorte Bancorp. It will not be possible for another entity to acquire LaPorte Bancorp without the consent of LaPorte Savings Bank, MHC. LaPorte Savings Bank, MHC, as long as it remains in the mutual form of organization, will control a majority of the voting stock of LaPorte Bancorp.

Charter and Bylaws of LaPorte Bancorp

Although our board of directors is not aware of any effort that might be made to obtain control of us after the offering, the board of directors believed it appropriate to adopt certain provisions permitted by federal regulations that may have the effect of deterring a future takeover attempt that is not approved by our board of directors. The following description of these provisions is only a summary and does not provide all of the information contained in our charter and bylaws. See “Where You Can Find More Information” as to where to obtain a copy of these documents.

Board of Directors.

Classified Board. Our board of directors is divided into three classes as nearly as equal in number as possible. The shareholders elect one class of directors each year for a term of three years. The classified board makes it more difficult and time consuming for a shareholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent board of directors of LaPorte Bancorp.

Filling of Vacancies; Removal. The bylaws provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the remaining directors although less than a quorum of the board of directors then in office. A person elected to fill a vacancy on the board of directors will serve until the next election of directors by the shareholders. Our bylaws provide that a director may be removed from the board of directors prior to the expiration of his or her term only for cause and only upon the vote of a majority of the outstanding shares of voting stock. These provisions make it more difficult for shareholders to remove directors and replace them with their own nominees.

Absence of Cumulative Voting. The charter of LaPorte Bancorp provides that no shares will be entitled to cumulative voting. The absence of cumulative voting makes it more difficult for a shareholder group to elect a director nominee.

Qualification. The bylaws provide that no person will be eligible to serve on the board of directors who (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against who a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

Shareholder Action by Written Consent; Special Meetings of Shareholders. Our shareholders must act only through an annual or special meeting or by unanimous written consent. The bylaws provide that the president, a majority of the board of directors or holders of 10% or more of our outstanding shares may request the calling of a special meeting. The provisions of our charter and bylaws limiting shareholder action by written consent and calling of special meetings of shareholders may have the effect of delaying consideration of a shareholder proposal until the next annual meeting, unless a special meeting is called in accordance with the provisions of the bylaws. These provisions also would prevent the holders of a majority of common stock from unilaterally using the written consent procedure to take shareholder action.

Advance Notice Provisions for Shareholder Nominations and Proposals. Our bylaws establish an advance notice procedure for shareholders to nominate directors or bring other business before an annual meeting of shareholders. Advance notice of nominations or proposed business by shareholders gives the board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the board of directors, to inform shareholders and make recommendations about those matters.

Shareholder Nominations. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the board of directors or by a shareholder who has given appropriate notice to LaPorte Bancorp before the meeting. Shareholder nominations must be in writing and delivered to the Secretary of LaPorte Bancorp at least five days prior to the date of the annual meeting.

Shareholder Proposals. A shareholder may not bring new business before an annual meeting unless the shareholder has given LaPorte Bancorp appropriate notice of its intention to bring that business before the meeting. A shareholder may propose new business at an annual meeting; however, such business must be stated in writing and filed with LaPorte Bancorp’s Secretary at least five days before the date of the annual meeting. If such proposal is not presented, in writing, to LaPorte Bancorp’s Secretary at least 30 days prior to such meeting, such nomination or proposal shall be laid over for action at an adjourned, special or annual meeting, taking place 30 days or more thereafter. A shareholder who desires to raise new business must provide certain information to LaPorte Bancorp concerning the nature of the new business, the shareholder and the shareholder’s interest in the business matter.

Authorized but Unissued Shares of Capital Stock. Following the offering, we will have authorized but unissued shares of common and preferred stock. Our charter authorizes the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, conversion rates, and liquidation preferences. Although such shares of common and preferred stock could be issued by the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, it is anticipated that such uses will be unlikely given that LaPorte Savings Bank, MHC must always own a majority of our common stock.

Stock Ownership Limitations

LaPorte Bancorp’s charter provides that, for a period of five years from the date of the stock offering, no person, other than LaPorte Savings Bank. MHC may acquire directly or indirectly the beneficial ownership of more than 10% of any class of any equity security of LaPorte Bancorp. In the event a person acquires shares in violation of this charter provision, all shares beneficially owned by such person in excess of 10% will be considered “excess shares” and will not be counted as shares entitled to vote or counted as voting shares in connection with any matters submitted to the shareholders for a vote. These restrictions make it more difficult and less attractive for shareholders to acquire a significant amount of our common stock, which may adversely affect our stock price.

The Office of Thrift Supervision has recently proposed amendments to its regulations that would further restrict the ability of a person, acting alone, together with associates or in a group of persons acting in concert, from accumulating large amounts of LaPorte Bancorp’s common stock. The proposed regulation would permit a mutual holding company subsidiary, such as LaPorte Bancorp, to adopt a charter provision that would prohibit any person or group of persons acting together directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a mutual holding company subsidiary’s minority stock (i.e., stock held by persons other than the mutual holding company). If the Office of Thrift Supervision adopts the proposed amendment substantively as proposed, LaPorte Bancorp would likely amend its charter to include such a provision.

Regulatory Restrictions

Office of Thrift Supervision Regulations. Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Office of Thrift Supervision. Where any person acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the shareholders for a vote.

Restrictions on Remutualization Transactions. Current Office of Thrift Supervision regulations permit a mutual holding company to be acquired by a mutual institution in a remutualization transaction. However, in June

2003 the Office of Thrift Supervision issued a policy statement indicating that it views remutualization transactions as raising significant issues concerning disparate treatment of minority shareholders and mutual members of the target entity and raising issues concerning the effect on the mutual members of the acquiring entity. Under certain circumstances, the Office of Thrift Supervision intends to give these issues special scrutiny and reject applications providing for the remutualization of a mutual holding company unless the applicant can clearly demonstrate that the Office of Thrift Supervision’s concerns are not warranted in the particular case. The Office of Thrift Supervision will require empirical data that demonstrates that the minority shareholders are receiving a reasonable value in proportion to their interest in the company. If any of the pricing parameters specified by the Office of Thrift Supervision are exceeded, the Office of Thrift Supervision will consider requiring that the transaction be approved by a majority of the votes eligible to be cast by the members of the acquiring mutual and the target mutual holding company without the use of running proxies.

Since the Office of Thrift Supervision policy on remutualization transactions was issued, there has been only one such transaction announced. It is likely that the pricing parameters imposed by the Office of Thrift Supervision policy will make remutualization transactions less attractive to mutual holding companies.

Change in Bank Control Act. The acquisition of 10% or more of our outstanding common stock may trigger the provisions of the Change in Bank Control Act. The Office of Thrift Supervision has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a federally chartered savings association or its holding company to provide 60 days prior written notice and certain financial and other information to the Office of Thrift Supervision.

The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for these purposes exists in situations in which the acquiring party has voting control of at least 25% of any class of our voting stock or the power to direct our management or policies. However, under Office of Thrift Supervision regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of our voting securities if specified “control factors” are present. The statute and underlying regulations authorize the Office of Thrift Supervision to disapprove a proposed acquisition on certain specified grounds.

DESCRIPTION OF LAPORTE BANCORP CAPITAL STOCK

The common stock of LaPorte Bancorp represents nonwithdrawable capital, is not an account of any type, and is not insured by the Federal Deposit Insurance Corporation or any other government agency.

General

LaPorte Bancorp is authorized to issue twenty (20) million shares, all of which nineteen (19) million shares shall be common stock having a par value of $0.01 per share and one (1) million shares of preferred stock having no par value per share. Each share of LaPorte Bancorp’s common stock has the same relative rights as, and is identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of reorganization and stock issuance plan, all stock will be duly authorized, fully paid and nonassessable. LaPorte Bancorp will not issue any shares of preferred stock in the offering.

Common Stock

Dividends. LaPorte Bancorp can pay dividends if, as and when declared by its board of directors. The payment of dividends by LaPorte Bancorp is limited by law and applicable regulation. See “Our Dividend Policy.” The holders of common stock of LaPorte Bancorp will be entitled to receive and share equally in dividends declared by the board of directors of LaPorte Bancorp. If LaPorte Bancorp issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. After the offering, the holders of common stock of LaPorte Bancorp will possess exclusive voting rights in LaPorte Bancorp. They will elect LaPorte Bancorp’s board of directors and act on other matters as are required to be presented to them under federal law or as are otherwise presented to them by the board of directors. Except as discussed in “Restrictions on Acquisition of LaPorte Bancorp, LaPorte Savings Bank, MHC and The LaPorte Savings Bank,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If LaPorte Bancorp issues preferred stock, holders of LaPorte Bancorp preferred stock may also possess voting rights.

Liquidation. If there is any liquidation, dissolution or winding up of The LaPorte Savings Bank, LaPorte Bancorp, as the sole holder of The LaPorte Savings Bank’s capital stock, would be entitled to receive all of The LaPorte Savings Bank’s assets available for distribution after payment or provision for payment of all debts and liabilities of The LaPorte Savings Bank, including all deposit accounts and accrued interest. Upon liquidation, dissolution or winding up of LaPorte Bancorp, the holders of its common stock would be entitled to receive all of the assets of LaPorte Bancorp available for distribution after payment or provision for payment of all its debts and liabilities. If LaPorte Bancorp issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

Preemptive Rights; Redemption. Holders of the common stock of LaPorte Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

Preferred Stock

LaPorte Bancorp will not issue any preferred stock in the offering and it has no current plans to issue any preferred stock after the offering. Preferred stock may be issued with designations, powers, preferences and rights as the board of directors may from time to time determine. The board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock will be                                                                                                       .

REGISTRATION REQUIREMENTS

We have registered our common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will not deregister our common stock for a period of at least three years following the offering. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

LEGAL AND TAX OPINIONS

The legality of our common stock has been passed upon for us by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C. The federal tax consequences of the stock offering have been opined upon by Crowe Chizek and Company LLC. Luse Gorman Pomerenk & Schick has consented to the references to its opinions in this prospectus. Certain legal matters will be passed upon for Keefe Bruyette & Woods, Inc. by Muldoon Murphy & Aguggia, LLP.

EXPERTS

The consolidated financial statements of The LaPorte Savings Bank as of December 31, 2006 and 2005, and for each of the three years ended December 31, 2006, included in this prospectus and elsewhere in the registration statement have been audited by Crowe Chizek and Company LLC, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion on the financial statements and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of City Savings Financial Corporation and subsidiaries as of June 30, 2006, 2005 and 2004, and for each of the three years ended June 30, 2006 have been audited by BKD, LLP, an independent registered public accounting firm, as indicated in their report with respect thereto, which is included in this prospectus and registration statement in reliance upon the reports of BKD given as experts in accounting and auditing.

Keller & Co. has consented to the summary in this prospectus of its report to us setting forth its opinion as to our estimated pro forma market value and to the use of its name and statements with respect to it appearing in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock offered in the stock offering. This prospectus forms a part of the registration statement. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this prospectus. You may read and copy the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Securities and Exchange Commission’s public reference rooms. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Website maintained by the Securities and Exchange Commission at http://www.sec.gov.

The LaPorte Savings Bank has filed applications for approval of the plan of reorganization and stock issuance plan with the Office of Thrift Supervision, the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions. This prospectus omits certain information contained in the application. The filed application with the Office of Thrift Supervision may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, NW, Washington, D.C. 20552 and at the offices of the Regional Director of the

Office of Thrift Supervision at the Southeast Regional Office of the Office of Thrift Supervision, 1475 Peachtree Street, N.E., Atlanta, Georgia 30309. The application filed with the Federal Deposit and Insurance Corporation may be inspected, without charge, at the Chicago Regional Office, 500 West Monroe Street, Suite 3300, Chicago, Illinois 60661. The application filed with the Department of Financial Institutions may be inspected without charge, at the Indiana Department of Financial Institutions, 30 South Meridian Street, Suite 300, Indianapolis, Indiana 46204.

A copy of the plan of reorganization and stock issuance plan and each of The LaPorte Savings Bank’s and LaPorte Bancorp’s charter and bylaws are available without charge from The LaPorte Savings Bank.

The appraisal report of Keller & Co. has been filed as an exhibit to our registration statement and to our application to the Office of Thrift Supervision. Portions of the appraisal report were filed electronically with the Securities and Exchange Commission and are available on its website as described above. The entire appraisal report is available at the public reference room of the Securities and Exchange Commission and the offices of the Office of Thrift Supervision as described above.

Index to Consolidated Financial Statements of The LaPorte Savings Bank

Page

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets as of March 31, 2007 and December 31, 2006 and 2005	F-2

Consolidated Statements of Income for the Three Months Ended March 31, 2007 and 2006 and for the Years Ended December 31, 2006, 2005 and 2004	F-3

Consolidated Statements of Changes in Equity for the Three Months Ended March 31, 2007 and 2006 and for the Years Ended December 31, 2006, 2005 and 2004	F-4

Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2007 and 2006 and for the Years Ended December 31, 2006, 2005 and 2004	F-5

Notes to Consolidated Financial Statements	F-6

*  *  *

All schedules are omitted as the required information either is not applicable or is included in the consolidated financial statements or related notes.

Index to Consolidated Financial Statements of City Savings Financial Corporation

*  *  *

All schedules are omitted as the required information either is not applicable or is included in the consolidated financial statements or related notes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees

The LaPorte Savings Bank

LaPorte, Indiana

We have audited the accompanying consolidated balance sheets of The LaPorte Savings Bank as of December 31, 2006 and 2005 and the related consolidated statements of income, changes in equity and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The LaPorte Savings Bank as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.

/s/ Crowe Chizek and Company LLC

South Bend, Indiana

April 6, 2007

THE LAPORTE SAVINGS BANK

CONSOLIDATED BALANCE SHEETS

	March 31, 2007	December 31,
		2006	2005
	(Unaudited)
ASSETS
Cash and due from financial institutions	$6,126,272	$7,864,029	$7,155,801
Federal funds sold	1,395,000	13,183,000	1,508,000

Cash and cash equivalents	7,521,272	21,047,029	8,663,801
Securities available for sale	85,767,587	88,537,866	85,996,212
Federal Home Loan Bank (FHLB) stock, at cost (restricted)	2,660,700	2,660,700	2,773,300
Loans held for sale	495,900	—	707,153
Loans, net of allowance for loan losses of $1,024,198 at March 31, 2007 (unaudited), $1,040,805 at December 31, 2006 and $1,064,288 at December 31, 2005	137,318,063	136,076,604	140,577,292
Mortgage servicing rights	419,185	418,314	399,509
Other real estate owned	452,622	452,622	576,038
Premises and equipment, net	8,134,424	8,200,366	8,293,382
Cash surrender value of life insurance	6,107,230	6,048,319	5,822,175
Accrued interest receivable and other assets	2,845,370	3,030,489	3,052,205

Total assets	$251,722,353	$266,472,309	$256,861,067

LIABILITIES AND EQUITY
Deposits
Non-interest bearing	$24,113,079	$47,809,055	$24,603,574
Interest bearing	160,101,507	154,049,522	157,744,760

Total deposits	184,214,586	201,858,577	182,348,334
Federal Home Loan Bank advances	38,500,000	36,500,000	48,500,000
Accrued interest payable and other liabilities	2,129,723	1,727,175	1,470,414

Total liabilities	224,844,309	240,085,752	232,318,748
Commitments and contingent liabilities (Note 12)
Equity
Surplus	770,000	770,000	770,000
Retained earnings	26,579,193	25,846,171	24,729,125
Accumulated other comprehensive loss net of tax of $(242,713) at March 31, 2007 (unaudited), $(118,286) at December 31, 2006 and $ (491,354) at December 31, 2005	(471,149)	(229,614)	(956,806)

Total equity	26,878,044	26,386,557	24,542,319

Total liabilities and equity	$251,722,353	$266,472,309	$256,861,067

See accompanying notes to consolidated financial statements.

THE LAPORTE SAVINGS BANK

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,		Years Ended December 31,
	2007	2006	2006	2005	2004
	(Unaudited)
Interest and dividend income
Loans, including fees	$2,356,017	$2,258,501	$9,305,677	$8,739,605	$8,720,973
Taxable securities	887,920	802,239	3,428,032	2,911,688	2,741,711
Tax exempt securities	104,487	122,943	467,770	499,019	213,131
FHLB stock	33,787	33,204	130,845	118,371	120,221
Other interest income	29,365	30,882	252,872	142,975	42,696

Total interest and dividend income	3,411,576	3,247,769	13,585,196	12,411,658	11,838,732
Interest expense
Deposits	1,298,606	978,757	4,627,181	3,656,499	3,784,326
Federal Home Loan Bank advance	512,781	567,525	2,311,413	2,364,338	2,264,512
Other interest expense	9,281	2,478	6,704	—	—

Total interest expense	1,820,668	1,548,760	6,945,298	6,020,837	6,048,838

Net interest income	1,590,908	1,699,009	6,639,898	6,390,821	5,789,894
Provision for loan losses	3,000	56,000	143,000	215,000	8,000

Net interest income after provision for loan losses	1,587,908	1,643,009	6,496,898	6,175,821	5,781,894
Noninterest income
Service charges on deposits	168,084	160,178	740,369	732,592	446,267
ATM and debit card fees	46,523	43,051	185,081	182,677	165,648
Brokerage fees	50,336	26,813	163,526	115,050	45,520
Trust fees	49,293	26,859	127,264	140,370	116,267
Earnings on life insurance, net	58,911	55,305	226,144	211,086	213,599
Net gains on sales of loans	53,254	42,189	249,071	252,314	343,255
Loan servicing fees, net	30,569	25,704	105,497	100,854	75,439
Net gains (losses) on securities	892,739	—	(24,086)	3,666	71,453
Other than temporary impairment on investment securities	—	—	—	—	(1,486,225)
Other income	45,803	43,832	183,055	151,410	118,604

Total noninterest income	1,395,512	423,931	1,955,921	1,890,019	109,827
Noninterest expense
Salaries and employee benefits	1,158,999	1,077,610	4,317,068	4,020,010	3,981,311
Occupancy and equipment	325,740	370,660	1,394,765	1,399,291	1,234,835
Data processing	92,243	66,345	299,235	322,138	360,868
Advertising	20,554	18,980	100,077	105,316	145,552
Bank examination fees	59,587	47,739	221,426	225,266	205,263
Other expenses	246,684	208,989	760,310	1,029,364	854,106

Total noninterest expense	1,903,807	1,790,323	7,092,881	7,101,385	6,781,935

Income (loss) before income taxes	1,079,613	276,617	1,359,938	964,455	(890,214)
Income tax expense (benefit)	346,591	35,593	242,892	73,102	(650,171)

Net income (loss)	$733,022	$241,024	$1,117,046	$891,353	$(240,043)

See accompanying notes to consolidated financial statements.

THE LAPORTE SAVINGS BANK

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss), Net of Tax	Total
Balances – January 1, 2004	$770,000	$24,077,815	$(574,690)	$24,273,125
Comprehensive income (loss):
Net income (loss)	—	(240,043)	—	(240,043)
Other comprehensive income (loss):
Net change in unrealized gain (loss) on securities available for sale, net of reclassification adjustments and tax effects	—	—	75,052	75,052

Total comprehensive income (loss)				(164,991)
Balances – December 31, 2004	770,000	23,837,772	(499,638)	24,108,134
Comprehensive income:
Net income	—	891,353	—	891,353
Other comprehensive income (loss):
Net change in unrealized gain (loss) on securities available for sale, net of reclassification adjustments and tax effects	—	—	(457,168)	(457,168)

Total comprehensive income				434,185
Balances – December 31, 2005	770,000	24,729,125	(956,806)	24,542,319
Comprehensive income:
Net income (unaudited)	—	241,024	—	241,024
Other comprehensive income (loss):
Net change in unrealized gain (loss) on securities available for sale, net of reclassification adjustments and tax effects (unaudited)	—	—	90,083	90,083

Total comprehensive income (unaudited)				331,107
Balances – March 31, 2006 (unaudited)	770,000	24,970,149	(866,723)	24,873,426
Balances – January 1, 2006	770,000	24,729,125	(956,806)	24,542,319
Comprehensive income:
Net income	—	1,117,046	—	1,117,046
Other comprehensive income (loss):
Net change in unrealized gain (loss) on securities available for sale, net of reclassification adjustments and tax effects	—	—	727,192	727,192

Total comprehensive income				1,844,238
Balances – December 31, 2006	770,000	25,846,171	(229,614)	26,386,557
Comprehensive income:
Net income (unaudited):	—	733,022	—	733,022
Other comprehensive income (loss):
Net change in unrealized gain (loss) on securities available for sale, net of reclassification adjustments and tax effects (unaudited)	—	—	(241,535)	(241,535)

Total comprehensive income (unaudited)				491,487
Balances – March 31, 2007 (unaudited)	$770,000	$26,579,193	$(471,149)	$26,878,044

See accompanying notes to consolidated financial statements.

THE LAPORTE SAVINGS BANK

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,		Years Ended December 31,
	2007	2006	2006	2005	2004
	(Unaudited)
Cash flows from operating activities
Net income (loss)	$733,022	$241,024	$1,117,046	$891,353	$(240,043)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	173,912	177,854	712,054	722,272	685,586
Provision for loan losses	3,000	56,000	143,000	215,000	8,000
Net (gains) losses on securities	(892,739)	—	24,086	(3,666)	(71,453)
FHLB stock dividends	—	—	—	(57,500)	(120,100)
Other than temporary impairment on investment securities	—	—	—	—	1,486,225
Net gains on sales of loans	(40,420)	(29,021)	(175,775)	(179,389)	(250,711)
Originations of loans held for sale	(3,210,381)	(1,925,400)	(13,202,841)	(11,004,241)	(17,326,982)
Proceeds from sales of loans held for sale	2,754,901	1,791,774	14,085,769	11,078,438	20,488,726
Recognition of mortgage servicing rights	(12,834)	(13,168)	(73,296)	(72,925)	(92,544)
Amortization of mortgage servicing rights	11,963	13,514	54,491	59,879	80,022
Loss on sales of other real estate owned	—	10,527	10,527	1,376	13,132
Earnings on life insurance, net	(58,911)	(55,305)	(226,144)	(211,086)	(213,599)
Change in assets and liabilities:
Accrued interest receivable and other assets	309,546	146,743	(351,352)	(297,123)	(949,497)
Accrued interest payable and other liabilities	402,548	263,896	256,761	336,155	193,585

Net cash from operating activities	173,607	678,438	2,374,326	1,478,543	3,690,347
Cash flows from investing activities
Net change in loans	(1,244,459)	139,110	4,244,017	7,955,593	14,259,123
Proceeds from sales of other real estate owned	—	112,889	226,560	206,019	205,078
Proceeds from maturities, calls and principal repayments of securities available for sale	5,311,748	2,287,154	10,515,952	14,220,891	17,853,286
Proceeds from maturities, calls and principal repayments of securities held to maturity	—	—	—	479,342	376,672
Proceeds from sales of securities available for sale	3,226,000	—	1,655,467	16,985,400	9,336,711
Proceeds from redemption of FHLB stock	—	—	112,600	—	—
Purchases of securities available for sale	(5,240,692)	(992,940)	(13,636,899)	(34,919,030)	(47,468,361)
Purchases of securities held to maturity	—	—	—	—	(611,652)
Premises and equipment expenditures, net	(107,970)	(92,024)	(619,038)	(770,620)	(905,579)

Net cash from investing activities	1,944,627	1,454,189	2,498,659	4,157,595	(6,954,722)
Cash flows from financing activities
Net change in deposits	(17,643,991)	1,848,486	19,510,243	(4,444,509)	1,107,843
Proceeds from FHLB advances	2,000,000	1,430,000	10,000,000	—	17,100,000
Repayment of FHLB advances	—	(3,930,000)	(22,000,000)	(1,000,000)	(15,400,000)
Repayment of other secured borrowings	—	—	—	—	(396,607)

Net cash from financing activities	(15,643,991)	(651,514)	7,510,243	(5,444,509)	2,411,236

Net change in cash and cash equivalents	(13,525,757)	1,481,113	12,383,228	191,629	(853,139)
Cash and equivalents at beginning of period	21,047,029	8,663,801	8,663,801	8,472,172	9,325,311

Cash and equivalents at end of period	$7,521,272	$10,144,914	$21,047,029	$8,663,801	$8,472,172

Supplemental disclosures and cash flow information:
Cash paid (refunded) during the period for:
Interest paid	$1,786,966	$1,533,554	$6,926,760	$5,995,192	$6,057,214
Income taxes paid (refunded)	150,000	47,251	277,251	82,000	(18,000)
Transfers from loans receivable to other real estate owned	—	—	113,671	662,470	291,173
Transfers from securities held to maturity to securities available for sale	—	—	—	2,330,664	—

See accompanying notes to consolidated financial statements.

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation: The consolidated financial statements include the accounts of The LaPorte Savings Bank (“the Bank”) and its wholly owned subsidiary, LPSB Investments LTD., Cayman (“LPSB Ltd.”). LPSB Ltd. began operations in 2002 when the Bank received approval from the Federal Deposit Insurance Corporation to form the subsidiary in the Cayman Islands. LPSB Ltd. manages a portion of the Bank’s investment portfolio. Intercompany transactions and balances are eliminated in consolidation.

The Bank provides financial services through its offices in LaPorte County, Indiana. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. Real estate loans are secured by both residential and commercial real estate. There are no significant concentrations of loans to any one industry or customer. However, the customers’ ability to repay their loans is dependent on the real estate and general economic conditions in the area.

Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. The allowance for loan losses, mortgage servicing rights, consideration of other than temporary declines in fair values of securities, the fair values of securities and other financial instruments, and consideration of the need for a deferred tax asset valuation allowance are particularly subject to change.

Cash Flows: Cash and cash equivalents includes cash, deposits with other financial institutions with original maturities of under 90 days, and federal funds sold. Net cash flows are reported for customer loan and deposit transactions.

Securities: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income (loss), net of tax and as a separate component of equity. Trading securities are carried at fair value, with changes in unrealized holding gains and losses included in income. Other securities, such as FHLB stock, are carried at cost.

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

During 2005, it was determined that although management had the ability to hold securities classified as held to maturity until their maturity, it was no longer their intent to do so. Accordingly, during 2005 the remaining $2,330,664 of securities held to maturity were transferred to the available for sale portfolio. Unrealized gains (losses) on these securities are included in accumulated other comprehensive income (loss), net of tax, in the consolidated balance sheet.

Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method with consideration of anticipated prepayments for mortgage backed securities and collateralized mortgage obligations. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Declines in the fair value of securities below their cost that are other than temporary are reflected as realized losses. In estimating other-than-temporary losses, management considers: (1) the length of time and extent that fair value has been less than cost, (2) the financial condition and near term prospects of the issuer, and (3) the Bank’s ability and intent to hold the security for a period sufficient to allow for any anticipated recovery in fair value.

Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or market value, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.

Mortgage loans held for sale are generally sold with servicing rights retained. The carrying value of mortgage loans sold is reduced by the cost allocated to the servicing right. Gains and losses on sales of mortgage loans are based on the difference between the selling price and the carrying value of the related loan sold.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Interest income on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Consumer loans are typically charged off no later than 120 days past due. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

A loan is impaired when full payment under the loan terms is not expected. All individually classified commercial loans are evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

Mortgage Servicing Rights: The Bank adopted Statement of Financial Accounting Standard No. 156, Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140 (“SFAS No. 156”) as of January 1, 2007. SFAS No. 156 requires separately recognized servicing assets and servicing liabilities to be initially measured at fair value and permits the Bank to elect to measure servicing assets and servicing liabilities at fair value at each reporting date and report changes in fair value in earnings in the period in which the changes occur, or to continue to amortize the servicing assets over the loan service period with periodic impairment assessment. The Bank has elected to continue to amortize its servicing assets. As a result, there was no cumulative effect adjustment upon the adoption of SFAS No. 156. The effect on net income for the three months ended March 31, 2007 of adopting the new accounting method was not significant and the Bank’s servicing assets at March 31, 2007 (unaudited) and December 31, 2006 were not considered significant.

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Mortgage servicing rights represent the allocated fair value of retained servicing rights on loans sold prior to January 1, 2007, and the fair value of retained servicing rights on loans sold beginning January 1, 2007. Servicing assets are amortized in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the assets, using groupings of the underlying loans as to interest rates and then, secondarily, as to loan type and investor. Fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Any impairment of a grouping is reported as a valuation allowance, to the extent that fair value is less than the capitalized amount for a grouping. If the Bank later determines that all or a portion of the impairment no longer exists for a particular grouping, a reduction of the allowance may be recorded as an increase to income. Loan servicing fee income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal; or a fixed amount per loan and are recorded as income when earned. The amortization of mortgage servicing rights is netted against loan servicing fee income.

Transfers of Financial Assets: Transfers of financial assets are accounted for as sales, when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Bank, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Other Real Estate Owned: Real estate acquired through or instead of loan foreclosure are initially recorded at fair value, less costs to sell, establishing a new cost basis. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed.

Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight-line method with useful lives ranging from 5 to 30 years. Furniture, fixtures and equipment are depreciated on an accelerated or straight line method with useful lives ranging from 3 to 10 years.

Federal Home Loan Bank (FHLB) Stock: The Bank is a member of the FHLB system. Members are required to own a certain amount of FHLB stock based on the level of FHLB borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Bank Owned Life Insurance: The Bank has purchased life insurance policies on certain key executives. Bank owned life insurance is recorded at its cash surrender value or the amount that can be effectively realized at the balance sheet date.

The Bank adopted the FASB Emerging Issues Task Force (“EITF”) Issue No. 06-5, Accounting for Purchases of Life Insurance - Determining the Amount that Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4 (Accounting for Purchases of Life Insurance) as of January 1, 2007. This issue requires that a policyholder consider contractual terms of a life insurance policy in determining the amount that could be realized under the insurance contract. It also requires that if the contract provides for a greater surrender value if all individual policies in a group are surrendered at the same time, that the surrender value be determined based on the assumption that policies will be surrendered on an individual basis. Lastly, the issue discusses whether the cash surrender value should be discounted when the policyholder is contractually limited in its ability to surrender a policy. The adoption of EITF Issue No. 06-5 did not have a material effect on the Bank’s consolidated financial statements.

Long-term Assets: Premises and equipment, and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance-sheet credit instruments, such as commitments to make loans, unused lines of credit and standby letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Income Taxes: Income tax expense (benefit) is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

As of January 1, 2007, the Bank adopted FASB Interpretation No.48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 (FIN 48). Under FIN 48 a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption of FIN 48 had no affect on the Bank’s consolidated financial statements.

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Bank is subject to U.S. federal income tax as well as income tax of the state of Indiana. The Bank’s subsidiary does not file a U.S. federal income tax return; however, its income is taxed to the Bank on the Bank’s federal income tax return. The Bank’s subsidiary is not subject to state income tax and the income of the Bank’s subsidiary is not taxed on the Bank’s state income tax return. The Bank is no longer subject to examination by taxing authorities for years before 2003. The Bank did not have any unrecognized tax benefits at January 1, 2007 or at March 31, 2007 and does not expect there to be any significant unrecognized tax benefits during the next twelve months.

The Bank’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Bank did not have any amounts accrued for interest and/or penalties at January 1, 2007 or at March 31, 2007.

Retirement Plans: Employee 401(k) plan expense is the amount of basic and matching contributions. Split-dollar life insurance plan expense and supplemental retirement plan expense allocates the benefits over years of service.

Comprehensive Income (Loss): Comprehensive income (loss), net of tax consists of net income (loss) and other comprehensive income (loss), net of tax. Other comprehensive income (loss), net of tax includes net changes in net unrealized gains and losses on securities available for sale, net of tax and reclassification adjustments, which are also recognized as a separate component of equity.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

Restrictions on Cash: As of March 31, 2007 (unaudited) and as of December 31, 2006 and December 31, 2005, $625,000, $659,000 and $625,000 of cash on hand or on deposit with the Federal Reserve Bank was required to meet regulatory reserve and clearing requirements. These balances do not earn interest.

Fair Values of Securities and Other Financial Instruments: Fair values of securities and other financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Operating Segments: While the chief decision-makers monitor the revenue streams of the various products and services, operations are managed and financial performance is evaluated on a Bank-wide basis. Operating segments are aggregated into one, as operating results for all segments are similar. Accordingly, all of the financial services operations are considered by management to be aggregated in one reportable operating segment.

Adoption of New Accounting Standards:

In February 2006, the Financial Accounting Standards Board (FASB) issued Statement No. 155, Accounting for Certain Hybrid Financial Instruments-an amendment to FASB Statements No. 133 and 140. This Statement permits fair value re-measurement for any hybrid financial instruments, clarifies which instruments are subject to the requirements of Statement No. 133, and establishes a requirement to evaluate interests in securitized financial assets and other items. The new standard is effective for financial assets acquired or issued after the beginning of the entity’s first fiscal year that begins after September 15, 2006. FASB Statement No. 155 was adopted January 1, 2007 and did not have a material effect on the Bank’s consolidated financial statements.

Effective January 1, 2007, the Bank adopted FASB Statement No. 156, Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140. See “Mortgage Servicing Rights” above for further discussions of the effect of adopting this new accounting standard.

Effective January 1, 2007, the Bank adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109. See “Income Taxes” above for further discussion of the effect of adopting this new accounting standard.

Effective January 1, 2007, the Bank adopted the FASB Emerging Issues Task Force Issue No. 06-5, Accounting for Purchases of Life Insurance – Determining the Amount that Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4 (Accounting for Purchases of Life Insurance). See “Bank Owned Life Insurance” above for further discussion of the effect of adopting this new accounting standard.

Effect of Newly Issued but Not Yet Effective Accounting Standards:

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This Statement establishes a fair value hierarchy about the assumptions used to measure fair value and clarifies assumptions about risk and the effect of a restriction on the sale or use of an asset. The Statement is effective for fiscal years beginning after November 15, 2007. Management has not completed an evaluation of the impact of the adoption of this Statement.

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In September 2006, the FASB Emerging Issues Task Force finalized Issue No. 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements. This issue requires that a liability be recorded during the service period when a split-dollar life insurance agreement continues after participants’ employment or retirement. The required accrued liability will be based on either the post-employment benefit cost of the continuing life insurance or based on the future death depending on the contractual terms of the underlying agreement. This issue is effective for fiscal years beginning after December 15, 2007. Management has determined that the adoption of EITF 06-04 will not have a material effect on the Bank’s consolidated financial statements.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS No. 159), which provides companies with an option to report selected financial assets and liabilities at fair value. The objective of SFAS No. 159 is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. SFAS No. 159 establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities and to more easily understand the effect of the company’s choice to use fair value on its earnings. SFAS No. 159 also requires entities to display the fair value of the selected assets and liabilities on the face of the balance sheet. SFAS No. 159 does not eliminate disclosure requirements of other accounting standards, including fair value measurement disclosures in SFAS No. 157. This Statement is effective for fiscal years beginning after November 15, 2007. Management has not completed an evaluation of the impact of the adoption of this Statement.

Reclassifications: Certain amounts appearing in the prior year consolidated financial statements have been reclassified to conform to the current presentation.

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SECURITIES

The fair value of available for sale securities and the related gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) were as follows:

	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses
March 31, 2007 (unaudited)
U.S. Treasury and federal agency	$41,032,930	$41,639	$(320,099)
State and municipal	9,549,492	25,264	(133,709)
Mortgage-backed securities	13,279,576	19,217	(223,669)
Collateralized mortgage obligations	20,005,589	28,998	(581,503)

Total debt securities	83,867,587	115,118	(1,258,980)
FNMA and FHLMC preferred stock	1,900,000	430,000	—

Total	$85,767,587	$545,118	$(1,258,980)

December 31, 2006
U.S. Treasury and federal agency	$41,551,347	$46,700	$(391,028)
State and municipal	10,483,615	33,762	(124,077)
Mortgage-backed securities	11,527,569	13,107	(236,782)
Collateralized mortgage obligations	20,250,335	21,271	(635,853)

Total debt securities	83,812,866	114,840	(1,387,740)
FNMA and FHLMC preferred stock	4,725,000	925,000	—

Total	$88,537,866	$1,039,840	$(1,387,740)

December 31, 2005
U.S. Treasury and federal agency	$33,181,822	$—	$(568,789)
State and municipal	12,468,365	11,778	(213,224)
Mortgage-backed securities	13,379,077	18,377	(348,852)
Collateralized mortgage obligations	22,597,948	465	(916,915)

Total debt securities	81,627,212	30,620	(2,047,780)
FNMA and FHLMC preferred stock	4,369,000	569,000	—

Total	$85,996,212	$599,620	$(2,047,780)

During the year ended December 31, 2005, it was determined that although management has the ability to hold securities classified as held to maturity until their maturity, it is no longer their intent to do so. At that time, the tax benefit of holding municipal securities was not being fully utilized and management took the opportunity to restructure a portion of the investment portfolio. Accordingly, the remaining $2,330,664 of municipal bond securities held to maturity were transferred to the available for sale portfolio during 2005. Net unrealized gains on these securities were $25,953 at the time of transfer and are included in accumulated other comprehensive income (loss), net of tax in the consolidated balance sheets.

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SECURITIES (Continued)

Sales of securities available for sale were as follows:

	Three Months Ended March 31,		Years Ended December 31,
	2007	2006	2006	2005	2004
	(Unaudited)
Proceeds	$3,226,000	$—	$1,655,467	$16,985,400	$9,336,711
Gross gains	896,000	—	—	99,886	71,453
Gross losses	—	—	(22,548)	(94,904)	—

Proceeds from calls of securities available for sale during the three months ended March 31, 2007 and 2006 (unaudited) were $3,655,000 and $40,000 with gross gains of $6,106 and $-0- and gross losses of $(9,367) and $(-0-). Proceeds from calls of securities available for sale during the years ended 2006, 2005 and 2004 were $850,000, $130,000 and $0 with gross losses of $(1,538), $(1,316) and $(0).

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SECURITIES (Continued)

The fair value of debt securities by contractual maturity were as follows. Securities not due at a single maturity date, primarily mortgage-backed securities and CMOs are shown separately.

	March 31, 2007	December 31, 2006
	(Unaudited)
Due in one year or less	$1,985,620	$2,183,050
Due from one to five years	31,039,243	33,002,266
Due from five to ten years	9,058,593	8,555,419
Due after ten years	8,498,966	8,294,227
Mortgage-backed securities and CMOs	33,285,165	31,777,904

Total	$83,867,587	$83,812,866

Securities pledged at March 31, 2007 (unaudited) and at year-end 2006 and 2005 had a carrying amount of approximately $9,896,000, $9,868,000 and $7,835,000 and were pledged to secure public deposits and FHLB advances.

At March 31, 2007 (unaudited) and at year-end 2006 and 2005, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of equity.

Securities with unrealized losses at March 31, 2007 (unaudited) and at year-end 2006 and 2005, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

March 31, 2007 (unaudited) Description of Securities	Continuing Unrealized Loss For Less than 12 Months		Continuing Unrealized Loss For 12 Months or More		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Treasury and federal agency	$4,878,633	$(12,865)	$27,908,441	$(307,234)	$32,787,074	$(320,099)
State and municipal	—	—	6,793,095	(133,709)	6,793,095	(133,709)
Mortgage-backed securities	1,718,799	(14,610)	9,393,362	(209,059)	11,112,161	(223,669)
Collateralized mortgage obligations	108,862	(668)	17,710,158	(580,835)	17,819,020	(581,503)

Total temporarily impaired	$6,706,294	$(28,143)	$61,805,056	$(1,230,837)	$68,511,350	$(1,258,980)

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SECURITIES (Continued)

December 31, 2006 Description of Securities	Continuing Unrealized Loss For Less than 12 Months		Continuing Unrealized Loss For 12 Months or More		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Treasury and federal agency	$4,370,538	$(15,342)	$27,917,740	$(375,686)	$32,288,278	$(391,028)
State and municipal	—	—	7,467,201	(124,077)	7,467,201	(124,077)
Mortgage-backed securities	398,170	(262)	9,888,116	(236,520)	10,286,286	(236,782)
Collateralized mortgage obligations	116,470	(378)	18,424,610	(635,475)	18,541,080	(635,853)

Total temporarily impaired	$4,885,178	$(15,982)	$63,697,667	$(1,371,758)	$68,582,845	$(1,387,740)

December 31, 2005 Description of Securities	Continuing Unrealized Loss For Less than 12 Months		Continuing Unrealized Loss For 12 Months or More		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Treasury and federal agency	$23,440,532	$(268,964)	$8,744,290	$(299,825)	$32,184,822	$(568,789)
State and municipal	8,935,416	(159,593)	2,155,178	(53,631)	11,090,594	(213,224)
Mortgage-backed securities	5,323,211	(134,761)	6,523,336	(214,091)	11,846,547	(348,852)
Collateralized mortgage obligations	1,538,444	(27,812)	20,891,410	(889,103)	22,429,854	(916,915)

Total temporarily impaired	$39,237,603	$(591,130)	$38,314,214	$(1,456,650)	$77,551,817	$(2,047,780)

At December 31, 2006, the Bank held 120 investment securities which were in an unrealized loss position of which 11 were in an unrealized loss position for less than twelve months and 109 were in an unrealized loss position for twelve months or more. Management periodically evaluates each investment security for potential other than temporary impairment, relying primarily on industry analyst reports and observation of market conditions and interest rate fluctuations. Management believes it will be able to collect all amounts due according to the contractual terms of the underlying investment securities and that the noted declines in fair value are considered temporary and due only to normal market interest rate fluctuations.

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SECURITIES (Continued)

During 2004, certain FNMA and FHLMC securities were determined by have declines in market values that were considered to be “other than temporary” and accordingly and impairment charge to earnings of $1,486,225 was recorded. In making these determinations, management considered: (1) the length of time and extent that fair value has been less than cost, (2) the financial condition and near term prospects of the issuer, and (3) the Bank’s ability and intent to hold the security for a period sufficient to allow for any anticipated recovery in fair value.

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – LOANS

Loans at March 31, 2007 (unaudited) and December 31, 2006 and 2005 were as follows:

	March 31, 2007	December 31,
		2006	2005
	(Unaudited)
Commercial	$9,755,083	$9,568,803	$5,753,119
Real estate:
Residential	62,947,522	64,046,972	69,894,997
Commercial	38,547,825	35,781,603	33,076,074
Construction	2,790,400	2,577,681	2,132,115
Consumer	24,128,341	24,953,035	30,556,976

Subtotal	138,169,171	136,928,094	141,413,281
Less: Net deferred loan (fees) costs	173,090	189,315	228,299
Allowance for loan losses	(1,024,198)	(1,040,805)	(1,064,288)

Loans, net	$137,318,063	$136,076,604	$140,577,292

Activity in the allowance for loan losses was as follows:

	Three Months Ended March 31,		Years Ended December 31,
	2007	2006	2006	2005	2004
	(Unaudited)
Beginning balance	$1,040,805	$1,064,288	$1,064,288	$965,159	$1,296,201
Provision for loan losses	3,000	56,000	143,000	215,000	8,000
Loans charged-off	(38,308)	(150,606)	(241,885)	(209,221)	(423,971)
Recoveries	18,701	39,247	75,402	93,350	84,929

Ending balance	$1,024,198	$1,008,929	$1,040,805	$1,064,288	$965,159

Individually impaired loans were as follows:

	March 31, 2007	December 31,
		2006	2005
	(Unaudited)
Period-end loans with no allocated allowance for loan losses	$185,294	$—	$186,350
Period-end loans with allocated allowance for loan losses	236,424	74,196	151,887

Total	$421,718	$74,196	$338,237

Amount of the allowance for loan losses allocated	$21,500	$5,900	$25,500

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – LOANS (Continued)

	March 31,		December 31,
	2007	2006	2005	2004
	(Unaudited)
Average of individually impaired loans during period	$363,798	$114,999	$668,768	$548,647

All impaired loans at March 31, 2007 and at December 31, 2006, 2005 and 2004 were in nonaccrual status and no interest payments were received on impaired loans during these periods and there was no interest income recognized on impaired loans during the period of loan impairment.

Nonperforming loans were as follows:

	March 31, 2007	December 31,
		2006	2005
	(Unaudited)
Loans past due over 90 days still on accrual	$—	$—	$—
Nonaccrual loans	581,000	320,000	427,000

	$581,000	$320,000	$427,000

Nonperforming loans includes both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

Loans renegotiated as troubled debt restructuring totaled $505,000, $517,000 and $546,000 at March 31, 2007 (unaudited), December 31, 2006 and 2005. Interest income recognized and interest which would have been received under the original contract terms is not considered material to this presentation. The Company is not committed to lend additional funds to debtors whose loans have been modified.

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – LOAN SERVICING

Mortgage loans serviced for others are not reported as assets. The principal balances of these loans at March 31, 2007 (unaudited) and December 31, 2006 and 2005 are as follows:

	March 31, 2007	December 31,
		2006	2005
	(Unaudited)
Mortgage loan portfolios serviced for:
FHLMC	$62,871,670	$63,383,054	$62,435,868
FHLB	736,909	739,964	810,390

Total	$63,608,579	$64,123,018	$63,246,258

Custodial escrow balances maintained in connection with serviced loans were $359,696, $197,121 and $169,412 at quarter-end March 31, 2007 (unaudited) and at December 31, 2006 and 2005.

Activity for capitalized mortgage servicing rights and the related valuation allowance follows:

	Three Months Ended March 31,		Years Ended December 31,
	2007	2006	2006	2005	2004
	(Unaudited)
Servicing rights:
Beginning of period	$418,314	$399,509	$399,509	$386,463	$373,941
Additions	12,834	13,168	73,296	72,925	92,544
Amortized to expense	(11,963)	(13,514)	(54,491)	(59,879)	(80,022)

End of period	$419,185	$399,163	$418,314	$399,509	$386,463

There was no valuation allowance at the above period-ends.

The fair value of the capitalized mortgage servicing rights was $566,000 and $534,000 at March 31, 2007 and 2006 (unaudited). The fair value of the capitalized mortgage servicing rights was $559,000 and $531,000 at December 31, 2006 and 2005. At March 31, 2007 (unaudited), fair value was determined using a discount rate of 10.0% and prepayment speeds ranging from 11.04% to 21.00%, depending on the stratification of the specific right. At December 31, 2006, fair value was determined using discount rates ranging from 10.0% to 13.0%, prepayment speeds ranging from 11.4% to 17.6%, depending on the stratification of the specific right, and a weighted average default rate of .10%.

Estimated amortization expense over the next five years is expected to be approximately $60,000 annually.

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – PREMISES AND EQUIPMENT, NET

Premises and equipment were as follows at the dates indicated:

	March 31, 2007	December 31,
		2006	2005
	(Unaudited)
Land	$2,093,333	$2,093,333	$1,789,991
Buildings	7,073,880	7,017,411	6,966,126
Furniture, fixtures and equipment	5,179,305	5,127,804	5,023,677

	14,346,518	14,238,548	13,779,794
Less: Accumulated depreciation	(6,212,094)	(6,038,182)	(5,486,412)

	$8,134,424	$8,200,366	$8,293,382

Depreciation expense was $173,912 and $177,854 for the three months ended March 31, 2007 and 2006 (unaudited) and $712,054, $722,272, and $685,586 for 2006, 2005 and 2004.

NOTE 6 – DEPOSITS

Time certificates and IRA deposits of $100 thousand or more were $23,761,000 as of March 31, 2007 (unaudited) and $19,424,000 and $23,629,000 at December 31, 2006 and 2005.

Scheduled maturities of time certificates and IRA deposits as of March 31, 2007 (unaudited) and as of December 31, 2006 for the next five years were as follows:

	March 31, 2007	December 31, 2006
	(Unaudited)
2007	$62,772,758	$65,034,725
2008	26,947,993	20,517,395
2009	6,518,278	6,028,346
2010	1,582,701	1,048,885
2011	1,212,234	1,211,304
Thereafter	832,599	431,267

	$99,866,563	$94,271,922

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – EMPLOYEE BENEFIT PLANS

401(k) Plan: The Bank maintains a defined contribution 401(k) plan for all employees. Employees must be 21 years of age to be eligible to participate in the plan. There is no minimum service requirement. Basic contributions may be made by the Bank in the range of 1% to 6% of employee compensation. Voluntary participant contributions may be made in the range of 1% to 10% of employee compensation. The employer will make matching employer contributions equal to 50% of the participant's voluntary contributions on the first 6% of the participant’s voluntary contributions. Employee contributions are 100% vested. Employer basic and matching contributions are vested over 5 years. Employer basic and matching contributions totaled approximately $23,000 and $21,000 for the three months ended March 31, 2007 and 2006 (unaudited) and $84,000, $75,000 and $75,000 for the years ended December 31, 2006, 2005 and 2004.

Supplemental Employee Retirement Plan: Effective January 1, 2002, a supplemental retirement plan covers selected officers. The Bank is recording an expense equal to the projected present value of the payments due at retirement based on the projected remaining years of service. The obligation under the plans was approximately $820,000, $751,000 and $559,000 at March 31, 2007 (unaudited) and December 31, 2006 and 2005, and is included in other liabilities in the consolidated balance sheets. The expense attributable to the plan, included in salaries and employee benefits, was approximately $69,000 and $48,000 for the three months ended March 31, 2007 and 2006 (unaudited) and $192,000, $144,000 and $175,000 for the years ended December 31, 2006, 2005 and 2004.

Split-Dollar Life Insurance Plans: Effective January 1, 2003, life insurance plans are provided for certain officers on a split-dollar basis. The officer’s designated beneficiary(s) is entitled to a percentage of the death proceeds from the split-dollar policies. The Bank is entitled to the remainder of the death proceeds less any loans on the policies and unpaid interest or cash withdrawals previously incurred by the Bank. The cash surrender value of these life insurance policies and life insurance policies related to the Bank’s supplemental employee retirement plan totaled $6,107,230, $6,048,319 and $5,822,175 at March 31, 2007 (unaudited) and December 31, 2006 and 2005. The Bank is the owner of the split-dollar policies. Beginning with the effective date of the plan, the Bank began to accrue a liability for the expected amount of premiums to be paid on the officer’s portion of these split-dollar policies subsequent to the officer’s retirement. At March 31, 2007 (unaudited), December 31, 2006 and 2005, such accrued liability totaled approximately $129,000, $117,000 and $105,000. Expense recognized related to these plans totaled approximately $12,000 and $3,000 for the three months ended March 31, 2007 and 2006 (unaudited) and $12,000, $14,000 and $38,000 for the years ended December 31, 2006, 2005 and 2004.

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – FEDERAL HOME LOAN BANK ADVANCES

The Bank was authorized to borrow up to $47,854,000 from the Federal Home Loan Bank (FHLB) at March 31, 2007 (unaudited) and up to $49,392,000 at December 31, 2006. At March 31, 2007 (unaudited), December 31, 2006 and 2005, the Bank had indebtedness to the FHLB totaling $38,500,000, $36,500,000 and $48,500,000. At March 31, 2007 (unaudited) and December 31, 2006 $32,500,000 of the FHLB advances have interest rates ranging from 3.11% to 6.09% and have stated interest adjustment dates. On the stated interest adjustment dates, the FHLB will have the option to adjust the interest rate and will continue to have this option quarterly thereafter. The advances may not be prepaid by the Bank prior to the FHLB exercising its option to adjust the interest rate. The remaining FHLB advances mature during 2007 and are LIBOR adjustable advances, repricing monthly. The weighted average interest rate as of March 31, 2007 (unaudited) and December 31, 2006 was 5.32%.

The note balances, interest rates and maturities at March 31, 2007 (unaudited) are as follows:

Maturing
09/28/2007	5.32%	$4,000,000
10/02/2007	5.31	2,000,000
01/29/2008	3.11	5,000,000
09/18/2008	5.14	1,000,000
07/19/2010	6.09	10,000,000
08/16/2010	5.97	7,500,000
09/20/2010	5.95	5,000,000
06/08/2011	5.15	4,000,000

		$38,500,000

The note balances, interest rates and maturities at December 31, 2006 are as follows:

Maturing
09/28/2007	5.32%	$4,000,000
01/29/2008	3.11	5,000,000
09/18/2008	5.14	1,000,000
07/19/2010	6.09	10,000,000
08/16/2010	5.97	7,500,000
09/20/2010	5.95	5,000,000
06/08/2011	5.15	4,000,000

		$36,500,000

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – FEDERAL HOME LOAN BANK ADVANCES (Continued)

At March 31, 2007 (unaudited), December 31, 2006 and 2005, in addition to FHLB stock, the Bank pledged mortgage loans totaling approximately $58,202,000, $60,434,000 and $67,111,000 to the FHLB to secure advances outstanding. At March 31, 2007 (unaudited), December 31, 2006 and 2005, the Bank also pledged U.S. government sponsored agency securities totaling $9,000,000, $9,000,000 and $6,000,000 to the FHLB to secure advances outstanding.

NOTE 9 – INCOME TAXES

Income tax expense (benefit) was as follows:

	Three Months Ended March 31,		Years Ended December 31,
	2007	2006	2006	2005	2004
	(Unaudited)
Current expense (benefit)
Federal	$7,915	$(68,909)	$375,100	$206,004	$(126,045)
State	—	—	—	—	—

	7,915	(68,909)	375,100	206,004	(126,045)
Deferred expense (benefit)
Federal	284,819	99,502	(159,708)	(108,662)	(269,383)
State	50,035	5,000	(17,747)	(163,420)	(254,743)

Change in valuation allowance related to realization of net state deferred tax asset	3,822	—	45,247	139,180	—

Total income tax expense (benefit)	$346,591	$35,593	$242,892	$73,102	$(650,171)

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – INCOME TAXES (Continued)

The net deferred tax assets at March 31, 2007 (unaudited), December 31, 2006 and 2005 are as follows:

	March 31, 2007	December 31,
		2006	2005
	(Unaudited)
Deferred tax assets
Deferred officer compensation	$375,965	$343,722	$258,937
Bad debt expense	405,685	412,263	415,182
Indiana net operating loss carryforwards	212,166	190,508	179,468
Impairment on investment securities	207,638	588,694	579,781
Tax credit carryforwards	169,230	143,466	145,028
Write downs of other real estate owned	54,781	54,781	—
Net unrealized losses on securities available for sale	242,713	118,286	491,354
Other	16,175	10,703	1,499

	1,684,353	1,862,423	2,071,249
Deferred tax liabilities
Mortgage servicing rights	(166,039)	(165,695)	(155,850)
Accretion	(14,058)	(4,926)	(10,640)
FHLB stock dividends	(103,861)	(103,861)	(106,615)
Deferred loan fees	(68,561)	(74,988)	(89,060)
Prepaid expenses	(130,392)	(94,195)	(72,740)
Depreciation	(249,216)	(256,105)	(278,078)

	(732,127)	(699,770)	(712,983)
Valuation allowance	(188,249)	(184,427)	(139,180)

	$763,977	$978,226	$1,219,086

The valuation allowance has been established against the portion of the Bank’s net state tax deferred tax asset that management feels is not realizable as of March 31, 2007 (unaudited), December 31, 2006 and 2005. The Bank has an Indiana net operating loss carryforward of approximately $3,700,000 and $3,400,000 at March 31, 2007 (unaudited) and December 31, 2006 which will expire in 2023 through 2026, if not used. The Bank also has Indiana enterprise zone credit carryforwards of approximately $64,000 and $64,000 at March 31, 2007 (unaudited) and December 31, 2006 which will expire in 2013 thorough 2016, if not used. Additionally, the Bank also has federal AMT credit carryforwards of approximately $127,000 at March 31, 2007 (unaudited) and $94,000 at December 31, 2006 which have no expiration date.

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – INCOME TAXES (Continued)

Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to income (loss) before income taxes as a result of the following:

	Three Months Ended March 31,		Years Ended December 31,
	2007	2006	2006	2005	2004
	(Unaudited)
Expected income tax expense (benefit) at Federal tax rate	$367,068	$94,050	$462,379	$327,915	$(302,673)
Increase (decrease) resulting from:
State tax expense (benefit), net of federal effect	35,546	3,300	18,150	(15,998)	(168,130)
Effect of tax exempt income (net)	(51,100)	(55,758)	(224,379)	(220,795)	(141,766)
Dividend received deduction	(7,573)	(13,589)	(50,517)	(39,554)	(30,554)
Other, net	2,650	7,590	37,259	21,534	(7,048)

Total income tax expense (benefit)	$346,591	$35,593	$242,892	$73,102	$(650,171)

Federal income tax laws provided savings banks with additional bad debt deductions through 1995, totaling $2,115,000 for the Bank. Accounting standards do not require a deferred tax liability to be recorded on this amount, which liability would otherwise total $719,000 at March 31, 2007 (unaudited), December 31, 2006 and 2005. If the Bank were liquidated or otherwise ceases to be a bank or if tax laws change, the $719,000 would be recorded as expense.

NOTE 10 – RELATED PARTY TRANSACTIONS

Loans to principal officers, directors, and their affiliates during the first three months of 2007 (unaudited) and during 2006 were as follows:

	March 31, 2007	December 31, 2006
	(Unaudited)
Beginning balance	$934,000	$936,000
New loans	1,000	731,000
Repayments	(30,000)	(733,000)

Ending balance	$905,000	$934,000

Deposits from principal officers, directors, and their affiliates at March 31, 2007 (unaudited) and December 31, 2006 and 2005 were $1,939,000, $1,864,000 and $1,464,000.

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – REGULATORY CAPITAL MATTERS

Banks are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If only adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At March 31, 2007 (unaudited) and at December 31, 2006 and 2005, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank’s category.

Actual and required capital amounts (in millions) and ratios are presented below for the dates indicated:

March 31, 2007 (unaudited)	Actual		Minimum Required For Capital Adequacy Purposes		Minimum Required To Be Well Capitalized Under Prompt Corrective Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital to risk weighted assets	$28.3	18.5%	$12.2	8.0%	$15.3	10.0%
Tier 1 (Core) Capital to risk weighted assets	27.3	17.9	6.1	4.0	9.2	6.0
Tier 1 (Core) Capital to average assets	27.3	10.8	10.1	4.0	12.6	5.0

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – REGULATORY CAPITAL MATTERS (Continued)

	Actual		Minimum Required For Capital Adequacy Purposes		Minimum Required To Be Well Capitalized Under Prompt Corrective Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2006
Total Capital to risk weighted assets	$27.6	17.7%	$12.5	8.0%	$15.6	10.0%
Tier 1 (Core) Capital to risk weighted assets	26.6	17.0	6.2	4.0	9.4	6.0
Tier 1 (Core) Capital to average assets	26.6	10.2	10.4	4.0	13.1	5.0
December 31, 2005
Total Capital to risk weighted assets	$26.8	17.0%	$12.6	8.0%	$15.7	10.0%
Tier 1 (Core) Capital to risk weighted assets	25.5	16.2	6.3	4.0	9.4	6.0
Tier 1 (Core) Capital to average assets	25.5	9.8	10.3	4.0	12.9	5.0

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – COMMITMENTS AND CONTINGENT LIABILITIES

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheet.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to make loans, unused lines of credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Bank upon extension of credit, varies and is based on management's credit evaluation of the counterparty.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Standby letters of credit are payable on demand when drawn. The interest rate is determined at the time amounts are extended. Total amounts committed under standby letters of credit are classified as fixed rate for purposes of this presentation. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank's policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

The contractual amounts of financial instruments with off-balance-sheet risk at March 31, 2007 (unaudited) and at December 31, 2006 and 2005 were as follows:

	March 31, 2007		December 31,
			2006		2005
	(Unaudited)
	Fixed Rate	Variable Rate	Fixed Rate	Variable Rate	Fixed Rate	Variable Rate
Commitments to make loans	$660,000	$287,000	$145,000	$—	$826,000	$270,000
Unused lines of credit	2,297,000	13,419,000	3,564,000	14,030,000	3,183,000	15,076,000
Standby letters of credit	237,000	—	200,000	—	639,000	—

	$3,194,000	$13,706,000	$3,909,000	$14,030,000	$4,648,000	$15,346,000

The fixed rate commitments have interest rates ranging from 6.25% to 8.25% at March 31, 2007 (unaudited) and 6.50% to 7.875% at December 31, 2006.

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – FAIR VALUES OF FINANCIAL INSTRUMENTS

Carrying amount and estimated fair values of financial instruments at March 31, 2007 (unaudited) and at December 31, 2006 and 2005 were as follows:

	March 31, 2007		December 31,
			2006		2005
	(Unaudited)

	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Cash and cash equivalents	$7,521,272	$7,521,000	$21,047,029	$21,047,000	$8,663,801	$8,664,000
Securities available for sale	85,767,587	85,768,000	88,537,866	88,538,000	85,996,212	85,996,000
FHLB Stock	2,660,700	2,661,000	2,660,700	2,661,000	2,773,300	2,773,000
Loans held for sale	495,900	496,000	—	—	707,153	707,000
Loans, net	137,318,063	135,257,000	136,076,604	133,755,000	140,577,292	138,848,000
Accrued interest receivable	1,258,057	1,258,000	1,494,621	1,495,000	1,310,669	1,311,000
Financial liabilities
Deposits	$(184,214,586)	$(184,238,000)	$(201,858,577)	$(201,777,000)	$(182,348,334)	$(182,118,000)
FHLB advances	(38,500,000)	(39,289,000)	(36,500,000)	(37,162,000)	(48,500,000)	(49,418,000)
Accrued interest payable	(360,604)	(361,000)	(326,902)	(327,000)	(308,367)	(308,000)

The methods and assumptions used to estimate fair value are described as follows:

The carrying amount is the estimated fair value for cash and cash equivalents, Federal Home Loan Bank stock, accrued interest receivable and payable, demand deposits, short-term debt, and variable rate loans or deposits that reprice frequently and fully. Security fair values are based on market prices or dealer quotes, and if no such information is available, on the rate and term of the security and information about the issuer. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values. The allowance for loan losses is considered to be a reasonable estimate of discount for credit quality concerns. Fair value of loans held for sale is based on market quotes. Fair value of FHLB advances is based on current rates for similar financing. The fair value of off-balance-sheet items is based on the current fees or cost that would be charged to enter into or terminate such arrangements and is not considered significant to this presentation.

(Continued)

THE LAPORTE SAVINGS BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – OTHER COMPREHENSIVE INCOME (LOSS)

Other comprehensive income (loss) components and related tax effects were as follows:

	Three Months Ended March 31,		Years Ended December 31,
	2007	2006	2006	2005	2004
	(Unaudited)
Net unrealized holding gains (losses) on securities available for sale arising during the year	$526,777	$134,943	$1,076,174	$(692,489)$	(1,309,807)
Unrealized gains (losses) on held to maturity securities transferred to available for sale	—	—	—	25,953	—
Reclassification adjustments for net (gains) losses included in net income	(892,739)	—	24,086	(3,666)	(71,453)
Other than temporary impairment of investment securities	—	—	—	—	1,486,225

Net unrealized gains (losses)	(365,962)	134,943	1,100,260	(670,202)	104,965
Tax expense (benefit)	(124,427)	44,860	373,068	(213,034)	29,913

Other comprehensive income (loss)	$(241,535)	$90,083	$727,192	$(457,168)$	75,052

NOTE 15 – MERGER AGREEMENT AND PLANNED STOCK CONVERSION

On March 8, 2007, The LaPorte Savings Bank entered into an agreement to acquire City Savings Financial Corporation, and its subsidiary City Savings Bank, for $34.00 per share with 50% of the consideration to be paid in cash and 50% to be paid in stock. City Savings Bank reported total assets of $136,335,000, total loans of $107,585,000 and total deposits of $89,987,000 as of December 31, 2006. To support this acquisition, The LaPorte Savings Bank will form a mutual holding company to be known as LaPorte Savings Bank, MHC which will own approximately 55% of a new subsidiary mid-tier stock holding company to be known as LaPorte Bancorp, Inc. The remaining 45% of LaPorte Bancorp, Inc.’s common stock will be issued to the Bank’s members and to City Savings Financial Corporation’s shareholders as part of the merger consideration, and to the public, if any remains.

These transactions are subject to the approval of the Bank’s regulators and the Bank’s depositors, and the merger is also subject to the approval of City Savings Financial Corporation’s shareholders.

(Continued)

Independent Accountants’ Report

To the Board of Directors

City Savings Financial Corporation

Michigan City, Indiana

We have audited the accompanying consolidated balance sheets of City Savings Financial Corporation as of June 30, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended June 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of City Savings Financial Corporation as of June 30, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

Indianapolis, Indiana August 10, 2006

City Savings Financial Corporation

Consolidated Balance Sheets

March 31, 2007 (unaudited), June 30, 2006 and June 30, 2005

	(unaudited) March 31, 2007	June 30
		2006	2005
Assets
Cash and due from banks	$1,830,386	$2,103,655	$2,002,327
Interest-bearing deposits	1,356,844	154,511	4,302,725

Cash and cash equivalents	3,187,230	2,258,166	6,305,052
Interest-bearing time deposits	100,000	100,000	100,000
Investment securities
Available for sale	16,320,230	17,129,640	15,167,204
Held to maturity (fair value of $126,000, $145,000 and $158,000)	126,255	144,054	159,302

Total investment securities	16,446,485	17,273,694	15,326,506
Loans held for sale	390,224	325,000	1,019,540
Loans, net of allowance for loan losses of $2,114,000, $2,576,000 and $2,337,000	100,616,384	109,811,842	125,086,692
Premises and equipment	3,799,496	3,933,577	3,529,721
Federal Home Loan Bank stock	1,526,100	1,724,600	1,724,600
Interest receivable	827,050	858,283	884,862
Cash value of life insurance	2,712,609	2,652,669	2,572,570
Other assets	1,322,630	2,341,277	1,845,792

Total assets	$130,928,208	$141,279,108	$158,395,335

Liabilities
Deposits
Noninterest-bearing	$2,748,014	$3,393,693	$3,623,149
Interest-bearing	92,229,437	90,348,638	121,760,603

Total deposits	94,977,451	93,742,331	125,383,752
Federal Home Loan Bank advances	15,066,922	27,806,374	10,926,958
Other borrowings	5,874,115	5,687,908	6,922,085
Other liabilities	2,204,180	1,783,437	2,598,602

Total liabilities	118,122,668	129,020,050	145,831,397

Shareholders’ Equity
Common stock, no par value
Authorized - 20,000,000 shares Issued and outstanding - 565,863, 555,450 and 555,450 shares	5,343,571	5,392,017	5,199,850
Retained earnings	7,796,441	7,654,683	7,979,654
Unearned recognition and retention plan (RRP) shares	—	(146,727)	(220,020)
Unearned employee stock ownership plan (ESOP) shares	(210,859)	(266,616)	(311,052)
Accumulated other comprehensive loss	(123,613)	(374,299)	(84,494)

Total shareholder’s equity	12,805,540	12,259,058	12,563,938

Total liabilities and shareholders’ equity	$130,928,208	$141,279,108	$158,395,335

See Notes to Consolidated Financial Statements

City Savings Financial Corporation

Consolidated Statements of Operations

Nine-months ended March 31, 2007 and 2006 (unaudited) and Years Ended June 30, 2006, 2005, and 2004

	(unaudited) March 31, 2007	(unaudited) March 31, 2006	2006	2005	2004
Interest Income
Loans receivable	$5,920,804	$6,344,908	$8,385,987	$7,752,877	$7,384,704
Investment securities	544,943	544,888	727,383	592,184	570,666
Federal Home Loan Bank stock	55,316	59,324	82,837	72,083	75,451
Interest-bearing deposits	21,644	75,505	82,189	30,807	25,292

Total interest income	6,542,707	7,024,625	9,278,396	8,447,951	8,056,113

Interest Expense
Deposits	2,786,896	2,902,103	3,816,598	2,692,478	2,307,819
Federal Home Loan Bank advances	815,326	618,395	850,886	722,128	576,885
Other borrowings	348,527	289,723	402,934	299,913	235,279

Total interest expense	3,950,749	3,810,221	5,070,418	3,714,519	3,119,983

Net Interest Income	2,591,958	3,214,404	4,207,978	4,733,432	4,936,130
Provision for loan losses	75,000	787,285	812,285	1,340,157	459,790

Net Interest Income After Provision for Loan Losses	2,516,958	2,427,119	3,395,693	3,393,275	4,476,340

Other Income
Service charges on deposit accounts	128,227	100,387	156,533	137,216	134,861
Net realized gains (losses) on sales of available-for-sale securities	(18,374)	10,176	10,176	38,205	105,703
Net gains on loan sales	106,940	194,845	258,311	241,843	240,617
Increase in value of life insurance	59,940	66,600	80,099	87,626	85,235
Other income	202,602	294,691	350,101	411,813	251,228

Total other income	479,335	666,699	855,220	916,703	817,734

Other Expenses
Compensation and benefits	1,532,873	1,791,550	2,372,394	1,947,676	1,763,347
Net occupancy expenses	186,752	217,719	267,454	209,532	181,300
Equipment expense	173,124	216,408	285,062	323,969	312,339
Professional fees	93,478	117,057	143,935	149,432	165,938
Advertising	67,703	140,784	185,007	170,578	198,034
Data processing	144,523	158,843	211,102	234,962	250,749
Other expenses	595,914	1,003,765	1,286,495	847,395	605,610

Total other expenses	2,794,367	3,646,126	4,751,449	3,883,544	3,477,317

Income (Loss) Before Income Tax	201,926	(552,308)	(500,536)	426,434	1,816,757
Income tax expense (benefit)	(24,710)	(329,867)	(343,762)	(48,242)	672,084

Net Income (Loss)	$226,636	$(222,441)	$(156,774)	$474,676	$1,144,673

Basic Earnings (loss) per share	$.42	$(.43)	$(.30)	$.94	$2.30

Diluted Earnings (loss) per share	$.42	$(.43)	$(.30)	$.92	$2.23

See Notes to Consolidated Financial Statements

City Savings Financial Corporation

Consolidated Statements of Shareholders’ Equity

Nine-months ended March 31, 2007 (Unaudited) and Years Ended June 30, 2006, 2005, and 2004

	Common Stock	Retained Earnings	Unearned Compensation	Unearned ESOP Shares	Accumulated Other Comprehensive Income (Loss)	Total
Balances, July 1, 2003	$5,064,320	$6,738,011	$(366,606)	$(399,924)	$39,323	$11,075,124
Comprehensive income
Net income		1,144,673				1,144,673
Other comprehensive income, unrealized loss on securities, net of tax of $218.000					(332,289)	(332,289)

Comprehensive income						812,384
Dividends on common stock, $.38 per share		(211,071)				(211,071)
Distribution of earned RRP shares			73,293			73,293
ESOP shares earned	75,541			44,436		119,977

Balances, June 30, 2004	$5,139,861	$7,671,613	$(293,313)	$(355,488)	$(292,966)	$11,869,707
Comprehensive income
Net income		474,676				474,676
Other comprehensive income, unrealized gain on securities, net of tax of $137,000					208,472	208,472

Comprehensive income						683,148
Dividends on common stock, $.30 per share		(166,635)				(166,635)
Distribution of earned RRP shares			73,293			73,293
ESOP shares earned	59,989			44,436		104,425

Balances, June 30, 2005	5,199,850	7,979,654	(220,020)	(311,052)	(84,494)	12,563,938
Comprehensive income
Net loss		(156,774)				(156,774)
Other comprehensive income, unrealized loss on securities, net of tax of $190,000					(289,805)	(289,805)

Comprehensive loss						(446,579)
Dividends on common stock, $.30 per share		(168,197)				(168,197)
Distribution of earned RRP shares			73,293			73,293
Stock options exercised	147,020					147,020
ESOP shares earned	45,147			44,436		89,583

Balances, June 30, 2006	5,392,017	7,654,683	(146,727)	(266,616)	(374,299)	12,259,058
Comprehensive income
Net income		226,636				226,636
Other comprehensive income, unrealized gain on securities, net of tax of $164,200					250,686	250,686

Reclassification of unearned compensation to APIC upon the adoption of SFAS 123(R)	(146,727)		146,727
Comprehensive income						477,322
Dividends on common stock, $.15 per share		(84,878)				(84,878)
Distribution of earned RRP shares	36,663					36,663
Stock options expense	8,128					8,128
ESOP shares earned	53,490			55,757		109,247

Balances, March 31, 2007 (unaudited)	$5,343,571	$7,796,441	$0	$(210,859)	$(123,613)	$12,805,540

See Notes to Consolidated Financial Statements

City Savings Financial Corporation

Consolidated Statements of Cash Flows

Periods Ended March 31, 2007 and 2006 (unaudited) and Years Ended June 30, 2006, 2005, and 2004

	(unaudited) March 31, 2007	(unaudited) March 31, 2006	June 30
			2006	2005	2004
Operating Activities
Net income (loss)	$226,636	$(222,441)	$(156,774)	$474,676	$1,144,673
Items not requiring (providing) cash
Provision for loan losses	75,000	787,285	812,285	1,340,157	459,790
Depreciation	144,116	170,923	229,331	270,448	196,546
Deferred income tax	345,113	288,000	382,451	(356,759)	89,654
Proceeds from sale of mortgage loans	18,294,624	24,126,618	25,844,998	49,598,409	156,788,212
Mortgage loans originated for sale	(18,466,788)	(23,735,872)	(25,441,675)	(48,591,928)	(144,905,643)
Investment securities amortization, net	44,808	56,318	69,165	79,764	89,277
Investment securities (gains)/losses	18,374	(10,176)	(10,176)	(38,205)	(105,703)
Amortization of RRP shares	36,663	40,293	73,293	73,293	73,293
Amortization of ESOP shares	109,247	89,581	89,583	104,425	119,977
Losses (Gains) on loan sales	106,940	(194,845)	(258,311)	(241,843)	(240,617)
Increase in cash value of life insurance	(59,940)	(66,600)	(80,099)	(87,626)	(85,325)
Share-based compensation	8,128	—	—	—	—
Net change in
Interest receivable	31,233	5,819	26,579	(222,586)	23,565
Other assets	1,018,647	(646,773)	(687,931)	102,501	(980,093)
Other liabilities	256,385	(224,300)	(815,165)	476,854	(676,017)

Net cash provided by operating activities	1,844,073	463,830	77,554	2,981,580	11,991,589

Investing Activities
Net change in interest-bearing time deposits	—	—	—	199,000	—
Purchases of securities available for sale	—	(3,854,888)	(4,353,384)	(6,514,978)	(15,771,530)
Proceeds from sales of securities available for sale	851,205	714,432	714,432	3,925,072	11,037,984
Proceeds from maturities, calls and paydowns of securities available for sale	310,067	622,197	1,137,717	1,322,507	2,790,773
Proceeds from maturities and paydowns of securities held to maturity	17,799	12,398	15,248	32,713	57,121
Net change in loans	9,120,458	11,987,591	15,012,093	(8,941,110)	(14,271,615)
Purchases of premises and equipment	(10,035)	(613,056)	(633,187)	(103,892)	(2,436,941)
Purchase of FHLB stock	198,500	—	—	71,900	(581,000)
Purchase of life insurance	—	—	—	—	(1,398,742)

Net cash provided by (used in) investing activities	10,487,994	8,868,674	11,892,919	(10,152,588)	(20,573,950)

Financing Activities
Net change in
Demand and savings deposits	(3,466,484)	1,406,219	(2,519,206)	2,786,914	660,373
Certificate of deposits	4,701,604	(18,506,040)	(29,122,215)	18,122,738	234,679
Proceeds from FHLB advances	53,239,452	67,250,001	84,250,000	45,500,000	48,140,000
Payments on FHLB advances	(65,978,904)	(60,254,907)	(67,370,584)	(54,400,755)	(44,472,156)
Net change from other borrowings	186,207	(1,767,085)	(1,234,177)	(907,026)	1,818,991
Proceeds from stock options exercised	—	—	147,020	—	—
Cash dividends	(84,878)	(83,316)	(168,197)	(166,635)	(211,071)

Net cash provided by (used in) financing activities	(11,403,003)	(11,955,128)	(16,017,359)	10,935,236	6,170,816

Net Change in Cash and Cash Equivalents	929,064	(2,622,624)	(4,046,886)	3,764,228	(2,411,545)
Cash and Cash Equivalents, Beginning of Year	2,258,166	6,305,052	6,305,052	2,540,824	4,952,369

Cash and Cash Equivalents, End of Year	$3,187,230	$3,682,428	$2,258,166	$6,305,052	$2,540,824

Additional Cash Flows Information
Interest paid	$3,849,492	$3,734,722	$5,036,981	$3,665,073	$3,665,073
Income tax paid (refunded)	—	160,000	143,816	(191,336)	(191,336)

See Notes to Consolidated Financial Statements

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

Note 1: Nature of Operations and Summary of Significant Accounting Policies

The accounting and reporting policies of City Savings Financial Corporation (Company), its wholly owned subsidiary, City Savings Bank (Bank), and the Bank’s wholly owned subsidiary, City Savings Financial Services, Inc. (CSFS), conform to accounting principles generally accepted in the United States of America and reporting practices followed by the thrift industry. The more significant of the policies are described below.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The Company is a thrift holding company whose principal activity is the ownership and management of the Bank. The Bank operates under a state thrift charter and provides full banking services. As a state-chartered thrift, the Bank is subject to regulation by the State of Indiana Department of Financial Institutions, Office of Thrift Supervision, and the Federal Deposit Insurance Corporation.

The Company generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in LaPorte and Porter counties. The Company’s loans are generally secured by specific items of collateral including real property, consumer assets and business assets.

Consolidation - The consolidated financial statements include the accounts of the Company, Bank, and CSFS after elimination of all material intercompany transactions.

Cash and Cash Equivalents - The Company considers all liquid investments with original maturities of three months or less to be cash equivalents.

Investment Securities - Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities held to maturity are carried at amortized cost. Debt securities not classified as held to maturity and marketable equity securities are classified as available for sale. Securities available for sale are carried at fair value with unrealized gains and losses reported separately in accumulated other comprehensive income, net of tax.

Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

Loans Held for Sale - Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or market. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

Loans are carried at the principal amount outstanding. A loan is impaired when, based on current information or events, it is probable that the Company will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. Loans with payment delays not exceeding 90 days outstanding are not considered impaired. Delinquent loans, including loans delinquent greater than 90 days, are reviewed on a loan-by-loan basis to determine which loans are placed on non-accrual status. Certain nonaccrual and substantially delinquent loans may be considered to be impaired. The Company considers its investment in one-to-four family residential loans and consumer loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. Interest income is accrued on the principal balances of loans. The accrual of interest on impaired and nonaccrual loans is discontinued when, in management’s opinion, the borrower may be unable to make payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed when considered uncollectible. Interest income is subsequently recognized only to the extent cash payments are received. Certain loan fees and direct costs are being deferred and amortized as an adjustment of yield on the loans. When a loan is paid off, any unamortized loan origination fee balance is credited to income.

Allowance for loan losses is maintained to absorb losses inherent in the loan portfolio. The allowance is based on ongoing, quarterly assessments of the probable estimated losses inherent in the loan portfolio. The allowance is increased by provisions for loan losses charged against income. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The Company’s methodology for assessing the appropriateness of the allowance consists of several key elements, which include the formula for general allowance and specific allowances for identified problem loans.

The formula allowance is calculated by applying loss factors to certain classified loans, pools of loans and certain unused commitments. Changes in classifications of both performing and nonperforming loans affect the amount of the formula allowance. Loss factors are based on the Company’s historical loss experience and may be adjusted for significant factors that, in management’s judgement, affect the collectibility of the portfolio as of the evaluation date.

Specific allowances are established in cases where management has identified significant conditions or circumstances related to a credit that management believes indicate the probability that a loss has been incurred in excess of the amount determined by the application of the formula allowance.

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

The unallocated allowance is based upon management’s evaluation of various conditions, the effects of which are not directly measured in the determination of the formula and specific allowances. The evaluation of the inherent loss with respect to these conditions is subject to a higher degree of uncertainty because they are not identified with specific credits. The conditions evaluated in connection with the unallocated allowance may include existing general economic and business conditions affecting the Company’s key lending area, credit quality trends, collateral values, loan volumes and concentrations, seasoning of the loan portfolio, specific industry conditions within portfolio segments, recent loss experience in particular segments of the portfolio, duration of the current business cycle, and regulatory examination results.

The allowance for loan losses also incorporates the results of measuring impaired loans as provided in SFAS Nos. 114 and 118. A loan is considered impaired when management determines that it is probable that the Company will be unable to collect all amounts due according to the original contractual terms of the loan agreement. Impairment is measured by the difference between the recorded investment in the loan and the estimated present value of total expected future cash flows, discounted at the loan’s effective rate, or the fair value of the collateral of the loan, if collateral dependent. Impairment is recognized by adjusting an allocation of the existing allowance for loan losses.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. Management believes that as of March 31, 2007, the allowance for loan losses is adequate based on information currently available and includes all known and inherent losses that are both probable and reasonable to estimate. A worsening or protracted economic decline in the areas within which the Company operates would increase the likelihood of additional losses due to credit and market risks and could create the need for additional loss provisions.

Premises and equipment are carried at cost net of accumulated depreciation. Depreciation is computed using straight-line and accelerated methods over lives ranging from 3 to 40 years. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

Federal Home Loan Bank stock is a required investment for institutions that are members of the Federal Home Loan Bank system. The required investment in the common stock is based on a predetermined formula.

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

Stock options – At March 31, 2007, the Company has a stock-based employee compensation plan, which is described more fully in Note 13. Prior to July 1, 2006, the Company accounted for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Accordingly, in 2006, 2005 and 2004, no stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock at the grant date.

Effective July 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment. The Company selected the modified prospective application. Accordingly, after July 1, 2006, the Company began expensing the fair value of stock options granted, modified, repurchased or cancelled. No stock options were granted during the nine-month period ended March 31, 2007 or year ended June 30, 2006.

The following table illustrates the effect on net income and earnings per common share if expense was measured using the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation as of June 30, 2006, 2005 and 2004.

	2006	2005	200
Net income (loss), as reported	$(157)	$475	$1,155
Less: Total stock-based employee compensation cost determined under the fair value based method, net of income taxes	(28)	(49)	(45)

Pro forma net income (loss)	$(185)	$426	$1,100

Income tax in the consolidated statements of income includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes. The Company files consolidated income tax returns with its subsidiary.

Earnings per share have been computed based upon the weighted-average common shares outstanding during each year. Unearned ESOP shares and RRP shares which have not vested have been excluded from the computation of average shares outstanding.

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

Note 2: Restriction on Cash

The Bank is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at March 31, 2007 was $142,000.

Note 3: Investment Securities

	(unaudited) March 31, 2007
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for sale
Federal agencies	$6,867	$2	$(79)	$6,790
Mortgage-backed securities	251	1	(1)	251
State and municipal	8,121	19	(81)	8,059
Corporate obligations	1,286	—	(66)	1,220

Total available for sale	16,525	22	(227)	16,320
Held to maturity - mortgage-backed securities	126	—	—	126

Total investment securities	$16,651	$22	$(227)	$16,446

	June 30, 2006
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for sale
Federal agencies	$7,736	$—	$(245)	$7,491
Mortgage-backed securities	326	—	(11)	315
State and municipal	8,397	1	(229)	8,169
Corporate obligations	1,292	—	(137)	1,155

Total available for sale	17,751	1	(622)	17,130
Held to maturity - mortgage-backed securities	144	1	—	145

Total investment securities	$17,895	$2	$(622)	$17,275

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

	June 30, 2005
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for sale
Federal agencies	$5,248	$2	$(28)	$5,222
Mortgage-backed securities	448	—	(12)	436
State and municipal	8,262	53	(52)	8,263
Corporate obligations	1,349	—	(103)	1,246

Total available for sale	15,307	55	(195)	15,167
Held to maturity - mortgage-backed securities	159	—	(1)	158

Total investment securities	$15,466	$55	$(196)	$15,325

At March 31, 2007, June 30, 2006 and 2005, mortgage-backed securities available for sale and held to maturity consisted solely of Federal Home Loan Mortgage Corporation, Federal National Mortgage Association and Government National Mortgage Association issues.

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

The amortized cost and fair value of securities available for sale at March 31, 2007, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Within one year	$716	$712	$—	$—
One to five years	3,721	3,674	—	—
Five to ten years	8,328	8,220	—	—
Thereafter	3,509	3,463	—	—
Mortgage-backed securities	251	251	126	126

Totals	$16,525	$16,320	$126	$126

Certain investments in debt and equity securities are reported in the financial statements at an amount less than their historical cost. Total fair value of these investments at March 31, 2007, June 30, 2006 and 2005 was $12,933,000, $16,911,000 and $8,811,000, which is approximately 79, 98 and 57 percent of the Company’s available-for-sale and held-to-maturity investment portfolio. These declines primarily resulted from recent increases in market interest rates, a decline in credit ratings and information provided by regulatory bodies.

Based on evaluation of available evidence, including recent changes in market interest rates, credit rating information and information obtained from regulatory filings, management believes the declines in fair value for these securities are temporary.

Should the impairment of any of these securities become other than temporary, the cost basis of the investment will be reduced and the resulting loss recognized in net income in the period the other-than-temporary impairment is identified.

The following table shows our investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at March 31, 2007:

	Less Than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Federal agency	$—	$—	$5,691	$(79)	$5,691	$(79)
Mortgage-backed securities	—	—	95	(1)	95	(1)
State and municipal	574	(2)	5,353	(179)	5,927	(81)
Corporate obligation	299	(9)	921	(57)	1,220	(66)

Total temporarily impaired securities	$873	$(11)	$12,060	$(216)	$12,933	$(227)

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

The following table shows our investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at June 30, 2006:

	Less Than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Federal agency	$4,962	$(127)	$2,529	$(118)	$7,491	$(245)
Mortgage-backed securities	—	—	315	(11)	315	(11)
State and municipal	4,715	(122)	3,235	(107)	7,950	(229)
Corporate obligation	—	—	1,155	(137)	1,155	(137)

Total temporarily impaired securities	$9,677	$(249)	$7,234	$(373)	$16,911	$(622)

The following table shows our investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at June 30, 2005:

	Less Than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Federal agency	$1,043	$(4)	$2,126	$(24)	$3,169	$(28)
Mortgage-backed securities	158	(1)	436	(12)	594	(13)
State and municipal	1,905	(19)	1,897	(33)	3,802	(52)
Corporate obligation	892	(79)	354	(24)	1,246	(103)

Total temporarily impaired securities	$3,998	$(103)	$4,813	$(93)	$8,811	$(196)

Securities with a carrying value of $11,165,000, $11,947,000 and $3,923,000 were pledged at March 31, 2007, June 30, 2006 and 2005 to secure certain borrowings and for other purposes as permitted or required by law.

Proceeds from sales of securities available for sale during the period ended March 31, 2007 and years ended 2006, 2005 and 2004 totaled $851,000, $714,000, $3,925,000 and $11,038,000 with gross gains of $0, $10,000, $44,000 and $115,000 and gross losses of $18,000, $0, $6,000 and $9,000 for those respective periods recognized on those sales. The tax expense (benefit) for the gains and losses on security transactions for the period ended March 31, 2007 and years ended 2006, 2005 and 2004 was $(7,000), $4,000, $15,000 and $42,000.

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

Note 4: Loans and Allowance

	(unaudited) March 31, 2007	June 30,
		2006	2005
Commercial and industrial loans not secured by real property	$10,176	$10,292	$15,200
Real estate loans
One-to-four family	49,155	52,035	54,042
Commercial	23,001	25,564	22,574
Land	5,167	6,161	2,768
Multi-family	800	1,234	2,326
Construction loans	9,694	14,254	27,414
Individuals’ loans for household and other personal expenditures	7,819	8,961	13,279

	105,812	118,501	137,603
Unamortized deferred loan fees, net	(79)	(96)	(111)
Undisbursed portion of loans	(3,003)	(6,017)	(10,068)
Allowance for loan losses	(2,114)	(2,576)	(2,337)

Total loans	$100,616	$109,812	$125,087

	(unaudited) March 31, 2007	June 30,
		2006	2005	2004
Allowance for loan losses
Balances, beginning of year	$2,576	$2,337	$1,457	$1,097
Provision for losses	75	812	1,340	460
Loans charged off, net of recoveries of $1, $82, $4 and $0	(537)	(573)	(460)	(100)

Balances, end of year	$2,114	$2,576	$2,337	$1,457

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

Information on impaired loans is summarized below.

	(unaudited) March 31, 2007	June 30,
		2006	2005
Impaired loans with an allowance	$2,149	$3,829	$1,447
Impaired loans for which the discounted cash flows or collateral value exceeds the carrying value of the loan	3,325	3,237	2,727

Total impaired loans	$5,474	$7,066	$4,174

Allowance for impaired loans (included in the Company’s allowance for loan losses)	$1,074	$1,465	$271

	(unaudited) March 31, 2007	June 30,
		2006	2005	2004
Average balance of impaired loans	$5,572	$7,181	$4,116	$4,118
Interest income recognized on impaired loans	288	395	144	199
Cash-basis interest included above	247	167	104	191

The following table summarizes the Company’s non-performing loans:

	(unaudited) March 31, 2007	June 30,
		2006	2005
Non-accrual	$2,145	$3,288	$3,410
Loans more than 90 days past due and still accruing	8	—	29

Total non-performing loans	$2,153	$3,288	$3,439

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

Note 5: Premises and Equipment

	(unaudited) March 31, 2007	June 30,
		2006	2005
Land	$1,412	$1,412	$800
Buildings	2,582	2,573	2,600
Equipment	1,442	1,489	1,443
Construction in process	—	10	8

Total cost	5,436	5,484	4,851
Accumulated depreciation	(1,637)	(1,550)	(1,321)

Net	$3,799	$3,934	$3,530

Note 6: Deposits

	(unaudited) March 31, 2007	June 30,
		2006	2005
Demand and money market deposits	$23,980	$26,406	$27,869
Savings deposits	8,653	9,694	10,781
Certificates and other time deposits of $100,000 or more	24,613	13,874	46,389
Other certificates and time deposits	37,731	43,768	40,345

Total deposits	$94,977	$93,742	$125,384

Certificates and other time deposits maturing in years ending March 31:

2008	$44,079
2009	9,045
2010	5,601
2011	1,476
2012	783
Thereafter	1,360

$62,344

Brokered deposits at March 31, 2007 totaled $200,000 at March 31, 2007 and June 30, 2006 and $1,589,000 for June 30, 2005.

Deposits from related parties held by the Bank at March 31, 2007, June 30, 2006 and 2005 totaled $847,000, $892,000 and $902,000.

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

Note 7: Borrowings

Federal Home Loan Bank advances totaled $15,067,000, $27,806,000 and $10,927,000 at March 31, 2007, June 30, 2006 and 2005. At March 31, 2007, the advances were at interest rates ranging from 3.0 to 5.64 percent.

The Federal Home Loan Bank advances are secured by first-mortgage loans and investment securities totaling $43,410,000. Advances are subject to restrictions or penalties in the event of prepayment.

Maturities in years ending March 31:

2008	$10,750
2009	500
2010	1,500
2011	—
2012	1,016
Thereafter	1,300

$15,067

In 2003, the Company formed the City Savings Statutory Trust I (the Trust) and the Trust issued 5,000 floating Preferred Trust Securities with a liquidation amount of $1,000 per preferred Security in a private placement to an offshore entity for an aggregate offering price of $5,000,000. The proceeds of $5,000,000 were used by the Trust to purchase $5,155,000 in Floating Rate Subordinated Debentures from the Company. The Debentures and Securities have a term of 30 years, bear interest at the annual rate of 8.44 percent adjusted quarterly at the rate of the 3-Month LIBOR plus 3.10 percent. The proceeds of the offering was used for general corporate purposes of the Company.

The Company has a $4,000,000 line of credit from another financial institution. Interest accrues on the account at the federal funds borrowing rate. As of March 31, 2007, June 30, 2006 and 2005, there were no borrowings outstanding on the line. As of March 31, 2007, June 30, 2006 and 2005, the Company has $719,000, $533,000 and $1,767,000, respectively, in borrowings against this line.

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

Note 8: Income Tax

	(unaudited) March 31, 2007	June 30,
		2006	2005	2004
Income tax expense (benefit)
Currently payable
Federal	$(350)	$(693)	$320	$437
State	(20)	(33)	(11)	145
Deferred
Federal	332	414	(280)	76
State	13	(32)	(77)	14

Total income tax (benefit) expense	$(25)	$(344)	$(48)	$672

Reconciliation of federal statutory to actual tax expense
Federal statutory income tax at 34%	$69	$(170)	$145	$618
Tax-exempt interest	(72)	(95)	(87)	(71)
Other nontaxable income	(20)	(27)	(30)	(29)
Effect of state income taxes	(5)	(43)	(58)	105
Other	3	(9)	(18)	49

Actual tax (benefit) expense	$(25)	$(344)	$(48)	$672

Effective tax rate	(12.2)%	(68.8)%	(11.3)%	37.0%

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

A cumulative net deferred tax asset of $558,000 at March 31, 2007 is included in other assets. The components of the net asset are as follows:

	(unaudited) 2007	June 30,
		2006	2005
Assets
Securities available for sale	$81	$245	$55
Amortization	—	—	1
Allowance for loan losses	275	463	982
State net operating loss carryforward	108	136	—
Alternative minimum tax carryforward	108	—	—
Deferred compensation	333	282	226
Pensions and employee benefits	16	12	15
Other real estate owned	5	5	25
Non-accrual loan interest	30	—	—

Total assets	956	1,143	1,304

Liabilities
Depreciation	(243)	(246)	(248)
FHLB stock dividend	(55)	(61)	(62)
Prepaid expenses	(35)	(61)	(50)
State tax adjustment	(65)	(90)	(67)

Total liabilities	(398)	(458)	(427)

	$558	$685	$877

The Company has a state net operating loss carryover of $1,762,000, which expires in 2025.

No valuation allowance was necessary for 2007, 2006 and 2005.

Retained earnings include approximately $543,000 for which no deferred income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions as of June 30, 1987 for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which income would be subject to the then-current corporate income tax rate. At March 31, 2007, the unrecorded deferred income tax liability on the above amount was approximately $209,000.

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

Note 9: Commitments and Contingent Liabilities

In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and letters of credit, which are not included in the accompanying financial statements. The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Company uses the same credit policies in making such commitments as they do for instruments that are included in the consolidated balance sheets.

Financial instruments whose contract amount represents credit risk were as follows:

	March 31, 2007	June 30,
		2006	2005
Loan commitments
At variable rates	$1,504	$4,387	$7,576
At fixed rates ranging from 6.25% to 8.25% at March 31, 2007, 4.63% to 10.25% at June 30, 2006 and 5.25% to 8.00% at June 30, 2005	3,192	2,058	795
Letters of credit	3,327	3,349	4,069
Unused lines of credit	7,563	8,458	12,909

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation. Collateral held varies but may include accounts receivable, inventory, real property, equipment, and income-producing commercial properties.

Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.

The Company and Bank are also subject to other claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Company.

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

Note 10: Dividend and Capital Restrictions

The Company is not subject to regulatory restrictions on the payment of dividends to its shareholders, although the source of such dividends depends in part upon the receipt of dividends from the Bank. Without prior approval, current regulations allow the Bank to pay dividends to the Company not exceeding retained net income for the current year plus those for the previous two calendar years.

At the time of conversion, a liquidation account was established in an amount equal to the Bank’s net worth as reflected in the latest statements of condition used in its final conversion offering circular. The liquidation account is maintained for the benefit of eligible deposit account holders who maintain their deposit account in the Bank after conversion. In the event of a complete liquidation, and only in such event, each eligible deposit account holder will be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance for deposit accounts then held, before any liquidation distribution may be made to shareholders. Except for the repurchase of stock and payment of dividends, the existence of the liquidation account will not restrict the use or application of net worth. The initial balance of the liquidation account was $5,216,000.

Although well capitalized, under current regulations in effect, the Bank is required to provide notice to the Office of Thrift Supervision before making any capital distributions to the Company.

Note 11: Regulatory Capital

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies and is assigned to a capital category. The assigned capital category is largely determined by three ratios that are calculated according to the regulations: total risk adjusted capital, Tier 1 capital, and Tier 1 leverage ratios. The ratios are intended to measure capital relative to assets and credit risk associated with those assets and off-balance sheet exposures of the entity. The capital category assigned to an entity can also be affected by qualitative judgments made by regulatory agencies about the risk inherent in the entity’s activities that are not part of the calculated ratios.

There are five capital categories defined in the regulations, ranging from well capitalized to critically undercapitalized. Classification of a bank in any of the undercapitalized categories can result in actions by regulators that could have a material effect on a bank’s operations. At March 31, 2007, June 30, 2006 and 2005, the Bank was categorized as well capitalized and met all subject capital adequacy requirements. There are no conditions or events since March 31, 2007 that management believes have changed the Bank’s classification.

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

The Bank’s actual and required capital amounts and ratios are as follows:

	Actual		Required for Adequate Capital		To Be Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of March 31, 2007
Total risk-based capital (to risk-weighted assets)	$17,625	17.0%	$8,317	8.0%	$10,396	10.0%
Tier 1 capital (to risk-weighted assets)	16,585	15.95	4,158	4.0	6,237	6.0
Core capital (to adjusted total assets)	16,585	12.70	5,224	4.0	6,530	5.0
Core capital (to adjusted tangible assets)	16,585	12.70	2,612	2.0	N/A	N/A
Tangible capital (to adjusted total assets)	16,585	12.70	1,959	1.5	N/A	N/A
As of June 30, 2006
Total risk-based capital (to risk-weighted assets)	$17,222	15.2%	$9,074	8.0%	$11,343	10.0%
Tier 1 capital (to risk-weighted assets)	16,111	14.2	4,537	4.0	6,806	6.0
Core capital (to adjusted total assets)	16,111	11.4	5,652	4.0	7,066	5.0
Core capital (to adjusted tangible assets)	16,111	11.4	2,826	2.0	N/A	N/A
Tangible capital (to adjusted total assets)	16,111	11.4	2,120	1.5	N/A	N/A
As of June 30, 2005
Total risk-based capital (to risk-weighted assets)	$17,530	13.4%	$10,500	8.0%	$13,125	10.0%
Tier 1 capital (to risk-weighted assets)	15,884	12.1	5,250	4.0	7,875	6.0
Core capital (to adjusted total assets)	15,884	10.0	6,327	4.0	7,908	5.0
Core capital (to adjusted tangible assets)	15,884	10.0	3,163	2.0	N/A	N/A
Tangible capital (to adjusted total assets)	15,884	10.0	2,372	1.5	N/A	N/A

Note 12: Employee Benefits

The Company has a retirement savings 401(k) plan in which substantially all employees may participate. The Bank matches employees’ contributions at the rate of fifty percent for the first three percent of base salary contributed by participants. The Company’s expense for the plan was $29,000, $35,000, $27,000 and $28,000 for the nine-months ended March 31, 2007 and years ended June 30, 2006, 2005 and 2004.

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

The Company has a supplemental retirement plan for the benefit of all directors. The plan provides for the continuation of directors fees for 120 months after a director’s status is terminated, subject to a pre-determined vesting schedule. This plan is unfunded and the expense recognized by the Company was $62,000, $15,000, $5,000 and $13,000 during the nine-months ended March 31, 2007 and years ended June 30, 2006, 2005 and 2004.

Also, the Company has agreements with certain active officers that provide monthly payments based on compensation prior to retirement or death. The charge to expense for the agreements was $52,000, $133,000, $131,000 and $84,000 for the nine-months ended March 31, 2007 and years ended 2006 and 2005. Such charges reflect the accrual over the period until full eligibility of the present value of benefits due each participant on the full eligibility date.

The Company has established an ESOP covering substantially all employees of the Company and the Bank. The ESOP provides for the Company to issue a put option to any participant who receives a distribution of Company stock. The option permits the participant to sell the stock to the Company at any time during two option periods, as defined in the plan, at the fair market value of the stock. The Company is obligated at the option of each beneficiary to repurchase shares of the ESOP upon the beneficiary’s termination or after retirement. The Company makes annual contributions to the ESOP equal to the ESOP’s debt service less dividends received on unallocated shares. The ESOP acquired 44,436 shares of the Company common stock at $10 per share in the conversion with funds provided by a loan from the Company and the shares pledged as collateral are reported as unearned ESOP shares in the balance sheets. Unallocated ESOP shares totaled 21,086, 24,440, 28,883, 33,327 at March 31, 2007, June 30, 2006, 2005 and 2004 and had a fair value of $715,000, $580,000, $592,000 and $842,000. Allocated ESOP shares totaled 21,244, 17,774 and 13,331 and 0 as of March 31, 2007, June 30, 2006, 2005 and 2004 and had a fair value of $720,000, $422,000, $273,000 and $0. Fair value of the allocated shares is determined by the Company’s stock value at March 31, 2007, June 30, 2006, 2005 and 2004. Shares are released to participants proportionately as the loan is repaid. Dividends on allocated shares are recorded as dividends and charged to retained earnings. Dividends on unallocated shares are used to repay the loan and are treated as compensation expense. Compensation expense is recorded equal to the fair market value of the shares committed to be released. At March 31, 2007, there were 617 committed to be released shares and ESOP expense for the nine-months ended March 31, 2007 and years ended June 30, 2006, 2005 and 2004 totaled $109,000, $90,000, $104,000 and $120,000.

The Company also has a recognition and retention plan (RRP), which provides for the award and issuance of up to 22,218 shares of the Company’s stock to members of the Board of Directors and management. The RRP has purchased 22,218 shares of the Company’s common stock in the open market and at June 30, 2003, all such shares had been awarded. Common stock awarded under the RRP vests ratably over a five-year period, commencing with the date of the award. Expenses recognized under the RRP plan totaled approximately $37,000 for the nine-months ended March 31, 2007 and $73,000 for the years ended June 30, 2006, 2005 and 2004, respectively.

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

A summary of the status of the Company’s nonvested shares as of March 31, 2007, and changes during the nine months then ended, is presented below:

	(unaudited)
	March 31, 2007
	Shares	Weighted-Average Grant-Date Fair Value
Nonvested, beginning of year	8,887	$16.50
Vested	2,443	16.50
Forfeited	(222)	16.50

Nonvested, end of year	6,222	$16.50

Unearned compensation at March 31, 2007 and June 30, 2006, 2005 and 2004 related to the RRP shares is $110,000, $147,000, $220,000 and $293,000, respectively, will be recognized over a weighted average period of 3 years.

Note 13: Stock Option Plan

The Company has a fixed option plan under which it may grant options that vest over five years to employees. The exercise price of each option is intended to equal the fair value of the Company’s stock on the date of grant. An option’s maximum term is ten years.

A summary of option activity under the Plan as of March 31, 2007, and changes during the period then ended is presented below:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term
Outstanding, beginning of year	39,216	$18.83
Forfeited or expired	200

Outstanding, end of year	39,016	$18.84	6.34

Exercisable, end of year	24,779	$18.00	$6.15

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

The weighted-average grant-date fair value of options granted during the period ended March 31, 2007 and the years ended 2006 and 2005 was $0, $2.92 and $0, respectively. The intrinsic value of options exercised during the period ended March 31, 2007 and years ended June 30, 2006 and 2005 was $0, $89,000 and $0, respectively.

The fair value of options granted during the year ended June 30, 2005 and 2004 was estimated on the date of the grant using an option-pricing model with the following weighted-average assumptions:

	2005	2004
Dividend yields	1.14%	1.12%
Volatility factors of expected market price of common stock	9.60%	9.04%
Risk-free interest rate	4.22%	4.03%
Expected life of options	10 years	10 years
Weighted-average fair value of options granted during the year	$6.05	$6.76

Note 14: Other Comprehensive Income (Loss)

	(unaudited) March 31, 2007	2006	June 30, 2005	2004
Unrealized gains (losses) on securities
Unrealized holding gains (losses) arising during the year	$433	$(470)	$383	$(444)
Less: reclassification adjustment for gains realized in net income	(18)	10	38	106

	415	(480)	345	(550)
Tax expense (benefit)	164	(190)	137	(218)

	$251	$(290)	$208	$(332)

At March 31, 2007, June 30, 2006, 2005 and 2004, accumulated other comprehensive income (loss) consisted solely of net unrealized losses on securities.

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

Note 15: Earnings per Share

Earnings per share (EPS) were computed as follows:

	Period ended March 31, 2007			Income	June 30, 2006 Weighted- Average Shares	Amount
	Income	Weighted- Average Shares	Amount
Basic earnings per share
Total risk-based capital (to risk-weighted assets)	$227	533,438	$.42	$(157)	515,429	$(.30)
Effect of dilutive stock options		7,072			9,200

Dilutive earnings per share
Income available to common stockholders and assumed conversions	$227	540,510	$.42	$(157)	524,629	$(.30)

	Income	June 30, 2005 Weighted- Average Shares	Amount	Income	June 30, 2004 Weighted- Average Shares	Amount
Basic earnings per share
Total risk-based capital (to risk-weighted assets)	$475	506,194	$.94	$1,145	497,303	$2.30
Effect of dilutive stock options		11,751			15,799

Dilutive earnings per share
Income available to common stockholders and assumed conversions	$475	517,945	$.92	$1,145	513,102	$2.23

Options to purchase 8,241 shares of common stock at $23.70 per share and 3,000 shares of common stock at $27.74 per share were outstanding at March 31, 2007, June 30, 2006 and 2005, respectively, but were not included in the computation of diluted EPS because the options’ exercise price was greater than the average market price of the common shares. Options to purchase 3,000 shares of common stock at $27.74 were outstanding at June 30, 2004, but were not included in the computation of diluted EPS because the options’ exercise price was greater than the average market price of the common shares.

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

Note 16: Related Party Transactions

The Company has entered into transactions with certain directors and officers. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans, as defined, to such related parties were as follows:

Balance, June 30, 2005	$863
New loans, including renewals	51
Payments, including renewals	(240)

Balance, June 30, 2006	674
New loans, including renewals	232
Payments, including renewals	(278)

Balance, March 31, 2007	$628

Note 17: Fair Values of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash and Cash Equivalents - The fair value of cash and cash equivalents approximates carrying value.

Interest-Bearing Time Deposits - The fair value of interest-bearing time deposits approximates carrying value.

Securities and Mortgage-Backed Securities - Fair values are based on quoted market prices.

Loans - For both short-term loans and variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for certain mortgage loans, including one-to-four family residential, are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. The fair value for other loans is estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Loans Held for Sale - The fair value of loans held for sale approximates carrying value.

Interest Receivable/Payable - The fair values of interest receivable/payable approximate carrying values.

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

FHLB Stock - The fair value of FHLB stock is based on the price at which it may be resold to the FHLB.

Deposits - The fair values of noninterest-bearing, interest-bearing demand and savings accounts are equal to the amount payable on demand at the balance sheet date. The carrying amounts for variable rate, fixed-term certificates of deposit approximate their fair values at the balance sheet date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

Federal Home Loan Bank Advances and Other Borrowings - The fair value of these borrowings are estimated using a discounted cash flow calculation, based on current rates for similar debt.

Off-Balance Sheet Commitments - The fair value of these commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The difference between the fair value and notional amounts of off-balance sheet commitments at March 31, 2007, June 30, 2006 and 2005 was not material.

The estimated fair values of the Company’s financial instruments are as follows:

	(unaudited) March 31, 2007		June 30,
			2006		2005
	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Cash and cash equivalents	$3,187	$3,187	$2,258	$2,258	$6,305	$6,305
Interest-bearing time deposits	100	100	100	100	100	100
Investment securities available for sale	16,320	16,320	17,130	17,130	15,167	15,167
Investment securities held to maturity	126	126	144	145	159	158
Loans, net	100,616	101,097	109,812	111,843	125,087	125,162
Loans held for sale	390	390	325	325	1,020	1,020
Interest receivable	827	827	858	858	885	885
FHLB stock	1,526	1,526	1,725	1,725	1,725	1,725
Liabilities
Deposits	94,977	$94,925	93,742	94,469	125,384	125,509
FHLB advances	15,067	14,983	27,806	27,576	10,927	10,972
Other borrowings	5,874	5,874	5,688	5,688	6,922	6,922
Interest payable	329	329	229	229	194	194

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

Note 18: Condensed Financial Information (Parent Company Only)

Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company.

Condensed Balance Sheets

	(unaudited) March 31,	June 30,
		2006	2005
	2007
Assets
Cash	808	$1,172	$1,364
Investment in Bank	16,511	15,737	15,799
Investment in unconsolidated subsidiary	155	155	155
Other assets	690	449	502

Total assets	$18,194	$17,513	$17,820

Liabilities
Borrowings	5,377	$5,155	$5,155
Other	11	99	101

Total liabilities	5,388	5,254	5,256

Shareholders’ equity
Common stock	5,454	5,392	5,200
Retained earnings	7,797	7,655	7,979
Unearned RRP	(110)	(147)	(220)
Unearned ESOP	(211)	(267)	(311)
Accumulated other comprehensive loss	(124)	(374)	(84)

	12,806	12,259	12,564

Total liabilities and shareholders’ equity	$18,194	$17,513	$17,820

City Savings Financial Corporation

Notes to Consolidated Financial Statements

March 31, 2007 and 2006 (unaudited), June 30, 2006, 2005 and 2004

(Table Dollar Amounts in Thousands, Except Share Data)

Condensed Statements of Income

	(unaudited) March 31, 2007	June 30,
		2006	2005	2004
Income – interest	$26	$32	$38	$49

Expenses
Interest	327	377	279	220
Other	91	95	161	73

	418	472	440	293

Loss before equity in undistributed income of Bank and income tax expense	(392)	(440)	(402)	(244)
Equity in undistributed income of Bank	464	109	718	1,292

Income (loss) before income tax	72	(331)	316	1,048
Income tax benefit	(155)	(174)	(159)	(97)

Net income (loss)	$227	$(157)	$475	$1,145

Condensed Statements of Cash Flow

	(unaudited) March 31, 2007	June 30,
		2006	2005	2004
Cash flows from operating activities
Net income (loss)	$227	$(157)	$475	$1,145
Other	(514)	133	(826)	(1,327)

Net cash used in operating activities	(287)	(24)	(351)	(182)
Cash flows from financing activities
Dividends paid	(85)	(168)	(167)	(211)
Stock options expense	8	—	—	—

Net cash used in financing activities	(77)	(168)	(167)	(211)
Net change in cash	(364)	(192)	(518)	(393)
Cash at beginning of year	1,172	1,364	1,882	2,275

Cash at end of year	$808	$1,172	$1,364	$1,882

You should rely only on the information contained in this prospectus. Neither The LaPorte Savings Bank nor LaPorte Bancorp, Inc. has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

[LOGO]

(Holding Company for The LaPorte Savings Bank)

1,759,500 Shares

(Anticipated Maximum, Subject to Increase)

COMMON STOCK

Prospectus

Keefe Bruyette & Woods, Inc.

                    , 2007

Until                     , 2007, or 25 days after commencement of the syndicated community offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.

EXPLANATORY NOTE

The following pages constitute the preliminary proxy statement of City Savings Financial Corporation. Such proxy statement will “wrap-around” the prospectus of LaPorte Bancorp, Inc. enclosed in this registration statement.

The information in this proxy statement-prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement-prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

LAPORTE BANCORP, INC.	CITY SAVINGS FINANCIAL CORPORATION

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

The boards of directors of LaPorte Bancorp, Inc. (“LaPorte Bancorp”) and City Savings Financial Corporation (“City Savings Financial”) have agreed to the merger of City Savings Financial with LaPorte Bancorp. In order for the merger to occur, LaPorte Bancorp will conduct an offering of its common stock as part of its reorganization into the mutual holding company format. If the merger is completed, each share of City Savings Financial common stock that you own immediately before the merger will be converted, at your election, into the right to receive 3.40 shares of LaPorte Bancorp common stock, $34.00 in cash or a combination thereof, subject to the proration and allocation procedures set forth in the merger agreement and described herein. However, LaPorte Bancorp common stock must be issued in the merger for 50% of the outstanding shares of City Savings Financial common stock, so there may be pro rata allocations of cash or stock made to City Savings Financial shareholders to ensure that this requirement is satisfied. Each City Savings Financial shareholder also will receive cash in lieu of any fractional shares of LaPorte Bancorp common stock that such shareholder would otherwise receive in the merger based on a value of LaPorte Bancorp common stock of $10.00 per share. The closing price of City Savings Financial’s common stock on March 7, 2007, the business day preceding public announcement of the signing of the merger agreement, was $21.50.

LaPorte Bancorp is concurrently offering shares of its common stock in connection with its reorganization into the mutual holding company format. Following the stock offering and merger, LaPorte Savings Bank, MHC will own a majority of the outstanding shares of LaPorte Bancorp. Any shares of LaPorte Bancorp common stock to be issued in the merger will be issued in connection with or immediately following completion of its reorganization into the mutual holding company format.

This document is a proxy statement that City Savings Financial is using to solicit proxies for use as its special meeting of shareholders to be held to vote on the merger. This proxy statement-prospectus also constitutes a prospectus of LaPorte Bancorp as it relates to shares of LaPorte Bancorp common stock to be received by shareholders of City Savings Financial. LaPorte Bancorp is concurrently offering common stock for sale in its initial public offering as part of its reorganization into the mutual holding company format as well as the merger. The stock offering is described in detail in the LaPorte Bancorp prospectus that accompanies this proxy statement-prospectus. This prospectus is sometimes referred to herein for additional information. If the stock offering is not consummated, the merger will not occur.

LaPorte Bancorp will issue an aggregate of between 1,300,500 shares and 1,759,500 shares, which may be increased to 2,023,425 shares, in the offering. The exact number of shares to be issued in each offering will depend on regulatory considerations, demand for the shares and changes in market conditions. LaPorte Bancorp intends to have its common stock quoted on the NASDAQ Capital Market under the symbol “LPSB” upon conclusion of the stock offering.

For a discussion of risks in connection with the merger, see “Risk Factors” beginning on page              of this document as well as on page              of the LaPorte Bancorp offering prospectus that accompanies this document.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this proxy statement-prospectus. Any representation to the contrary is a criminal offense.

The shares of LaPorte Bancorp common stock to be issued in the merger are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary or savings association, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This proxy statement-prospectus is dated                     , 2007 and is first being mailed to City Savings Financial shareholders on or about                     , 2007.

CITY SAVINGS FINANCIAL CORPORATION

2000 FRANKLIN STREET

MICHIGAN CITY, INDIANA 46360

(219) 879-5364

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON                     , 2007

NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders (“Special Meeting”) of City Savings Financial Corporation will be held on                  , 2007 at              a.m., local time, at                     , Indiana, for the following purposes:

1.	Merger Proposal. To approve and adopt the Agreement and Plan of Merger, dated as of March 8, 2007, by and among The LaPorte Savings Bank, City Savings Financial Corporation and City Savings Bank (a copy of which accompanies this Notice) pursuant to which City Savings Financial Corporation will merge with and into LaPorte Bancorp and City Savings Bank will merge with and into The LaPorte Savings Bank, and each outstanding share of City Savings Financial common stock will be converted into the right to receive, at the election of the holder (i) $34.00 in cash, (ii) 3.40 shares of LaPorte Bancorp common stock; or (iii) a combination thereof, all on and subject to the terms and conditions including proration and allocation contained therein. In lieu of any fractional share, each City Savings Financial shareholder will receive an amount in cash equal to such fraction multiplied by $10.00.

2.	Adjournment. To approve the adjournment of the Special Meeting, if necessary, to solicit additional votes in the event there are not sufficient votes, in person or by proxy, to approve and adopt the Agreement and Plan of Merger.

3.	Other Matters. To transact any other business as may properly come before the meeting. The board of directors is not aware of any other business to come before the Special Meeting.

Only shareholders of record at the close of business on                     , 2007 will be entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement of the Special Meeting.

YOUR VOTE IS VERY IMPORTANT. The merger agreement must be adopted by the affirmative vote of holders of a majority of the issued and outstanding shares of City Savings Financial common stock in order for the merger to be consummated. If you do not return your proxy card or do not vote in person at the Special Meeting, the effect will be a vote against the proposed merger. Whether or not you plan to attend the Special Meeting in person, we urge you to date, sign, and return promptly the enclosed proxy card in the accompanying envelope. You may revoke your proxy at any time before the Special Meeting or by attending the Special Meeting and voting in person.

By Order of the Board of Directors

Thomas F. Swirski
President and Chief Executive Officer

Michigan City, Indiana

                    , 2007

City Savings Financial Corporation’s board of directors unanimously recommends that you vote “FOR” the listed proposals. Whether or not you plan to attend the Special Meeting, please complete, sign, date and return the enclosed proxy in the accompanying pre-addressed postage-paid envelope.

Questions and Answers About the Merger and the Special Meeting

Q:	What am I being asked to vote on and how does my board of directors recommend that I vote?

A:	City Savings Financial shareholders are being asked to vote on two matters:

•

the approval and adoption of the merger agreement providing for the merger of City Savings Financial with and into LaPorte Bancorp and the merger of City Savings Bank with and into The LaPorte Savings Bank; and

•

the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes, in person or by proxy, to approve and adopt the merger agreement.

City Savings Financial’s board of directors has determined that the proposed merger is advisable and in the best interests of City Savings Financial’s shareholders, has approved the merger agreement and recommends that City Savings Financial’s shareholders vote “FOR” the approval of the merger agreement and “FOR” the proposal to adjourn the meeting, if necessary, to solicit additional proxies in favor of the merger agreement.

Q:	What will I receive in the merger?

A:	If the merger is completed, your shares of City Savings Financial common stock will be converted into the right to receive shares of LaPorte Bancorp common stock and/or cash. You are entitled to elect to receive for each City Savings Financial share you own:

•	cash equal to $34.00 per share; or

•	3.40 shares of LaPorte Bancorp common stock.

LaPorte Bancorp also will pay cash in lieu of issuing fractional shares.

The merger agreement provides that 50% of the outstanding shares of City Savings Financial common stock must be converted into LaPorte Bancorp common stock, with the balance of the outstanding City Savings Financial shares converted into cash. If City Savings Financial shareholder elections would result in the issuance of LaPorte Bancorp common stock for more or less than 50% of the outstanding City Savings Financial shares, then your elections may be subject to proration as described under the section captioned “The Merger – Consideration to be Received in the Merger” beginning on page          of this proxy statement-prospectus. As a result of the proration, you may not receive cash or LaPorte Bancorp shares to the full extent that you elect.

Q:	What risks should I consider before I vote on the merger agreement?

A:	You should review “Risk Factors” beginning on page of this proxy statement-prospectus.

Q:	What are the tax consequences of the merger to me?

A:

The merger is structured so that LaPorte Bancorp, City Savings Financial, and their respective shareholders will not recognize any gain or loss for federal income tax purposes on the exchange of City Savings Financial shares for LaPorte Bancorp shares in the merger. Taxable income will result, however, to the extent a City Savings Financial shareholder receives cash instead of LaPorte Bancorp common stock (including cash received in lieu of fractional shares of LaPorte Bancorp common stock) and the cash received exceeds the shareholder’s adjusted basis in the surrendered stock. LaPorte Bancorp has received

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an opinion from Crowe Chizek and Company LLC confirming these tax consequences. See “Proposal 1 – Approval and Adoption of the Merger Agreement – The Merger – Material Federal Income Tax Consequences of the Merger.”

Your ultimate tax consequences will depend on your personal situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

Q:	Can I change my vote after I have delivered my proxy card?

A:	Yes. You can change your vote at any time before your proxy is voted at the Special Meeting. You can do this in one of three ways.

•	by submitting a written statement that you would like to revoke your proxy to the Secretary of City Savings Financial before the meeting;

•	by completing and submitting a new proxy card before the Special Meeting dated a date later than the date of the first proxy card; or

•	if you are a holder of record, by attending the Special Meeting and voting in person.

Attendance at the meeting in and of itself will not revoke the proxy. If your shares are held in an account at a broker, you should contact your broker to change your vote.

Q:	What vote is required to adopt the merger agreement?

A:	The adoption of the merger agreement requires the affirmative vote of holders of a majority of the issued and outstanding shares of City Savings Financial common stock. No approval by LaPorte Bancorp shareholders is required.

Q:	How do I elect to receive cash or LaPorte Bancorp stock for my City Savings Financial stock?

A:	An election form will be sent to you separately on or about the date this document is mailed. For your election to be effective, your properly completed election form must be received by the exchange agent on or before 5:00 p.m., Central time, on , 2007. Do not send your election form together with your proxy card. Instead, use the separate envelopes specifically provided for the election form and your stock certificates.

Q:	What happens if I do not make an election as to some or all of my City Savings Financial shares?

A:	Your non-election either will be treated as an election for cash, LaPorte Bancorp common stock, or a combination of both depending on the elections that are made by other shareholders. If you do not make an election, it is impossible to predict at this point what merger consideration you will receive.

Q:	If I am voting against the merger agreement, should I still make an election?

A:	Yes. If the merger agreement is approved by City Savings Financial’s shareholders and becomes effective, you will receive merger consideration based on the election form you submit. If you fail to submit an election form, your City Savings Financial shares will be treated as described in the preceding answer.

Q:	Are shareholders guaranteed to receive the amount of cash and/or stock they elect?

A:

No. Pursuant to the merger agreement, the number of shares of City Savings Financial common stock that may be exchanged for cash or stock is subject to limits. Elections to receive City Savings Financial common stock in the merger are subject to the requirement that the number of shares of City Savings Financial common stock to be exchanged for shares of LaPorte Bancorp common stock will be limited to

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50% of the outstanding shares of City Savings Financial common stock immediately prior to the effective time with the remaining 50% to be exchanged for cash. Moreover, the number of City Savings Financial shares exchanged for cash and stock may need to be adjusted to ensure the Office of Thrift Supervision requirement that following the stock offering by LaPorte Bancorp, the shareholders other than LaPorte Savings Bank, MHC shall not receive more than 49.9% of the amount of the stock issued by LaPorte Bancorp in the offering. Neither LaPorte Bancorp nor City Savings Financial is making any recommendation as to whether City Savings Financial shareholders should elect to receive cash or LaPorte Bancorp common stock in the merger. Each holder of City Savings Financial common stock must make his or her own decision with respect to such election.

Q:	How do I exchange my City Savings Financial stock certificates?

A:	In order to elect to receive cash, LaPorte Bancorp shares or a combination thereof, you will be required to tender the stock certificates representing your shares of City Savings Financial common stock along with the election form. For those shareholders who do not complete an election form, shortly after the merger, , the exchange agent, will send you a letter indicating how and where to surrender your stock certificates in exchange for the merger consideration. In any event, you should not send your City Savings Financial stock certificates with your proxy card.

Q:	When is the merger expected to be completed?

A:	We expect to complete the merger as soon as practicable after receiving City Savings Financial shareholder approval of the merger and all required regulatory approvals, and upon the completion of LaPorte Bancorp’s minority stock offering (as described in the stock offering prospectus that accompanies this proxy statement-prospectus). We currently expect that the approvals will be received, the minority stock offering completed, and the merger completed early in the fourth calendar quarter of 2007.

Q:	What should I do now?

A:	After you have read this document, please indicate on your proxy card how you want to vote. Sign and mail the proxy card in the enclosed postage prepaid envelope as soon as possible, so that your shares will be represented at the Special Meeting.

Q:	If my shares are held in “street name” by my broker, will my broker automatically vote my shares for me?

A:	With respect to the merger agreement, your broker will not be able to vote your shares of City Savings Financial common stock unless you provide instructions on how to vote. You should instruct your broker as to how to vote your shares following the directions your broker provides. If you do not provide instructions to your broker on the proposal to approve the merger agreement, your shares will not be voted and this will have the effect of voting against the merger agreement. Please check the voting form used by your broker to see if telephone or Internet voting is available.

With respect to the other proposals to be considered at the Special Meeting, your broker has the power to vote in its discretion if you do not provide timely voting instructions.

Q.	Do I have dissenters’ rights and how do I perfect them?

A.

Dissenters’ rights are available to you under Indiana law, but you will only be able to dissent from the proposed merger by complying with the applicable provisions of the Indiana Business Corporation Law (“IBCL”). To claim dissenters’ rights under the IBCL, you must (a) before the vote on the merger is taken at the special shareholders’ meeting,

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deliver to City Savings Financial written notice of your intent to demand payment for your shares if the merger is effectuated, and (b) not vote in favor of the merger in person or by proxy at the special shareholders’ meeting. Your written notice to demand payment for your shares must be delivered to: City Savings Financial Corporation, 2000 Franklin Street, Michigan City, Indiana 46360, Attention: George L. Koehm. If the merger is approved at the special shareholders’ meeting, we will send you a notice of dissenters’ rights within 10 days after the special shareholders’ meeting date which will state the procedures you must follow to further exercise your dissenters’ rights in accordance with the IBCL. If you execute and return your proxy card but do not specify a choice on the merger, you will be deemed to have voted “For” the Merger and to have waived your dissenters’ rights, unless you revoke your proxy prior to its being voted. See “Proposal 1-Approval and Adoption of the Merger Agreement – The Merger – Dissenters’ Rights” for a further description of your dissenters’ rights. See also Appendix C for the relevant section of the IBCL concerning dissenters’ rights.

Q:	Who can help answer my questions?

A:	If you want additional copies of this document, or if you want to ask more any questions about the merger, you should contact:

City Savings Financial Corporation

2000 Franklin Street

Michigan City, Indiana 46360

(219) 879-5364

Attention: George L. Koehm

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Summary

This summary highlights material information from the proxy statement- prospectus. This summary does not contain all of the information that is important to you. You should carefully read this entire document and the other documents that accompany this document or to which this document refers you in order to fully understand the merger. In certain instances where appropriate, the terms “we,” “us” and “our” collectively refer to City Savings Financial Corporation and City Savings Bank. The LaPorte Bancorp prospectus used in connection with its stock offering accompanies this proxy statement- prospectus and in certain circumstances we refer you to that document as well. See “Where You Can Find More Information” on page              of the LaPorte Bancorp stock offering prospectus.

The Companies

City Savings Financial Corporation

City Savings Bank

2000 Franklin Street

Michigan City, Indiana 46360

(219) 879-5364

City Savings Financial Corporation, an Indiana corporation, was organized in September 2001. On December 27, 2001, it acquired the common stock of Michigan City Savings and Loan Association upon the conversion of Michigan City Savings and Loan Association from a state mutual savings association to a state stock savings association. Michigan City Savings and Loan Association changed its name to City Savings Bank on December 1, 2002.

City Savings Bank was organized as a state-chartered savings association in 1885, and it currently conducts its business from three full-service offices located in Chesterton, Rolling Prairie and Michigan City, Indiana, with its main office located in Michigan City. City Savings Bank also has a loan origination office in Crown Point, Indiana, and provides online banking services. City Savings Bank’s principal business consists of attracting deposits from the general public and originating loans secured by one- to four-family residential real estate and commercial non-residential real estate. City Savings Bank also offers lines of credit and equipment and inventory loans to small businesses. City Savings Bank’s deposit accounts are insured up to applicable limits by the Deposit Insurance Fund (“DIF”) of the Federal Deposit Insurance Corporation (“FDIC”).

On August 3, 2005, City Savings Financial filed a form 15 with the Securities and Exchange Commission (the “SEC”) to deregister its common stock, which became effective November 1, 2005. Accordingly, City Savings Financial no longer files periodic reports with the SEC.

City Savings Bank offers a number of financial services, including: (i) one- to four-family residential real estate loans; (ii) consumer loans, including home equity, second mortgages and automobile loans; (iii) commercial real estate loans; (iv) real estate construction loans; (v) commercial loans; (vi) land loans; (vii) multi-family residential loans; (viii) certificates of deposit; (ix) savings accounts, including passbook accounts; (x) money market demand accounts; and (xi) negotiable order of withdrawal accounts. City Savings Bank owns one subsidiary, City Savings Financial Services, Inc. (“CSFS”), which was originally formed for the purpose of offering property and casualty and health insurance lines of business to the general public but has been inactive since 2003 with the sale of this business. As of March 31,2007, City Savings Financial had $130.9 million in total assets and $12.8 million in shareholders’ equity. There are currently 565,863 shares of City Savings Financial common stock outstanding, which are traded on the OTC Bulletin Board under the symbol “CSFC.OB.”

LaPorte Savings Bank, MHC

LaPorte Bancorp, Inc.

The LaPorte Savings Bank

710 Indiana Avenue

LaPorte, Indiana 45350

(219) 362-7511

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LaPorte Savings Bank, MHC will be, upon the completion of The LaPorte Savings Bank’s reorganization and stock offering, the federally chartered mutual holding company parent of LaPorte Bancorp. As a mutual holding company, LaPorte Savings Bank, MHC will be a non-stock company. Upon completion of the offering and merger, LaPorte Savings Bank, MHC will own approximately 55.0% of LaPorte Bancorp’s common stock. As long as LaPorte Savings Bank, MHC exists, it will own a majority of the voting stock of LaPorte Bancorp and, through its board of directors, will be able to exercise voting control over most matters put to a vote of shareholders of LaPorte Bancorp. Following the offering and merger, LaPorte Savings Bank, MHC is not expected to engage in any business activity other than owning a majority of the common stock of LaPorte Bancorp.

LaPorte Bancorp, Inc. will be the federally chartered mid-tier stock holding company formed by The LaPorte Savings Bank to be its holding company as part of the reorganization. The stock offering being made pursuant to the enclosed prospectus is being made by LaPorte Bancorp. LaPorte Bancorp will own all of The LaPorte Savings Bank’s capital stock and will direct, plan and coordinate The LaPorte Savings Bank’s business activities.

The LaPorte Savings Bank is an Indiana chartered savings bank that operates from four full-service locations in LaPorte County, Indiana, and offers a variety of deposit and loan products to individuals and small businesses, most of which are located in the bank’s primary market of LaPorte County, Indiana. The acquisition of City Savings Financial and its wholly owned subsidiary, City Savings Bank, will expand The LaPorte Savings Bank’s market presence in LaPorte and Porter Counties, Indiana. At March 31, 2007, The LaPorte Savings Bank had total assets of $251.7 million, deposits of $184.2 million and total equity of $26.9 million on a consolidated basis.

The LaPorte Savings Bank’s website address is www.laportesavingsbank.com. Information on this website should not be considered a part of this prospectus.

The Merger

Overview of the Transaction (page             )

City Savings Financial is merging with and into LaPorte Bancorp. Immediately thereafter, City Savings Bank will merge with and into The LaPorte Savings Bank. As a result of the merger, each outstanding share of City Savings Financial common stock will be converted into the right to receive, at the election of the holder (i) $34.00, (ii) 3.40 shares of LaPorte Bancorp common stock (a $34.00 value based upon the $10.00 per share price at which LaPorte Bancorp is offering its stock in its minority stock offering), or (iii) a combination thereof, subject to certain limits and the proration and allocation procedures described herein.

LaPorte Bancorp is also offering common stock for sale in a public offering as part of its reorganization into the mutual holding company format. The offering is described in detail in the LaPorte Bancorp prospectus that accompanies this proxy statement-prospectus. The merger will occur only if the offering is completed.

After the offering and the merger, up to 49% of LaPorte Bancorp’s common stock will be owned by the public and the remaining shares will be owned by LaPorte Savings Bank, MHC. The public shareholders will consist of subscribers for LaPorte Bancorp common stock in the offering, including The LaPorte Savings Bank employee stock ownership plan, and former City Savings Financial shareholders who receive LaPorte Bancorp common stock in the merger.

Each Share of City Savings Financial Common Stock Will Be Exchanged for 3.40 Shares of LaPorte Bancorp Common Stock, $34.00 in Cash or a Combination of Cash and Shares (page             )

As a City Savings Financial stockholder, upon the completion of the merger, each of your shares of City Savings Financial common stock will automatically be converted into the right to receive $34.00 in cash, 3.40 shares of LaPorte Bancorp common stock (a $34.00 value based upon the $10.00 purchase price at which LaPorte Bancorp is offering its stock in its offering) or a combination thereof. Cash will be paid in lieu of any fractional share a stockholder might otherwise be entitled to receive in an amount equal to the fraction multiplied by $10.00.

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However, the relative amounts of stock and/or cash you receive may differ from the amounts you elect to receive due to the allocation and proration procedures in the merger agreement. Elections to receive LaPorte Bancorp common stock in the merger are subject to the requirement that the number of shares of City Savings Financial common stock to be exchanged for shares of LaPorte Bancorp common stock be limited to 50.0% of the outstanding shares of City Savings Financial common stock immediately prior to the effective time with the remaining 50.0% to be exchanged for cash. Moreover, the number of City Savings Financial shares exchanged for cash and stock may need to be adjusted to ensure the Office of Thrift Supervision requirement that following the merger and the stock offering by LaPorte Bancorp, that LaPorte Savings Bank, MHC owns at least 50.1% of the amount of the outstanding stock issued by LaPorte Bancorp. Neither LaPorte Bancorp nor City Savings Financial is making any recommendation as to whether City Savings Financial shareholders should elect to receive cash or LaPorte Bancorp common stock in the merger. Each holder of City Savings Financial common stock must make his or her own decision with respect to such election.

The merger agreement provides for the allocation of the merger consideration to achieve certain results, meaning that if City Savings Financial shareholders elect to receive more LaPorte Bancorp stock than the parties agreed LaPorte Bancorp would issue in the merger, then persons who elected to receive stock would, instead, receive a combination of LaPorte Bancorp stock and cash in exchange for their shares of City Savings Financial common stock. It also means that if City Savings Financial shareholders elect to receive fewer than the minimum number of shares of LaPorte Bancorp common stock that must be issued in the merger, then persons electing to receive cash and/or persons who made no election would instead, receive a combination of LaPorte Bancorp stock and cash based on the merger agreement’s allocation and proration procedures.

The total value of the merger consideration to be paid to City Savings Financial shareholders will be approximately $9.6 million and approximately $561,000 will be paid to holders of options to purchase City Savings Financial stock options in exchange for the cancellation of such options.

Please note that if you do not properly complete and return your election form or if you indicate that you have no election preference, then each share of your City Savings Financial common stock will be exchanged for LaPorte Bancorp common stock and/or cash based on the merger agreement’s allocation and proration procedures.

Options to purchase City Savings Financial common stock that have been granted under the City Savings Financial Corporation Stock Option Plan (the “Option Plan”) and that are outstanding immediately prior to the effective time of the merger, whether or not the options are exercisable, will be cancelled and option holders will receive a cash payment equal to the difference between $34.00 and the exercise price of each stock option.

How to Elect to Receive LaPorte Bancorp Common Stock or Cash in Exchange for Your City Savings Financial Stock Certificates (page             )

The exchange agent, or, if your City Savings Financial common stock is held in “street name,” your broker, bank or nominee, will send you a form for making the election. The election form will be sent to you separately from this document and will be sent on or about the date this proxy statement-prospectus is being mailed. The election form allows you to elect to receive LaPorte Bancorp common stock, cash, or a combination of stock and cash in exchange for your City Savings Financial stock.

For your election to be effective, your properly completed election form, along with your City Savings Financial stock certificates or an appropriate guarantee of delivery must be received by              on or before _:            .m.,              time, on             , 2007.              will act as exchange agent in the merger and in that role will process the exchange of City Savings Financial stock certificates for the merger consideration. Shortly after the merger, the exchange agent will allocate cash and stock among City Savings Financial’s shareholders, consistent with their elections and the allocation and proration procedures set forth in the merger agreement. If you do not submit an election form, you will receive instructions from the exchange agent on where to surrender your City Savings Financial stock certificates after the merger is completed. In any event, you should not forward your election form or your City Savings Financial stock certificates with your proxy card.

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If you have a preference for receiving either LaPorte Bancorp common stock or cash for your City Savings Financial stock, you should complete and return the enclosed election form. If you do not make an election you will be allocated LaPorte Bancorp common stock or cash based on the merger agreement’s allocation and proration procedures. Please remember, however, that even if you do make an election, you might not receive the amount of cash or stock that you elect.

We are not recommending whether you should elect to receive LaPorte Bancorp stock or cash in the merger. You must make your own decision with respect to your election.

Tax Consequences of the Merger (page             )

The United States federal income tax consequences of the merger to you will depend primarily on whether you exchange your City Savings Financial common stock solely for LaPorte Bancorp common stock, solely for cash, or for a combination of LaPorte Bancorp common stock and cash. If you exchange your City Savings Financial shares solely for LaPorte Bancorp common stock, you should recognize no gain or loss except with respect to the cash you receive in lieu of a fractional share of LaPorte Bancorp common stock. If you exchange your City Savings Financial shares solely for cash, you will recognize gain or loss on the exchange in an amount equal to the difference between the amount of cash received and your adjusted tax basis in the shares of City Savings Financial common stock surrendered for cash. If you receive a combination of LaPorte Bancorp common stock and cash in exchange for shares of City Savings Financial common stock, you will recognize capital gain, but not loss, equal to the lesser of (1) the amount of cash received, or (2) the amount of gain realized in the transaction.

The actual U.S. federal income tax consequences to you will depend on whether your shares of City Savings Financial common stock were purchased at different times and at different prices and the character of the gain, if any, as either capital gain or ordinary income. You should consult your own tax advisor for a full understanding of the merger’s tax consequences that are particular to you. Please refer to “Material Federal Income Tax Consequences of the Merger” beginning on page              for a more detailed discussion of the possible tax consequences of the merger.

Resales of LaPorte Bancorp Common Stock

Shares of LaPorte Bancorp common stock that City Savings Financial’s shareholders receive in the merger will be freely transferable by the holders, except for those shares held by holders who may be “affiliates.” Affiliates generally include directors, executive officers, and holders of 10% or more of City Savings Financial’s common stock. Each person who may be deemed an “affiliate” of City Savings Financial has executed an agreement that such person will not dispose of any shares of LaPorte Bancorp common stock he receives in the merger, except in compliance with the Securities Act of 1933, as amended.

Recommendation of City Savings Financial’s Board of Directors

City Savings Financial’s Board of Directors approved the merger agreement and the proposed merger. City Savings Financial’s board of directors believes that the merger is advisable and fair to, and in the best interests of, City Savings Financial and its shareholders, and recommends that you vote “FOR” the proposal to approve the merger agreement. In deciding to enter into the merger agreement, the board considered a variety of factors, including, among others:

•	the value of the merger consideration being offered by LaPorte Bancorp relative to the book value, earnings per share and historical trading prices of City Savings Financial common stock;

•	its belief that pursuing the merger would be more advantageous to shareholders than remaining independent; and

•	its positive perception of LaPorte Bancorp and its prospects and the prospects for its stock.

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For a complete discussion of the circumstances surrounding the merger and the factors considered by the City Savings Financial Board of Directors in approving the merger agreement, see page             .

Our Financial Advisor Believes the Merger Consideration Is Fair to City Savings Financial Shareholders (page             )

Keefe Bruyette & Woods, Inc. has delivered to City Savings Financial’s Board of Directors its opinion that, as of the date the merger agreement was approved by the board of directors, the merger consideration was fair to the holders of City Savings Financial common stock from a financial point of view. This opinion was subsequently updated as of the date of this document. A copy of the updated opinion is provided as Appendix B to this document. You should read it completely to understand the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review made by Keefe Bruyette & Woods, Inc. in providing this opinion. City Savings Financial has agreed to pay Keefe Bruyette & Woods, Inc. a fee equal to 1.0% of the aggregate value of the merger consideration, which is estimated to be $        .              of this fee was paid upon signing of the merger agreement and the remainder would be due at and contingent upon the closing of the merger. City Savings Financial also agreed to reimburse Keefe Bruyette & Woods, Inc. for its expenses in connection with the merger.

City Savings Financial Shareholders Have Dissenters’ Rights in Connection With Merger (page             )

Under Indiana law, City Savings Financial’s shareholders are entitled to dissenters’ rights in connection with the merger. Please see “Proposal 1—Approval and Adoption of the Merger Agreement—Dissenters’ Rights” for a description of these rights. We have also included the relevant section of the IBCL concerning dissenters’ rights as Appendix C.

Certain of City Savings Financial’s Officers and Directors Have Additional Financial Interests in the Merger (page             )

Certain members of the management and the Board of Directors of City Savings Financial have financial interests in the merger that are in addition to, and may be different from, any interests they may have as shareholders of City Savings Financial generally. These interests include, among others, provisions in the merger agreement relating to indemnification of the directors and officers of City Savings Financial, board seats, advisory board, certain employee benefits and payments. Specifically, City Savings Financial will make lump sum payments to Mr. Swirski and Mr. Koehm in connection with the merger of approximately $385,000 and $215,000, respectively, in cancellation of their employment agreements. Additionally, City Savings Financial will make lump sum payments to Mr. Swirski and Mr. Koehm of approximately $243,000 and $238,000, respectively, in cancellation of their deferred compensation arrangements. Certain directors will receive lump sum payments pursuant to their deferred directors supplemental retirement plan. Moreover, Dale A. Parkison and L. Charles Lukmann III, directors of City Savings Financial, will become directors of LaPorte Bancorp, LaPorte Savings Bank, MHC and The LaPorte Savings Bank at the effective date of the merger. The City Savings Financial board was aware of these interests in approving the merger agreement and the merger.

We Need to Obtain Various Regulatory Approvals in Order to Complete the Merger and the Offering (page             )

We cannot complete the merger unless LaPorte Bancorp receives the approval of the Office of Thrift Supervision, Federal Deposit Insurance Corporation and Indiana Department of Financial Institutions. In addition, the Office of Thrift Supervision must approve LaPorte Bancorp’s stock offering. The LaPorte Savings Bank has made the necessary filings with the Office of Thrift Supervision, the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions but there can be no assurance when or if such approvals will be obtained.

Comparison of Shareholders’ Rights (page             )

Holders of City Savings Financial common stock who receive shares of LaPorte Bancorp common stock in the merger will become shareholders in LaPorte Bancorp. The rights of LaPorte Bancorp shareholders will be governed by federal law and LaPorte Bancorp’s charter and bylaws rather than Indiana corporate law and the certificate of

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incorporation and bylaws of City Savings Financial. The rights of a stockholder of LaPorte Bancorp differ from the rights of City Savings Financial shareholders with respect to certain matters.

Accounting Treatment

LaPorte Bancorp will use the purchase method of accounting for the merger. Under this method of accounting, the assets and liabilities of City Savings Financial will be recorded on LaPorte Bancorp’s consolidated balance sheet at their estimated fair values at the effective date of the merger. The amount by which the purchase price exceeds the fair value of the net tangible and identifiable intangible assets acquired by LaPorte Bancorp through the merger will be recorded as goodwill. Goodwill will not be amortized, but will instead be subject to assessment for impairment, and identifiable intangible assets will be amortized over their estimated useful lives. LaPorte Bancorp currently expects that, based on preliminary accounting estimates, the merger would result in the recording of goodwill of approximately $             million and a core deposit intangible of approximately $            .

Our Directors and Executive Officers Have Agreed to Vote in Favor of the Merger

In connection with the signing of the merger agreement, directors and executive officers of City Savings Financial entered into voting agreements with The LaPorte Savings Bank agreeing to vote their shares in favor of approval of the merger agreement. A total of              shares or             % of the outstanding shares of City Savings Financial common stock are subject to these voting agreements.

Management and Operations After the Merger (page             )

The existing boards of directors of LaPorte Bancorp and LaPorte Savings Bank, MHC and the existing board of trustees of The LaPorte Savings Bank will continue in place after the completion of the merger. In addition, two current members of the City Savings Financial board, Dale A. Parkison and L. Charles Lukmann III will become directors/trustees of these companies after completion of the merger. The LaPorte Savings Bank is not obligated to appoint any other person other than Mr. Parkison or Mr. Lukmann to its boards of directors of LaPorte Savings Bank, MHC, LaPorte Bancorp, or The LaPorte Savings Bank should either or both of these individuals not accept these positions. Both Mr. Parkinson and Mr. Lukmann have indicated their intention to accept these positions. The existing management team of The LaPorte Savings Bank will remain in place.

The Merger Agreement

There are Various Conditions to Completing the Merger (page             )

The completion of the merger depends on a number of conditions being met, including approval of the merger agreement by City Savings Financial’s shareholders and receipt of all required regulatory approvals. The merger is also subject to satisfaction of various other conditions specified in the merger agreement.

Where the law permits, the parties could decide to complete the merger even though one or more of these conditions has not been met. We cannot be certain when or if the conditions to the merger will be satisfied or waived, or that the merger will be completed.

For a complete discussion of all of the conditions to closing, see page             .

The Merger Agreement May be Terminated in Certain Circumstances (page             )

City Savings Financial and The LaPorte Savings Bank can agree at any time not to complete the merger, even if the City Savings Financial shareholders have approved it. If the offering is not completed, the merger agreement will be terminated. Also, the merger agreement may be terminated in a number of other circumstances including if either party fails to comply with all of its obligations under the merger agreement or if either party’s representations and warranties contained in the merger agreement have been breached in a material way. The parties may also terminate the merger agreement if requisite shareholder and regulatory approvals are not obtained or if the other conditions to closing

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cannot be satisfied. In addition, City Savings Financial may terminate the merger agreement in certain circumstances to accept a superior proposal from a third party.

For a complete discussion of the circumstances in which this merger agreement may be terminated, see page             .

Termination Fees May be Due in Certain Circumstances (page             )

The merger agreement provides that City Savings Financial may be obligated to pay The LaPorte Savings Bank a termination fee if the merger agreement is terminated in certain circumstances. Specifically, City Savings Financial would be obligated to pay The LaPorte Savings Bank a $750,000 termination fee if (i) the merger agreement is terminated by The LaPorte Savings Bank because City Savings Financial breaches a representation or warranty or covenant that cannot be cured and within 18 months following the termination City Savings Financial enters into an agreement with respect to or consummates an acquisition with a third party; (ii) the merger agreement is terminated by either The LaPorte Savings Bank or City Savings Financial because City Savings Financial’s shareholders fail to approve the merger and a third party acquisition proposal shall have been publicly announced; or (iii) City Savings Financial terminates the merger agreement upon receipt of a superior proposal. If a termination fee becomes payable, City Savings Financial must pay The LaPorte Savings Bank $375,000 of the termination fee on or before the third business day following the termination of the merger agreement, and if within 18 months after such termination, City Savings Financial enters into or consummates another acquisition agreement with a third party, City Savings Financial must pay the remaining $375,000 of the termination fee on the earliest of the date of the execution of the acquisition agreement or consummation of the other transaction. If City Savings Financial does not carry out an acquisition within 18 months after the termination of the merger agreement, then City Savings Financial has no obligation to pay the remaining $375,000 of the termination fee. Moreover, if the merger agreement is terminated due to City Savings Financial’s breach of a representation or warranty or covenant, no portion of the $750,000 termination fee becomes payable to The LaPorte Savings Bank unless and until City Savings Financial enters into or consummates another acquisition agreement within 18 months after termination, despite any contrary provision in the merger agreement.

For a complete discussion of the circumstances in which City Savings Financial may be obligated to pay a termination fee, see page             .

City Savings Financial and LaPorte Bancorp May Amend the Terms of the Merger Agreement and Waive Some Conditions (page             )

City Savings Financial and The LaPorte Savings Bank can agree to amend the merger agreement, and each party to the merger agreement can waive its right to require the other party to adhere to the terms and conditions of the merger agreement, where the law allows. However, after City Savings Financial’s shareholders approve the merger agreement, any alteration of the following must be approved by City Savings Financial shareholders:

•	the consideration to be received by City Savings Financial shareholders in the merger; or

•	the terms and conditions of the merger agreement if they would adversely affect City Savings Financial shareholders.

The City Savings Financial Special Meeting of Shareholders

General (page             )

City Savings Financial’s Special Meeting will be held at              located at             , Indiana on             , 2007 at             ., Central time.

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Purpose of the Meeting (page             )

At the Special Meeting, City Savings Financial shareholders will be asked to approve the merger agreement with The LaPorte Savings Bank to approve a proposal to adjourn the meeting, if necessary, to solicit additional proxies in favor of the merger agreement and to transact any other business that may properly come before the meeting.

Record Date for Voting (page             )

You are entitled to notice of and to vote at the Special Meeting of City Savings Financial’s shareholders only if you owned City Savings Financial common stock at the close of business on             , 2007. You will be able to cast one vote for each share of City Savings Financial common stock you owned at that time. As of             , 2007, there were              shares of City Savings Financial common stock issued and outstanding.

Votes Required (page             )

Adoption of the merger agreement requires the affirmative vote of holders of a majority of the issued and outstanding shares of City Savings Financial common stock. To approve the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in person or by proxy, to approve the merger agreement, more votes must be cast in favor of the proposal than against it. You can vote your shares by attending the Special Meeting and voting in person or by completing and mailing the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to complete, sign and return your proxy card to ensure that your shares are represented.

Comparative Per Share Data

The following table shows information, for the periods indicated, about City Savings Financial’s historical net income per share, dividends per share and shareholders’ equity per share. The table also contains pro forma information that reflects LaPorte Bancorp’s offering at the midpoint of the offering range and its acquisition of City Savings Financial. The table assumes that, as of March 31, 2007, LaPorte Bancorp sells              shares in the offering at the midpoint of the offering range and issues              shares to City Savings Financial shareholders in the merger. In presenting the comparative pro forma information for certain time periods, we assumed that City Savings Financial and LaPorte Bancorp have been merged throughout those periods.

The information listed as “Equivalent Pro Forma Per Share of City Savings Financial” was obtained by multiplying the pro forma combined amounts by the exchange ratio of 3.40. We present this information to reflect the fact that some City Savings Financial shareholders will receive shares of LaPorte Bancorp common stock for each share of City Savings Financial common stock exchanged in the merger. We also assumed that the average LaPorte Bancorp stock price on the dates presented was $10.00, its offering price; however, there has been no historic market in LaPorte Bancorp stock and there can be no assurance that the market prices will not be lower. See “Market Price and Dividend Information.” We also anticipate that the combined company will derive financial benefits from the merger that may include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect these benefits and, accordingly, does not attempt to predict or suggest future results. The pro forma information also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

The information in the following table is based on, and should be read together with, the historical financial information and with the condensed combined pro forma financial statements presented in LaPorte Bancorp’s prospectus attached to this proxy statement.

The pro forma net income per share amounts are calculated by totaling the historical net income (adjusted for pro forma adjustment(s) of LaPorte Bancorp and City Savings Financial) and dividing the resulting amount by the average pro forma shares of LaPorte Bancorp and City Savings Financial giving effect to the offering and the merger. The average pro forma shares of LaPorte Bancorp and City Savings Financial reflect historical basic and diluted shares, plus historical basic and diluted average shares of City Savings Financial as adjusted for an exchange ratio of 3.40

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shares of LaPorte Bancorp common stock for each share of City Savings Financial common stock. The pro forma net income per share amounts do not take into consideration any operating efficiencies that may be realized as a result of the merger.

	LaPorte Bancorp Historical	City Savings Financial Historical	Pro Forma Combined	Equivalent Pro Forma City Savings Financial
Book value per share
March 31, 2007	N/A	$22.63	$	$
Tangible book value per share
March 31, 2007	N/A	$22.63	$	$
Cash dividends declared per share
Year Ended June 30, 2006	N/A	$0.30
Basic net income per share from continuing operations
Year Ended June 30, 2006	N/A	$(0.30)	$	$
Diluted net income per share from continuing operations
Year Ended June 30, 2006	N/A	$(0.30)	$	$

Market Price and Dividend Information

LaPorte Bancorp common stock does not yet publicly trade, but LaPorte Bancorp has applied to be traded on the NASDAQ Capital Market under the symbol “LPSB” upon conclusion of the stock offering. City Savings Financial common stock is traded over-the-counter on the OTC Bulletin Board under the symbol “CSFC.OB.” The following table lists the range of closing prices for City Savings Financial common stock and the cash dividends declared by City Savings Financial for the periods indicated. The last reported sale price per share of City Savings Financial common stock on (1) March 7, 2007, the business day preceding public announcement of the signing of the merger agreement, and (2)             , 2007, the last practicable date prior to mailing this document, were $21.50 and $             respectively.

	2007
QUARTER ENDED	HIGH	LOW	DIVIDENDS DECLARED
March 31,	$35.00	$21.00	0.00
June 30,	$34.15	$33.90	0.15

	2006
QUARTER ENDED	HIGH	LOW	DIVIDENDS DECLARED
March 31,	$20.70	$20.00	0.00
June 30,	$23.90	$20.00	0.15
September 30,	$24.25	$21.00	0.00
December 31,	$22.75	$21.00	0.15

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	2005
QUARTER ENDED	HIGH	LOW	DIVIDENDS DECLARED
March 31,	$24.00	$22.95	0.00
June 30,	$23.50	$17.70	0.15
September 30,	$21.50	$20.10	0.00
December 31,	$20.50	$20.25	0.15

City Savings Financial’s sole operating assets are derived from its subsidiary, City Savings Bank. Consequently, the ability of City Savings Financial to accumulate cash for payment of cash dividends to shareholders is directly dependent upon the ability of City Savings Bank to pay dividends to City Savings Financial. City Savings Bank may not declare or pay a cash dividend on any of its stock if the effect of the declaration or payment of dividends would cause their regulatory capital to be reduced below (1) the amount required for the liquidation account established in connection with the mutual to stock conversion or (2) the regulatory capital requirements imposed by the OTS. Additionally, City Savings Financial must pay interest to holders of its trust capital securities before payment of cash dividends to its shareholders.

Prior to the merger and the LaPorte Bancorp stock offering, there will not be any trading market for LaPorte Bancorp common stock. The LaPorte Bancorp common stock will be sold in the stock offering for $10.00 per share. However, LaPorte Bancorp cannot assure that the stock will trade at this price after the closing of the offering.

Risk Factors

In considering whether to approve the merger agreement and receive LaPorte Bancorp common stock, you should consider, among other things, the following matters:

If the LaPorte Bancorp Offering Does Not Occur, We Will Terminate the Merger

We anticipate that the LaPorte Bancorp offering and the merger will both be completed in the fourth calendar quarter of 2007. At this time, we are not aware of any circumstances that are likely to cause the offering or the merger not to occur. However, certain conditions to the merger have not yet been satisfied, including receipt of all regulatory approvals, approval of the merger by City Savings Financial shareholders and completion by LaPorte Bancorp of the offering. Completion of the offering is also subject to a number of conditions including the requirement that a minimum number of shares of LaPorte Bancorp be sold. If the offering cannot be completed, the merger will not occur.

The Consideration Which You Receive May Be Prorated

Even though City Savings Financial shareholders may elect to receive cash, LaPorte Bancorp common stock, or a combination of cash and stock, more shareholders may choose to receive more LaPorte Bancorp common stock than is available in the transaction. If more shareholders choose LaPorte Bancorp common stock than is available, you may receive some cash, and that receipt of cash would be taxable. Additionally, if the shareholders elect to receive fewer than the minimum number of shares of LaPorte Bancorp stock that must be issued in the merger, then persons electing to receive cash and/or persons who made no election would instead receive a combination of LaPorte Bancorp stock and cash based on the merger agreement’s allocation and proration procedures. You will not know which form of merger consideration you will receive until after we complete the merger.

The Consideration Which You Receive May Be Taxable

Generally, the United States federal income tax consequences of the merger to you will depend on whether you exchange your City Savings Financial common stock solely for LaPorte Bancorp common stock, solely for cash, or for a combination of LaPorte Bancorp common stock and cash. If you exchange your City Savings Financial shares solely for LaPorte Bancorp common stock, you should recognize no gain or loss except with respect to the cash you receive

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instead of a fractional share. If you exchange your City Savings Financial shares solely for cash, you should recognize gain or loss on the exchange. If you receive a combination of LaPorte Bancorp common stock and cash in exchange for shares of City Savings Financial common stock, you will recognize capital gain, but not loss, equal to the lesser of (1) the amount of cash received, or (2) the amount of gain realized in the transaction.

Shareholders Who Make Elections Will Be Unable to Sell Their Stock in the Market Pending the Merger

City Savings Financial shareholders may elect to receive cash or stock in the transaction. The election forms will require that shareholders making the election turn in their City Savings Financial stock certificates. During the time between when the election is made and the merger is completed, City Savings Financial shareholders will be unable to sell their City Savings Financial stock. If the merger is unexpectedly delayed, this period could extend for a significant period of time. City Savings Financial shareholders can reduce the period during which they cannot sell their shares by delivering their election forms shortly before the close of the election period, but election forms received after the close of the election period will not be accepted or honored.

You Will Have Less Influence as a Stockholder of LaPorte Bancorp than as a Stockholder of City Savings Financial

As a stockholder of City Savings Financial, you currently have the right to vote in the election of directors of City Savings Financial and on other matters affecting City Savings Financial. The merger will result in the transfer of control of City Savings Financial to LaPorte Bancorp. Although you may become a stockholder of LaPorte Bancorp as a result of the merger, your percentage ownership of LaPorte Bancorp will be smaller than your percentage ownership of City Savings Financial. Moreover, as LaPorte Savings Bank, MHC will own a majority of LaPorte Bancorp’s common stock, through its board of directors, it will be able to exercise voting control over most matters put to a vote of shareholders. As a federally chartered mutual holding company, the board of directors of LaPorte Savings Bank MHC must ensure that the interests of depositors of The LaPorte Savings Bank are represented and considered in matters put to a vote of shareholders of LaPorte Bancorp. Therefore, the votes cast by LaPorte Savings Bank, MHC may not be in your personal best interests as a stockholder.

Unanticipated Costs Relating to the Merger Could Reduce LaPorte Bancorp’s Future Earnings Per Share

The LaPorte Savings Bank and LaPorte Bancorp believe they have reasonably estimated the likely costs of integrating the operations of City Savings Financial and City Savings Bank and the incremental costs of operating as a combined company. However, it is possible that unexpected transaction costs such as taxes, fees, professional expenses, or unexpected future operating expenses, such as increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse affect on the results of operations and financial condition of LaPorte Bancorp and/or The LaPorte Savings Bank after the merger. If unexpected costs are incurred, the merger could have a dilutive effect on LaPorte Bancorp’s earnings per share. In other words, if the merger is completed and LaPorte Bancorp and/or The LaPorte Savings Bank incurs such unexpected costs and expenses as a result of the merger, LaPorte Bancorp believes that the earnings per share of LaPorte Bancorp common stock could be less than they would have been had the merger not been completed.

LaPorte Bancorp and The LaPorte Savings Bank may be Unable to Successfully Integrate City Savings Financial’s and/or City Savings Bank’s Operations and Retain Their Employees

The merger involves the integration of City Savings Bank into The LaPorte Savings Bank. The difficulties of integrating the operations of these two institutions include, among other things:

•	integrating personnel with diverse business backgrounds;

•	combining different corporate cultures; and

•	retaining key employees.

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The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of LaPorte Bancorp, The LaPorte Savings Bank, and City Savings Bank and the loss of key personnel. The integration of City Savings Bank will require the experience and expertise of certain key employees of City Savings Bank who are expected to be retained by The LaPorte Savings Bank. However, there can be no assurances that The LaPorte Savings Bank will be successful in retaining these employees for the time period necessary to successfully integrate City Savings Bank’s operations. The diversion of management’s attention and any delays or difficulties encountered in connection with the merger, along with City Savings Bank’s integration, could have an adverse effect on the business and results of operation of City Savings Financial and LaPorte Bancorp.

If the Merger is not Completed City Savings Financial and The LaPorte Savings Bank Will Have Incurred Substantial Expenses Without Realizing the Expected Benefits

City Savings Financial and The LaPorte Savings Bank have incurred substantial expenses in connection with the transactions described in this proxy statement-prospectus. The completion of the merger depends on the satisfaction of several conditions. We cannot guarantee that these conditions will be met. City Savings Financial and The LaPorte Savings Banks expect to incur substantial merger related expenses, which include legal, accounting, and financial advisory expenses, and which excludes the investment banker’s commission on the sale and any termination fees, if applicable. These expenses could have a material adverse impact on the financial condition of City Savings Financial and The LaPorte Savings Bank because they would not have realized the expected benefits of the merger. There can be no assurances that the merger will be completed.

The Termination Fee and the Restrictions on Solicitation Contained in the Merger Agreement May Discourage Other Companies From Trying to Acquire City Savings Financial and/or City Savings Bank

Until the completion of the merger, with some exceptions, City Savings Financial is prohibited from soliciting, initiating, encouraging, or participating in any discussion of, or otherwise considering, any inquiries or proposals that may lead to an acquisition proposal, such as a merger or other business combination transaction, with any person or entity other than The LaPorte Savings Bank. In addition, City Savings Financial has agreed to pay a termination fee of up to $750,000 to The LaPorte Savings Bank if the merger agreement is terminated under certain circumstances. See “The Merger Agreement – Termination Fee.” These provisions could discourage other companies from trying to acquire City Savings Financial and/or City Savings Bank even though such other companies might be willing to offer greater value to City Savings Financial’s shareholders than The LaPorte Savings Bank has offered in the merger agreement. The payment of the termination fee also could have a material adverse effect on City Savings Financial’s financial condition.

Risk Factors Relating to LaPorte Bancorp and its Offering

Before you vote on the merger agreement, you should read the section captioned “Risk Factors” in the accompanying LaPorte Bancorp stock offering prospectus for risks relating to LaPorte Bancorp and its offering.

A Warning About Forward-Looking Statements

This proxy statement-prospectus contains certain forward-looking statements which can be identified by the use of words such as “believes,” “expects,” “anticipate,” “estimates,” or similar expressions as well as certain information relating to the merger. Forward-looking statements include:

•	statements of LaPorte Bancorp and City Savings Financial’s goals, intentions and expectations;

•	statements regarding LaPorte Bancorp and City Savings Financial’s business plans, prospects, growth and operating strategies;

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•	statements regarding the quality of LaPorte Bancorp and City Savings Financial’s loan and investment portfolios; and

•	estimates of LaPorte Bancorp and City Savings Financial’s risks and future costs and benefits.

These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	general economic conditions, either nationally or in LaPorte Bancorp and City Savings Financial’s market areas, that are worse than expected;

•	changes in the interest rate environment that reduce either party’s interest margins or reduce the fair value of financial instruments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	legislative or regulatory changes that adversely affect their business;

•	adverse changes in the securities markets;

•	the ability of LaPorte Bancorp and The LaPorte Savings Bank to integrate successfully the operations of City Savings Financial and City Savings Bank following the merger; and

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies or the Financial Accounting Standards Board.

See “Where You Can Find More Information” on page          of the attached LaPorte Bancorp prospectus.

Special Meeting of City Savings Financial’s Shareholders

General

This proxy statement-prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of City Savings Financial, for use at the Special Meeting of shareholders of City Savings Financial to be held at                                              , Indiana at                     , local time on              , 2007, and any adjournments or postponements thereof, for the purposes set forth in this proxy statement-prospectus.

Purpose of the Meeting

At the Special Meeting, shareholders of City Savings Financial will be asked to consider and vote upon:

•	the merger agreement and the transactions contemplated by that agreement, including the merger;

•	the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in person or by proxy, to approve the merger agreement; and

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•	to act on any other matters properly submitted to a vote at the Special Meeting. At this time, the board of directors is not aware of any other matters to be considered at the Special Meeting.

Record Date for Voting at the Meeting

The Board of Directors has fixed the close of business on                     , 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Only holders of City Savings Financial common stock at that time will be entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. As of the record date, there were                      shares of City Savings Financial common stock issued and outstanding, and each such share is entitled to one vote at the Special Meeting.

Quorum and Stockholder Vote Required

The presence, in person or by proxy, of holders of at least a majority of the total number of City Savings Financial’s outstanding shares of common stock is necessary to constitute a quorum for transaction of business at the Special Meeting. Abstentions and “broker non-votes” will be counted as present for determining the presence or absence of a quorum for the transaction of business at the Special Meeting. A “broker non-vote” is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Your broker cannot vote your shares of City Savings Financial common stock on the proposal to approve the merger agreement without specific instructions from you.

Approval of the merger agreement and the merger will require the affirmative vote of at least a majority of City Savings Financial’s issued and outstanding shares. Broker non-votes and abstentions will have the same effect as voting against the merger agreement. The directors and executive officers of City Savings Financial, as a group, owned with the power to vote 140,419 shares of City Savings Financial common stock, representing approximately 24.8% of the outstanding shares of City Savings Financial common stock as of the record date. The proposal to adjourn or postpone the Special Meeting for the purpose of allowing additional time for the solicitation of proxies from shareholders to approve the merger agreement requires more votes cast in favor of the proposal than are cast against it. Abstentions and broker non-votes will not be treated as “NO” votes and, thus, will have no effect on this proposal.

Voting of Proxies

Shares represented by proxy will be voted at the Special Meeting as specified in the proxy.

Proxies Without Voting Instructions. Proxies that are properly signed and dated but that do not contain voting instructions will be voted for approval and adoption of the merger agreement, and for approval of the proposal to adjourn the Special Meeting to solicit additional proxies in favor of the merger agreement, if necessary, at the discretion of the persons named as proxies with respect to any other matters to properly come before the shareholders.

Broker Non-Votes. If you hold your shares of City Savings Financial common stock in “street name” through a brokerage account you should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your broker cannot vote your shares of City Savings Financial common stock on the proposal to approve the merger agreement without specific instructions from you.

Please note that if you hold City Savings Financial common stock in the name of a broker or other custodian and wish to vote those shares in person at the Special Meeting, you must obtain from the nominee holding the City Savings Financial common stock a properly executed “legal proxy” identifying you as a City Savings Financial stockholder, authorizing you to act on behalf of the nominee at the Special Meeting and identifying the number of shares with respect to which the authorization is granted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this document.

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Other Matters. The proxy card gives authority to the holders of the proxy to vote in their discretion on any other matters that may properly come before the Special Meeting.

How to Revoke a Proxy

You may revoke your proxy at any time before the vote is taken at the Special Meeting. To revoke your proxy you must either advise the Secretary of City Savings Financial in writing before shares have been voted at the Special Meeting, deliver proxy instructions with a later date, or attend the meeting and vote your shares in person. Attendance at the Special Meeting will not in itself constitute revocation of your proxy.

Solicitation of Proxies

This solicitation of proxies for use at the Special Meeting is being made by the Board of Directors of City Savings Financial. The cost of soliciting proxies will be borne by City Savings Financial. In addition to soliciting proxies by mail, proxies may be solicited, in person or by telephone, by officers and other employees of City Savings Financial, who will receive no compensation for their services other than their normal salaries. Brokerage houses, nominees, fiduciaries, and other custodians are requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their expenses in doing so.

Shares Held by City Savings Financial Directors and Executive Officers and by Directors and Executive Officers of LaPorte Bancorp

As of                     , 2007, directors and executive officers of City Savings Financial beneficially owned 140,419 shares of City Savings Financial common stock, not including shares that may be acquired upon the exercise of stock options. This equals 24.8% of the outstanding shares of City Savings Financial common stock. Directors and executive officers who own in the aggregate             % of the outstanding shares of City Savings Financial common stock have entered into voting agreements agreeing to vote these shares in favor of approval of the merger agreement. As of the same date, LaPorte Bancorp and its directors and executive officers owned              shares of City Savings Financial common stock which equaled             % of the outstanding shares.

Recommendation of City Savings Financial’s Board of Directors

City Savings Financial’s Board of Directors has approved the merger agreement and the transactions contemplated by that agreement, including the merger. City Savings Financial’s board of directors believes that the merger agreement is in the best interests of City Savings Financial and its shareholders and unanimously recommends that the City Savings Financial shareholders vote “FOR” approval of the merger agreement. See “Proposal 1 - The Merger-Recommendation of the City Savings Financial Board; City Savings Financial’s Reasons for the Merger.” City Savings Financial’s board of directors also recommends that you vote “FOR” the proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in person or by proxy, to approve the merger agreement.

Ownership of City Savings Financial Common Stock

Only shareholders of record at the close of business on                     , 2007 (“Voting Record Date”), will be entitled to vote at the Special Meeting. As of                     , 2007, there were 565,863 shares of City Savings Financial’s common stock issued and outstanding, and City Savings Financial had no other class of equity securities outstanding. Each share of City Savings Financial common stock is entitled to one vote at the Special Meeting on all matters properly presented at the Special Meeting. The holders of over 50% of the outstanding shares of City Savings Financial common stock as of the Voting Record Date must be present in person or by proxy at the Special Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain or cast broker non-votes will be deemed present at the Special Meeting.

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The following table sets forth certain information regarding the beneficial ownership of City Savings Financial’s common stock as of                     , 2007, by (i) each person who is known by City Savings Financial to own beneficially 5% or more of its common stock, and (ii) each director and named executive officer of City Savings Financial and all directors and executive officers of City Savings Financial as a group. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned		Percent of Class (2)
HomeFederal Bank, as Trustee 501 Washington Street Columbus, Indiana 47201	42,330	(3)	7.5%
Thomas F. Swirski 2000 Franklin Street Michigan City, Indiana 46360	47,418	(4)	8.4%
George L. Koehm 2000 Franklin Street Michigan City, Indiana 46360	44,928	(5)	7.9%
Brian L. Nelson 2000 Franklin Street Michigan City, Indiana 46360	2,484	(6)	*
Vern D. Sams 2000 Franklin Street Michigan City, Indiana 46360	458	(7)	*
Michael L. Zappia 2000 Franklin Street Michigan City, Indiana 46360	2,993	(8)	*
Bruce W. Steinke 2000 Franklin Street Michigan City, Indiana 46360	18,232	(9)	3.2%
Richard G. Cook 2000 Franklin Street Michigan City, Indiana 46360	4,595	(10)	*
L. Charles Lukmann III 2000 Franklin Street Michigan City, Indiana 46360	4,115	(11)	*
Dale A. Parkison 2000 Franklin Street Michigan City, Indiana 46360	1,598	(12)	*
James E. Magnuson 2000 Franklin Street Michigan City, Indiana 46360	13,598	(13)	2.4%
All directors and executive officers as a group (10 persons)	140,419		24.8%

*	Less than 1% of outstanding shares.

(1)

The information in this chart is based on information provided by or on behalf of such persons concerning shares held by them. It does not reflect any changes in those shareholdings which may have occurred since the date of providing such information.

(2)	Calculated based on 565,863 shares of common stock issued and outstanding.

(3)

These shares are held by the Trustee of the City Savings Financial Corporation Employee Stock Ownership Plan and Trust (the “ESOP”). The Employees participating in that Plan are entitled to instruct the Trustee how to vote shares held in their accounts under the Plan. Unallocated

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shares held in a suspense account under the Plan are required under the Plan terms to be voted by the Trustee in the same proportion as allocated shares are voted.

(4)

Includes 1,912 shares held under the City Savings Bank Recognition and Retention Plan and Trust (the “RRP”), 1,111 shares subject to options granted under the City Savings Financial Corporation Stock Option Plan (the “Option Plan”), 10,750 shares allocated to Mr. Swirski’s account under City Savings Bank’s 401(k) plan as of March 31, 2007, and 3,828 shares allocated to Mr. Swirski’s account under the ESOP as of December 31, 2006. Does not include options for 1,111 shares granted to Mr. Swirski under the Option Plan which are not exercisable within 60 days of the Voting Record Date.

(5)

Includes 1,245 shares held under the RRP, 1,111 shares subject to options granted under the Option Plan, and 3,064 shares allocated to Mr. Koehm’s account as of December 31, 2006, under the ESOP. Does not include options for 1,111 shares granted to Mr. Koehm under the Option Plan which are not exercisable within 60 days of the Voting Record Date.

(6)

Includes 1,800 shares subject to options granted under the Option Plan, 181 shares allocated to Mr. Nelson’s account under City Savings Bank’s 401(k) plan as of March 31, 2007, and 503 shares allocated to Mr. Nelson’s account under the ESOP as of December 31, 2006. Does not include options for 1,200 shares granted to Mr. Nelson under the Option Plan which are not exercisable within 60 days of the Voting Record Date.

(7)	Includes 458 shares allocated to Mr. Sams’ account under the ESOP as of December 31, 2006.

(8)

Includes 1,200 shares subject to options granted under the Option Plan, 21 shares allocated to Mr. Zappia’s account under City Savings Bank’s 401(k) plan as of March 31, 2007, and 372 shares allocated to Mr. Zappia’s account under the ESOP as of December 31, 2006. Does not include options for 1,800 shares granted to Mr. Zappia under the Option Plan which are not exercisable within 60 days of the Voting Record Date.

(9)

Includes 1,023 shares held under the RRP, and 2,221 shares subject to options granted under the Option Plan. Does not include options for 556 shares granted to Mr. Steinke under the Option Plan which are not exercisable within 60 days of the Voting Record Date.

(10)

Includes 1,023 shares held under the RRP, and 2,221 shares subject to options granted under the Option Plan. Does not include options for 556 shares granted to Mr. Cook under the Option Plan which are not exercisable within 60 days of the Voting Record Date.

(11)

Includes 1,098 shares subject to options granted under the Option Plan. Does not include options for 1,649 shares granted to Mr. Lukmann under the Option Plan which are not exercisable within 60 days of the Voting Record Date.

(12)

Includes 1,098 shares subject to options granted under the Option Plan. Does not include options for 1,649 shares granted to Mr. Parkison under the Option Plan which are not exercisable within 60 days of the Voting Record Date.

(13)

Includes 1,098 shares subject to options granted under the Option Plan. Does not include options for 1,649 shares granted to Mr. Magnuson under the Option Plan which are not exercisable within 60 days of the Voting Record Date.

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Proposal 1 – Approval and Adoption of the Merger Agreement

The Merger

The following discussion of the merger is qualified by reference to the merger agreement, which is attached to this proxy statement-prospectus as Appendix A. You should read the entire merger agreement carefully. It is the legal document that governs the merger.

Terms of the Merger

The merger agreement provides for a business combination in which City Savings Financial will merge with a wholly owned merger subsidiary of LaPorte Bancorp with City Savings Financial as the surviving corporation in the merger, after which it will be liquidated and cease to exist. The merger agreement also provides for the merger of City Savings Bank with and into The LaPorte Savings Bank, with The LaPorte Savings Bank as the surviving institution.

As a result of the merger, except as noted below, each outstanding share of City Savings Financial common stock will be converted into the right to receive (i) 3.40 shares of LaPorte Bancorp common stock, (ii) $34.00 in cash, or (iii) a combination thereof. LaPorte Bancorp will not issue fractions of shares of LaPorte Bancorp common stock, but instead will pay each holder of City Savings Financial common stock who would otherwise be entitled to a fraction of a share of LaPorte Bancorp common stock an amount in cash determined by multiplying that fraction by $10.00. The maximum aggregate value of all consideration to be paid to shareholders of City Savings Financial is approximately $19.6 million including the payment of approximately              $591,000 to holders of options to purchase City Savings Financial common stock in exchange for the cancellation of such options. The merger agreement provides that 50% of the outstanding shares of City Savings Financial must be converted into LaPorte Bancorp common stock, with the balance of the outstanding City Savings Financial shares converted into cash. All elections of City Savings Financial Shareholders are subject to the allocation and proration procedures described in the merger agreement. As a result of such proration, you may not receive cash or LaPorte Bancorp shares to the full extent that you elect. See “Consideration to be Received in the Merger”. If there is a change in the number or classification of shares of LaPorte Bancorp outstanding as a result of a stock split, stock dividend, reclassification, recapitalization, or other similar transaction, the exchange ratio will be equitably adjusted.

Under the merger agreement, the directors and officers of The LaPorte Savings Bank, LaPorte Bancorp, and LaPorte Savings Bank, MHC, serving at the time of the closing will continue to serve in such capacities after the merger is consummated. In addition, upon the completion of the merger, Dale A. Parkison and L. Charles Lukmann III will be added to the boards of directors of each of The LaPorte Savings Bank, LaPorte Bancorp, and LaPorte Savings Bank, MHC.

Background of the Merger

Because of various changes to the banking laws, as well as other factors, acquisition activity among financial institutions located in Indiana and in other states during the last several years has increased. In addition, developments and deregulation in the financial services industry have led to increases in the competition for bank services, and recent increases in bank regulatory burdens have resulted in increased costs to most financial institutions. These industry and competitive factors have created an environment in which it is increasingly difficult for community banks such as City Savings Bank and The LaPorte Savings Bank to compete effectively with larger financial institutions.

As a result of the competitive and regulatory factors described above, and other financial, legal, and market considerations, the Board of Directors and management of City Savings Financial have, from time to time, reviewed various strategic options and assessed various opportunities available to City Savings Financial, including, among other alternatives, continuing as an independent institution, growing internally, or affiliating or merging with other institutions. During the past year, and in the ordinary course of business dealings, officers and directors of City Savings Financial from time to time have had informal conversations concerning potential strategic alternatives, including the possible merger of City Savings Financial with another financial institution. These conversations were always general in nature and did not result in more significant discussions.

Keefe, Bruyette & Woods, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of

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listed and unlisted securities. Keefe, Bruyette & Woods is familiar with the market for common stocks of publicly and privately traded banks, thrifts, and bank and thrift holding companies.

In September 2006, City Savings Financial engaged Keefe, Bruyette & Woods as its financial advisor to review possible strategic alternatives and provide advice regarding a possible business combination with another entity. Discussions with Keefe, Bruyette & Woods included an analysis of City Savings Financial’s and City Savings Bank’s competition and the status of the merger market, the condition of the banking industry as a whole, possible prices that may be achieved in a sale of control, and a list of potential merger partners. All of these issues were analyzed in conjunction with City Savings Financial’s goal to maximize shareholder value.

Keefe, Bruyette & Woods, working with City Savings Financial’s management and City Savings Financial’s legal counsel, Barnes & Thornburg LLP, then prepared a Confidential Information Memorandum containing financial and operating information about City Savings Financial and City Savings Bank and, on behalf of City Savings Financial, began a confidential inquiry and contacted potential business combination candidates. In November 2006, four financial institutions submitted preliminary non-binding indications of interest to acquire City Savings Financial.

Upon receipt of the preliminary indications of interest, City Savings Financial discussed the merits of the proposals with Keefe, Bruyette & Woods and Barnes & Thornburg. On November 30, 2006, City Savings Financial held a meeting of its Board of Directors at which a representative of Keefe, Bruyette & Woods was present and reviewed the pricing and terms of each proposal, including a proposal submitted by The LaPorte Savings Bank. At the meeting, Keefe, Bruyette & Woods reviewed the benefits and drawbacks of each proposal and also discussed the possibility of two other interested parties. After further discussion, the Board of Directors instructed Keefe, Bruyette & Woods to inform the lowest bidder that its proposal was inadequate and allow it to increase its offer. The Board of Directors then agreed to go back to the three highest bidders submitting proposals, which included The LaPorte Savings Bank, and allow them to conduct on-site due diligence and refine or strengthen their proposals, while at the same time holding open the possibility of considering additional indications of interests from the two other parties mentioned by Keefe, Bruyette & Woods.

During this time period, the potential acquirors then were given access to additional information about City Savings Financial and City Savings Bank and were permitted to meet with City Savings Financial’s and City Savings Bank’s management to answer questions and obtain the additional information necessary in order to revise their proposals. As a result of this process, two of the potential acquirors submitted revised proposals in December 2006, one of which was The LaPorte Savings Bank. The first potential acquirer originally offered to pay $30.00 for each share of City Savings Financial common stock pursuant to a merger transaction in which City Savings Financial would merge with the acquiror and City Savings Bank would merge with the acquiror’s wholly-owned subsidiary bank, with the acquiror and its subsidiary bank as the surviving institutions. In this proposal, 40% of the total merger consideration would be paid in cash and 60% would be paid in the acquiror’s common stock. The first potential acquiror later increased its offer to $32.50 per share. Alternatively, The LaPorte Savings Bank submitted a letter of interest on December 6, 2006, indicating a willingness to pay between $31.50 and $33.50 per share as the principal consideration for City Savings Financial’s common stock. The LaPorte Savings Bank’s letter of interest proposed a merger transaction in connection with a conversion of The LaPorte Savings Bank from mutual to stock form in which 50% of the total merger consideration would be paid in cash and 50% paid in stock of a newly-formed mid-tier holding company of The LaPorte Savings Bank.

After a thorough review of the revised proposals, City Savings Financial’s Board of Directors determined that The LaPorte Savings Bank’s proposal was superior to that of the other potential acquiror and invited The LaPorte Savings Bank to conduct additional due diligence regarding a potential combination with City Savings Financial. On December 11 and 12, 2006, The LaPorte Savings Bank engaged in additional documentary due diligence and management interviews of City Savings Financial and City Savings Bank. As a result of its additional due diligence, The LaPorte Savings Bank submitted a revised letter of interest to City Savings Financial on December 19, 2006, fixing

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its offer at $33.50 per share. The Board of Directors of City Savings Financial analyzed The LaPorte Savings Bank’s revised proposal and, while determining that The LaPorte Savings Bank’s offer still was superior to those of the other potential acquirors, deemed it inadequate and authorized Keefe, Bruyette & Woods to renegotiate the purchase price.

As a result of further negotiations, The LaPorte Savings Bank submitted a revised offer to pay $34.00 per share. City Savings Financial’s Board of Directors then engaged in various meetings and discussions regarding The LaPorte Savings Bank’s revised offer, including thorough discussions with Keefe, Bruyette & Woods and Barnes & Thornburg regarding the proposal. Pursuant to these discussions, Keefe, Bruyette & Woods presented City Savings Financial with a financial analysis of The LaPorte Savings Bank’s proposal and contrasted it with recent comparable merger transactions in the Midwest, and Barnes & Thornburg advised City Savings Financial regarding the legal standards for dealing with acquisition offers, factors to consider when evaluating an offer, and actions that can be taken when responding to an offer. After these discussions, City Savings Financial’s Board of Directors determined that The LaPorte Savings Bank’s revised proposal was acceptable and authorized select members of the board, Keefe, Bruyette & Woods and Barnes & Thornburg to pursue further negotiations with The LaPorte Savings Bank and its legal counsel in an effort to reach agreement on a definitive merger agreement embodying the terms of The LaPorte Savings Bank’s revised offer.

During the end of December 2006 and the beginning of January 2007, City Savings Financial and Barnes & Thornburg continued analyzing various issues relating to the merger transaction, including the status of executive employment agreements and preparing for due diligence on The LaPorte Savings Bank. On January 16 and 17, 2007, City Savings Financial and Barnes & Thornburg conducted an on-site due diligence investigation of The LaPorte Savings Bank. At about the same time, The LaPorte Savings Bank’s legal counsel, Luse Gorman Pomerenk & Schick, P.C., began drafting a definitive merger agreement and on January 24, 2007, delivered a first draft of the definitive merger agreement to Barnes & Thornburg. Between January 24 and February 9, 2007, City Savings Financial and Barnes & Thornburg conducted a thorough review of the first draft of the merger agreement. At this time, City Savings Financial, The LaPorte Savings Bank, and their respective legal counsels also began preparing the disclosure schedules to the merger agreement.

On February 15, 2007, Luse Gorman Pomerenk & Schick delivered a second draft of the definitive merger agreement to Barnes & Thornburg, reflecting negotiations between the parties and their legal counsel on a variety of issues, including the representations and warranties each party would give in the merger agreement. Between February 15 and 21, 2007, City Savings Financial discussed the second draft of the merger agreement with Barnes & Thornburg and proposed further revisions. Between February 21 and 26, 2007, City Savings Financial, The LaPorte Savings Bank, and their respective legal counsels, along with Keefe, Bruyette & Woods, continued to negotiate the terms of the final definitive agreement, including what restrictions to place on City Savings Bank operations during the pendency of the merger and under what circumstances the parties could terminate the merger. On March 6, 2007, Barnes & Thornburg conferred with Luse Gorman Pomerenk & Schick, P.C. to finalize the terms of the definitive merger agreement and discuss a public announcement of the transaction, and both City Savings Financial, The LaPorte Savings Bank, and their respective legal counsels began finalizing their disclosure schedules.

Also on March 6, 2007, the City Savings Financial Board of Directors held a meeting, at which Keefe, Bruyette & Woods and Barnes & Thornburg participated. Representatives of Barnes & Thornburg led a discussion regarding the provisions of the latest merger agreement draft and responded to numerous questions from directors. Various changes to the merger agreement were recommended by the directors (including the restrictions placed on City Savings Bank’s operations during the pendency of the merger), and each proposed change was discussed thoroughly. The board instructed Barnes & Thornburg to present the recommended changes to Luse Gorman Pomerenk & Schick and The LaPorte Savings Bank for consideration. Additionally, Keefe, Bruyette & Woods delivered its opinion that, from a financial point of view, the merger consideration was fair to City Savings Financial’s shareholders.

On March 6 and 7, 2007, the parties continued to finalize the terms of the definitive merger agreement (including the circumstances under which a termination fee may be required), prepare ancillary agreements, finalize disclosure materials, and negotiate outstanding matters.

On March 8, 2007, City Savings Financial’s Board of Directors held a meeting, at which Barnes & Thornburg participated. At this meeting, Barnes & Thornburg reviewed the terms of the final definitive merger agreement. After a thorough discussion of the transaction, the City Savings Financial Board approved the final definitive agreement and authorized execution of the definitive agreement and all related documents.

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City Savings Financial, City Savings Bank, and The LaPorte Savings Bank executed the definitive merger agreement on March 8, 2007, and thereafter a joint press release publicly announcing the transaction was issued.

Recommendation of the City Savings Financial Board; City Savings Financial’s Reasons for the Merger

The City Savings Financial Board of Directors determined that the merger agreement and the merger consideration were in the best interests of City Savings Financial and its shareholders and recommends that City Savings Financial’s shareholders vote in favor of the approval of the Merger Agreement and the transactions contemplated by the merger agreement.

In its deliberations and in making its determination, the City Savings Financial Board of Directors considered many factors including, without limitation, the following:

•	the business, earnings, operations, financial condition, management, prospects, capital levels, and asset quality of both City Savings Financial and The LaPorte Savings Bank;

•	The LaPorte Savings Bank’s access to capital and managerial resources relative to that of City Savings Financial;

•

The LaPorte Savings Bank’s community banking orientation and the perceived compatibility of the business philosophies of City Savings Financial and The LaPorte Savings Bank, which the City Savings Financial board believed would facilitate the integration of the operations of the two companies;

•

current industry and economic conditions facing City Savings Financial and The LaPorte Savings Bank, including an increasingly competitive business environment facing both companies characterized by intensifying competition, especially in the Northwest Indiana region from out-of-state financial institutions, the continuing consolidation of the financial services industry, and the increasing costs and complexities of compliance with expanding regulatory requirements imposed on financial institutions and public reporting companies;

•	the value of the merger consideration represented a premium over the current book value of City Savings Financial common stock and recent trading prices for that stock;

•

the desire to provide City Savings Financial’s shareholders with the prospects for greater future appreciation on their initial investments in City Savings Financial common stock than City Savings Financial could achieve independently;

•

the perceived likelihood that the market value of the LaPorte Bancorp common stock to be received in the merger would increase post-closing based upon historical price increases for stock sold in a minority offering;

•

the fact that City Savings Financial’s shareholders who become shareholders of LaPorte Bancorp as a result of the merger likely would have the opportunity to purchase stock on a priority basis in the event of any future conversion of LaPorte Savings Bank, MHC;

•	the opinion delivered by Keefe, Bruyette & Woods, that the merger consideration is fair, from a financial standpoint, to the shareholders of City Savings Financial;

•

The LaPorte Savings Bank’s more diverse financial products and services will enable City Savings Financial to better serve its customers and enhance its competitive position in the communities in which it operates;

•	the effect of the merger on City Savings Financial’s and City Savings Bank’s employees, customers, and the community; and

•	The LaPorte Savings Bank’s long-term growth strategy in Northwest Indiana.

Opinion of City Savings Financial’s Financial Advisor

On September 13, 2006, Keefe Bruyette & Woods was retained by City Savings Financial to evaluate City Savings Financial’s strategic alternatives and to evaluate any specific proposals that might be received regarding an acquisition of City Savings Financial. Keefe Bruyette & Woods, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and

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distributions of listed and unlisted securities. The City Savings Financial Board selected Keefe Bruyette & Woods on the basis of the firm’s reputation and its experience and expertise in transactions similar to the merger.

Pursuant to its engagement, Keefe Bruyette & Woods was asked to render an opinion as to the fairness, from a financial point of view, of the merger consideration to shareholders of City Savings Financial. Keefe Bruyette & Woods delivered its opinion to the City Savings Financial Board that, as of March 6, 2007, the Merger Consideration is fair, from a financial point of view, to the shareholders of City Savings Financial. Keefe Bruyette & Woods has updated that opinion as of the date hereof. No limitations were imposed by the City Savings Financial Board upon Keefe Bruyette & Woods with respect to the investigations made or procedures followed by it in rendering its opinion. Keefe Bruyette & Woods has consented to the inclusion herein of the summary of its opinion to the City Savings Financial Board and to the inclusion of the entire opinion attached hereto as Appendix B.

The full text of the opinion of Keefe Bruyette & Woods, which is attached as Appendix B to this Proxy Statement-Prospectus, sets forth certain assumptions made, matters considered and limitations on the review undertaken by Keefe Bruyette & Woods, and should be read in its entirety. The summary of the opinion of Keefe Bruyette & Woods set forth in this Proxy Statement is qualified in its entirety by reference to the opinion.

In connection with this opinion Keefe Bruyette & Woods reviewed certain financial and other business data supplied by City Savings Financial, including (i) the merger agreement, (ii) Annual Reports for the years ended June 30, 2006, 2005 and 2004, (iii) unaudited financial statements for the quarters ended December 31, 2006 and September 30, 2006, and (iv) other information Keefe Bruyette & Woods deemed relevant. Keefe Bruyette & Woods also discussed with senior management and directors of City Savings Financial the current position and prospective outlook for City Savings Financial. Keefe Bruyette & Woods reviewed financial and stock market data of comparable institutions and the financial and structural terms of several other recent transactions involving mergers and acquisitions of comparable institutions or proposed changes of control of comparably situated companies.

Analysis of Recent Comparable Acquisition Transactions

In rendering its opinion, Keefe Bruyette & Woods analyzed certain comparable merger and acquisition transactions of both pending and completed thrift deals, comparing the acquisition price relative to tangible book value, last twelve months earnings, and premium to core deposits. All comparative metrics were as of each respective deal’s announcement date. The analysis included a comparison of the minimum, median and maximum of the above ratios for pending and completed acquisitions announced on or after January 1, 2005, where the seller was a public thrift and pricing metrics were available, based on the following three criteria:

(i)	Target had total last twelve months assets between $50 million and $250 million;

(ii)	Target had LTM Return on Average Equity less than 8.0%; and

(iii)	Target was headquartered in the Midwest region of the United States.

The selected comparable transactions that the three criteria produced include the following:

Acquiror	Target
Brooke Corp.	Generations Bank

First Bancorp of Indiana Inc.	Home Building Bancorp

Great River Holding Co	First Federal Bancorp.

Hometown Community Bncp Inc	Progressive Bancorp Inc.

MainSource Financial Group	HFS Bank FSB

MainSource Financial Group	Peoples Ohio Financial

Peoples Community Bancorp Inc.	PFS Bancorp Inc.

Sky Financial Group Inc.	Falls Bank

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Keefe Bruyette & Woods derived the minimum, median and maximum pricing metrics of the three aforementioned criteria as stated below:

	Price to		Core Deposit Premium
	Tangible Book	LTM Earnings
Minimum	114.6%	16.1x	1.4%
Median	167.8%	24.3x	11.7%
Maximum	175.1%	38.6x	22.8%
Consideration: $34.00 per share	151.5%	50.0x	8.9%

Keefe Bruyette & Woods viewed the three aforementioned criteria as the most appropriate in deriving a comparable transaction value based on City Savings Financial’s size, capital base and earnings. Keefe Bruyette & Woods viewed the fact that the combined criteria produced a comparable group with eight transactions, as being significant for the purposes of comparison. Keefe Bruyette & Woods viewed the three resulting metrics (price to tangible book value, price to last twelve months earnings and core deposit premium) from the comparable group on a minimum, median and maximum basis, as the three key metrics used to evaluate the fairness, from a financial point of view, of the transaction.

Given that the value of the consideration to be paid in the Merger, as of the date of the opinion, is in the range of values for two of the metrics and respectively close to the median on two of the three metrics, while exceeding the maximum in the third metric, Keefe Bruyette & Woods believes that this analysis supports the fairness, from a financial point of view, to City Savings Financial and its shareholders of the consideration to be paid in the merger.

Discounted Cash Flow Analysis

Keefe Bruyette & Woods performed two discounted cash flow analyses to estimate a range of intrinsic values per share of City Savings Financial common stock. This range was determined by adding (1) the present value, which is a representation of the current value of a sum that is to be received some time in the future, of the estimated future cash flows that City Savings Financial could generate over the next five years and (2) the present value of a terminal value, which is a representation of the current value of an entity at a specified time in the future. The terminal value was determined by applying (1) a range of price to earnings multiples based on comparative transactions and (2) a range of price to tangible book value multiples based on comparative transactions. Keefe Bruyette & Woods calculated the following two intrinsic valuation ranges: (1) Market Sensitivity Analysis based on a transaction multiple of earnings; (2) Market Sensitivity Analysis based on tangible book value.

The Market Sensitivity Analysis based on a transaction multiple applied a range of year five terminal value multiples of 15.5x to 19.5x based on a midpoint price to last twelve months earnings multiple of 17.5x. The midpoint terminal multiple was based on the median price to last twelve months earnings multiple for Midwest region thrifts with assets between $100 million and $150 million. The discount rate applied to the projected cash flows and calculated terminal value ranged from 12.0% to 16.0%. Based on the foregoing criteria and assumptions, Keefe Bruyette & Woods determined that the stand-alone present value of the City Savings common stock ranged from $14.24 to $19.92 per share, with a midpoint price of $16.74.

The Market Sensitivity Analysis based on tangible book value applied a range of year five tangible book value multiples of 0.80x to 1.40x based on a midpoint price to tangible book multiple of 1.10x. The midpoint terminal multiple of tangible book value was based on the median price to tangible book multiple for Midwest region thrifts with assets between $100 million and $150 million. The discount rate applied to the projected cash flows and calculated terminal value ranged from 12.0% to 16.0%. Based on the foregoing criteria and assumptions, Keefe Bruyette & Woods determined that the stand-alone present value of the City Savings common stock when applying the market sensitivity based on tangible book value ranged from $13.76 to $25.13 per share, with a midpoint of $18.85.

Given that the value of the consideration on a per share basis to be paid in the merger, as of the date of the opinion, exceeds the two intrinsic value ranges derived from the discounted cash flow analyses, Keefe Bruyette & Woods believes that these analyses support the fairness, from a financial point of view, to City Savings Financial and its shareholders of the consideration to be paid in the merger.

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The intrinsic values of City Savings Financial derived using discounted cash flow analysis do not necessarily indicate actual values or actual future results and do not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent upon numerous assumptions that must be made, including earnings estimates, terminal values, and discount rates.

Based on the above analyses Keefe Bruyette & Woods concluded that the consideration paid in the merger, was fair, from a financial point of view, to shareholders of City Savings Financial. This summary does not purport to be a complete description of the analysis performed by Keefe Bruyette & Woods and should not be construed independently of the other information considered by Keefe Bruyette & Woods in rendering its opinion. Selecting portions of Keefe Bruyette & Woods's analysis or isolating certain aspects of the comparable transactions without considering all analyses and factors, could create an incomplete or potentially misleading view of the evaluation process.

In rendering its opinion, Keefe Bruyette & Woods assumed and relied upon the accuracy and completeness of the financial information provided to it by City Savings Financial and The La Porte Savings Bank. In its review, with the consent of the City Savings Financial Board, Keefe Bruyette & Woods did not undertake any independent verification of the information provided to it, nor did it make any independent appraisal or evaluation of the assets or liabilities and potential or contingent liabilities of City Savings Financial or The LaPorte Savings Bank.

The fairness opinion of Keefe Bruyette & Woods is limited to the fairness as of its date, from a financial point of view, of the consideration to be paid in the merger and does not address the underlying business decision to effect the Merger (or alternatives thereto) nor does it constitute a recommendation to any shareholder of City Savings Financial as to how such shareholder should vote with respect to the merger proposal.

Furthermore, Keefe Bruyette & Woods expresses no opinion as to the price or trading range at which shares of the pro forma entity will trade following the consummation of the merger.

Keefe Bruyette & Woods is a nationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

In preparing its analysis, Keefe Bruyette & Woods made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Keefe Bruyette & Woods and City Savings Financial. The analyses performed by Keefe Bruyette & Woods are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold.

Keefe Bruyette & Woods will receive a fee of 1.00% of the closing deal value, as set forth in the Engagement Letter dated September 8, 2006, for services rendered in connection with advising and issuing a fairness opinion regarding the merger. As of the date of the proxy statement-prospectus, Keefe Bruyette & Woods has received $40,000 of such fee. The remainder of the fee is due upon the close of the transaction. Additionally, Keefe Bruyette & Woods will act as “Marketing Agent” for The LaPorte Savings Bank stock offering. The LaPorte Savings Bank hired independent representatives for advice on the acquisition and analysis of City Savings Financial. The Board of Directors of City Savings Financial was advised by Keefe Bruyette & Woods that if The LaPorte Savings Bank was the successful acquirer, that Keefe Bruyette & Woods had a relationship with The LaPorte Savings Bank that could lead to Keefe Bruyette & Woods serving as the Marketing Agent for The LaPorte Savings Bank in the stock offering.

Form of the Merger

The Boards of Directors of City Savings Financial and The LaPorte Savings Bank have approved the merger agreement which provides for the merger of City Savings Financial with and into LaPorte Bancorp and the merger of City Savings Bank with and into The LaPorte Savings Bank. Upon completion of the merger, each share of City Savings Financial common stock will be converted into the right to receive (i) 3.40 shares of LaPorte Bancorp common stock, (ii) $34.00 in cash, without interest, or (iii) a combination of LaPorte Bancorp stock and cash. A City Savings Financial shareholder’s receipt of cash or stock, however, is subject to the allocation and proration procedures as well as other provisions in the merger agreement. See “—Consideration to be Received in the Merger.”

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The common stock of LaPorte Bancorp is expected to be traded on the NASDAQ Capital Market under the symbol “LPSB” upon conclusion of the stock offering and after completion of the merger.

Consideration to be Received in the Merger

When the merger becomes effective, each share of City Savings Financial common stock issued and outstanding immediately prior to the completion of the merger will automatically be converted into the right to receive, subject to the election and proration procedures outlined in the merger agreement, (a) $34.00 in cash without interest, (b) 3.40 shares of LaPorte Bancorp common stock, or (c) a combination of cash and shares of LaPorte Bancorp common stock.

Although shareholders of City Savings Financial are being given the option to elect whether to receive cash, LaPorte Bancorp common stock, or a combination of the two, in exchange for their shares of City Savings Financial common stock, all cash and stock elections will be subject to the allocation and proration procedures, as well as other provisions in the merger agreement. In particular, subject to adjustment, the maximum number of City Savings Financial shares converted into the right to receive cash consideration will be 50% of the total outstanding shares of City Savings Financial common stock and the total number of City Savings Financial shares converted into the right to receive stock consideration shall be 50% of the total outstanding City Savings Financial shares.

Finally, the number of City Savings Financial shares exchanged for cash and stock may need to be adjusted to ensure the Office of Thrift Supervision requirement that shareholders other than LaPorte Savings Bank, MHC not receive in the aggregate more than 49.9% of the amount of the stock issued by LaPorte Bancorp in the offering and the merger is satisfied. Neither LaPorte Bancorp nor City Savings Financial is making any recommendation as to whether City Savings Financial shareholders should elect to receive cash or LaPorte Bancorp common stock in the merger. Each holder of City Savings Financial common stock must make his or her own decision with respect to such election.

City Savings Financial’s shareholders will not receive fractional shares of LaPorte Bancorp common stock. Instead, they will receive a cash payment for any fractional shares in an amount equal to the product of such fractional amount multiplied by $10.00.

See                      on page              of the attached LaPorte Bancorp prospectus for a more detailed discussion on the number of shares to be issued in the offering and the merger, as well as the percentages of the shares of LaPorte Bancorp common stock that will be outstanding following the offering and the merger at the different points of the offering range.

It is unlikely that elections will be made in the exact proportion provided for in the merger agreement. As a result, the merger agreement describes procedures to be followed if City Savings Financial shareholders, in the aggregate, elect to receive more shares of LaPorte Bancorp common stock than LaPorte Bancorp has agreed to issue in the merger or fewer shares of LaPorte Bancorp common stock than must be issued in the merger. These procedures are summarized below.

•

If LaPorte Bancorp Stock Is Oversubscribed: If City Savings Financial shareholders elect to receive more LaPorte Bancorp common stock than the parties have agreed LaPorte Bancorp may issue in the merger, then all of the City Savings Financial shareholders who have elected to receive cash or who have made no election will receive cash for their City Savings Financial’s shares and all shareholders who elected to receive LaPorte Bancorp common stock will receive a pro rata portion of the available LaPorte Bancorp shares, plus cash for those shares not converted into LaPorte Bancorp common stock

•

If LaPorte Bancorp Stock is Undersubscribed: If City Savings Financial shareholders elect to receive fewer shares of LaPorte Bancorp common stock than the parties have agreed LaPorte Bancorp must issue in the merger, then all City Savings Financial shareholders who have elected to receive LaPorte Bancorp common stock will receive LaPorte Bancorp common stock, and City Savings Financial shareholders who elected to receive cash or have made no election will be treated in the following manner:

(1)	If the number of shares held by City Savings Financial shareholders who have made no election is sufficient to make up the shortfall in the number of LaPorte Bancorp shares that LaPorte Bancorp is required to issue in the merger, then all City Savings Financial shareholders who elected cash will receive cash, and those shareholders who made no election will receive both cash and LaPorte Bancorp common stock in whatever proportion is necessary to make up the shortfall.

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(2)	If the number of shares held by City Savings Financial shareholders who have made no election is insufficient to make up the shortfall, then all City Savings Financial shareholders who made no election will receive LaPorte Bancorp common stock and those City Savings Financial shareholders who elected to receive cash will receive cash and common stock in whatever proportion is necessary to make up the shortfall.

No guarantee can be made that you will receive the amount of LaPorte Bancorp stock or cash you elect. As a result of the allocation procedures and other limitations outlined in this document and in the merger agreement, you may receive LaPorte Bancorp common stock and/or cash in an amount that varies from the amount you elect to receive.

Election Procedures; Surrender of Stock Certificates

A form for making an election of the consideration you wish to receive in the merger will be sent to you separately. The election form allows you to elect to receive LaPorte Bancorp common stock or cash, or a combination of both, or make no election with respect to the merger consideration you wish to receive. For your election to be effective, your properly completed election form, along with your City Savings Financial stock certificates or an appropriate guarantee of delivery, must be received by                              on or before 5:00 p.m.,              time, on                         , 2007.                              will act as exchange agent in the merger and in that role will process the exchange of City Savings Financial stock certificates for cash and/or LaPorte Bancorp common stock. Shortly after the merger, the exchange agent will allocate cash and stock among City Savings Financial shareholders, consistent with their elections and the allocation and proration procedures. If you do not submit an election form, you will receive instructions from the exchange agent on where to surrender your City Savings Financial stock certificates after the merger is completed. In any event, you should not forward your City Savings Financial stock certificates with your proxy cards.

If you have a preference for receiving either LaPorte Bancorp common stock or cash in exchange for your City Savings Financial stock, you should complete and return the election form. If you do not make an election or indicate that you have no preference, you will be allocated LaPorte Bancorp common stock and/or cash based on the merger agreement’s allocation and proration procedures.

We are not recommending whether you should elect to receive LaPorte Bancorp common stock or cash in the merger. You must make your own decision with respect to your election. The United States federal income tax treatment will depend primarily on whether you exchange your City Savings Financial common stock solely for LaPorte Bancorp common stock, solely for cash, or for a combination of LaPorte Bancorp common stock and cash. See “-Material Federal Income Tax Consequences of the Merger.”

If certificates for City Savings Financial common stock are not immediately available or time will not permit the election form and other required documents to reach the exchange agent prior to the election deadline, City Savings Financial shares may be properly exchanged, and an election will be effective, if:

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such exchanges are made by or through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office, branch or agency in the United States;

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the exchange agent receives, prior to the election deadline, a properly completed and duly executed Notice of Guaranteed Delivery (delivered by hand, mail, telegram, telex or facsimile transmission); and

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the exchange agent receives, within three (3) business days after the election deadline, the certificates for all exchanged City Savings Financial shares, or confirmation of the delivery of all such certificates into the exchange agent’s account with the Depository Trust Company in accordance with the proper procedures for such transfer, together with a properly completed and duly executed election form and any other documents required by the election form.

City Savings Financial shareholders who do not submit a properly completed election form or revoke their election form prior to the election deadline will have their shares of City Savings Financial common stock designated as “nonelection” shares. City Savings Financial stock certificates represented by elections that have been revoked will be promptly returned without charge to the City Savings Financial stockholder submitting the election form upon written request. After the completion of the merger, the exchange agent will allocate cash and LaPorte Bancorp common stock among the shareholders of City Savings Financial common stock according to the allocation procedures outlined above.

After the completion of the merger, the exchange agent will mail to City Savings Financial shareholders who do not submit election forms a letter of transmittal, together with instructions for the exchange of their City Savings Financial common stock certificates for the merger consideration. Until you surrender your City Savings Financial stock certificates for exchange after completion of the merger, you will not be paid dividends or other distributions declared after the merger with respect to any LaPorte Bancorp common stock into which your City Savings Financial shares may be converted. When you surrender your City Savings Financial stock certificates, LaPorte Bancorp will pay any unpaid dividends or other distributions, without interest. After the completion of the merger, there will be no further transfers of City Savings Financial common stock. City Savings Financial stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

If your City Savings Financial stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. Upon request,                          will send you instructions and appropriate forms for this purpose.

Treatment of City Savings Financial Stock Options

Immediately prior to the effective time of the merger (after all of the conditions to the consummation of the merger, as described in the merger agreement, have been satisfied) each outstanding option to purchase shares of City Savings Financial common stock granted under the Option Plan, whether or not the options are then exercisable, will be cancelled in exchange for a cash payment from City Savings Financial. The cash payment for each option will be equal to the excess of the $34.00 merger consideration over the exercise price per share of each option multiplied by the number of shares subject to such option, net of any cash that must be withheld under the federal and state income and employment tax requirements.

Material Federal Income Tax Consequences of the Merger

The following discussion addresses the material United States federal income tax consequences of the merger to U.S. holders of City Savings Financial common stock. This discussion applies only to U.S. holders City Savings Financial that hold their City Savings Financial common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to a particular stockholder in light of his or her personal circumstances or to shareholders subject to special treatment under the United States federal income tax laws including: banks or trusts; tax-exempt organizations; insurance companies; regulated investment companies or mutual funds; dealers in securities or foreign currency; traders in securities who elect to apply a mark-to-market method of accounting; pass-through entities and investors in such entities; foreign persons; shareholders who hold City Savings Financial common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated instrument; and to shareholders of City Savings Financial common stock who acquired their shares of City Savings Financial common stock upon the exercise of warrants or employee stock options or otherwise as compensation. For purposes of this summary, the term “U.S. holder” means:

•	a citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States or of any state or the District of Columbia;

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a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury regulations to continue to be treated as a United States person; or

•	an estate that is subject to United States federal income tax on its income regardless of its source.

If a partnership (including for this purpose any other entity treated as a partnership for United States federal income tax purposes) holds City Savings Financial common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If a U.S. holder is a partner in a partnership holding City Savings Financial common stock, such holder should consult its tax advisor.

This discussion is based on the Internal Revenue Code, Treasury regulations, administrative rulings and judicial decisions, all as in effect as of the date of this proxy statement-prospectus and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. Tax considerations under state, local and foreign laws are not addressed in this document. The tax consequences of the merger to you may vary depending upon your particular circumstances. Therefore, you should consult your tax advisor to determine the particular tax consequences of the merger to you, including those relating to state and/or local taxes.

In connection with the filing of the registration statement, Crowe Chizek and Company LLC has delivered to LaPorte Bancorp its opinion, that the merger will qualify as a “tax-free reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. A copy of the tax opinion is attached as Exhibit              of the registration statement of which this proxy statement-prospectus forms a part. Such opinion has been rendered on the basis of facts, representations or assumptions set forth or referred to in such opinion and the factual representations contained in certificates of officers of The LaPorte Savings Bank and of City Savings Financial, all of which must continue to be true and accurate in all material respects as of the effective time of the merger.

No ruling has been sought from the Internal Revenue Service regarding the tax consequences of the merger. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

Tax-Free Reorganization; Tax Treatment of the Entities. The Merger will constitute a tax-free reorganization for Federal income tax purposes within the meaning of Section 368(a)(1)(A) of the Code meaning that no gain or loss will be recognized by LaPorte Bancorp, The LaPorte Savings Bank, City Savings Financial, or City Savings Bank as a result of the merger provided that the continuity of interest requirement is met, as discussed below. In order for the merger to qualify as a tax-free reorganization, the transaction must satisfy a judicially-created doctrine whereby the shareholders of City Savings Financial must retain a significant ongoing interest in the combined entity. Under Internal Revenue Service rulings and guidelines, this “continuity of interest” test would require that the aggregate value of LaPorte Bancorp common stock issued in the merger to City Savings Financial shareholders is not less than 50% of the value of formerly outstanding shares of City Savings Financial common stock, in order for the Service to make an advance ruling that the merger would qualify as a tax-free reorganization. However, although the Service applies a 50% guideline for advance ruling purposes, the Service has acknowledged that the 50% guideline does not define, as a matter of law, the minimum stock consideration required to meet the continuity of interest test. The Internal Revenue Service issued regulations in 2005 adopting a 40% continuity of interest if the merger agreement provides for “fixed consideration” as defined in its regulations. The Service also has, in private letter rulings, found sufficient continuity of interest at the 45% level, and the courts have accepted lower levels of continuity, including thresholds of 38% and 25% stock consideration. As a condition to closing the merger, 50% of the outstanding shares of City Savings Financial common stock must be converted into shares of LaPorte Bancorp common stock.

Exchange of City Savings Financial Common Stock Solely for LaPorte Bancorp Common Stock. No gain or loss will be recognized by a City Savings Financial stockholder who receives solely shares of LaPorte Bancorp common stock (except to the extent that cash is received in lieu of fractional shares, as discussed below) in exchange for all of his or her shares of City Savings Financial common stock. The aggregate adjusted tax basis of the shares of LaPorte Bancorp common stock received by a City Savings Financial stockholder in such exchange will be equal (except for the basis attributable to any fractional shares of LaPorte Bancorp common stock, as discussed below) to the aggregate adjusted tax basis of the City Savings Financial common stock surrendered in exchange for the LaPorte Bancorp common stock. The holding period of the LaPorte Bancorp common stock received will include the holding period of shares of City Savings Financial common stock surrendered in exchange for the LaPorte Bancorp common stock, provided that such shares were held as capital assets of the City Savings Financial stockholder at the effective time of the merger.

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Exchange of City Savings Financial Common Stock Solely for Cash. A City Savings Financial stockholder who receives solely cash in exchange for all of his or her shares of City Savings Financial common stock (and is not treated as constructively owning LaPorte Bancorp common stock after the merger under the circumstances referred to below under “-Possible Dividend Treatment ”) will recognize gain or loss for federal income tax purposes equal to the difference, if any, between the cash received and such stockholder’s aggregate adjusted tax basis in the City Savings Financial common stock surrendered in exchange for the cash. Such gain or loss will be a capital gain or loss, provided that such shares were held as capital assets of the City Savings Financial stockholder at the effective time of the merger. Such gain or loss will be long-term capital gain or loss if the City Savings Financial stockholder’s holding period is more than one year. The Internal Revenue Code contains limitations on the extent to which a taxpayer may deduct capital losses from ordinary income.

Exchange for LaPorte Bancorp Common Stock and Cash. As a result of receiving a combination of LaPorte Bancorp common stock and cash in exchange for shares of City Savings Financial common stock, a City Savings Financial stockholder will recognize gain, but not loss, equal to the lesser of (1) the amount of cash received, or (2) the amount of gain “realized” in the merger. The amount of gain a City Savings Financial stockholder “realizes” will equal the amount by which (a) the cash plus the fair market value at the effective time of the merger of the LaPorte Bancorp common stock received exceeds (b) the shareholders’ aggregate adjusted tax basis in the City Savings Financial common stock surrendered in the merger. If a stockholder of City Savings Financial common stock purchased his or her shares of City Savings Financial common stock at different prices, such City Savings Financial stockholder will have to compute his or her recognized gain or loss separately for the shares of City Savings Financial common stock with a different adjusted basis in accordance with the applicable tax rules described in the previous sentences. Any recognized loss disallowed will be included in the adjusted basis of the holders of LaPorte Bancorp common stock received in the merger, as discussed below. Any recognized gain will be taxed as a capital gain or a dividend, as described below. The aggregate adjusted tax basis of the shares of LaPorte Bancorp common stock received in the merger will be the same as the aggregated adjusted tax basis of the shares of City Savings Financial common stock surrendered in the merger decreased by the amount of cash received in the merger and increased by the (i) gain recognized in the merger, if any, and (ii) recognized loss disallowed in the merger, if any. The holding period for shares of LaPorte Bancorp common stock received by such City Savings Financial stockholder will include such stockholder’s holding period for the City Savings Financial common stock surrendered in exchange for the LaPorte Bancorp common stock, provided that such shares of City Savings Financial common stock were held as capital assets of the stockholder at the effective time of the merger.

Possible Dividend Treatment. Any gain recognized by a City Savings Corporation shareholder will be capital gain unless the City Savings Corporation shareholder’s receipt of cash has the effect of a distribution of a dividend, in which case the gain will be treated as dividends to the extent of the shareholder’s ratable share of accumulated earnings and profits, as calculated for United States federal income tax purposes. For purposes of determining whether a City Savings Corporation shareholder’s receipt of cash has the effect of a distribution of a dividend, the City Savings Corporation shareholder will be treated as if it first exchanged all of its City Savings Corporation common stock solely in exchange for LaPorte Bancorp common stock and then LaPorte Bancorp immediately redeemed a portion or all of that stock for the cash that the holder actually received in the merger (referred to herein as the “deemed redemption”). Receipt of cash will generally not have the effect of a distribution of a dividend of the City Savings Corporation shareholder if such receipt is, with respect to the City Savings Corporation shareholder, “not essentially equivalent to a dividend,” “substantially disproportionate” or a “complete redemption,” each within the meaning of Section 302(b) of the Code.

The deemed redemption will not be “essentially equivalent to a dividend” and, therefore, will not have the effect of a distribution of a dividend with respect to a City Savings Corporation shareholder if it results in a “meaningful reduction” in the holder’s proportionate interest in LaPorte Bancorp. If a holder that has a relatively minimal stock interest in LaPorte Bancorp and no right to exercise control over corporate affairs suffers a reduction in the holder’s proportionate interest in LaPorte Bancorp, the holder should be regarded as having suffered a meaningful reduction in the holder’s proportionate interest in LaPorte Bancorp. For example, the IRS has held in a published ruling that, in the case of a less than 1% stockholder who does not have management control over the corporation, any reduction in the stockholder’s proportionate interest will constitute a “meaningful reduction.” The IRS has also indicated in rulings that any reduction in the interest of a minority shareholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs would result in capital gain (as opposed to dividend) treatment.

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The deemed redemption will be “substantially disproportionate,” and, therefore, will not have the effect of a distribution of a dividend with respect to a City Savings Corporation shareholder who owns less than 50% of the voting power of the outstanding LaPorte Bancorp common stock if the percentage of the outstanding LaPorte Bancorp common stock that is actually and constructively owned by the holder immediately after the deemed redemption is less than 80% of the percentage of the outstanding LaPorte Bancorp common stock that is considered to be actually and constructively owned by the holder immediately before the deemed redemption.

The deemed redemption will be a “complete redemption,” and, therefore, will not have the effect of a distribution of a dividend with respect to a City Savings Corporation shareholder, if it results in a complete termination of a shareholder’s interest in the outstanding LaPorte Bancorp common stock that is considered to be actually and constructively owned by the holder immediately before the deemed redemption.

For purposes of applying the foregoing tests, a shareholder will be deemed to own the stock it actually owns and the stock it constructively owns under the attribution rules of Section 318 of the Code. Under Section 318 of the Code, a shareholder will be deemed to own the shares of stock owned by certain family members, by certain estates and trusts of which the shareholder is a beneficiary and by certain affiliated entities, as well as shares of stock subject to an option actually or constructively owned by the shareholder or such other persons. In the event of a “complete redemption” within the meaning of Section 302(b) of the Code, a shareholder may elect to waive the attribution rules of Section 318 of the Code pursuant to Section 302(c) of the Code.

If, after applying these tests, the deemed redemption results in a capital gain, the capital gain will be long-term if the City Savings Financial shareholder’s holding period for its City Savings Financial common stock is more than one year as of the date of the merger. Long-term capital gains recognized by an individual are generally subject to tax at reduced rates.

If, after applying these tests, the deemed redemption results in the gain recognized by a City Savings Financial shareholder being classified as a dividend, such dividend will be treated as either ordinary income or qualified dividend income. Any gain treated as qualified dividend income will be taxable to individual City Savings Financial shareholders at the long-term capital gains rate, provided that the shareholder held the shares giving rise to such income for more than 61 days during the 121 day period beginning 60 days before the closing date. Any gain treated as ordinary income will be taxable at ordinary income rates.

The determination of whether a cash payment will be treated as having the effect of a dividend depends primarily upon the facts and circumstances of each City Savings Financial stockholder. City Savings Financial shareholders are urged to consult their own tax advisors regarding the tax treatment of the cash received in the merger.

Cash in Lieu of Fractional Shares. A City Savings Financial stockholder who holds City Savings Financial common stock as a capital asset and who receives in the merger, in exchange for such stock, cash in lieu of a fractional share interest in LaPorte Bancorp common stock will be treated as having received such cash in full payment for such fractional share of stock and as capital gain or loss, notwithstanding the dividend rules discussed above.

Tax Treatment of Options. The excess of the cash consideration of $34.00 per share to be paid by LaPorte Bancorp for each share of City Savings Financial common stock over the per share exercise price for each share of common stock subject to such stock options will constitute taxable ordinary income to the option holder.

Cash Received Due to Exercise of Dissenters’ Rights. A holder of City Savings Financial common stock who receives cash for its City Savings Financial common stock because such shareholder exercised dissenters’ rights pursuant to Chapter 44 of the Indiana Business Corporation Law will be treated for United States federal income tax purposes as if the LaPorte Bancorp common stock had been received and then redeemed for cash by LaPorte Bancorp. Such City Savings Financial shareholder will recognize a capital gain or loss in an amount equal to the difference between the cash received and the tax basis in the LaPorte Bancorp common stock, unless such payment, under each such holder’s particular facts and circumstances, is deemed to have the effect of a dividend distribution and not a redemption treated as an exchange under the principles of Section 302 of the Code, as discussed above.

Backup Withholding. Unless an exemption applies under the backup withholding rules of Section 3406 of the Internal Revenue Code, the exchange agent will be required to withhold, and will withhold, 28% of any cash payments to which a City Savings Financial stockholder is entitled pursuant to the merger, unless the City Savings Financial stockholder provides the appropriate form. A City Savings Financial shareholder should complete and sign the substitute Internal Revenue Service Form W-9 enclosed with the letter of transmittal sent by the exchange agent. Unless an applicable exemption exists and is proved in a manner satisfactory to the exchange agent, this completed form

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provides the information, including the City Savings Financial stockholder’s taxpayer identification number, and certification necessary to avoid backup withholding. Any amount withheld as backup withholding from payments to an exchanging City Savings Financial shareholder will be allowed by the Service as a refund or credit against the City Savings Financial shareholder’s federal income tax liability if the shareholder timely furnishes the required information to the IRS.

The foregoing is a summary discussion of material federal income tax consequences of the merger. The discussion is included for general information purposes only and may not apply to a particular City Savings Financial stockholder in light of such stockholder’s particular circumstances. City Savings Financial shareholders should consult their own tax advisors as to the particular tax consequences to them of the merger, including the application of state, local and foreign tax laws and possible future changes in federal income tax laws and the interpretation thereof, which can have retroactive effects.

Dissenters’ Rights

Pursuant to Chapter 44 of the Indiana Business Corporation Law, City Savings Financial’s shareholders have dissenters’ rights with respect to the merger. Chapter 44 of the Indiana Business Corporation Law authorizes a City Savings Financial shareholder to demand payment in cash for the “fair value” of his or her shares of City Savings Financial common stock before the shareholder vote is taken on the merger. In this regard, Chapter 44 defines “fair value” to mean the value of the dissenting shareholder’s shares immediately before the effectuation of the merger, excluding any appreciation or depreciation in the value of the shares in anticipation of the Merger unless a court determines that such exclusion would be inequitable. Pursuant to the procedures set forth in Chapter 44, the “fair value” of the shares is to be agreed upon by the dissenting shareholder and the corporation, unless no agreement can be reached, in which case the “fair value” of the shares will be determined by a court. The term “fair value” as used for purposes of Chapter 44 does not imply, and should not be construed as meaning, that the merger consideration is anything other than adequate and in the best interests of City Savings Financial’s shareholders. If a shareholder asserts his or her dissenters’ rights, there is no guarantee that the “fair value” of his or her shares will be determined to be equal to or greater than the merger consideration.

To claim dissenters’ rights, a City Savings Financial shareholder who desires to exercise his or her rights as a dissenting shareholder must:

A. before the vote is taken at the special shareholders meeting, deliver to City Savings Financial written notice of his or her intent to demand payment for his or her shares if the merger is effectuated; and

B. not vote in favor of the merger in person or by proxy at the City Savings Financial special shareholders’ meeting.

If the merger is approved by the City Savings Financial shareholders, City Savings Financial will send a notice of dissenters’ rights to those City Savings Financial shareholders satisfying the above conditions within 10 days after the special shareholders meeting date. The notice will state the procedures the dissenting City Savings Financial shareholders must follow to further exercise their dissenters’ rights in accordance with Chapter 44 of the Indiana Business Corporation Law.

City Savings Financial shareholders who execute and return their proxies but do not specify a choice on the merger proposal will be deemed to have voted “For” the merger, and accordingly to have waived their dissenters’ rights, unless they revoke the proxy prior to its being voted.

A City Savings Financial shareholder who does not deliver timely written notice of his or her intent to demand payment for his or her shares will not be entitled to dissenters’ rights under Chapter 44 of the Indiana Business Corporation Law even if he or she votes against the merger or refrains from voting.

Upon consummation of the merger, City Savings Financial will pay each dissenting shareholder who has complied with all the requirements of Chapter 44 of the Indiana Business Corporation Law and of the notice, City Savings Financial’s estimate of the fair value of the shares as of the time immediately prior to the merger, excluding any appreciation in value in anticipation of the merger. The determination of the estimate of “fair value” will be based on the value of such shares of City Savings Financial common stock as of the last business day immediately prior to the effective time of the merger and will be determined by the Board of Directors.

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Dissenters can object to the fair value by stating their estimate of the fair value and demanding payment of the additional amount claimed as fair value within 30 days after City Savings Financial makes or offers payment for the dissenters’ shares. City Savings Financial can elect to agree to the dissenters’ fair value demand or can commence an action in the Circuit or Superior Court of LaPorte County, Indiana, within 60 days after receiving the demand for payment for a judicial determination of the fair value. The court can appoint appraisers to determine the fair value. The costs of the proceeding, including compensation and expenses of the appraisers, counsel for the parties, and experts, will be assessed against all parties to the action in such amounts as the court finds equitable. Each dissenter made a party to the action will be entitled to receive the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by City Savings Financial.

See the full text of Chapter 44 set forth in Appendix C to this Prospectus/Proxy Statement.

THIS SUMMARY OF THE DISSENTERS’ RIGHTS OF CITY SAVINGS FINANCIAL SHAREHOLDERS DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE STATUTORY PROVISIONS ATTACHED TO THIS PROSPECTUS/PROXY STATEMENT AS APPENDIX C. ANY INDIVIDUAL CONSIDERING EXERCISING RIGHTS OF DISSENT SHOULD CAREFULLY READ AND CONSIDER THE INFORMATION DISCLOSED IN APPENDIX C AND CONSULT WITH INDEPENDENT PROFESSIONAL ADVISORS BEFORE EXERCISING RIGHTS OF DISSENT.

Interests of Certain Persons in the Merger

As described below, certain of City Savings Financial’s officers and directors have interests in the merger that are in addition to, or different from, the interests of City Savings Financial’s shareholders generally. City Savings Financial’s board of directors was aware of these conflicts of interest and took them into account in approving the merger.

Appointment of Directors to the LaPorte Bancorp, LaPorte Savings Bank, MHC, and The LaPorte Savings Bank Boards of Directors. The LaPorte Savings Bank will appoint two members of City Savings Financial’s board of directors to the board of directors of The LaPorte Savings Bank and the boards of directors of LaPorte Bancorp and LaPorte Savings Bank, MHC. Those individuals will be Dale A. Parkison and L. Charles Lukmann III. The LaPorte Savings Bank is not obligated to appoint any person other than Mr. Parkison or Mr. Lukmann to its boards of directors should either or both of these individuals not accept such positions. Both Mr. Parkison and Mr. Lukmann III have indicated their intent to accept these positions.

Payments to Employees with Employment Agreements. City Savings Bank is a party to an Employment Agreement with Thomas F. Swirski dated December 27, 2004, as amended by a First Amendment dated June 14, 2006, and is also a party to an Employment Agreement with George L. Koehm dated December 27, 2004, as amended by a First Amendment dated June 14, 2006. Pursuant to the merger with LaPorte Bancorp, and upon the execution of a termination and release agreement by each of Mr. Swirski and Mr. Koehm with LaPorte Bancorp, immediately prior to the closing City Savings Bank shall make lump sum payments to Mr. Swirski and Mr. Koehm equal to approximately $385,000 and $215,000 respectively, in satisfaction of their employment agreements. In addition, the amount of any payment to Mr. Swirski and Mr. Koehm listed above shall be reduced, if necessary, in order that such payment shall not constitute an “excess parachute payment” as defined in Code Section 280G.

Deferred Compensation Arrangements. City Savings Bank is a party to deferred compensation arrangements with each of Messrs. Swirski and Koehm. Under the merger agreement, these deferred compensation arrangements will be terminated as of the closing date, and City Savings Bank immediately prior to the effective time of the merger will make lump sum payments to Messrs. Swirski and Koehm equal to approximately $243,000 and $238,000, respectively, in satisfaction of these agreements. These amounts are estimated and assume a closing date of the merger of June 30, 2007. The payments due under these agreements will be paid to Mr. Swirski and Mr. Koehm by City Savings Bank immediately prior to the closing of the merger, provided that each of them executes a termination and release agreement with LaPorte Bancorp. The payments will be reduced to the extent necessary to ensure that none of the payments made to Mr. Swirski and Mr. Koehm in connection with the merger will constitute “excess parachute payments,” pursuant to Code Section 280G.

Treatment of Stock Options. The Merger Agreement provides that each holder of an option that is outstanding under the Option Plan immediately prior to the effective time of the merger, whether or not the option is then exercisable, will receive from City Savings Financial in cancellation of such option a cash payment in an amount

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determined by multiplying the number of shares of City Savings Financial common stock subject to the option by an amount equal to $34.00 minus the per share exercise price of such option, net of any cash which must be withheld under federal and state income tax requirements. The executive officers and directors of City Savings Financial hold options to purchase 24,239 shares of City Savings Financial’s common stock, which they have agreed not to exercise prior to the closing of the merger, except under certain circumstances. The options held by City Savings Financial’s executive officers and directors will be cashed out for approximately $334,000 (based on a cash consideration of $34.00 per share of City Savings Financial common stock less an average exercise price per share of $20.20).

Treatment of RRP’s. The merger agreement provides that any unvested awards of restricted stock under City Savings Financial’s Recognition and Retention Plan that are outstanding as of the date of the merger agreement will be converted into the right to receive the merger consideration at the effective time of the merger on the same basis as the other issued and outstanding shares of City Savings Financial common stock. The total number of shares under this plan that were outstanding as of the date of the merger agreement were 6,226, all of which are held by the executive officers and directors of City Savings Financial (including one retired director).

City Savings Bank Deferred Directors Supplemental Retirement Plan. The merger agreement provides that the Restated City Savings Bank Deferred Director Supplemental Retirement Plan (the “DRP”) will be terminated as of the effective time of the merger and lump sum plan termination payments will be made by City Savings Bank immediately prior to the closing date to each of the plan’s participants. The amount of the termination payments will be the present value of the benefits that otherwise would have been provided under the DRP. The total amount of the termination payments that will be made to City Savings Bank’s directors (including one retired director who is a participant in the DRP) is approximately $432,000. This amount is estimated and assumes a closing date of the merger of June 30, 2007. The termination payments will be paid to City Savings Bank’s directors provided that each of them executes a termination and release agreement with LaPorte Bancorp. In addition, the amount of any payment to a director upon the termination of the DRP shall not constitute an “excess parachute payment” as defined under Code Section 280G.

Treatment of the City Savings Employee Stock Ownership Plan. Under the merger agreement, City Savings Bank will terminate the City Savings Employee Stock Ownership Plan (“ESOP”) effective on or before the effective time of the merger. All shares of City Savings Financial common stock held in the ESOP will be converted into the merger consideration and, after payment in full of the loan made by City Savings Financial to the ESOP, will be distributed to the employees of City Savings Financial and City Savings Bank who own shares under the ESOP. In this regard, certain executive officers of City Savings Financial who own shares through the ESOP will benefit from the early termination of the ESOP. The total number of shares held by the executive officers of City Savings Financial under the ESOP that were outstanding as of the date of the merger agreement were 8,225.

Employee Severance. Except in the circumstances described below, an employee of City Savings Financial or City Savings Bank who continues as an employee of LaPorte Bancorp or any of its subsidiaries but is involuntarily terminated as a direct result of the merger, other than for cause, will receive a severance payment from the LaPorte Savings Bank, with a minimum severance amount equal to four weeks of salary plus health insurance coverage for the period over which severance pay is provided, subject to applicable income and employment tax withholding; provided that such payment shall not be made to any employee who has an employment agreement or change in control agreement with City Savings Financial, City Savings Bank, LaPorte Bancorp or any of its subsidiaries.

Continued Director and Officer Liability Coverage. For a period of six years following the effective time of the merger, LaPorte Bancorp has agreed to indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors or officers of City Savings Financial, City Savings Bank or any of their subsidiaries with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the effective time of the merger to the same extent as City Savings Financial currently provides for indemnification of its officers and directors. LaPorte Bancorp has also agreed to purchase and keep in force for a period of three years following the effective time of the merger directors’ and officers’ liability insurance to provide coverage for acts or omissions of the type and in the amount currently covered by City Savings Financial’s and City Savings Bank’s existing directors’ and officers’ liability insurance for acts or omissions occurring on or prior to the effective time of the merger; provided that in no event shall LaPorte Bancorp be required to expend in the aggregate during such three-year period more than $30,000 to maintain such insurance coverage.

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Employee Matters

As cost efficiencies are identified by management and decisions are made regarding any consolidation of certain departments decisions will be made regarding certain City Savings Financial and City Savings Bank management and employee positions that may be eliminated. Each person who is an employee of City Savings Bank as of the closing of the merger (whose employment is not specifically terminated upon the closing) will become an employee of The LaPorte Savings Bank, which shall make available its health and other employee welfare benefit plans to each continuing employee on the same basis. Former employees of City Savings Bank who become employees of The LaPorte Savings Bank in connection with the merger will be eligible to participate in The LaPorte Savings Bank’s 401(k) Plan and The LaPorte Savings Bank Employee Stock Ownership Plan in accordance with the eligibility provisions of the respective plans. The City Savings Bank 401(k) plan will be frozen as of the completion of the merger and City Savings Bank employees who are retained as employees of The LaPorte Savings Bank shall be offered the opportunity to roll over their 401(k) plan account balances into The LaPorte Savings Bank 401(k) plan. LaPorte Bancorp has also agreed to honor all vested benefits or other vested amounts earned or accrued under City Savings Bank employee benefit plans, contracts and arrangements.

Regulatory Approvals Needed to Complete the Merger, the Reorganization and the Offering

General. The merger cannot proceed in the absence of the requisite regulatory approvals. See “The Acquisition of City Savings Financial—Conditions to Completion of the Merger” and “—Terminating the Merger Agreement.” There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any approval. There can also be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy the condition set forth in the merger agreement and described under “The Merger Agreement—Conditions to Completing the Merger.”

The approval of an application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the cash consideration or the exchange ratio for converting City Savings Financial common stock to LaPorte Bancorp common stock. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

Merger Approvals. Completion of the merger is subject to prior approval of the Federal Deposit Insurance Corporation, the Office of Thrift Supervision and the Indiana Department of Financial Institutions. In reviewing applications for transactions of this type, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, the convenience and needs of the communities to be served, and competitive factors. Similarly, the Indiana Department of Financial Institutions must consider, among other factors, whether the merger will be consistent with adequate and sound banking practices and in the public interest on the basis of the following: (i) the financial history and condition of the parties; (ii) their prospects; (iii) the character of their management; (iv) the potential effect of the merger on competition; and (v) the convenience and needs of the area primarily to be served by the resulting institution. In addition, the Federal Deposit Insurance Corporation may not approve a transaction if it will result in a monopoly or otherwise be anticompetitive. LaPorte Bancorp filed applications with the Federal Deposit Insurance Corporation, the Office of Thrift Supervision and the Indiana Department of Financial Institutions on             , 2007.

Under the Community Reinvestment Act of 1977, the Federal Deposit Insurance Corporation must take into account the record of performance of City Savings Bank and The LaPorte Savings Bank in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each institution. As part of the review process, bank regulatory agencies frequently receive comments and protests from community groups and others. City Savings Bank received a “Satisfactory” rating during its last Community Reinvestment Act examination by the Federal Deposit Insurance Corporation and The LaPorte Savings Bank received a “Satisfactory” rating during its last Community Reinvestment Act examination conducted by the Federal Deposit Insurance Corporation.

In addition, a period of 15 to 30 days must expire following approval by the Federal Deposit Insurance Corporation before completion of the merger of The LaPorte Savings Bank and City Savings Bank is allowed, within which period the United States Department of Justice may file objections to the merger under the federal antitrust laws. While City Savings Financial and LaPorte Bancorp believe that the likelihood of objection by the Department of Justice is remote in this case, there can be no assurance that the Department of Justice will not initiate proceedings to block the merger of the two banks, or that the Attorney General of the State of Indiana will not challenge the merger of the two banks, or if any proceeding is instituted or challenge is made, as to the result of the challenge.

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Offering Approvals. The LaPorte Savings Bank has adopted a plan of reorganization pursuant to which LaPorte Bancorp is offering a minority of shares to the public and shareholders of City Savings Financial. Consummation of the merger is subject to certain conditions, including the receipt by The LaPorte Savings Bank of all approvals necessary to complete its reorganization and stock offering. Specifically, the reorganization and offering must be approved by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions. LaPorte Bancorp’s offering applications were filed with the Office of Thrift Supervision, the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions on             , 2007.

Accounting Treatment of the Merger

LaPorte Bancorp will use the purchase method of accounting for the merger. Under this method of accounting, the assets and liabilities of City Savings Financial will be recorded on LaPorte Bancorp’s consolidated balance sheet at their estimated fair values at the effective date of the merger. The amount by which the purchase price exceeds the fair value of the net tangible and identifiable intangible assets acquired by LaPorte Bancorp through the merger will be recorded as goodwill. Goodwill will not be amortized, but will instead be subject to assessment for impairment, and identifiable intangible assets will be amortized over their estimated useful lives. LaPorte Bancorp currently expects that, based on preliminary accounting estimates, the merger would result in the recording of goodwill of approximately $8.2 million and a core deposit intangible of approximately $1.4 million.

Resale of LaPorte Bancorp Common Stock

The shares of LaPorte Bancorp common stock to be issued to shareholders of City Savings Financial in the merger have been registered under the Securities Act of 1933. Shares of LaPorte Bancorp common stock issued in the merger may be traded freely and without restriction by those shareholders not deemed to be “affiliates” of City Savings Financial, as that term is defined in the rules under the Securities Act of 1933. LaPorte Bancorp common stock received by those shareholders of City Savings Financial who are deemed to be “affiliates” of City Savings Financial at the time the merger is submitted for vote of the shareholders of City Savings Financial may be resold without registration under the Securities Act of 1933 only to the extent provided for by Rule 145 promulgated under the Securities Act of 1933. Rule 145 permits limited sales under certain circumstances, or pursuant to another exemption from registration. An affiliate of City Savings Financial is an individual or entity that controls, is controlled by, or is under common control with, City Savings Financial, as the case may be, and may include the executive officers and directors of City Savings Financial, as well as certain principal shareholders of City Savings Financial. The same restrictions apply to certain relatives or the spouses of those persons and any trusts, estates, corporations or other entities in which those persons have a 10% or greater beneficial interest.

Pursuant to the terms of the merger agreement, City Savings Financial has caused each person who may be deemed an affiliate of City Savings Financial for purposes of Rule 145 under the Securities Act of 1933 to deliver to The LaPorte Savings Bank a written agreement intended to ensure compliance with the Securities Act of 1933.

The Merger Agreement

The following describes material provisions of the merger agreement. This description does not purport to be complete and is qualified by reference to the merger agreement, which is attached as Appendix A and is incorporated by reference into this proxy statement-prospectus.

When Will the Merger Be Completed

The closing of the merger will take place on a date the parties agree upon that occurs as promptly as practicable following the date on which the conditions to closing as described in the merger agreement have been satisfied.

We expect to complete the merger in the fourth calendar quarter of 2007. However, we cannot guarantee when or if the required regulatory approvals will be obtained. See “The Merger—Regulatory Approvals Needed to Complete the Merger, the Reorganization and the Offering.” Furthermore, either company may terminate the merger agreement if, among other reasons, the merger has not been completed on or before December 31, 2007, unless failure to complete the merger by that time is due to a failure to fulfill any material obligation under the merger agreement by the party seeking to terminate the agreement. See “—Terminating the Merger Agreement.”

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Conditions to Completing the Merger

LaPorte Bancorp’s and City Savings Financial’s obligations to consummate the merger are conditioned on the following:

•

no litigation shall be pending or threatened in which the completion of the merger is restrained or prohibited and in the reasonable judgment of any of the parties such litigation is likely to have a material adverse effect on such party’s interests;

•	approval of the merger agreement by City Savings Financial shareholders;

•

receipt of all required regulatory approvals, the satisfaction of all conditions required by the terms of such approvals and the expiration of all statutory waiting periods (and further, that no such approval shall contain any condition applicable to LaPorte Bancorp that is, in the reasonable judgment of LaPorte Bancorp, materially burdensome upon its conduct of business or would so adversely impact the economic and business benefits of the merger to LaPorte Bancorp so as to render it inadvisable to proceed with the merger);

•	the occurrence of The LaPorte Savings Bank’s reorganization from mutual to stock form and the minority stock offering;

•

the parties must have received an opinion from Crowe Chizek & Company, The LaPorte Savings Bank’s independent auditors, that the merger of City Savings Financial with and into LaPorte Bancorp constitutes a “reorganization” for purposes of Section 368 of the Code;

•

the registration statement of which this prospectus is a part of being declared effective by the Securities and Exchange Commission and the absence of any instituted or threatened proceeding by the Securities and Exchange Commission to suspend the effectiveness of the registration statement;

•	each party having performed and complied in all material respect with all of its covenants, agreements and other obligations under the merger agreement;

•

each party having ensured that all proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by the merger agreement, and all related documents, shall be reasonably satisfactory in form and substance to the other party, and shall have been made available to the other party for examination the originals or true and correct copies of all documents the other party may reasonably request in connection with the transactions contemplated by the merger agreement;

•

each party’s representations and warranties being true and correct (except to the extent any breaches of a representation or warranty, either individually or in the aggregate, do not or would not be reasonably likely to have a material adverse effect on the other party). For purposes of the merger agreement, “material adverse effect” means any change or effect that is or is reasonably likely to be materially adverse to the financial condition or results of operations of the relevant party and it subsidiaries, taken as a whole or that would reasonably be expected to materially and adversely affect the ability of the relevant party to consummate the transactions contemplated in the merger agreement or to perform their material obligations thereunder; provided, however, that “material adverse effect” will not be deemed to include (i) the impact of actions or omissions of a party taken with the prior written consent of the other in contemplation of the transactions contemplated by the merger agreement, (ii) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings institutions industries, (iii) changes in generally accepted accounting principles, (iv) expenses incurred in connection with the merger agreement and the merger including payments to be made pursuant to employment and severance agreements and the termination of other benefit plans in amounts disclosed in the disclosure schedules to this agreement, (v) changes attributable to or resulting from changes in general economic conditions generally affecting financial institutions including changes in interest rates and any impact of such changes in rates on the securities portfolios of the parties, or (vi) the occurrence of any military or terrorist attack within the United States or any of its possessions;

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•

neither City Savings Financial nor City Savings Bank shall have sustained a material adverse effect or change to its financial condition or results of operations since the execution of the merger agreement;

•

each party’s receipt of such certificates and documents of officers of the other party and public officials as shall be reasonably requested to establish the existence of the other party and the due authorization of the merger agreement and the transactions contemplated thereby;

•	the receipt by LaPorte Bancorp of a customary “comfort” letter from City Savings Financial’s independent auditors regarding the financial condition of City Savings Financial;

•	City Savings Financial’s continued listing on the OTC Bulletin Board;

•	LaPorte Bancorp’s approval for trading on the NASDAQ Capital Market;

•	the cancellation of all of City Savings Financial’s outstanding stock options immediately prior to the effective time of the merger;

•	City Savings Financial’s cash payment for the outstanding City Savings Financial options;

•	each party having received all required third party consents, the absence of which would materially and adversely affect such party;

•

receipt by City Savings Financial of an opinion from Keefe, Bruyette & Woods dated as of the date of this proxy statement-prospectus to be used in connection with the City Savings Financial shareholders’ meeting that the merger consideration to be paid to City Savings Financial’s shareholders in the merger is fair from a financial point of view; and

•	the exchange agent shall have certified receipt of the aggregate merger consideration for all shares of City Savings Financial common stock to be acquired in connection with the merger.

LaPorte Bancorp and City Savings Financial cannot guarantee whether all of the conditions to the merger will be satisfied or waived by the party permitted to do so.

Conduct of Business Before the Merger

City Savings Financial has agreed that, until completion of the merger and unless permitted by LaPorte Bancorp, it and its subsidiaries will:

General Business

•

conduct its business in the usual, regular and ordinary course consistent with past practice (including ongoing review, testing, maintenance and assessment of disclosure controls and procedures and internal control over financial reporting);

•	maintain its books in accordance with GAAP;

•	conduct its business and operations only in accordance with safe and sound banking and business practices;

•

preserve intact its business organization, generally keep available the services of its officers and employees and preserve its relationships with customers, suppliers, agents, brokers and others having business dealings with them to the end that its goodwill and going businesses will be unimpaired at the effective time of the merger;

•

promptly advise LaPorte Bancorp orally and in writing of any event or series of events which has a material adverse effect on the financial condition or results of operations of City Savings Financial;

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Compliance with Law

•	use its best efforts to comply promptly with all requirements imposed by state or federal law with respect to the merger;

•	promptly cooperate with and furnish information to LaPorte Bancorp in connection with any such requirements imposed upon any of them in connection with the merger;

•

use its best efforts to obtain (and cooperate with LaPorte Bancorp in obtaining) any consent, authorization or approval of, or any exemption by, any governmental authority or agency, or other third party, required to be obtained or made by any of them in connection with the merger or the taking of any action contemplated thereby; and

•	not knowingly or willfully take any action that would adversely affect the ability of such party to perform its obligations under the merger agreement.

In addition to maintaining its business in the usual and ordinary course and complying with applicable laws, City Savings Financial and City Savings Bank have agreed to restrict certain activities including, but not limited to the following:

Cash Dividends

•

not declare or pay any cash dividends on or make other distributions with respect to capital stock, except that City Savings Financial will be permitted to declare and pay a regular semi-annual cash dividend not exceeding $0.15 per share;

Assets

•	not sell, lease or otherwise dispose of any assets, except in the ordinary course of business;

Capital Stock

•	not increase the shares of capital stock City Savings Financial has outstanding;

Liabilities

•

not create or incur any liabilities, in a single transaction or series of related transaction, in excess of $10,000 other than the taking of deposits and other liabilities incurred in the ordinary course of business or consistent with past practices;

Compensation

•

generally not increase the compensation paid to its directors, officers and employees in excess of three percent (3%) of such person’s compensation as of March 8, 2007, except in accordance with past practices for those employees who are not executive or senior management;

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Properties

•

not take steps to relocate operations from existing locations, nor enter into, renew, extend, amend or modify any lease or license with respect to any property, whether real or personal, with a term of more than one year or payments greater than $20,000 per year;

•	must use its best efforts to maintain its properties and assets in their present states of repair, order and condition;

Governing Documents

•	not amend its articles of incorporation or bylaws;

Loans

•

City Savings Bank’s lending activities are restricted and City Savings Bank may not enter into, modify or increase (i) any loan secured by lease receivables other than loans to finance vehicles leased to third parties; (ii) any loan secured by commercial or multi-family real estate involving an amount in excess of $250,000 or any amount that, when aggregated with any and all loans to the same or related borrowers, would be in excess of $500,000 (and in any event only if such loan has an existing debt service coverage ratio of not less than 1.20 and a loan value ratio in accordance with regulatory guidelines); (iii) any business loan involving an amount in excess of $50,000 (and in any event only if such loan has an existing debt service coverage ratio of not less than 1.20); (iv) any loan or credit commitment (including letters of credit) which is secured by property located outside of Indiana other than certain conforming residential real estate loans: and (v) any loan or credit commitment (including letters of credit) to, or make any investment in, any person or entity that (1) involves an amount in excess of $300,000 or in any amount that, when aggregated with any and all loans or credit commitments to such person, would be in excess of $500,000 (and in any event only if such loan has a loan-to-value ratio of not greater than 80% unless private mortgage insurance is purchased); (2) is to any person other than in accordance with its lending policies as in effect at the date of the merger agreement; or (3) involves any of the loans or other extensions of credit to which, or investments in which, are delinquent, non-performing or on a “watch-list” or similar internal report of City Savings Financial, provided that City Savings Financial and City Savings Bank are not prohibited from honoring any contractual obligations in existence as of the date of the merger agreement;

•

there are also restrictions on making or modifying certain residential loans that do not conform to Fannie Mae or Freddie Mac standards, fixed rate loans, purchasing loans and loan participations other than loan purchases pursuant to existing contractual obligations of City Savings Financial and increasing or renewing any loan commitment to an executive officer, director, or 5% or greater shareholder of City Savings Financial;

Taxation

•

not take any action which would, or fail to take any action contemplated by the merger agreement if such failure would disqualify the merger as a tax-free reorganization under Section 368(a) of the Internal Revenue Code;

Portfolio

•

not materially restructure or change its investment securities portfolio through purchases, sales or otherwise, or change the manner in which the portfolio is classified or reported (in accordance with FAS 115 or otherwise);

Policies

•	not implement or adopt any material change in its interest rate and other risk management policies, procedures or practices;

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•

must follow its existing policies and practices with respect to managing its exposure to interest rate and other risk and may not change in any material respect any basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting or any other material aspects of its business or operations, except for such changes as may be required by the rules of the AICPA or the FASB or by governmental authorities or by law;

Contracts

•

enter into any new, or modify, amend or extend the terms of any existing contracts relating to the purchase or sale of financial or other futures, derivative or synthetic mortgage product or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreement relating to the hedging of interest rate risks, or enter into any contract or agreement to buy, sell, exchange or otherwise deal in any tangible assets in a single transaction or a series of transactions in excess of $20,000 in aggregate value which cannot be terminated without cause with less than 90 days’ written notice and without payment of a penalty;

Indebtedness

•	not create or incur any mortgage, lien, pledge or security interest, against or in respect of any property or right of City Savings Financial;

•

not discharge or satisfy any mortgage, lien, charge or encumbrance other than as a result of the payment of liabilities in accordance with the terms thereof, or except in the ordinary course of business;

Settling Claims

•	not settle or agree to settle any claim, action or proceeding, whether or not initiated in a court of law, against it for more than $10,000; and

Capital Expenditures

•

not make any one capital expenditure or any series of related capital expenditures (other than emergency repairs and replacements), the amount or aggregate amount of which is in excess of $20,000, and provided further that any computer or network equipment acquired by City Savings Financial or its subsidiaries shall satisfy certain standards and specifications acceptable to LaPorte Bancorp.

Covenants of The LaPorte Savings Bank and City Savings Financial in the Merger Agreement

Agreement Not to Solicit Other Proposals. City Savings Financial has agreed not to solicit, initiate or encourage any acquisition proposal by a third party, to participate in discussions or negotiations regarding an acquisition proposal or to enter into any agreement requiring it to abandon or terminate the merger agreement with LaPorte Bancorp. An acquisition proposal includes the making of a proposal by a third party with respect to the following:

•	any merger, consolidation, share exchange, business combination, or other similar transaction involving City Savings Financial or City Savings Bank;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 24.9% or more of the assets of City Savings Financial or City Savings Bank in a single transaction or a series of related transactions, excluding from this calculation such transactions undertaken in the ordinary course of business and consistent with past practice;

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•

any sale of 24.9% or more of the outstanding shares of capital stock of City Savings Financial or City Savings Bank (or securities convertible or exchangeable into or otherwise evidencing, or an agreement or instrument evidencing, the right to acquire capital stock);

•

the filing of an acquisition application (or the giving of an acquisition notice), whether in draft or final form, under the Home Owners’ Loan Act or under any other applicable law with respect to City Savings Financial or City Savings Bank;

•

any person who has acquired beneficial ownership or the right to acquire beneficial ownership of, or any “group” (as such term is defined under Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities Exchange Commission promulgated thereunder) which has been formed which beneficially owns or has the right to acquire beneficial ownership of, 24.9% or more of the then outstanding shares of capital stock of City Savings Financial; or

•	any public announcement of a proposal, plan or intention to do any of the foregoing.

Notwithstanding these provisions, if City Savings Financial receives an unsolicited acquisition proposal that its board of directors believes is superior to the terms of the merger with LaPorte Bancorp, then City Savings Financial may furnish non-public information concerning City Savings Financial to the person making the proposal and may engage in discussions with that person, but only if City Savings Financial’s board of directors determines in good faith, after consultation with legal counsel, that failure to take such action would constitute a breach of its fiduciary duties to City Savings Financial shareholders. If City Savings Financial determines that it desires to accept a superior proposal, it shall notify LaPorte Bancorp in writing of its intent to terminate the merger agreement with LaPorte Bancorp in order to enter into an agreement in connection with the superior proposal. LaPorte Bancorp shall have five business days to evaluate and respond to City Savings Financial’s notice. If LaPorte Bancorp notifies City Savings Financial in writing within the five business days that it will at least match the terms of the superior proposal, then City Savings Financial may not accept the superior proposal.

Certain Other Covenants. The merger agreement also contains other agreements relating to the conduct of The LaPorte Savings Bank, LaPorte Bancorp, and City Savings Financial before consummation of the merger, including the following:

•

each party shall afford to the other’s officers, employees, accountants, legal counsel and other representatives access, during normal business hours, to all of its and its subsidiaries, properties, books, contracts, commitments and records; provided that City Savings Financial may redact any information from such materials which relates to assessments, analyses or discussions of a possible acquisition prior to the date of the merger agreement with LaPorte Bancorp, or which relates to matters or issues concerning its evaluation of the merger with LaPorte Bancorp or that would impair the ability of its board of directors to discharge its fiduciary duties;

•

each party shall (a) to the extent within its control, use best efforts to cause all of its representations and warranties contained in the merger agreement to be true and correct in all material respects at the effective time of the merger as if such representations and warranties had been made on and as of the effective time of the merger and (b) use best efforts to cause all of the conditions precedent set forth in the merger agreement to be satisfied;

•

neither party shall take any action, nor agree or commit to take any action, which would reasonably be expected to (a) adversely affect the ability of either party to obtain necessary regulatory approvals; (b) adversely affect a party’s ability to perform its covenants or agreements under the merger agreement; or (c) result in any of the conditions to the merger set forth in the merger agreement not being satisfied;

•

each party shall furnish to the other (a) a copy of each significant report, schedule and other document filed by or received by it or its subsidiaries pursuant to the requirements of federal or state securities laws or banking laws promptly after such documents are available; (b) its consolidated monthly consolidated financial statements (as prepared in accordance with its normal accounting procedures) promptly after such consolidated financial statements are available; (c) a summary of any action taken by its, or its subsidiaries’, boards of directors, or any committees thereof; and (d) all significant information concerning it and its subsidiaries’ business, properties and personnel as the other may reasonably request;

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•

each party shall (a) confer with one another on a regular and frequent basis to report on operational matters and the general status of their respective ongoing business operations; (b) discuss with one another any matters directly affecting them in which any state or federal regulator of City Savings Financial or LaPorte Bancorp is involved; and (c) provide prompt notice to the other of any litigation, arbitration, proceeding, governmental investigation, citation or action of any kind which may be commenced, threatened or proposed by any person concerning the legality, validity or propriety of the transactions contemplated by the merger agreement and, if any such litigation is commenced against any party to the merger agreement, the parties shall cooperate in all respects in connection with such litigation;

•

each party shall (a) take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the merger (including making all filings and requests in connection with necessary regulatory approvals and furnishing all information in connection therewith); (b) promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon any of them in connection with the merger; and (c) take all reasonable actions necessary to obtain (and will cooperate with the other party in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental entity or other public or private person, required to be obtained by the parties in connection with the merger or the taking of any action contemplated by the merger agreement;

•

each party will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary or advisable to consummate the transactions contemplated by the merger agreement including, but not limited to, the merger;

•

each party, subject to disclosure obligations imposed under applicable law, will cooperate with the other in the development and distribution of all news releases and other public information disclosures with respect to the merger and shall not issue any public announcement or statement with respect to the merger without prior consultation with the other party;

•	City Savings Financial shall use its reasonable best efforts to maintain the listing of City Savings Financial common stock on the OTC Bulleting Board though the effective time of the merger;

•

LaPorte Bancorp shall use its best efforts to cause the shares of LaPorte Bancorp to be issued pursuant to the merger agreement to be approved for trading on the NASDAQ Capital Market prior to the effective time of the merger;

•

LaPorte Bancorp will file a registration statement, of which this prospectus forms a part, with the Securities and Exchange Commission registering the shares of LaPorte Bancorp common stock to be issued pursuant to the merger agreement;

•

City Savings Financial will use its best efforts to cause to be delivered to LaPorte Bancorp a letter from BKD, LLP, City Savings Financial’s independent auditors, dated within three business days before the registration statement is declared effective by the Securities and Exchange Commission, and each addressed to LaPorte Bancorp, in form and substance reasonably satisfactory to LaPorte Bancorp, and each customary in scope and substance for letters delivered by independent public accountants in connection with similar registration statements;

•

City Savings Financial will take all actions necessary to convene a meeting of its shareholders to vote on the merger agreement and the City Savings Financial board of directors will recommend at the shareholder meeting that the shareholders vote to approve the merger and will use its reasonable best efforts to solicit shareholder approval, unless it determines that such actions would not comply with its fiduciary obligations to City Savings Financial shareholders;

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•

City Savings Financial will use its reasonable best efforts to cause each person who is an affiliate of it under Rule 145 of the Securities Act to deliver to LaPorte Bancorp a letter to the effect that such person will comply with Rule 145; and

•

The LaPorte Savings Bank may engage, at its own cost and expense, an environmental consultant that is reasonably acceptable to City Savings Financial to conduct a Phase II environmental investigation with respect to the underground storage tank located in City Savings Bank’s real property located at 2000 Franklin Street, Michigan City, Indiana. City Savings Financial must cooperate with the consultant in connection with the Phase II, and upon The LaPorte Savings Bank’s receipt of a final written Phase II report, The LaPorte Savings Bank must promptly furnish to City Savings Financial copies of the report, including any analytical data, correspondences, notices or other materials relating thereto. In the event the Phase II report indicates the presence of an environmental condition with respect to the property, The LaPorte Savings Bank must promptly obtain (but in any case within a reasonable time prior to the closing), at City Savings Financial’s or City Savings Bank’s expense, from the consultant a good faith estimate (reasonably acceptable to the parties) of the cost and expense necessary to remediate the environmental condition. For purposes of the merger agreement, an “environmental condition” generally means (1) a hazardous material present in the soil and/or groundwater at the 2000 Franklin Street property which violates an environmental law; or (2) a release of a hazardous material from the underground storage tank at the 2000 Franklin Street property which violates an environmental law.

Representations and Warranties Made by The LaPorte Savings Bank and City Savings Financial in the Merger Agreement

The LaPorte Savings Bank and City Savings Financial have made certain customary representations and warranties to each other in the merger agreement relating to their businesses. The representations and warranties must be true in all material respects through the completion of the merger. For more information, see “—Conditions to Completing the Merger.”

The representations and warranties contained in the merger agreement were made only for purposes of such agreement and are made as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed to by the contracting parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purpose of allocating risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors as statements of factual information.

Terminating the Merger Agreement

The merger agreement may be terminated at any time prior to the completion of the merger, either before or after approval of the merger agreement by City Savings Financial shareholders, as follows:

•	by the mutual written consent of the parties;

•	by either party if the shareholders of City Savings Financial fail to approve the merger agreement;

•	by either party if regulatory approval of the merger or the minority offering has been denied;

•

by either party if the merger is not consummated by December 31, 2007 or such later date as agreed to in writing by the parties, provided, however, that this right is not available to any party who failed to comply with a provision of the merger agreement that causes the delay;

•

by either party if the other breaches a representation or warranty or breaches a covenant or agreement so that the conditions of closing the merger cannot be satisfied and the breach is not cured within 30 days following written notice to the party committing the breach;

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•

by either party if any of the conditions precedent to the obligations of such party cannot be satisfied by December 31, 2007, provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement;

•

by LaPorte Bancorp if City Savings Financial fails to call a shareholder meeting and/or fails to recommend the merger or, after recommending approval, the board of directors of City Savings Financial withdraws, qualifies or revises such recommendation;

•

by LaPorte Bancorp if a tender offer or exchange offer for 25% or more of City Savings Financial common stock is commenced and the City Savings Financial board of directors recommends that City Savings Financial shareholders tender their shares or otherwise fails to recommend rejection of the tender offer;

•	by City Savings Financial in the event that City Savings Financial receives a superior proposal in order to concurrently enter into an acquisition agreement with respect to such superior proposal; or

•

by LaPorte Bancorp, if, on the basis of the Phase II report of an environmental consultant with respect to the underground storage tank located at the City Savings Bank property at 2000 Franklin Street, Michigan City, Indiana (A) any required remediation estimated pursuant to the terms of the merger agreement exceeds $250,000, or (B) that the costs and expenses necessary to remediate, cleanup, abate, and restore all environmental conditions on this property with respect to the underground storage tank cannot be reasonably estimated by an environmental consultant with any degree of certainty but could reasonably be expected to exceed $250,000 in the aggregate.

Termination Fee

The merger agreement requires City Savings Financial to pay The LaPorte Savings Bank a fee of $750,000 if:

(i)	the merger agreement is terminated by LaPorte Bancorp because City Savings Financial breaches a representation or warranty or covenant that cannot be cured and within 18 months following the termination City Savings Financial enters into an agreement with respect to or consummates an acquisition;

(ii)	the merger agreement is terminated by either LaPorte Bancorp or City Savings Financial because City Savings Financial’s shareholders fail to approve the merger and a third party acquisition proposal shall have been publicly announced; or

(iii)	City Savings Financial terminates the merger agreement upon receipt of a superior proposal.

In the event that the termination fee becomes payable pursuant to (ii) or (iii) above, City Savings Financial shall pay a fee of $375,000 within three business days following termination of the merger agreement and, if within 18 months thereafter City Savings Financial enters into an agreement with respect to or consummates an acquisition, City Savings Financial must pay the balance of the termination fee (i.e., $375,000).

Notwithstanding the foregoing, if the merger agreement is terminated pursuant to (i) above, no portion of the termination fee will become payable unless and until City Savings Financial enters into an agreement with respect to, or consummates, another acquisition with a third party within 18 months after the termination of the merger agreement, in which case the entire $750,000 termination fee will become payable.

Expenses

Except as otherwise provided in the merger agreement, each of The LaPorte Savings Bank and City Savings Financial will pay its own costs and expenses incurred in connection with the merger.

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Changing the Terms of the Merger Agreement

The merger agreement may be amended by the parties at any time before or after approval of the merger agreement by the City Savings Financial shareholders, except that after such approval no amendment shall be made without the further approval of the City Savings Financial shareholders if such amendment: (a) alters or changes the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of City Savings Financial common stock; or (b) alters or changes any of the terms and conditions of the merger agreement if such alteration or change would adversely affect the City Savings Financial shareholders. No amendment, supplement, modification, waiver or termination of the merger agreement shall be binding unless executed in writing by the party to be bound thereby.

Management and Operations Following the Merger

Board of Directors. Two individuals currently serving on the board of directors of City Savings Financial, Dale A. Parkison and L. Charles Lukmann III, will become directors of LaPorte Bancorp, LaPorte Savings Bank MHC and trustees of LaPorte Savings Bank following completion of the merger. The LaPorte Savings Bank is not obligated to appoint any other person other than Mr. Parkison and Mr. Lukmann to its boards of directors should either or both of these individuals not accept these positions. Both Mr. Parkison and Mr. Lukmann have indicated their intention to accept these positions.

Management. The current management team of LaPorte Bancorp will remain unchanged as a result of the merger.

Voting Agreements

As a condition to The LaPorte Savings Bank entering into the merger agreement, each of the directors and executive officers of City Savings Financial were required to enter into voting agreements in which they agreed to vote all of their shares in favor of the merger agreement. A total of              shares or             % of the outstanding shares of City Savings Financial common stock are subject to these voting agreements.

Compensation of Directors

The following table provides information concerning the compensation paid to or earned by Mr. Lukmann and Mr. Parkison in their capacities as members of City Savings Financial’s and City Savings Bank’s Boards of Directors for City Savings Financial’s last fiscal year:

Director Compensation for Fiscal Year 2006

Name	Fees earned or paid in cash ($)	Option awards ($) (1)	All other compensation ($) (2)	Total ($)
L. Charles Lukmann III	$10,900	—	—	$10,900
Dale A. Parkison	12,200	—	—	12,200

(1)

No option awards were made under the City Savings Financial Corporation Stock Option Plan (“Option Plan”) during fiscal year 2006 to L. Charles Lukmann III and Dale A. Parkison. As of June 30, 2006, each director had the following aggregate number of options outstanding under the Option Plan: Mr. Lukmann, 2,747 (of which 1,649 were unvested and not exercisable); Mr. Parkison, 2,747 (of which 1,649 were unvested and not exercisable).

(2)

Messrs. Lukmann and Parkison are participants in the City Savings Bank Deferred Director Supplemental Retirement Plan (described below), which provides for the continuation of directors’ fees to a director following his termination as a director. No amounts were accrued by City Savings Bank under this plan with respect to Messrs. Lukmann and Parkison during fiscal year 2006.

Directors’ Fees. City Savings Bank and City Savings Financial pays its directors $300 for each regular meeting attended and $50 for each committee meeting attended. Total fees paid to our directors for the year ended June 30, 2006, were approximately $92,050.

Deferred Director Supplemental Retirement Plan. City Savings Bank has also adopted a Deferred Director Supplemental Retirement Plan which provides for the continuation of directors fees to a director for 120 consecutive months

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immediately following the month in which the director’s status as a director is terminated, subject to the vesting schedule described below. A director’s interest in the Supplemental Plan vests at the rate of 20% per year beginning with the date on which the director completes five years of service on the board, provided that full vesting occurs upon a change in control of City Savings Bank or City Savings Financial. The interests of directors who, as of June 27, 2001, had served at least one year on the board vested immediately upon the adoption of the Supplemental Plan. All directors are participants in the Plan, and Mr. Lukmann and Mr. Parkison each is fully vested in the Plan. The benefits payable to a director under the Supplemental Plan are calculated by multiplying the director’s vested percentage times the rate of directors’ fees paid to the director immediately prior to the date his status as a director terminated. Such benefits continue for 120 consecutive months. In the event that a director’s death occurs prior to the commencement of payments under the Supplemental Plan, or after the commencement of payments but prior to the completion of 120 consecutive months, the benefits payable under the Plan will be paid to the deceased director’s designated beneficiary. If a change of control of City Savings Bank occurs prior to the commencement of the payment of benefits to a director, and either the director’s service as a director of City Savings Bank terminates in connection with the change of control or City Savings Bank directs that such payment of benefits be made to the director in connection with the change of control, the director will be paid the present value of the benefits to which he is entitled calculated under Section 280G of the Code. If a change of control occurs after the commencement of the payment of benefits and City Savings Bank directs that such payment be made, the director will be paid the present value of the benefits to which he is entitled calculated under Section 280G of the Code, so long as the payment is permitted by Section 409A of the Code and its regulations. For the year ended June 30, 2006, City Savings Bank expensed $15,000 to fund the Supplemental Plan.

Compensation Committee Interlocks and Insider Participation

The Stock Compensation Committee of City Savings Financial administers the Option Plan and the RRP and determines the compensation of City Savings Financial’s officers. The members of the Stock Compensation Committee for the fiscal year ended June 30, 2006, were Richard G. Cook and L. Charles Lukmann III. No committee member was, either during or prior to fiscal year 2006, an officer or employee of City Savings Financial or City Savings Bank. All of the members of the Stock Compensation Committee meet the standards for independence for compensation committee members set forth in the Listing Standards of the National Association of Securities Dealers.

Related Party Transactions

Loans and Extensions of Credit. As of March 31, 2007, City Savings Bank had two real estate mortgage loans outstanding to an immediate family member of director L. Charles Lukmann III in the aggregate amount of approximately $76,000. These loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to City Savings Bank, and the loans did not involve more than the normal risk of collectibility or present other unfavorable features. As of March 31, 2007, these loans were performing in accordance with their original terms. Other than as disclosed above, City Savings Bank did not have any loans outstanding to either Mr. Lukmann, Dale A. Parkison, or any other member of their immediate families as of March 31, 2007.

Related Party Transaction Policies. City Savings Bank follows a policy of offering to its directors, executive officers, and employees real estate mortgage loans secured by their principal residences, as well as other loans. Current law and City Savings Bank’s conflict of interest policy authorize us to make loans or extensions of credit to its executive officers, directors, and principal shareholders on the same terms that are available with respect to loans made to persons who are not covered by the conflict of interest policy. All loans to directors and executive officers must be approved in advance by a majority of the disinterested members of the board of directors. City Savings Bank’s policy regarding loans to directors and employees meets the requirements of current law.

Comparison of Rights of Shareholders

Introduction

Upon consummation of the merger, holders of City Savings Financial common stock whose shares are converted into shares of LaPorte Bancorp common stock will become shareholders of LaPorte Bancorp. Accordingly, their rights will be governed by LaPorte Bancorp’s charter and bylaws and federal law while currently their rights are governed by the articles of incorporation and bylaws of City Savings Financial and the Indiana Business Corporation Law. Certain differences arise from differences between the companies’ respective governing documents and between federal law and Indiana corporate law. The following discussion is not intended to be a complete statement of all differences affecting the rights of shareholders, but summarizes material differences and is qualified in its entirety by reference to applicable laws and the key corporate documents of City Savings Financial and LaPorte Bancorp.

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Capitalization

City Savings Financial. The authorized capital stock of City Savings Financial consists of:

•	20,000,000 shares of common stock, without par value; and

•	2,000,000 shares of preferred stock, without par value.

LaPorte Bancorp. The authorized capital stock of LaPorte Bancorp consists of:

•	19,000,000 shares of common stock, $0.01 par value per share; and

•	1,000,000 shares of preferred stock, $0.01 par value per share.

No shares of LaPorte Bancorp common stock or preferred stock or City Savings Financial preferred stock have been issued.

Voting Rights Generally

City Savings Financial. City Savings Financial’s articles of incorporation provide that holders of its common stock are entitled to one vote per share. Holders of common stock do not have cumulative voting rights.

LaPorte Bancorp. LaPorte Bancorp’s charter similarly provides that holders of common stock are entitled to one vote per share and its bylaws provide that there is no cumulative voting in the election of directors.

Action Without A Meeting

City Savings Financial. City Savings Financial’s articles of incorporation provide that shareholders may take action without a meeting if a consent in writing setting forth the action to be taken is signed by all shareholders entitled to vote.

LaPorte Bancorp. LaPorte Bancorp’s bylaws permit shareholders to take any action without a meeting if a consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

Board of Directors

City Savings Financial. City Savings Financial’s articles of incorporation provide that its board must be between five and 15 members with the precise number to be set from time to time by resolution adopted by the total number of directors of City Savings Financial. Currently there are seven directors. Directors are divided into three classes with staggered terms, so that the terms of the classes are scheduled to expire in successive years. At each annual meeting, City Savings Financial’s shareholders elect the members of a single class of directors who are elected to three-year terms. Moreover, City Savings Financial’s by-laws provide that directors of City Savings Financial must be residents of LaPorte or Porter County, Indiana, must have had a loan or deposit relationship with City Savings Bank which they have maintained for nine (9) months prior to their nomination to the board (or in the case of existing directors, prior to September 20, 2001), and, if nonemployee directors, must have served as a member of a civic or community organization based in LaPorte or Porter County, Indiana for at least twelve (12) months during the five years prior to their nomination to the board. City Savings Financial’s board may waive one or more of these requirements for new members appointed to the board in connection with the acquisition of another financial institution by City Savings Financial or the acquisition or opening of a new branch by City Savings Bank. Directors are elected by a plurality of the votes cast.

Under its articles of incorporation, the board has the authority to fill vacancies that occur on the board, including vacancies caused by an increase in the number of directors, although any such newly appointed director would serve until the annual meeting at which the term of the class to which they have been elected expires. Pursuant to City Savings Financial’s articles of incorporation, directors may be removed only for cause and then only by the affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors and cast on the matter at a meeting called for such purpose. Removal for cause is limited to the grounds for termination in the OTS regulation relating to employment contracts of federally-insured savings associations.

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LaPorte Bancorp. LaPorte Bancorp’s charter provides that the board of directors shall consist of not fewer than five nor more than 15 members with the precise number to be set in the bylaws. The bylaws currently set          as the number of directors. LaPorte Bancorp also has a classified board with a single class elected at each annual meeting, Vacancies on the board may also be filled by a majority vote of the board of directors with any such new director serving only until to the next election of directors by the shareholders. LaPorte Bancorp’s bylaws provide that directors may be removed for cause by a majority vote of the outstanding shares of common stock.

LaPorte Bancorp’s bylaws include certain other provisions governing the board of directors. Specifically, the bylaws impose a maximum age limit of          for any individual eligible for election, re-election, appointment or reappointment to the board of directors. The bylaws further provide that a person is not qualified to serve as director if he or she:

•	Is under indictment for or has ever been convicted of a criminal offense involving dishonesty, breach of trust or where the penalty for such offense could be imprisonment for more than one year;

•	Is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or a breach of trust; or

•

Has been found by a regulatory agency to have breached a fiduciary duty involving personal profit or willfully violated any law or regulation governing banking, securities, commodities or insurance or any final cease and desist order.

Nominations of Directors and Proposals for New Business

City Savings Financial. City Savings Financial’s bylaws requires that a stockholder who intends to nominate a candidate for election as a director of City Savings Financial or propose any new business to be taken at a meeting notify its secretary in writing not less than 120 days prior to any such annual meeting; provided, if less than 130 days’ notice is given of the meeting, notification would be timely if delivered to City Savings Financial no later than the 10th day following the day on which notice of the meeting was given. The notification must contain information regarding:

•	the name, business and residential address, age, principal employment and City Savings Financial stock ownership of the nominee;

•	any other information regarding the nominee that would be required to be included in a solicitation of proxies for the election of such nominee; and

•

the name, address as it appears on City Savings Financial’s books and City Savings Financial stock ownership of the shareholder submitting the nomination and, to the extent known, of any other shareholder supporting such nominee.

Proposals for new business are subject to similar prior notice requirements

LaPorte Bancorp. Nominations for director by shareholders must be made in writing and be delivered to the Secretary of LaPorte Bancorp at least [five days] prior to the date of the annual meeting. However, if the nominating committee shall fail to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote. New business proposals by shareholders are also subject to these deadlines. Proposals for new business must set forth a brief description of the proposal as well as certain other additional information.

Amendments to the Articles of Incorporation or Charter

City Savings Financial. Amendments to the articles of incorporation must be approved by a majority vote of City Savings Financial’s board of directors and also by a majority of the outstanding shares of City Savings Financial’s voting shares; provided, however, that approval by at least 80% of the outstanding voting shares is required for certain provisions (i.e., provisions relating to number, classification, and removal of directors; provisions relating to the manner of amending the by-laws; call of special shareholder meetings; criteria for evaluating certain offers; certain business combinations; and amendments to provisions relating to the foregoing). The provisions concerning limitations on the

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acquisition of shares may be amended only by an 80% vote of City Savings Financial’s outstanding shares unless at least two-thirds of City Savings Financial’s Continuing Directors (directors of City Savings Financial on September 20, 2001, or directors recommended for appointment or election by a majority of such directors) approve such amendments in advance of their submission to a vote of shareholders (in which case only a majority vote of shareholders is required).

LaPorte Bancorp. LaPorte Bancorp’s charter provides that no amendment may be made unless first proposed by the board of directors, approved by a majority vote of the shares eligible to be cast and approved or pre-approved by the Office of Thrift Supervision.

Amendments to Bylaws

City Savings Financial. Amendments to City Savings Financial’s bylaws may be made by a majority of the total number of directors of City Savings Financial.

LaPorte Bancorp. LaPorte Bancorp’s bylaws may be amended by a majority vote of the board of directors or by a majority vote of the votes cast by shareholders at any legal meeting and upon receipt of any requisite regulatory approval.

Limited Liability

City Savings Financial. City Savings Financial’s articles of incorporation provide that its directors are not liable to City Savings Financial or its shareholders if in taking or omitting to take action if such person acted:

•	in good faith;

•	with the care of an ordinary prudent person in a like position would have acted under the circumstances and in a manner reasonably believed was in City Savings Financial’s best interests; and

•	without willful misconduct or recklessness.

LaPorte Bancorp. Neither the charter nor the bylaws of LaPorte Bancorp included any similar provision.

Indemnification

City Savings Financial. Section 37 of the Indiana Business Corporation Law, as amended (the “IBCL”), grants to each Indiana corporation broad powers to indemnify directors, officers, employees or agents against expenses incurred in certain proceedings if the conduct in question was found to be in good faith and was reasonably believed to be in the corporation's best interests. This statute provides, however, that this indemnification should not be deemed exclusive of any other indemnification rights provided by the articles of incorporation, by-laws, resolution or other authorization adopted by a majority vote of the voting shares then issued and outstanding. Article 13 of the Articles of Incorporation of City Savings Financial contains indemnification provisions authorized by Section 37 of the IBCL with respect to the directors, officers, employees and agents of the City Savings Financial.

LaPorte Bancorp. LaPorte Bancorp’s bylaws also provide for indemnification to the fullest extent permissible by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of City Savings Financial or LaPorte Bancorp pursuant to the foregoing provisions, or otherwise, the companies have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Special Shareholders’ Meetings

City Savings Financial. Special meetings of City Savings Financial’s shareholders may be called at any time by the chairman of the board or pursuant to a resolution adopted by a majority of its board of directors. Shareholders do not have the right to call special meetings.

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LaPorte Bancorp. The bylaws provide that generally Special Meetings of shareholders may be called at any time by the chairman of the board, the president or the secretary or upon request of the holders of not less than one-tenth of the outstanding shares.

Anti-Takeover Matters and Required Stockholder Votes

In addition to the classification of their boards of directors (as discussed above under “Board of Directors”), both City Savings Financial’s and LaPorte Bancorp’s governing documents and applicable corporation law contain provisions that may be considered to be “anti-takeover” in nature because they may have the effect of discouraging or making more difficult the acquisition of control over the respective company by means of a hostile tender offer, exchange offer, proxy contest or similar transaction.

City Savings Financial. The articles of incorporation require that certain business combinations between City Savings Financial (or any majority-owned subsidiary thereof) and a 10% or greater shareholder either be approved (i) by at least 80% of the total number of outstanding voting shares of City Savings Financial or (ii) by a majority of certain directors unaffiliated with such 10% or greater shareholder or involve consideration per share generally equal to the higher of (A) the highest amount paid by such 10% shareholder or its affiliates in acquiring any shares of the common stock or (B) the “Fair Market Value” (generally, the highest closing bid paid for the common stock during the thirty days preceding the date of the announcement of the proposed business combination or on the date the 10% or greater shareholder became such, whichever is higher).

City Savings Financial’s articles of incorporation also provide that: (i) no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of City Savings Financial (provided that such limitation shall not apply to the acquisition of equity securities by any one or more tax-qualified employee stock benefit plans maintained by City Savings Financial, if the plan or plans beneficially own no more than 25% of any class of such equity security of City Savings Financial); and that (ii) shares beneficially owned in violation of the stock ownership restriction described above shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to a vote of shareholders. For these purposes, a person (including management) who has obtained the right to vote shares of the common stock pursuant to revocable proxies shall not be deemed to be the “beneficial owner” of those shares if that person is not otherwise deemed to be a beneficial owner of those shares.

The articles of incorporation of City Savings Financial also provide that the board of directors of City Savings Financial, when determining to take or refrain from taking corporate action on any matter, including making or declining to make any recommendation to City Savings Financial’s shareholders, may, in connection with the exercise of its judgment in determining what is in the best interest of City Savings Financial, City Savings Bank and the shareholders of City Savings Financial, give due consideration to all relevant factors, including, without limitation, the social and economic effects of acceptance of such offer on City Savings Financial’s customers and the Association’s present and future account holders, borrowers, employees and suppliers; the effect on the communities in which City Savings Financial and the Association operate or are located; and the effect on the ability of City Savings Financial to fulfill the objectives of a holding company and of us or future financial institution subsidiaries to fulfill the objectives of a financial institution under applicable statutes and regulations. The articles of incorporation of City Savings Financial also authorize the board of directors to take certain actions to encourage a person to negotiate for a change of control of City Savings Financial or to oppose such a transaction deemed undesirable by the board of directors including the adoption of so-called shareholder rights plans. By having these standards and provisions in the articles of incorporation of City Savings Financial, the board of directors may be in a stronger position to oppose such a transaction if the board concludes that the transaction would not be in the best interest of City Savings Financial, even if the price offered is significantly greater than the then market price of any equity security of City Savings Financial.

Another potential “anti-takeover” provision in City Savings Financial’s articles of incorporation is the authorization to issue additional shares of common and preferred stock. With respect to the preferred stock, the board of directors may authorize the issuance of such shares with such terms and conditions as it may establish without having to seek further stockholder approval. As a general matter, the existence of unissued and unreserved shares of capital stock provides a board of directors with the ability to cause the issuance of shares of capital stock under circumstances that might prevent or render more difficult or costly the completion of a takeover by diluting the voting or other rights of any proposed acquiror, by creating a substantial voting block in institutional or other hands that might undertake to support the position of a board of directors, or by effecting an acquisition that might complicate or preclude a takeover.

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LaPorte Bancorp. OTS regulations restrict any party from acquiring beneficial ownership of more than 10% of any equity security for a period of three years from the date of the completion of the minority stock offering. In the event shares in excess of that limit are acquired, such excess shares may not be voted or counted as voting shares in connection with any matters submitted to a vote of shareholders.

While LaPorte Bancorp does not have any similar provision requiring the board to consider certain non-price factors in its evaluation of certain business combinations, like City Savings Financial, it does have a substantial number of authorized shares that could be issued in the future without stockholder approval in most circumstances.

Proposal 2 — Adjournment of The Special Meeting

In the event that there are not sufficient votes to approve and adopt the merger agreement at the time of the Special Meeting, City Savings Financial may propose adjournment of the meeting to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by City Savings Financial at the time of the Special Meeting to be voted for an adjournment, if necessary, City Savings Financial is submitting the question of adjournment to its shareholders as a separate matter for their consideration. If it is necessary to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the Special Meeting of the place, date and time to which the Special Meeting is adjourned, if the Special Meeting is adjourned for 120 days or less.

The board of directors of City Savings Financial unanimously recommends that shareholders vote “FOR” the adjournment proposal.

Miscellaneous

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one proxy statement-prospectus to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate special report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our special report or proxy statements, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the Special Meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

Legal Matters

The validity of the shares of LaPorte Bancorp common stock to be issued in connection with the merger will be passed upon for LaPorte Bancorp by Luse Gorman Pomerenk & Schick, P.C., Washington, DC. The federal tax consequences of the merger have been opined upon by Crowe Chizek and Company LLC. Certain legal matters will be passed upon for City Savings Financial and City Savings Bank by Barnes & Thornburg LLP.

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PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

Amount(1)
*SEC Filing Fee	$1,000
*OTS Filing Fee	$14,400
*IDFI Filing Fees	$15,000
*Edgar, Printing, Postage and Mailing	$125,000
*Legal Fees	$300,000
*Underwriters Expenses, Including Counsel’s Fees	$60,000
*Accounting Fees	$100,000
*Appraiser’s Fees	$35,000
*Blue Sky Fees	$15,000
*Business Plan/ Financial Advisor Consultant Fees	$57,500
*Conversion Agent Fees	$30,000
*Certificate Printing	$10,000
*Sales Agent Fees(1)	$200,000
*Miscellaneous	$42,400

TOTAL	$1,005,300

*	Estimated

(1)	LaPorte Bancorp, Inc. has retained Keefe, Bruyette & Woods, Inc. to assist in the sale of common stock on a best efforts basis in the offering.

Item 14.	Indemnification of Directors and Officers

Provisions in the Registrant’s bylaws provide for indemnification of the Registrant’s directors and officers up to the fullest extent authorized by applicable law and regulations of the Office of Thrift Supervision (OTS). Section 545.121 of the OTS regulations are described below.

Generally, federal regulations define areas for indemnity coverage for federal savings associations, which would apply to the Registrant as a federal corporation as follows:

(a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

(i)	Any amount for which that person becomes liable under a judgment in such action; and

(ii)	Reasonable costs and expenses, including reasonable attorneys’ fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

(b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

(i)	Final judgment on the merits is in his or her favor; or

(ii)	In case of:

a.	Settlement,

b.	Final judgment against him or her, or

c.	Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

(c) As used in this paragraph:

(i)	“Action” means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

(ii)	“Court” includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

(iii)	“Final Judgment” means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

(iv)	“Settlement” includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a) List of Exhibits

1.1	Engagement Letter between The LaPorte Savings Bank and Keefe, Bruyette & Woods, Inc.*

1.2	Form of Agency Agreement between LaPorte Bancorp, Inc., LaPorte Savings Bank, MHC, The LaPorte Savings Bank and Keefe, Bruyette & Woods, Inc.

2.1	Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan*

2.2	Agreement and Plan of Merger by and Among The LaPorte Savings Bank and City Savings Financial Corporation and City Savings Bank*

3.1	Charter of LaPorte Bancorp, Inc.

3.2	Bylaws of LaPorte Bancorp, Inc.*

4	Form of Common Stock Certificate of LaPorte Bancorp, Inc.*

5	Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered

8.1	Federal Tax Opinion of Crowe Chizek and Company LLC

10.1	Form of Employment Agreements for Lee A. Brady and Michele M. Thompson

10.2	Supplemental Executive Retirement Plan*

10.3	Deferred Compensation Agreement*

10.4	Group Term Carve Out Plan*

10.5	Employee Stock Ownership Plan and Trust*

21	Subsidiaries of Registrant*

23.1	Consent of Luse Gorman Pomerenk & Schick (contained in Opinion included as Exhibit 5)

23.2	Consent of Crowe Chizek and Company LLC

23.3	Consent of BKD, LLP

23.4	Consent of Keller & Company, Inc.

23.5	Consent of Dale Parkison*

23.6	Consent of L. Charles Lukmann III*

24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between The LaPorte Savings Bank and Keller & Company, Inc.*

99.2	Business Plan Agreement between The LaPorte Savings Bank and RP Financial, L.C.*

99.3	Appraisal Report of Keller & Company, Inc. *,**

99.4	Letter of Keller & Company, Inc. with respect to Subscription Rights*

99.5	Marketing Materials

99.6	Order and Acknowledgment Form

*	Previously filed

**	Supporting financial schedules filed pursuant to Rule 202 of Regulation S-T.

(b) Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of LaPorte, State of Indiana on July 11, 2007.

LAPORTE BANCORP, INC.

By:	/s/ Lee A. Brady
Lee A. Brady President and Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of LaPorte Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Lee A. Brady and Michele M. Thompson, and each of them as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Lee A. Brady or Michele M. Thompson may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Lee A. Brady or Michele M. Thompson shall do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Lee A. Brady Lee A. Brady	President and Chief Executive Officer (Principal Executive Officer)	July 11, 2007

/s/ Michele M. Thompson Michele M. Thompson	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	July 11, 2007

/s/ Joan M. Ulrich Joan M. Ulrich	Chairman of the Board	July 11, 2007

/s/ Paul G. Fenker Paul G. Fenker	Vice Chairman of the Board	July 11, 2007

/s/ Mark A. Krentz Mark A. Krentz	Secretary of the Board	July 11, 2007

/s/ Ralph F. Howes Ralph F. Howes	Director	July 11, 2007

/s/ Jerry L. Mayes Jerry L. Mayes	Director	July 11, 2007

/s/ Thomas D. Sallwasser Thomas D. Sallwasser	Director	July 11, 2007

EXHIBIT INDEX

1.1	Engagement Letter between The LaPorte Savings Bank and Keefe, Bruyette & Woods, Inc.*

1.2	Form of Agency Agreement between LaPorte Bancorp, Inc., LaPorte Savings Bank, MHC, The LaPorte Savings Bank and Keefe, Bruyette & Woods, Inc.

2.1	Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan*

2.2	Agreement and Plan of Merger by and Among The LaPorte Savings Bank and City Savings Financial Corporation and City Savings Bank*

3.1	Charter of LaPorte Bancorp, Inc.

3.2	Bylaws of LaPorte Bancorp, Inc.*

4	Form of Common Stock Certificate of LaPorte Bancorp, Inc.*

5	Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered

8.1	Federal Tax Opinion of Crowe Chizek and Company LLC

10.1	Form of Employment Agreements for Lee A. Brady and Michele M. Thompson

10.2	Supplemental Executive Retirement Plan*

10.3	Deferred Compensation Agreement*

10.4	Group Term Carve Out Plan*

10.5	Employee Stock Ownership Plan and Trust*

21	Subsidiaries of Registrant*

23.1	Consent of Luse Gorman Pomerenk & Schick (contained in Opinion included as Exhibit 5)

23.2	Consent of Crowe Chizek and Company LLC

23.3	Consent of BKD, LLP

23.4	Consent of Keller & Company, Inc.

23.5	Consent of Dale Parkison*

23.6	Consent of L. Charles Lukmann III*

24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between The LaPorte Savings Bank and Keller & Company, Inc.*

99.2	Business Plan Agreement between The LaPorte Savings Bank and RP Financial, L.C.*

99.3	Appraisal Report of Keller & Company, Inc. *,**

99.4	Letter of Keller & Company, Inc. with respect to Subscription Rights*

99.5	Marketing Materials

99.6	Order and Acknowledgment Form

*	To be filed supplementally or by amendment.

**	Supporting financial schedules filed pursuant to Rule 202 of Regulation S-T.

As filed with the Securities and Exchange Commission on July 11, 2007

Registration No. 333-143526

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON

FORM S-1

LaPorte Bancorp, Inc.

LaPorte, Indiana